LEASE
509 W 34, L.L.C.,
a Delaware Limited Liability Company
Landlord
and
ALLIANCEBERNSTEIN L.P.,
a Delaware Limited Partnership
Tenant
for
Entire 25th, 26th, 27th and 28th Floors
66 Hudson Boulevard
New York, New York
April ____, 2019

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1930820.10 29086-0006-000

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Schedule of Exhibits

Exhibit A    Office Premises
Exhibit A-1    Storage Space
Exhibit B    Definitions
Exhibit C-1    Landlord’s Premises Work
Exhibit C-2    Base Building Outline Specification/BOD
Exhibit C-3    Base Building Condition
Exhibit C-4    Logistics Items
Exhibit C-5    List of Base Building Plans
Exhibit D    Land Description
Exhibit E    Cleaning Specifications
Exhibit F    Rules and Regulations
Exhibit G    Approved Signage
Exhibit H    Building Signage Package
Exhibit I    Form of Subtenant SNDA
Exhibit J-1    Form of Living Wage Agreement
Exhibit J-2    HireNYC Statement on Goals
Exhibit K    Tenant Employment Certification Form
Exhibit L    RSF/USF Schedule
Exhibit M-1    Form of Mortgagee SNDA
Exhibit M-2    Form of PILOT SNDA
Exhibit N    Elevator Performance
Exhibit O    Competitor List
Exhibit P    Construction Rules
Exhibit Q    Form of Condominium SNDA
Exhibit R    Shaft Space
Exhibit S    Messenger Center Location
Exhibit T    Form of Memorandum of Lease
Exhibit U    Multi-Tenant Security Desk Locations
Exhibit V    Louver Locations
Exhibit W    Tenant Design Guidelines
Exhibit X    Location of Satellite Dish Area
Exhibit Y    800 Ampere Riser Plan and 1600 Ampere ATS Plan
Exhibit Z    Redundant Primary Condenser Water Riser
Exhibit AA    Termination Milestone Landlord’s Premises Work Obligation
Exhibit BB    Termination Fee Calculation Formula
Exhibit CC    Form of Termination Fee Letter of Credit
Exhibit DD    Landlord’s Contribution Adjustment
1930820.10 29086-0006-000

LEASE

THIS LEASE is made as of the ____ day of April, 2019 (“Effective Date”), between 509 W 34, L.L.C. (“Landlord”), a Delaware limited liability company, and ALLIANCEBERNSTEIN L.P. (“Tenant”), a Delaware limited partnership.
Landlord and Tenant hereby agree as follows:
Article 1

BASIC LEASE PROVISIONS

PREMISES
Subject to Article 31 and Article 32 of this Lease, the entire rentable area of the 25th through and including the 28th floors of the Building (the “Office Premises” and when combined with the Storage Space (as hereinafter defined) collectively, the “Premises”), all as more particularly shown on Exhibit A or, if Landlord notifies Tenant on or before the second anniversary of the Effective Date of a change in the Premises, then, subject to Section 4.3(h), the entire rentable area of 4 other contiguous floors all served by a single elevator bank (it being understood and agreed that any RSF Expansion Space, any Pre-CD Expansion Space and any Expansion Space, all as hereinafter defined, shall also be served by such single elevator bank) and no lower in the Building than the initially stated Office Premises above (the “Initial Office Premises”) in lieu of the Initial Office Premises (the “Substitute Office Premises”) as specified in such notice (the “Relocation Notice”); provided, however, if the rentable area of the Substitute Office Premises is smaller than the rentable area of the Initial Office Premises by more than 5%, then Tenant shall have the option to increase the rentable area of the Substitute Office Premises by adding to the Premises (with any demising work required in connection therewith being performed by Landlord at Landlord’s sole cost and expense) either (a) if the highest floor of the Initial Office Premises is a partial floor, a portion of such floor such that the balance of such floor not leased by Tenant is in increments of one-quarter of the rentable square footage of such floor; or (b) if the highest floor of the Premises is a full floor, a portion of a full floor contiguous thereto in increments of one-quarter of the rentable square footage of such floor, in either case, which particular demising location shall be mutually acceptable to Landlord and Tenant acting in good faith (as applicable, the “Substitute Premises Additional Space”); provided Tenant exercises such option by delivering notice thereof to Landlord within 60 days after Landlord delivers the Relocation Notice to Tenant. Landlord shall also deliver on the Commencement Date the portion of the basement of the Building as more particularly described on Exhibit A-1 attached hereto (“Storage Space”), which shall contain approximately 500 usable square feet. Except as expressly hereinbefore provided in this paragraph, if applicable, the Substitute Premises Additional Space shall be added to the Substitute Office Premises in the same manner as the RSF Expansion Space (as hereinafter defined) would be added to the Premises pursuant to Section 4.3(e)(ii) below, appropriately modified, mutatis mutandis. The Initial Office Premises or Substitute Office Premises, as applicable, shall be deemed to be the “Initial Premises” for all purposes of this Lease.

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BUILDING
The building, fixtures, equipment and other improvements and appurtenances now located or hereafter erected, located or placed upon the land (the “Land”) in Manhattan, New York City, New York, described on Exhibit D currently contemplated to be known as 66 Hudson Boulevard, New York.

REAL PROPERTY	The Building, together with the Land.
COMMENCEMENT DATE
The date upon which Landlord delivers the Premises vacant, broom clean, free of personal property and with respect to the Office Premises, with the work described on Exhibit C-1 attached hereto (“Landlord’s Premises Work”) other than items 20, 23, 24, 25, 26, 28 and 30 (collectively, the “Post-Turnover Work”) Substantially Completed, but not prior to January 1, 2024. Landlord’s Premises Work, excluding the Post-Turnover Work, is herein referred to as the “Turnover Work”.

RENT COMMENCEMENT DATE	As defined in Section 2.5 hereof.
EXPIRATION DATE
If the Rent Commencement Date shall be the 1st day of a calendar month, then the date which is the day immediately preceding the 20th anniversary of the Rent Commencement Date, or if the Rent Commencement Date shall be other than the 1st day of a calendar month, then the date which is the last day of the month in which the 20th anniversary of the Rent Commencement Date occurs (the “Initial Expiration Date”), or the last day of any renewal or extended term, if the Term of this Lease is extended in accordance with any express provision hereof.

TERM	The period commencing on the Commencement Date and ending on the Expiration Date.
PERMITTED USES
Without limiting the provisions of Article 3, executive, administrative and general offices and such ancillary uses as shall be reasonably required in connection therewith (provided the Storage Space may only be used as a mailroom and/or for storage purposes), which uses shall always be consistent with such uses in and the operation of Comparable Buildings and in compliance with Requirements and, subject to Section 3.3, the Base Building CO, all as more particularly described in Article 3.

TENANT’S PROPORTIONATE SHARE
A fraction (expressed as a percentage), the numerator of which is the Agreed Area of the Office Premises (and, with respect to Taxes only, the Agreed Area of the Storage Space), and the denominator of which is the Agreed Area of Building (as hereinafter defined), which, for the Initial Premises as of the Effective Date, shall be (a) in respect of Taxes, 6.7013% and, (b) in respect of Operating Expenses, 6.7509% (subject to adjustment in each such case as set forth in Section 4.3). Except as set forth in Section 4.3 (and, as applicable pursuant to the terms of Section 9.5), Tenant’s Proportionate Share shall not be increased or decreased during the Term other than to reflect the addition or deletion of leasable space in the Premises (whether pursuant to any of Landlord’s or Tenant’s rights expressly provided herein or otherwise) or as a result of additions or deletions to the Agreed Area of Building which are within the footprint of the Land and as permitted under this Lease. Any calculation of Tenant’s Proportionate Share shall be to 4 decimal points.

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AGREED AREA OF BUILDING
In respect of Taxes, 2,831,187 rentable square feet and, in respect of Operating Expenses, 2,802,975 rentable square feet, (subject to adjustment in each such case as set forth in Section 4.3 and, as applicable, Section 9.5).

AGREED AREA OF PREMISES
The rentable square footage of the Premises, from time to time, as shown on Exhibit L attached hereto (as the same may be adjusted and updated pursuant to Section 4.3), which, as of the Effective Date, in respect of the Office Premises (the “Agreed Area of the Office Premises”) is 189,226 rentable square feet, and in respect of the Storage Space (the “Agreed Area of the Storage Space”), is 500 usable square feet of Storage Space.

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FIXED RENT
Lease Years 1-5

Floor
Rentable Square Feet
PSF
Annual Fixed Rent
Monthly Fixed Rent

25th Floor
47,808
$105
$5,019,863.00
$418,322.00

26th Floor
46,734
$105
$4,907,096.00
$408,925.00

27th Floor
47,447
$105
$4,981,890.00
$415,158.00

28th Floor
47,237
$105
$4,959,884.00
$413,324.00

Lease Years 6-10

Floor
Rentable Square Feet
PSF
Annual Fixed Rent
Monthly Fixed Rent

25th Floor
47,808
$114
$5,450,137.00
$454,178.00

26th Floor
46,734
$114
$5,327,704.00
$443,975.00

27th Floor
47,447
$114
$5,408,910.00
$450,742.00

28th Floor
47,237
$114
$5,385,016.00
$448,751.00

Lease Years 11-15

Floor
Rentable Square Feet
PSF
Annual Fixed Rent
Monthly Fixed Rent

25th Floor
47,808
$123
$5,880,411.00
$490,034.00

26th Floor
46,734
$123
$5,748,312.00
$479,026.00

27th Floor
47,447
$123
$5,835,929.00
$486,327.00

28th Floor
47,237
$123
$5,810,149.00
$484,179.00

Lease Years 16-20

Floor
Rentable Square Feet
PSF
Annual Fixed Rent
Monthly Fixed Rent

25th Floor
47,808
$132
$6,310,685.00
$525,890.00

26th Floor
46,734
$132
$6,168,921.00
$514,077.00

27th Floor
47,447
$132
$6,262,948.00
$521,912.00

28th Floor
47,237
$132
$6,235,282.00
$519,607.00

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Fixed Rent for the Storage Space shall be the product of (i) 35% by (ii) the above PSF amounts of Annual Fixed Rent payable for the Office Premises by (iii) the Agreed Area of the Storage Space, and payable at the times and in the manner as Annual Fixed Rent is payable for the Office Premises. If Landlord sends the Relocation Notice, the Fixed Rent per rentable square foot of the Substitute Office Premises shall equal the Fixed Rent per rentable square foot of the Initial Office Premises set forth above (i.e., $105.00 for Lease Years 1-5; $114.00 for Lease Years 6-10; $123.00 for Lease Years 11-15; and $132.00 for Lease Years 16-20, each multiplied by the rentable square feet of the Substitute Office Premises). If Landlord gives Tenant a Relocation Notice, Landlord and Tenant, at either party’s request, shall promptly execute and exchange an appropriate agreement specifying the new Fixed Rent applicable to the Premises in a form reasonably satisfactory to both parties, but no such agreement shall be necessary in order to make the provisions hereof effective.

ADDITIONAL RENT
All sums other than Fixed Rent payable by Tenant to Landlord under this Lease, including, without limitation, Recurring Additional Rent (as hereinafter defined), late charges, overtime or excess service charges, damages, and interest and other costs related to Tenant’s failure to perform any of its obligations under this Lease. For all purposes of this Lease, “Recurring Additional Rent” means, collectively, PILOT Payments, Tax Payments, Impositions Payments, Additional Tax Payments and Tenant’s Operating Payments.

RENT	Fixed Rent and Additional Rent, collectively.
INTEREST RATE	The lesser of (i) 2% per annum above the then-current Base Rate, and (ii) the maximum rate permitted by applicable law.

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TENANT’S ADDRESS FOR NOTICES
AllianceBernstein L.P.
One Nashville Place
150 4th Ave. N
Nashville, Tennessee 37219
Attn: General Counsel

Copies to (until Tenant commences business operations from the Premises):

AllianceBernstein L.P.
1345 Sixth Avenue
New York, New York 10105
Attn: General Counsel

and

AllianceBernstein L.P.
1345 Sixth Avenue
New York, New York 10105
Attn: SVP, Counsel and Corporate Secretary

and

AllianceBernstein L.P.
1345 Sixth Avenue
New York, New York 10105
Attn: Corporate Real Estate

Copies to (from and after Tenant commences business operations from the Premises):

AllianceBernstein L.P.
66 Hudson Boulevard
New York, New York 10001
Attn: General Counsel

and

AllianceBernstein L.P.
66 Hudson Boulevard
New York, New York 10001
Attn: SVP, Counsel and Corporate Secretary

and

AllianceBernstein L.P.
66 Hudson Boulevard
New York, New York 10001
Attn: Corporate Real Estate

And copies to (in either case):

Fried, Frank, Harris, Shriver & Jacobson LLP
One New York Plaza
New York, New York 10004
Attn: Ross Silver, Esq.

and

leaseadminstration@alliancebernstein.com (provided that failure to send such notice to such email address shall not vitiate the effectiveness of such notice if sent to the other addresses for Tenant set forth above in accordance with Article 22)

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LANDLORD’S ADDRESS FOR NOTICES	509 W 34, L.L.C. c/o Tishman Speyer Properties, L.P. 45 Rockefeller Plaza New York, New York 10111 Attn: Chief Financial Officer
Copies to: 509 W 34, L.L.C. c/o Tishman Speyer Properties, L.P. 45 Rockefeller Plaza New York, New York 10111 Attn: Property Manager
and: Tishman Speyer Properties, L.P. 45 Rockefeller Plaza New York, New York 10111 Attn: Chief Legal Officer
TENANT’S BROKER	Newmark Knight Frank.
LANDLORD’S AGENT	Tishman Speyer Properties, L.P. or any other Person designated at any time and from time to time by Landlord as Landlord’s Agent.
LANDLORD’S CONTRIBUTION
Initially, $100 per rentable square foot of the Agreed Office Area of the Premises, as adjusted to $96.41 per rentable square foot of the Agreed Area of the Office Premises in accordance with Exhibit DD attached hereto, and subject to further adjustment as otherwise provided in this Lease (including in any Exhibits).

All capitalized terms used in this Lease without definition are defined in Exhibit B.
Article 2

PREMISES, TERM, RENT
Section 38.1Lease of Premises. Subject to the terms of this Lease, Landlord leases to Tenant and Tenant leases from Landlord the Premises for the Term. In addition, Landlord grants to Tenant the right to use, on a non-exclusive basis and in common with other tenants, the Common Areas.
Section 38.2Commencement Date. (a) Landlord and Tenant acknowledge that effective as of the Effective Date, this Lease shall be a binding obligation of Landlord and Tenant irrespective of whether the Commencement Date has occurred. The Term of this Lease shall commence on the Commencement Date and, unless sooner terminated or extended as hereinafter provided, shall end on the Expiration Date. Except as otherwise expressly provided in this Lease, if Landlord does not tender possession of the Premises to Tenant on or before any specified date, for any reason whatsoever, Landlord shall not be liable for any damage thereby, this Lease shall not be void or voidable thereby, the Term shall not commence until the occurrence of the Commencement Date and the same shall not affect any obligations of Tenant hereunder. Except as otherwise expressly provided in this Lease, there shall be no postponement of the Commencement Date (or the Rent Commencement Date) for (i) any delay in the delivery of possession of the Premises which results from Tenant Delay or (ii) any delay by Landlord in the performance of the Post-Turnover Work and any Punch List Items relating to Landlord’s Premises Work, subject to the terms of this Lease. The provisions of this Section 2.2(a) are

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intended to constitute “an express provision to the contrary” within the meaning of Section 223-a of the New York Real Property Law or any successor Requirement.
(a)Landlord shall send Tenant a notice not later than 30 days prior to the date when Landlord reasonably anticipates delivering the Premises to Tenant with the Turnover Work Substantially Complete. Landlord shall give notice to Tenant (each, a “Landlord’s SC Notice”) on or before the date which is 10 Business Days prior to the date (the “Anticipated Commencement Date”) the Turnover Work is Substantially Complete and the date (the “Anticipated Post-Turnover Work SC Date”; the Anticipated Commencement Date and/or the Anticipated Post-Turnover Work SC Date, as applicable, the “SC Date”) the Post-Turnover Work is Substantially Complete. Upon delivery of an Landlord’s SC Notice, such Landlord’s Premises Work shall be deemed Substantially Complete on the applicable SC Date and, with respect to the Turnover Work only, the Premises shall be deemed delivered to Tenant on the Anticipated Commencement Date subject to Tenant’s right to dispute the same as provided below in in this Section 2.2(b). On or within 5 Business Days after the applicable SC Date, Landlord and Tenant shall jointly inspect the Premises (an “SC Inspection”). Within 5 Business Days after any such SC Inspection, Tenant shall send Landlord a notice (each, a “Tenant’s SC Notice”) stating whether or not Tenant agrees that such Landlord’s Premises Work is Substantially Complete (and if Tenant fails to give Landlord such notice prior to the expiration of such 5-Business Day period, then Tenant shall be deemed to have agreed that such Landlord’s Premises Work is Substantially Complete). If Tenant concludes that such Landlord’s Premises Work is not Substantially Complete, then Tenant shall specify and list in reasonable detail in Tenant’s SC Notice all items asserted to be incomplete or unsatisfactorily completed (excluding the Post-Turnover Work (with respect to the Turnover Work only) and Punch List Items relating to Landlord’s Premises Work) (the “Incomplete Work”). If Tenant concludes that such Landlord’s Premises Work is Substantially Complete, Tenant shall include in Tenant’s SC Notice, a punch list setting forth any Punch List Items relating to such Landlord’s Premises Work (other than the Post-Turnover Work (with respect to the Turnover Work only) (and if Tenant fails to give Landlord such punch list prior to the expiration of such 5-Business Day period, then (a) such Landlord’s Premises Work shall be deemed to be Substantially Complete on the date set forth in the applicable Landlord’s SC Notice and (b) there shall be no Punch List Items relating to such Landlord’s Premises Work. If within 5 Business Days after Tenant’s timely delivery of a Tenant’s SC Notice asserting Incomplete Work, Landlord and Tenant have not agreed upon whether or not there is any Incomplete Work, then either party may submit any dispute concerning the Incomplete Work to expedited arbitration in accordance with the provisions of Article 36. Landlord, at Landlord’s sole cost and expense, shall commence the completion of such Incomplete Work in accordance with good construction practices as soon as practicable after the later to occur of (i) the date on which Landlord and Tenant shall have confirmed their agreement to the Incomplete Work in writing, and (ii) the date on which the item(s) set forth on the punch list shall have been determined pursuant to this Section 2.2(b). Once Landlord reasonably believes such Incomplete Work has been Substantially Completed, Landlord shall deliver to Tenant a Landlord’s SC Notice and, within 3 Business Days following Landlord’s notice to Tenant of such Substantial Completion, Landlord and Tenant will jointly perform an SC Inspection to determine if Tenant agrees that the Incomplete Work has been Substantially Completed. If it is resolved or the parties otherwise agree that such Landlord’s Premises Work was not Substantially Complete on the SC Date set forth in the applicable Landlord’s SC Notice, then the date such Landlord’s Premises Work is Substantially Complete (or, in the event of the Turnover Work, the Commencement Date), shall be the date as so resolved or agreed. If within 5 Business Days after Tenant’s timely delivery of the applicable punch list, Landlord and Tenant have not agreed upon a final list of Punch List Items relating to the applicable Landlord’s Premises Work in writing, then either party may submit any dispute concerning the Punch List to expedited arbitration in accordance with the provisions of Article 36. Landlord, at Landlord’s sole cost and expense, shall complete all Punch List Items relating to Landlord’s Premises Work set forth on the agreed upon punch list in accordance with good construction practices, and shall use reasonable efforts to complete all such Punch List Items relating to Landlord’s Premises Work within 45 days after the later to occur of (A) the date on which Landlord and Tenant shall have confirmed their agreement to the punch list in writing and (B) the date on which the Punch List Items relating to Landlord’s Premises Work set forth on the punch list shall

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have been determined pursuant to Article 36, except for any Punch List Items relating to Landlord’s Premises Work that (I) in accordance with good construction scheduling practices should only be completed after completion by Tenant of one or more item(s) of the Initial Installations; it being agreed that Landlord shall commence completion of any such Punch List Items relating to Landlord’s Premises Work within 10 Business Days (or as soon as reasonably practicable thereafter) after Landlord’s receipt of notice from Tenant of completion of the item(s) of the Initial Installations in question, and Landlord shall prosecute completion of such Punch List Items relating to Landlord’s Premises Work diligently and with continuity until completion) or (II) cannot, with due diligence, be completed within such 45-day period (provided that promptly (but not more than 10 Business Days) after the dates set forth in clause (A) or clause (B) above), Landlord shall diligently commence and prosecute the same with continuity to completion. Subject to Section 6.3 (as if the Punch List Items relating to Landlord’s Premises Work are Restorative Work (as hereinafter defined in Section 6.3)) and Article 14, Tenant shall provide Landlord with such access to the Premises to perform the Post-Turnover Work and Punch List Items relating to Landlord’s Premises Work as may be reasonably required by Landlord to complete the Post-Turnover Work and Punch List Items, and Tenant will use reasonable efforts to avoid any interference with the performance of the Post-Turnover Work and Punch List Items relating to Landlord’s Premises Work. Subject to Section 6.3 (as if the Post-Turnover Work and Punch List Items relating to Landlord’s Premises Work are Restorative Work), Landlord’s performance of the Post-Turnover Work and Punch List Items relating to Landlord’s Premises Work shall not interfere beyond a de minimis extent with Tenant’s performance of the Initial Installations. Except as otherwise provided in Section 2.8(b)(vii), there shall be no Rent abatement or allowance to Tenant for a diminution of rental value, no actual or constructive eviction of Tenant, in whole or in part, no relief from any of Tenant’s other obligations under this Lease, and no liability on the part of Landlord, by reason of inconvenience, annoyance or injury to business arising from the performance of the Post-Turnover Work and Punch List Items relating to Landlord’s Premises Work or the storage of any materials in connection therewith; provided that Landlord complies with the applicable provisions of Section 6.3 (as if the Post-Turnover Work and Punch List Items relating to Landlord’s Premises Work are Restorative Work). Notwithstanding the foregoing provisions of this Section 2.2(b), Tenant may notify Landlord of latent defects and other items not then reasonably observable in the Premises, in each case with respect to Landlord’s Premises Work, which could not reasonably have been observed by Tenant at the time of the applicable SC Inspection on or before the earlier of (1) the 18-month anniversary of the Commencement Date (with respect to the Turnover Work), (2) the 18-month anniversary of the date the Post-Turnover Work is determined to be Substantially Complete (with respect to the Post-Turnover Work) and (3) the date that is 60 days after Tenant first becomes aware of such defective item of Landlord’s Premises Work, and, in the event of a timely notice from Tenant, Landlord shall promptly make or cause to be made such necessary repairs and replacements with respect thereto (which obligations, for the avoidance of doubt, shall survive the completion of the performance of Landlord’s Premises Work and the Initial Installations).
(b)Once the Commencement Date is determined, Landlord and Tenant shall execute an agreement stating the Commencement Date, the Rent Commencement Date and the Expiration Date, but the failure to do so will not affect the determination of such dates.
Section 38.3Payment of Rent. Tenant shall pay to Landlord, without notice or demand, and without any set-off, counterclaim, abatement or deduction whatsoever, except as may be expressly set forth in this Lease, in lawful money of the United States by wire transfer of funds, (i) Fixed Rent in equal monthly installments, in advance, on the 1st day of each month during the Term, commencing on the Rent Commencement Date, and (ii) Additional Rent, at the times and in the manner set forth in this Lease. Except as expressly provided to the contrary in this Lease and excluding Fixed Rent, any Additional Rent for which no time period is expressly provided in this Lease for the payment thereof shall become due and payable by Tenant to Landlord within 30 days after delivery to Tenant of Landlord’s reasonably detailed invoice for such amount.

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Section 38.4First Month’s Rent. If the Rent Commencement Date is on the 1st day of a month, then on the Rent Commencement Date Tenant shall pay the 1st month’s Fixed Rent payment. If the Rent Commencement Date is not the 1st day of a month, then on the Rent Commencement Date Tenant shall pay Fixed Rent for the period from the Rent Commencement Date through the last day of such month, appropriately pro-rated to account for the period of less than a full calendar month.
Section 38.5Rent Abatement. Notwithstanding any provision of this Lease to the contrary and provided this Lease is in full force and effect and no Event of Default then exists, Fixed Rent and Recurring Additional Rent shall be abated for a period (the “Free Rent Period”) commencing on the Commencement Date and ending on December 31, 2024 (it being understood that so long as Tenant cures any Event of Default and this Lease is not terminated, Tenant shall be entitled to the full amount of the credit referred to above in respect of the Premises). The day immediately following the last day of the Free Rent Period shall be referred to in this Lease as the “Rent Commencement Date”; provided that, for purposes of Article 7 only, if an Event of Default occurs during the Free Rent Period, the Rent Commencement Date shall be deemed to be the date on which such Event of Default occurred (but the foregoing shall not vitiate Tenant’s rights to any abatement of Rent thereunder as a result of the early occurrence of the Rent Commencement Date that Tenant is otherwise entitled upon a cure of such Event of Default pursuant to the first sentence of this Section 2.5). In the event a fire or other casualty or other event occurs during the Free Rent Period that entitles Tenant to an abatement of Rent pursuant to terms of this Lease with respect to all or a portion of the Premises, the Free Rent Period (in the case of such an abatement with respect to the entire Premises), or the Free Rent Period as to the applicable portion of the Premises (in the case of such an abatement with respect to a portion of the Premises), shall be tolled for the entire period of such abatement and shall resume when Rent would otherwise recommence with respect to the Premises (or applicable portion thereof), pursuant to this Lease.
Section 38.6Landlord Delay. If a Landlord Delay occurs, then, as Tenant’s sole remedy for such Landlord Delay (except specific remedies set forth in this Lease, in which case the occurrences for which such section apply shall not be deemed a Landlord Delay), (a) Tenant shall receive a credit equal to one days’ Fixed Rent and Recurring Additional Rent (on an RSF basis) payable by Tenant for the portion of the Premises the subject of such Landlord Delay as of the Rent Commencement Date for the Premises, for each day of such Landlord Delay and (b) Landlord shall reimburse Tenant for out-of-pocket costs incurred by Tenant (without duplication) solely as a direct result of Landlord Delay. Notwithstanding any other provision herein to the contrary, to the extent that there is a simultaneous delay resulting from a Landlord Delay and an Unavoidable Delay (i.e., the specific period of delay is caused by both a Landlord Delay and an Unavoidable Delay), such that such specific period of delay would have occurred solely from an Unavoidable Delay even if Landlord Delay had not occurred, the number of days of such simultaneous delay shall be deemed to be an Unavoidable Delay. Notwithstanding anything to the contrary contained in this Lease, Tenant shall not be entitled to any of the credits against Fixed Rent and Recurring Additional Rent on account of a Landlord Delay if such Landlord Delay occurs on the same day or days (or is for the same underlying act or omission) as an occurrence under any other Section of this Lease, which causes a deferral or extension of the Rent Commencement Date (or provides Tenant with a rent abatement or credit) for the space affected by such Landlord Delay (i.e., not “double” counted).
Section 38.7Termination Milestone Dates. (a) If (i) on or before July 1, 2022 (as the same shall be extended by Unavoidable Delay which actually delays such installation, the “Steel Milestone Date”), Landlord shall not have installed steel

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framing through the 25th floor (the “Steel Milestone”), Tenant shall have the right as its sole and exclusive remedy (subject to the terms below) to terminate this Lease by sending written notice to Landlord of such termination on or before the date which is 90 days after the Steel Milestone Date, subject to the terms below. If Tenant properly exercises its right to terminate this Lease in accordance with the terms of this Section 2.7(a), then, except as otherwise provided below, this Lease shall terminate upon the date that is 30 days after Tenant’s termination notice is delivered to Landlord as if such date were the Expiration Date; provided, however, if the Steel Milestone is satisfied on or before the date that is 30 days after Tenant delivered any such notice of termination, this Lease shall not be so terminated and Tenant’s termination right under this Section 2.7(a) shall be null and void and this Lease shall remain in full force and effect.
(a)If Substantial Completion of the work set forth on Exhibit AA attached hereto (the “Termination Milestone Landlord’s Premises Work Obligation”) has not occurred on or before January 1, 2023 (as the same is extended by Unavoidable Delay which actually delays completion of the Termination Milestone Landlord’s Premises Work Obligation, the “First Landlord’s Work Milestone Date”), then Tenant shall have the right as its sole and exclusive remedy (subject to the terms below) to terminate this Lease by sending written notice to Landlord of such termination on or before the date which is 60 days after the First Landlord’s Work Milestone Date. If Tenant properly exercises its right to terminate this Lease in accordance with the terms of this Section 2.7(b), then, except as otherwise provided below, this Lease shall terminate upon the date which is 30 days after Tenant’s termination notice is delivered to Landlord as if such date were the Expiration Date; provided, however, if the Termination Milestone Landlord’s Premises Work Obligation has been Substantially Completed (or is deemed to have been Substantially Completed) on or before the date that is 30 days after Tenant delivered any such notice of termination, this Lease shall not be so terminated and Tenant’s termination right under this Section 2.7(b) shall be null and void and this Lease shall remain in full force and effect. Failure by Tenant to exercise such right to terminate this Lease pursuant to this Section 2.7(b) within the time period expressly set forth above shall constitute a waiver of such right and this Lease shall remain in full force and effect.
(b)If Substantial Completion of Landlord’s Premises Work and Landlord’s Building Work has not occurred on or before January 1, 2025 (as the same is extended by Unavoidable Delay and/or Tenant Delay which actually delays completion of Landlord’s Premises Work and/or Landlord’s Building Work, the “Second Landlord’s Work Milestone Date”), then either Landlord or Tenant shall have the right (the “Outside Termination Right”) as its sole and exclusive remedy (subject to the terms below) to terminate this Lease by sending written notice to the other party of such termination on or before the date which is 30 days after the Second Landlord’s Work Milestone Date; provided that, with respect to a termination by Landlord, Landlord has also terminated the leases of all other office tenants of the Building other than the Pfizer Lease (as hereinafter defined) (except to the extent Landlord has such termination right in the Pfizer Lease). Notwithstanding the foregoing, Landlord shall have the right, in its sole discretion, to exercise the Outside Termination Right if Substantial Completion of Landlord’s Premises Work and Landlord’s Building Work has not yet occurred, on or after January 1, 2024, provided that Tenant has theretofore entered into a lease in New York City for a substantially similar or greater amount of rentable square footage of office space as the Agreed Area of the Office Premises in lieu of space in the Building. If Landlord or Tenant properly exercises its right to terminate this Lease in accordance with the terms of this Section 2.7(c), then this Lease shall terminate upon the date that is 30 days after such party’s termination notice is delivered to the other party as if such date were the Expiration Date. Failure by Landlord or Tenant to exercise such right to terminate this Lease pursuant to this Section 2.7(c) within the time period expressly set forth above shall constitute a waiver of such right and this Lease shall remain in full force and effect.
(c)Notwithstanding the foregoing, in no event shall any extension of the Steel Milestone Date, the First Landlord’s Work Milestone Date and/or the Second Landlord’s

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Work Milestone Date, by reason of Unavoidable Delay under this Section 2.7, when aggregated, exceed 180 days.
(d)In the event this Lease is terminated by Tenant or Landlord pursuant to, and in accordance with, the provisions of this Section 2.7, Landlord shall pay to Tenant, within 30 days after the termination date, as liquidated damages and Tenant’s sole remedy, the applicable Termination Fee. For the purposes hereof, “Termination Fee” means with respect to a termination (i) under Section 2.7(a), $10,000,000.00; (ii) under Section 2.7(b), $23,612,170.00 (subject to adjustment as hereinafter provided); and (iii) under Section 2.7(c), $23,612,170.00 (subject to adjustment as hereinafter provided). Notwithstanding the foregoing, the Termination Fee set forth in clause (ii) and clause (iii) of this Section 2.7(e) (as adjusted, the “Maximum Termination Fee Amount”) shall be subject to appropriate adjustment in accordance with the formula attached hereto as Exhibit BB in the event that the Agreed Area of the Office Premises changes prior to the applicable termination milestone date, including, without limitation, pursuant to Section 4.3 below, or to account for the Substitute Office Premises, the addition of any Pre-CD Expansion Space, and/or the subtraction of any Pre-CD Contraction Space, if and as applicable. The provisions of this Section 2.7(e) shall survive the Expiration Date.
Section 38.8Non-Termination Milestone Dates.
(a)Without limiting Tenant’s remedies in Section 2.7, in the event that any of the events described in clauses (i)–(viii) of this Section 2.8(a) (each, a “Milestone”) are not satisfied by the applicable date set forth below (each, a “Milestone Date”), Tenant shall have the remedies set forth in Section 2.8 below, subject to the terms and conditions of this Section 2.8:
(i)Substantial Completion of the Turnover Work on or before January 1, 2024 (as the same is extended by Unavoidable Delay which actually delays Substantial Completion of the Turnover Work);
(ii)Substantial Completion of the Storage Space in substantial accordance with the Base Building Plans, with all essential services available for Tenant’s use in substantial accordance with Section 10.21, on or before the Commencement Date (as such Milestone Date shall be extended by Unavoidable Delay which actually delays satisfaction of this Milestone and which Unavoidable Delay has not already been taken into account with respect to extension of the satisfaction of the Milestone described in Section 2.8(a)(i) above (i.e., no “double counting” for the same the same instance of Unavoidable Delay));
(iii)Satisfaction of each of the following, on or before the Commencement Date (as such Milestone Date shall be extended by Unavoidable Delay which actually delays satisfaction of this Milestone and which Unavoidable Delay has not already been taken into account with respect to extension of the satisfaction of the Milestone described in Section 2.8(a)(i) above (i.e., no “double counting” for the same the same instance of Unavoidable Delay), and/or Tenant Delay which actually delays satisfaction of this Milestone):
A.All services specified as items 1, 2 and 3 on Exhibit C-4 available for Tenant’s use and Substantial Completion of all work specified in item 9 on Exhibit C-4 (including the Live Load Upgrade, if timely elected and required to be performed by Landlord) in substantial accordance with Exhibit C-4;
B.Substantial Completion of the Passenger Work Elevators, operational for Tenant’s exclusive use in substantial accordance with Section 10.2;
C.Substantial Completion of the Building loading dock (or, in the alternative, equivalent loading provisions for Tenant requirements on-site), which Tenant and other tenants have the right to use, in substantial accordance with the

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Base Building Plans, operational and available for Tenant’s non-exclusive use;
D.Substantial Completion of all Building freight elevators (or, in the alternative, outside hoists), which Tenant and other tenants have the right to use, in substantial accordance with the Base Building Plans, operational and available for Tenant’s non-exclusive use;
E.Substantial Completion of the Terrace, available for Tenant’s exclusive use in substantial accordance with Section 33.1(a); and
F.Substantial Completion of the Terrace Landscaping in substantial accordance with Section 33.1(a).
(iv)Removal of all hoists and temporary enclosures and weather rooms with respect thereto, repair in all material respects of any damage caused from removing the hoist, installation (and making weather tight) of all of the curtain wall and windows of the Building, on or before June 1, 2024 (as such Milestone Date shall be extended by Unavoidable Delay and/or Tenant Delay which actually delays satisfaction of this Milestone);
(v)Substantial Completion of the construction of each of the following, open and operational for Tenant’s non-exclusive use, on or before June 1, 2024 (as same shall be extended by Unavoidable Delay and/or Tenant Delay which actually delays satisfaction of this Milestone):
A.all passenger elevators in the Tenant Elevator Bank in substantial accordance with the Base Building Plans;
B.each Multi-Tenant Lobby, including each Multi-Tenant Security Desk and all elevator vestibules therein, in substantial accordance with the Base Building Plans and either the completion of all finishes of a public corridor spanning the core of the Building on the north side of the Building (the “North Corridor”) connecting on each end to Hudson Boulevard and 10th Avenue lobbies respectively, or the completion of temporary work visually separating the North Corridor from Multi-Tenant Lobbies in a manner intended to provide a permanent appearance utilizing finishes from the architectural vocabulary of the Multi-Tenant Lobbies;
C.the bicycle storage room in substantial accordance with Section 10.18;
D.the Messenger Center in substantial accordance with the Base Building Plans,
E.the Garage open and available for use;
F.the Building loading dock (or, in the alternative, equivalent loading provisions for Tenant requirements on-site), which Tenant and other tenants have the right to use, in substantial accordance with the Base Building Plans; and
G.all Building freight elevators which Tenant and other tenants have the right to use, in substantial accordance with the Base Building Plans.
(vi)Substantial Completion of the Terrace and Terrace Landscaping available for Tenant’s exclusive use in substantial accordance with Section 33.1(a), on or before June 1, 2024 (as same shall be extended by Unavoidable Delay and/or Tenant Delay which actually delays satisfaction of this Milestone);

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(vii)Satisfaction of each of the following on or before June 1, 2024 (as such Milestone Date shall be extended by Unavoidable Delay and/or Tenant Delay which actually delays satisfaction of this Milestone):
A.Issuance of temporary zero occupancy certificate of occupancy for the core and shell of the Building on or before June 1, 2024 (as same shall be extended by Unavoidable Delay and/or Tenant Delay which actually delays satisfaction of this Milestone); and
B.Substantial Completion of the Post-Turnover Work; and
(viii)Substantial Completion of Landlord’s Building Work which if not Substantially Complete adversely affects Tenant’s (i) performance of the Initial Installations and/or (ii) ability to occupy and use the Premises for the Permitted Uses, in either case, beyond a de minimis extent, on or before April 1, 2024 (as such Milestone Date shall be extended by Unavoidable Delay and/or Tenant Delay which actually delays satisfaction of this Milestone).
(b)In the event that Landlord has not achieved (or deemed to have achieved) any of the Milestones by the applicable Milestone Date, then the following terms and conditions shall apply:
(i)With respect to the Milestone in Section 2.8(a)(i), if there is an actual delay in Tenant’s completion of the Initial Installations and its ability to commence occupancy of the Premises (i.e., but for such Landlord failure Tenant would have completed its Initial Installations and commenced occupancy of the Premises in accordance with Tenant’s documented construction and move-in schedule (the number of days of any such delay being herein called “Actual Delay”) by a particular date (but not earlier than October 1, 2024) (the “Anticipated Occupancy Date”), then, if this Lease is then in full force and effect, as liquidated damages and Tenant’s sole remedy for not achieving the Milestone in Section 2.8(a)(i) on or before the applicable Milestone Date (except as otherwise expressly provided in this Section 2.8 or in Section 2.7 above), Tenant shall receive a credit against Fixed Rent and Recurring Additional Rent, to be applied from and after the Rent Commencement Date, with respect to the Initial Office Premises, equal to (A) 100% of Fixed Rent and Recurring Additional Rent with respect to the Initial Office Premises on a per diem basis for days for days 1–90 after the applicable Milestone Date until the Milestone is achieved (or deemed to be achieved); (B) 150% of Fixed Rent and Recurring Additional Rent with respect to the Initial Office Premises on a per diem basis for days 91–150 after the applicable Milestone Date until the Milestone is achieved (or deemed to be achieved); and (C) 200% of Fixed Rent and Recurring Additional Rent with respect to the Initial Office Premises on a per diem basis for each day from and after day 151 after the applicable Milestone Date until the Milestone is achieved (or deemed to be achieved), in each case only to the extent of any Actual Delay;
(ii)With respect to the Milestone in Section 2.8(a)(ii), if there is an Actual Delay in Tenant’s completion of the Initial Installations and its ability to commence occupancy of the Storage Space by the Anticipated Occupancy Date, then, if this Lease is then in full force and effect, as liquidated damages and Tenant’s sole remedy for not achieving the Milestone in Section 2.8(a)(ii) on or before the applicable Milestone Date (except as otherwise expressly provided in this Section 2.8 or in Section 2.7 above), Tenant shall receive a credit against Fixed Rent and Recurring Additional Rent with respect to the Storage Space, to be applied from and after the Rent Commencement Date, with respect to the Storage Space, equal to (A) 100% of Fixed Rent and Recurring Additional Rent with respect to the Storage Space on a per diem basis for days for days 1–90 after the applicable Milestone Date until the Milestone is achieved (or deemed to be achieved); (B) 150% of Fixed Rent and Recurring Additional Rent with respect to the Storage Space on a per diem basis for days 91–150 after the applicable Milestone Date until the Milestone is achieved (or deemed to be achieved); and (C) 200% of Fixed Rent and Recurring Additional Rent with respect to the Storage Space on a per diem basis for each day from and after day 151 after the applicable Milestone Date until the Milestone is achieved (or deemed to be achieved), in each case only to the extent of any Actual Delay;

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(iii)With respect to each Milestone in Section 2.8(a)(iii), if there is an Actual Delay in Tenant’s completion of the Initial Installations and its ability to commence occupancy of the Premises by the Anticipated Occupancy Date, such failure shall be deemed a Landlord Delay without advance notice thereof from Tenant, and Tenant shall be entitled to all of the remedies set forth in Section 2.6 until the applicable Milestone is achieved (or deemed to be achieved), only to the extent of any Actual Delay;
(iv)With respect to the Milestone in Section 2.8(a)(iv), if Tenant is then occupying the Initial Office Premises for the ordinary conduct of business, Tenant shall receive a credit against Fixed Rent and Recurring Additional Rent (on an RSF basis), to be applied from and after the Rent Commencement Date, with respect to the actual area (such area, the “Hoist Impacted Area”) on each floor of the Initial Office Premises that is unusable or in which Tenant is unable to reasonably perform the Initial Installations as a result of the failure of such Milestone to be satisfied, equal to (A) 100% of Fixed Rent and Recurring Additional Rent with respect to the Hoist Impacted Area on a per diem basis for days 1–90 after applicable Milestone Date until the Milestone is achieved (or deemed to be achieved); (B) 150% of Fixed Rent and Recurring Additional Rent with respect to the Hoist Impacted Area on a per diem basis for days 91–150 after the applicable Milestone Date until the Milestone is achieved (or deemed to be achieved); and (C) 200% of Fixed Rent and Recurring Additional Rent with respect to the Hoist Impacted Area on a per diem basis for each day from and after day 151 after the applicable Milestone Date until the Milestone is achieved (or deemed to be achieved);
(v)With respect to each Milestone in Section 2.8(a)(v), if Tenant elects in its sole discretion to commence occupancy of all or a part of the Premises for the ordinary conduct of business prior to achieving any such Milestone such that any credit against Fixed Rent and Recurring Additional Rent pursuant to Section 2.8(b)(i), Section 2.8(b)(iii), Section 2.8(b)(vii) and Section 2.8(b)(viii) has ceased to accrue (but not earlier than the Anticipated Occupancy Date) (the “Rent Credit Cessation Date”), then, provided this Lease is then in full force and effect, as liquidated damages and Tenant’s sole remedy therefor (except as otherwise expressly provided in this Section 2.8 or in Section 2.7 above), Tenant shall receive a credit against Fixed Rent and Recurring Additional Rent to be applied from and after the Rent Credit Cessation Date (“Per Diem Credit”), equal to (A) $2,000.00 per Milestone per day for days 1–90 after the Rent Credit Cessation Date until the applicable Milestone is achieved (or deemed to be achieved), (B) $4,000.00 per Milestone per day for days 91–120 after the Rent Credit Cessation Date until the applicable Milestone is achieved (or deemed to be achieved), (C) $6,000.00 per Milestone per day for days 121–150 after the Rent Credit Cessation Date until the applicable Milestone is achieved (or deemed to be achieved), and (D) $8,000.00 per Milestone per day for each day from and after day 151 after the Rent Credit Cessation Date until the applicable Milestone is achieved (or deemed to be achieved);
(vi)With respect the Milestone in Section 2.8(a)(vi), if Tenant elects in its sole discretion to commence occupancy of all or a part of the Premises for the ordinary conduct of business prior to achieving any such Milestone such that the Rent Credit Cessation Date has occurred, then, provided this Lease is then in full force and effect, as liquidated damages and Tenant’s sole remedy therefor (except as otherwise expressly provided in this Section 2.8 or in Section 2.7 above), Tenant shall receive a Per Diem Credit equal to (A) $2,000.00 per Milestone per day for days 1–90 after the Rent Credit Cessation Date until the applicable Milestone is achieved (or deemed to be achieved), (B) $4,000.00 per Milestone per day for days 91–120 after the Rent Credit Cessation Date until the applicable Milestone is achieved (or deemed to be achieved), (C) $6,000.00 per Milestone per day for days 121–150 after the Rent Credit Cessation Date until the applicable Milestone is achieved (or deemed to be achieved), and (D) $8,000.00 per Milestone per day for each day from and after day 151 after the Rent Credit Cessation Date until the applicable Milestone is achieved (or deemed to be achieved);
(vii)With respect to each Milestone in Section 2.8(a)(vii), if there is an Actual Delay in Tenant’s completion of the Initial Installations and its ability to commence occupancy of the Premises for the ordinary conduct of business by the Anticipated Occupancy

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Date, such failure shall be deemed a Landlord Delay without advance notice thereof from Tenant, and Tenant shall be entitled to all of the remedies set forth in Section 2.6 until the applicable Milestone is achieved (or deemed to be achieved), only to the extent of any Actual Delay; and
(viii)With respect to the Milestone in Section 2.8(a)(viii), if there is an Actual Delay in Tenant’s completion of the Initial Installations and its ability to commence occupancy of the Premises for the ordinary conduct of business by the Anticipated Occupancy Date, then, if this Lease is then in full force and effect, as liquidated damages and Tenant’s sole remedy for not achieving the Milestone in Section 2.8(a)(viii) on or before the applicable Milestone Date (except as otherwise expressly provided in this Section 2.8 or in Section 2.7 above), Tenant shall receive a credit against Fixed Rent and Recurring Additional Rent, to be applied from and after the Rent Commencement Date, with respect to the Initial Office Premises, equal to (A) 100% of Fixed Rent and Recurring Additional Rent with respect to the Initial Office Premises on a per diem basis for days for days 1–90 after the applicable Milestone Date until the Milestone is achieved (or deemed to be achieved); (B) 150% of Fixed Rent and Recurring Additional Rent with respect to the Initial Office Premises on a per diem basis for days 91–150 after the applicable Milestone Date until the Milestone is achieved (or deemed to be achieved); and (C) 200% of Fixed Rent and Recurring Additional Rent with respect to the Initial Office Premises on a per diem basis for each day from and after day 151 after the applicable Milestone Date until the Milestone is achieved (or deemed to be achieved); in each case only to the extent of any Actual Delay; and
(ix)With respect the Milestone in Section 2.8(a)(viii), if Tenant elects in its sole discretion to commence occupancy of all or a part of the Premises for the ordinary conduct of business prior to achieving such Milestone such that the Rent Credit Cessation Date has occurred, then, provided this Lease is then in full force and effect, as liquidated damages and Tenant’s sole remedy therefor (except as otherwise expressly provided in this Section 2.8 or in Section 2.7 above), Tenant shall receive a Per Diem Credit equal to (A) $2,500.00 per day for days 1–90 after the Rent Credit Cessation Date until such Milestone is achieved (or deemed to be achieved), (B) $4,500.00 per day for days 91–120 after the Rent Credit Cessation Date until such Milestone is achieved (or deemed to be achieved), (C) $6,500.00 per day for days 121–150 after the Rent Credit Cessation Date until such Milestone is achieved (or deemed to be achieved), and (D) $8,500.00 per day for each day from and after day 151 after the Rent Credit Cessation Date until such Milestone is achieved (or deemed to be achieved).
(c)Notwithstanding the foregoing, in no event shall any extension of the Milestone Dates, by reason of Unavoidable Delay under this Section 2.8, when aggregated, exceed 180 days.
(d)Notwithstanding anything to the contrary contained herein, in no event shall the cumulative effect of the credit against Fixed Rent and Recurring Additional Rent on account of any Landlord Delay pursuant to Sections 2.8(b)(iii) or Section 2.8(b)(vii) above be more than the largest number of days after the applicable Milestone Date (as such date may extended as therein provided, subject to the terms of Section 2.8(c)), that an applicable Milestone described in Section 2.8(a)(iii) or Section 2.8(a)(vii) above, as applicable, is not achieved until such applicable Milestone is achieved (or deemed to be achieved) (i.e., if the applicable Milestones described in Section 2.8(a)(iii) or Section 2.8(a)(vii) above are not achieved (or deemed to be achieved) by the applicable Milestone Date, the number of days used to calculate such credit under Section 2.8(b)(iii) for each such failure shall not be aggregated with each other and the number of says used to calculate such credit under Section 2.8(b)(vii) shall not be aggregated with each other, but rather the single longest period of delay shall be the number of days of delay used in determining the amount of the credit pursuant to Section 2.8(b)(iii) or Section 2.8(b)(vii), as applicable). For example, (i) if the Commencement Date is January 1, 2024, the Milestones in Sections 2.8(a)(iii)(A)–(C) are achieved March 1, 2024 (i.e., 60 days after the applicable Milestone Date), the Milestones in Sections 2.8(a)(iii)(D)–(F) are achieved April 30, 2024 (i.e., 120 days after the applicable Milestone Date) and there is an Actual Delay, then the number of days used to calculate the credits for all such

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Milestones under Sections 2.8(b)(iii) above shall not exceed 120 days in the aggregate; and (ii) if the Milestone in Sections 2.8(a)(vii)(A) is achieved July 31, 2024 (i.e., 60 days after the applicable Milestone Date), the Milestone in Sections 2.8(a)(vii)(B) is achieved August 30, 2024 (i.e., 90 days after the applicable Milestone Date) and there is an Actual Delay, then the number of days used to calculate the credits for all such Milestones under Sections 2.8(b)(vii) above shall not exceed 90 days in the aggregate.
(e)Any credits against Fixed Rent and Recurring Additional Rent pursuant to Section 2.8(b)(i), Section 2.8(b)(iii), Section 2.8(b)(vii) and/or Section 2.8(b)(viii) above, shall run concurrently and not consecutively and shall be Tenant’s sole remedy for not achieving the applicable Milestone under Section 2.8(a)(i), Section 2.8(a)(iii), Section 2.8(a)(vii) and/or Section 2.8(a)(viii) on or before the applicable Milestone Date (except as otherwise expressly provide in this Section 2.8 or Section 2.7 above) , and in no event shall the cumulative effect of the credit against Fixed Rent and Recurring Additional Rent pursuant to Section 2.8(b)(i), Section 2.8(b)(iii), Section 2.8(b)(vii) and/or Section 2.8(b)(viii) above exceed the total actual cumulative period of Actual Delay. Any credits against Fixed Rent and Recurring Additional Rent pursuant to Section 2.8(b)(i), Section 2.8(b)(iii), Section 2.8(b)(vii) and/or Section 2.8(b)(viii) above attributable to the same period of time, shall be based upon one item of delay (i.e., no “double” counting for overlapping periods of delay).
(f)Upon Landlord’s written request to Tenant (or upon Tenant’s written request to Landlord, subject to Landlord’s approval, which approval will not be unreasonably withheld, conditioned or delayed, and to the extent necessary to make up for the period of Actual Delay in Tenant being able to substantially complete the Initial Installations and commence occupancy of the Premises by the Anticipated Occupancy Date solely resulting from either the failure of the Turnover Work to have been Substantially Completed by January 1, 2024 or Landlord’s failure to achieve (or be deemed to have achieved) the applicable Milestone by the applicable Milestone Date, and provided that Tenant reasonably demonstrates that accelerating the performance of the Initial Installations will cause Tenant to be able to substantially complete the Initial Installations and commence occupancy of the Premises earlier than Tenant would have been able to without such acceleration), to the extent reasonably practicable, Tenant shall use commercially reasonable efforts to accelerate the performance of the Initial Installations, and Landlord shall reimburse Tenant for Tenant’s incremental out-of-pocket costs to so accelerate the performance of the Initial Installations (the costs described in this sentence being referred to as the “Accelerated Work Costs”). Notwithstanding the foregoing, prior to incurring any Accelerated Work Costs, Tenant shall notify Landlord (the “Accelerated Work Costs Notice”) in reasonably sufficient detail of the anticipated amount of the Accelerated Work Costs and the number of days that the Accelerated Work Costs are intended to make up in Tenant being able to substantially complete the Initial Installations and commence occupancy of the Premises by a particular date (but not earlier than the Anticipated Occupancy Date) (such date, the “Make-up Occupancy Date”). The amount of the Accelerated Work Costs set forth in the Accelerated Work Costs Notice shall be subject to Landlord’s approval, which approval shall not be unreasonably withheld, conditioned or delayed. Any disputes regarding the amount of the Accelerated Work Costs shall be resolved by arbitration pursuant to the provisions of Article 36. The parties acknowledge that if Landlord so approves the amount of the Accelerated Work Costs and pays the Accelerated Work Costs to Tenant as described above, then for purposes of the credits against Fixed Rent and Recurring Additional Rent described in Section 2.8(b)(i), Section 2.8(b)(iii), Section 2.8(b)(vii) and/or Section 2.8(b)(viii) above, Tenant shall be deemed to have completed its Initial Installations and commenced occupancy of the Premises for the ordinary conduct of business therein on the earlier of (x) the date which is 90 days after the date the Initial Installations are substantially completed or such earlier date that Tenant has in fact commenced occupancy of all or a part of the Premises for the ordinary conduct of business and (y) the Make-up Occupancy Date set forth in the Accelerated Work Costs Notice; provided, however, that for purposes of this clause (y), the Make-up Occupancy Date shall be postponed on a day-for-day basis until the date which is 90 days after the date the Initial Installations are substantially completed (or until such earlier date that Tenant has in fact commenced occupancy of all or a part of the Premises for the ordinary conduct of business) if and for so long as Tenant is performing the Initial Installations

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with all due diligence on an accelerated or expedited work basis as set forth in the Accelerated Work Costs Notice.
(g)If, at the time a credit against Fixed Rent and Recurring Additional Rent under this Section 2.8 is to be applied, a monetary Event of Default then exists, Landlord may offset the amount of any non-disputed sums owing to Landlord on account thereof from any such credit.
(h)Notwithstanding anything to the contrary contained in this Section 2.8, in no event shall any Actual Delay provided for herein extend beyond the earlier to occur of (i) the date that Tenant has in fact commenced occupancy of all or a part of the Premises for the ordinary conduct of business, or (ii) the date which is 90 days after the date Tenant is able to Substantially Complete the Initial Installations and legally occupy the Premises (i.e., a voluntary election by Tenant not to move into the Building when it is legally able to do so will not constitute an Actual Delay).
Section 38.9Termination Fee Letter of Credit. As security for Landlord’s obligation to pay a Termination Fee hereunder, simultaneously with the execution and delivery of this Lease by Landlord, Landlord has delivered to Tenant an irrevocable letter of credit (the “Termination Fee L/C”), issued by Signature Bank or another bank reasonably acceptable to Tenant (the “Issuing Bank”), which Issuing Bank shall be a member bank of the New York Clearinghouse Association (or, in the alternative, which shall have offices for banking purposes in the Borough of Manhattan) and shall have combined capital, surplus and undivided profits of not less than $1,500,000,000.00) and a credit rating from Moody’s Investors Service, Standard & Poor’s Rating Service, Kroll or a comparable credit rating agency of at least A (the “Credit Rating Requirement”), in substantially the form attached hereto as Exhibit CC, in an amount equal to $23,612,170.00 (subject to adjustment as herein provided) (the “Termination Fee Letter of Credit Amount”), which Termination Fee L/C shall have an initial expiry date of approximately the 1st anniversary of the Effective Date, which expiry date shall, subject to the provisions hereof, be automatically renewed, without amendment, for consecutive one (1) year periods until a final expiry date of no earlier than December 31, 2025 (the “Termination Fee L/C Outside Termination Date”). Tenant shall only have the right to draw on and receive the applicable portion of the proceeds (in accordance with the provisions of Section 2.7(e) above) of the Termination Fee L/C (a “Drawing Event”) if (i) this Lease is terminated as provided in Section 2.7 above and Landlord fails within thirty (30) days after such cancellation to pay Tenant the applicable Termination Fee, or (ii) the Issuing Bank sends notice to Tenant and Landlord (which notice must be delivered not less than ninety (90) days prior to the next succeeding expiration date) of the Issuing Bank’s intention not to renew the Termination Fee L/C prior to the Termination Fee L/C Outside Termination Date, and Landlord does not replace the Termination Fee L/C with a replacement letter of credit substantially in the form attached hereto as Exhibit CC (or such other form which is reasonably acceptable to Tenant) in the above amount issued by an Issuing Bank by no later than thirty (30) days after such notice of cancellation, in which case Tenant may draw on the entire proceeds of the Termination Fee L/C, or (iii) Tenant has evidence indicating that (x) the combined capital, surplus and undivided profits of the Issuing Bank shall be less than the minimum amount specified in the first sentence of this Section 2.9, or (y) the Issuing Bank has been downgraded below the Credit Rating Requirement, and upon the happening of either of the foregoing, (1) Tenant sends notice to Landlord requiring Landlord, within thirty (30) days, to replace the then existing Termination Fee L/C with a new letter of credit from an Issuing Bank satisfying the Credit Rating Requirement, and (2) Landlord does not deliver the new Termination Fee L/C in the times periods specified in clause (1) hereof, in which case Tenant may draw on the entire proceeds of the Termination Fee L/C. A drawing by Tenant under the Termination Fee L/C may be obtained by Tenant presenting to the Issuing Bank a sight draft without any other documentation whatsoever. A drawing by Tenant of the Termination Fee L/C (and receipt by Tenant

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of the applicable proceeds thereof) shall constitute payment of the Termination Fee as required hereunder, provided, however, if a Drawing Event occurs as a result of clause (ii) or (iii) of this Section 2.9, Tenant shall hold the entire proceeds of the Termination Fee L/C as security until the earliest of (x) the occurrence of a Drawing Event resulting from clause (i) of this Section 2.9, (y) delivery of replacement Termination Fee L/C as provided above, and (z) the Termination Fee L/C Outside Termination Date (it being agreed that if no Drawing Event on account of clause (i) above occurs prior to the Termination Fee L/C Outside Termination Date, Tenant shall, within 5 Business Days following written request from Landlord, return the entire proceeds of the Termination Fee L/C to Landlord). If Landlord either (A) timely pays a Termination Fee, or (B) Tenant’s right to terminate this Lease pursuant to the provisions of Section 2.7 have lapsed or are of no further force or effect, or (C) Tenant has drawn on less than the entire proceeds of the Termination Fee L/C on account of the applicable Termination Fee being less than the entire proceeds of the Termination Fee L/C, then Tenant shall promptly (but in no event later than 10 Business Days following the occurrence of any such event) return the Termination Fee L/C or cash proceeds thereof, to Landlord, together with a letter signed by Tenant addressed to the Issuing Bank authorizing the cancellation of the Termination Fee L/C. In no event shall Tenant have the right to transfer the Termination Fee L/C to any Person other than an assignee of this Lease pursuant to an assignment permitted hereunder and, to the extent required, consented to by Landlord pursuant to the terms of Article 13 hereof. Notwithstanding anything to the contrary contained herein, the Termination Fee Letter of Credit Amount shall be subject to adjustment to equal at all times the then-applicable Maximum Termination Fee Amount as described in Section 2.7(e) above. Landlord shall promptly either (x) amend the then-existing Termination Fee L/C (which amendment, together with the then existing Termination Fee L/C shall meet all of the requirements of this Section 2.9), (y) provide an additional Termination Fee L/C meeting all of the requirements of this Section 2.9, or (z) provide a replacement Termination Fee L/C meeting all of the requirements of this Section 2.9, such that Tenant will at all times be holding a Termination Fee L/C meeting all of the requirements of this Section 2.9 in the amount of the then-applicable Maximum Termination Fee Amount as described in Section 2.7(e) above. Tenant shall reasonably cooperate in all respects in effectuating the provisions of the immediately preceding sentence, including, without limitation, consenting to an amendment of the then-existing Termination Fee L/C in the case of clause (x) above, or returning the then-existing Termination Fee L/C to Landlord (promptly after receipt of the replacement Termination Fee L/C) in the case of clause (z) above. In addition, if (I) a Drawing Event occurs as a result of clause (ii) or (iii) of this Section 2.9, (II) Tenant is holding the entire proceeds of the Termination Fee L/C as security, and (iii) the amount of the Maximum Termination Fee Amount as described in Section 2.7(e) above is reduced while Tenant is holding the entire proceeds of the Termination Fee L/C as security, then Tenant shall promptly return to Landlord the amount of the entire proceeds of the Termination Fee L/C by which the Maximum Termination Fee Amount as described in Section 2.7(e) above is so reduced (such that Tenant will be holding proceeds of the Termination Fee L/C as security in the amount of the then-applicable Maximum Termination Fee Amount as described in Section 2.7(e) above).

Article 3

USE AND OCCUPANCY
Section 38.1Permitted Uses. Tenant shall use and occupy the Premises for the Permitted Uses and for no other purpose. Tenant shall not use or occupy or permit the use or occupancy of any part of the Premises in a manner constituting a Prohibited Use. If Tenant uses the Premises for a purpose constituting a Prohibited Use, violating any Requirement, or causing the Building to be in violation

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of any Requirement, then Tenant shall promptly discontinue such use upon notice of such violation (subject to Tenant’s right to contest the same pursuant to Section 8.3). Tenant, at its expense, shall procure (other than the Base Building CO) and at all times maintain and comply with the terms and conditions of all licenses and permits required for the lawful conduct of the Permitted Uses in the Premises including, without limitation, the Premises CO (as hereinafter defined). From and after the Commencement Date, Landlord shall maintain at all times during the Term a certificate of occupancy or a temporary certificate of occupancy for the Building (in either case, the “Base Building CO”) permitting the use of the Premises as offices, subject to Tenant’s compliance with its obligations under this Lease, including, without limitation, obtaining the required certificate of occupancy for the Premises permitting Tenant’s Permitted Use thereof (the “Premises CO”).
Section 38.2Additional Permitted Uses. (a) Subject to any restrictions set forth elsewhere in this Lease and receipt of all applicable permits in connection therewith, incidental to Tenant’s use of the Premises for general and executive offices as provided in this Article 3, Tenant, at Tenant’s sole cost and expense and in compliance with all applicable Requirements and the terms of this Lease, the Base Building CO and the Premises CO, shall also be permitted to use a portion (or portions) of the Premises as any of the following (in each case related to the business of any Permitted User and not open to the general public) (collectively, the “Additional Permitted Uses”): (i) a mailroom or mailrooms; (ii) a cafeteria or cafeterias; (iii) a word processing center or centers; (iv) a reproduction and copying facility or facilities for the business requirements of any Permitted User and/or clients of any Permitted User; (v) a training room or rooms for employees of Permitted Users; (vi) a dining facility or facilities; (vii) subject to Section 3.2(b), a fitness center; (ix) a Kitchen Facility; (x) board room(s); (xi) quiet rooms; (xii) auditorium, conference center(s) and/or special event center(s); (xiii) messenger facility(ies) and/or shipping/mail room(s); (xiv) trading floor(s); (xv) computer, data processing and communications facility(ies); (xvi) pantry(ies) and/or warming kitchen(s); (xvii) private or supplemental bathroom(s) with or without shower facilities; (xviii) storage room(s); (xix) copy and/or reproduction room(s); (xx) bike room(s); and (xxi) collaborative or social spaces for employees of Permitted Users (which may include pantries).
(a)Tenant shall not permit the use of the fitness center or otherwise utilize fitness equipment, if any, unless such fitness center or the floor on which such fitness equipment is utilized (i) is constructed with acoustical attenuation and any floor reinforcement, reasonably satisfactory to Landlord, which will absorb impact and vibrations from the dropping of such weights and/or other activities such that any vibration or noise as a result thereof does not interfere (except to a de minimis extent) with the use or enjoyment by other tenants and/or occupants of their respective premises in the Building; and (ii) is located on a floor directly above and contiguous to other space in the Building leased or occupied by Tenant. Landlord shall not permit a tenant under a lease entered into after the Effective Date to install a fitness center or otherwise utilize fitness equipment directly above a portion of the Initial Office Premises (or Substitute Office Premises, as the case may be), Pre-CD Expansion Space or Expansion Space, and agrees to use reasonable efforts to not permit a tenant under a lease entered into after the Effective Date from installing a fitness center directly above any other portion of the Premises.
(b)Notwithstanding anything to the contrary contained in this Section 3.2, in connection with any catered event hosted by Tenant in the Premises, Tenant shall have the right to serve liquor, wine and/or beer for on-premises consumption at such event; provided that, in each such instance: (i) Tenant or a third party server (such third party, the “Server”), as the case may be, shall if and to the extent required under applicable Requirements, have a valid off-premises liquor license and any other permit or approval required under applicable Requirements to permit Tenant or the Server, as the case may be, to so serve such wine and/or beer (and if applicable, evidence of same shall be delivered to Landlord); (ii) Tenant or the Server (if applicable), shall carry liquor liability or host liquor liability insurance coverage (and

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evidence of same shall be delivered to Landlord); and (iii) all applicable Requirements shall be complied with in connection therewith.
(c)On or before 60 days after the Effective Date, Landlord shall deliver to Tenant a plan and engineer’s narrative indicating which portions of the 25th floor will support a “live load” of 100 pounds per square foot with the additional shear studs to be installed in accordance with Exhibit C-4. Tenant shall have the right, at Tenant’s sole cost and expense, to reinforce floors of the Premises to 100 pounds per square foot “live load” in localized areas of the Premises and run power conduit to the underside of any floor of the Premises directly above and contiguous to another floor of the Premises; provided that, in the event Tenant is not reasonably able to locate any portion of the Premises used for an Additional Permitted Use which requires floor reinforcement (to increase the load capacity of the affected portion of the Premises for such Additional Permitted Use) during the performance of Tenant’s Initial Installations on a floor of the Premises directly above and contiguous to another floor of the Premises, then subject to Landlord’s reasonable approval of such reinforcement work (which approval shall not be unreasonably withheld or delayed), Tenant may perform such reinforcement work subject to the terms of this Lease, on the lowest floor of the Premises; provided and on condition that (i) such reinforcement is completed prior to the floor immediately below and contiguous to such lowest floor of the Premises being delivered to the tenant thereof for construction of its initial buildout (provided that Landlord delivered to Tenant prior notice of the date Landlord reasonably anticipates delivering such floor immediately below and contiguous to such lowest floor of the Premises, at least 6 months prior to the delivery of such floor to such tenant) and (ii) such reinforcement would not materially interfere with the use and occupancy by such tenant of such floor immediately below and contiguous to such lowest floor of the Premises. The provisions of this Section 3.2(d) shall be subject to, and as more particularly described in, Exhibit C-4 attached hereto.
Section 38.3Certificate of Occupancy. In the event Tenant’s use of a portion of the Premises for a Permitted Use or Additional Permitted Use requires an amendment to the Base Building CO under applicable Requirements, and so long as such amendment to the Base Building CO would not adversely affect (beyond a de minimis extent) Landlord’s interest in, or operation of, the Building, and/or the ability to use any portions of the Building leased or occupied (or to be leased or occupied) by other tenants and occupants of the Building for uses that, prior to giving effect to such amendment, were (or would be) permitted to be used in such portions of the Building pursuant to the Base Building CO for other portions of the Building, (a) Tenant directly, or through Tenant’s architect on behalf of Tenant, shall have the right (but not the obligation) to (i) file with the New York City Department of Buildings plans for the Alterations and an application to amend the certificate of occupancy or temporary certificate of occupancy for the Building to permit a portion of the Premises to be used for such Permitted Use; and (ii) retain the Building expediter, or such other expediter selected by Tenant and reasonably satisfactory to Landlord, in connection with such application; and (b) Landlord shall cooperate with Tenant, at Tenant’s sole cost and expense, in all reasonable respects in connection with obtaining such amendment to the Base Building CO, including, without limitation, executing and delivering to Tenant within ten (10) Business Days after delivery to Landlord, any documents or instruments reasonably required to be submitted by Tenant in connection with such amendment. In furtherance of the foregoing, Landlord shall cooperate with Tenant, at Tenant’s sole cost and expense, in all reasonable respects in connection with Tenant’s efforts to have the actual Base Building CO (rather than an amendment thereto) reflect Tenant’s plans for the Initial Installations, provided such cooperation would not adversely affect Landlord, the Building or other tenants and occupants of the Building. Tenant shall reimburse Landlord for all out-of-pocket costs in connection with such application or cooperation from time to time within 30 days after demand therefor. Tenant acknowledges that (i) Landlord has made no representation or warranty express or implied, that such amendment to the Base Building CO can be obtained from the City of New York and that any advice or services provided to Tenant by the Building’s expediter or such other expediter shall be provided as Tenant’s agent and

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not on behalf of Landlord; and (ii) Tenant shall be solely responsible for the design and construction of any Alterations required in order to obtain such amendment to the Base Building CO at Tenant’s sole cost and expense, and in accordance with the provisions of Article 5 hereof. Except as otherwise expressly set forth in this Section 3.3 or in Article 8, Landlord shall have no obligation or liability with respect to any amendment to the Base Building CO required to permit Tenant’s use of a portion of the Premises for a Permitted Use or Additional Permitted Use other than executive, administrative and general office use for the Office Premises.
Article 4

CONDITION OF THE PREMISES
Section 38.1Condition. Tenant agrees (a) to accept possession of the Premises in the condition existing on the Commencement Date “as is”, and (b) except for Landlord’s Contribution and the performance of Landlord’s Work, Landlord has no obligation to perform any work, supply any materials, incur any expense or make any alterations or improvements to prepare the Premises for Tenant’s occupancy, except Landlord agrees to use commercially reasonable efforts to have the Building substantially in the condition required of Landlord as expressly set forth in Exhibit C-2 (the “Outline Specifications”) and Exhibit C-3 (“Base Building Condition”) attached hereto (subject to the terms of Exhibit C-2 and Exhibit C-3) (collectively, “Landlord’s Building Work”) as of the Commencement Date, subject to Unavoidable Delays, Tenant Delays and Tenant obligations specified therein, but the foregoing shall not vitiate Landlord’s obligations under Section 6.1; it being understood and agreed that Tenant’s sole remedies in connection with the Substantial Completion of Landlord’s Building Work are hereinbefore provided in Section 2.7 and Section 2.8 above. Any work to be performed by Tenant in connection with Tenant’s initial occupancy of the Initial Premises shall be hereinafter referred to as the “Initial Installations” or “Initial Alterations”. In addition, Exhibit C-4 attached hereto sets forth certain services, procedures and conditions applicable to the Building during the performance by Tenant of the Initial Installations and/or upon Tenant’s occupancy of all or any portion of the Premises for the conduct of its business as and to the extent provided therein.
Section 38.2Landlord’s Contribution. (a) Landlord shall pay to Tenant an amount not to exceed Landlord’s Contribution toward the cost of the Initial Installations (excluding any “soft costs” other than as provided below and Tenant’s Property); provided that as of the date on which Landlord is required to make payment thereof pursuant to Section 4.2(b): (i) this Lease is in full force and effect, and (ii) no Event of Default then exists (it being understood that so long as Tenant cures any Event of Default and this Lease is not terminated, Tenant shall be entitled to the full amount of Landlord’s Contribution provided for herein in accordance with the provisions hereof). Tenant shall pay all costs of the Initial Installations in excess of Landlord’s Contribution. Landlord’s Contribution shall be payable solely on account of labor directly related to the Initial Installations and materials delivered to the Premises in connection with the Initial Installations (excluding any “soft costs” and Tenant’s Property, except that Tenant may apply up to 20% of Landlord’s Contribution to pay “soft costs” incurred in connection with the Initial Installations attributable to architecture, consulting, space planning, engineering, construction management, expediting, designing, consulting, attorney’s fees (but only to the extent the same relates to the Initial Installations and not on account of negotiation or entering into this Lease or any other agreement), engineering, permitting and filing fees, and other similar costs and expenses incurred by Tenant in connection therewith), and which “soft costs” shall be payable and paid in the same manner as “hard costs” under this Section 4.2.

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(a)Landlord shall make progress payments to Tenant not more frequently than on a monthly basis, for the work performed during the previous month or prior to the disbursement request and not subject of a prior disbursement request, less any retainages not to exceed 5% (or 10% initially for any work or supply contracts of $100,000 or more, decreasing to 5% upon completion of 50% of the work under such contract) of the cost of such work being performed. Notwithstanding the foregoing, if the work, labor and/or services performed under any particular contract in connection with the Initial Installations shall have been fully completed, any retainage solely attributable thereto shall be released by Landlord to Tenant upon and subject to compliance with the other applicable terms of this Section 4.2, and the receipt by Landlord of executed final lien waivers from such contractor or subcontractor (as applicable). Each of Landlord’s progress payments shall be limited to an amount equal to the aggregate amounts theretofore paid or payable by Tenant (as certified by an authorized officer or representative of Tenant or by Tenant’s independent architect in connection with such requisition) to Tenant’s contractors, subcontractors and material suppliers which have not been subject to previous disbursements from Landlord’s Contribution. Provided that Tenant delivers complete and compliant requisitions to Landlord with all required documentation as provided herein, such progress payments shall be made within 30 days next following the delivery to Landlord of requisitions therefor, signed by an authorized officer or representative of Tenant. Each requisition shall be signed by an authorized officer or representative of Tenant (or in lieu of such requisition signed by an authorized officer or representative of Tenant, a request for payment from Tenant’s architect or project manager) and accompanied by invoices and, except for requisitions for reimbursement of “soft costs” for which such AIA forms shall not be required, AIA forms G702 and G703 from Tenant’s architect, and shall be accompanied by (i) with the exception of the first requisition, copies of partial waivers of lien from all contractors and subcontractors covering all work and materials which were the subject of previous progress payments by Landlord and Tenant (except that no such lien waivers shall be required for work in which the aggregate cost of such contract is less than $50,000), (ii) a certification from Tenant’s architect that the work for which the requisition is being made has been completed substantially in accordance with the plans and specifications approved (or deemed approved) by Landlord (to the extent such approval of Landlord is required under Article 5), (iii) a certification from an authorized officer or representative of Tenant or Tenant’s independent architect Tenant that Tenant has applied the entire previous installment of Landlord’s Contribution towards payment of the costs so previously requisitioned by Tenant, and (iv) such other documents and information as Landlord may reasonably request. Landlord shall disburse any amount retained by it hereunder upon submission by Tenant to Landlord of Tenant’s requisition therefor accompanied by all documentation required under this Section 4.2(b), together with (A) proof of the satisfactory completion of all required inspections and issuance of any required approvals, permits and sign-offs for the Initial Installations by Governmental Authorities having jurisdiction thereover, (B) final “as-built” plans and specifications (or in lieu thereof, final construction drawings marked-up with comprehensive field notations) for the Initial Installations as required pursuant to Section 5.1(c), (C) reasonable evidence of all amounts expended by it for the Initial Installations (including “soft costs”), and (D) issuance of final lien waivers by all contractors, subcontractors covering all of the Initial Installations. The right to receive Landlord’s Contribution is for the exclusive benefit of Tenant, and in no event shall such right be assigned to or be enforceable by or for the benefit of any third party, including any contractor, subcontractor, materialman, laborer, architect, engineer, subtenant, licensee, attorney or other Person.
(c)    Any portion of Landlord’s Contribution not requested by (nor furnished to) Tenant in the performance of the Initial Installations may be applied by Tenant, upon Tenant’s request made on or before the 1st anniversary of the Rent Commencement Date, as a credit against subsequent installments of Rent due under this Lease; provided that (i) this Lease is then in full force and effect and (ii) no Event of Default then exists (it being understood that so long as Tenant cures such Event of Default and this Lease is not terminated by reason thereof, Tenant shall be entitled to apply such portion of Landlord’s Contribution not so requested and/or received by Tenant against the next occurring installments of Rent).

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(d)    If Landlord fails to pay any amount which is due and payable to Tenant under this Section 4.2 on the due date therefor (which is not subject to a good faith dispute between Landlord and Tenant, it being understood that if Landlord disputes in good faith a portion of any requisition, Landlord shall so notify Tenant thereof in reasonable detail within 30 days after receipt of such proper requisition (time being of the essence) and/or within 7 Business Days after notice from Tenant that such requisition was not timely paid or disputed, then Landlord shall timely pay the portion thereof that is not in dispute), and if such failure continues for 30 days after Tenant notifies Landlord of such failure (which notice shall state that Tenant intends to set-off such amount against the next installment(s) of Rent unless Landlord pays such amount to Tenant or disputes same within 7 Business Days thereafter) and provided no Event of Default in respect of a monetary payment then exists, then Tenant may set off such amount (to the extent not subject to dispute as described above and to the extent that Tenant has, in fact, expended such amount or such amount is then due and owing) against the next installment(s) of Rent coming due, together with interest on such amount at the Interest Rate accruing from the due date therefor until the date so offset by Tenant; provided that (i) so long as Tenant cures such Event of Default and this Lease is not terminated by reason thereof, Tenant shall be entitled to apply such portion of Landlord’s Contribution not so requested and/or received by Tenant against the next occurring installments of Rent), and (ii) at the time of resolution of any dispute Tenant will be entitled to the unfunded portion of the installment that is the subject of the dispute, together with interest thereon at the Interest Rate if the same is not paid by Landlord within 30 days after such resolution. Any dispute under this Section 4.2 shall be resolved by arbitration pursuant to Article 36 and during the pendency of any dispute or arbitration proceeding, Tenant shall have no right to set off under this Section 4.2(d).
Section 38.3Measurement.
(a)    Except as set forth in this Section 4.3, Landlord and Tenant agree that the Agreed Area of Premises and the Agreed Area of Building set forth in Article 1 shall be conclusive and binding on both parties regardless of any measurement of the Premises and/or of the Building after the Effective Date. Attached hereto as Exhibit L is a current schedule of the rentable square feet and usable feet of all of the floors of the Building (including, without limitation, all of the floors constituting the Premises) (the “RSF/USF Schedule”). Notwithstanding the foregoing, upon Landlord’s completion of the construction drawings for the Building, for informational and design purposes only, Landlord shall provide Tenant with an updated RSF/USF Schedule in the case of any changes thereto (or confirming no changes). Prior to the Commencement Date, Landlord shall cause Landlord’s architect to measure the floor area of the Premises and the Building using the REBNY Method and shall promptly deliver to Tenant such measurements (“Landlord’s Determination”) and Landlord’s architect’s report (accompanied by reasonable supporting information) showing how the Landlord’s Determination was made (the “Landlord’s Architect’s Report”). If there is a change in the Agreed Area of the Premises or the Agreed Area of Building from the original RSF/USF Schedule pursuant to this Section 4.3, such change shall apply to Tenant’s Proportionate Share and to the Fixed Rent and Landlord’s Contribution and to any other provisions of this Lease affected by the size of the Premises and proportionate adjustments therefor shall be made to account for such change; provided, however, that for purposes of this sentence, in no event shall the Agreed Area of Premises as finally established pursuant to the terms of this Section 4.3 for purposes of determining Tenant’s Proportionate Share, Fixed Rent, Landlord’s Contribution, and such other calculations as are affected by the size of the Premises, exceed 102% of the original RSF/USF Schedule, pursuant to this Section 4.3. The “REBNY Method” means determining the rentable square feet of an area by calculating the “Usable Area” in accordance with the Real Estate Board of New York Recommended Method of Floor Measurement for Office Buildings, effective January 1, 1987 and as subsequently amended in 2003 and computing the rentable area utilizing a loss factor from rentable to usable for a full office floor of 27%.
(b)    Tenant shall have the right to elect to have Tenant’s architect confirm the measurement of the Agreed Area of Premises and the Agreed Area of Building in accordance with the REBNY Method by giving Landlord notice of such election within 90 days after the Commencement Date. Absent such notice that Tenant elects to have Tenant’s architect

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measure the Agreed Area of Premises and the Agreed Area of Building, Landlord’s Determination shall be conclusively binding on Landlord and Tenant. If Tenant elects to have Tenant’s architect measure the Agreed Area of Premises and the Agreed Area of Building (“Tenant’s Determination”), Tenant shall deliver to Landlord a copy of Tenant’s architect’s report (accompanied by reasonable supporting information) showing how the Tenant’s Determination was made (“Tenant’s Architect’s Report”) within 60 days after delivery to Landlord of such election by Tenant to have Tenant’s architect confirm the measurement of the Agreed Area of Premises and the Agreed Area of Building. If Tenant fails to deliver a copy of Tenant’s Architect’s Report to Landlord within such 60 day period set forth above, Landlord’s Determination shall be conclusively binding on Landlord and Tenant.
(c)    If the Agreed Area of Premises or the Agreed Area of Building is not established pursuant to the terms of Section 4.3(a) or Section 4.3(b) and Landlord and Tenant do not otherwise agree in writing upon the Agreed Area of Premises or the Agreed Area of Building (as applicable) within 15 days after Landlord’s receipt of Tenant’s Architect’s Report, then the Alternative Re-measurement Procedure shall apply. The “Alternative Re-measurement Procedure” shall be as follows: Landlord’s architect and Tenant’s architect shall jointly appoint an independent third party architect within 10 days after the aforementioned 15 day period (it being agreed that if Landlord’s architect and Tenant’s architect are unable to agree upon the identity of the third architect, Landlord and Tenant shall petition the President of the American Institute of Architects to select an appropriate independent third architect having an office in New York, New York). Within 20 days after his or her appointment, the third architect shall notify Landlord and Tenant that the third architect finds the overall determination of the Agreed Area of Premises or the Agreed Area of Building (as applicable) set forth in the Landlord’s Architect’s Report or in the Tenant’s Architect’s Report to be the more accurate. The Agreed Area of Premises or the Agreed Area of Building (as applicable) as set forth in the selected architect’s report shall then be the Agreed Area of Premises and/or the Agreed Area of Building (as applicable) for all purposes under this Lease.
(d)    Until such time as the Agreed Area of Premises and the Agreed Area of Building are established, the Agreed Area of Premises and the Agreed Area of Building shall be based on the average of Landlord’s Determination and Tenant’s Determination (unless Landlord reasonably determines that Tenant’s Determination was not determined in good faith, or Tenant has not provided Tenant’s Determination, in which case same shall be based upon Landlord’s Determination only). When the Agreed Area of Premises and the Agreed Area of Building have been determined as set forth herein, (i) Exhibit L shall be updated to reflect the final determination of the Agreed Area of Building (including the Agreed Area of Premises); (ii) Rent theretofore paid by Tenant to Landlord shall be retroactively adjusted, and (A) any deficiency due to the retroactively adjusted square footage calculations shall be paid by Tenant to Landlord within 30 days after the Agreed Area of Premises and the Agreed Area of Building has been determined as set forth herein or (B) any excess Rent theretofore paid by Tenant due to the retroactively adjusted square footage calculations shall be credited towards the payments of Fixed Rent next coming due under this Lease until exhausted, and (iii) any Landlord’s Contribution paid by Landlord shall be retroactively adjusted, and (A) any deficiency in the amount of the Landlord’s Contribution due to the retroactively adjusted square footage calculations shall be paid by Landlord to Tenant or as otherwise directed by Tenant within 30 days after the Agreed Area of Premises and the Agreed Area of Building have been determined as set forth herein or (B) any excess Landlord’s Contribution previously paid to Tenant shall be paid by Tenant to Landlord within 30 days after the Agreed Area of Premises and the Agreed Area of Building have been determined as set forth herein; and (iv) Tenant’s Proportionate Share and the Recurring Additional Rent shall be appropriately adjusted based upon the adjusted Agreed Area of Premises and the Agreed Area of Building. Within 30 days after such measurements are determined as aforesaid, the parties shall execute an amendment to this Lease, in form and substance reasonably acceptable to Landlord and Tenant, setting forth the Agreed Area of Premises and the Agreed Area of Building and confirming Tenant’s Proportionate Share and such other appropriate modifications of the terms of this Lease as are affected by the size of the Premises but the failure of either party to sign such amendment shall not affect the

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final determination of the Agreed Area of Premises, Agreed Area of Building or Tenant’s Proportionate Share or the rights of the parties under this Lease.
(e)    (i) Notwithstanding the foregoing, if the Agreed Area of the Premises as finally established pursuant to the terms of this Section 4.3 exceeds the Agreed Area of the Premises as specified in Article 1 hereof by more than 2%, then Tenant shall have the right, upon irrevocable notice (the “RSF Contraction Notice”) delivered to Landlord within 30 days following the date the Agreed Area of Premises are finally established pursuant to the terms of this Section 4.3, time being of the essence, to exclude from the Premises (at Landlord’s sole cost and expense) a portion of the highest contiguous floor of the Premises such that the balance of such floor not leased by Tenant is in increments of one-quarter of the rentable square footage of such floor and in a marketable configuration for lease to a third party tenant as mutually and reasonably agreed to by Landlord and Tenant (the “RSF Contraction Space”). In the event that Tenant fails to timely send the RSF Contraction Notice, Tenant shall no longer have any right to exclude the RSF Contraction Space from the Premises pursuant to this Section 4.3(e)(i). In the event that Tenant timely delivers the RSF Contraction Notice, effective as of the date of such RSF Contraction Notice (the RSF Contraction Option Date”), this Lease in respect of the RSF Contraction Space shall come to an end and expire on the RSF Contraction Option Date with the same force and effect as if said date were the Expiration Date set forth in this Lease, and, as of the RSF Contraction Option Date, the RSF Contraction Space shall be excluded from the Premises in the same manner as the Pre-CD Contraction Space would be executed from the Initial Premises pursuant to Section 32.2, appropriately modified, mutatis mutandis, as if the RSF Contraction Space were the Pre-CD Contraction Space.
(ii)    Notwithstanding the foregoing, if the Agreed Area of the Premises as finally established pursuant to the terms of this Section 4.3 is less than the Agreed Area of the Premises as specified in Article 1 hereof by more than 2%, then Tenant shall have the right, upon irrevocable notice (the “RSF Expansion Notice”) delivered to Landlord within 30 days following the date the Agreed Area of Premises are finally established pursuant to the terms of this Section 4.3 (time being of the essence), to add to the Premises (at Landlord’s sole cost and expense) either (A) if the highest floor of the Initial Premises is a partial floor, a portion of such floor contiguous to the Initial Premises such that the balance of such floor not leased by Tenant is in increments of one-quarter of the rentable square footage of such floor; or (B) if the highest floor of the Premises is a full floor, a portion of a full floor contiguous thereto in increments of one-quarter of the rentable square footage of such floor, in either case, which particular demising location shall be mutually acceptable to Landlord and Tenant acting in good faith (as applicable, the “RSF Expansion Space”), which RSF Expansion Space in any case shall be contiguous to the highest contiguous floor of the Premises, upon the terms and conditions set forth in this Section 4.3(e)(ii). In the event Tenant shall fail to designate the RSF Expansion Space in the RSF Expansion Notice, and such failure continues for 3 Business Days after Landlord delivers notice thereof to Tenant, the RSF Expansion Space shall be deemed to be the lesser of (x) the balance, and (y) one-half, of the floor in the case of clause (A) above or one-half of the floor in the case of clause (B) above (as applicable). In the event that Tenant fails to timely send the RSF Expansion Notice, Tenant shall no longer have any right to expand the Premises pursuant to this Section 4.3(e)(ii). Effective as of the date on which Landlord delivers vacant possession of the RSF Expansion Space to Tenant with Landlord’s Premises Work Substantially Completed (the “RSF Expansion Space Commencement Date”), Landlord shall be deemed to have delivered to Tenant, and Tenant shall be deemed to have accepted from Landlord, possession of the RSF Expansion Space in the same manner as the Pre-CD Expansion Space would be added to the Initial Premises pursuant to Section 31.3, appropriately modified, mutatis mutandis, as if the RSF Expansion Space were the Pre-CD Expansion Space (provided that if the RSF Expansion Space is a full floor of the Building, the Bathroom Contribution shall be increased appropriately on account of the leasing of such RSF Expansion Space). For avoidance of doubt, the RSF Expansion Space shall, if applicable, be contiguous to any Pre-CD Expansion Space added to the Premises pursuant to Article 31 below.

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(f)    In no event shall the Agreed Area of Premises and the Agreed Area of Building include the area of any terraces adjoining the Premises.
(g)    Landlord shall reimburse Tenant for Tenant’s out-of-pocket costs which Tenant would not have incurred but for the obligation to relocate, including but not limited to, all “soft costs” attributable to architecture, consulting, space planning, engineering, designing, consulting, engineering and other similar costs and expenses (the “Relocation Costs”) Tenant agrees to use commercially reasonable efforts to deliver Tenant’s estimate of the Relocation Costs in a notice to Landlord within 75 days after receipt of the Relocation Notice. Landlord shall pay to Tenant the actual amount of the Relocation Costs within 30 days after Landlord’s receipt of an invoice therefor together with reasonable supporting documentation.
Section 38.4LEED. Landlord agrees that certain building work will be Leadership in Energy and Environmental Design (“LEED”) certifiable “Silver” (and may be certifiable “Gold”) under the current LEED Green Building Rating System. Promptly following the issuance of any LEED certification with respect to the Building, Landlord shall deliver notice thereof to Tenant. If such LEED certification is obtained, Tenant shall endeavor (without material cost to Tenant) to comply with all required guidelines and conditions of the Building LEED so as to not adversely affect such LEED status but failure to do so by Tenant shall not be a default by Tenant under this Lease and Tenant shall have no obligation to design the Initial Installations (or any other Alterations), or apply, for any LEED certification unless required by applicable Requirements. Notwithstanding anything to the contrary contained herein, Landlord shall not be liable to Tenant for any damages or otherwise as a result of any failure to obtain LEED certification and this Lease and the occurrence of the Commencement Date shall be unaffected thereby.
Section 38.5Base Building Plans. Landlord represents to Tenant that Exhibit C-5 attached hereto sets forth a true, correct and complete list, in all material respects, of all Base Building Plans that exist as of the Effective Date and has made the same available to Tenant on or before the Effective Date. Landlord shall make available to Tenant as and when available updated Base Building Plans (deemed to be 100% construction drawings). Landlord agrees to hold meetings with Tenant on at least a quarterly basis regarding the design and development of Landlord’s Work and the Base Building Plans therefor, at which meetings Landlord shall provide Tenant with updates as to any changes to the Base Building Plans which in Landlord’s good faith judgment affect the Initial Installations and/or Tenant’s use or occupancy of the Premises beyond a de minimis extent. Landlord agrees to advise Tenant of any material changes to the Base Building Plans which materially adversely affect Tenant’s use or occupancy of the Premises (“Material BBP Changes”) and except as expressly provided below with respect to Material BBP Changes required to comply with applicable Requirements, Tenant’s prior consent (which consent, shall not be unreasonably withheld, conditioned or delayed) thereto shall be required. Provided that Landlord shall have delivered a notice together with the delivery of such Material BBP Changes to Tenant containing the following statement in bold letters: “IF TENANT FAILS TO RESPOND WITHIN 10 BUSINESS DAYS AFTER RECEIPT OF THIS NOTICE, THEN TENANT SHALL BE DEEMED TO HAVE ACCEPTED THE MATERIAL BBP CHANGES SO SUBMITTED TO TENANT”, then if Tenant fails to respond to such request within such 10 Business Day period, Tenant shall be deemed to have accepted such Material BBP Changes and the same shall be deemed to comply with the requirements specified above. If Landlord fails to deliver such notice together with the delivery of such Material BBP Changes, then Landlord may at any time thereafter deliver a notice to Tenant containing the following statement in bold letters: “IF TENANT FAILS TO RESPOND WITHIN THE LATER TO OCCUR OF (X) 5 BUSINESS DAYS AFTER RECEIPT OF THIS NOTICE OR (Y) 10 BUSINESS DAYS AFTER RECEIPT BY TENANT OF THE MATERIAL BBP CHANGES SUBMITTED TO TENANT, THEN TENANT SHALL BE DEEMED TO HAVE ACCEPTED SUCH MATERIAL BBP CHANGES SO SUBMITTED TO TENANT”. If

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Tenant fails to respond to such request by such later date, Tenant shall be deemed to have accepted such Material BBP Changes and the same shall be deemed to comply with the requirements specified above. Tenant’s review of the Base Building Plans or review of, or consent to, any changes thereto, shall not constitute a representation or warranty of Tenant as to the adequacy or sufficiency of any portion of the Base Building Plans or the work or systems to which they relate for any use, purpose or conditions. If Material BBP Changes are made by Landlord in order to comply with applicable Requirements, Landlord shall instruct Landlord’s architect to promptly make the changes to the Base Building Plans to so comply. If making changes to the Base Building Plans are necessary in order to comply with Requirements as described above, Landlord shall use commercially reasonable efforts to make such changes so as to minimize any material adverse effect on Exhibit C-2, Exhibit C-3 and the Premises, provided that such commercially reasonable efforts by Landlord shall not require Landlord to incur additional costs or take any action which would have an adverse effect on the Building or other tenants or occupants of the Building, in any case beyond a de minimis extent. Notwithstanding anything to the contrary contained in this Lease, in the case of any conflict or inconsistency between (a) the Outline Specifications (i.e., Exhibit C-2) and the Base Building Plans, the Outline Specifications shall control; (b) the Base Building Condition (i.e., Exhibit C-3) and the Base Building Plans, the Base Building Condition shall control; and (c) the Outline Specifications and the Base Building Condition, the Base Building Condition shall control.
Article 5

ALTERATIONS
Section 38.1Tenant’s Alterations. (a) Tenant shall not make any alterations, additions or other physical changes in or about the Premises (collectively, “Alterations”) other than decorative Alterations such as painting, wall coverings and floor coverings and wiring and cabling exclusively within the Premises and not connected to any Building System (collectively, “Decorative Alterations”) or Acceptable Alterations (as hereinafter defined), without Landlord’s prior consent, which consent shall not be unreasonably withheld or conditioned if such Alterations (“Non-Material Alterations”) (i) do not adversely affect the structural integrity of the Building, (ii) do not adversely affect the usage or proper functioning of any Building Systems, (iii)  affect only the Premises, (iv) are not visible from outside of the Premises, (v) do not adversely affect the certificate of occupancy issued for the Building beyond a de minimis extent (it being understood and agreed that it shall be unreasonable for Landlord to in and of itself withhold consent if Tenant, at Tenant’s sole cost and expense, would be responsible for any changes to the certificate of occupancy issued for the Building required on account of Alterations performed pursuant to this Lease, and such changes would not adversely affect Landlord, the Building or other tenants and occupants of the Building), and (vi) do not violate any Requirement.
(a)Plans and Specifications. Prior to making any Alterations, Tenant, at its expense, shall (i) submit to Landlord for its approval (pursuant to the standards set forth in Section 5.1(a) above) in accordance with this Section 5.1(b), detailed plans and specifications (“Plans”) of each proposed Alteration (other than Decorative Alterations) unless plans and specifications shall not be required by any applicable Requirements or good construction practice (and in such event, Tenant shall provide Landlord with a reasonably detailed description of the Alteration to be performed), and with respect to any Alteration affecting any Building System, evidence that the Alteration has, prior to the submission of the Plans to Landlord, been designed by, or, after submission to Landlord, Landlord will cause such Plans to be reviewed by Landlord’s designated engineer for the affected Building System, (ii) obtain all permits, approvals and certificates required by any Governmental Authorities and (iii) with respect to Tenant’s contractors and subcontractors, furnish to Landlord certificates of worker’s

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compensation (covering all persons to be employed by Tenant’s contractors and subcontractors in connection with such Alteration) and commercial general liability insurance and Builder’s Risk coverage (each as described in Article 11), all in such form, with such companies, for such periods and in such amounts as are reasonably acceptable to Landlord and further subject to the construction procedures and regulations attached hereto as Exhibit P (the “Construction Rules”), naming Landlord, Landlord’s Agent, any Lessor and any Mortgagee as additional insureds on the commercial general liability policy only. Tenant shall give Landlord notice (which may be by Operational Notice) prior to performing any Decorative Alteration, which notice shall contain a description of such Decorative Alteration estimated to cost in excess of $200,000.00. Landlord shall respond to any request for approval of Tenant’s Plans within 10 Business Days after such request is made. In addition, Landlord agrees to respond to any resubmission of the Plans within 5 Business Days after resubmission to Landlord. If Landlord fails to respond to Tenant’s request within the applicable review period set forth herein, Tenant shall have the right to provide Landlord with a second request for approval (a “Second Request”), which shall specifically identify the Plans to which such request relates, and set forth in bold capital letters the following statement: IF LANDLORD FAILS TO RESPOND WITHIN 3 BUSINESS DAYS AFTER RECEIPT OF THIS NOTICE, THE PLANS SHALL BE DEEMED APPROVED AND TENANT SHALL BE ENTITLED TO COMMENCE CONSTRUCTION OF THE ALTERATIONS IN ACCORDANCE WITH THE PLANS AND SPECIFICATIONS PREVIOUSLY SUBMITTED TO LANDLORD AND TO WHICH LANDLORD HAS FAILED TO TIMELY RESPOND. If Landlord fails to respond to a Second Request within 3 Business Days after receipt by Landlord, the Plans or revisions thereto for which the Second Request is submitted shall be deemed to be approved by Landlord, and Tenant shall be entitled to commence construction of the Alterations or portion thereof to which the Plans relate, provided that such Plans have (if required) been appropriately filed in accordance with any applicable Requirements, all permits and approvals required to be issued by any Governmental Authority as a prerequisite to the performance of such Alterations shall have been duly issued, and Tenant shall otherwise have complied with all applicable provisions of this Lease relating to the performance of such Alterations. As used herein, the term “respond” shall mean approve or disapprove and, in the case of any disapproval, the reasons therefor in reasonable detail. Upon Tenant’s request, Landlord shall reasonably cooperate with Tenant in obtaining any permits, approvals or certificates required to be obtained by Tenant in connection with any permitted Alteration (if the provisions of the applicable Requirement require that Landlord join in such application); provided that Tenant shall reimburse Landlord for Landlord’s out-of-pocket costs in connection therewith. Without limiting the foregoing, Landlord shall sign any required application for Tenant to obtain a building permit for any Alterations and Tenant may submit its plans and specifications to the Department of Buildings on or prior to the date that Tenant submits its plans and specifications to Landlord; provided that Landlord’s execution of any such application shall not be deemed an approval of such Alterations or the plans and specifications therefor or permission from Landlord for Tenant to do any work in the Premises. Landlord reserves all rights with respect to the approval of Alterations and the plans and specifications therefor and to require Tenant to withdraw or revise the applications and modify the Alterations and the plans and specification therefor.
(b)Governmental Approvals. Tenant, at its expense, shall, as and when required, promptly obtain certificates of partial and final approval of such Alterations required by any Governmental Authority and shall, within 60 days after completion of any Alterations, furnish Landlord with copies thereof, together with “as-built” Plans for such Alterations prepared on an AutoCAD Computer Assisted Drafting and Design System (or such other system or medium as Landlord may accept), using naming conventions issued by the American Institute of Architects in June, 1990 (or such other naming conventions as Landlord may accept) and magnetic computer media of such record drawings and specifications translated in DWG format or another format acceptable to Landlord. In lieu of “as-built” Plans and to the extent same are not prepared for Tenant, Tenant shall have the right to provide Landlord with final construction drawings marked-up with comprehensive field notations.
Section 38.2Manner and Quality of Alterations. All Alterations shall be performed (a) in a good and workmanlike manner and free from defects, (b) substantially in accordance with any Plans therefor, (c) by contractors approved by

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Landlord in accordance with the provisions of this Section 5.2 (subject to the immediately following sentence), (d) in compliance with all Requirements, the terms of this Lease and the Construction Rules, and (e) at Tenant’s expense. Notwithstanding the provisions of clause (c) above in this Section 5.2, solely with respect to Decorative Alterations and Acceptable Alterations (collectively, “No-Consent Alterations”), Landlord shall have no approval right over contractors performing such No-Consent Alterations; provided, however, that for the avoidance of doubt, and without limitation, Landlord shall always have an approval right in accordance with the provisions of this Section 5.2 with respect to contractors performing any of the following work (including, without limitation, in connection with No-Consent Alterations): MEP work touching Building Systems; exterior landscaping and other exterior maintenance; curtainwall work; structural concrete; structural steel work; and foundation work. A copy of Landlord’s current Construction Rules has been provided to Tenant. The Construction Rules may be reasonably amended by Landlord from time to time, on reasonable prior notice to Tenant; provided that Tenant shall not be bound by any amended or new Construction Rules (i) with respect to the performance of any Alterations until after such Alterations have been Substantially Completed, except to the extent that that any new or amended Construction Rules have been made and Tenant has been given notice of the same prior to the bidding of a contract for the Alteration in question. or (ii) that (A) imposes, except to a de minimis extent, any new or increased costs or financial obligations on Tenant (unless any such cost or financial obligation is the result of compliance with any Requirements), (B) adversely affects the conduct of Tenant’s business or Alterations in the Premises by more than a de minimis extent, or (C) discriminates against Tenant. Any disputes as to the reasonableness of any new or amended Construction Rules shall be resolved by arbitration pursuant to the provisions of Article 36. In the event of any conflict between the terms of this Lease and the Construction Rules, the terms of this Lease shall govern. All materials and equipment shall be of good quality, and no such materials or equipment (other than Tenant’s Property) shall be subject to any lien or other encumbrance. At Tenant’s request and if and to the extent Landlord maintains such a list, Landlord shall furnish Tenant with a list of contractors (containing at least 3 contractors for each trade (other than in respect of any Building System so long as the rates of such contractors designated by Landlord are commercially competitive)), approved by Landlord, who may perform on behalf of Tenant the types of Alterations described on such request. If Tenant engages any contractor set forth on such list, Tenant shall not be required to obtain Landlord’s consent to such contractor. If Tenant desires to use a contractor who is not named on such list, Landlord shall not unreasonably withhold its approval of any reputable contractor proposed by Tenant. Landlord shall, within 10 Business Days after receiving any request from Tenant for such approval, respond to such request. If Landlord fails to respond to a request for approval of a contractor proposed by Tenant within 10 Business Days after Landlord’s receipt of all of the information required under this Section 5.2, Tenant shall have the right to provide Landlord with a second written request for approval (a “Second Contractor Request”), which shall include all material previously delivered to Landlord together with Tenant’s original notice, and set forth on the first page thereof the following statement in bold capital letters: IF LANDLORD FAILS TO RESPOND WITHIN 3 BUSINESS DAYS AFTER RECEIPT OF THIS NOTICE, THEN TENANT SHALL BE ENTITLED TO ENGAGE THE CONTRACTOR DESCRIBED IN THE NOTICE ENCLOSED HEREWITH, WHICH WAS PREVIOUSLY SUBMITTED TO LANDLORD AND TO WHICH LANDLORD HAS FAILED TO TIMELY RESPOND. If Landlord fails to respond to a Second Contractor Request within 3 Business Days after receipt by Landlord, the proposed contractor as to which the Second Contractor Request is submitted shall be deemed to be approved by Landlord, and Tenant shall be entitled to engage such contractor.
Section 38.3Removal of Tenant’s Property. (a) Tenant’s Property shall remain the property of Tenant and Tenant may remove the same at any time on or before the Expiration Date. Notwithstanding anything to the contrary contained

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herein, Tenant shall have no obligation whatsoever to remove any Alterations (including, without limitation, any Specialty Alterations) or Decorative Alterations, except to the extent provided in the immediately following sentence. If Tenant exercises the 15 Year Termination Option and/or the 10 Year Termination Option then, on or before the Lease termination date, Tenant shall, at Tenant’s expense, remove any Designated Specialty Alterations from any portion of the Premises not leased hereunder after the early Lease termination date therefor. If this Lease terminates prior to the Expiration Date by reason of Tenant’s default hereunder then, within 60 days following the early Lease termination date, Tenant shall, at Tenant’s expense, remove any Designated Specialty Alterations from any portion of the Premises not leased hereunder after the early Lease termination date therefor; it being agreed that so long as Tenant timely vacates the Premises on or prior to the early Lease termination date, Tenant’s occupancy of the Premises during such 60-day period following the early Lease termination date solely for purposes of so removing any Designated Specialty Alterations shall not be deemed to be a holdover in the Premises for purposes of Section 18.2 during such 60-day period, but same shall be deemed use and occupancy thereof subject to the terms of this Lease, including, without limitation, the continued payment of Rent based upon the last full month of the Lease prior to such early Lease termination date. Tenant shall repair and restore, in a good and workmanlike manner, any damage to the Premises or the Building caused by Tenant’s removal of any Alterations or Tenant’s Property or by the restoration of any Specialty Alterations, and upon default thereof, Tenant shall reimburse Landlord for Landlord’s out-of-pocket cost of repairing and restoring such damage. Any Specialty Alterations or Tenant’s Property not so removed shall be deemed abandoned and Landlord may retain or remove and dispose of same, and repair and restore any damage caused thereby, at Tenant’s cost and without accountability to Tenant. All other Alterations shall become Landlord’s property upon termination of this Lease. Landlord shall notify Tenant at the time Landlord approves any of Tenant’s Alterations whether any of the subject Specialty Alterations are “Designated Specialty Alterations” which shall be required to be removed by Tenant at the end of the Term pursuant to this Section 5.3; provided Tenant has requested such notification at the time Tenant submits plans and specifications for such Alterations for Landlord’s approval and Tenant’s request states the following in capitalized and bold type on the first page of Tenant’s notice: “IF LANDLORD FAILS TO NOTIFY TENANT AT THE TIME LANDLORD APPROVES THESE PLANS AND SPECIFICATIONS THAT ANY SPECIALTY ALTERATIONS (AS DEFINED IN THE LEASE) SHOWN THEREON ARE DESIGNATED SPECIALTY ALTERATIONS (AS DEFINED IN THE LEASE), LANDLORD SHALL NOT HAVE THE RIGHT TO REQUIRE TENANT TO REMOVE SUCH SPECIALTY ALTERATIONS AT THE END OF THE TERM.” If Landlord fails to notify Tenant whether any of the subject Specialty Alterations is a Designated Specialty Alteration, Tenant shall have no obligation to remove any of such Specialty Alterations (applicable thereto) under any circumstances.
(a)Notwithstanding any of the foregoing to the contrary, if Tenant is obligated to remove or restore any Specialty Alterations, Tenant shall have the right not to perform such work (such work, collectively the “Early Termination Work”) by paying Landlord Landlord’s out-of-pocket cost of performing such Early Termination Work (the “Removal Amount”), which obligation shall expressly survive the Expiration Date or sooner termination of the Term. If Tenant desires to pay the Removal Amount, Tenant shall provide notice to Landlord at least 365 days prior to the Expiration Date requesting that Landlord provide a notice to Tenant setting forth the Removal Amount. Within 90 days after such notice from Tenant, Landlord shall provide Tenant with a notice setting forth the Removal Amount. Within 30 days after such notice from Landlord setting forth the Removal Amount, Tenant shall have the right to send an irrevocable notice to Landlord exercising Tenant’s right to pay the Removal Amount in lieu of performing the Early Termination Work, together with payment of the Removal Amount. If Tenant timely makes such election and pays the Removal Amount (i) Tenant shall have no obligation to remove any Specialty Alterations or perform the Early Termination Work the subject of such Early

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Termination Work and Removal Amount and (ii) Landlord shall be solely responsible for all costs incurred with respect to removing any Specialty Alterations and performing the Early Termination Work, which Early Termination Work shall be performed by Landlord following the Expiration Date or early Lease termination date (in the event the Lease terminates prior to the Expiration Date by reason of Tenant’s default hereunder).
(b)“Specialty Alterations”: shall mean only the following non-standard office installations Alterations: cooking kitchens involving an open flame (as contrasted with mere dining areas, pantries and warming kitchens where only warming of food is performed using microwave ovens or similar methods not involving an open flame) (each, a “Kitchen Facility”), executive bathrooms, showers, fitness centers, safe deposit boxes, vaults, libraries, computer rooms or file rooms requiring reinforcement of floors, internal staircases, slab penetrations in order to create double-height space in the Premises or to install internal staircases, conveyors, elevators or dumbwaiters, aquariums, raised floors (other than any raised floors of 20,000 RSF or less in the aggregate on any floor of the Premises), Alterations in Common Areas solely for Tenant’s use, any specialized chemical fire suppression system in replacement of the base Building system, permanently constructed walls that block any portion of the exterior window, floor trenching and structural reinforcements (other than structural reinforcements on one full floor of the Premises designated by Tenant and structural reinforcements of 3,000 RSF or less in the aggregate on any other floor of the Premises); provided that “Specialty Alterations” shall expressly exclude any below-slab reinforcing.
Section 38.4Mechanic’s Liens. Tenant, at its expense, shall discharge any lien or charge recorded or filed against the Real Property in connection with any work done or claimed to have been done by or on behalf of, or materials furnished or claimed to have been furnished to, Tenant, within 45 days after Tenant’s receipt of notice thereof by payment, filing the bond required by law or otherwise in accordance with law.
Section 38.5Labor Relations. Tenant shall not employ, or permit the employment of, any contractor, mechanic or laborer, or permit any materials to be delivered to or used in the Building, if, in Landlord’s reasonable judgment, such employment, delivery or use will interfere or cause any conflict with other contractors, mechanics or laborers engaged in the construction, maintenance or operation of the Building by Landlord, Tenant or others. If such interference or conflict occurs, upon Landlord’s request, Tenant shall cause all contractors, mechanics or laborers causing such interference or conflict to leave the Building immediately.
Section 38.6Tenant’s Costs. Tenant shall pay to Landlord, within 30 days after demand (including backup documentation), Landlord’s out-of-pocket costs in connection with review of Plans for Alterations requiring Landlord’s consent (excluding the Initial Installations) by any third-party architect, engineer and/or other consultant reasonably retained by Landlord; provided such amount shall not exceed $75,000.00 per each set of distinct Plans for Alterations of a structural nature or which affect Building Systems, and $25,000.00 per each set of distinct Plans for Non-Material Alterations.
Section 38.7Tenant’s Equipment. In connection with the moving of any heavy machinery, heavy equipment, freight, bulky matter or fixtures (collectively, “Equipment”) into or out of the Building which requires special handling, Tenant agrees (a) to employ only persons holding all necessary licenses to perform such work, and (b) all work performed in connection therewith shall comply with all applicable Requirements.
Section 38.8Legal Compliance. The approval of Plans, or consent by Landlord to the making of any Alterations, does not constitute Landlord’s representation that such Plans or Alterations comply with any Requirements. Landlord shall not be liable to Tenant or any other party in connection with Landlord’s

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approval of any Plans, or Landlord’s consent to Tenant’s performing any Alterations. If any Alterations made by or on behalf of Tenant, require Landlord to make any alterations or improvements to any part of the Building in order to comply with any Requirements, Tenant shall pay Landlord’s out-of-pocket costs in connection with such alterations or improvements.
Section 38.9Floor Load. Tenant shall not place a load upon any floor of the Premises that exceeds 50 pounds per square foot “live load”, except to the extent such floors have been reinforced to bear a higher “live load” in accordance with Plans approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed. Landlord reserves the right to reasonably designate the position of all Equipment which Tenant wishes to place within the Premises, and to place limitations on the weight thereof. Subject to compliance with applicable Requirements, Tenant shall have the right, in concept only, and subject to the terms and conditions of this Article 5, to reinforce the floors of the Premises (not directly above another tenant’s premises) and obtain an amendment to the certificate of occupancy for the Premises to reflect such increase in floor load, subject to the terms of this Lease. Thereafter, the floor loads set forth in this Article 5 shall be deemed to be the increased floor load of the Premises, as approved by Landlord and properly reinforced by Tenant and set forth in the amended certificate of occupancy.
Section 38.10Acceptable Alterations. Notwithstanding the foregoing, Landlord’s consent shall not be required for any Alterations (“Acceptable Alterations”) which are Non-Material Alterations. At least 5 days’ prior to making any such Acceptable Alteration, Tenant shall submit to Landlord the Plans for such Acceptable Alteration unless Plans shall not be required to be filed by any applicable Requirement or good construction practice (and in such event, Tenant shall provide Landlord with a reasonably detailed description of the Acceptable Alteration to be performed), and any such Acceptable Alteration shall otherwise be performed in compliance with the provisions of this Article 5. The cost of Decorative Alterations shall not count towards the dollar thresholds specified above in this Section 5.10.
Section 38.11Venting. (a) If Tenant installs a Kitchen Facility, Tenant shall properly vent and exhaust odors from the Premises, installing, prior to use of such Kitchen Facility, such system or systems within the Premises (including, without limitation, an electrostatic precipitator kitchen exhaust system) to accomplish the same, which shall be installed in accordance with the provisions of Article 5 and which shall comply with all Requirements and periodically clean and otherwise maintain the same, as and when required to minimize the risk of fire and other hazards. Tenant shall have the right in concept, subject to Tenant’s compliance with all applicable terms of this Lease (including, without limitation, receipt of Landlord’s consent pursuant to Article 5), to discharge horizontally through louvers in the locations set forth on Exhibit V (if same is permitted by Requirements). For the avoidance of doubt, unless otherwise approved by Landlord in Landlord’s sole discretion, louvers serving the Premises shall not be located on either the highest floor or the lowest floor of the Premises (by way of example, if the Office Premises consist of the entire 25th through 28th floors of the Building, inclusive, then the louvers serving the Premises may only be located on the 26th and/or the 27th floor(s)). Throughout the Term, Tenant shall maintain in good condition a grease trap in the main soil line of the Premises for the purpose of preventing an accumulation of grease. Tenant shall not use the utility waste lines and plumbing for any purpose other than for which they were constructed, and not permit any food, waste or other foreign substances to be thrown or drawn into the pipes. Tenant shall take all reasonable steps to prevent fat, grease, or any other greasy substance from entering the utility waste lines and plumbing of the Premises, including the installation, as part of the Initial Installations, and the maintenance thereafter, of suitable grease traps in all waste lines (and Tenant shall clear any blockage in the sewer line or lines servicing the Premises resulting from Tenant’s operations, whether or not in violation of any

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provision hereof). In connection with Tenant’s kitchen exhaust, Landlord, at Tenant’s cost and expense (based upon Landlord’s actual, reasonable out-of-pocket costs), shall use reasonable efforts to provide Tenant with a location for its precipitator kitchen exhaust system (or other comparable Landlord approved exhaust and venting system) as reasonably designated by Landlord. Landlord shall provide Tenant and Tenant’s contractors and their respective employees, agents and subcontractors with reasonable access to such location for kitchen exhaust at reasonable times (and subject to the rights of other tenants) so as to permit Tenant to install and maintain therein the necessary piping, wiring, conduit or other equipment required in connection with such kitchen exhaust and which shall be installed in accordance with the provisions of Article 5.
        (b) Tenant shall take all precautions to prevent any odors from emanating from the Premises, including the installation, as part of Tenant’s Alterations, of such control devices as shall be prescribed by Landlord, and the establishment of effective control procedures, to eliminate such odors. If Tenant fails to eliminate such odors, Landlord shall have the right, upon notice to Tenant, to require Tenant to cease any of its operations that cause such odors or to modify its operations to eliminate such odors.
        (c) Tenant shall Install and maintain automatic, non-toxic, dry chemical fire extinguishing devices approved by the Fire Insurance Rating Organization having jurisdiction over the Premises, and if gas is used in the Premises for cooking or other purposes, suitable gas cut-off devices (manual and automatic).

Section 38.12Measurements. Tenant shall have the right to enter the Premises prior to the Commencement Date solely for the purpose of taking field measurements, performing visual inspections, preparing plans and specifications and performing other customary pre-construction activities as Tenant may reasonably deem necessary or desirable, namely testing and such architectural and engineering activities that are generally performed in preparation for the construction of office space in Comparable Buildings. If Tenant shall enter upon the Premises or any other part of the Building for such purpose, such access to the Premises by Tenant prior to the Commencement Date shall not be deemed to be use and occupancy by Tenant of the Premises nor Tenant having taken possession of the Premises for purposes of determining the Commencement Date but shall otherwise be subject to all of the terms of this Lease, including, without limitation, Article 11 and Article 25 hereof.
Section 38.13Conditionally Approved Alterations. Subject to compliance with applicable Requirements, Tenant shall have the right, in concept only, and subject to the terms and conditions of this Article 5 (including, without limitation, Landlord’s review and approval of the plans and specifications in connection therewith), to perform Alterations required in connection with installing four inch (4”) secondary condenser water supply and return cross connection piping between the base Building mechanical rooms on each of floor of the Premises. Such pipes will be configured to serve the DX Units as well as Tenant’s Supplemental HVAC Systems (each, as hereinafter defined). If such Alterations are performed, Tenant shall follow best practices of engineering in connection therewith, including, without limitation, following a protocol mutually and reasonably established at that time between Landlord and Tenant to cover material and operating protocol.
Article 6

REPAIRS
Section 38.1Landlord’s Repair and Maintenance. Except as provided in Section 6.2 hereof, Landlord (at Landlord’s sole cost and expense) shall maintain in good order, condition and repair, and make all necessary repairs and replacements to (a) the Building Systems (whether such Building Systems are located

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within or outside of the Premises), other than the distribution of such Building Systems located in or exclusively serving the Premises, but including Tenant’s Submeters and any other Building System meters; (b) the Common Areas; (c) the structural components of the Building (whether located within or outside of the Premises), including, without limitation, windows, the foundation, the roof and the curtain wall, and (d) any other components or systems which, pursuant to the express terms of this Lease, are Landlord’s obligation to repair, maintain or replace (including, without limitation, Landlord’s obligations under Section 8.1(e) with respect to Violations) (clauses (a)–(d) are herein collectively referred to as “Landlord Repair Items”), in each case, through the Term, in conformance with Requirements and the standards applicable to Comparable Buildings. Landlord Repair Items shall be of good quality utilizing new construction materials.
Section 38.2Tenant’s Repair and Maintenance. From and after the Commencement Date, subject to the applicable provisions of Article 5, Tenant (at Tenant’s sole cost and expense) shall maintain in good order, condition and repair (a) the Premises; (b) all fixtures, equipment, installations, appurtenances and systems exclusively serving the Premises or contained in the Premises (excluding any such fixtures, equipment, appurtenances or systems therein that are Building Systems but including any distribution of any Building Systems into the Premises up to the point of connection to the Building Systems); and (c) all Alterations (collectively referred to as “Tenant Repair Items”), in each case, in conformance with Requirements, and shall make all necessary repairs as and when needed to preserve the Premises and Tenant Repair Items in good working order and condition, except for reasonable wear and tear, damage from casualty or condemnation and such maintenance, repairs and replacements for which Landlord is responsible under the terms of this Lease. All damage to the Building or to any portion thereof caused by or resulting from any act, omission (where there is a duty to act), negligence or willful misconduct of a Tenant Party or the moving of Tenant’s Property or equipment into, within or out of the Premises by a Tenant Party, and any Tenant Repair Items requiring structural or nonstructural repair, shall be repaired at Tenant’s expense by (A) Tenant, if the required repairs are nonstructural in nature and do not affect any Building System, or (B) Landlord, if the required repairs are structural in nature, involve replacement of exterior window glass, affect any Building System or affect (or require entry into) the premises of any other tenant or occupant of the Building. All Tenant Repair Items shall be of good quality utilizing new construction materials. Subject to the terms and conditions of this Lease, upon reasonable prior notice from Tenant, Landlord shall provide reasonable access and opportunity for Tenant to make required repairs to Tenant Repair Items located outside of the Premises to the extent within Landlord’s control and otherwise, Landlord shall exercise all diligent efforts in cooperation with Tenant and other applicable parties to allow such access.
Section 38.3Restorative Work. Subject to the provisions of Section 10.19 and Article 14, Landlord reserves the right to make all changes, alterations, additions, improvements, repairs or replacements to the Building and Building Systems, including changing the arrangement or location of entrances or passageways, doors and doorways, corridors, elevators, stairs, toilets or other Common Areas (collectively, “Restorative Work”), as Landlord deems necessary or desirable, and to take all materials into the Premises required for the performance of such Restorative Work; provided that (a) the level of any Building service shall not, other than to a de minimis extent, decrease from the level required of Landlord in this Lease as a result thereof (other than temporary changes in the level of such services during the performance of any such Restorative Work); (b) Tenant’s access to or use of the Building, the Premises, the passenger elevators, the freight elevator and loading dock or any systems or equipment serving the Premises, is not unreasonably interfered with or adversely affected, in each case beyond a reasonably required temporary basis, other than to a de minimis extent; (c) such Restorative Work shall not, other than to an de minimis extent, increase Tenant’s obligations or decrease

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Tenant’s rights under this Lease; (d) Landlord shall use reasonable efforts to minimize interference with any Permitted User’s use and occupancy of the Premises, for the performance of Alterations or the conduct of business, during the performance of such Restorative Work; (e) without limiting the provisions of Section 10.19, Landlord shall provide Tenant with reasonable prior notice of any Restorative Work that is reasonably expected to adversely affect Tenant’s access to or use of the Premises other than to an de minimis extent, other than in the case of an emergency; (f) Landlord shall not store materials or equipment in the Premises other than in connection with the performance of Restorative Work therein; provided (i) the same is stored only in the portion of the Premises where such work is being performed if and to the extent storage only in such area is reasonably practical, and in a manner that reasonably minimizes disruption to Tenant’s business and (ii) no more than one day’s worth of materials and equipment shall be stored at any time; (g) except in an emergency, or unless otherwise agreed to by Tenant, Landlord shall not enter the Premises unless accompanied by a representative of Tenant; provided that Tenant makes such representative available to Landlord upon reasonable prior notice; and (h) no pipes, fans, ducts, wires or conduits not serving the Premises shall be placed other than within shared or common walls, plenums or floors adjacent to premises in the Building not leased to Tenant or if within the Premises as no alternative is reasonably practicable then, provided that (i) the same shall either be concealed behind, beneath or within then existing partitioning, columns, ceilings or floors located in the Premises, or completely furred at points immediately adjacent to existing partitioning columns or ceilings located in the Premises unless such alternative is not reasonably practicable, then in a manner that minimizes any such interference with the design, layout or use of the Premises; (ii) the same do not reduce (other than to a de minimis extent) the ceiling height of any floor of the Premises, the usable area of the Premises or the slab-to-slab height of any floor of the Premises and (iii) Landlord uses all reasonable efforts to install same in a manner that avoids any adverse effect (other than to a de minimis extent) on any Alteration theretofore performed or in progress in the Premises. Without limiting the provisions of Section 10.19, except in case of emergency, all Restorative Work within the Premises (other than de minimis routine maintenance and repairs that will not generate unreasonably loud noises or foul odors, which routine maintenance and repairs shall be reasonably coordinated with Tenant) shall be performed solely after Ordinary Business Hours or on non-Business Days and, all other Restorative Work (including de minimis routine maintenance and repairs) which is reasonably likely to (or does in fact) (i) create unreasonably loud noises, or (ii) interfere with or disrupt Tenant’s access to the Premises or Tenant’s business operations in the Premises beyond a de minimis extent, or (iii) involve an imminent threat to the health or safety of any occupant of the Premises, at Tenant’s request, shall be performed by Landlord on an overtime basis, or otherwise, after Ordinary Business Hours or on non-Business Days, at no cost to Tenant. If for any other reason, Tenant requests that Landlord perform Restorative Work on an overtime basis, or otherwise, after Ordinary Business Hours or on non-Business Days, and provided Tenant agrees to reimburse Landlord for the incremental costs thereof (limited to Landlord’s out-of-pocket costs), then except in case of an emergency, Landlord shall, to the extent commercially reasonable, perform such Restorative Work on an overtime basis, or otherwise, after Ordinary Business Hours or on non-Business Days, and in the event Tenant is so required to reimburse Landlord for any such incremental costs, Tenant shall pay to Landlord, within 30 days after demand therefor, an amount equal to the difference between the overtime pay rates and the regular pay rates actually paid by Landlord for performing such work (without markup) as set forth in a reasonably detailed invoice therefor. Subject to Section 10.20, there shall be no Rent abatement or allowance to Tenant for a diminution of rental value, no actual or constructive eviction of Tenant, in whole or in part, no relief from any of Tenant’s other obligations under this Lease, and no liability on the part of Landlord by reason of inconvenience, annoyance or injury to business arising from Landlord, Tenant or others performing, or failing to perform, any Restorative Work.

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Article 7

INCREASES IN TAXES AND OPERATING EXPENSES

Section 38.1 Definitions. For the purposes of this Article 7, the following terms shall have the meanings set forth below:
(a)“Assessed Valuation” shall mean the amount for which the Real Property is assessed pursuant to the applicable provisions of the City Charter and the Administrative Code of New York, or any successor Requirements, for the purpose of imposition of Taxes.
(b)“Base Expense Year” shall mean calendar year 2024.

(c)“Base Impositions Amount” shall mean Impositions for (i) so long as the PILOT Agreement is in effect, the (4th) City Tax Fiscal Year (as defined in the PILOT Agreement) (i.e., “Year 4 after the Construction Period” on the PILOT Calculation Table of the PILOT Agreement) after the Construction Period (as defined in the PILOT Agreement) or (ii) the Tax Year commencing on July 1, 2025 and ending on June 30, 2026 (“Base Tax Year”).
(d)“Base Operating Expenses” shall mean the sum of 50% of the Operating Expenses for calendar year 2024 and 50% of the Operating Expenses for calendar year 2025.
(e) ”Base PILOT Amount” shall mean the “PILOT Amount” (as defined in the PILOT Agreement) payable by Landlord for the Base Tax Year.
(f)“Comparison Year” shall mean each Lease Year during the Term commencing after the Base Expense Year.
(g)“Impositions” shall mean (i) subject to the penultimate sentence of this Section 7.1(g), any and all real estate taxes, vault taxes, assessments and special assessments, levied, assessed or imposed upon or with respect to the Real Property by any federal, state, municipal or other government or governmental body or authority, including, without limitation, BID Charges, (ii) the “Annual Administrative Fee” (as defined in the PILOT Agreement), and (iii) any out-of-pocket costs of Landlord in contesting such taxes, assessments or charges, which out-of-pocket costs shall be allocated to the Tax Year to which such out-of-pocket costs relate (including the Base Tax Year, but without duplication of any amounts included in the definition of “PILOT” or “Taxes” or for which Tenant has otherwise reimbursed Landlord pursuant to Section 7.5). If at any time the method of taxation shall be altered so that in lieu of or as an addition to or as an express substitute (as evidenced by either the terms of the legislation imposing such tax or assessment, the legislative history thereof or other documents or evidence which reasonably demonstrates that such tax or assessment was intended to serve as a real estate tax or fulfill substantially the same function as existing real estate taxes and/or as an addition thereto, but in the nature of a real estate tax, and computed as if Landlord’s sole asset were the Land and the Building), for, the whole or any part of such taxes theretofore imposed on real estate (other than any Taxes levied by the City of New York or PILOT under the PILOT Agreement) there shall be levied, assessed or imposed (x) a tax, assessment, levy, imposition, fee or charge wholly or partially as a capital levy or otherwise on the rents received therefrom, or (y) any other such substitute tax, assessment, levy, imposition, fee or charge, including without limitation, BID Charges and transportation taxes, fees and assessments, then all such taxes, assessments, levies, impositions, fees or charges or the part thereof so measured or based shall be included in “Impositions”. If Landlord, a lessee under a Superior Lease, or the owner of all or any portion of the Real Property, is an entity exempt from the payment of taxes, assessments or charges described in clause (i), and (I) is required to make payments in lieu of Taxes (other than PILOT under the PILOT Agreement), or (II) no payments in

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lieu of Taxes (other than PILOT under the PILOT Agreement) are required to be paid by Landlord, or such lessee under a Superior Lease or owner of all or any portion of the Real Property in respect thereof, then, in either case, there shall be included in “Impositions” the actual amount of such payments so required to be made or the taxes, assessments or charges described in clause (i) which would be so levied, assessed or imposed if Landlord or such lessee or owner were not so exempt and such taxes, assessments or charges shall be deemed to have been paid by Landlord on the dates on which such taxes, assessments or charges otherwise would have been payable if Landlord, such lessee or owner were not so exempt but only to the extent Landlord actually is obligated to pay such taxes, assessments or charges or any payments in lieu thereof (other than any Taxes levied by the City of New York or PILOT under the PILOT Agreement). “Impositions” shall not include (A) any corporate tax, unincorporated business tax, capital levy, succession tax, gains tax, recording tax, income, gross receipts tax, franchise or “value added” tax, transfer tax, inheritance tax, capital stock tax, excise, excess profits, gift tax, estate tax, foreign ownership or control tax, sales tax, net income or profit tax, mortgage recording tax, payroll or stamp tax imposed or constituting a lien upon Landlord, any Lessor or any Mortgagee or upon any part of the Real Property; (B) any ad valorem real estate taxes and other general real property taxes levied by the City of New York; (C) any personal property taxes and occupancy and rent taxes assessed against Landlord or its Affiliates (except as expressly permitted pursuant to this Section 7.1(g) with respect to payments in lieu); (D) any taxes, assessments or charges directly imposed upon and solely by reason of any sign attached to or located on the Real Property or any portion thereof; (E) any amounts payable under the PILOT Agreement other than the PILOT Amount (except as otherwise provided herein); (F) any taxes on Landlord’s or any Lessor’s or Mortgagee’s income; (G) any late payment charges, interest or penalties assessed against, or passed through to, Landlord, except to the extent arising as a result of Tenant’s late payment of Tenant’s Proportionate Share thereof (clauses (A)—(G) above are herein collectively referred to as “Excluded Items”); (H) any taxes, assessments or charges which would otherwise constitute Impositions to the extent included in Operating Expenses pursuant to Section 7.5; and (I) any amounts included in the definition of “PILOT” or “Taxes”. If pursuant to applicable Requirements, any amount that is included in Impositions may be divided and paid in installments (whether or not interest shall be due thereon), then (x) such amount (together with any interest due thereon) shall be deemed to have been so divided and to be payable in the maximum number of installments permitted by applicable Requirements to be paid, and (y) there shall be deemed included in Impositions for each Tax Year only the installments of such amount (and such interest) payable during such Tax Year.
(h)“Operating Expenses” shall mean (except as otherwise provided in this Section 7.1(h) and without duplication) the aggregate of all costs and expenses paid or incurred (with the understanding that Operating Expenses shall be adjusted for any such cost or expense not subsequently paid by Landlord and Tenant shall receive a credit for Tenant’s Proportionate Share thereof if Tenant has paid Tenant’s Proportionate Share thereof to Landlord and Landlord does not thereafter pay such cost or expense) by or on behalf of Landlord in connection with the ownership, operation, repair and maintenance of the Real Property, determined in accordance with sound real estate practices with respect to Comparable Buildings, including the rental value of Landlord’s Building office (which shall not exceed 3,000 rentable square feet in size). Notwithstanding the foregoing:
(A)Operating Expenses shall exclude or have deducted therefrom, as the case may be and as shall be appropriate: (A) any Excluded Expenses and (B) expenditures for capital improvements, except expenditures for capital improvements incurred after the Base Expense Year which (1) are reasonably intended to result in a reduction in Operating Expenses (as for example, a labor-saving improvement); provided that the amount included in Operating Expenses in any Comparison Year shall not exceed an amount equal to the savings reasonably anticipated to result from the installation and operation of such improvement; and/or (2) are made during any Comparison Year in compliance with Requirements (other than any Requirement in effect as of the Effective Date), in which case the expenditures for such capital improvements shall be amortized (with interest at the Base Rate) on a straight-line basis over the useful life or recovery period thereof (aa) as Landlord shall reasonably determine which is

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generally consistent with Landlord’s reasonable and prudent ownership practices for the Building for sub item (1) above and provided Tishman Speyer Properties or its Affiliate has an ownership interest (direct or indirect) in Landlord, otherwise amortized in accordance with GAAP, and (bb) for sub item (2) above, in accordance with GAAP, and the amount included in Operating Expenses in any Comparison Year shall be equal to the annual amortized amount;
(B)if during all or part of the Base Expense Year or any Comparison Year, Landlord shall not furnish any particular item(s) of work or service (which would otherwise constitute an Operating Expense) to any portions of the Building for any reason or materially increases or decreases the level or frequency of service (e.g., maintenance or repair of a Building System which is subject to a warranty or service contract that provides for maintenance and/or repairs without charge for a period of time; certain Common Areas (e.g., the Lobby) are not in service for the entire Base Expense Year; or any portion of the Building Systems is not fully in operation for the entire Base Expense Year), then, for purposes of computing Operating Expenses for such period, the amount included in Operating Expenses for such period shall be increased by an amount equal to the costs and expenses that would have been reasonably incurred by Landlord during such period if Landlord had furnished such item(s) of work or service or increased the level or frequency of such service to such portion of the Building (to the extent such increases are not reflected in any “gross up” pursuant to Section 7.1(h)(iii)) (i.e., (A)(1) if a service is added in a Comparison Year and there is no cost for such service in the Base Expense Year, or (2) there is material increase in the level or frequency of a service in a Comparison Year over the level or frequency of such service in Base Expense Year, then the Operating Expenses for the Base Expense Year are increased as if such service were provided, or provided at such level or frequency, in the Base Expense Year; or (B)(1) if a service is discontinued in a Comparison Year and there is no cost for such service in the Comparison, or (2) there is a material decrease in the level or frequency of a service in a Comparison Year over the level or frequency of such service in the Base Expense Year, then the Operating Expenses for such Comparison Year are increased as if such service were provided, or provided at such level or frequency, in such Comparison Year);
(C)if less than 100% of the Building rentable area is occupied by tenants at any time during the Base Expense Year or any Comparison Year, Operating Expenses shall be determined for the Base Expense Year or such Comparison Year to be an amount equal to the like expenses which would normally be expected to be incurred had such occupancy been 100% throughout the Base Expense Year or such Comparison Year. Without limiting the foregoing, it shall be assumed that (x) all services in respect of the Building are fully costed (e.g., discounts for the initial period of multi-year contracts shall be appropriately adjusted) and (y) with respect to any stepped pricing contract with increases for annual inflationary adjustments that are greater than customary increases for annual inflationary adjustments in Comparable Buildings for the relevant service under such contract, such increases for annual inflationary adjustments shall be at market rates; and
(D)any expenses which are incurred and charged to the Building and to other buildings owned by a Landlord or an Affiliate of Landlord shall be fairly and equitably allocated to the Real Property as appropriate.
(i)“PILOT” shall mean, with respect to any Tax Year, the PILOT Amount payable by Landlord for such Tax Year pursuant to the PILOT Agreement.
(j)“PILOT Agreement” shall mean that certain Agency Lease Agreement, by and between the New York City Industrial Development Agency (the “Agency”) and Landlord, as the same may, subject to the terms hereof, be modified from time to time with respect to the Property. Landlord represents and warrants to Tenant as of the Effective Date that (i) a true and complete copy of the PILOT Agreement has been delivered to Tenant; (ii) the PILOT Agreement is in full force and effect and to the best of Landlord’s knowledge, Landlord is not in default thereunder on the Effective Date; and (iii) to the best of Landlord’s knowledge, a substantial portion of of Landlord’s Work constitutes “CCP Improvements” under (and as defined in) the PILOT Agreement.

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(k)Intentionally Omitted.
(l)“Tax Year” shall mean the twelve month period from July 1 through June 30 (or such other period as hereinafter may be duly adopted by the City of New York as its fiscal year for real estate tax purpose).
(m)“Taxes” shall mean (i) subject to the penultimate sentence of this Section 7.1(g), any and all real estate taxes, vault taxes, assessments and special assessments, levied, assessed or imposed upon or with respect to the Real Property, whether general, special, ordinary, extraordinary, foreseen or unforeseen, by any federal, state, municipal or other government or governmental body or authority and (ii) any out-of-pocket costs of Landlord in contesting such taxes, assessments or charges, which out-of-pocket costs shall be allocated to the Tax Year to which such out-of-pocket costs relate (including the Base Tax Year, but without duplication of any amounts included in the definition of “PILOT” or “Impositions” or for which Tenant has otherwise reimbursed Landlord pursuant to Section 7.5). If at any time the method of taxation shall be altered so that in lieu of or as an addition to or as an express substitute (as evidenced by either the terms of the legislation imposing such tax or assessment, the legislative history thereof or other documents or evidence which reasonably demonstrates that such tax or assessment was intended to serve as a real estate tax or fulfill substantially the same function as existing real estate taxes and computed as if Landlord’s sole asset were the Land and the Building), for, the whole or any part of such taxes theretofore imposed on real estate (other than any Taxes levied by the City of New York or PILOT under the PILOT Agreement) there shall be levied, assessed or imposed (x) a tax, assessment, levy, imposition, fee or charge wholly or partially as a capital levy or otherwise on the rents received therefrom, or (y) any other such substitute tax, assessment, levy, imposition, fee or charge, including without limitation, BID Charges and transportation taxes, fees and assessments, then all such taxes, assessments, levies, impositions, fees or charges or the part thereof so measured or based shall be included in “Taxes”. If Landlord, a lessee under a Superior Lease, or the owner of all or any portion of the Real Property, is an entity exempt from the payment of taxes, assessments or charges described in clause (i), and (I) is required to make payments in lieu of Taxes (other than PILOT under the PILOT Agreement), or (II) no payments in lieu of Taxes (other than PILOT under the PILOT Agreement) are required to be paid by Landlord, or such lessee under a Superior Lease or owner of all or any portion of the Real Property in respect thereof, then, in either case, there shall be included in “Taxes” the actual amount of such payments so required to be made or the taxes, assessments or charges described in clause (i) which would be so levied, assessed or imposed if Landlord or such lessee or owner were not so exempt and such taxes, assessments or charges shall be deemed to have been paid by Landlord on the dates on which such taxes, assessments or charges otherwise would have been payable if Landlord, such lessee or owner were not so exempt but only to the extent Landlord actually is obligated to and does pay such taxes, assessments or charges or any payments in lieu thereof (other than any Taxes levied by the City of New York or PILOT under the PILOT Agreement). “Taxes” shall not include (A) any Excluded Items; (B) any taxes, assessments or charges which would otherwise constitute Taxes to the extent included in Operating Expenses pursuant to Section 7.5; and (C) any amounts included in the definition of “PILOT” or “Impositions”. If pursuant to applicable Requirements, any amount that is included in Taxes may be divided and paid in installments (whether or not interest shall be due thereon), then (x) such amount (together with any interest due thereon) shall be deemed to have been so divided and to be payable in the maximum number of installments permitted by applicable Requirements to be paid, and (y) there shall be deemed included in Taxes for each Tax Year only the installments of such amount (and such interest) payable during such Tax Year.
Section 38.2PILOT. (a)(i) If PILOT for any Tax Year from and after July 1 of the Tax Year immediately following the Base Tax Year (i.e., from and after the day immediately following the last day of the Base Tax Year) until the “Cessation Date” (as defined in the PILOT Agreement; such date shall hereinafter be referred to in this Lease as the “PILOT Cessation Date”), shall exceed the Base PILOT Amount (or, with respect to the Tax Year in which the PILOT Cessation Date occurs, if the PILOT Cessation Date occurs on a date other than the 1st day of a Tax Year, if PILOT for

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such Tax Year shall exceed the amount that is the product of the Base PILOT Amount multiplied by a fraction, the numerator of which is the number of days in such Tax Year prior to the PILOT Cessation Date and the denominator of which is the number of days in such Tax Year), then, commencing from and after the Rent Commencement Date, Tenant shall pay to Landlord (each, a “PILOT Payment”) Tenant’s Proportionate Share of the amount by which PILOT for such Tax Year (or portion thereof prior to the PILOT Cessation Date) is greater than the Base PILOT Amount (or such pro-rated amount described in the first parenthetical in this sentence, if applicable); provided that no PILOT Payment shall accrue or be due or payable with respect to the period prior to the Rent Commencement Date, and if the Rent Commencement Date occurs after the 1st day of any Tax Year, the PILOT Payment for such Tax Year shall be appropriately pro-rated. The PILOT Payment for each Tax Year shall be due and payable by Tenant in installments in the same manner that PILOT for such Tax Year is due and payable by Landlord, whether as directed under the PILOT Agreement, to a Lessor or Mortgagee or otherwise. Tenant shall pay the PILOT Payment (or any installment thereof) within 30 days after the rendering of a statement therefor by Landlord to Tenant (each, a “PILOT Statement”), but in no event shall Tenant be required to pay the PILOT Payment (or installment thereof) more than 30 days prior to the date such PILOT Payment (or installment thereof) first becomes due and payable by Landlord and in no event prior to the Rent Commencement Date. Each PILOT Statement rendered by Landlord shall set forth in reasonable detail the computation of Tenant’s Proportionate Share of the particular installment(s) of PILOT being billed and shall be based upon the “PILOT Bill” (as defined in the PILOT Agreement), without any markup or other premiums thereon. Subject to the provisions of Section 7.2(d)(vi) or (vii), if there shall be any increase in the PILOT for any Tax Year, whether during or after such Tax Year, or if there shall be any decrease in the PILOT for any Tax Year, the PILOT Payment for such Tax Year shall be appropriately adjusted and paid or refunded, as the case may be (in accordance with Sections 7.2(b) and 7.8(d), to the extent applicable). In no event, however, shall PILOT be reduced below the Base PILOT Amount.
(ii)In addition to the PILOT Payments set forth above, and the Impositions Payment and Tax Payment set forth below, Tenant shall pay, as Additional Rent on account of real estate taxes, for each Tax Year (or portion thereof) throughout the Term of this Lease from and after July 1, 2024 (excluding any Renewal Term) (the “Additional Tax Payment Commencement Date”), a per annum amount equal to the product of (A) the applicable Additional Tax Amount, multiplied by (B) the Agreed Area of Premises (the “Additional Tax Payment”). Each PILOT Statement rendered by Landlord shall set forth in reasonable detail the computation of the Additional Tax Amount for the period to which the particular installment(s) of the PILOT Payment being billed thereunder relate and shall be based upon the PILOT Bill, without any markup or other premiums thereon, and the Additional Tax Payment (or installments thereof) shall be due and payable on the dates on which PILOT Payments (or installments thereof) are due and payable by Tenant. The “Additional Tax Amount” shall be (I) $0 for the Tax Year beginning on the Additional Tax Payment Commencement Date, and (II) for the Tax Year beginning on the 1st anniversary of the Additional Tax Payment Commencement Date and for each Tax Year thereafter until the Initial Expiration Date, the lesser of (1) $1.75, and (2) the quotient of (aa) the positive difference between (x) the PILOT Amount payable by Landlord for the Base Tax Year, minus (y) the PILOT Amount payable by Landlord for the Tax Year beginning on the Additional Tax Payment Commencement Date; divided by (bb) the Agreed Area of Building.
        (b) If Landlord shall receive a refund of PILOT for any Tax Year in which Tenant made a PILOT Payment (or a credit in lieu of such a refund) or PILOT shall be reduced prior to payment of all or part thereof (but after Tenant has made payment in respect thereof), Landlord shall, within 30 days after receipt of such refund, credit Tenant’s Proportionate Share of the net refund or credit (after deducting from such refund or credit Landlord’s out-of-pocket costs of obtaining the same, including, without limitation, appraisal, accounting and legal fees, to the extent that such costs and expenses were not included in the PILOT for such Tax Year or

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otherwise reimbursed by Tenant pursuant to Sections 7.3, 7.4 or 7.5) against the next installment(s) of Rent due and payable under this Lease; provided that such credit to Tenant shall in no event exceed the PILOT Payment paid for such Tax Year.
(c) If the PILOT comprising the Base PILOT Amount is reduced as a result of an appropriate proceeding or otherwise, subject to Section 7.2(d)(vi) or (vii), the PILOT as so reduced shall for all purposes be deemed to be the Base PILOT Amount and Landlord shall notify Tenant of the amount by which the PILOT Payments previously made were less than the PILOT Payments required to be made under this Section 7.2, and Tenant shall pay the deficiency within 30 days after demand therefor.
(d)(i)    Tenant shall promptly cooperate with Landlord in complying with the disclosure and reporting requirements relating to the subtenant information required under the PILOT Agreement, including, without limitation, by furnishing such information and/or completing such questionnaires, forms and reports as, and to the extent, required to satisfy the requirements of the PILOT Agreement, including, without limitation, Section 8.8 (Non-Discrimination), Section 8.14 (Automatically Deliverable Documents), Section 8.15 (Requested Documents), Section 8.16 (Periodic Reporting Information for the Agency), Section 8.23 (Living Wage/Prevailing Wage), Section 8.24 (HireNYC Program) and Section 8.25 (Labor Peace Agreement) of the PILOT Agreement. Following Landlord’s request to Tenant given at least 10 Business Days prior to the date Landlord is required to deliver the same to the Agency, Tenant shall furnish any such information and deliver any such completed questionnaires and reports to Landlord on or prior to the date that is 5 Business Days before the date Landlord is required to deliver same to the Agency (unless the period between a request to Landlord from the Agency for any such information, questionnaires or reports and the date such information, questionnaires or reports are due to the Agency is shorter than 5 Business Days, in which case Tenant shall deliver such information, questionnaires or reports to Landlord no less than 3 Business Days prior to the date Landlord is required to deliver same to the Agency); provided that Landlord provides the required form with such request.
    (ii)    Within 10 Business Days after request from Landlord, Tenant shall execute both (A) an “LW Agreement” (as defined in the PILOT Agreement) in the form of Exhibit J-1 annexed hereto, and (B) a HireNYC Statement on Goals in the form of Exhibit J-2 annexed hereto, and deliver 2 fully executed, original counterparts of the same to Landlord.
    (iii)    Tenant represents that Tenant’s occupancy at the Real Property will not result in the removal of an industrial or manufacturing plant or facility of Tenant located outside of the City of New York, but within the State of New York, to the Real Property or in the abandonment of one or more such industrial or manufacturing plants or facilities of Tenant located outside of the City of New York but within the State of New York.
    (iv)    Tenant represents that neither Tenant, nor any “Principals” (as defined in the PILOT Agreement as of the Effective Date) of Tenant (A) is in default or in breach, beyond any applicable grace period, of its obligations under any written agreement with the Agency or the City of New York, unless such default or breach has been waived in writing by the Agency or the City of New York, as the case may be, (B) has been convicted of a misdemeanor related to truthfulness and/or business conduct in the past 5 years, (C) has been convicted of a felony in

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the past 10 years, (D) has received formal written notice from a federal, state or local governmental agency or body that such Person is currently under investigation for a felony criminal offense, or (E) has received written notice of default in the payment to the City of New York of any taxes, sewer rents or water charges, which have not been paid, unless such default is currently being contested with due diligence in proceedings in court or other appropriate forum.
    (v)    Tenant covenants that at all times during Tenant’s occupancy of the Premises, Tenant shall ensure that employees and applicants for employment with Tenant are treated without regard to their race, color, creed, age, sex or national origin. As used in this Section 7.2(d)(iv) only, the term “treated” shall mean and include the following: recruited, whether by advertising or other means; compensated, whether in the form of rates of pay or other forms of compensation; selected for training, including apprenticeship; promoted; upgraded; downgraded; demoted; transferred; laid off; and terminated.
    (vi)    Tenant shall indemnify and hold Landlord harmless from and against any and all loss, cost, liability, damage or expense (including, without limitation, reasonable attorneys’ fees, disbursements and court costs) incurred by Landlord (or any of its Affiliates) solely arising from any failure of Tenant to comply in all respects with Sections 7.2(d)(i), 7.2(d)(ii) or 7.2(d)(v) or any misrepresentation by Tenant contained in Sections 7.2(d)(iii) or 7.2(d)(iv) or arising from any other “Event of Default” (as defined in the PILOT Agreement) under the PILOT Agreement which is solely caused by any act or omission of, or breach of any representation or warranty by, Tenant, or any of its Affiliates, or any of their respective officers, members, directors, principals, employees or agents, in each case, beyond any applicable cure periods set forth in the PILOT Agreement (including, without limitation, Section 8.9(f)(iii) of the PILOT Agreement). Until the PILOT Cessation Date, to the extent any amount payable by Landlord under the PILOT Agreement is greater than it would otherwise be, or to the extent any additional amount is payable by Landlord under the PILOT Agreement, in either case, due to any failure of Tenant to comply in all respects with Sections 7.2(d)(i), 7.2(d)(ii) or 7.2(d)(v) or any misrepresentation by Tenant contained in Sections 7.2(d)(iii) or 7.2(d)(iv), in each case, beyond any applicable notice and cure periods set forth in the PILOT Agreement (including, without limitation, Section 8.9(f)(iii) of the PILOT Agreement), then Tenant shall pay to Landlord 100% of such greater amount or such additional amount due under the PILOT Agreement, within 30 days after Landlord’s demand therefor.
    (vii)    Until the PILOT Cessation Date, if any amount payable by Landlord under the PILOT Agreement is increased or greater than it would otherwise be, or if any additional amount is payable by Landlord under the PILOT Agreement, in either case, due to any “Event of Default” (as defined in the PILOT Agreement) under the PILOT Agreement which is not caused by any act or omission of, or breach of any representation or warranty by, Tenant, Tenant shall have no liability to pay for any of such incremental amount by which Landlord’s payment obligation is so greater or such additional amount and, for the avoidance of doubt, the same shall be excluded from the PILOT Amount and Operating Expenses for purposes of calculating the PILOT Payment and Tenant’s Operating Expense Payment.
Section 38.3Impositions. (a) For each Tax Year after the Base Tax Year (i.e., from and after the day immediately following the last day of the Base Tax

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Year), if Impositions for any Tax Year shall exceed the Base Impositions Amount, Tenant shall pay to Landlord (each, an “Impositions Payment”) Tenant’s Proportionate Share of the amount by which Impositions for such Tax Year are greater than the Base Impositions Amount; provided that no Impositions Payment shall accrue or be due or payable with respect to the period prior to the Rent Commencement Date, and if the Rent Commencement Date occurs after the 1st day of any Tax Year, the Impositions Payment for such Tax Year shall be appropriately pro-rated. The Impositions Payment for each Tax Year shall be due and payable in installments in the same manner that Impositions for such Tax Year are due and payable by Landlord, whether to the applicable taxing authority, to a Lessor or Mortgagee or otherwise. Tenant shall pay the Impositions Payment (or any installment thereof) within 30 days after the rendering of a statement therefor by Landlord to Tenant (each, an “Impositions Statement”), but in no event shall Tenant be required to pay the Impositions Payment (or installment thereof) more than 30 days prior to the date such Impositions first become due and payable by Landlord. The statement Each Impositions Statement shall set forth in reasonable detail the computation of Tenant’s Proportionate Share of the particular installment(s) being billed (and Landlord shall provide Tenant with a copy of the bill from the applicable authorities relevant to the computation of Tenant’s Impositions Payment). If there shall be any increase in the Impositions for any Tax Year, whether during or after such Tax Year, or if there shall be any decrease in the Impositions for any Tax Year, the Impositions Payment for such Tax Year shall be appropriately adjusted and paid or refunded, as the case may be (in accordance with Sections 7.3(b) and 7.8(d), to the extent applicable). In no event, however, shall Impositions be reduced below the Base Impositions Amount.
(b) If Landlord shall receive a refund of Impositions for any Tax Year in which Tenant made an Impositions Payment (or credit in lieu of such a refund) or Impositions shall be reduced prior to payment of all or part thereof (but after Tenant has made payment in respect thereof), Landlord shall, within 30 days after receipt of such refund, credit Tenant’s Proportionate Share of the net refund or credit (after deducting from such refund Landlord’s out-of-pocket costs of obtaining the same, including, without limitation, appraisal, accounting and legal fees, to the extent that such costs and expenses were not included in the Impositions for such Tax Year or otherwise reimbursed by Tenant pursuant to Sections 7.2, 7.4 or 7.5) against the next installment(s) of Rent due and payable under this Lease; provided that such payment to Tenant shall in no event exceed the Impositions Payment paid for such Tax Year.
(c) If the Base Impositions Amount is reduced as a result of an appropriate proceeding or otherwise, Landlord shall notify Tenant of the amount by which any Impositions Payments previously made were less than the Impositions Payments required to be made under this Section 7.3, and Tenant shall pay the deficiency within 30 days after demand therefor.
Section 38.4Tenant’s Tax Payment. (a) (i) Subject to the terms of Section 7.4(a)(ii), from and after the PILOT Cessation Date, if Taxes for any Tax Year, including the Tax Year in which the PILOT Cessation Date occurs, shall exceed the Base PILOT Amount (subject to the terms of the definition thereof) (or, with respect to the Tax Year in which the PILOT Cessation Date occurs, if the PILOT Cessation Date occurs on a date other than the 1st day of a Tax Year, if Taxes for such Tax Year shall exceed the amount that is the product of the Base PILOT Amount multiplied by a fraction, the numerator of which is the number of days in such Tax Year from and after the PILOT Cessation Date and the denominator of which is the number of days in such Tax Year), Tenant shall pay to Landlord (each, a “Tax Payment”) Tenant’s Proportionate Share of the amount by which Taxes for such Tax Year (or portion thereof from and after the PILOT Cessation Date) are greater than the Base PILOT Amount (or such pro-rated amount described in the second parenthetical in this

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sentence, if applicable); provided that no Tax Payment shall accrue or be due or payable with respect to the period prior to the Rent Commencement Date, and if the Rent Commencement Date occurs after the 1st day of any Tax Year, the Tax Payment for such Tax Year shall be appropriately pro-rated. The Tax Payment for each Tax Year shall be due and payable in installments in the same manner that Taxes for such Tax Year are due and payable by Landlord, whether to the City of New York, to a Lessor or Mortgagee or otherwise. Tenant shall pay the Tax Payment (or any installment thereof) within 30 days after the rendering of a statement therefor by Landlord to Tenant (each, a “Tax Statement”), but in no event shall Tenant be required to pay the Tax Payment (or installment thereof) more than 30 days prior to the date such Taxes first become due and payable by Landlord. Each Tax Statement shall set forth in reasonable detail the computation of Tenant’s Proportionate Share of the particular installment(s) being billed (and, Landlord shall provide Tenant with a copy of the tax bill from the taxing authorities relevant to the computation of the Tax Payment). If there shall be any increase in the Taxes for any Tax Year, whether during or after such Tax Year, or if there shall be any decrease in the Taxes for any Tax Year, the Tax Payment for such Tax Year shall be appropriately adjusted and paid or refunded, as the case may be (in accordance with Sections 7.4b) and 7.8(d), to the extent applicable). In no event, however, shall Taxes be reduced below the Base PILOT Amount.
    (ii)    Notwithstanding anything to the contrary contained herein, if the PILOT Cessation Date occurs prior to the 20th year following the Construction Period (the “Scheduled PILOT Expiration Date”) (A) as a result of Tenant’s acts or omissions, and not the acts or omissions of Landlord, then, during the period from the PILOT Cessation Date until the Scheduled PILOT Expiration Date (the “Increased Taxes Period”), Tenant shall pay the Tax Payment as hereinabove provided, (B) as a result of Landlord’s acts or omissions, and not the acts or omissions of Tenant (it being agreed, that for this purpose, a defeasance as contemplated in the definition of “Expiration Date” in the PILOT Agreement shall be deemed solely as a result of Landlord’s acts), then, during the Increased Taxes Period only, for purposes of calculating the amount of the Tax Payment hereunder, Section 7.1(m)(i) shall be deemed deleted and replaced with “the amount that the PILOT Amount would have been for the applicable Tax Year pursuant to the PILOT Agreement had the PILOT Cessation Date not occurred” or (C) for any other reason, then, during the Increased Taxes Period only, (1) for purposes of calculating the amount of the Tax Payment hereunder, Section 7.1(m)(i) shall be deemed deleted and replaced with “the sum of (x) the amount that the PILOT Amount would have been for the applicable Tax Year pursuant to the PILOT Agreement had the PILOT Cessation Date not occurred and (y) an amount equal to 50% of the difference between the amount of real estate taxes payable with respect to the Real Property by the City of New York for the applicable Tax Year and the amount that the PILOT Amount would have been for such Tax Year pursuant to the PILOT Agreement had the PILOT Cessation Date not occurred”.
     (iii)    Notwithstanding the occurrence of the PILOT Cessation Date, after the PILOT Cessation Date Tenant shall continue to pay Additional Tax Payments as set forth in Section 7.2(a)(ii), except that (A) the Additional Tax Amount shall be deemed to equal $1.75; (B) each Tax Statement rendered by shall set forth in reasonable detail the computation of the Additional Tax Amount for the period to which the particular installment(s) of the Tax Payment being billed thereunder relate; and (C) the Additional Tax Payment (or installment thereof) shall be due and payable on the dates on which Tax Payments (or installments thereof) are due and payable by Tenant.
     (b)    If Landlord shall receive a refund of Taxes for any Tax Year in which Tenant made an Tax Payment (or credit in lieu of such a refund) or Taxes shall be reduced prior to payment of all or part thereof (but after Tenant has made payment in respect thereof), Landlord shall, within 30 days after receipt of such refund, credit Tenant’s Proportionate Share of the net refund or credit (after deducting from such refund Landlord’s out-of-pocket costs of obtaining the same, including, without limitation, appraisal, accounting and legal fees, to the extent that such costs and expenses were not included in the Taxes for such Tax Year or

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otherwise reimbursed by Tenant pursuant to Sections 7.2, 7.3 or 7.5) against the next installment(s) of Rent due and payable under this Lease; provided that such payment to Tenant shall in no event exceed the Tax Payment paid for such Tax Year.
        (c)    If the Base PILOT Amount is reduced as a result of an appropriate proceeding or otherwise after the PILOT Cessation Date, Landlord shall notify Tenant of the amount by which any Tax Payments previously made were less than the Tax Payments required to be made under this Section 7.4, and Tenant shall pay the deficiency within 30 days after demand therefor.
        (d)    Tenant shall be responsible for any and all commercial rent occupancy tax and any other applicable occupancy or rent tax relating to the Premises now in effect or hereafter enacted and, if such tax is payable by Landlord, Tenant shall promptly pay such amounts to Landlord, within 30 days after Landlord’s demand therefor.
(e)    Tenant shall be obligated to make Tenant’s Tax Payment regardless of whether Tenant may be exempt from the payment of any taxes as the result of any reduction, abatement, or exemption from Taxes granted or agreed to by any Governmental Authority, or by reason of Tenant’s diplomatic or other tax exempt status.
    (f)    Landlord shall, with respect to each Tax Year, initiate and pursue in good faith an application or proceeding seeking a reduction in the Assessed Valuation of the Building (a “Tax Contest”), except that Landlord shall not be required to initiate or pursue a Tax Contest for any Tax Year if Landlord obtains with respect to such Tax Year a letter from a reputable certiorari attorney or consultant that in such person’s opinion, it would not be advisable or productive to pursue a Tax Contest. Tenant for itself and its immediate and remote subtenants and successors in interest hereunder, hereby waives, to the extent permitted by law, any right Tenant may now or in the future have to protest or contest any Taxes or to bring any application or proceeding seeking a reduction in Taxes or the Assessed Valuation or otherwise challenging the determination thereof.
Section 38.5Tenant’s Operating Payment. (a) If the Operating Expenses payable for any Comparison Year exceed the Base Operating Expenses, Tenant shall pay to Landlord Tenant’s Proportionate Share of such excess (“Tenant’s Operating Payment”); provided that no Tenant’s Operating Payment shall accrue or be due or payable with respect to the period prior to the Rent Commencement Date, and if the Rent Commencement Date occurs after the 1st day of any Comparison Year, Tenant’s Operating Payment for such Comparison Year shall be appropriately pro-rated. For each Comparison Year, Landlord shall furnish to Tenant a statement setting forth Landlord’s reasonable estimate of Tenant’s Operating Payment for such Comparison Year (the “Expense Estimate”). Landlord shall endeavor to provide the Expense Estimate to Tenant not later than 30 days prior to the commencement of the applicable Comparison Year. Tenant shall pay to Landlord on the 1st day of each month during such Comparison Year an amount equal to 1/12 of the Expense Estimate; provided if Landlord furnishes an Expense Estimate for a Comparison Year later than 30 days prior to the commencement of such Comparison Year, then (i) until the 1st day of the month following the month in which the Expense Estimate is furnished to Tenant, Tenant shall pay to Landlord on the 1st day of each month an amount equal to the monthly sum payable by Tenant to Landlord under this Section 7.5 during the last month of the preceding Comparison Year, (ii) promptly after the Expense Estimate is furnished to Tenant or together therewith, Landlord shall give notice to Tenant stating whether the installments of Tenant’s Operating Payment previously made for such Comparison Year were greater or less than the installments of Tenant’s Operating Payment to be made for such Comparison Year in accordance with the Expense Estimate, and (A) if there shall be a deficiency, Tenant shall pay the amount thereof within 30 days after demand therefor, or (B) if there shall have been an overpayment, Landlord shall credit the amount thereof against subsequent payments of Rent due and payable hereunder, and (iii) on the 1st day of the month following the month in which the Expense Estimate is furnished to Tenant, and on the

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1st day of each month thereafter throughout the remainder of such Comparison Year, Tenant shall pay to Landlord an amount equal to 1/12 of the Expense Estimate. In no event shall the Expense Estimate for any calendar year exceed 105% of Tenant’s Operating Payment for the immediately preceding calendar year; provided that in no event shall such cap limit or affect any adjustment of the Operating Payment pursuant to Section 7.5(b) below or apply to any Operating Expense that Landlord cannot control and/or has increased as reasonably evidenced by Landlord.
(b)On or before May 1st of each Comparison Year, Landlord shall endeavor to furnish to Tenant a statement for the immediately preceding Comparison Year (each, an “Operating Expense Statement”). If the Operating Expense Statement shows that the sums paid by Tenant under Section 7.5(a) exceeded the actual amount of Tenant’s Operating Payment for such Comparison Year, Landlord shall credit the amount of such excess, together with interest thereon at the Interest Rate if such difference exceeded 5% (until fully credited), against the next installment(s) of Rent due and payable under this Lease. If the Operating Expense Statement shows that the sums so paid by Tenant were less than Tenant’s Operating Payment for such Comparison Year, Tenant shall pay the amount of such deficiency within 30 days after delivery of the Operating Expense Statement to Tenant, together with interest thereon at the Interest Rate if such difference exceeded 5%.
Section 38.6Non-Waiver; Disputes. (a) Landlord’s failure to render or delay in rendering any PILOT Statement, Impositions Statement, Tax Statement or Operating Expense Statement shall not prejudice Landlord’s right to thereafter render such a Statement; provided that such PILOT Statement, Impositions Statement, Tax Statement or Operating Expense Statement is delivered within 2 years following the later of (i) the end of the Tax Year or Comparison Year in question or (ii) the final determination of the PILOT, Impositions or Taxes, as applicable, for the Tax Year in question, nor shall the rendering of a PILOT Statement, Impositions Statement, Tax Statement or Operating Expense Statement prejudice Landlord’s right to thereafter render a corrected Statement therefor within such 2-year period.
(b)    Each Operating Expense Statement sent to Tenant shall be conclusively binding upon Tenant unless Tenant (i) pays to Landlord when due the amount set forth in such Operating Expense Statement, without prejudice to Tenant’s right to dispute such Statement, and (ii) within 180 days after delivery of such Operating Expense Statement, sends a notice to Landlord objecting to such Operating Expenses set forth in such Operating Expense Statement and, to the extent Tenant is then aware of such matters, specifying the reasons therefor and request to examine Landlord’s books and records relating to the Operating Expenses in question. After such request, Landlord shall provide Tenant with all such relevant information, books and records then within possession or control of Landlord or any Affiliate of Landlord relating to the Operating Expenses in question as reasonably determined by Landlord, at Landlord’s office in New York City or such other location in the Borough of Manhattan as Landlord may reasonably designate. Tenant agrees that Tenant will not employ, in connection with any examination, any Person who is to be compensated in whole or in part, on a contingency fee basis. Tenant and such accountants shall execute and deliver to Landlord a confidentiality agreement, in form and substance reasonably satisfactory to Landlord and Tenant, whereby such parties agree not to disclose to any third party any of the information obtained in connection with such review. Any dispute between Landlord or Tenant under this Article 7 shall be resolved by arbitration pursuant to the provisions of Article 36. Upon resolution of any such dispute, a suitable adjustment shall be made in accordance therewith within 30 days after such resolution and if it is determined that any sums paid by Tenant under this Section 7.5 exceeded the actual amount of Tenant’s Operating Payment for such Comparison Year, Landlord shall credit the amount of such excess, together with interest thereon at the Interest Rate (until fully credited), against subsequent payments of Rent due hereunder the next installment(s) of Rent due and payable under this Lease, and if it is determined that any sums so paid by Tenant were less than Tenant’s Operating Payment for such Comparison Year, Tenant shall pay the amount of such deficiency within 30 days after delivery of the Operating Expense Statement to Tenant, together with interest thereon at the

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Interest Rate. Each of Landlord and Tenant shall be responsible for its own costs, fees and expenses relating to such examination, unless such it is determined that Landlord overstated Operating Expenses by more than 3% for such Comparison Year, in which case Landlord shall pay such costs, fees and expenses of Tenant (including the cost of Tenant’s auditors). Except as provided in this Section 7.6, Tenant shall have no right whatsoever to dispute by judicial proceeding or otherwise the accuracy of any Statement.
Section 38.7Miscellaneous. (a) Each PILOT Payment, Additional Tax Payment, Impositions Payment, Tax Payment in respect of a Tax Year or Tenant’s Operating Payment in respect of a Comparison Year, which ends after the expiration or earlier termination of this Lease, and any PILOT, Impositions, Taxes or Operating Expense credit or refund with respect to such a Tax Year or Operating Year, shall be prorated to correspond to that portion of such Tax Year or Comparison Year, as applicable, occurring within the Term.
(b)Landlord and Tenant confirm that the computations under this Article 7 are intended to constitute a formula for agreed rental escalation and may or may not constitute an actual reimbursement to Landlord for PILOT, Impositions, Taxes and other costs and expenses incurred by Landlord with respect to the Real Property.
(c)In no event shall any decrease in Operating Expenses in any Comparison Year below the Base Operating Expenses result in a reduction in the Fixed Rent or any other component of Additional Rent payable hereunder.
(d)Except as expressly provided herein with respect to the PILOT, the benefit of any exemption, abatement or credit relating to all or any part of the Real Property shall accrue solely to the benefit of Landlord and Taxes, PILOT and Impositions shall be computed without taking into account any such exemption, abatement or credit.
Article 8

REQUIREMENTS OF LAW
Section 38.1Compliance with Requirements.
(a)Tenant’s Compliance. Subject to Tenant’s rights to contest the same pursuant to Section 8.3, Tenant, at Tenant’s sole cost and expense, shall comply with all Requirements applicable to the Premises and/or Tenant’s use or occupancy thereof; provided that Tenant shall not be obligated to comply with any Requirements requiring any structural alterations to the Building, unless the application of such Requirements arises from (i) the specific manner and nature of Tenant’s use or occupancy of the Premises, as distinct from general office use, (ii) Alterations made by Tenant, or (iii) a breach by Tenant of any provisions of this Lease. Any repairs or alterations required for compliance with applicable Requirements shall be made at Tenant’s expense (1) by Tenant in compliance with Article 5 if such repairs or alterations are nonstructural and do not affect any Building System and to the extent such repairs or alterations do not affect areas outside the Premises, or (2) by Landlord if such repairs or alterations are structural or affect any Building System or to the extent such repairs or alterations affect areas outside the Premises. If Tenant obtains knowledge of any failure to comply with any Requirements applicable to the Premises, Tenant shall give Landlord prompt notice thereof.
(b)Hazardous Materials. Neither Landlord nor Tenant shall cause or permit (i) any Hazardous Materials to be brought into the Building; (ii) the storage or use of Hazardous Materials in or about the Building; or (iii) the escape, disposal or release of any Hazardous Materials within or in the vicinity of the Building. Nothing herein shall be deemed to prevent either party’s use of any Hazardous Materials customarily used in the ordinary course of office work, construction and the operation of Building Systems or other ancillary uses permitted hereunder; provided such use is in accordance with all Requirements. Tenant shall be

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responsible, at Tenant’s sole cost and expense, for all matters directly or indirectly based on, or arising or resulting from the presence of Hazardous Materials in the Building from and after the Commencement Date which is caused or permitted by a Tenant Party. Landlord shall be responsible, at Landlord’s sole cost and expense, for all matters directly or indirectly based on, or arising or resulting from the presence of Hazardous Materials in the Building (including the Premises) which is caused or permitted by any Landlord Party; provided that if there are any Hazardous Materials present in or about the Building caused by the acts or omissions of other tenants or occupants of the Building which adversely affect Tenant’s use and occupancy of the Premises, Landlord will use commercially reasonable efforts to cause such tenant or occupant to comply with the provisions of its lease including, without limitation, sending default notices, but Landlord shall not be required to institute litigation, arbitration or any other proceeding against such tenant or occupant of the Building, or seek to terminate any lease in connection therewith. Tenant shall provide to Landlord copies of all written communications from Governmental Authorities received by Tenant with respect to any violations of Requirements relating to Hazardous Materials at the Premises, and/or any claims made in connection therewith. If at any time there shall be discovered Hazardous Materials on, in, at, under, or emanating from, the Premises which existed prior to the Commencement Date or were introduced by a Landlord Party at any time after the Commencement Date, (A) Landlord agrees, at no cost and expense to Tenant (without recoupment as an Operating Expense) to investigate, clean up, remove or remediate such Hazardous Materials (or to cause same to be done if a third party is responsible for such Hazardous Materials) as and to the extent required by applicable Environmental Laws and of any Governmental Authority or other authority responsible for the enforcement thereof, and the same shall be deemed a Landlord Repair Item, and (B) Fixed Rent and Recurring Additional Rent shall be abated as to the affected portion of the Premises for the period of time that Tenant is either unable to perform Alterations (then being performed or planned to be performed) or use or occupy the Premises in the manner in which it was conducted prior to such disturbance, as a result of the presence of such Hazardous Materials and/or the performance of such Landlord Repair Item by Landlord (without duplication under Section 10.20).
(c)Landlord’s Compliance. Landlord, at Landlord’s sole cost and expense, shall be responsible for complying with (or cause to be complied with) all Requirements applicable to the Landlord Repair Items and Landlord’s Work subject to the terms of this Lease. Landlord represents that as of the Commencement Date, the Landlord Repair Items and the Premises (including Landlord’s Work therein) shall be in compliance in all material respects with Requirements and shall not contain any Hazardous Materials in violation of then applicable Requirements.
(d)Landlord’s Insurance. Tenant shall not cause or permit any action or condition that would (i) invalidate Landlord’s insurance policies, (ii) cause an increase in the premiums of fire insurance for the Building over that payable with respect to Comparable Buildings beyond a de minimis extent (unless Tenant pays such increase), or (iii) result in Landlord’s insurance companies’ refusing to insure the Building or any property therein in amounts and against risks as reasonably determined by Landlord. If fire insurance premiums increase solely as a result of Tenant’s failure to comply with the provisions of this Section 8.1, Tenant shall promptly cure such failure and shall reimburse Landlord for the increased fire insurance premiums paid by Landlord as a result of such failure by Tenant. For purposes of this Lease, the mere use and occupancy of the Premises for the Permitted Uses or any of the specifically designated Additional Permitted Uses (as opposed to Tenant’s particular manner of use) shall not violate the first sentence of this Section 8.1(d).
(e)Certain Violations. From and after the Commencement Date, in the event that Tenant attempts to and is unable to obtain any building permits or other permits, approvals, certificates or sign-offs from any Governmental Authority required for the performance of Tenant’s Initial Installations and to the extent such failure solely arises from the existence of any violations of Requirements affecting the Building resulting from the performance of any work in the Building by Landlord or any Hazardous Materials in the Premises in violation of applicable Requirements (collectively, “Violations”), but specifically

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excluding any violations caused by or resulting from the action(s) or failure(s) to act of any Tenant Party, then following written notice thereof from Tenant, Landlord shall proceed reasonably diligently and in good faith to cure and cause each such Violation to be discharged of record; provided, that if there is any violation caused by the acts or omissions of other tenants or occupants of the Building, Landlord will use commercially reasonable efforts to cause such tenant or occupant to comply with the provisions of its lease including, without limitation, sending default notices, but Landlord shall not be required to institute litigation, arbitration or any other proceeding against such tenant or occupant of the Building, or seek to terminate any lease in connection therewith. Tenant agrees to reasonably cooperate with Landlord (at no cost or expense to Tenant unless same were caused by a Tenant Party) in connection with any Violations that prevent Tenant from performing Tenant’s Initial Installations (including, without limitation, by signing such waivers and/or documents as may be required by applicable Governmental Authorities to evidence that the Violation in question does not relate to the Premises and/or Tenant’s Initial Installations, if applicable). Subject to the provisions of this Section 8.1(e), if Tenant is actually unable to perform Tenant’s Initial Installations or open for the conduct of business after being ready to do so solely as a result of any Violation, and (1) Landlord fails to cure such Violation within 5 Business Days after notice thereof from Tenant indicating the specific Violation (subject to extension of such 5 Business Day period due to Tenant Delay and Unavoidable Delays), and (2) Landlord does not dispute, in good faith, such determination by Tenant (or, if Landlord does dispute such determination, and Tenant’s position in such dispute ultimately prevails), then for each day such inability continues until the earlier to occur of (x) such Violation is cured and (y) the date Tenant is able to perform Tenant’s Initial Installations or open for the conduct of business, Tenant shall receive a day-for-day abatement of Fixed Rent and Recurring Additional Rent to be applied from and after the Rent Commencement Date.
Section 38.2Fire and Life Safety; Sprinkler. Except for Landlord’s Premises Work, Tenant shall install and thereafter maintain in good order and repair a sprinkler, fire-alarm and life-safety system in the Premises in accordance with this Lease, the Rules and Regulations and all Requirements. If the Fire Insurance Rating Organization or any Governmental Authority or any of Landlord’s insurers requires or recommends any modifications and/or alterations be made or any additional equipment be supplied in connection with the sprinkler system or fire alarm and life-safety system serving the Building by reason of Tenant’s particular business (as opposed to office use generally), any Alterations performed by Tenant or the location of the partitions, Tenant’s Property, or other contents of the Premises, Landlord (to the extent outside of the Premises) or Tenant (to the extent within the Premises) shall make such modifications and/or Alterations, and supply such additional equipment, in either case at Tenant’s expense.
Section 38.3Contest of Requirements. Tenant, at its expense, may contest, by appropriate proceedings prosecuted diligently and in good faith, the legality or applicability of any Requirement affecting the Premises and with which Tenant is obligated to comply at its expense pursuant to this Lease, provided that (a) Landlord (or any Landlord Indemnitee) shall not be subject to prosecution for any crime, nor shall the Building, the Real Property or any part thereof be subject to being imminently condemned or vacated by reason of non-compliance, (b) no unsafe or hazardous condition relating to such contest or non-compliance then exists which remains uncured, (c) such non-compliance or contest shall not prevent Landlord from obtaining any and all permits and licenses required by applicable Requirements in connection with the operation of the Building, nor shall the Base Building CO be suspended or threatened in writing by any Governmental Authority to be suspended by reason of noncompliance or by reason of such contest, (d) subject to the provisions of Section 25.1, Tenant shall indemnify Landlord (and any Landlord Indemnitee) for any reasonable out-of-pocket costs incurred in connection with such contest or non-compliance, and (e) Tenant shall promptly notify Landlord of such contest and keep Landlord regularly advised as to the status of such proceedings. For the purposes of clause (a) above, Landlord (or any Landlord Indemnitee) shall be

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deemed subject to prosecution for a crime if Landlord (or any Landlord Indemnitee) is charged with a crime of any kind whatsoever by reason of such non-compliance unless such charges are withdrawn 10 days before Landlord (or any Landlord Indemnitee), such Lessor or such Mortgagee or such officer, director, partner, shareholder, agent or employee, as the case may be, is required to plead or answer thereto. Landlord shall execute any documents reasonably required by Tenant in order to permit Tenant effectively to carry on any such contest permitted under this Section 8.3; provided Landlord is not thereby subjected to any cost or expense not reimbursed by Tenant.
Article 9

SUBORDINATION
Section 38.1Subordination and Attornment. (a) Subject to Section 9.6 and any applicable SNDA (as defined in Section 9.6 below) entered into with Tenant, this Lease is subject and subordinate to all Mortgages and Superior Leases, and, at the request of any Mortgagee or Lessor, Tenant shall attorn to such Mortgagee or Lessor, its successors in interest or any purchaser in a foreclosure sale.
(b)    The terms of this Section 9.1(b) shall only apply in the event that Tenant failed to execute and deliver an SNDA in violation of the terms and provisions of Section 9.6. If a Lessor or Mortgagee or any other person or entity shall succeed to the rights of Landlord under this Lease, whether through possession or foreclosure action or the delivery of a new lease or deed, then at the request of the successor landlord and upon such successor landlord’s written agreement to accept Tenant’s attornment and to recognize Tenant’s interest under this Lease, Tenant shall be deemed to have attorned to and recognized such successor landlord as Landlord under this Lease. The provisions of this Section 9.1 are self-operative and require no further instruments to give effect hereto; provided, however, that Tenant shall promptly execute and deliver any instrument that such successor landlord may reasonably request (i) evidencing such attornment, (ii) setting forth the terms and conditions of Tenant’s tenancy, and (iii) containing such other terms and conditions as may be required by such Mortgagee or Lessor, provided such terms and conditions do not increase the Rent or, other than to a de minimis extent, increase Tenant’s other obligations or adversely affect Tenant’s rights under this Lease. Upon such attornment this Lease shall continue in full force and effect as a direct lease between such successor landlord and Tenant upon all of the terms, conditions and covenants set forth in this Lease, except with respect to such successor landlord, the provisions of Section 4 of the SNDA attached hereto as Exhibit M-1 shall be deemed incorporated herein by reference as if set forth herein at length, applied mutatis mutandis.
(c)    Tenant shall from time to time within 15 days of request from Landlord execute and deliver any documents or instruments that may be reasonably required by any Mortgagee or Lessor to confirm any subordination, provided such documents or instruments do not increase the Rent or, other than to a de minimis extent, increase Tenant’s other obligations or adversely affect Tenant’s rights under this Lease.
Section 38.2Mortgage or Superior Lease Defaults. Any Mortgagee may elect that this Lease shall have priority over the Mortgage and, upon notification to Tenant by such Mortgagee, this Lease shall be deemed to have priority over such Mortgage, regardless of the date of this Lease, and, in connection therewith, Tenant shall consent to any reasonable modifications of this Lease requested by such Mortgagee; provided that the same shall not (a) increase Tenant’s obligations or liabilities or decrease Tenant’s rights under this Lease beyond a de minimis extent, (b) decrease Landlord’s obligations or increase Landlord’s rights under this Lease beyond a de minimis extent, (c) extend or shorten the Term, (d) reduce the usable area of the Premises beyond a de minimis extent, (e) increase the Fixed Rent or any Additional Rent, (f) relieve Landlord of its obligation to fund Landlord’s Contribution, or (g) otherwise adversely affect Tenant beyond a de minimis extent.

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Section 38.3Tenant’s Termination Right. The terms of this Section 9.3 shall only apply in the event that Tenant failed to execute and deliver an SNDA in violation of the terms and provisions of Section 9.6. The provisions of Section 6 of the SNDA attached hereto as Exhibit M-1 shall be deemed incorporated herein by reference as if set forth herein at length, applied mutatis mutandis.
Section 38.4Provisions. The provisions of this Article 9 shall (a) inure to the benefit of Landlord, any future owner of the Building or the Real Property, Lessor or Mortgagee and any sublessor thereof and (b) apply notwithstanding that, as a matter of law, this Lease may terminate upon the termination of any such Superior Lease or Mortgage.
Section 38.5Future Condominium Declaration. This Lease and Tenant’s rights hereunder are and will be subject and subordinate to any condominium declaration, by-laws and other instruments (collectively, the “Declaration” which may be recorded in order to subject the Building to a condominium form of ownership pursuant to Article 9-B of the New York Real Property Law or any successor Requirement; provided that (a) neither the Declaration nor the condominiumization shall result in (i) any increase to the Rent that is payable under this Lease in excess of the amount that could reasonably have been anticipated to be payable in the absence of the same; or (ii) any increase in Tenant’s obligations, or decrease in Tenant’s rights, under this Lease, in either such case beyond a de minimis extent; (b) concurrently with the filing of any Declaration, Landlord shall obtain for Tenant in recordable form a subordination, non-disturbance and attornment agreement substantially in the form attached hereto as Exhibit Q; and (c) subject to the provisions of clauses (a) and (b) above, the terms of this Lease (including “Building” and “Land”) and other provisions hereof shall be appropriately modified to reflect such change. At Landlord’s request, and subject to the foregoing proviso, Tenant will execute and deliver to Landlord an amendment of this Lease, in form and substance reasonable acceptable to Landlord and Tenant, confirming such subordination and modifying this Lease as aforesaid. Tenant shall have a reasonable opportunity to review and comment on any such Declaration before the filing thereof pursuant to Requirements.
Section 38.6Non-Disturbance Agreements. Landlord hereby represents and warrants to Tenant that (a) the only existing Mortgagee is HUSKY FINCO, LLC, as administrative agent for itself and the other lenders, together with their successors and/or assigns (the “Existing Mortgagee”), and (b) the only existing Lessor is the Agency and the only Superior Lease is the Agency Lease Agreement. Landlord shall use commercially reasonable efforts to obtain for signature by Tenant from each future Mortgagee and Lessor, as the case may be, a subordination and non-disturbance agreement substantially in the form attached hereto as Exhibit M-1 (or, with respect to a Superior Lease with the Agency or otherwise in connection with financing relating to the PILOT Agreement, substantially in the form attached hereto as Exhibit M-2) (with such reasonable modifications as may be requested by such Mortgagee or Lessor (which modifications do not increase Tenant’s rental obligations (in any respect) or any other obligations other than in a de minimis or administrative manner or decrease such Mortgagee’s or Lessor’s obligations or Tenant’s rights other than in a de minimis or administrative manner), as the case may be, an “SNDA”); provided, however, if Landlord fails to deliver an SNDA from such future Mortgagee or Lessor, as applicable, Tenant’s interest in this Lease shall not be subordinate to such Mortgage or such Superior Lease, as applicable. Any agreement substantially in the form of an SNDA previously executed by Tenant in connection with this Lease shall be deemed satisfactory to Tenant. If Tenant shall fail or refuse, for any reason, to execute and deliver to Landlord an SNDA in proper form within 10 Business Days after delivery thereof to Tenant, then Tenant’s interest under this Lease shall be subordinate to the future Mortgage or future Superior Lease, in question. Landlord shall obtain any such SNDA at Tenant’s expense of Landlord’s out-of-pocket costs

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therefor. Concurrently with the execution and delivery of this Lease, Tenant, Landlord and the Existing Mortgagee have entered into an SNDA in the form attached hereto as Exhibit M-1, and Tenant, Landlord and the Agency have entered into an SNDA in the form attached hereto as Exhibit M-2.
Section 38.7Amendments. During the Term, Landlord covenants (a) not to modify any Superior Lease or Mortgage in any manner which (i) increases Tenant’s obligations or liabilities or decreases Tenant’s rights under this Lease, (ii) decreases Landlord’s obligations or increase Landlord’s rights under this Leases, (iii) extends or shortens the Term, (iv) reduces the usable area of the Premises, or (v) increases the Fixed Rent or any Additional Rent, in each such case beyond a de minimis extent.
Article 10

SERVICES
Section 38.1Electricity. (a) Landlord shall redistribute or furnish electricity to the Premises at a level sufficient to accommodate a demand load of 6 watts per usable square foot of the Premises (excluding any electricity required to operate the HVAC System) (the “Initial Capacity”; as the same may be increased from time to time in accordance with this Section 10.1, the “Capacity”); provided, however, if Tenant furnishes Landlord with a load letter upon submission of plans for Tenant’s Initial Installations from an independent reputable electrical consultant (it being agreed that Robert Derector Associates shall be deemed to be an independent reputable electrical consultant as of the Effective Date) demonstrating to Landlord’s reasonable satisfaction the need for a demand load in excess of the above stated Capacity, but not to exceed of 6 watts per rentable square foot of space in the Premises (exclusive of any electricity required to operate the HVAC System) (“Increased Capacity”), then Landlord shall provide the Increased Capacity. Subject to the provisions of Article 5, Tenant shall have the right to redistribute the Capacity among different floors of the Premises, except to the extent that such redistribution would cause damage to or overloading of the Electrical Equipment (as hereinafter defined) and wiring of the Building as reasonably determined by Landlord; provided that if Tenant terminates this Lease with respect to any portion of the Premises, Tenant shall surrender such space with a proportionate share of the Capacity or not less than a demand load of 6 watts per usable square foot of such terminated premises (excluding any electricity required to operate the HVAC System). Subject to the penultimate sentence of this Section 10.1(a), Tenant shall from and after the Commencement Date pay to Landlord, within 30 days after demand from time to time, but not more frequently than monthly, for its consumption of electricity, a sum equal to the product of (x) the Cost Per Kilowatt Hour, multiplied by (y) the actual number of kilowatt hours of electric current consumed in or with respect to the Premises and/or with respect to Tenant’s Alterations or equipment in such billing period, as measured by Tenant’s Submeters. Landlord shall install a submeter or submeters (“Tenant’s Submeters”), at Landlord’s sole cost and expense, to measure consumption of electricity in or with respect to the Premises, which meters shall be maintained by Landlord. The measuring of consumption of electricity in the Premises shall be configured so that electricity consumed by the Building Systems serving the Premises shall not be on Tenant’s Submeters and shall be measured by one or more submeters installed and maintained by Landlord at Landlord’s sole cost and expense (including a separate submeter (the “DX Meters”) for each of DX packaged HVAC units serving each floor (or partial floor) of the Premises (“DX Units”) serving the Premises) separate from electricity otherwise provided to the Premises, which DX Meters shall be capable of differentiating between consumption during and outside Ordinary Business Hours. Where more than one Tenant Submeter measures consumption of electricity in the Premises, the electricity measured by each of Tenant’s Submeter shall be computed and billed at the same time in accordance with the provisions set

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forth above. For any period during which Tenant’s Submeters are not installed or are not operational in the Premises, Tenant shall pay for electricity monthly an amount equal to the product of (A) the average Cost Per Kilowatt Hour for the preceding 12 month period (or, if Tenant’s Submeters are not operational or installed with respect to any portion of the Premises, $0.2083 ($0.1250 during the construction of any portion of the Premises), subject to adjustment for any increases, decreases, refunds or credits in electric rates or taxes), and (B) the number of rentable square feet in the portion of the Premises in question. Tenant shall reimburse Landlord for the cost of electricity consumed to operate the DX Units serving each floor (or partial floor) of the Premises during hours other than Ordinary Business Hours pursuant to the DX Meters, in accordance with the terms specified above. Each electric invoice sent to Tenant shall be conclusively binding upon Tenant unless Tenant (i) pays to Landlord when due the amount set forth in such electric invoice, without prejudice to Tenant’s right to dispute such electric invoice, and (ii) within 60 days after delivery of such electric invoice, sends a notice to Landlord objecting to such electric invoice, specifying the reasons therefor from an independent reputable electrical consultant.
(b)    Compliance; Additional Electricity. Tenant shall at all times comply with the rules and regulations of the utility company supplying electricity to the Building. Tenant shall not use any electrical equipment which, in Landlord’s reasonable judgment, would exceed the then Capacity. If Landlord determines that Tenant’s electrical requirements in excess of the then Capacity necessitate installation of any additional risers, feeders or other electrical distribution equipment (collectively, “Electrical Equipment”), or if Tenant provides Landlord with evidence reasonably satisfactory to Landlord of Tenant’s need for electricity in excess of the then Capacity by virtue of a load letter from an independent reputable electrical consultant (it being agreed that Robert Derector Associates shall be deemed to be an independent reputable electrical consultant as of the Effective Date for all purposes of this Section 10.1) demonstrating to Landlord’s reasonable satisfaction the need for a demand load in excess of the then Capacity, and requests that additional Electrical Equipment be installed, Landlord shall, at Tenant’s expense, install such additional Electrical Equipment in areas reasonably determined by Landlord and shall provide the additional electricity; provided that Landlord, in its commercially reasonable judgment, determines that (i) such installation and provision is practicable and necessary, (ii) such additional Electrical Equipment and additional electricity is permissible under applicable Requirements, and (iii) the provision of such additional electricity and the installation of such Electrical Equipment will not cause permanent damage to the Building or the Premises, cause or create a hazardous condition, entail excessive or unreasonable alterations, interfere with or limit electrical usage by other current or future tenants or occupants of the Building or exceed the limits of the switchgear or other facilities serving the Building, or require power in excess of that available from the utility serving the Building.
        (c)    Cost Savings. Landlord shall cooperate with Tenant, at no cost or expense to Landlord, to assist Tenant in obtaining any cost savings in the provision of electricity to the Premises from Governmental Authorities or utility companies or providers, provided that obtaining any such cost savings has no adverse effect on the operation of the Building or Landlord.

Section 38.2Passenger Elevators; Freight Elevators; Loading Dock Bay. (a) Landlord shall provide passenger elevator service to the Premises 24 hours per day, 7 days per week consistent with elevator service in Comparable Buildings, in the manner hereinafter described in this Section 10.2, and subject to the terms and conditions of this Lease, emergency repairs and Unavoidable Delays. Subject to the provisions of Section 10.19 below: (i) all but 2 of the passenger elevators in the elevator bank serving the Premises shall be available during Ordinary Business Hours, (ii) at least 2 passenger elevators in the elevator bank serving the Premises shall be available during times other than Ordinary Business Hours, and (iii) the passenger elevators servicing the Premises shall be operated during Ordinary Business Hours substantially in conformity with the Elevator Outline Specification set forth in Exhibit C-2 attached hereto and the Elevator Performance set forth on

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Exhibit N attached hereto (collectively, the “Elevator Specifications”). Without limiting the other provisions of this Section 10.2, Tenant acknowledges that the ability of the passenger elevators servicing the Premises to meet the Elevator Specifications is based upon, among the other factors set forth on Exhibit N, the actual population of the Premises at any time not exceeding the Maximum Population (as defined in Exhibit N) (the “Density Parameters”). Landlord shall not be responsible or have any liability to Tenant (including under Section 10.20) if the normal operation of the Building passenger elevators shall fail to provide elevator service to the portions of the Premises serviced thereby in accordance with the Elevator Specifications or otherwise to the extent such failure is attributable to (A) Tenant (together with other Tenant Parties) exceeding the Density Parameters, or modifications requested by Tenant to such elevators and/or elevator programming, or (B) Tenant (together with other Tenant Parties and their respective business guests and business invitees) going to and from (1) any of Tenant’s kitchen facilities or dining and related seating areas, or other special use areas, or (2) Tenant’s fitness center. Landlord shall not dedicate a passenger elevator car in the passenger elevator bank serving the Initial Premises (the “Tenant Elevator Bank”), as applicable, for another tenant’s exclusive use for its conduct of business after the Effective Date; provided that Landlord may dedicate up to one passenger elevator car in the Tenant Elevator Bank if the same is dedicated to a tenant which leases 400,000 or more rentable square feet in the Tenant Elevator Bank and the Elevator Specifications continue to be satisfied. Landlord shall use reasonable efforts to maintain records of elevator performance if and to the extent such records are maintained in Comparable Buildings, and if applicable, in a manner consistent with records of elevator performance maintained In Comparable Buildings (and if such records of elevator performance are in fact maintained by Landlord, Landlord agrees to make such records reasonably available to Tenant promptly following Tenant’s reasonable request therefor from time to time).
(b)Landlord shall provide at least one freight elevator serving all of the Premises and use of the loading dock available upon Tenant’s prior request, on a non-exclusive “first come, first serve” basis with other Building tenants, on all Business Days from 8:00 a.m. to 5:00 p.m., which hours of operation are subject to reasonable adjustment (provided that in no event shall such freight hours begin before 7:00 a.m. or end later than 6:00 p.m.) but not reduction (except to the extent required by applicable Requirements or union rules). Tenant shall have the right to priority (but not exclusive) use of one freight elevator serving the Premises designated by Landlord for a minimum of 10 hours per week during Ordinary Business Hours and at other times reasonably designated by Landlord, at Tenant’s cost of Landlord’s out-of-pocket costs of the labor therefor, subject to the terms below. For purposes of this Section 10.2(b), “priority” use by Tenant shall mean that Landlord shall use reasonable efforts to make one freight elevator serving the Premises designated by Landlord generally available for Tenant’s reasonable needs during the performance of the Initial Installations but not beyond the 1st anniversary of the Commencement Date (subject to extension due to Landlord Delays and Unavoidable Delays), subject, however, to the terms of this Lease.
(c)Landlord and Tenant acknowledge and agree that (i) Landlord and Landlord’s contractors shall, subject to the terms of this Section 10.2, with respect to the performance of Landlord’s Work, have priority with respect to all areas and facilities outside of the Premises, Common Areas, hoist(s) and elevators and, prior to the Commencement Date, with respect to the Premises; and (ii) Tenant and Tenant’s contractors shall, with respect to the Initial Installations, have reasonable priority within the non-core areas of the Premises at all times from and after the Commencement Date; provided, however, Landlord agrees to reasonably cooperate with Tenant in order to provide Tenant with reasonably adequate freight elevator, loading dock and/or hoist service to the Premises during the timely performance of Tenant’s Initial Installations and Tenant agrees to reasonably cooperate with Landlord in Landlord’s performance of Punch List Items relating to Landlord’s Work in or to the Premises. Landlord and Tenant agree to reasonably cooperate and discuss such elevator and/or hoist services and the logistics for access to the Premises with respect thereto during the performance of the Initial Installations which Tenant shall perform in a diligent manner.

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(d)From and after the Commencement Date, Landlord shall provide Tenant reasonable access to a hoist and/or freight elevator for its Initial Installations during the Initial Installation Period, subject to and in accordance with this Section 10.2. At least one hoist shall remain available for Tenant’s use until at least one of the Building freight elevators serving the Premises is operational and available for use by Tenant in accordance with Landlord’s reasonable rules and regulations in connection therewith for Tenant’s Initial Installations. Tenant shall pay Landlord’s out-of-pocket costs of the labor for Tenant’s use of the freight and/or hoist elevator(s) subject to the terms of Section 10.4 below. All amounts payable by Tenant under this Section 10.2 shall constitute Additional Rent and shall be paid by Tenant to Landlord within 30 days of Tenant’s receipt from Landlord of an invoice therefor accompanied by reasonably substantiating evidence thereof.
(e)In consultation with Landlord, and upon Tenant’s reasonable advance notice, Tenant shall have the exclusive right to use up to 2 dedicated passenger elevators (at least one of which shall service the basement floor) (“Passenger Work Elevators”) designated by Landlord for transportation of personnel only, in connection with the performance of Tenant’s Initial Installations only (“Passenger Elevator Work Use”) from and after the Commencement Date and the date all elevators in the Tenant Elevator Bank are operational and signed off on by the applicable governmental authority until the date that is 10 months after the Commencement Date (subject to extension for Unavoidable Delay and Landlord Delay) or sooner Substantial Completion of the Initial Installations by Tenant (such period of permitted use of the Passenger Work Elevators for the Passenger Elevator Work Use, being the “Initial Installation Period”). Landlord (or with Landlord’s approval, Tenant) shall hire an elevator operator for such Passenger Elevator Work Use, at Tenant’s sole cost and expense of the out-of-pocket costs therefor. Such use of the Passenger Work Elevators by Tenant shall be subject to such reasonable rules and regulations established by Landlord with respect thereto, including without limitation, required ingress and egress to and from such Passenger Work Elevators on a Landlord designated basement level floor provided such Passenger Work Elevators service such basement level floor. Landlord and Tenant shall reasonably cooperate to establish on an equitable apportionment of the out-of-pocket costs for labor associated with such Passenger Work Elevators use, as described above based on Landlord’s good faith determination of Landlord’s actual out-of-pocket cost for such service.
Section 38.3Heating, Ventilation and Air Conditioning. Landlord shall furnish to the Premises heating, ventilation and air-conditioning (“HVAC”) through DX Units on each floor of the Premises in accordance with the HVAC specifications set forth in Exhibit C-2 and Exhibit C-3 (the “HVAC Specifications”) during Ordinary Business Hours and, when HVAC service is requested by Tenant pursuant to Section 10.4 below, during Overtime Periods (as therein defined) taking into account a reasonable period of time for such HVAC to meet the HVAC Specifications during Overtime Periods. Subject to Article 14 below, Landlord shall have access to all air-cooling, fan, ventilating and machine rooms and electrical closets and all other mechanical installations installed in the Premises by Landlord pursuant to the Base Building Plans and/or Outline Specifications, as the case may be (collectively, “Mechanical Installations”), and Tenant shall not construct partitions or other obstructions which may interfere with Landlord’s access thereto or the moving of Landlord’s equipment to and from the Mechanical Installations. Subject to Section 16.2, no Tenant Party shall at any time enter the Mechanical Installations or tamper with, adjust, or otherwise affect such Mechanical Installations. Landlord shall have no liability if the HVAC System fails to provide HVAC, to the Premises in accordance with the HVAC Specifications by reason of (i) any equipment installed by, for or on behalf of Tenant in the Premises, which has an electrical load in excess of the average electrical load and human occupancy factors for the HVAC System as designed, or (ii) any rearrangement of partitioning or other Alterations in the Premises, or (iii) Tenant’s failure to keep windows in the Premises closed, and/or Tenant’s failure to lower the blinds and shades when necessary because of the sun’s position, whenever the HVAC System is in operation or as and when required by any Requirement (provided, however, that a failure of one or more locations within the Premises to close their

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blinds will not be deemed in and of itself to relieve Landlord from its general obligation to meet the HVAC Specifications as described above, but the same shall be taken into account in determining whether or not Landlord is meeting the HVAC Specifications as described above). Tenant, at Tenant’s sole cost and expense, shall install blinds or shades on all windows as part of the Initial Installations, which blinds and shades shall be consistent with the Building standard. Tenant shall cooperate with Landlord and shall abide by Landlord’s reasonable rules and regulations for the proper functioning and protection of the HVAC System adopted in good faith in effect on the Effective Date or adopted, and in either case, enforced, in accordance with the provisions of Article 23, applied mutatis mutandis.
Section 38.4Overtime Freight Elevators; HVAC. The Fixed Rent does not include any charge to Tenant for the furnishing of any freight elevator service or use of the loading dock or HVAC to the Premises during any periods other than the hours set forth in Sections 10.2 and 10.3 (“Overtime Periods”). If Tenant desires any such services during Overtime Periods, Tenant shall deliver notice to the Building office (which notice may be given by email) requesting such services by 3:00 p.m. on the same day in the case of service on Business Days and by 3:00 p.m. on the prior Business Day in the case of service on non-Business Days; provided, however, that Landlord shall use reasonable efforts to arrange such service on such shorter notice as Tenant shall provide. During the performance of the Initial Installations and Tenant’s move into the Premises for the conduct of its business, Landlord shall make available to Tenant during Overtime Periods up 200 hours (which shall be proportionately increased if the Initial Premises include the Substitute Premises Additional Space, RSF Expansion Space or Pre-CD Expansion Space) of freight elevator and loading dock service, in accordance with Landlord’s reasonable rules and regulations applicable thereto adopted in good faith in effect on the Effective Date or adopted, and in either case, enforced, in accordance with the provisions of Article 23, applied mutatis mutandis, at no cost to Tenant. At Tenant’s option, Tenant may apply any or all of the dollar value of such 200 hours of such freight elevator and loading dock use against any costs incurred by Tenant for use of the hoist or Passenger Work Elevators. If Landlord furnishes HVAC service to the Premises during Overtime Periods, Tenant shall reimburse Landlord within 30 days after demand, as Additional Rent, (a) the cost of electricity to power the DX Unit(s) in the Premises that are providing air conditioning service to the Premises during periods other than Ordinary Business Hours, and (b) $60 per floor per hour (which charge is inclusive, without limitation, of toilet exhaust, outside air and general exhaust and any other equipment needed to operate the same is if it were during Ordinary Business Hours) with respect to the operations of the DX Unit(s) in the Premises that are providing air conditioning service to the Premises during periods other than Ordinary Business Hours; provided that, in the case of any partial floors, such costs shall be allocated proportionately among tenants on such floor according to after-hours usage requests covering the same period and as measured by submeters installed pursuant to Section 10.1(a). If Landlord furnishes freight elevator and loading dock service during Overtime Periods, Tenant shall reimburse Landlord, within 30 days after demand, as Additional Rent, to Landlord’s out-of-pocket cost of the labor therefor (subject to the terms of Section 10.3 above) and such use during Overtime Periods shall be charged based on a minimum of 4 hours usage if not contiguous to Ordinary Business Hours. For the avoidance of doubt, the furnishing of HVAC service to the Premises during Overtime Periods shall not be subject to, or based on, a minimum of 4 hours usage if not contiguous to Ordinary Business Hours.
Section 38.5Cleaning. (a) Landlord shall cause the Premises to be cleaned substantially in accordance with in all material respects, the standards set forth in Exhibit E attached hereto (the “Cleaning Specifications”). If Tenant requires cleaning in excess of those shown in the Cleaning Specifications (including, as reasonably necessary to clean any portions of the Premises used for the storage or preparation of food or beverages; as an exhibition area or classroom; for storage; as a

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shipping room, mail room or similar purposes; for private bathrooms, showers or exercise facilities; as a trading floor; or primarily for operation of computer, data processing, reproduction, duplicating or similar equipment), additional cleaning shall be provided, (i) at Tenant’s sole cost and expense, by Landlord’s cleaning contractor, at rates which shall be competitive with rates of other cleaning contractors providing comparable services to Comparable Buildings (without mark-up by Landlord); or (ii) Tenant may use its own employees to provide supplemental cleaning services to the Premises. Except for services set forth in the Cleaning Specifications which are to be provided during Ordinary Business Hours, Landlord’s cleaning contractor and its employees shall have access to the Premises (other than Secure Areas) at all times except Ordinary Business Hours.
    (b)    Tenant shall have the right, upon 3 months’ prior notice to Landlord, to elect to provide its own cleaning services to the Premises by a contractor approved by Landlord in accordance with the provisions of Section 5.2 applied mutatis mutandis (as if such contractor were performing Alterations thereunder). If the exercise of the foregoing right by Tenant is effective (i) Tenant’s cleaning shall be performed by union personnel in compliance with all Requirements and Landlord’s reasonable rules and regulations therefor adopted in good faith in effect on the Effective Date or adopted, and in either case, enforced, in accordance with the provisions of Article 23, applied mutatis mutandis, and (ii) the use of the freight elevators serving the Premises by Tenant’s cleaning contractor shall at all times be subject and subordinate to the other provisions of this Lease and the use of the same by Landlord and its cleaning personnel or contractor; it being stipulated, however, that Landlord shall not arbitrarily refuse access to such freight elevators by Tenant’s cleaning contractor for the purpose of prohibiting or interfering with the cleaning of the Premises if use of such freight elevators by Tenant’s contractor does not interfere with the cleaning of the balance of the Building. Tenant shall pay the contractor retained by Tenant directly for the cost of cleaning the Premises, and Landlord shall not be required to clean the Premises or any part thereof.
    (c) If and so long as Tenant obtains cleaning for the entire Premises under Section 10.5(b) above, then (i) there shall be excluded from Operating Expenses all costs incurred for (or that would be attributable to) the cleaning of the Premises in accordance with the Cleaning Specifications and the Building standard cleaning of all other tenant areas of the Building, (ii) Base Operating Expenses shall be reduced by the cost (“Base Cleaning Cost”) included in the Base Operating Expenses for the cleaning of the Premises in accordance with the Cleaning Specifications and the Building standard cleaning of all other tenant areas of the Building; provided that there shall be no retroactive Tenant’s Operating Payment resulting from such reductions in or refund of the Base Operating Expenses; and (iii) the annual Fixed Rent shall be reduced by an amount equal to the Fixed Cleaning Rent (as hereinafter defined). “Fixed Cleaning Rent” means an amount in dollars and cents equal to the product of (A)(i) the quotient obtained by dividing the Base Cleaning Cost by the rentable square feet of the Agreed Area of Building (in respect of Operating Expenses); multiplied by(B) the rentable square feet from time to time of the Agreed Area of Premises.

Section 38.6Water. Landlord shall provide hot and cold water in the core lavatories on each floor of the Building, and for cleaning and pantry purposes with hot water generally supplied at a temperature in the range of 105-120 degrees Fahrenheit and at a pressure not less than 50 psig on each floor; except, Tenant, at Tenant’s sole cost and expense, shall be solely responsible for the distribution of any water throughout the Premises from the point of connection in the Premises provided by Landlord (at Landlord’s sole cost and expense) to the Building Systems therefor. If Tenant requires water for any additional purposes (including showers in private lavatories), Tenant shall pay for the incremental cost of bringing additional water to the Premises and Landlord may install a meter to measure the additional water. Tenant shall pay the cost of such installation, and for all maintenance, repairs and replacements thereto, and for the out-of-pocket cost incurred by Landlord for the additional water consumed.

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Section 38.7Refuse Removal. Landlord shall provide refuse removal services at the Building for ordinary office refuse and rubbish and Tenant’s food waste and other perishable refuse as hereinafter described. Tenant shall pay to Landlord Landlord’s incremental out-of-pocket costs for such removal to the extent that the refuse generated by Tenant exceeds the refuse customarily generated by general office tenants and as hereinafter described. Tenant shall not dispose of any refuse in the Common Areas, and if Tenant does so, Tenant shall be liable for Landlord’s out-of-pocket cost for such removal. Until transport by Landlord’s designated cartage service, Tenant shall cause all of Tenant’s waste, trash and rubbish to be deposited into, and stored in, appropriate containers to be stored within the Premises in compliance with all requirements of Governmental Authorities and Landlord with respect to sorting or recycling of rubbish and refuse, and otherwise in a manner reasonably satisfactory to Landlord so that the Premises and the Building shall be maintained in a clean, sightly and odorless condition at all times. Tenant shall not encumber or obstruct, or permit to be encumbered or obstructed, nor shall Tenant place rubbish or refuse in or on any portion of the Building outside of the Premises or the sidewalk or street adjacent to or abutting the Premises. Landlord’s cleaning contractor (or Tenant’s cleaning contractor if Tenant elects to perform its own cleaning pursuant to Section 10.5 above) shall transport Tenant’s rubbish and refuse to Landlord's loading dock, the Building’s compactor room, or Landlord’s overflow conditioned trash room, as applicable, for hauling from the Building by Landlord’s designated cartage service. Costs of transport of Tenant’s standard rubbish and refuse to Landlord's loading dock, the Building’s compactor room, or Landlord’s overflow conditioned trash room, as applicable, and the hauling thereof from the Building by Landlord’s designated cartage service shall be subject to recoupment pursuant to Article 7 above to the extent permitted thereunder. Costs of transport of Tenant’s above-standard rubbish and refuse to Landlord's loading dock, the Building’s compactor room, or Landlord’s overflow conditioned trash room, as applicable, and the hauling thereof from the Building by Landlord’s designated cartage service shall be at Tenant’s sole cost and expense of the actual charges therefor (provided the charges therefor shall be comparable to those prevailing in the local market (i.e., midtown Manhattan) for first class union buildings). Furthermore, throughout the day, Tenant’s own employees or cleaning company (or at Tenant’s request, Landlord’s porters on Tenant’s behalf), as the case may be, shall be permitted to transport Tenant’s rubbish and refuse (including, without limitation, Tenant’s wet garbage) to Landlord's loading dock, the Building’s compactor room, or Landlord’s overflow air conditioned trash room, as applicable, at Tenant’s expense (of Landlord’s out-of-pocket costs therefor as Additional Rent if and to the extent Tenant uses Landlord’s porters for such purposes), using the Building’s freight elevators and subject to compliance with Landlord’s reasonable rules and regulations with respect thereto, and further subject to Sections 10.2 and 10.4 above in respect of freight elevator usage. If Tenant installs a Kitchen Facility, then until such transport to Landlord's loading dock, the Building’s compactor room, or Landlord’s overflow air conditioned trash room, as applicable, Tenant shall double bag all wet garbage and place same in containers that prevent the escape of vapors or odors and shall store all of its food waste and other perishable refuse within the Premises in a trash room kept at a temperature at or below 60 degrees Fahrenheit, at Tenant’s sole cost and expense, and comply with all requirements of Governmental Authorities and Landlord with respect to refrigeration of food waste and/or sorting or recycling of rubbish and refuse. Tenant acknowledges that Landlord may perform a trash audit of the Premises to determine the average rubbish transport and disposal after at least 30 days after substantial completion of the Initial Installations and Tenant's operating for business in the Premises, and if such audit reveals Tenant exceeds the refuse customarily generated by general office tenants, thereafter a monthly payment by Tenant to Landlord for such excess rubbish transport and disposal may be established based upon the results of such trash audit.

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Section 38.8Directory. If the lobby shall contain a directory (computerized or not computerized) wherein the Building’s tenants shall be listed, Tenant shall be entitled, at no charge to Tenant, to a proportionate share of such listings based on the rentable square footage of the Agreed Area of Premises. From time to time, but not more frequently than monthly, Landlord shall reprogram or update an directory to reflect such changes in the listings therein as Tenant shall request.
Section 38.9Condenser Water. Subject to the terms of this Lease, Tenant shall have the right, at Tenant’s own cost and expense, to install in the Premises, subject to and in compliance with all applicable terms and conditions of this Lease, one or more HVAC systems to supplement the Building HVAC (each, a “Supplemental HVAC System”). Landlord shall provide condenser water in connection with any such Supplemental HVAC System, if any, in accordance with the requirements therefor on Exhibit C-2 and Exhibit C-3 attached hereto; provided such tonnage shall not exceed 300 tons (which shall be proportionately increased or, at Tenant’s option, decreased (proportionately or otherwise)) due to (a) the inclusion of any Substitute Additional Space, RSF Expansion Space, Pre-CD Expansion Space or Offered Space, (b) the exclusion of any RSF Contraction Space or Pre-CD Contraction Space, or (c) any other adjustments to the rentable square footage of the Premises) (as so adjusted, the “Condenser Water Capacity”), which Condenser Water Capacity may be allocated across the Premises, as Tenant reasonably elects, to the extent same can be supported by the risers and pipe connections then installed on any given floor of the Premises. Tenant shall pay Landlord an annual charge for such condenser water at Landlord’s then established rate for condenser water, which is as of the date hereof $500 per ton per annum and which rate shall be subject to annual increase (on a compounded and cumulative basis) commencing on the January 1st immediately following the 1st anniversary of the Commencement Date by the CPI Increase applicable to such period, which charge shall be payable monthly (in equal monthly installments) at the same time that Tenant pays Fixed Rent (whether or not then payable) commencing on the earlier to occur of (i) the date Tenant first connects to the Building condenser water system, and (ii) the date which is 9 months after the Commencement Date, and shall be payable whether or not Tenant utilizes such amount of condenser water. Notwithstanding any of the foregoing to the contrary, Tenant shall have the right from time to time on or prior to the 1st anniversary of the date Tenant first occupies all or a portion of the Premises for business to reduce and designate the number of tons of condenser water which Tenant elects to utilize pursuant to this Section 10.9 by giving notice of such designation to Landlord, which designation, once made, may not be changed, except as otherwise set forth in this Section 10.9. Tenant shall have no liability to pay the annual charge referred to above in respect of the number of tons of condenser water given up by Tenant in accordance with the preceding sentence. Until such time as Tenant shall designate a lower number of tons of condenser water as provided above, Tenant shall pay for the maximum number of tons of condenser water then available to the Premises hereunder. Notwithstanding the foregoing, Tenant shall not be required to pay any charges with respect to the capacity of any redundant Supplemental HVAC System installed by Tenant in the Premises that is incapable of simultaneous operation with Tenant’s other Supplemental HVAC Systems and is not utilizing any condenser capacity in excess of that allotted for such primary system as set forth above. If at any time during the Term, Tenant desires additional condenser water in excess of that amount which Landlord is required to provide to Tenant hereunder, Tenant may request that Landlord provide Tenant with additional condenser water. Landlord shall endeavor, if such additional condenser water is available (as reasonably determined by Landlord) and providing such additional condenser water will not cause or create a hazardous condition, will not entail commercially unreasonable alterations, interfere with condenser water usage by other current and prospective tenants or occupants of the Building or exceed the limits of the applicable facilities serving the Building, to provide such additional condenser

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water for use in connection with any Supplemental HVAC System. Tenant shall not be charged any tap-in fee by Landlord in connection with the provision of any condenser water. The condenser water service described in this Section 10.9, including pumping, shall be provided on a 24/7/365 basis. Tenant shall, as part of the Initial Installations, install “Griswold” type valves to limit condenser water supply to the amount allocated pursuant to this Section 10.9; it being understood that the connected load will be greater than the maximum allocation. Such condenser water shall be provided through a “closed system”. Tenant shall be permitted to distribute the condenser water allocation in any reasonable manner desired throughout the Premises so long as riser capacity is not exceeded, subject to compliance with the applicable terms and conditions of this Lease. Tenant shall be permitted to cross connect the 2 DX Units serving each floor of the Premises and any Supplemental HVAC System with ductwork to supply a common duct loop on each floor of the Premises, subject to compliance with the applicable terms and conditions of this Lease. Landlord shall provide primary condenser water redundancy as follows:  in the event the primary condenser water riser fails or is out of service, Tenant shall be able to receive secondary condenser water from the upper zone (Tenant will normally be fed from the mid zone). The upper zone secondary system will be fed from a redundant primary condenser water riser between the cooling towers and the upper zone heat exchangers/pumps as set forth on Exhibit Z attached hereto.  Landlord shall use all commercially reasonable and diligent efforts to change service from the mid-rise source to the high rise source within 10 minutes. Landlord shall provide condenser water service to Tenant’s base Building units and supplementary service on a first priority basis irrespective of other Tenants’ needs. All Landlord air conditioning units’ automatic shutoff valves and floor by floor supplementary condenser water service valves shall close, with the exception of equipment essential to continued building operation, such as, without limitation, elevator machine room cooling, and security operations. The automatic shutoff valves and floor-by-floor supplemental condenser water service valves of the HVAC System and any supplemental HVAC system of other tenants shall close when they are not in operation, unless the same is essential to continued Building operation (such as, without limitation, any elevator machine room cooling and security operations served by the same) or is connected to any Generator (such that Tenant can receive the volume of condenser water needed to operate the same during a loss of power). In furtherance of the immediately preceding sentence and for the avoidance of doubt, provided that the Supplemental HVAC System is connected to a Generator, the Condenser Water Capacity will be provided to Tenant during a loss of power regardless of the needs of other tenants and occupants of the Building.
Section 38.10Telecommunications. If Tenant requests that Landlord grant access to the Building to a telecommunications service provider designated by Tenant for purposes of providing telecommunications services to Tenant, Landlord shall use its good faith efforts to respond to such request within 15 Business Days. Tenant acknowledges that nothing set forth in this Section 10.10 shall impose any affirmative obligation on Landlord to grant such request and that Landlord, in its sole discretion, shall have the right to determine which telecommunications service providers shall have access to Building facilities; provided that Landlord shall not unreasonably withhold, delay or condition approval of such request if such service provider enters into Landlord’s then standard license agreement applicable to such service providers with no charge for rent or other facilities (other than charges commensurate with those being charged by landlords of Comparable Buildings, but in no event greater than amounts being charged from time to time to other providers providing comparable services at the Building). Landlord further agrees to retain a distributed antenna system (“DAS”) service provider to install a “carrier neutral” distributed core and shell antenna system (or comparable or better system) in the Building to facilitate quality cell phone service in the Building and the Premises. Tenant acknowledges that such DAS (or comparable or better) provider may charge any voice and data carrier for access to such DAS (or comparable or better) system in

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accordance with customary industry practices. Landlord agrees to cooperate with Tenant, who shall provide electronic plans to Landlord’s DAS (or comparable or better) provider to locate initial DAS (or comparable or better) antennas within Tenant’s design, as long as no additional cost is incurred by Landlord. Subject to Unavoidable Delays and Tenant Delay, such DAS (or comparable or better) system shall be operational on or before the date Tenant completes its Initial Installations in the Premises and is ready to occupy the Premises for the conduct of its ordinary business therein.
Section 38.11 Access to Premises. Subject to Unavoidable Delays, security requirements, service interruptions, and the Rules and Regulations, Permitted Users shall have access to the Premises 24 hours a day, 7 days a week. Landlord agrees that Landlord shall not alter its security procedures in a discriminatory fashion in respect of Tenant (i.e., making access to the Building more difficult for Tenant than it is for other tenants and occupants of the Building).
Section 38.12 Security. Landlord shall provide the Common Areas of the Building, including, without limitation, the Building lobbies, with security substantially comparable to the level of security generally provided by other owners of Comparable Buildings; provided Landlord may modify such security measures from time to time, so long as the level of security for the Building is at least substantially equal to the level of security provided prior to any such modification and otherwise comparable to that being provided at Comparable Buildings. Tenant may install a security system for access to the Premises. If Tenant desires to make Tenant’s security system compatible with the Building’s security system such that it enables the employees of Permitted Users to access both the Building and the Premises, Landlord shall reasonably cooperate with Tenant, at Tenant’s sole cost and expense of Landlord’s out-of-pocket costs therefor, to make such system compatible.
Section 38.13 Conduits. Tenant shall have the right, subject to the terms of Article 5 and Exhibit C-2 and at Tenant’s sole cost and expense with respect to the exclusive conduit only (Tenant not being responsible for any cost of the installation of the non-exclusive conduit), to install as part of the Initial Installations one exclusive 4” communications cable and conduit and one non-exclusive 4” communications cable and conduit with innerduct (in non-exclusive conduit only) (the “Conduit System”) from each of the 2 diverse points of entry (“POE”) in the basement of the Building and in each of the 2 Building riser shafts shown on Exhibit R attached hereto (the “Shaft Space”), which may be used for telecommunications cabling between contiguous floors of the Premises. Each diverse POE in the basement of the Building and in any MPOP rooms shall be a minimum of 50 feet apart and per the Base Building Plans. Each routing from the POE in the basement of the Building through the core on each floor of the Premises shall be per the Base Building Plans. Landlord shall provide Tenant and Tenant’s contractors and their respective employees, agents and subcontractors with reasonable access to the Shaft Space at reasonable times (and subject to the rights of other tenants) so as to permit Tenant to install and maintain the Conduit System. All of the provisions under this Lease relating to compliance with Requirements, Alterations, insurance, indemnity, repairs and maintenance shall apply to the installation, maintenance, repair, operation, replacement and use of the Conduit System, as if the Conduit System were part of the Premises. There shall be no charge to Tenant for use of the Shaft Space or the Conduit System therein.
Section 38.14 Fire Stairs. Tenant shall have a right to use up to 2 fire stairs serving contiguous floors of the Premises (the “Fire Stairs”) only for access between the floors of the Building on which the Premises are located, at no charge to Tenant (subject to the terms below); provided that (a) such use shall be permitted by Requirements, (b) such use shall be permitted under the first sentence of Section 8.1(d), (c) Tenant shall comply with all of Landlord’s reasonable rules and regulations

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adopted in good faith in effect on the Effective Date or adopted, and in either case, enforced, in accordance with the provisions of Article 23, applied mutatis mutandis, (d) access doors to the Fire Stairs shall never be propped or blocked open (except in the case of an emergency), (e) Tenant shall not store or place anything in the Fire Stairs or otherwise impede ingress thereto or egress therefrom, (f) Tenant shall not permit or suffer any Tenant Party to use any portion of the Fire Stairs other than for ingress and egress between the different floors of the Premises (except in case of emergency), (g) use of the Fire Stairs shall not unreasonably disturb any other tenants or occupants of the Building, (h) Tenant shall, at Tenant’s sole cost and expense, at Landlord’s election, (1) install automatic door closing devices reasonably satisfactory to Landlord on all doors between the Fire Stairs and the floors of the Premises, (2) tie such devices into the base-Building fire-alarm and life-safety system, and (3) maintain the fire doors in good operable condition, free of dents and painted annually, (i) Tenant shall, at Tenant’s sole cost and expense, install an access control system reasonably satisfactory to Landlord on all doors between the Fire Stairs and the floors of the Premises to prevent unauthorized access, and (j) if Tenant shall fail to remedy any violation of this Section 10.14 within 2 Business Days after Landlord shall give Tenant notice of any such violation, Landlord shall have all of the rights of Landlord under Section 16.1 and the right to immediately suspend Tenant’s right to use the Fire Stairs pursuant to this Section 10.14 until such violation is remedied. All of the provisions under this Lease in respect of insurance and indemnification shall apply to the Fire Stairs as if the Fire Stairs were part of the Premises. Subject to the provisions of this Section 10.14 and Article 5 (including, without limitation, receipt of Landlord’s consent), Tenant may make Decorative Alterations and Alterations to the Fire Stairs; provided that any such Alterations (excluding Decorative Alterations) shall be deemed Designated Specialty Alterations.
Section 38.15 Gas Service. Landlord shall cause a gas riser (“Gas Riser”) to be installed in the Building for Tenant’s non-exclusive use in the Premises; provided, however, that if a Gas Riser for non-exclusive use shall not be feasible or permissible due to Requirements or requirements of the Gas Provider, then Landlord shall cause a Gas Riser to be installed in the Building for Tenant’s exclusive use. In the case of a non-exclusive Gas Riser, Tenant shall be responsible and liable for Tenant’s equitable share of Landlord’s out-of-pocket costs to construct and install the non-exclusive Gas Riser (as reasonably determined by Landlord based on Tenant’s consumption of gas from such Gas Riser relative to the total capacity of such Gas Riser). In the case of a Gas Riser installed for Tenant’s exclusive use, Tenant shall be responsible and liable for 100% of Landlord’s out-of-pocket costs to construct and install the exclusive Gas Riser. In either case, Landlord’s Contribution shall be deemed reduced by the amount of Tenant’s share of the costs described in the immediately preceding 2 sentences. If applicable and requested by Tenant with respect to approved installations and subject to compliance with the applicable terms and conditions of this Lease and Landlord’s reasonable requirements, Tenant shall have access to the Gas Riser designated by Landlord to cause the local utility (the “Gas Provider”) to furnish gas service (valved and capped) to the Premises, at a location mutually agreed upon by Landlord and Tenant, at Tenant’s cost and expense as provided below. Tenant, at Tenant’s sole cost and expense, shall be responsible for the installation of all connections and other systems and/or equipment necessary in order to provide such gas service to the Premises and permitted equipment therein. Notwithstanding the foregoing, if Tenant is permitted to connect to such Gas Riser, then upon Tenant’s request, with submission of the Plans therefor and subject to Landlord’s approval of such Plans in accordance with Article 5, Landlord shall install any required and approved louver(s) for kitchen exhaust and make up air fan unit(s) in the locations set forth on Exhibit V, at Tenant’s sole cost and expense based upon Landlord’s out-of-pocket costs therefor, payable as Additional Rent within 30 days after demand therefor by Landlord, and further subject to the provisions of Section 5.11 above. Tenant shall not alter or move the Gas Riser. Tenant shall also cause the Gas Provider to install (or if not then practicable, Landlord shall install), at Tenant's

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cost and expense, a meter to measure gas furnished solely to the Premises. Tenant shall pay for all gas furnished to the Premises as measured on such meter (or if not so registered then as reasonably determined by Landlord and its consultants based on Landlord’s out-of-pocket costs to furnish such gas to the Premises and/or for Tenant’s use), plus Tenant’s equitable share (as reasonably determined by Landlord based on Tenant’s consumption and the consumption of gas from such Gas Riser by Landlord and/or other tenants) for all maintenance, repairs and replacements to the equipment required to provide gas to the Premises (including said meter) and for all other costs and expenses from time to time relating to gas service to the Premises. In the case of a Gas Riser installed for Tenant’s exclusive use as described above, Tenant shall be responsible for 100% of the costs described in the immediately preceding sentence. If such payments are to be made to the Gas Provider, they shall be made as and when due and payable. If such payments are to be made to Landlord, all such payments, shall be due as Additional Rent within 30 days after bills therefor are rendered by Landlord, but not more frequently than monthly. Landlord shall have no liability to Tenant for any failure or defect in the supply or pressure of gas service to the Premises, or any act or omission of the Gas Provider providing gas service to the Building.
Section 38.16 Messenger Center. Landlord shall operate (or cause an outside contractor to operate) a messenger center for the Building (the “Messenger Center”) in the location shown on Exhibit S attached hereto. The services to be provided by the Messenger Center from time to time, the manner in which such services are provided from time to time and hours of operation observed from time to time (the “Messenger Center Services”) shall comply with all applicable Requirements and shall be reasonably formulated by Landlord with a view toward the security protocols for the Building, and the cost or expense for operating the Messenger Center Services shall be at commercially competitive market rates for similar services then being provided in Comparable Buildings. Landlord shall have the right, from time to time, to make such modifications to the Messenger Center Services as Landlord deems reasonably necessary, taking into account requirements of applicable Requirements and the security of the Building and its tenants and other occupants; provided same do not have an adverse impact on messenger services beyond a de minimis extent except to the extent same is required as a result of Landlord’s compliance with the requirements of applicable Requirements or Landlord’s reasonable security concerns. Subject to Section 4.5 and Section 6.3, Landlord reserves the right to reconfigure or relocate the Messenger Center. Landlord shall have no liability to Tenant for accepting or failing to accept or for providing or not providing or for requesting or failing to request receipts or evidence of delivery for any mail or packages or for the handling of, or damage to, such mail or packages, in each case, except to the extent cause by the negligence or willful misconduct of any Landlord Party or a breach of this Lease by Landlord. The cost of maintaining (but not the costs of constructing for) the Messenger Center and Messenger Center Services shall be an Operating Expense to the extent includable therein. The Messenger Center shall be backed-up by the Generators, including any mechanical systems serving the space as well as all lighting and receptacles.
Section 38.17 Parking. During the Term, Landlord shall provide (or cause to be provided) to Tenant, a month-to-month license to use one reserved parking space in the parking garage located in the Building (the “Garage”) (the “Parking Space”) at no charge to Tenant, commencing on the date Tenant occupies the Premises for the conduct of business therein. Landlord shall notify any operator of the Garage (the “Operator”) of Tenant’s right to such Parking Space. Landlord shall cause the Operator to operate the Garage in a manner that is commensurate with garages of a similar nature, location and character to that of the Garage and located in Comparable Buildings. The Parking Space is anticipated to be available 24 hours per day, 7 days per week. Notwithstanding the foregoing, Landlord shall not be subject to any liability whatsoever in the event that Tenant's use of the Parking Space

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is disturbed or interrupted for any reason (except for Landlord's acts, omissions (where Landlord had a duty to act), negligence or willful misconduct), including without limitation, as a result of security requirements or Unavoidable Delays. Tenant shall have the right, at Tenant’s sole cost and expense, of partitioning of Landlord’s closed circuit television (“CCTV”) cameras (also referred to as video management system devices) in order to monitor security at the location of the Parking Space. Upon notice to Landlord of the specific location of the Parking Space, Landlord shall add the applicable camera requirement to Landlord’s security plan, at Tenant’s cost and expense of Landlord’s out-of-pocket costs therefor. Tenant shall keep (and shall instruct Tenant’s security personnel to keep) any transmissions (and the content thereof) obtained from Landlord’s feeds confidential and in no event shall any such feeds be recorded.
Section 38.18Bicycles. Landlord shall construct a bicycle storage room in the Building in accordance with the Base Building Plans and in compliance with applicable Requirements. Employees of Permitted Users shall be entitled to Tenant’s Proportionate Share of spaces in the bicycle storage room in the Building 24 hours per day, 7 days per week, at no charge to Tenant, subject to Landlord’s standard bicycle parking agreement. Landlord anticipates the bicycle storage room will contain 296 spaces. The cost of maintaining (but not the costs of construction for) the bicycle storage room shall be an Operating Expense to the extent includable therein.
Section 38.19 Service Interruptions. (a) Subject to the provisions of this Section 10.19, Landlord reserves the right to suspend any service when necessary, by reason of Unavoidable Delays, accidents or emergencies, or for Restorative Work (subject to Section 6.3 above) which, in Landlord’s reasonable judgment, are necessary or appropriate until such Unavoidable Delay, accident or emergency shall cease or such Restorative Work is completed and Landlord shall not be liable for any interruption, curtailment or failure to supply services. Landlord shall use reasonable efforts to minimize interference (beyond a de minimis extent) with Tenant’s use and occupancy of the Premises as a result of any such interruption, curtailment or failure of or defect in such service, or change in the supply, character and/or quantity of such service. Landlord shall use reasonable efforts to restore any such services, remedy such situation and minimize any interference with Tenant’s business. Landlord shall provide to Tenant not less than 15 Business Days’ advance notice (a “Service Interruption Notice”), which Service Interruption Notice may be by Operational Notice and shall describe in reasonable detail the nature, periods and anticipated effect on Tenant’s use and operation of the Premises, with respect to a service shut-down or interruption that will have an interference with Tenant’s business (except in the event of an emergency, in which case Landlord shall provide Tenant with such notice thereof as is reasonably practicable), and Landlord shall use diligent efforts to restore any such services impacted by thereby as soon a reasonably practicable thereafter. To the extent reasonably practicable, Landlord shall not curtail or shut-down services to more than one full floor of the Premises at any one time. Except in case of emergency, all voluntary and/or planned interruptions or shutdowns of Building Systems shall be performed solely after Ordinary Business Hours or on non-Business Days, and all voluntary and/or planned interruptions or shutdowns of Building Systems which are reasonably likely to (or does in fact) interfere with or disrupt Tenant’s access to the Premises or Tenant’s business operations in the Premises beyond a de minimis extent shall be performed solely on non-Business Days; it being agreed that all voluntary and/or planned interruptions or shutdowns of electrical or cooling Building Systems shall occur on non-Business Days. Subject to the provisions of Section 10.20, Tenant shall have no claim for abatement or reduction of Rent or damages on account of an interruption in service occasioned by or resulting from a failure to provide services to the extent the same is performed in accordance with the provisions of this Section 10.20. Subject to Section 10.20, the exercise of any such right or the occurrence of any such failure by Landlord shall not constitute an actual or constructive eviction, in whole or in part, entitle Tenant to any

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compensation, abatement or diminution of Rent, relieve Tenant from any of its obligations under this Lease, or impose any liability upon Landlord or any Landlord Indemnitees by reason of inconvenience to Tenant, or interruption of Tenant’s business, or otherwise.
(b)    Except in case of emergency, upon reasonable written request by Tenant from time to time, exercisable by notice delivered to Landlord within 5 Business Days after delivery of a Service Interruption Notice, Tenant may request that Landlord postpone any such voluntary and/or planned interruption or shutdown in order to accommodate Tenant’s schedule, in which case Landlord shall so postpone such interruption or shutdown for a reasonable period of time taking into account any potential adverse effect on the Premises, the Building, or other tenants or occupants.
Section 38.20 Rent Abatement. Notwithstanding anything to the contrary contained herein, if all or any portion of the Premises in excess of 1,000 rentable square feet is rendered Untenantable (the “Affected Portion”) due to (a) a curtailment, interruption or shutdown of any service required to be provided (in the amounts and in accordance with any required specifications provided in this Lease therefor); (b) Landlord’s performance of any Landlord Repair Items, Restorative Work or other changes, alterations, additions, improvements, repairs or replacements which Landlord is permitted to perform under this Lease and not resulting from a Tenant default under this Lease; or (c) Landlord’s failure to perform any Landlord Repair Items that Landlord is required to perform under this Lease; in each case other than as a result of casualty or condemnation (for which the provisions of Article 11 and Article 12 shall apply, as applicable), and such condition continues for a period in excess of 5 consecutive Business Days (subject to an additional 4 Business Day extension if such failure is due to Unavoidable Delays) after (i) Tenant furnishes a notice to Landlord (the “Abatement Notice”) describing such condition, (ii) Tenant does not actually occupy the Affected Portion during such period (including due to lack of access thereto) and (iii) such condition has not resulted from the negligence or willful misconduct of any Tenant Party, then, as Tenant’s sole remedy, Fixed Rent and Recurring Additional Rent shall be abated as to the Affected Portion on a per diem basis for the period commencing on the later of (A) the 6th Business Day (subject to an additional 4 Business Day extension if such failure is due to Unavoidable Delays) after the occurrence of event(s) rendering the same Untenantable, and (B) the date Tenant delivers the Abatement Notice to Landlord, and ending on the earlier of (I) the date Tenant reoccupies the Affected Portion for the conduct of its business, and (II) the date on which such condition is substantially remedied so as to permit use of the Affected Portion for the uses that Tenant was using the Affected Portion for immediately prior to the event(s) rendering the same Untenantable. For purposes of this Section 10.20, Tenant shall not be deemed to be occupying an Affected Portion for the conduct of its business if Tenant’s security personnel, insurance adjusters or a minimal number of Tenant’s agents, employees or contractors enter the Premises to preserve or remove property, perform Alterations (which arise out of such event(s)), re-install or test Tenant’s systems (which is necessitated by such event(s)), plan temporary relocation from or return to the Premises or perform other such disaster recovery functions therein.
Section 38.21Storage Space Services. Notwithstanding anything to the contrary contained herein, the only services Landlord is required to provide to the Storage Space is as follows: (a) Landlord to provide a point of connection at the demised Premises to conditioned base building air, (b) Landlord shall provide general exhaust to the exterior, and (c) Landlord shall provide receptacles on walls of demised premises, at a capacity sufficient for an x-ray machine and shredding machine, and incidental power and a gem box with conductor for lighting loads at 3 watts per usable square feet of space. The Storage Space shall be backed-up by the Generators, including any mechanical systems serving the space as well as all lighting and receptacles.

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Article 11

INSURANCE; PROPERTY LOSS OR DAMAGE
Section 38.1Tenant’s Insurance. (a) Tenant, at its expense, shall obtain and keep in full force and effect during the Term:
(i)a policy of commercial general liability insurance on an occurrence basis against claims for personal injury, bodily injury, death and/or property damage occurring in or about the Building, under which Tenant is named as the insured and Landlord, Landlord’s Agent and any Lessors and any Mortgagees whose names have been furnished to Tenant are named as additional insureds (the “Insured Parties”). Such insurance shall provide primary coverage without contribution from any other insurance carried by or for the benefit of the Insured Parties, and Tenant shall obtain blanket broad-form contractual liability coverage to insure its indemnity obligations set forth in Article 25. The minimum limits of liability shall be not less than $1,000,000 per occurrence and $2,000,000 in the aggregate; provided, however, that Landlord shall retain the right to require Tenant to increase such coverage from time to time (but no sooner than the 2nd anniversary of the Commencement Date, nor more frequently than once every 3 years after Landlord’s initial increase) to that amount of insurance which in Landlord’s reasonable judgment is then being customarily required by landlords for similar office space in Comparable Buildings. The self-insured retention for such policy shall not exceed $100,000 (with no limitation in respect of any deductible);
(ii)umbrella or excess liability insurance on a follow form basis with limits not less than $25,000,000 per occurrence and in the aggregate attaching without gaps in coverage or limits, above the underlying commercial general liability policy outlined in this Section 11.1;
(iii)insurance against loss or damage by fire, and such other risks and hazards as are insurable under then available standard forms of “Special Form Causes of Loss” or “All Risk” property insurance policies with extended coverage, insuring Tenant’s Property and all Alterations and improvements to the Premises (including the Initial Installations), for the full insurable value thereof or replacement cost thereof, having a deductible amount, if any, not in excess of $250,000;
(iv)Workers’ Compensation Insurance, as required by law;
(v)Business Interruption Insurance covering a minimum of one year of anticipated gross income; and
(vi)such other insurance in such amounts as the Insured Parties may reasonably require from time to time and which is then customarily required from office tenants by owners of Comparable Buildings.
During the performance of any Alteration, Tenant, at its expense, shall maintain (or cause its contractor(s) to maintain) until completion thereof, (A) Builder’s Risk insurance on an “all risk” basis and on a completed value form including a Permission to Complete and Occupy endorsement, for full replacement value covering the interest of Landlord and Tenant (and their respective contractors and subcontractors) in all work incorporated in the Building and all materials and equipment in or about the Premises; and (B) commercial general liability insurance (including property damage liability coverage).

(b)All insurance required to be carried by Tenant (i) shall contain a provision that such insurance shall be non-cancellable and/or no material change in coverage shall be made thereto unless the Insured Parties receive 30 days’ prior notice of the same, by certified mail, return receipt requested, and (ii) shall be effected under valid and enforceable policies issued by reputable insurers authorized to do business in the State of New York and rated in Best’s Insurance Guide, or any successor thereto as having a “Best’s Rating” of “A-” or better

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and a “Financial Size Category” of at least “VIII” or better or, if such ratings are not then in effect, the equivalent thereof or such other financial rating as Landlord may at any time consider appropriate. In the event that Tenant’s insurance policies do not contain a provision that the notice specified in clause (i) above shall be sent by certified mail, return receipt requested, Tenant agrees to send such notice to in the manner specified in Section 22.1.
(c)On or prior to the Commencement Date and, at any time thereafter, within 2 Business Days after reasonable request from Landlord, Tenant shall deliver to Landlord appropriate certificates of insurance, including evidence of waivers of subrogation required to be carried pursuant to this Article 11 and that the Insured Parties are named as additional insureds (the “Policies”). In lieu of the Policies, Tenant may deliver to Landlord a certification from Tenant’s insurance company (on the form currently designated “Acord 27” (Evidence of Property Insurance) and “Acord 25-S” (Certificate of Liability Insurance), or the equivalent, provided that attached thereto is an endorsement to Tenant’s commercial general liability policy naming the Insured Parties as additional insureds, which endorsement is at least as broad as ISO policy form “CG 20 10 04-13 Additional Insured” or the equivalent, which certification shall be binding on Tenant’s insurance company, and which shall expressly provide that such certification (i) conveys to the Insured Parties all the rights and privileges afforded under the Policies as primary insurance, and (ii) contains an unconditional obligation of the insurance company to advise all Insured Parties in writing by certified mail, return receipt requested, at least 30 days in advance of any termination of or change to the Policies that would affect the interest of any of the Insured Parties.
(d)Notwithstanding anything to the contrary contained herein, the insurance required to maintained by Tenant under this Lease may be obtained by Tenant through blanket or master policies insuring other entities or properties owned, leased or controlled by Tenant.
(e)Landlord shall keep the Building insured against damage and destruction by fire, vandalism, and other perils under “all risk” property insurance written on a 100% replacement cost basis. In addition, Landlord shall maintain a policy of commercial general liability insurance for claims for personal injury, death and/or property damage occurring in or about the Building that is consistent with the insurance maintained by owners and prudent landlords of Comparable Buildings. Notwithstanding the foregoing, in the event Landlord is an Institutional Owner, Landlord may elect to self-insure with respect to the insurance coverages required by the terms of this Section 11.1(e).
Section 38.2Waiver of Subrogation. Landlord and Tenant shall each procure an appropriate clause in or endorsement to any property insurance covering the Real Property and personal property, fixtures and equipment located therein, wherein the insurer waives subrogation or consents to a waiver of right of recovery, and Landlord and Tenant agree not to make any claim against, or seek to recover from, the other for any loss or damage to its property or the property of others resulting from fire or other hazards.
Section 38.3Restoration. If the Premises are damaged by fire or other casualty, or if the Building is damaged such that Tenant is deprived of reasonable access to the Premises, Tenant shall give prompt notice to Landlord (if the damage is to the Premises) (but the failure to give such notice shall not vitiate any of the obligations of Landlord or rights of Tenant under this Section 11.3), and, if this Lease is not terminated as provided in this Article 11, Landlord shall, at Landlord’s sole cost and expense, repair (the “Casualty Work”) (a) Landlord’s Premises Work and (b) the affected portions of the Building to the extent such damage affects the Premises, the Common Areas serving the Premises and the Building Systems (or the affected portion thereof) serving the Premises, in each case, to substantially the condition thereof prior to the damage and with due diligence. Landlord shall have no obligation to repair or restore, and, if this Lease is not terminated as provided in this Article 11, Tenant shall at, at Tenant’s sole cost and expense, repair and replace Tenant’s Property and any Alterations to the Premises (including, without limitation, the Initial

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Installations) which Tenant desires to restore. Until the date which is the earlier of (i) 180 days following the date (a such date shall be extended for Landlord Delay) on which the Casualty Work is Substantially Completed (or would have been Substantially Completed but for Tenant Delay) and Tenant has access to the Premises, and (ii) the date on which Tenant occupies the affected portion of the Premises for the normal conduct of business, Fixed Rent and Recurring Additional Rent shall be reduced in the proportion that the Untenantable Premises bears to the total area of the Premises. Within 90 days after the earlier of the date Landlord receives Tenant’s notice of any casualty and the date Landlord has actual knowledge of any casualty, Landlord shall deliver to Tenant an estimate prepared by a reputable contractor selected by Landlord and reasonably acceptable to Tenant setting forth such contractor’s estimate as to the time reasonably required to repair such damage in order to make the Premises (or such portion thereof) no longer Untenantable; if Landlord shall fail to deliver said estimate within such 90-day period, Tenant may designate an independent reputable contractor to prepare the same (any such estimate, the “Restoration Estimate”). This Article 11 constitutes an express agreement governing any case of damage or destruction of the Premises or the Building by fire or other casualty, and Section 227 of the Real Property Law of the State of New York, which provides for such contingency in the absence of an express agreement, and any other law of like nature and purpose now or hereafter in force, shall have no application in any such case.
Section 38.4Landlord’s Termination Right. Notwithstanding anything to the contrary contained in Section 11.3, if by reason of any such casualty (a) the Building shall be totally damaged or destroyed or (b) the Building shall be so damaged or destroyed that at least 30% of the Building is damaged or destroyed and the time period in a Restoration Estimate exceeds 12 months from the date of such casualty, then in any of such events, Landlord may, not later than the later of the date which is (x) 60 days following the date of the damage and (y) the date that is 60 days after Landlord’s receipt of a Restoration Estimate, terminate this Lease by notice to Tenant; provided that Landlord also terminates the leases of all other office tenants of the Building. If this Lease is so terminated, (i) the Term shall expire upon the 30th day after such notice is given, (ii) Tenant shall vacate the Premises and surrender the same to Landlord, (iii) Tenant’s liability for Rent shall cease as of the date of the damage, and (iv) any Rent paid for any period after the date of the damage shall be refunded by Landlord to Tenant.
Section 38.5Tenant’s Termination Right. (a) Notwithstanding anything to the contrary contained in Section 11.3, if by reason of any such casualty more than 25% of the aggregate Agreed Area of Premises shall be rendered Untenantable and the period set forth in a Restoration Estimate exceeds 12 months from the date of such casualty, Tenant shall have the right to terminate this Lease by giving notice to Landlord not later than the later of (x) the date that is 60 days after such casualty, and (y) the date that is 60 days after Tenant’s receipt of a Restoration Estimate. If this Lease is so terminated, (i) the Term shall expire upon the 30th day after such notice is given, (ii) Tenant shall vacate the Premises and surrender the same to Landlord, (iii) Tenant’s liability for Rent shall cease as of the date of the damage, and (iv) any Rent paid for any period after the date of the damage shall be refunded by Landlord to Tenant.
(b)If Tenant shall not have elected to, or was not entitled to, terminate this Lease in accordance with Section 11.5(a) and Landlord shall fail to Substantially Complete its Casualty Work, and (i) within 12 months (subject to extension for delays due to Unavoidable Delays, not to exceed 90 days of delays in the aggregate), if the time period in the Casualty Statement does not exceed 12 months, then, Tenant may elect, as its sole remedy, to terminate this Lease by notice given to Landlord within 30 days after such 12-month period (as extended as aforesaid); or (ii) within the time period set forth in the Restoration Estimate if the time period in the Restoration Estimate exceeds 12 months (subject to extension for delays due to

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Unavoidable Delays, not to exceed 90 days of delays in the aggregate), then, Tenant may elect, as its sole remedy, to terminate this Lease by notice given to Landlord within 30 days the expiration of the time period set forth in such Restoration Estimate (as extended as aforesaid). If this Lease is so terminated, (A) the Term shall expire upon the 30th day after such notice is given, (B) Tenant shall vacate the Premises and surrender the same to Landlord, (C) Tenant’s liability for Rent shall cease as of the date of the damage, and (D) any Rent paid for any period after the date of the damage shall be refunded by Landlord to Tenant, unless Landlord shall have Substantially Completed the Casualty Work by such 30th day. If Landlord shall have Substantially Completed its Casualty Work within such 30-day period, Tenant’s notice of termination pursuant to this Section 11.5(b) shall be null and void and this Lease shall remain in full force and effect.
Section 38.6Final 24 Months. Notwithstanding anything to the contrary in this Article 11, if any casualty occurs during the last 24 months of the Term, then all references in this Article 11 (excluding Section 11.1) to “12 months” shall be replaced with the following: (i) if such casualty occurs during the 6 month period commencing on the date that is 24 months prior to the end of the Term, “180 days”; (ii) if such casualty occurs during the 6 month period commencing on the date that is 18 months prior to the end of the Term, “120 days”; (iii) if such fire or other casualty occurs during the 6 month period commencing on the date that is 12 months prior to the end of the Term, “90”; and (iv) if such fire or other casualty occurs anytime thereafter, “30”.
Section 38.7Landlord’s Liability. Tenant acknowledges that Landlord shall not carry insurance on, and shall not be responsible and/or liable for, (a) damage to any Alterations in the Premises and/or Building (including the Initial Installations), (b) Tenant’s Property, and (c) any loss suffered by Tenant due to interruption of Tenant’s business; provided, however, subject to the waiver of liability set forth in Section 11.2 above and such other conditions and limitations contained in this Lease, nothing contained in this Section 11.7 shall be deemed to relieve Landlord from any responsibility for the negligence or willful misconduct of (i) Landlord, (ii) its employees acting within the scope of their employment or (iii) its agents acting within the scope of their authority.
Article 12

EMINENT DOMAIN
Section 38.1Taking.
(a)Total Taking. If all or substantially all of the Real Property, the Building or the Premises shall be acquired or condemned for any public or quasi-public purpose (a “Taking”; “Taken” shall have correlative meaning), this Lease shall terminate and the Term shall end as of the date of the vesting of title and Rent shall be prorated and adjusted as of such date.
(b)Partial Taking. Upon a Taking of only a portion of the Real Property, the Building or the Premises then, except as hereinafter provided in this Article 12, this Lease shall continue in full force and effect; provided that from and after the date of the vesting of title, Fixed Rent and Tenant’s Proportionate Share shall be modified to reflect the reduction of the Premises and/or the Building as a result of such Taking.
(c)Landlord’s Termination Right. Whether or not the Premises are affected, if such portion of the Building shall be Taken so that substantial structural alterations or reconstruction of the Building shall be necessary as a result of such taking (whether or not the Premises be affected), which alterations or reconstruction Landlord reasonably determines will take at least 12 months to complete, then, within 60 days following the date upon which Landlord receives notice of such Taking Landlord may terminate this Lease; provided that Landlord also terminates the leases of all other office tenants of the Building. If this Lease is so

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terminated, (i) the Term shall expire upon the 30th day after such notice is given, (ii) Tenant shall vacate the Premises and surrender the same to Landlord, (iii) Tenant’s liability for Rent shall cease as of the date of the Taking, and (iv) any prepaid Rent for any period after the date of the Taking shall be refunded by Landlord to Tenant.
(d)Tenant’s Termination Right. If the part of the Real Property Taken contains more than 20% of the Agreed Area of Premises, or if, by reason of such Taking, Tenant no longer has reasonable means of access to the Premises, Tenant may terminate this Lease by notice to Landlord given within 30 days following the date upon which Tenant is given notice of such Taking. If this Lease is so terminated, (i) the Term shall expire upon the 30th day after such notice is given, (ii) Tenant shall vacate the Premises and surrender the same to Landlord, (iii) Tenant’s liability for Rent shall cease as of the date of the Taking, and (iv) any Rent paid for any period after the date of the Taking shall be refunded by Landlord to Tenant.
(e)Restoration. In the event of a taking which does not result in a termination of this Lease in accordance with this Section 12.1 Landlord (i) shall restore, with reasonable diligence, any portion of the Premises not so Taken to a self-contained rental unit substantially equivalent (with respect to buildout, character, quality, appearance and services) to that which existed immediately prior to such Taking, excluding Tenant’s Property and any Alterations (including the Initial Installations, but excluding any Landlord’s Premises Work); and (ii) the term and estate hereby granted with respect to any portion of the Premises so terminate as of the date such Taking and all Rent shall be appropriately abated for the period from such date to the Expiration Date.
Section 38.2Awards. Upon any Taking, Landlord shall receive the entire award for any such Taking, and Tenant shall have no claim against Landlord or the condemning authority for the value of any unexpired portion of the Term or Tenant’s Alterations; and Tenant hereby assigns to Landlord all of its right in and to such award. Nothing contained in this Article 12 shall be deemed to prevent Tenant from making a separate claim in any condemnation proceedings for the then value of any Tenant’s Property or Alterations (including the Initial Installations) included in such Taking and for any moving expenses; provided any such award is in addition to, and does not result in a reduction of, the award made to Landlord.
Section 38.3Temporary Taking. If all or any part of the Premises is Taken temporarily during the Term (i.e., for a period of less than 9 consecutive months), Tenant shall give prompt notice to Landlord (but the failure to give such notice shall not vitiate any of the obligations of Landlord or rights of Tenant under this Section 11.3), and the Term shall not be reduced or affected in any way and Tenant shall continue to pay all Rent payable by Tenant without reduction or abatement and to perform all of its other obligations under this Lease, except to the extent prevented from doing so by the condemning authority, and Tenant shall be entitled to receive any award or payment from the condemning authority for such use, which shall be received, held and applied by Tenant as a trust fund for payment of the Rent falling due.
Article 13

ASSIGNMENT AND SUBLETTING
Section 38.1Consent Requirements.
(a)No Transfers. Except as expressly set forth herein, Tenant shall not assign, mortgage, pledge, encumber, or otherwise transfer this Lease, whether by operation of law or otherwise, and shall not sublet, or permit, or suffer the Premises or any part thereof to be used or occupied by others (whether for desk space, mailing privileges or otherwise) (each, a “Transfer”), without Landlord’s prior consent in each instance. For purposes of this Article 13, the term “Transfer” (i) shall, subject to clause (ii) below, be deemed to include (A) if Tenant or

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any subtenant is a legal entity, the issuance of new (and/or the transfer of then) stock, equity or other beneficial ownership interest (collectively, “Ownership Interests”) which results in a majority of the Ownership Interests in Tenant or such subtenant being held by a Person which does not hold a majority of the Ownership Interests in Tenant on the Effective Date or the subtenant on the effective date of such sublease; (B) the sale or mortgage of more than 50% of Tenant’s or such subtenant’s net assets; and (C) except as provided below, the sale or transfer of all or substantially all of the assets of Tenant or a subtenant in one or more transactions and the merger or consolidation or conversion of Tenant or a subtenant into or with another business entity; and (ii) shall, notwithstanding anything to the contrary in clause (i) above, not include (and Landlord’s consent shall not be required for) (A) if Tenant or any subtenant is a legal entity, the transfer or issuance of any Ownership Interests if accomplished through a recognized stock exchange, through public “over-the-counter” securities markets or otherwise (unless the same is effected in connection with a merger, reorganization or recapitalization of or with Tenant (or such subtenant), in which case Section 13.8 below shall apply) or (B) the conversion of the legal entity that constitutes Tenant (or such subtenant) from one type of legal entity to another type of legal entity. Any Transfer in contravention of the provisions of this Article 13 shall be void and, after the expiration of all notice and cure periods in Section 15.1, shall constitute an Event of Default.
(b)Collection of Rent. In the event of a Transfer without Landlord’s consent (to the extent consent was required hereunder), Landlord may collect rent from the assignee, subtenant or occupant, and apply the net amount collected to the Rent herein reserved. No such collection shall be deemed a waiver of the provisions of this Article 13, an acceptance of the assignee, subtenant or occupant as tenant, or a release of Tenant from the performance of Tenant’s covenants hereunder, and in all cases Tenant shall remain fully liable for its obligations under this Lease.
(c)Further Assignment/Subletting. Landlord’s consent to any assignment or subletting that requires Landlord’s consent pursuant to this Article 13 shall not relieve Tenant from the obligation to obtain Landlord’s consent to any further assignment or subletting. In no event shall any permitted subtenant assign or encumber its sublease or further sublet any portion of its sublet space, or otherwise suffer or permit any portion of the sublet space to be used or occupied by others without Landlord’s consent (which consent, with respect to sublettings by a subtenant, or a sub-subtenant of Tenant (nothing herein precluding Tenant or any subtenants from subleasing the same sublease space more than once), shall be granted or withheld by Landlord in accordance with, and subject to, the requirements of this Article 13).
Section 38.2Tenant’s Notice. Except for an Exempt Transfer, if Tenant desires to assign this Lease or sublet all or any portion of the Premises, Tenant shall give notice thereof (an “A/S Notice”) to Landlord, which shall be accompanied by (a) a statement of Tenant’s intention to assign this Lease or sublease all or a portion of the Premises, (b) with respect to an assignment of this Lease, the date Tenant desires the assignment to be effective, and (c) with respect to a sublet of all or a part of the Premises, a description of the portion of the Premises to be sublet, the commencement date of such sublease, the term of such Sublease and the rent per rentable square foot Tenant will ask for such portion of the Premises (“Tenant’s Asking Rent”). Such notice shall be deemed an irrevocable offer from Tenant to Landlord of the right, at Landlord’s option, (1) to terminate this Lease with respect to such space as Tenant proposes to sublease (the “Partial Space”) if such proposed sublease is for a term expiring within the last 12 months of the Term, upon the terms and conditions hereinafter set forth, or (2) if the proposed transaction is an assignment of this Lease or a subletting of 85% or more of the Agreed Area of Premises (and no portion of the Premises is then the subject of a valid sublease not expiring prior to the effective date of the proposed sublease or assignment the subject of such A/S Notice or within 90 days thereafter) for a term (taking into account all renewal terms expressly provided for in such sublease) expiring within the last 12 months of the Term, to terminate this Lease with respect to the entire Premises. Such option may be exercised by notice from Landlord to Tenant within 30 days after

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delivery of the applicable A/S notice. If Landlord exercises its option to terminate all or a portion of this Lease, (i) this Lease shall end and expire with respect to the Partial Space or the entire Premises, as applicable, on the date that such assignment or sublease was to commence; provided that such date is in no event less than 90 days after the date of the above notice unless Landlord agrees to an earlier date; (ii) Rent shall be apportioned, paid or refunded as of such date; (iii) Tenant, upon Landlord’s request, shall enter into an amendment of this Lease ratifying and confirming such total or partial termination, and setting forth any appropriate modifications to the terms and provisions hereof; (iv) Landlord shall be free to lease the Premises (or any part thereof) to Tenant’s prospective assignee or subtenant; (v) in the event of a partial termination, Landlord shall make such alterations as required to make the Partial Space a self-contained rental unit, install any required Building corridors to provide access to the Partial Space and the remainder of the Premises on the same floor as such Partial Space, and remove any internal staircases within the Partial Space (if any) connecting the Partial Space to the remainder of the Premises (if the Partial Space contains a full floor) at Tenant’s sole cost and expense of Landlord’s out-of-pocket costs therefor; provided that the same shall be at Landlord’s sole cost and expense if and to the extent that such obligations were the express responsibility of the proposed subtenant as part of the A/S Notice. Notwithstanding anything to the contrary contained herein, the provisions of this Section 13.2 shall not apply to any Exempt Transfer.
Section 38.3Intentionally Omitted.
Section 38.4Conditions to Assignment/Subletting. (a) If Landlord does not exercise Landlord’s option provided under Sections 13.2, and provided no Event of Default then exists, Landlord’s consent to the proposed assignment or subletting shall not be unreasonably withheld or delayed. Such consent shall be granted or denied within 30 days after delivery to Landlord of (i) the documentation and information required under Section 13.2, (ii) a true and complete statement reasonably detailing the identity of the proposed assignee or subtenant (“Transferee”), the nature of its business and its proposed use of the Premises, (iii) with respect to a proposed assignee or proposed subtenant of 2 full floors or greater or with whom Tenant requests that Landlord enter into a Subtenant SNDA, current financial information with respect to the Transferee, including its most recent financial statements, and (iv) any other information Landlord may reasonably request that would customarily be requested by landlords of Comparable Buildings (provided that such request is made within 7 Business Days after delivery of the information and documentation required under clauses (i)–(iii) above); provided that:
(A)the Transferee is engaged in a business or activity, and the Premises will be used in a manner, which (1) is in keeping with the then standards of the Building, (2) is for the Permitted Uses, and (3) does not violate any restrictions set forth in this Lease, any Mortgage or Superior Lease or any negative covenant as to use of the Premises required by any other lease in the Building (promptly following request by Tenant from time to time, Landlord shall advise Tenant of any such negative covenants then in effect);
(B)with respect to a proposed assignee or proposed subtenant of either 2 full floors or greater or with whom Tenant request that Landlord enter into a Subtenant SNDA, the Transferee is reputable with sufficient financial means to perform all of its obligations under this Lease (in the case of an assignment) or the sublease, as applicable (taking into account any guaranty or security deposit given in connection therewith by such Transferee);
(C)if Landlord has, or will have, comparable space (taking into account all relevant factors) available in the Building for a comparable term commencing within 6 months after the proposed commencement date, neither the Transferee nor any Affiliate of the Transferee, is then an occupant of the Building;

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(D)the Transferee is not a Person (or an Affiliate of a Person) with whom Landlord is then, or has been within the prior 6 months, actively negotiating with in connection with the rental of comparable space (taking into account all relevant factors) in the Building; provided that Landlord has, or will have, comparable space available in the Building for a comparable term commencing within 6 months after the proposed commencement date; for purposes hereof, “negotiating” means, at least, Landlord or such Person have received a proposal, proposed term sheet or letter of intent or other similar writing expressing a desire to enter into a lease for the comparable space;
(E)there shall be not more than 4 subtenants in each floor of the Premises;
(F)Tenant has not and shall not publicize the availability of the Premises or list the Premises to be sublet or assigned with a broker, agent or other entity or otherwise publicly offer the Premises for subletting in any case at a rental rate of less than the fixed rent and escalation rent at which Landlord is then offering to rent comparable space in the Building for a comparable term (or, if there is no comparable space in the Building for a comparable term, the fixed rent and escalation rent at which Landlord is then offering space in the Building, as reasonably determined by Landlord) but the foregoing provision shall not be deemed to prohibit Tenant from responding to brokers’ solicitations and any other inquiries regarding the proposed rental rate or from negotiating a sublease at a lesser rate of rent and consummating the same; and
(G)the Transferee shall not be entitled, directly or indirectly, to diplomatic or sovereign immunity, regardless of whether the Transferee agrees to waive such diplomatic or sovereign immunity, and shall be subject to the service of process in, and the jurisdiction of the courts of, the City and State of New York.
(b)With respect to each and every subletting and/or assignment under the provisions of this Lease:
(i)the form of the proposed assignment or sublease shall be reasonably satisfactory to Landlord;
(ii)no sublease shall be for a term ending later than one day prior to the Expiration Date;
(iii)no Transferee shall take possession of any part of the Premises until an executed counterpart of such sublease or assignment has been delivered to Landlord and consented to (or deemed consented to) by Landlord as provided in this Section 13.4(b) (to the extent Landlord’s consent is required under this Article 13);
(iv)if an Event of Default occurs prior to the effective date of such assignment or subletting, then Landlord’s consent thereto, if previously consented to (or deemed consented to), shall be immediately deemed revoked without further notice to Tenant, and if such assignment or subletting is an Exempt Transfer, such assignment or subletting shall be void and without force and effect, and in either such case, any such assignment or subletting shall, after the expiration of all notice and cure periods in Section 15.1, constitute a further Event of Default hereunder;
(v)subject to the terms of any applicable Subtenant SNDA, each sublease shall be subject and subordinate to this Lease and to the matters to which this Lease is or shall be subordinate; and Tenant and each Transferee shall be deemed to have agreed that in the event of termination, re-entry or dispossession by Landlord under this Lease, Landlord may, at its option, accept such assignment of, all right, title and interest of Tenant as sublandlord under such sublease, together with all modifications, extensions and renewals thereof then in effect and such Transferee shall, at Landlord’s option, attorn to Landlord pursuant to the then executory provisions of such sublease, except that Landlord shall not be (A) liable for any

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previous act or omission of Tenant under such sublease; (B) subject to any counterclaim, offset or defense not expressly provided in such sublease, which theretofore accrued to such Transferee against Tenant; (C) bound by any previous modification of such sublease not consented to by Landlord, other than modifications which do not increase Landlord’s obligations, decrease Tenant’s obligations, increase Tenant’s rights or increase such Transferee’s rights or otherwise constitute a material change (it being agreed that any modifications made to reflect an exercise of an option therein in substantial accordance with the terms thereof previously consented to by Landlord shall not be deemed to constitute a material change); (D) bound by any prepayment of more than one month’s rent, except on account of any security deposits, estimated calculations and 1st month’s rent upon the execution of the sublease; (E) bound to return such Transferee’s security deposit, if any, except to the extent Landlord shall receive actual possession of such deposit and such Transferee shall be entitled to the return of all or any portion of such deposit under the terms of its sublease; or (F) obligated to make any payment to or on behalf of such Transferee, or to perform any work in the subleased space or the Building, or in any way to prepare the subleased space for occupancy, beyond Landlord’s obligations under this Lease. The provisions of this Section 13.4(b)(v) shall be self-operative, and no further instrument shall be required to give effect to this provision; provided that the Transferee shall execute and deliver to Landlord any instruments Landlord may reasonably request to evidence and confirm such subordination and attornment; and
(vi)Tenant shall, within 30 days after demand, reimburse Landlord for Landlord’s out-of-pocket expenses in connection with such assignment or sublease, including any investigations as to the acceptability of the Transferee and all legal costs reasonably incurred in connection with the granting of any requested consent.
(c)If Landlord fails to respond to a request for consent to an assignment or subletting proposed by Tenant within 30 days after delivery to Landlord of the documentation, information and statement required under Section 13.4(a), Tenant shall have the right to provide Landlord with a 2nd request for approval (a “Second Transfer Request”), which shall include the following statement in bold capital letters: IF LANDLORD FAILS TO RESPOND WITHIN 5 BUSINESS DAYS AFTER RECEIPT OF THIS NOTICE, THEN TENANT SHALL BE ENTITLED TO ENTER INTO THE PROPOSED [ASSIGNMENT] [SUBLEASE] DESCRIBED IN THE NOTICE ENCLOSED HEREWITH, WHICH WAS PREVIOUSLY SUBMITTED TO LANDLORD AND TO WHICH LANDLORD HAS FAILED TO TIMELY RESPOND. If Landlord fails to respond to a Second Transfer Request within 5 Business Days after receipt by Landlord, the proposed assignment or sublease as to which the Second Transfer Request is submitted shall be deemed to be approved by Landlord, and Tenant shall be entitled to enter into such transaction; provided that such assignment or sublease otherwise complies with the requirements of this Section 13.4 and all other provisions of this Lease applicable thereto.
(d)Provided (i) no Event of Default then exists, and (ii) Landlord does not have comparable space (taking into account all relevant factors, including, without limitation, size of the space and the delivery condition of such space) in the Building for a comparable term commencing within 6 months after the proposed commencement date for such assignment or sublease, if any other tenant of the Building requests Landlord’s consent to sublease all or a portion of its premises to Tenant, or to assign its lease to Tenant, Landlord shall not (i) withhold consent to such sublease or assignment, or exercise its right of recapture, in either case, solely by reason of Tenant being the proposed subtenant or assignee or (ii) enforce any restriction in such other tenant’s lease prohibiting or restricting such tenant from subleasing its premises (or a portion thereof) or assigning its lease to another tenant or occupant of the Building.
Section 38.5Binding on Tenant; Indemnification of Landlord. Subject to the provisions of Section 13.10, notwithstanding any assignment or subletting or any acceptance of rent by Landlord from any Transferee, Tenant and any guarantor shall remain fully liable for the payment of all Rent due and for the performance of all the covenants, terms and conditions contained in this Lease on Tenant’s part to be observed and performed, and any default under any term, covenant or condition of this Lease by any Transferee or anyone claiming under or

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through any Transferee shall be deemed to be a default under this Lease by Tenant. In the event an assignment Transfer occurs for which Landlord’s consent was required and given, Landlord shall give the Named Tenant a copy of each notice of default given by Landlord to the then current tenant under this Lease that is not an AB Tenant. Landlord shall not have any right to terminate this Lease after a default by such current tenant, unless and until (i) the Named Tenant receives a copy of the default notice in question, and (ii) the Named Tenant has an opportunity to remedy such default within the time periods set forth in this Lease for remedy by Tenant. Landlord shall accept timely performance by the Named Tenant of any term, covenant, provision or agreement contained herein on the then current tenant’s part to be observed and performed with the same force and effect as if performed by the then current tenant. Tenant shall indemnify, defend, protect and hold harmless Landlord from and against any and all Losses resulting from any claims that may be made against Landlord by the Transferee or anyone claiming under or through any Transferee or by any brokers or other persons or entities claiming a commission or similar compensation in connection with the proposed assignment or sublease, irrespective of whether Landlord shall give or decline to give its consent to any proposed assignment or sublease, or if Landlord shall exercise any of its options under this Article 13.
Section 38.6Tenant’s Failure to Complete. If Landlord consents to a proposed assignment or sublease and Tenant fails to execute and deliver to Landlord such assignment or sublease within (i) 180 days after the giving of such consent in the case of a sublease of 2 full floors or less or (ii) 270 days after the giving of such consent in the case of an assignment or sublease of more than 2 full floors (provided that if Tenant gives Landlord notice prior to the end of such applicable period that Tenant is in active negotiations with a prospective assignee or subtenant (and identifies such prospective assignee or subtenant in its notice to Landlord), such applicable period shall be extended by up to 90 days), or the amount of space subject to such sublease varies by more than 10% from that specified in the notice given by Tenant to Landlord pursuant to Section 13.2 or the net effective rent payable under such sublease is less than 95% of Tenant’s Asking Rent or the terms of such assignment or sublease are otherwise different from the terms contained in such notice other than to an insignificant extent, then Tenant shall again comply with all of the provisions and conditions of Section 13.2 and 13.4 before assigning this Lease or subletting all or part of the Premises.
Section 38.7Profits. (a) If Tenant enters into any assignment or sublease consented to by Landlord, Tenant shall, within 60 days of Landlord’s consent to such assignment or sublease, deliver to Landlord a list of the following expenses incurred by Tenant in connection with such transaction: (A) Tenant’s out-of-pocket costs, including, without limitation, for any brokerage fees, advertising fees, legal fees and architectural fees; (B) any free rent, rent concessions, rent abatements, work allowance and other monetary concessions provided in such assignment or sublease agreement, as applicable, and all amounts paid by Tenant in making Alterations to effectuate such sublease; (C) the unamortized costs of the Initial Installations and subsequent Alterations in the space in question (excluding costs funded by Landlord’s Contribution) amortized on a straight-line basis with interest at the Interest Rate over the period from the Commencement Date; (D) any reimbursable amounts paid to Landlord under this Article 13; (E) any sales or transfer taxes; and (F) all other out-of-pocket costs incurred by Tenant in connection therewith that are customary or otherwise reasonably incurred (collectively, “Transaction Costs“), and within 120 days after the end of each calendar year, and Tenant shall pay to Landlord, within 30 days after the same are paid to Tenant the following:
(i)In the case of an assignment, 50% of all sums and other consideration paid to Tenant by the Transferee for or by reason of such assignment, including key money, bonus money and any sums paid for services rendered by Tenant to the Transferee

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in excess of the fair market value for such services and sums paid for the sale or rental of Tenant’s Property, less the then fair market or rental value thereof after first deducting the Transaction Costs; or
(ii)In the case of a sublease, 50% of any consideration paid to Tenant by the Transferee which exceeds on a per square foot basis the Fixed Rent and Additional Rent accruing during the term of the sublease in respect of the sublet space, together with any sums paid for services rendered by Tenant to the Transferee in excess of the fair market value for such services and sums paid for the sale or rental of Tenant’s Property, less the then fair market or rental value thereof after first deducting the amount of the Transaction Costs.
(b)The amount payable under this Section 13.7 with respect to any particular Transfer is sometimes referred to herein as the “Transfer Premium.” Upon Landlord’s request, Tenant shall provide Landlord with reasonable backup information in respect of any and all Transfer Premiums. Notwithstanding anything to the contrary contained herein, the provisions of this Section 13.7 shall not apply to any Exempt Transfer.
Section 38.8Exempt Transfers.
(a)Business Transfers. Notwithstanding anything to the contrary in this Article 13, Landlord’s consent shall not be required for an assignment to any Person (1) into or with which Tenant (or such subtenant) or any parent of Tenant (or such subtenant) is merged or consolidated or converted, or (2) to which all or substantially all of Tenant’s (or such subtenant’s) assets or Ownership Interest are transferred, or (3) acquiring all or substantially all of the core business operations of Tenant in the Premises, in each case, so long as (i) such Transfer was made for a legitimate independent business purpose and not primarily for the purpose of transferring this Lease; (ii) Tenant or the successor to Tenant (if Tenant is not the surviving entity), as applicable, together with any guarantor of this Lease, has a tangible net worth computed in accordance with generally accepted accounting principles consistently applied that is at least equal to or in excess of the lesser of (A) 17.5 times the then annual Fixed Rent, (B) Tenant’s net worth on the Effective Date, and (C) Tenant’s net worth immediately prior to consummation of such Transfer, as evidenced in proof reasonably satisfactory to Landlord; (iii) unless such Transfer is public, notice of such Transfer within 30 days after such Transfer; (iv) any such Transfer shall be subject and subordinate to all of the terms and provisions of this Lease, and the Transferee shall assume, in a written document reasonably satisfactory to Landlord and delivered to Landlord upon or prior to the effective date of such Transfer, all the obligations of Tenant under this Lease accruing from and after the effective date of such Transfer unless such assumption occurs as a matter of law; and (v) Tenant and any guarantor shall remain fully liable for all obligations to be performed by Tenant under this Lease.
(b)Affiliate Transfers. Notwithstanding anything to the contrary in this Article 13, Tenant shall have the right, upon prior notice to Landlord, but without Landlord’s consent, (i) sublet all or any portion of the Premises to an Affiliate of an AB Tenant, or permit an Affiliate of an AB Tenant to use or occupy all or any portion of the Premises; or (ii) assign this Lease to an Affiliate of an AB Tenant; provided, in each case, the Affiliate is of a character and engaged in a business which is in keeping with the then standards of the Building and for so long as such entity remains an Affiliate of an AB Tenant. Such sublease shall not be deemed to vest in any such Affiliate any right or interest in this Lease nor shall such sublease or assignment relieve, release, impair or discharge any of Tenant’s obligations (including the Named Tenant) hereunder.
(c)Spin-Offs. Notwithstanding anything to the contrary in this Article 13, Tenant, shall have the right, upon at least 10 Business Days’ prior notice to Landlord, but without Landlord’s consent, to sublet all or any portion of the Premises at any time to any Previously Affiliated Entity (as hereinafter defined); provided that, in any such event, such subletting(s) was/were consummated for a legitimate independent business purpose and was/were not consummated primarily for the purpose of Tenant circumventing the provisions of this Article 13. In the event that Tenant sublets any portion of the Premises to a Previously Affiliated

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Entity in accordance with this Section 13.8(c), Tenant shall remain primarily liable with respect to its obligations under this Lease and Landlord shall be fully authorized to take directions from Tenant with respect to this Lease and the same shall be binding on the subtenant for the purposes of this Lease (including giving consent to Landlord to enter into the sublet portion of the Premises) without the necessity of confirmation or ratification by such subtenant. As used herein, “Previously Affiliated Entity” means a Person that (1) was previously an Affiliate of Tenant or group, business unit or division of Tenant (or an Affiliate of Tenant) at any time after the Effective Date but is no longer an Affiliate of Tenant or group, business unit or division of Tenant (or an Affiliate of Tenant) pursuant to a corporate transaction occurring within the 6-month period before or after the commencement of the applicable sublease, and (2) is still primarily engaged in the same business in the Premises as when such Person was an Affiliate of Tenant or group, business unit or division of Tenant (or an Affiliate of Tenant). Notwithstanding the foregoing, if, in connection with a sublet of any part of the Premises to a Previously Affiliated Entity in accordance with this Section 13.8(c), Tenant requests a Subtenant SNDA for such Previously Affiliated Entity pursuant to Section 13.14 below, then such subletting to such Previously Affiliated Entity shall not be an Exempt Transfer and shall be subject to Landlord’s prior consent pursuant to Section 13.4 above.
(d)Applicability. The rights and limitations set forth in this Section 13.8 shall apply to Transferee(s) of this Lease, if any, and any transfer by any such entity in violation of this Section 13.8 shall be a transfer in violation of Section 13.1.
Section 38.9Assumption of Obligations. No assignment (by operation of law or otherwise) shall be effective unless and until the Transferee assumes, in a written document reasonably satisfactory to Landlord and delivered to Landlord upon or prior to the effective date of such assignment, all of the obligations of Tenant under this Lease accruing from and after the effective date of such Transfer unless such assumption occurs as a matter of law or is an Exempt Transfer.
Section 38.10 Tenant’s Liability. The joint and several liability of Tenant and any successors-in-interest of Tenant and the due performance of Tenant’s obligations under this Lease shall not be discharged, released or impaired by any agreement or stipulation made by Landlord, or any grantee or assignee of Landlord, extending the time, or modifying any of the terms and provisions of this Lease, or by any waiver or failure of Landlord, or any grantee or assignee of Landlord, to enforce any of the terms and provisions of this Lease; provided, however, if such subsequent agreement, stipulation or waiver is made to a Person that is not an Affiliate of any predecessor to the then Tenant (a “Predecessor Tenant”) without any such Predecessor Tenant’s consent, then Predecessor Tenant shall not be liable with respect any of Tenant’s obligations thereunder.
Section 38.11 Listings in Building Directory. The listing of any name other than that of Tenant on the doors of the Premises, the Building directory or elsewhere shall not vest any right or interest in this Lease or in the Premises, nor be deemed to constitute Landlord’s consent to any assignment or transfer of this Lease or to any sublease of the Premises or to the use or occupancy thereof by others. Any such listing shall constitute a privilege revocable in Landlord’s discretion by notice to Tenant.
Section 38.12 Lease Disaffirmance or Rejection. If at any time after an assignment by Tenant named herein, this Lease is not affirmed or is rejected in any bankruptcy proceeding or any similar proceeding, or upon a termination of this Lease due to any such proceeding, Tenant named herein, upon request of Landlord given after such disaffirmance, rejection or termination (and actual notice thereof to Landlord in the event of a disaffirmance or rejection or in the event of termination other than by act of Landlord), shall (a) pay to Landlord all Rent and other charges due and owing by the assignee to Landlord under this Lease to and including the date of such disaffirmance, rejection or termination, and (b) as “tenant,” enter into a new

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lease of the Premises with Landlord for a term commencing on the effective date of such disaffirmance, rejection or termination and ending on the Expiration Date, at the same Rent and upon the then executory terms, covenants and conditions contained in this Lease, except that (i) the rights of Tenant named herein under the new lease shall be subject to the possessory rights of the assignee under this Lease and the possessory rights of any persons or entities claiming through or under such assignee or by virtue of any statute or of any order of any court, (ii) such new lease shall require all defaults existing under this Lease to be cured by Tenant named herein with due diligence, and (iii) such new lease shall require Tenant named herein to pay all Rent which, had this Lease not been so disaffirmed, rejected or terminated, would have become due under the provisions of this Lease after the date of such disaffirmance, rejection or termination with respect to any period prior thereto. If Tenant named herein defaults in its obligations to enter into such new lease for a period of 10 days after Landlord’s request, then, in addition to all other rights and remedies by reason of default, either at law or in equity, Landlord shall have the same rights and remedies against Tenant named herein as if it had entered into such new lease and such new lease had thereafter been terminated as of the commencement date thereof by reason of Tenant’s default thereunder.
Section 38.13 Permitted Occupants. (a) Tenant has advised Landlord that one or more service providers providing services to Permitted Users or Persons with whom Tenant has an on-going business relationship (each a “Permitted Occupant”) may from time to time be using space in the Premises. Notwithstanding anything to the contrary in this Article 13, each Permitted Occupant shall be allowed such use, without Landlord’s consent, but upon at least 10 days’ prior notice to Landlord of the name, address and business of each such Permitted Occupant, upon the following conditions: (i) Landlord or Landlord’s Agent shall not be litigating against such proposed Permitted Occupant within the prior 12 months, (ii) the Permitted Occupant shall not be entitled, directly or indirectly, to diplomatic or sovereign immunity and shall be subject to service of process in, and the jurisdiction of the court of, the State of New York, (iii) there will be no separate entrances and demising walls for the Permitted Occupant, (iv) the aggregate number of rentable square feet used by all Permitted Occupants at any one time shall not exceed 10,000 rentable square feet of the Premises and (v) Tenant shall receive no rent, payment or other consideration in connection with such occupancy in respect of such space other than nominal rent payments (in no event greater per rentable square foot than the Fixed Rent and Additional Rent per rentable square foot in respect of such space) or other consideration for actual services rendered or provided by or for such occupant.
(b)With respect to each and every Permitted Occupant, the following shall apply: (i) each Permitted Occupant shall have no privity of contract with Landlord and therefore shall have no rights under this Lease, and Landlord shall have no liability or obligation to the Permitted Occupant under this Lease for any reason whatsoever in connection with such use or occupancy, which use and occupancy shall be subject and subordinate to this Lease (including, without limitation, Article 9); (ii) each Permitted Occupant shall use the Premises in conformity with all applicable provisions of this Lease, including Article 3; and (iii) Tenant shall be liable for the acts of such Permitted Occupant in the Premises.
Section 13.14     Subtenant Non-Disturbance Agreements. Within 30 days after request therefor (which request must be made as part of the A/S Notice), Landlord shall execute, acknowledge and deliver a non-disturbance agreement (a “Subtenant SNDA”) in the form attached hereto as Exhibit I to any subtenant of Tenant which is not an Affiliate of Tenant, with respect to subleases of one or more entire full floors of the Premises which have been approved by Landlord; provided that:
(1)    as a condition to Landlord’s agreeing not to disturb such tenancy, the subtenant under such sublease agrees to pay from and after the time of such attornment the greater of (x) the Fixed Rent and Recurring Additional Rent on a rentable square foot basis

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under this Lease with respect to the portion of the Premises to be sublet for the remainder of the term of such sublease, and (y) the fixed rent and escalation rent and all other charges payable under such sublease for the remainder of the term of such sublease;

(2)    the sublessee attorns to Landlord either upon, at Landlord’s election, (a) all of the terms and conditions of this Lease (modified to reflect the space covered by the sublease) or (b) upon all the terms and conditions set forth in such sublease;
(3)    Landlord shall be reimbursed for its reasonable actual out-of-pocket legal fees in connection therewith;
(4)    such sublessee shall have sufficient financial means (reasonably satisfactory to Landlord, based upon the financial information provided to Landlord) to perform all of its obligations under the sublease, including the amounts such subtenant agrees to pay pursuant to clause (1) above (taking into account any guaranty or security deposit given in connection therewith by such subtenant); it being agreed that a subtenant (or guarantor of such sublease) with a net worth of at least 20 times the annual amount such subtenant agrees to pay pursuant to clause (1) above shall be deemed to be reasonably satisfactory to Landlord;
(5)    has an original term of not less than the lesser of (x) 5 years or (y) the then remaining term of the Lease (but in no event less than 2 years); and
(6)    provides for the demise of either (i) an entire “end floor” (that is, the then highest or lowest floor of a block of contiguous floors of the Premises as constituted at the time in question), (ii) an entire “end floor” together with any one or more full floors which are contiguous to such “end floor”, (iii) an entire non-contiguous floor to the extent that as of the date that Tenant delivers the A/S Notice, such floor was then non-contiguous to another portion of the then Premises, or (iv) except as set forth in any Existing Subtenant SNDA an entire full floor of the then Premises, together with any one or more full floors which are contiguous thereto (plus any contiguous full floor(s)) which is the subject of a sublease with respect to which Landlord previously gave a Subtenant SNDA (“Existing Subtenant SNDA”) to a subtenant not then in default beyond any applicable notice and grace period; provided the Existing Subtenant SNDA has a stated expiration date that is the same as the stated expiration date of the then sublease in question.
Article 14

ACCESS TO PREMISES
Section 38.1Landlord’s Access. (a) Subject to the provisions of Section 6.3, Section 10.19 and this Article 14, Landlord, Landlord’s agents and utility service providers servicing the Building shall have the right to enter the Premises to perform Restorative Work and any Punch List Items.
(b)Subject to the provisions of this Article 14, Landlord and its agents, shall have the right to enter the Premises at all reasonable times, upon reasonable notice (which notice may be by Operational Notice) except in case of emergency (in which case Landlord shall provide Tenant with notice thereof as is reasonably practicable under the circumstances) to examine the Premises, to show the Premises to prospective purchasers, Mortgagees, Lessors or, upon the lapse of Tenant’s right(s) to renew the Term pursuant to Article 29 without such renewal right(s) having been exercised or otherwise within the last 15 months of the Term (and at all other times, subject to the prior consent of Tenant, not to be unreasonably withheld, conditioned or delayed), to prospective tenants, and their respective agents and representatives or others.
(c)Tenant acknowledges that all parts (except surfaces facing the interior of the Premises) of all walls, windows and doors bounding the Premises, all balconies, terraces and roofs adjacent to the Premises, all space in or adjacent to the Premises used for shafts,

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stacks, stairways, mail chutes, conduits and other mechanical facilities, Building Systems, Building facilities and Common Areas are not part of the Premises, and, subject to the provisions of Section 6.3 and this Article 14, Landlord shall have the use thereof and access thereto through the Premises for the purposes of Building operation, maintenance, alteration and repair.
(d)Tenant shall have the right to designate portions of the Premises as secured areas (each, a “Secured Area”) as to which Landlord shall not have access, other than in the event of an emergency, without being accompanied by a representative of Tenant (which representative shall be provided within 24 hours after request); provided that in no event shall Tenant so designate as such any area to which Landlord shall require access for purposes of Building operation, maintenance, alteration and repair. Landlord shall not be required to clean the Secured Areas. The Secured Areas shall in no event in the aggregate exceed 2,000 rentable square feet in size.
(e)Without limiting the foregoing provisions of this Section 14.1, in entering the Premises pursuant to this Section 14.1, (i) Landlord shall use reasonable efforts to minimize interference with any Permitted User’s use and occupancy of the Premises, for the performance of Alterations or the conduct of business; and (ii) Tenant shall have the right to have a representative accompany any party entering the Premises pursuant to this Section 14.1; provided such representative is made available at the time of such entry.
Section 38.2Building Name. Subject to Section 28.1 and except as otherwise provided in this Section 14.2, Landlord has the right at any time to change the name, number or designation by which the Building is commonly known.
Section 38.3Light and Air. Landlord shall not darken, cover or obstruct any of the windows of the Premises except as expressly provided below; provided, however, if at any time any windows of the Premises are temporarily darkened or covered over by reason of any Restorative Work, any Landlord Repair Item or Landlord’s obligation to comply with any Requirement, or permanently darkened or covered over due to any Requirement, or there is otherwise a diminution of light, air or view by another structure which may hereafter be erected (whether or not by Landlord), Landlord shall not be liable for any damages and Tenant shall not be entitled to any compensation or abatement of any Rent, nor shall the same release Tenant from its obligations hereunder or constitute an actual or constructive eviction; provided that (i) if such permanent darkening or covering is due to any Requirement, Landlord shall contest such Requirement if Landlord reasonably determines that doing so will have a favorable outcome within a reasonable time after the commencement of such contest; and (ii) if such darkening or covering is due to any Restorative Work, Landlord’s performance of any Landlord Repair Items or Landlord’s obligation to comply with any Requirement, Landlord shall use commercially reasonable efforts to perform any such Restorative Work, Landlord Repair Item or obligation in such a manner so as to avoid or minimize such temporary darkening or covering.
Article 15

DEFAULT
Section 38.1Tenant’s Defaults. Each of the following events shall be an “Event of Default” hereunder:
(a)Tenant fails to pay when due and payable, any installment of Rent and such failure continues for 10 Business Days after notice by Landlord to Tenant of such default; or

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(b)Tenant fails to observe or perform any covenant or agreement of this Lease (other than those referred to in clauses (a), (c) and (d) of this Section 15.1) and such failure continues for more than 30 days after notice by Landlord to Tenant of such default, or if such default is of a nature that it cannot be completely remedied within 30 days, failure by Tenant to commence to remedy such failure within said 30 days, and thereafter diligently prosecute to completion all steps necessary to remedy such default; or
(c)Tenant files a voluntary petition in bankruptcy or insolvency, or is adjudicated a bankrupt or insolvent, or files any petition or answer seeking any reorganization, liquidation, dissolution or similar relief under any present or future federal bankruptcy act or any other present or future applicable federal, state or other statute or law, or makes an assignment for the benefit of creditors or seeks the appointment of any trustee, receiver, liquidator or other similar official for Tenant or for all or any part of Tenant’s property; or
(d)a court of competent jurisdiction shall enter an order, judgment or decree adjudicating Tenant bankrupt, or appointing a trustee, receiver or liquidator of Tenant, or of the whole or any substantial part of its property, without the consent of Tenant, or approving a petition filed against Tenant seeking reorganization or arrangement of Tenant under the bankruptcy laws of the United States, as now in effect or hereafter amended, or any state thereof, and such order, judgment or decree shall not be vacated or set aside or stayed within 90 days from the date of entry thereof.
Upon the occurrence of any one or more of such Events of Default, Landlord may, at its sole option, give to Tenant 5 Business Days’ notice of termination of this Lease, in which event this Lease and the Term shall terminate (whether or not the Term shall have commenced) at the expiration of such 5-Business Day period, with the same force and effect as if the date set forth in the notice was the Expiration Date stated herein; and Tenant shall then quit and surrender the Premises to Landlord, but Tenant shall remain liable for damages as provided in this Article 15.
Section 38.2Landlord’s Remedies.
(a)Possession/Reletting. If any Event of Default occurs and this Lease and the Term terminates as provided in Section 15.1:
(i)Surrender of Possession. Tenant shall quit and surrender the Premises to Landlord, and Landlord and its agents may immediately, or at any time after such termination, re-enter the Premises or any part thereof, without notice, either by summary proceedings, or by any other applicable action or proceeding, or by force (to the extent permitted by law) or otherwise in accordance with applicable legal proceedings (without being liable to indictment, prosecution or damages therefor), and may repossess the Premises and dispossess Tenant and any other persons or entities from the Premises and remove any and all of their property and effects from the Premises.
(ii)Landlord’s Reletting. Landlord, at Landlord’s option, may relet all or any part of the Premises from time to time, either in the name of Landlord or otherwise, to such tenant or tenants, for any term ending before, on or after the Expiration Date, at such rental and upon such other conditions (which may include concessions and free rent periods) as Landlord, in its sole discretion, may determine. Landlord shall have no obligation to accept any tenant offered by Tenant and shall not be liable for failure to relet or, in the event of any such reletting, for failure to collect any rent due upon any such reletting; and no such failure shall relieve Tenant of, or otherwise affect, any liability under this Lease. However, to the extent required by law, Landlord shall use reasonable efforts to mitigate its damages but shall not be required to divert prospective tenants from any other portions of the Building. Landlord, at Landlord’s option, may make such alterations, decorations and other physical changes in and to the Premises as Landlord, in its sole discretion, considers advisable or necessary in connection with such reletting or proposed reletting, without relieving Tenant of any liability under this Lease or otherwise affecting any such liability.

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(b)Tenant’s Waiver. Tenant, on its own behalf and on behalf of all persons or entities claiming through or under Tenant, including all creditors, hereby waives all rights which Tenant and all such persons or entities might otherwise have under any Requirement (i) to the service of any notice of intention to re-enter or to institute legal proceedings, (ii) to redeem, or to re-enter or repossess the Premises, or (iii) to restore the operation of this Lease, after (A) Tenant shall have been dispossessed by judgment or by warrant of any court or judge, (B) any re-entry by Landlord, or (C) any expiration or early termination of the term of this Lease, whether such dispossess, re-entry, expiration or termination shall be by operation of law or pursuant to the provisions of this Lease. The words “re-enter,” “re-entry” and “re-entered” as used in this Lease shall not be deemed to be restricted to their technical legal meanings.
(c)Tenant’s Breach. The rights to invoke the remedies set forth above are cumulative and shall not preclude Landlord from invoking any other remedy allowed at law or in equity.
(d)Tenant Delay. If a Tenant Delay occurs, then, as Landlord’s sole remedy for such Tenant delay (except specific remedies set forth in this Lease, in which case the occurrences for which such section apply shall not be deemed a Tenant Delay), Tenant shall reimburse Landlord, for any out-of-pocket costs incurred by Landlord (without duplication) solely as a direct result of a Tenant Delay. Notwithstanding any other provision herein to the contrary, to the extent that there is a simultaneous delay resulting from a Tenant Delay and an Unavoidable Delay (i.e., the specific period of delay is caused by both a Tenant Delay and an Unavoidable Delay), such that such specific period of delay would have occurred solely from an Unavoidable Delay even if Tenant Delay had not occurred, the number of days of such simultaneous delay shall be deemed to be an Unavoidable Delay.

Section 38.3Landlord’s Damages.
(a)Amount of Damages. If this Lease and the Term terminate as provided in Section 15.1, then:
(i)Tenant shall pay to Landlord all items of Rent payable under this Lease by Tenant to Landlord prior to the date of termination;
(ii)Landlord may retain all monies, if any, paid by Tenant to Landlord, whether as prepaid Rent, a security deposit or otherwise, which monies, to the extent not otherwise applied to amounts due and owing to Landlord, shall be credited by Landlord against any damages payable by Tenant to Landlord;
(iii)Tenant shall pay to Landlord, in monthly installments, on the days specified in this Lease for payment of installments of Fixed Rent, any Deficiency; it being understood that Landlord shall be entitled to recover the Deficiency from Tenant each month as the same shall arise, and no suit to collect the amount of the Deficiency for any month, shall prejudice Landlord’s right to collect the Deficiency for any subsequent month by a similar proceeding; and
(iv)whether or not Landlord shall have collected any monthly Deficiency, Tenant shall pay to Landlord, on demand, in lieu of any further Deficiency and as liquidated and agreed final damages, a sum equal to (A) the amount by which the Rent for the period which otherwise would have constituted the unexpired portion of the Term (assuming the Recurring Additional Rent during such period to be the same as was payable for the year immediately preceding such termination or re-entry, subject to annual increase on each January 1st by the CPI Increase applicable to such period (on a compounded basis)) exceeds (B) the then fair and reasonable rental value of the Premises, including Additional Rent, for the same period (with both amounts being discounted to present value at a rate of interest equal to 6%) less (C) the aggregate amount of Deficiencies theretofore collected by Landlord pursuant to the provisions of Section 15.3(a)(iii) for the same period. If, before presentation of proof of such

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liquidated damages to any court, commission or tribunal, the Premises, or any part thereof, shall have been relet by Landlord for the period which otherwise would have constituted the unexpired portion of the Term, or any part thereof, the amount of rent reserved upon such reletting shall be deemed prima facie, to be the fair and reasonable rental value for the part or the whole of the Premises so relet during the term of the reletting.
(b)Reletting. If the Premises, or any part thereof, shall be relet together with other space in the Building, the rents collected or reserved under any such reletting and the expenses of any such reletting shall be equitably apportioned for the purposes of this Section 15.3. Tenant shall not be entitled to any rents collected or payable under any reletting, whether or not such rents exceeds the Fixed Rent reserved in this Lease. Nothing contained in Article 15 shall be deemed to limit or preclude the recovery by Landlord from Tenant of the maximum amount allowed to be obtained as damages by any Requirement, or of any sums or damages to which Landlord may be entitled in addition to the damages set forth in this Section 15.3.
Section 38.4Interest. If any payment of Rent is not paid when due, interest shall accrue on such payment, from the date such payment became due until paid at the Interest Rate except that no such interest shall accrue in respect of the first 2 installments or payments that are past due in any consecutive 12-month period provided that neither such installment nor payment is past due for more than 5 days and, if such installment or payment is past due for more than 5 days, interest shall accrue thereon from the first day such installment or payment became past due. Such interest is in addition to and shall not diminish or represent a substitute for any of Landlord’s rights or remedies under any other provision of this Lease.
Section 38.5Other Rights of Landlord. If Tenant is in arrears in the payment of Rent, Tenant waives Tenant’s right, if any, to designate the items against which any payments made by Tenant are to be credited, and Landlord may apply any payments made by Tenant to any items Landlord sees fit, regardless of any request by Tenant.
Article 16

RIGHT TO CURE; FEES, COSTS AND EXPENSES
Section 38.1Landlord’s Right to Cure. If Tenant defaults in the performance of its monetary and non-monetary obligations under this Lease (except for payment to Rent to Landlord), Landlord, without waiving such default, may perform such obligations for the account of Tenant in accordance with this Section 16.1 and Section 16.3(b): (a) immediately, in the case of emergency that is reasonably likely to result in imminent harm to persons or property, in which case Landlord shall provide Tenant with notice thereof as is reasonably practicable under the circumstances, and (b) in any other case if such default continues beyond the expiration of the notice and cure period described below in this Section 16.1. Notwithstanding the foregoing, prior to such performance under clause (b) of the preceding sentence only, Landlord shall give Tenant a written notice (a “Landlord S/H Notice”) identifying such default in detail and expressly stating that Landlord intends to exercise its self-help remedy in accordance with this this Section 16.1 with respect thereto. If such default by Tenant under clause (b) above shall continue for 20 days after Tenant’s receipt of the Landlord S/H Notice (or, if such failure is not reasonably susceptible of cure within such period, such longer period as may be reasonably necessary to complete the same with due diligence; provided that Tenant commences the cure within said 20-day period and prosecutes the same with reasonable diligence), then Landlord shall have the right (but shall not be obligated), for the account of Tenant, to perform the obligation which Tenant so failed to perform. Subject to the provisions of Section 25.2, Landlord shall indemnify, defend, protect and hold Tenant harmless from and against any and all loss, cost, damage or liability incurred by Tenant to the extent

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arising as a result of Landlord’s performance of any such cure, including, without limitation, claims made by other occupants of the Building (including, without limitation, any Permitted Users) that Landlord’s performance of such work interfered with their occupancy of space in the Building; provided in no event will Landlord be liable for consequential or indirect damages hereunder.
Section 38.2Tenant’s Right to Cure. If (a) either (i) a service which Landlord is obligated under this Lease to provide (an “Essential Service”) has been suspended, or (ii) Landlord has failed to perform a Landlord Repair Item which Landlord is obligated under this Lease to perform; (b) Tenant gives Landlord written notice (a “Tenant S/H Notice”) identifying such suspension or failure and expressly stating that Tenant intends to exercise its self-help remedy in accordance with this Section 16.2 with respect thereto; (c) Landlord fails cure such suspension or failure, as the case may be, within 20 days following receipt of the Tenant S/H Notice (or, if such suspension or failure is not reasonably susceptible of cure within such period, such longer period as may be reasonably necessary to complete the same with due diligence; provided that Landlord commences the cure within said 20-day period and prosecutes the same with reasonable diligence) (provided that in the case of emergency that is reasonably likely to result in imminent harm to persons or property and same adversely affects Tenant’s use and occupancy of the Premises, such 20-day cure period shall be shortened to such cure period as is reasonably practicable under the circumstances); (d) Tenant gives Landlord an additional written notice which notice states in bold print in 12 font or larger “SECOND AND FINAL REQUEST” at the top of the first page and Landlord fails to cure such suspension or failure, as the case may be, within 5 Business Days following receipt of such second notice (or, if such suspension or failure is not reasonably susceptible of cure within such period, such longer period as may be reasonably necessary to complete the same with due diligence; provided that Landlord commences the cure within said 5-Business Day period and prosecutes the same with reasonable diligence) (provided that in the case of emergency that is reasonably likely to result in imminent harm to persons or property and same adversely affects Tenant’s use and occupancy of the Premises, no additional written notice shall be required); and (e) the curing of such Essential Service suspension or Landlord Repair Item, as the case may be, (i) does not require work to be performed (or otherwise affect any space) outside of the Premises or on the applicable floor of the Premises (but not any other occupied leasable areas of the Building unless such tenant expressly consents to such access); and (ii) does not affect any Building System or Building equipment (except with respect to any distributions within the Premises and not affecting areas outside of the Premises or to the extent exclusively serving the Premises), other tenants’ premises, the use and/or occupancy of the Building by other tenants and/or the operation of the Building by Landlord, in each case, beyond a de minimis extent, then Tenant, without waiving any default of Landlord, shall have the right (but not the obligation) to remedy such suspended Essential Service or Landlord Repair Item, as the case may be, for the account of Landlord in accordance with this Section 16.2 and Section 16.3(c). Provided that Landlord shall, upon request, promptly provide the names and contact information for such contractors, Tenant shall use only those contractors used by Landlord for such work. Subject to the provisions of Section 25.1, Tenant shall indemnify, defend, protect and hold Landlord harmless from and against any and all loss, cost, damage or liability incurred by Landlord to the extent arising as a result of Tenant’s performance of any such cure, including, without limitation, claims made by other occupants of the Building that Tenant’s performance of such work interfered with their occupancy of space in the Building; provided in no event will Tenant be liable for consequential or indirect damages hereunder.
Section 38.3Fees, Costs and Expenses. (a) As used in this Lease, “out-of-pocket costs” means the reasonable third party costs actually incurred by the applicable party (i.e., Landlord or Tenant) entitled to payment; provided, however, that only with respect to Landlord’s out-of-pocket costs, “third party costs” shall include

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hourly wages of employees of Landlord performing work or services outside of Ordinary Business Hours or otherwise on an overtime or premium pay basis; it being agreed that any requests or demands for reimbursement for out-of-pocket costs shall be given together with bills, receipts, itemized invoices or other documentation reasonably evidencing such costs so that the reimbursing party can verify the same. Except as expressly provided to the contrary in this Lease, all out-of-pocket costs which are incurred by, and reimbursable to, either Landlord or Tenant shall become due and payable by the reimbursing party within 30 days after delivery of request or demand for the same, subject to the immediately preceding sentence of this Section 16.3.
(b)All out-of-pocket costs incurred by Landlord in connection with Landlord exercising its rights under Section 16.1 above and all out-of-pocket costs incurred by Landlord (including reasonable attorneys’ fees) as a result of any Event of Default by Tenant under this Lease (including in any action or proceeding (including any unlawful detainer proceeding) brought by Landlord or in which Landlord is a party to enforce any obligation of Tenant under this Lease and/or right of Landlord in or to the Premises), shall be paid by Tenant to Landlord within 30 days after demand, with interest thereon at the Interest Rate from the date incurred by Landlord.
(c)All out-of-pocket costs incurred by Tenant in connection with Tenant exercising its rights under Section 16.2 above shall be paid by Landlord to Tenant within 30 days after demand, with interest thereon at the Interest Rate from the date incurred by Tenant. If Landlord shall timely fail to dispute (in good faith) or pay the amount requested within such 30-day period, Tenant shall have the right to set-off the unpaid amount (together with interest thereon at the Interest Rate from the date incurred by Tenant until the date on which Tenant shall have full set-off such unpaid amount) against the next installment(s) of Rent due and payable under this Lease. Landlord’s reimbursement shall be treated as an Operating Expense to the extent the costs being reimbursed would have constituted Operating Expenses had Landlord performed such work.
(d)Except as otherwise expressly provided in this Lease to the extent that any offset, credit or abatement owed to Tenant by Landlord under this Lease has not been fully applied and remains outstanding and due to Tenant under this Lease as of the Expiration Date or sooner termination of this Lease, Landlord will pay the amount thereof to Tenant within 30 days thereafter; provided that if there are any sums due and owing by Tenant to Landlord under this Lease, Landlord may offset the amounts properly due and owing by Tenant to Landlord under this Lease against the amount of such payment to Tenant. The provisions of this Section 16.2(b) shall survive the Expiration Date.
(e)If Landlord and Tenant are involved in any litigation regarding the performance of any of their obligations under this Lease, the unsuccessful party by final unappealable order, decree or judgment by a court of competent jurisdiction in such litigation shall reimburse the successful party for all reasonable legal fees and expenses incurred by such successful party in connection with obtaining such final unappealable order, decree or judgment.
Any dispute under this Article 16 shall be resolved by arbitration pursuant to the provisions of Article 36.
Article 17

NO REPRESENTATIONS BY LANDLORD; LANDLORD’S APPROVAL
Section 38.1No Representations. Except as expressly set forth in this Lease (including any Exhibits referred to herein), Landlord and Landlord’s agents have made no warranties, representations, statements or promises with respect to the Building, the Real Property or the Premises and no rights, easements or licenses are

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acquired by Tenant by implication or otherwise. Tenant is entering into this Lease after full investigation and is not relying upon any statement or representation made by Landlord not embodied in this Lease.
Section 38.2No Money Damages. (a) Wherever in this Lease Landlord’s consent or approval is required, if Landlord refuses to grant such consent or approval, whether or not Landlord expressly agreed that such consent or approval would not be unreasonably withheld, Tenant shall not make or exercise, and Tenant hereby waives, any claim for money damages (including any claim by way of set-off, counterclaim or defense) and/or any right to terminate this Lease based upon Tenant’s claim or assertion that Landlord unreasonably withheld or delayed its consent or approval, unless it is finally adjudicated or determined by arbitration (and such determination is not subject to appeal) that Landlord willfully or refused withheld or delayed such consent or approval in bad faith or malicious intent (a “Bad Faith/Malicious Determination”). In such event (other than in the event of a Bad Faith/Malicious Determination), Tenant’s sole remedies shall be (i) an action or proceeding to enforce such provision, by specific performance, injunction or declaratory judgment or (ii) to the extent Landlord has specifically agreed that it will not unreasonably withhold (or phrases of similar import) its consent or approval under this Lease, Tenant shall have the right to submit such matter to arbitration in accordance with Article 36, and Tenant’s sole remedy in all such circumstances (other than in the event of a Bad Faith/Malicious Determination) shall be that, upon the decision of the arbitrator that consent was unreasonably withheld, the requested consent or approval shall be deemed to have been granted as provided above without any further proceedings or any action being required. Subject to the limitations contained in this Lease, if it shall be finally determined by a court of competent jurisdiction, not subject to appeal, that either party acted capriciously and in bad faith or failed to comply with any final decision of any arbitration proceedings pursuant to the terms of this Lease, then such party may be liable to the other for the actual, direct damages incurred by such party as a result thereof.
(b)Notwithstanding anything to the contrary contained in this Lease, in no event shall Landlord be liable for, and Tenant, on behalf of itself and all other Tenant Parties, hereby waives any claim for, any indirect, consequential or punitive damages, including loss of profits or business opportunity, arising under or in connection with this Lease, and in no event shall Tenant be liable for, and Landlord, on behalf of itself and all other Landlord Parties, hereby waives any claim for, any indirect, consequential or punitive damages, including loss of profits or business opportunity, arising under or in connection with this Lease.
Section 38.3Reasonable Efforts. For purposes of this Lease and except as otherwise expressly provided in this Lease, “reasonable efforts” by Landlord shall not include an obligation to employ contractors or labor at overtime or other premium pay rates or to incur any other overtime costs or additional expenses whatsoever unless Tenant delivers to Landlord a written request to proceed using overtime labor and Tenant agrees therein to reimburse Landlord, within 30 days after demand therefor, for any overtime and/or additional or incremental reasonable actual out-of-pocket expenses incurred by Landlord in complying therewith. If more than one occupant of the Building, including Tenant, is chargeable by Landlord for the same overtime costs and expenses relating to the same work for which Tenant is chargeable under this Section 17.3, then Tenant shall only be charged for a proportionate share of such overtime costs and expenses, which apportionment shall be based on the amount of overtime work requested by such parties and any invoice therefor shall reflect the foregoing.
Article 18

END OF TERM

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Section 38.1Expiration. Upon the expiration or other termination of this Lease, Tenant shall quit and surrender the Premises to Landlord vacant, broom clean and in good order and condition, except for reasonable wear and tear, damage from casualty or condemnation and damage for which Tenant is not responsible under the terms of this Lease, and Tenant shall remove all of Tenant’s Property and, to the extent required pursuant to Article 5, Designated Specialty Alterations. If the last day of the Term or any renewal thereof falls on Saturday, Sunday or an Observed Holiday, this Lease shall expire on the Business Day next preceding such day.
Section 38.2Holdover Rent. Landlord and Tenant recognize that Landlord’s damages resulting from Tenant’s failure to timely surrender possession of the Premises may be substantial, may exceed the amount of the Rent payable hereunder, and will be impossible to accurately measure. Accordingly, if possession of the Premises is not surrendered to Landlord on the Expiration Date or sooner termination of this Lease, in addition to any other rights or remedies Landlord may have hereunder or at law, Tenant shall pay to Landlord, on a per diem basis, for each day (or any portion thereof) during which Tenant holds over in the Premises after the Expiration Date or sooner termination of the Term, a sum equal to the Fixed Rent plus Recurring Additional Rent for the last full calendar month of the Term in the case of the first 30 days of any holdover, and thereafter the greater of (a)(i) 125% of the Fixed Rent plus 100% of Recurring Additional Rent payable under this Lease for the last full calendar month of the Term in the case of the next 60 days of such holdover (or any portion thereof), and (ii) 150% of the Fixed Rent plus 100% of Recurring Additional Rent payable under this Lease for the last full calendar month of the Term in the case of any month (or any portion thereof) thereafter, and (b)(i) 125% of the fair market rental value of the Premises (as reasonably determined by Landlord) in the case of the next 60 days of such holdover (or any portion thereof) and (ii) 150% of the fair market rental value of the Premises (as reasonably determined by Landlord) thereafter. No holding-over by Tenant, nor the payment to Landlord of the amounts specified above, shall operate to extend the Term hereof. Nothing herein contained shall be deemed to permit Tenant to retain possession of the Premises after the Expiration Date or sooner termination of this Lease, and no acceptance by Landlord of payments from Tenant after the Expiration Date or sooner termination of this Lease shall be deemed to be other than on account of the amount to be paid by Tenant in accordance with the provisions of this Section 18.2.
Section 38.3Waiver of Stay. Tenant expressly waives, for itself and for any Person claiming through or under Tenant, any rights which Tenant or any such Person may have under the provisions of Section 2201 of the New York Civil Practice Law and Rules and of any successor Requirement of like import then in force, in connection with any holdover summary proceedings which Landlord may institute to enforce the foregoing provisions of this Article 18.
Article 19

QUIET ENJOYMENT
Provided this Lease is in full force and effect, Tenant (and any Person claiming by, through or under Tenant who is permitted to use or occupy the Premises pursuant to the terms hereof) may peaceably and quietly enjoy the Premises without hindrance by Landlord or any Person lawfully claiming through or under Landlord, subject to the terms and conditions of this Lease and to all Superior Leases and Mortgages, as the same may be superseded by an SNDA between Tenant and such party.
Article 20

NO SURRENDER; NO WAIVER

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Section 38.1No Surrender or Release. No act or thing done by Landlord or Landlord’s agents or employees during the Term shall be deemed an acceptance of a surrender of the Premises, and no provision of this Lease shall be deemed to have been waived by Landlord, unless such waiver is in writing and is signed by Landlord.
Section 38.2No Waiver. The failure of either party to seek redress for violation of, or to insist upon the strict performance of, any covenant or condition of this Lease, or any of the Rules and Regulations, shall not be construed as a waiver or relinquishment for the future performance of such obligations of this Lease or the Rules and Regulations, or of the right to exercise such election but the same shall continue and remain in full force and effect with respect to any subsequent breach, act or omission. The receipt by Landlord of any Rent payable pursuant to this Lease or any other sums with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly Rent herein stipulated shall be deemed to be other than a payment on account of the earliest stipulated Rent, or as Landlord may elect to apply such payment, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as Rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such Rent or pursue any other remedy provided in this Lease.
Article 21

WAIVER OF TRIAL BY JURY; COUNTERCLAIM
Section 38.1Jury Trial Waiver. LANDLORD AND TENANT HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER PARTY AGAINST THE OTHER ON ANY MATTERS IN ANY WAY ARISING OUT OF OR CONNECTED WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT’S USE OR OCCUPANCY OF THE PREMISES, OR THE ENFORCEMENT OF ANY REMEDY UNDER ANY STATUTE, EMERGENCY OR OTHERWISE.
Section 38.2Waiver of Counterclaim. If Landlord commences any summary proceeding against Tenant, Tenant will not interpose any counterclaim of any nature or description in any such proceeding (unless failure to interpose such counterclaim would preclude Tenant from asserting in a separate action the claim which is the subject of such counterclaim), and will not seek to consolidate such proceeding with any other action which may have been or will be brought in any other court by Tenant.
Article 22

NOTICES
Section 38.1Except as otherwise expressly provided in this Lease, all consents, notices, demands, requests, approvals or other communications given under this Lease (“Notices”) shall be in writing and shall be deemed sufficiently given or rendered if sent by registered or certified mail (return receipt requested) or by a nationally recognized overnight delivery service making receipted deliveries, addressed to Landlord and Tenant as set forth in Article 1, and to any Mortgagee or Lessor who shall require copies of notices and whose address is provided to Tenant as set forth in an SNDA with Tenant or as required by Landlord in a notice to Tenant, or to such other address(es) as Landlord, Tenant or any Mortgagee or Lessor may designate as its new address(es) for such purpose by notice given to the other in

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accordance with the provisions of this Article 22. Any such Notice shall be deemed to have been given on the date of receipted delivery, refusal to accept delivery or when delivery is first attempted but cannot be made due to a change of address for which no notice is given or 3 Business Days after it shall have been mailed as provided in this Article 22, whichever is earlier.
Section 38.2Operational Notice. Notwithstanding anything to the contrary contained in this Article 22, “Operational Notice” means a notice that shall only be required to be sent via email (with receipt requested) to: (a) leaseadministration@alliancebernstein.com and nashfacilitiesops@alliancebernstein.com, on behalf of Tenant, and (b) asutherl@tishmanspeyer.com (Alison Sutherland), on behalf of Landlord, which recipients and addresses may be changed from time to time by giving at least 10 days’ advance written notice to the other party in the manner set forth in Section 22.1 (but not by Operational Notice). For the avoidance of doubt, unless the Lease expressly provides for “Operational Notice”, a notice shall be in writing and sent in the manner set forth above in Section 22.1 and not by email.
Article 23

RULES AND REGULATIONS
All Tenant Parties shall observe and comply with the rules and regulations attached hereto as Exhibit F (the “Rules and Regulations”). Landlord reserves the right, from time to time, on reasonable prior notice, to adopt additional reasonable Rules and Regulations and to reasonably amend the Rules and Regulations then in effect; provided that Tenant shall not be bound by any amended or new Rules and Regulations that (a) imposes, except to a de minimis extent, any new or increased costs or financial obligations on Tenant (unless any such cost or financial obligation is the result of compliance with any Requirements) except such reasonable and customary amended or new rules that are required or promulgated by reason of the Building not being constructed and/or operational as of the Effective Date, (b) adversely affects the conduct of Tenant’s business or Alterations in the Premises by more than a de minimis extent, (c) discriminates against Tenant, or (d) imposes on Tenant by more than a de minimis extent, any new or increased costs or financial obligations on Tenant with respect to Tenant’s then-ongoing performance of Alterations that have already been bid out to contractors. Any disputes as to the reasonableness of any new or amended Rules and Regulations shall be resolved by arbitration pursuant to the provisions of Article 36. Nothing contained in this Lease shall impose upon Landlord any obligation to enforce the Rules and Regulations or terms, covenants or conditions in any other lease against any other Building tenant, and Landlord shall not be liable to Tenant for violation of the same by any other tenant, its employees, agents, visitors or licensees, provided that Landlord shall enforce any of the Rules and Regulations against Tenant in a non-discriminatory fashion. In the event of any conflict between the terms of this Lease and the Rules and Regulations, the terms of this Lease shall govern.
Article 24

BROKER
Landlord has retained Landlord’s Agent as leasing agent in connection with this Lease and Landlord will be solely responsible for any fee that may be payable to Landlord’s Agent. Landlord agrees to pay a commission to Tenant’s Broker pursuant to a separate agreement. Each of Landlord and Tenant represents and warrants to the other that neither it nor its agents have dealt with any broker in connection with this Lease other than Landlord’s Agent and Tenant’s Broker. Each of Landlord and Tenant shall indemnify, defend, protect and hold the other party harmless from and against any and all Losses which the indemnified party may incur by reason of any claim of or liability to any broker, finder or like agent (other than Landlord’s Agent and Tenant’s Broker) arising out of any dealings claimed to have occurred between the

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indemnifying party and the claimant in connection with this Lease, and/or the above representation being false.
Article 25

INDEMNITY
Section 38.1Tenant’s Indemnity. Subject to the provisions of Section 11.2 above, Tenant shall indemnify, defend, protect and hold harmless each of the Landlord Indemnitees from and against any and all Losses, resulting from any claims against any of the Landlord Indemnitees (i) arising from any act, omission (where there is a duty to act) or negligence of any Tenant Party; (ii) except to the extent of the negligence or willful misconduct of any Landlord Indemnitee, any accident, injury or damage whatsoever caused to any Person or to the property of any Person and occurring in or about the Premises; and (iii) by third parties against resulting from any breach, violation or nonperformance of any covenant, condition or agreement of this Lease on the part of Tenant to be fulfilled, kept, observed or performed.
Section 38.2Landlord’s Indemnity. Subject to the provisions of Section 11.2 above, Landlord shall indemnify, defend and hold harmless each of the Tenant Indemnitees from and against any Losses, resulting from any claims against any of the Tenant Indemnitees arising from (i) except to the extent of the negligence or willful misconduct of any Tenant Indemnitee, any accident, injury or damage whatsoever caused to any Person or the property of any Person in or about the Building and the Common Areas (specifically excluding the Premises); (ii) any act, omission (where there is a duty to act) or negligence of any Landlord Party; and (iii) by third parties resulting from any breach, violation or nonperformance of any covenant, condition or agreement of this Lease on the part of Landlord to be fulfilled, kept, observed or performed.
Section 38.3Defense and Settlement. If any claim, action or proceeding is made or brought against any indemnified party, then upon demand by the indemnified party, the indemnifying party, at its sole cost and expense, shall resist or defend such claim, action or proceeding in the indemnified party’s name (if necessary), by attorneys approved by the indemnified party, which approval shall not be unreasonably withheld (attorneys for the indemnifying party’s insurer shall be deemed approved for purposes of this Section 25.3). Notwithstanding the foregoing, an indemnified party may retain its own attorneys to participate or assist in defending any claim, action or proceeding involving potential liability in excess of the amount available under the indemnifying party’s liability insurance carried for such claim and the indemnifying party shall pay the reasonable fees and disbursements of such attorneys. If the indemnifying party fails to diligently defend or if there is a legal conflict or other conflict of interest, then the indemnified party may retain separate counsel at the indemnifying party’s reasonable expense. Notwithstanding anything herein contained to the contrary, the indemnifying party may direct the indemnified party to settle any claim, suit or other proceeding provided that (a) such settlement shall involve no obligation on the part of the indemnified party other than the payment of money, (b) any payments to be made pursuant to such settlement shall be paid in full exclusively by the indemnifying party at the time such settlement is reached, (c) such settlement shall not require the indemnified party to admit any liability, and (d) the indemnified party shall have received an unconditional release from the other parties to such claim, suit or other proceeding.
Article 26

MISCELLANEOUS

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Section 38.1Delivery. This Lease shall not be binding upon Landlord or Tenant unless and until Landlord shall have executed and delivered a fully executed copy of this Lease to Tenant.
Section 38.2Transfer of Real Property. Landlord’s obligations under this Lease shall not be binding upon the Landlord named herein after the sale, conveyance, assignment or transfer (collectively, a “Transfer”) by such Landlord (or upon any subsequent landlord after the Transfer by such subsequent landlord) of its interest in the Building or the Real Property, as the case may be, and in the event of any such Transfer, Landlord (and any such subsequent Landlord) shall be entirely freed and relieved of all covenants and obligations of Landlord hereunder arising from and after the date of Transfer, and the transferee of Landlord’s interest (or that of such subsequent Landlord) in the Building or the Real Property, as the case may be, shall be deemed to have assumed all obligations under this Lease arising from and after the date of Transfer. Notwithstanding the foregoing, the transferor shall remain liable for any obligations and liabilities which arose prior to the Transfer, unless the transferee expressly assumes such pre-transfer liabilities.
Section 38.3Limitation on Liability. (a) The liability of Landlord for Landlord’s obligations under this Lease shall be limited to Landlord’s interest in the Real Property and the undistributed net proceeds thereof including rent, sale, insurance and condemnation proceeds not used or proposed to be used for restoration and Tenant shall not look to any other property or assets of Landlord or the property or assets of any direct or indirect partner, member, manager, shareholder, director, officer, principal, employee or agent of Landlord (collectively, the “Landlord Exculpated Parties”) in seeking either to enforce Landlord’s obligations under this Lease or to satisfy a judgment for Landlord’s failure to perform such obligations; and none of the Landlord Exculpated Parties shall be personally liable for the performance of Landlord’s obligations under this Lease.
(b)The liability of Tenant for Tenant’s obligations under this Lease shall be limited to the assets of Tenant (including Tenant’s Property) and Landlord shall not look to the property or assets of any direct or indirect partner, member, manager, shareholder, director, officer, principal, employee or agent of Tenant (collectively, the “Tenant Exculpated Parties”) in seeking either to enforce Tenant’s obligations under this Lease or to satisfy a judgment for Tenant’s failure to perform such obligations; and none of the Tenant Exculpated Parties shall be personally liable for the performance of Tenant’s obligations under this Lease.
Section 38.4Rent. All amounts payable by Tenant to or on behalf of Landlord under this Lease, whether or not expressly denominated Fixed Rent, Recurring Additional Rent, Additional Rent or Rent, shall constitute rent for the purposes of Section 502(b)(6) of the United States Bankruptcy Code.
Section 38.5Entire Document. This Lease (including any Schedules and Exhibits referred to herein and all supplementary agreements provided for herein) contains the entire agreement between the parties and all prior negotiations and agreements are merged into this Lease. All of the Schedules and Exhibits attached hereto are incorporated in and made a part of this Lease; provided that in the event of any inconsistency between the terms and provisions of this Lease and the terms and provisions of the Schedules and Exhibits hereto, the terms and provisions of this Lease shall control.
Section 38.6Governing Law. This Lease shall be governed in all respects by the laws of the State of New York.
Section 38.7Unenforceability. If any term, covenant, condition or provision of this Lease, or its application to any Person or circumstance, shall ever be held to be invalid or unenforceable, then in each such event the remainder of this

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Lease or the application of such term, covenant, condition or provision to any other Person or any other circumstance (other than those as to which it shall be invalid or unenforceable) shall not be thereby affected, and each term, covenant, condition and provision hereof shall remain valid and enforceable to the fullest extent permitted by law.
Section 38.8Lease Disputes. (a) Except where this Lease expressly provides that disputes may be referred to arbitration, Landlord and Tenant each agrees that all disputes arising, directly or indirectly, out of or relating to this Lease, and all actions to enforce this Lease, shall be dealt with and adjudicated in the state courts of the State of New York or the federal courts for the Southern District of New York, in either case, sitting in the Borough of Manhattan, and for that purpose each of Landlord and Tenant hereby expressly and irrevocably submits itself to the jurisdiction of such courts. Landlord and Tenant each agrees that so far as is permitted under applicable law, this consent to personal jurisdiction shall be self-operative and no further instrument or action, other than service of process in one of the manners specified in this Lease, or as otherwise permitted by law, shall be necessary in order to confer jurisdiction upon it in any such court.
(b)    To the extent that Landlord or Tenant has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, Landlord and Tenant each irrevocably waives such immunity in respect of its obligations under this Lease.
Section 38.9Landlord’s Agent. Unless Landlord delivers notice to Tenant to the contrary, Landlord’s Agent is authorized to act as Landlord’s agent in connection with the performance of this Lease, and Tenant shall be entitled to rely upon correspondence received from Landlord’s Agent. Tenant acknowledges that Landlord’s Agent is acting solely as agent for Landlord in connection with the foregoing; and neither Landlord’s Agent nor any of its direct or indirect partners, members, managers, officers, shareholders, directors, employees, principals, agents or representatives shall have any liability to Tenant in connection with the performance of this Lease, and Tenant waives any and all claims against any and all of such parties arising out of, or in any way connected with, this Lease, the Building or the Real Property.
Section 38.10 Estoppel. (a) Within 10 days following request (but no more than 2 times in any 12-month period) from Landlord, any Mortgagee or any Lessor, Tenant shall deliver to Landlord a statement executed and acknowledged by Tenant, in form reasonably satisfactory to Landlord and Tenant, (i) stating the Commencement Date, the Rent Commencement Date and the Expiration Date, and that this Lease is then in full force and effect and has not been modified (or if modified, setting forth all modifications); (ii) setting forth the date to which the Fixed Rent and any Recurring Additional Rent have been paid, together with the amount of monthly Fixed Rent and Recurring Additional Rent then payable; (iii) stating whether or not, to the best of Tenant’s knowledge, Landlord is in default under this Lease, and, if Landlord is in default, setting forth the specific nature of all such defaults; (iv) stating the amount of the security, if any, under this Lease; (v) stating whether there are any subleases or assignments affecting the Premises, (vi) stating the address of Tenant to which all notices and communications under this Lease shall be sent; and (vii) responding to any other matters reasonably requested by Landlord, such Mortgagee or such Lessor. Tenant acknowledges that any statement delivered pursuant to this Section 26.10(a) may be relied upon by any purchaser or owner of the Real Property or the Building, or all or any controlling portion of Landlord’s interest in the Real Property or the Building or any Superior Lease, or by any Mortgagee, or assignee thereof or by any Lessor, or assignee thereof.

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(b)     From time to time, within 10 days following a request by Tenant (but no more than 2 times in any twelve month period), Landlord shall deliver to Tenant a written statement executed and acknowledged by Landlord, in form reasonably acceptable to Tenant and Landlord, (i) stating the Commencement Date, the Rent Commencement Date and the Expiration Date, and that this Lease is then in full force and effect and has not been modified (or, if modified, setting forth all modifications); (ii) setting forth the date to which the Fixed Rent and all Recurring Additional Rent have been paid, together with the amount of monthly Fixed Rent and Recurring Additional Rent then payable; (iii) stating whether or not, to the best of Landlord’s knowledge, Tenant is in default under this Lease, and, if Tenant is in default, setting forth the specific nature of all such defaults; (iv) stating the amount of the security, if any, under this Lease then held by Landlord; (v) stating the address of Landlord to which all notices and communications under this Lease shall be sent; and (vi) responding to any other matters reasonably requested by Tenant. Landlord acknowledges that any statement delivered pursuant to this Section 26.10(b) may be relied upon by any prospective or actual sublessee of the Premises or assignee of this Lease, or permitted transferee of or successor to Tenant (or any controlling interest in Tenant).

Section 38.11 Certain Interpretational Rules. For purposes of this Lease, whenever the words “include”, “includes”, or “including” are used, they shall be deemed to be followed by the words “without limitation” and, whenever the circumstances or the context requires, the singular shall be construed as the plural, the masculine shall be construed as the feminine and/or the neuter and vice versa. This Lease shall be interpreted and enforced without the aid of any canon, custom or rule of law requiring or suggesting construction against the party drafting or causing the drafting of the provision in question. The captions in this Lease are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this Lease or the intent of any provision hereof.
Section 38.12 Parties Bound. The terms, covenants, conditions and agreements contained in this Lease shall bind and inure to the benefit of Landlord and Tenant and, except as otherwise provided in this Lease, to their respective legal representatives, successors, and assigns.
Section 38.13 Memorandum of Lease. Landlord and Tenant agree not to place this Lease of record, but Landlord and Tenant shall upon request of the other, execute, acknowledge and deliver a memorandum of this Lease in in the form attached hereto as Exhibit T (the “Memorandum of Lease”), together with such other instruments as may be reasonably necessary to record the Memorandum of Lease, which Memorandum of Lease may be modified from time to time as reasonably required to account for modifications to the terms of this Lease, at the cost of the requesting party. Upon either party’s request, the parties shall enter into reasonable amendment(s) to such Memorandum of Lease to account for the Substitute Office Premises, if and as applicable. Either party may record such Memorandum of Lease (and any amendment thereto or restatement thereof) in the Office of the City Register, New York County, at the cost of the recording party. Within 30 days after the end of the Term, Tenant shall execute, acknowledge and deliver to Landlord all necessary instrument(s) in recordable form evidencing a termination of this Lease and sufficient to discharge the Memorandum of Lease (and any amendments thereto or restatements thereof), and the recording party (under the immediately preceding sentence) shall pay for all recording, filing and like charges imposed to effect such recording. The provisions of this Section 26.13 shall survive the expiration or earlier termination of this Lease.
Section 38.14 Counterparts. This Lease may be executed in one or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument. An executed counterpart of this Lease transmitted by facsimile, email or other electronic transmission shall be deemed an original counterpart and shall be as effective as an original counterpart of

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this Lease and shall be legally binding upon the parties hereto to the same extent as delivery of an original counterpart.
Section 38.15 Survival. All obligations and liabilities of Landlord or Tenant to the other which accrued before the expiration or other termination of this Lease, and all such obligations and liabilities which by their nature or under the circumstances can only be, or by the provisions of this Lease may be, performed after such expiration or other termination, shall survive the expiration or other termination of this Lease. Without limiting the generality of the foregoing, the rights and obligations of the parties with respect to any indemnity under this Lease, and with respect to any Rent and any other amounts payable under this Lease, shall survive the expiration or other termination of this Lease.
Section 38.16 Inability to Perform. Performance by Landlord or Tenant of their non-monetary obligations under this Lease shall be extended by the period of delay caused by any Unavoidable Delays affecting Landlord or Tenant, respectively. Each party shall (a) use reasonable efforts to promptly notify the other party of any Unavoidable Delay which prevents the notifying party from fulfilling any of its non-monetary obligations under this Lease; (b) use commercially reasonable efforts to mitigate the delay caused by any Unavoidable Delay to the extent reasonably commercially practicable, but without the necessity of employing overtime labor unless such party elects to do so within such party’s sole discretion or unless the other party elects to pay for such overtime labor and without incurring additional liability beyond a de minimis extent.  Any dispute between Landlord and Tenant as to whether a matter constitutes Unavoidable Delay shall be subject to arbitration in accordance with the terms of Article 36. Unavoidable Delay shall not delay, affect, impair or excuse any obligation for the payment of money by either Landlord or Tenant under this Lease.
Section 38.17 Vault Space. Notwithstanding anything contained in this Lease or indicated on any sketch, blueprint or plan, no vaults, vault space or other space outside the boundaries of the Real Property are included in the Premises. Landlord makes no representation as to the location of the boundaries of the Real Property. All vaults and vault space and all other space outside the boundaries of the Real Property which Tenant may be permitted to use or occupy are to be used or occupied under a revocable license. If any such license shall be revoked, or if the amount of such space shall be diminished as required by any Governmental Authority or by any public utility company, such revocation, diminution or requisition shall not (a) constitute an actual or constructive eviction, in whole or in part, (b) entitle Tenant to any abatement or diminution of Rent, (c) relieve Tenant from any of its obligations under this Lease, or (d) impose any liability upon Landlord. Any fee, tax or charge imposed by any Governmental Authority for any such vaults, vault space or other space occupied by Tenant shall be paid by Tenant.
Section 38.18 Adjacent Excavation; Shoring. If an excavation shall be made, or shall be authorized to be made, upon land adjacent to the Real Property, Tenant shall, upon notice, afford to the Person causing or authorized to cause such excavation license to enter upon the Premises for the purpose of doing such work as such Person shall deem necessary to preserve the wall of the Building from injury or damage and to support the same by proper foundations. In connection with such license, Tenant shall have no right to claim any damages or indemnity against Landlord, or, subject to Section 10.20, diminution or abatement of Rent; provided that Tenant shall continue to have access to the Premises. Landlord shall use reasonable efforts to cause such person causing or authorized to cause such excavation to (i) provide reasonable notice to Tenant prior to such entry, and (ii) minimize its interference with Tenant’s use and occupancy of the Premises during such entry, provided that so long as Landlord complied with Landlord’s obligations under this

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Section 26.18, Landlord shall not be liable in any way to Tenant for any failure of such person to comply herewith.
Section 38.19 No Development Rights. Tenant acknowledges that Tenant has no rights to any development rights, air rights or comparable rights appurtenant to the Real Property and Tenant consents, without further consideration, to any utilization of such rights by Landlord. Tenant shall promptly execute and deliver any instruments which may be reasonably requested by Landlord, including instruments merging zoning lots, evidencing such acknowledgment and consent; provided that the foregoing do not (a) increase Tenant’s obligations or liabilities or decrease Tenant’s rights under this Lease, in either instance, beyond a de minimis extent; (b) decrease Landlord’s obligations or increase Landlord’s rights under this Lease, in either instance, beyond a de minimis extent; (c) extend or shorten the Term; (d) reduce the usable area of the Premises beyond a de minimis extent; (e) increase the Fixed Rent or any Additional Rent; (f) relieve Landlord of its obligation to fund Landlord’s Contribution; or (g) otherwise adversely affect Tenant’s interest in this Lease beyond a de minimis extent. The provisions of this Section 26.19 shall be construed as an express waiver by Tenant of any interest Tenant may have as a “party in interest” (as such term is defined in Section 12-10 of Zoning Lot of the Zoning Resolution of the City of New York) in the Real Property.
Section 38.20 Financial Statements. Not more than once in a calendar year or otherwise in connection with a sale, capital event, or refinancing of the Building, Tenant shall from time to time, within 10 Business Days after request by Landlord, to the extent not publicly available, deliver to Landlord financial statements (including balance sheets and income/expense statements) for Tenant’s then most recent full and partial fiscal years immediately preceding such request, certified by an independent certified public accountant or Tenant’s chief financial officer, as the case may be, in form customarily prepared by Tenant. As a condition to Tenant’s delivery of any financial statements under this Section 26.20, prior to Tenant’s delivery of such financial statements, Landlord and such other parties receiving such financial statements shall execute and deliver a confidentiality agreement with respect thereto in a form reasonably required by Tenant and reasonably acceptable to such recipient. For the avoidance of doubt, the provisions of this Section 26.20 shall not be applicable to Tenant if (a) Tenant is or shall become and thereafter remains (i) a publicly traded company listed on the New York Stock Exchange or other nationally, or major internationally, recognized stock exchange or (ii) required to report publically with the U.S. Securities and Exchange Commission; (b) continues to comply with all applicable reporting requirements under applicable laws, and, if applicable, such exchange (including the filing of 10-K and 10-Q statements (or the equivalent thereof required by the applicable nationally, or major internationally, recognized stock exchange); and (c) a copy of Tenant’s 10-K as filed with the U.S. Securities and Exchange Commission (or the equivalent thereof required by the applicable nationally, or major internationally, recognized stock exchange) is readily accessible and readily determinable via a public website.
Section 38.21 Employee Population Reports. Tenant shall, within 30 days after request by Landlord (not more often than once in any calendar year), deliver to Landlord a written statement setting forth the reasonably estimated population of employees employed by Tenant that maintain a full-time office within the Premises (but not their names, social security numbers or other identifying information) to the extent necessary to enable Landlord to comply with applicable Requirement or to obtain or maintain Leadership in Energy and Environmental Design certification or the like. To the extent that an employee does not maintain a full-time office therein, such employee shall be included in Tenant’s estimate proportionately, based on the equivalent to a full time employee (i.e., 2 employees each spending 50% of their time at the Premises are the equivalent of one full-time employee). Such estimate shall be calculated as of the first day of each calendar year and shall include

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any such other information as Landlord shall reasonably request with respect to employee population.
Section 38.22 Governmental Incentives. Landlord, at Tenant’s expense, shall cooperate in all reasonable respects with Tenant’s efforts to obtain any available governmental and quasi-governmental benefits, incentives or entitlements in connection with its lease of the Premises and to execute and deliver any documentation reasonably and customarily required by Governmental Authorities; provided that (a) such efforts shall not result in any detriment to Landlord or other tenants or occupants of the Building and (b) Tenant shall, within 30 days after receipt of each of Landlord’s invoices therefor, reimburse Landlord for Landlord’s out-of-pocket costs incurred in connection with such cooperation. In no event shall Landlord have any liability, nor shall Tenant’s obligations under this Lease be affected, in the event that Tenant shall not obtain any particular governmental or quasi-governmental benefits, incentives or entitlements.
Section 38.23 Tax Status of Beneficial Owner. Tenant recognizes and acknowledges that Landlord and/or certain beneficial owners of Landlord may from time to time qualify as real estate investment trusts pursuant to Sections 856, et seq. of the Internal Revenue Code and that avoiding (a) the loss of such status, (b) the receipt of any income derived under any provision of this Lease that does not constitute “rents from real property” (in the case of real estate investment trusts), and (c) the imposition of income, penalty or similar taxes (each an “Adverse Event”) is of material concern to Landlord and such beneficial owners. In the event that this Lease or any document contemplated hereby could, in the reasonable opinion of counsel to Landlord, result in or cause an Adverse Event, Tenant agrees to reasonably cooperate with Landlord, at Landlord’s sole cost and expense of Tenant’s out-of-pocket costs therefor, in negotiating an amendment or modification thereof and shall at the request of Landlord execute and deliver such documents reasonably required to effect such amendment or modification; provided that the foregoing do not (i) increase Tenant’s obligations or liabilities or decrease Tenant’s rights under this Lease, in either instance, beyond a de minimis extent; (ii) decrease Landlord’s obligations or increase Landlord’s rights under this Lease, in either instance, beyond a de minimis extent; (iii) extend or shorten the Term; (iv) reduce the usable area of the Premises beyond a de minimis extent; (v) increase the Fixed Rent or any Additional Rent; (vi) relieve Landlord of its obligation to fund Landlord’s Contribution; or (vii) otherwise adversely affect Tenant’s interest in this Lease beyond a de minimis extent. Without limiting any of Landlord’s other rights under this Section 26.23, Landlord may waive the receipt of any amount payable to Landlord hereunder and such waiver shall constitute an amendment or modification of this Lease with respect to such payment. Tenant expressly covenants and agrees not to enter into any sublease or assignment which provides for rental or other payment for such use, occupancy, or utilization based in whole or in part on the net income or profits derived by any person from the property leased, used, occupied, or utilized (other than an amount based on a fixed percentage or percentages of receipts or sales), and that any such purported sublease or assignment shall be absolutely void and ineffective as a conveyance of any right or interest in the possession, use, occupancy, or utilization of any part of the Premises.
Section 38.24 Confidentiality. Subject to the terms of this Section 26.24, Landlord and Tenant shall each keep confidential the terms of this Lease. Landlord and Tenant shall each have the right to make disclosures of the terms of this Lease (a) to the extent required by Requirements, rules and regulations of the Securities and Exchange Commission or any nationally, or major internationally, recognized stock exchange; (b) to the extent reasonably required to enforce such party’s rights hereunder; (c) to the extent reasonably necessary in connection with such party’s (or the parent of such party’s) acquiring, financing, selling, leasing, or otherwise transferring or capitalizing its assets or its business; (d) to the extent reasonably required in connection with such party’s books and records being audited

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(excluding any audits conducted by any other tenants of the Building); (e) to the extent reasonably required in constructing, operating, maintaining, repairing or restoring the Premises or the other portions of the Real Property and (f) its respective partners, principals, officers, directors, members, managers, employees, brokers, attorneys consultants and advisors, and existing or prospective transferees, Mortgagees, Lessors, investors and/or purchasers of the Real Property on a need to know basis; provided that, (i) prior to making any such disclosure, such party promptly notifies the other party so that the other party may seek a protective order with respect to the confidentiality of the information required to be disclosed, and, in such event, such party, to the fullest extent permitted by Requirements, will promptly cooperate with and assist the other party in connection with obtaining such protective order, at the expense of such party; and (b) such party shall only disclose the portions of this Lease which such party is required to disclose and use reasonable efforts to obtain assurance that confidential treatment will be accorded to the information so disclosed. Landlord and Tenant agree that no money damages shall be recoverable by either party in connection therewith. The parties further agree that no such breach or violation of the terms of this Section 26.24 by either party shall constitute a default under this Lease (or an event which, with the passage of time or giving of notice or both would constitute an Event of Default of Tenant hereunder). Landlord and Tenant agree that neither party will publicly disclose or issue a press release or other written statement to the press with respect to this Lease and the transaction contemplated hereby without the consent of the other, which consent shall not be unreasonably withheld. Notwithstanding the foregoing or anything to the contrary contained herein, the parties agree that the recording of the Memorandum of Lease in accordance with Section 26.13 or any SNDA in accordance with Section 9.6 shall be permitted and shall not be deemed to violate the provisions of this Section 26.24.
Section 38.25 Brownfield Cleanup Program. (a)    Within 45 days after the last day of each calendar quarter (i.e., March 31, June 30, September 30, and December 31) during the Term, Tenant shall provide Landlord with a written statement (each, an “FTE Statement”) of the number of full-time employees (excluding general executive officers and calculated pursuant to Section 26.25(b)) employed by Tenant at the Premises during the prior calendar quarter (“FTE”).  Additionally, with respect to each such calendar quarter, Tenant agrees to keep for a period of 5 years from the last day of the calendar year containing the reporting period fully completed and signed Tenant Employment Certification Forms in substantially the form set forth on Exhibit K attached hereto (the “Employment Certificate”) setting forth the FTE for such calendar quarter subject to the provisions of this Section 26.25.  Landlord agrees to retain (and shall cause any third party receiving the same to retain) any FTE Statement, Employment Certificate, supporting documentation requested under Section 26.5(c) below, and the information contained in each of the foregoing, in confidence, in the same manner as the terms of this Lease under Section 26.24 (including subject to the exceptions therein), and may use and disclose the same solely for the purposes described in this Section 26.5.
(b)    For purposes of calculating FTE, “full-time” employment means a job consisting of at least 35 hours per week, or 2 or more jobs that together constitute the equivalent of one job of at least 35 hours per week.  If Tenant is operating a seasonal business on the Premises (i.e., a business that regularly operates for less than an entire calendar year) that employs individuals full-time for at least 3 months of continuous duration, the FTE calculation shall include individuals who shall have worked in a job for at least 35 hours per week.  FTE shall not count or include any general executive officers of Tenant.
(c)    Tenant agrees that Landlord may rely on the FTE Statement when computing Landlord’s “employment number factor” described in Section 22(b)(4) of the New York Tax Law and reported on its New York State income/franchise tax return for the taxable years to which the FTE numbers relate, and further represents and warrants that all information contained in all FTE Statements and Employment Certificates rendered is complete and

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accurate in all material respects. If any return or other filing submitted by Landlord to the New York State Department of Taxation and Finance (“NYSDTF”) is subject to examination, review, or audit (including, without limitation, desk audit), and if the Landlord is required to provide additional supporting information regarding the employment number factor in defending such examination, review, or audit, then Tenant consents and agrees that, to the extent necessary to enable Landlord to defend such examination, review or audit, and subject to the provisions of Section 26.25(a):  (i) within 10 days after request from Landlord, Tenant will deliver to Landlord an Employment Certificate for every calendar quarter ending in the taxable year or years under examination, review, or audit; (ii) Landlord may submit to NYSDTF the information indicated on the FTE Statement and/or Employment Certificate for the calendar quarter(s) in question, to the extent required by NYSDTF; and (iii) Tenant will provide additional supporting documentation as may be reasonably requested by Landlord or NYSDTF to defend or substantiate the employment number factor under examination, review, or audit, and, subject to the provisions of Section 26.25(a). Tenant further consents to Landlord’s disclosure of such supporting documentation to NYSDTF.
(d)    Any exemption, abatement, credit or refund relating to the Brownfield Cleanup Program (including, without limitation, with respect to property taxes) shall accrue solely to the benefit of Landlord notwithstanding anything to the contrary contained in this Lease.
Section 38.26 Emergency. For all purposes of this Lease, “emergency” or “emergencies” shall expressly include, without limitation, Landlord’s good faith determination that an adverse effect on the Premises, the Building or other tenants and/or occupants of the Building (beyond a de minimis extent) would result if Landlord in fact deferred such maintenance, repair, replacement or other work, services, alterations, changes, improvements, or stoppage, interruption or reduction of services, as the case may be.
Section 38.27Occupancy Tests. Landlord and Tenant hereby acknowledge and agree that for purposes of determining Tenant’s satisfaction (or failure to satisfy) any so-called “occupancy” tests under this Lease, including, without limitation, pursuant to Article 28, Article 29 and Article 30 hereof, any portion of the Premises sublet, licensed or encumbered by a third party by or through Tenant (excluding Affiliates of Tenant and Permitted Occupants) or vacant and listed, or on the market for sublet, shall in each such case not be deemed to be occupied or in occupancy.
Section 38.28Intellectual Property. Landlord shall not use (or permit the use of by Landlord’s Affiliates) Tenant’s Marks (as hereinafter defined) without Tenant’s prior consent, which may be withheld by Tenant in Tenant’s sole discretion; provided that Tenant’s prior consent shall not be required for use of Tenant’s name (but not the other Tenant’s Marks, for which Tenant’s consent is required) in any reasonable and customary marketing or promotional materials for the Building, disclosures required under applicable Requirements and/or any other publication and/or filing (print, electronic or otherwise) in which Landlord or its Affiliates or agents may from time to time disclose or provide the name of its tenants and/or Tenant in the ordinary course of owning and operating commercial properties. “Tenant’s Marks” means (a) the name of Tenant and (b) trademarks, trade names, logos, copyrights and other intellectual property rights of Tenant.
Section 38.29Noise Criteria. (a) Landlord shall ensure that at all times during the Term, (i) the ambient noise level in the Office Premises within 15’ of the core (outside of any Building’s mechanical/equipment/elevator machine rooms located on any floor of the Office Premises (other than the Terraces adjacent thereto) resulting from the operation of Building Systems shall not exceed NC-40, (ii) noise emanating from Building Systems through the façade of the Building will not exceed 65 dba measured at the Tenant’s terraces, and (iii) vibrations caused from base Building

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equipment measured on the floor of Tenant’s Office Premises shall not exceed 16,000 micro inches per second, subject, however, in each case to any increases in such ambient noise level arising from (A) any noise caused by Tenant’s Alterations or equipment, (B) any noise emanating from any location outside of the Building, (C) running of generators during emergency use or testing, or (D) Tenant’s failure to comply with Tenant’s obligations in Section 26.29(b) below.
(b)Tenant shall ensure that at all times during the Term the noise level emanating from the Office Premises, as measured within another tenant’s occupiable space (excluding terraces), shall not exceed (i) NC 35 except portions that are located within 15 feet from the Building’s mechanical/equipment rooms, and (ii) NC 40 in areas within 15 feet of the buildings mechanical/equipment rooms. Tenant shall ensure that vibrations caused from Tenant equipment measured on floors outside the Tenant’s Premises shall not exceed 16,000 micro inches per second.
Section 38.30Due Authority. Tenant represents and warrants to Landlord that this Lease has been duly authorized, executed and delivered by Tenant and constitutes the legal, valid and binding obligation of Tenant. Landlord represents and warrants to Tenant that this Lease has been duly authorized, executed and delivered by Landlord and constitutes the legal, valid and binding obligation of Landlord.
Article 27

COMPETITORS
Section 38.1Competitor Restrictions. (a) At any time during the Term the Competitor Conditions are satisfied, Landlord shall not (i) enter into a lease, sublease, license or directly grant any other use or occupancy right to a Competitor of Tenant (as hereinafter defined) of any above grade floor space in the Building serviced by the Tenant Elevator Bank or (ii) directly grant any right to place signage in, on or about the ground floor elevator vestibule serving the Tenant Elevator Bank (the “Tenant Elevator Vestibule”), to a Competitor of Tenant without Tenant’s prior consent in each case.
(b)At any time during the Term the Competitor Conditions are satisfied, Landlord shall not permit (including by waiver or consent) any tenant or occupant of the Building who first leases, subleases or licenses from Landlord space in the Building after the Effective Date (such occupant, a “Post-ED Occupant”; the lease, sublease, license or instrument granting such occupancy right to such Post-ED Occupant, a “Post-ED Occupancy Agreement”) to (i) assign their lease, sublease, license or grant any other use or occupancy right to a Competitor of Tenant of any above grade floor space in the Building serviced by the Tenant Elevator Bank, or (ii) grant any right to place signage in, on or immediately about the Tenant Elevator Vestibule, to a Competitor of Tenant without Tenant’s prior consent in each case; provided that in each case, Landlord’s consent is required for such assignment, sublease, license or grant of other use or occupancy right or signage right pursuant to the terms of the Post-ED Occupancy Agreement; it being agreed that Landlord shall provide in all Post-ED Occupancy Agreements a restriction on such assignments, subleases, licenses and grants of other use or occupancy rights or signage rights substantially similar to that in Section 13.4(a)(A)(3).
(c)At any time during the Term the Competitor Conditions are satisfied, Landlord shall not grant or permit (i) signage of a Competitor of Tenant immediately adjacent to any signage of an AB Tenant in any lobby of the Building which was installed first (for purposes hereof, any replacements shall be deemed to be installed when the signage being replaced was first installed); and (ii) with respect to any Post-ED Occupant, signage in, on or immediately about a multi-tenant Building ground floor lobby (a “Multi-Tenant Lobby”) or on the exterior facade of such Multi-Tenant Lobby, more prominent than that signage provided Tenant therein or

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thereon, identifying any Competitor of Tenant leasing less than 400,000 rentable square feet in the Building without providing any AB Tenant (if the then Tenant under this Lease) comparable signage prominence in such areas.
(d)The foregoing restrictions in this Section 27.1 shall not apply (i) if at the time of the lease, assignment of lease, sublease, license or grant of any other use or occupancy right or signage right, the recipient thereof was not a Competitor of Tenant, or (ii) at any time the Competitor Conditions are not satisfied; it being agreed that if at any time during the Term the Competitor Conditions are not satisfied, the foregoing restrictions shall be reinstated (but not retroactively) if (and for so long as) the Competitor Conditions are thereafter satisfied.
Section 38.2Definitions.
(a)“Competing Business” means a wealth management business or asset management business.
(b)“Competitor Conditions”, means that at the time in question: (i) the Tenant under this Lease is an AB Tenant, (ii) no Material Default exists; (iii) Tenant leases and occupies at least 2 full floors serviced by the Tenant Elevator Bank (or at least 90,000 rentable square feet over no more than 4 floors) (“Competitor RSF”) and (iv) an AB Tenant then operates, as a material part of its business, a Competing Business in the Competitor RSF.
(c)A “Competitor of Tenant” means (i) each of the entities listed on Exhibit O attached hereto (as such list may be updated by substitutions or additions in accordance with the provisions of this Section 27.2(b), the “Competitor List”) in accordance with the terms below (each, a “Listed Competitor”); (ii) any entity into or with which a Listed Competitor is merged or consolidated or converted; provided that after such merger, consolidation or conversion, such entity operates a Competing Business as its primary business and which is identified on an updated list in accordance with the terms below; (iii) any entity into which all or substantially all of a Listed Competitor’s assets or Ownership Interests are transferred; provided that after such transfer, such entity operates a Competitor Business as its primary business and which is identified on an updated list in accordance with the terms below; and (iv) any then Affiliate of a then Listed Competitor which (A) operates a Competitor Business as its primary business or (B) for purposes of signage rights only, whose name bears the same or substantially similar name as a Listed Competitor without designating in such name a non-competing business type. Upon notice from Tenant to Landlord, Tenant may from time to time substitute one or more of Listed Competitors on Competitor List with other entities who then operates a Competing Business as its primary business; provided that (1) the number of Listed Competitors shall not exceed 10 entities at any time, (2) Tenant shall be entitled to make such substitutions once (but not more than once) per calendar year or more frequently when a Listed Competitor is merged, consolidated or converted into, or acquired by, a non-Affiliate of such Listed Competitor which is not already on the Competitor List; provided, however, if a Listed Competitor is merged, consolidated or converted into, or acquired by, another Listed Competitor, then Tenant shall have the right to add an additional entity to the Competitor List, so long as clauses (1) and (3) of this proviso are satisfied; and (3) in no event may Tenant add an entity which is then a tenant or occupant of the Building or with whom Landlord was actively negotiating to become a tenant or occupant in the Building at any time during the 6 month period prior to Tenant’s request to substitute such entity (for purposes hereof, “negotiating” means, at least, Landlord or such entity has delivered to the other a proposal, a proposed term sheet or letter of intent, or other similar writing expressing a desire to enter into a lease at the Building). If any dispute shall arise with respect to a substitution entity that may be included as a Competitor of Tenant hereunder and is not otherwise resolved by the parties hereto, such dispute shall be submitted to expedited arbitration in accordance with the provisions of Article 36.
(d)For purposes of Article 27, an entity is deemed to be operating “a Competing Business as its primary business” if it is primarily known for operating a Competing Business.

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Article 28

SIGNAGE; LOBBY DESK
Section 38.1Signage. (a)    At any time during the Term (i) no Material Default then exists, and (ii) Tenant is leasing and occupying at least 2 full floors (or at least 90,000 rentable square feet over no more than 4 floors) in the Building (collectively, the “Signage Conditions”), Tenant shall be permitted to (A) install one Identifying Sign in each Multi-Tenant Lobby of the Building (the “Lobby Signage”) on the wall directly behind the Tenant Attendant (as hereinafter defined) stationed at the Multi-Tenant Security Desk (as hereinafter defined) or such other location in the lobby mutually agreed upon by Landlord and Tenant behind the Multi-Tenant Security Desk if there is no Tenant Attendant at the time in question, and (B) install one Identifying Sign in the Tenant Elevator Vestibule (the “Elevator Signage”; and together with the Lobby Signage, collectively, the “Signage”); it being agreed that the size, specifications, design, color, materials, manner of installation and location of any Signage shall comply with the Building Signage Package (as hereinafter defined) or be subject to the approval of Landlord, provided, however, that Landlord hereby approves the size and location of the Signage as and to the extent expressly set forth on Exhibit G (the “Approved Signage”), and provided further that Landlord shall not unreasonably withhold, condition or delay its approval to the specifications, design, color, materials, and manner of installation of any Signage or changes to the Approved Signage so long as such specifications, design, color, materials, and manner of installation, or such changes, as the case may be, are not inconsistent with the Building Signage Package. Notwithstanding the foregoing and for the avoidance of doubt, the font type of any Lobby Signage and Elevator Signage shall be required to be uniform with the font type used for other comparable signage of other tenants and occupants of the Building, which font type shall be uniform in each of the Multi-Tenant Lobby and the elevator vestibules therein for all tenants and occupants of the Building, other than pursuant to the Pfizer Lease (but which font type may differ as between the Multi-Tenant Lobby on the one hand and the elevator vestibules therein on the other hand). All of the Lobby Signage, Elevator Signage and signage permitted to be installed by any other tenant or occupant of the Building in the Multi-Tenant Lobby (including the elevator vestibules therein), other than pursuant to the lease with Pfizer, Inc. or its successors or assigns at the Building (the “Pfizer Lease”), shall be subject to design criteria with respect to size, specifications, design, color and materials as may be adopted by Landlord for the Building as a whole (the “Building Signage Package”), which Building Signage Package in effect as of the Effective Date is set forth on Exhibit H annexed hereto. Other than pursuant to the Pfizer Lease, no other tenant or occupant of the Building shall be entitled to display its logo in the Multi-Tenant Lobby behind the Multi-Tenant Security Desk and at the elevator vestibules therein. Landlord reserves the right, from time to time, on reasonable prior notice, to modify the Building Signage Package; provided that (I) such modifications (1) are consistent with the prevailing standards of Comparable Buildings, (2) are consistent with the quality of the Building Signage Package attached hereto as Exhibit H, and (3) are applied in a uniform and non-discriminatory manner, and (II) neither Tenant nor any Signage Party shall be required to change its approved or permitted signage already designed, fabricated or installed. Tenant shall, at Tenant’s expense, maintain the Signage in good condition and repair at all times during the Term. In the event that at any time during the term of this Lease, a Signage Condition is not satisfied, then Landlord shall have the right to revoke Tenant’s Signage rights hereunder and Tenant shall promptly remove any Signage previously installed and repair any damage resulting from such removal, all at Tenant’s sole cost and expense; provided that if all the Signage Conditions are thereafter satisfied, all of Tenant’s signage rights described herein shall be restored. Upon the expiration or earlier termination of this Lease, Tenant shall remove all of its Signage and, at Landlord’s option, shall either repair, or reimburse Landlord for, any damage to the Building resulting from the erection, maintenance, or removal of Tenant’s Signage. Tenant

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shall pay all costs and expenses (including Landlord’s out-of-pocket costs) associated with the installation, operation, maintenance, repair and removal of the Signage. All of the provisions of this Lease relating to compliance with Requirements, Alterations, insurance, indemnity, repairs and maintenance shall apply to the Signage as if the Signage were part of the Premises.
(b)At any time during the Term the Signage Conditions are satisfied, Landlord shall not grant (or permit) any other tenant or occupant of the Building leasing less than 300,000 rentable square feet of the Building at the time in question, signage in, on or about any Multi-Tenant Lobby, the exterior facade of the Building or any other exterior signage (including, without limitation, tombstones, monuments or flagpoles) that is more prominent in size or location than the comparable Tenant Signage without making such more prominent signage available to Tenant, other than (i) a sign or signs displaying the name or logo of such other tenant or occupant above or about such other tenant’s entrance to its private lobby to the Building and/or within such private lobby (as distinguished from a Multi-Tenant Lobby) or above or about a retail tenant’s or retail occupant’s retail premises; and/or (ii) a sign or signs displaying the name or logo of such other tenant or occupant in any elevator vestibules serving the elevator bank servicing floors leased or occupied by such other tenant or occupant, but in no event in the Tenant Elevator Vestibule (except as otherwise provided herein); and/or (iii) without limiting Tenant’s rights to the Elevator Signage as described above, a sign or signs displaying the name or logo of such other tenant or occupant in the Tenant Elevator Vestibule (excluding those on any floor which is leased in whole or in part to Tenant); provided that such other tenant or occupant leases or occupies more rentable square footage in the Tenant Elevator Bank at the time in question than Tenant.
(c)In no event shall Landlord grant (or permit) signage in, on or about the Building identifying any Person (or the name or logo of any Person) which is not a tenant or occupant of the Building, except as required pursuant to Requirements or in connection with any Restorative Work (and only for so long as such Restorative Work is being performed).
(d)For avoidance of doubt, nothing in this Article 28 or elsewhere in this Lease shall restrict or prohibit Landlord in any manner whatsoever from providing or granting (i) the right to a private or dedicated entrance to another tenant or occupant of the Building; and/or (ii) signage rights, interior and exterior, to such other tenant or occupant of the Building associated with such dedicated entrance.
Section 38.2Security Desks Attendant. At any time during the Term the Signage Conditions are satisfied, Tenant shall have the right, on a non-exclusive basis, to place one attendant (the “Tenant Attendant”) at the security desk in each Multi-Tenant Lobby of the Building (the “Multi-Tenant Security Desk”) at a location at the Multi-Tenant Security Desk mutually agreed upon by Landlord and Tenant from time to time (the current anticipated location(s) of the Multi-Tenant Security Desk as set forth on Exhibit U), solely for the purpose of directing visitors of Tenant to the Premises. The Tenant Attendant shall be entitled to use the telephones and other equipment located at the Multi-Tenant Security Desk in cooperation with Landlord’s employees, which equipment shall include, without limitation, (a) at least 2 network connections to Tenant’s network (one for each station and one for wireless access); (b) space and outlets for phones, monitors, and thin clients; (c) space for badging printers; and (d) network connections from the Building security system. Tenant shall not install any additional security system hardware, telephone equipment or any other equipment at the Multi-Tenant Security Desk without Landlord’s prior approval (not to be unreasonably withheld, conditioned or delayed). The presence and conduct of the Tenant Attendant at the Multi-Tenant Security Desk shall be subject to any reasonable rules and regulations reasonably adopted in good faith in effect on the Effective Date or adopted, and in either case, enforced, in accordance with the provisions of Article 23, applied mutatis mutandis. Tenant shall not employ, or permit the employment of, a particular Tenant Attendant if, in Landlord’s sole (but reasonable) judgment, such employment will interfere or cause any conflict with other laborers engaged in the

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construction, maintenance or operation of the Building by Landlord or others. If such interference or conflict occurs, upon Landlord’s request, Tenant shall cause the Tenant Attendant causing such interference or conflict to promptly leave the Building. Any Tenant Attendant working at the Multi-Tenant Security Desk shall wear only such attire and display such identification as is reasonably approved by Landlord, but in any event shall be neatly attired and otherwise behave in a manner consistent with the operation of a first-class office building. In addition, the Tenant Attendant shall at all times (i) not interfere with the operation or management of the Building, including the performance by the security personnel of Landlord or Landlord’s managing agent stationed at the Multi-Tenant Security Desk, and (ii) not direct the activities of anyone or anything not directly related to access to and from the Lobby Premises for visitors of Tenant. All of the provisions of this Lease relating to insurance and indemnity shall apply to the presence and conduct of the Tenant Attendant at the Multi-Tenant Security Desk as if the Multi-Tenant Security Desk and the area in which it is located were part of the Premises. In furtherance of the foregoing, subject to the provisions of Section 25.1, Tenant shall indemnify, defend and hold Landlord harmless against and from any Losses arising out of or in connection with the acts or omissions (where there was a duty to act) of the Tenant Attendant. Prior to the posting of the Tenant Attendant at the Multi-Tenant Security Desk, Tenant shall deliver evidence of any insurance required with respect thereto. It is the express intention of the parties that Landlord shall not incur any costs or expenses on account of Tenant posting the Tenant Attendant at the Multi-Tenant Security Desk, and in the event Landlord incurs any such costs or expenses, Tenant shall reimburse Landlord for Landlord’s out-of-pocket costs thereof within 30 days after demand therefor from Landlord to Tenant. Tenant expressly acknowledges and agrees that in the event of emergency, Landlord shall have the right to immediately suspend Tenant’s right to post the Tenant Attendant at the Multi-Tenant Security Desk, and in such event, upon notice from Landlord (which notice may be by Operational Notice or oral notice from Landlord’s security personnel) the Tenant Attendant shall promptly leave the Multi-Tenant Security Desk. In addition, if requested by Landlord or Landlord’s security personnel in such emergency situation, the Tenant Attendant shall cooperate with Landlord and Landlord’s security personnel and follow the reasonable directions thereof.
Section 38.3Floor Signage. Tenant shall have the right to erect Identifying Signage in (a) the elevator lobby vestibule of any full floor leased by Tenant in the Building which is consistent with comparable signage at the Building; and (b) in the elevator lobby and the entry door of the Premises on any partial floor of the Building leased by Tenant in the Building; provided that such identifying signage (i) complies with the Building’s signage program applicable to floors with multiple tenants, which signage program shall be (A) reasonably adopted by Landlord and enforced by Landlord in accordance with the provisions of Article 23, applied mutatis mutandis (as if such program were rules and regulations); (B) consistently applied throughout the Building; and (C) consistent with the programs of Comparable Buildings; and (ii) is reasonably approved by Landlord (such approval not to be unreasonably withheld, conditioned or delayed).
Section 38.4Subtenant Signage. So long as Tenant is an AB Tenant, Tenant may grant its Signage rights to (i) any Affiliate of Tenant subleasing or occupying any portion of the Premises; and (ii) any non-Affiliate subtenant subleasing and occupying at least 2 full floors of the Premises (or at least 90,000 rentable square feet over no more than 4 floors) (any entity described in clauses (i) and (ii), a “Signage Party”) in lieu of the applicable Tenant Signage right for Tenant, subject to Tenant’s compliance with the applicable Signage Conditions.
Section 38.5Temporary Check-In Desk. From time to time upon Tenant’s reasonable request and upon reasonable prior notice to Landlord, Landlord shall if and to the extent practicable under the circumstances, provide Tenant with an area of a Multi-Tenant Lobby reasonably designated by Landlord in order for Tenant,

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at Tenant’s sole cost and expense (including, without limitation, providing its own check-in table, chairs and equipment), to set up a temporary desk in order to check in guests attending events, conferences and the like at the Premises. Tenant shall conduct all aspects of such events, conferences and the like at the Premises in a manner consistent with its location in a first-class office building including the exercise of methods of crowd control (in and around the Building and in and around the Premises) as may be reasonably required by Landlord. Tenant shall take all necessary steps to prevent guests attending such events, conferences and the like at the Premises from congregating in or causing a disturbance in any Multi-Tenant Lobby or in and around the sidewalk area outside of the Building, all in a manner reasonably satisfactory to Landlord.
Article 29

RENEWAL TERM
Section 38.1Renewal Term. (a) Tenant shall have the right to renew (“Renewal Option”) the Term for the Renewal Premises (as hereinafter defined) for up to 2 renewal terms of either 10 or 5 years with respect to each such renewal term (as applicable each a “Renewal Term”), commencing on the day after the Initial Expiration Date for the first Renewal Term and on the day after the expiration of the first Renewal Term for the second Renewal Term (as applicable for such Renewal Term, the “Renewal Term Commencement Date”) and ending on the day immediately preceding either the 5th or the 10th anniversary, as the case may be, of the particular Renewal Term Commencement Date (as applicable), unless the Renewal Term shall sooner terminate pursuant to any of the terms of this Lease or otherwise. Any such applicable Renewal Term shall commence only if (i) Tenant notifies Landlord (“Exercise Notice”) of Tenant’s exercise of such renewal right not later than 22 months prior to the Initial Expiration Date for the first Renewal Term, or 22 months prior to the expiration date of the first Renewal Term for the second Renewal Term; and (ii) at the time of the exercise of such right and immediately prior to the applicable Renewal Term Commencement Date in question, (A) no Material Default exists; and (B) Tenant occupies at least 70% of the Premises (and at least 70% of the Renewal Premises). Time is of the essence with respect to the giving of each Exercise Notice. Tenant may not exercise the Renewal Option for the second Renewal Term if the Term was not extended for the first Renewal Term.
(b)Each Renewal Term shall be upon all of the agreements, terms, covenants and conditions of this Lease, except that (i) the annual Fixed Rent shall be Fair Market Value determined as provided in Section 29.2; (ii) Tenant shall have no further right to renew the Term beyond the expiration of the second Renewal Term; (iii) the Base Tax Year shall be the Tax Year during which the applicable Renewal Term Commencement Date occurs; and (A) the Base PILOT Amount shall be the PILOT Amount (or, if the PILOT Cessation Date shall have occurred, the Taxes) for such Tax Year; and (B) the Base Impositions Amount shall be the Impositions for such Tax Year; (iv) no Additional Tax Payment shall be payable during the applicable Renewal Term; (v) the Base Expense Year shall be calendar year in which the applicable Renewal Term Commencement Date occurs; (vi) Tenant shall be entitled to any Market Concessions that are included as part of the determination of the Fair Market Value for the Renewal Premises for the applicable Renewal Term; (vii) if the Renewal Premises is less than the then entire Premises, (A) Tenant’s Proportionate Share shall be reduced to a fraction (expressed as a percentage), the numerator of which is the rentable square footage of the Renewal Premises, and the denominator of which is the Agreed Area of Building; and (B) any reference to “the Premises” shall be deemed to mean the Renewal Premises; (viii) the applicable Renewal Term shall be added to and become part of the Term; (ix) any reference to the “Term”, the “term of this Lease” or any similar expression shall be deemed to include such Renewal Term; and (x) the expiration of the applicable Renewal Term shall become the Expiration Date. Any termination, cancellation or surrender of the entire interest of Tenant under

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this Lease at any time during the Term shall terminate any unexercised rights of renewal of Tenant hereunder.
(c)For the purposes of this Article 29, the term “Renewal Premises” shall mean any Offered Space leased by Tenant in connection with such Offered Space Option leased after the 48-Month Outside Date (as defined in Section 30.1(a)); and (i) at Tenant’s election, at least one or more entire full floors of the then Premises, which floors are contiguous to each other, beginning with the bottom of the then Premises; plus (ii) at Tenant’s election, other entire floors of the then Premises which are not contiguous to any other floors of the Premises; plus (iii) at Tenant’s election, any partial floor of the Premises contiguous to a full floor of the Premises being renewed, but not less than the entirety of any such partial floor. Subject to the foregoing, Tenant shall include a description of the Renewal Premises in the Exercise Notice and Tenant’s failure to do so shall be deemed an election by Tenant to renew the Term in respect of the entirety of the premises then demised hereunder. In addition, Tenant shall designate the term of the Renewal Term in the Exercise Notice in question and Tenant’s failure to do so shall be deemed an election by Tenant of 5-year Renewal Term.
(d)Landlord shall send to Tenant an FMV Notice for the Renewal Premises for the Renewal Term at least 120 days prior to the commencement of the applicable Renewal Term.
Section 38.2Fair Market Value Determination. (a) “Fair Market Value” shall mean the fixed annual rent, determined as of the commencement of the FMV Term that a willing lessee would pay and a willing lessor would accept for the FMV Space for the FMV Term in the Building and/or Comparable Buildings at such commencement of the FMV Term, each party acting prudently and under no compulsion to lease, taking into account all relevant factors, including, without limitation, any terms expressly provided herein for the leasing of the FMV Space for the FMV Term (e.g., adjustments to any base years, the granting of any Market Concessions, responsibility for brokerage commission, and the delivery condition of the FMV Space, if so specified).
(b)If Tenant disputes Landlord’s determination of Fair Market Value, the dispute shall be resolved by arbitration as provided in Section 29.3. If the Fixed Rent payable during the applicable FMV Term is not determined prior to the commencement thereof, Tenant shall pay Fixed Rent in an amount equal to the average of the Fair Market Value for the FMV Space as determined by both Landlord and Tenant (the “Interim Rent”). Upon final determination of the Fixed Rent for the applicable FMV Space for the FMV Term, Tenant shall commence paying such Fixed Rent as so determined, and within 30 days after such determination Tenant shall pay any deficiency in prior payments of Fixed Rent or, if the Fixed Rent as so determined shall be less than the Interim Rent, Tenant shall be entitled to a credit against the next succeeding installments of Fixed Rent in an amount equal to the difference between each installment of Interim Rent and the Fixed Rent as so determined which should have been paid for such installment until the total amount of the over payment has been recouped.
Section 38.3Arbitration. If Tenant disputes Landlord’s determination of Fair Market Value pursuant to Section 29.2(b), Tenant shall give notice to Landlord of such dispute and demand arbitration within 30 days after delivery of the applicable FMV Notice. Failure on the part of Tenant to make the timely and proper demand for such arbitration shall constitute a waiver of the right thereto and the Fair Market Value of the FMV Space for the applicable FMV Term shall be as set forth in the FMV Notice in respect thereof. Such dispute shall be determined by arbitration in accordance with the then prevailing Expedited Procedures of the Arbitration Rules for the Real Estate Industry of the American Arbitration Association (“AAA”) or its successor for arbitration of commercial disputes, except that the arbitration shall not be administered by the AAA and the rules shall be modified as follows:

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(a)In its demand for arbitration Tenant shall specify the name and address of the person to act as the arbitrator on Tenant’s behalf. If Tenant fails to timely identify its arbitrator by notice to Landlord, provided such failure continues for 5 Business Days after Landlord delivers notice to Tenant indicating that Tenant has failed to notify Landlord of its arbitrator, then the arbitrator appointed by Landlord shall be the arbitrator to determine the Fair Market Value of the Renewal Premises for the applicable Renewal Term. The arbitrator shall be an MAI appraiser with at least 10 years full-time experience appraising the fair market value of first-class office space in the Borough of Manhattan, City of New York, New York. Failure on the part of Tenant to make the timely and proper demand for such arbitration shall constitute a waiver of the right thereto and the Fixed Rent for the FMV Space for the applicable FMV Term shall be as set forth in the FMV Notice in respect thereof. Within 10 Business Days after the service of the demand for arbitration, Landlord shall give notice to Tenant specifying the name and address of the person designated by Landlord to act as arbitrator on its behalf, which arbitrator shall be similarly qualified. If Landlord fails to notify Tenant of the appointment of its arbitrator within such 10 Business Day period, and such failure continues for 5 Business Days after Tenant delivers a second notice to Landlord, then the arbitrator appointed by Tenant shall be the arbitrator to determine the Fair Market Value of the FMV Space for the applicable FMV Term.
(b)If 2 arbitrators are chosen pursuant to Section 29.3(a), the arbitrators so chosen shall meet within 10 Business Days after the second arbitrator is appointed and shall seek to reach agreement on Fair Market Value of the FMV Space for the applicable FMV Term. If within 30 Business Days after the 2nd arbitrator is appointed the 2 arbitrators are unable to reach agreement on Fair Market Value of the FMV Space for the applicable FMV Term, then the 2 arbitrators shall appoint a 3rd arbitrator, who shall be a competent and impartial person with qualifications similar to those required of the first 2 arbitrators pursuant to Section 29.3(a). If they are unable to agree upon such appointment within 5 Business Days after expiration of such 20 Business Day period, the 3rd arbitrator shall be selected by the parties themselves. If the parties do not agree on the 3rd arbitrator within 5 Business Days after expiration of the foregoing 5 Business Day period, then either party, on behalf of both, may request appointment of such a qualified person by the AAA. The 3rd arbitrator shall decide the dispute, if it has not been previously resolved, by following the procedures set forth in Section 29.3(c). Each party shall pay the fees and expenses of its respective arbitrator and both shall share the fees and expenses of the 3rd arbitrator. Attorneys’ fees and expenses of counsel and of witnesses for the respective parties shall be paid by the respective party engaging such counsel or calling such witnesses.
(c)Fair Market Value for the FMV Space for the applicable FMV Term shall be fixed by the 3rd arbitrator in accordance with the following procedures. Within 5 Business Days following the appointment of the 3rd arbitrator, each of the arbitrators selected by the parties shall deliver to such 3rd arbitrator a sealed envelope stating, in writing, his or her determination of the Fair Market Value of the FMV Space for the applicable FMV Term supported by the reasons therefor. The 3rd arbitrator shall conduct hearings within 90 days after being appointed and following such hearings, shall, within 30 days, select which of the 2 proposed determinations most closely approximates his or her determination of Fair Market Value of the FMV Space for the applicable FMV Term. The 3rd arbitrator shall have no right to propose a middle ground or any modification of either of the 2 proposed determinations. The determination he or she chooses as that most closely approximating his or her determination of the Fair Market Value of the FMV Space for the applicable FMV Term shall constitute the decision of the 3rd arbitrator and shall be final and binding upon the parties. The 3rd arbitrator shall render the decision in writing with counterpart copies to each party. The 3rd arbitrator shall have no power to add to or modify the provisions of this Lease. Promptly following receipt of the 3rd arbitrator’s decision, the parties shall enter into an amendment to this Lease in form and substance reasonably acceptable to Landlord and Tenant evidencing the lease of such FMV Space for the applicable FMV Term, but the failure of the parties to do so shall not affect the effectiveness of the final determination thereof.

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(d)In the event of a failure, refusal or inability of any arbitrator to act, his or her successor shall be appointed by him or her, but in the case of the 3rd arbitrator, his or her successor shall be appointed in the same manner as that set forth herein with respect to the appointment of the original 3rd arbitrator.
Article 30

RIGHT OF FIRST OFFER
Section 38.1Offered Space Option. (a) At any time during the Term, prior to the last 48 months of the then Term (as the same may be extended) (the 1st day of such last 48 months of the Term being the “48-Month Outside Date”), Landlord proposes to lease any Offered Space (as defined below) (on a full floor or partial floor basis) which is (or Landlord anticipates will be) Available prior to the 48-Month Outside Date, Landlord shall deliver notice thereof to Tenant (an “Offered Space Notice”), which Offered Space Notice shall set forth (i) the Offered Space in question (including, with respect to any portions of the Offered Space which are then separately demised, a floor plan thereof), (ii) Landlord’s determination of the Fair Market Value for such Offered Space for the remainder of the then Term (and the same shall be deemed to be an FMV Notice); (iii) the rentable square footage of such Offered Space; (iv) Tenant’s Proportionate Share in respect of such Offered Space; and (v) the date Landlord anticipates that such Offered Space will become Available (the “Anticipated Offered Space Commencement Date”), subject to the terms below. Landlord shall provide Tenant any Offered Space Notice (A) no later than 6 months prior to the Anticipated Offered Space Commencement Date, and (B)(I) no sooner than 15 months prior to the Anticipated Offered Space Commencement Date in respect of Offered Space consisting of one full floor or less, or (II) 20 months prior to the Anticipated Offered Space Commencement Date in respect of Offered Space consisting of more than one full floor. Landlord may update the Anticipated Offered Space Commencement Date on notice to Tenant, from time to time; provided that if the updated Anticipated Offer Space Commencement Date (the “Updated Anticipated OS Commencement Date”) is (1) earlier than the Anticipated Offered Space Commencement Date set forth in the applicable Offered Space Notice (the “Original Anticipated OS Commencement Date”), (AA) the Updated Anticipated Offered Space Commencement Date shall be no sooner than 6 months after the date of such notice or (BB) if sooner than 6 months after the date of such notice, at Tenant’s option, the Offered Space Commencement Date shall be no sooner than the Original Anticipated OS Commencement Date; or (2) later than the Original Anticipated OS Commencement Date, (AA) the Updated Anticipated OS Commencement Date shall be no later than 3 months after the Original Anticipated OS Commencement Date, or (BB) if later than 3 months after the Original Anticipated OS Commencement Date, Tenant shall have the right to rescind the Acceptance Notice for such Offered Space within 30 days after such notice.
(b)Provided that all of the conditions in Section 30.2 are satisfied, Tenant shall have an ongoing option (an “Offered Space Option”), exercisable by Tenant delivering irrevocable (subject to Section 30.4(b) below) notice to Landlord (an “Acceptance Notice”) within 30 days of delivery of the applicable Offered Space Notice, to lease (i) the entire portion of the Offered Space set forth in the Offered Space Notice, (ii) one or more full floors of such Offered Space, or (iii) if the Offered Space Notice states that Landlord is willing to accept a third party bona fide offer for less than a full floor of the Offered Space (as more particularly described in Section 30.1(e) below), then such Acceptance Notice must be for all such Offered Space the subject of the applicable Offered Space Notice, in either case, upon the terms and conditions set forth in this Article 30, and this Lease shall thereupon be modified as provided in Section 30.3 hereof.
(c)Notwithstanding anything to the contrary contained in Section 30.1(a), if Tenant has not exercised its option pursuant to Article 29 to renew the Term for the Renewal

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Term and the Anticipated Offered Space Commencement Date for any Offered Space is expected to occur after the 48-Month Outside Date, then until Tenant’s right to exercise its option pursuant to Article 29 to renew the Term for a Renewal Term has lapsed pursuant to the provisions thereof Landlord shall nonetheless be required to deliver such Offered Space Notice to Tenant, in which case Tenant shall only have the right to deliver an Acceptance Notice with respect to such Offered Space Notice (within the time period specified above) if Tenant simultaneously delivers the Exercise Notice with respect to the Renewal Term in question pursuant to Section 29.1 above (subject, however, to Tenant’s satisfaction of all relevant conditions and requirements set forth in Article 29 and this Article 30 in connection with the exercise of such options).
(d)Time shall be of the essence as to Tenant’s giving of any Acceptance Notice. If Tenant fails to timely give any Acceptance Notice, Landlord shall have no further obligation to Tenant (except as hereinafter set forth), and Tenant shall have no further rights, with respect to the Offered Space in question, and Landlord shall be free to lease such Offered Space to any third party or to otherwise dispose of such Offered Space, in each case, subject to Section 30.1(e) below.
(e)In the event that Tenant has not sent the Acceptance Notice in respect of any Offered Space, and Landlord shall fail to enter into a lease with a third party with respect to any Offered Space as of the 1st anniversary of the Offered Space Notice for such Offered Space (subject to automatic extension in the event Landlord is actively negotiating a lease with a third party for such Offered Space prior to such date and only for so long as such negotiations are continuously ongoing, but in no event longer than 120 days after such date; for purposes hereof, “negotiating” means, at least, Landlord or such Person has delivered to the other a proposal, a proposed term sheet or letter of intent or other similar writing expressing a desire to enter into a lease for such Offered Space), Landlord shall be obligated to re-offer such Offered Space to Tenant in accordance with the provisions of Section 30.1(a) prior to Landlord entering into a lease with a third party with respect to such Offered Space. In the event of such re-offer, Tenant shall have the right to accept such offer in accordance with the provisions of Section 30.1(b).
Section 38.2Conditions to Exercise. On the date the applicable Acceptance Notice is delivered to Landlord and on the applicable Offered Space Commencement Date, (a) no Material Default exists; and (b) Tenant occupies at least 70% of the then Premises.
Section 38.3Incorporation of Offered Space. Effective as of the date on which Landlord delivers vacant possession of the Offered Space in question to Tenant in the condition required in clause (d) below, but no sooner than the Anticipated Offered Space Commencement Date (an “Offered Space Commencement Date”), the Offered Space in question shall become part of the Premises, upon all of the agreement, terms, covenants and conditions of this Lease, except that:
(a)the fixed rent for such Offered Space shall be the Fair Market Value therefor, determined as provided in Section 29.2;
(b)Tenant shall pay Recurring Additional Rent with respect to such Offered Space in accordance with Article 7 of this Lease, except that (A) the Base Tax Year shall be the Tax Year during which the applicable Offered Space Commencement Date occurs; and (I) the Base PILOT Amount shall be the PILOT Amount (or, if the PILOT Cessation Date shall have occurred, the Taxes) for such Tax Year; and (II) the Base Impositions Amount shall be the Impositions for such Tax Year; and (B) the Base Expense Year shall be the calendar year in which the applicable Offered Space Commencement Date occurs;
(c)The rentable square footage of such Offered Space shall be as set forth in the applicable Offered Space Notice and Tenant’s Proportionate Share for such Offered

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Space shall be deemed to be a fraction (expressed as a percentage), the numerator of which is the rentable square footage of such Offered Space, and the denominator of which is the Agreed Area of Building;
(d)Such Offered Space shall be delivered on the Offered Space Commencement Date, in broom-clean condition, demolished, with all tenant property, improvements, fixtures, furniture, equipment and cabling removed and with Landlord’s Premises Work Substantially Completed therein;
(e)Within 10 Business Days after request from Tenant, Landlord shall deliver to Tenant an ACP-5 certificate in respect of the Offered Space in its then current condition;
(f)Tenant shall be entitled to any Market Concessions that are included in the determination of the Fair Market Value for such Offered Space;
(g)Any reference to the “the Premises” shall be deemed to include such Offered Space; and
(h)If Tenant shall not lease the entirety of a floor of the Building prior to the exercise of an Offered Space Option in respect of such floor and if Tenant shall thereafter lease the remainder of such floor hereunder, the Premises shall, from and after Tenant’s leasing of the remainder of such floor, include the common corridors and lavatories on such floor.
Section 38.4Possession. (a) Landlord shall use commercially reasonable efforts to deliver vacant possession of any Offered Space to Tenant in accordance with the terms hereof on or before the Anticipated Offered Space Commencement Date therefor, and if Landlord fails to deliver the applicable Offered Space to Tenant on the Anticipated Offered Space Commencement Date as a result of the holding over by the prior tenant(s) or occupant(s) of such Offered Space, Landlord shall not be obligated to prosecute any legal action or proceeding against such tenant(s) or occupant(s) unless such tenant(s) or occupant(s) holdover continues beyond 90 days, in which case, commercially reasonable efforts shall include commencing and diligently prosecuting appropriate proceedings to recover vacant possession of such Offered Space. Except as expressly set forth herein, Landlord shall not be subject to any liability and this Lease shall not be impaired if Landlord shall be unable to deliver possession of any Offered Space to Tenant on any particular date. Tenant hereby waives any right to rescind this Lease, or subject to Section 30.4(b), the applicable Acceptance Notice or leasing of the applicable Offered Space under the provisions of Section 223-a of the Real Property Law of the State of New York, and agrees that the provisions of this Section 30.4 are intended to constitute “an express provision to the contrary” within the meaning of said Section 223-a.
(b)Landlord agrees that it shall not waive any rights it may have against any Person holding over in any Offered Space, without any obligation to enforce any such rights except as provided above. If Landlord fails to deliver vacant possession of any Offered Space in accordance with the terms hereof on or before the 1st anniversary of the Anticipated Offered Space Commencement Date therefor (an “Outside Offered Space Delivery Date”), Tenant shall have the right at any time thereafter in respect of such Offered Space, as its sole and exclusive remedy therefor, to cancel the Lease in respect of such Offered Space by giving notice of cancellation to Landlord. If Tenant timely delivers the aforesaid cancellation notice, this Lease in respect of such Offered Space shall terminate 30 days after the date of such notice, unless Landlord delivers vacant possession of such Offered Space in the condition required by this Lease within 30 days after Tenant gives such cancellation notice, in which case Tenant’s cancellation notice shall be void and the Lease in respect of such Offered Space shall continue in full force and effect.

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(c)Notwithstanding anything to the contrary contained herein, the rights under this Article 30 shall not apply for the 18-month period immediately following the exercise of the 10 Year Contraction Option (as hereafter defined) and/or 15 Year Termination Option (as hereinafter defined); provided, however, if Tenant exercises the 15 Year Termination Option that results in the Premises being less than 2 full floors or the Renewal Option was not exercised prior thereto or simultaneously therewith, then this Article 30 shall be void and of no further force or affect.
Section 38.5Agreement of Terms. Landlord and Tenant, at either party’s request, made on or following any Offered Space Commencement Date, shall promptly execute and exchange an appropriate agreement evidencing the leasing of such Offered Space and the terms thereof in a form reasonably satisfactory to both parties, but the failure of either party to execute and deliver such amendment shall not affect the exercise of the Offered Space Option or the rights of the parties under this Lease.
Section 38.6Definitions.
(a)“Available” shall mean that at the time in question (i) no Person leases or occupies the Offered Space in question or any portion thereof, whether pursuant to a lease or other agreement; and (ii) no Person holds any express option or right to lease or occupy such Offered Space or to renew its lease or right of occupancy thereof. Notwithstanding the foregoing, so long as a tenant leases Offered Space or any portion thereof, Landlord shall be free to extend any such tenancy as to a portion or all of such Offered Space, whether or not any such right exists in such tenant’s lease and such space shall not be deemed to be Available; provided if the occupant (which may not be a direct tenant of such space as provided below) (A) is a direct tenant of Landlord in the Offered Space or other space in the Building without a renewal option, and is then occupying more space in the Building than Tenant under their leases with Landlord, then such extension shall not exceed 5 years; or (B) a tenant of Landlord in the Building with a renewal option then such extension will not exceed the maximum length of the renewal options of such tenant if all were exercised, or (C) an occupant of any premises which was the subject of a prior Offered Space Notice but for which an Acceptance Notice was not timely given by Tenant, then Landlord shall be free to extend any such occupancy as to a portion or all of such Offered Space, whether or not any such right expressly exists for any length of time, and such space shall not be deemed to be Available, subject to the terms above. No Offered Space shall be deemed to be Available unless and until it becomes vacant after the expiration or earlier termination of the initial lease in respect thereof entered into after the Effective Date or the 2nd anniversary of the Rent Commencement Date, whichever occurs first.
(b)“Offered Space” shall mean up to 2 full floors, in the aggregate, in the Initial Elevator Bank not then leased by Tenant. Upon Tenant’s request (not more often than once in any calendar year), Landlord shall provide Tenant with a report setting forth all Offered Space leased by Landlord, the expiration dates of the applicable leases, the renewal rights under such leases and when the parties to such leases are obligated to notify Landlord of the exercise of any renewal rights thereunder.
Article 31

PRE-COMMENCEMENT EXPANSION OPTION
Section 38.1Exercise of Option. Provided that all of the conditions precedent set forth in Section 31.2 are satisfied by Tenant, Tenant shall have the option (the “Pre-CD Expansion Option”), exercisable by Tenant delivering one or more irrevocable notices to Landlord (each a “Pre-CD Expansion Notice”), prior to the date which is 20 months following the Effective Date, time being of the essence, to lease one-half of a full floor (which particular demising location shall be mutually acceptable to Landlord and Tenant acting in good faith) contiguous to the highest floor of the Initial Premises (the “Pre-CD Expansion Space”), upon the terms and

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conditions set forth in this Article 31. If Tenant fails to timely give a Pre-CD Expansion Notice, Tenant shall be deemed to have waived Tenant’s option to exercise the Pre-CD Expansion Option and Landlord shall have no further obligation, and Tenant shall have no further rights, with respect to the Pre-CD Expansion Space under this Article 31.
Section 38.2Conditions to Exercise. Tenant shall have no right to exercise the Pre-Commencement Expansion Option unless as of the date the Pre-CD Expansion Notice is delivered to Landlord and on the Pre-CD Expansion Space Commencement Date: (a) no Material Default exists; (b) the Tenant under this Lease is an AB Tenant; and (c) Tenant shall not have exercised the Pre-CD Contraction Option under Article 32.
Section 38.3Incorporation of Pre-CD Expansion Space. If Tenant timely delivers a Pre-CD Expansion Notice, effective as of the date on which Landlord delivers vacant possession of the Pre-CD Expansion Space to Tenant with Landlord’s Premises Work Substantially Completed (the “Pre-CD Expansion Space Commencement Date”), Landlord shall be deemed to have delivered to Tenant, and Tenant shall be deemed to have accepted from Landlord, possession of the Pre-CD Expansion Space on the Pre-CD Expansion Space Commencement Date on all of the same agreements, terms, covenants and conditions of this Lease applicable to the Initial Premises; provided that:
(a)The Fixed Rent per rentable square foot of the Pre-CD Expansion Space shall equal the Fixed Rent per rentable square foot of the Initial Office Premises set forth in Article 1 (i.e., $105.00 for Lease Years 1-5; $114.00 for Lease Years 6-10; $123.00 for Lease Years 11-15; and $132.00 for Lease Years 16-20, each multiplied by the rentable square feet of the Pre-CD Expansion Space);
(b)Tenant’s Proportionate Share shall be increased by a fraction (expressed as a percentage), the numerator of which is the rentable square footage of the Pre-CD Expansion Space, and the denominator of which is the Agreed Area of Building;
(c)Landlord’s Contribution shall be increased appropriately on account of the leasing of any Pre-CD Expansion Space; and
(d)Any reference to “the Premises”, “the Initial Premises” or “the Initial Office Premises” shall be deemed to include the Pre-CD Expansion Space.
Section 38.4Acceleration. In the event that Landlord receives a bona fide offer from a third party to lease any of the Pre-CD Expansion Space, along with at least 2 full contiguous floors thereto and there is no other available above grade leasable office space in the Building to accommodate such tenant’s space requirements, then Landlord may elect to accelerate the Pre-CD Expansion Option by giving notice of such acceleration to Tenant; provided no such notice may be given prior to the 1st anniversary of the Effective Date. In the event of such acceleration, Tenant shall have 90 days after delivery by Landlord of such notice within which to exercise its option to lease the Pre-CD Expansion Space (time being of the essence with respect to the giving of the notice by Tenant). In the event Tenant fails to exercise the option to lease such Pre-CD Expansion Space after such acceleration, Landlord shall have no further obligation to Tenant, and Tenant shall have no further rights, with respect to such Pre-CD Expansion Space under this Article 31, and Landlord shall be free to lease such Pre-CD Expansion Space to the third party or parties from whom Landlord received the bona fide offer referenced above.
Article 32

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PRE-COMMENCEMENT CONTRACTION OPTION
Section 38.1Exercise of Option. (a) Provided that Tenant shall not have exercised the Pre-CD Expansion Option pursuant to Article 31, Tenant shall have the option (the “Pre-CD Contraction Option”), exercisable by Tenant delivering an irrevocable notice to Landlord (the Pre-CD Contraction Notice”), prior to the date which is 20 months following the Effective Date, time being of the essence, to exclude from the Premises at least 16,000 rentable square feet but not more than one-half of a full floor of the Initial Premises (which particular demising location shall be mutually acceptable to Landlord and Tenant acting in good faith) from the highest floor of the Initial Premises (the “Pre-CD Contraction Space”), upon the terms and conditions set forth in this Article 32. If Tenant fails to timely give a Pre-CD Contraction Notice, Tenant shall be deemed to have waived Tenant’s option to exercise the Pre-CD Contraction Option and Tenant shall have no further rights to exclude the Pre-CD Contraction Space from the Initial Premises pursuant to this Article 32.
Section 38.2Exclusion of Pre-CD Contraction Space. If Tenant timely delivers a Pre-CD Contraction Notice, effective as of the date of such Pre-CD Contraction Notice (the “Pre-CD Contraction Option Date”), this Lease in respect of the Pre-CD Contraction Space shall come to an end and expire on the Pre-CD Contraction Option Date, with the same force and effect as if said date were the Expiration Date set forth in this Lease, and, as of the Pre-CD Contraction Option Date, the Lease shall be deemed modified as follows:
(a)The Fixed Rent applicable to the Initial Premises shall be reduced by the Fixed Rent per rentable square foot of the Pre-CD Contraction Space set forth Article 1 (i.e., $105.00 for Lease Years 1-5; $114.00 for Lease Years 6-10; $123.00 for Lease Years 11-15; and $132.00 for Lease Years 16-20, each multiplied by the rentable square feet of the Pre-CD Contraction Space);
(b)Tenant’s Proportionate Share shall be reduced by a fraction (expressed as a percentage), the numerator of which is the rentable square footage of the Pre-CD Contraction Space, and the denominator of which is the Agreed Area of Building;
(c)Landlord’s Contribution shall be decreased appropriately on account of the exclusion of the Pre-CD Contraction Space; and
(d)Any reference to “the Premises”, “the Initial Premises” or “the Initial Office Premises” shall be deemed to exclude the Pre-CD Contraction Space.
Section 32.2    Indemnification. Tenant shall indemnify and hold Landlord harmless from and against, any and all Losses incurred in connection with any real property transfer tax that will or may become, or may be asserted to be or become due, owing or imposed in connection with Tenant’s exercise of the Pre-CD Contraction Option at any time by the City or State of New York or any agency or instrumentality of such City or State, including, without limitation any penalties and interest imposed or to be imposed in connection therewith, except to the extent arising from the negligence or willful misconduct of any Landlord Party or a breach of this Lease by Landlord. Each of Landlord and Tenant, upon the request of the other party, shall promptly prepare, execute and file such returns, affidavits and other documentation as may be required in connection with such taxes.
Article 33

TERRACES
Section 38.1 Terraces. (a) Landlord grants Tenant the exclusive right during the Term to use the terraces adjoining and accessible from the Premises

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(collectively, the “Terraces”) as more particularly set forth on Exhibit A attached hereto. Tenant shall reimburse Landlord for any damage caused to the Terraces or other parts of the Building as a result of Tenant’s use of the Terraces and all of the provisions of this Lease relating to compliance with Requirements, insurance, Alterations, indemnity, repairs and maintenance, shall apply as if the Terraces were part of the Premises. Throughout the Term and at Tenant’s sole cost and expense, Tenant shall (i) comply with all precautions and safeguards, if any, reasonably adopted by Landlord and Landlord’s insurance company with respect to use of the Terraces, which precautions and safeguards shall be (A) reasonably adopted by Landlord and enforced by Landlord in accordance with the provisions of Article 23, applied mutatis mutandis (as if precautions and safeguards were rules and regulations); and (B) consistently applied throughout the Building; (ii) not unreasonably disturb any tenant or other occupant of the Building in connection with Tenant’s use of the Terraces, and Tenant shall observe, comply with and adopt such means and precautions as Landlord may reasonably request in connection therewith; and (iii) maintain the Terraces in a clean and sanitary condition and free of refuse (other than in appropriate refuse containers), insects and rodents (including required use of extermination services). Subject to Tenant’s obligations under this Section 33.1, Landlord shall construct the Terraces and deliver same to Tenant on the Commencement Date in accordance with the Base Building Plans and in compliance with applicable Requirements, including in accordance with the New York City Department of Buildings Bulletin 2018-002 (the “DOB Bulletin”) for passive recreational use (as described in the DOB Bulletin), at Landlord’s sole cost and expense, including the installation of railings and pavers. Landlord shall be responsible for any structural repairs to the Terraces in order to comply with applicable Requirements or as otherwise required, which structural repairs shall include the underlying roof membrane, waterproofing and parapet walls, and shall be at Landlord’s sole cost (but subject to recoupment pursuant to Article 7 above to the extent permitted thereunder), unless the necessity for such structural repairs arises out of the specific manner of use of the Terraces by Tenant, the negligent or wrongful acts or omissions (where there is a duty to act) of any Tenant Party, Alterations made by Tenant, or the breach of this Lease by Tenant, in which case such structural repairs shall be at Tenant’s sole cost and expense of Landlord’s out-of-pocket costs therefor. Without limiting the generality of the foregoing provisions of this Section 33.1(a), Tenant shall obtain all permits and licenses required by any Governmental Authority with respect to Tenant’s use of the Terraces to the extent the necessity for such permits and/or licenses arises out of the specific manner of use of the Terraces by Tenant (as opposed to the mere use and occupancy of the Terraces), the negligent or wrongful acts or omissions (where there is a duty to act) of any Tenant Party, Alterations made by Tenant, or the breach of this Lease by Tenant, renew all such permits and licenses as and when required by applicable Requirements and pay promptly as and when due all taxes, license, permit and other fees or charges imposed in respect thereof. Upon Tenant’s request, Landlord shall reasonably cooperate with Tenant in obtaining any permits, approvals or certificates required to be obtained by Tenant in connection with Tenant’s use of the Terraces (if the provisions of the applicable Requirement require that Landlord join in such application); provided that Tenant shall reimburse Landlord for Landlord’s out-of-pocket costs in connection therewith. Tenant shall not alter the Terraces (except as hereinafter provided) or affix anything to the Terraces other than outdoor furniture and/or other appropriate and related items approved by Landlord, and other than Alterations consented to by Landlord in accordance with Article 5. Such furniture and other appropriate and related items shall be maintained and secured so as to minimize any risk, in case of a windstorm or otherwise, of any property moving and causing injury or damage to persons or property. Except for landscaping and furniture designated in the Tenant Design Guidelines attached hereto as Exhibit W (as same may be reasonably modified from time to time, the “Tenant Design Guidelines”), no such furniture or installations on the Terraces shall exceed the height of the parapet wall of the Terraces or be visible from the street. Landlord agrees to perform

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landscaping of the Terraces (including, without limitation, the installation of planters and irrigation) (the “Terrace Landscaping”) in the manner selected by Tenant from the acceptable landscaping options set forth in the Tenant Design Guidelines, and otherwise in accordance with Requirements and the Tenant Design Guidelines. Landlord’s Contribution shall be deemed reduced by the cost of Landlord’s performance of the Terrace Landscaping based upon Landlord’s out-of-pocket costs therefor. Tenant shall make its selection from the acceptable landscaping options in the Tenant Design Guidelines in writing to Landlord on or prior to January 1, 2022. In the event Tenant shall fail to designate such landscaping selection on or prior to January 1, 2022 and such failure continues for 3 Business Days after Landlord delivers notice thereof to Tenant, Landlord may make such selection on Tenant’s behalf. Landlord shall initially competitively bid for at least 3 contractors or vendors to perform the Terrace Landscaping. Upon receipt of bids from such contractors or vendors, Landlord shall promptly forward each bid to Tenant together with all supporting documentation in connection therewith. Tenant shall have the opportunity to review each bid and level the same on a line item basis with reasonable promptness, and Landlord shall reasonably cooperate with Tenant in such process. Subject to the foregoing, Landlord shall have the right to select the winning contractor to install the Terrace Landscaping. Once installed, Landlord shall maintain such landscaping in good order and repair, at Tenant’s sole cost and expense of Landlord’s out-of-pocket costs therefor. If Tenant shall fail to remedy any violation of this Section 33.1(a) within 2 Business Days after Landlord shall give Tenant notice of any such violation, Landlord shall have the rights of Landlord under Section 16.1 and the right to immediately suspend Tenant’s right to use the Terraces pursuant to this Section 33.1(a) until such violation is remedied. There shall be no additional rental charge to Tenant for the use of the Terraces and the area of the Terraces shall not be included in the calculation of Agreed Area of Premises.
(b)Leasehold Interest. Tenant acknowledges and agrees that the privilege granted Tenant under this Section 33.1, shall not be deemed to grant Tenant a leasehold or other real property interest in the Building or any portion thereof in connection with the Terraces. Landlord reserves the right to use the Terraces from time to time for the installation, operation and maintenance of the Building, provided, however, that none of the foregoing is intended to permit the general public to otherwise use or occupy any portion of the Terraces. Landlord shall have the right, subject to and in accordance with Article 14, applied mutatis mutandis (as if the Terraces were the Premises thereunder) to enter the Terraces at all times upon reasonable prior notice, except in the event of an emergency.
(c)Use. Tenant may use the Terraces for presentation areas, lounge areas, corporate or corporate sponsored events, meeting and gathering areas, dining areas and ancillary purposes reasonably related to any of the foregoing, for use by employees and invited guests of Tenant only, and not open to the general public, subject to receipt of all applicable permits and compliance with all applicable terms of this Lease, and consistent with use of Terraces in Comparable Buildings. No smoking, grilling and/or other types of cooking (or other similar processes) shall be permitted on the Terraces. Subject to Section 3.2(c) above, Tenant may serve and consume food and beverages on the Terraces; provided that no food or beverages will be kept or served in the Terraces in a manner or under any conditions which result in fumes or odors being emitted from, or detectable outside of, the Terraces such that the same may unreasonably affect other tenants or occupants of the Building. No lighting may be used on the Terraces in a manner that would unreasonably disturb other tenants and occupants of the Building. In no event shall the occupancy of persons on the Terraces exceed the amount permitted under applicable Requirements.
Article 34

SATELLITE DISH

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Section 38.1Right to Install Satellite Dish. (a) Tenant, at no charge from Landlord pursuant to clause (c) below, has the option (the “Satellite Option”), on a non-exclusive basis and subject to the availability of roof space as determined by Landlord in its sole discretion, to install and operate for its own use (and not for broadcasting to others for a fee or for resale purposes) a satellite dish, communication antenna, microwave equipment, other telecommunications equipment and related equipment, mountings, wiring and support (collectively, the “Satellite Dish”) on a portion of the roof or a setback of the Building in a location reasonably determined by Landlord within the area shaded on Exhibit X attached hereto, provided that (i) the size (which shall not exceed 2 feet in diameter) of such Satellite Dish shall be approved by Landlord, (ii) Tenant shall comply with all applicable Requirements (including the obtaining of all required permits and licenses, and the maintenance thereof and shall provide Landlord or its designee with true and complete copies thereof prior to the installation or use of the Satellite Dish), it being understood that Landlord shall, subject to reimbursement for all reasonable out-of-pocket expenses, reasonably cooperate with Tenant in connection therewith, including, without limitation, by executing and delivering to Tenant such applications, instruments and other documents as Tenant may reasonably request in connection therewith, (iii) the manner of installation shall be approved by Landlord, which approval shall not be unreasonably withheld, (iv) the installation of Tenant’s Satellite Dish shall constitute an Alteration and shall be performed in accordance with the provisions of Article 5, and (v) the Satellite Dish shall not be visible from the street. If Tenant shall exercise the Satellite Option, Landlord will make available to Tenant, in accordance with Article 5, access to the roof for the construction, installation, maintenance, repair, operation, replacement, substitution and use of Tenant’s Satellite Dish, as well as space in the Building to run electrical and telecommunications conduits or cables from such Satellite Dish to a point of entry in the Premises. All of the provisions of this Lease relating to compliance with Requirements, insurance, Alterations, indemnity, repairs and maintenance shall apply to the construction, installation, maintenance, repair, operation, replacement, substitution and use of the Satellite Dish, as if the Satellite Dish were part of the Premises. Any Satellite Dish shall be treated for all purposes of this Lease as if it were a Specialty Alteration. Landlord shall supply electricity for the operation of the Satellite Dish to a point of connection on the roof of the Building in a location reasonably designated by Landlord, from which point of connection Tenant, at Tenant’s sole cost and expense, shall have the right to connect and distribute electricity to the Satellite Dish. Tenant shall pay all costs of electricity in connection with the use of the Satellite Dish in accordance with the terms of Section 10.1 above, pursuant to an electric meter installed by Landlord at Tenant’s expense of Landlord’s out-of-pocket costs therefor. The electricity supplied to the roof shall be backed-up by the Generators.
(b)Subject to Section 34.2 below, Tenant shall cooperate with Landlord to minimize any interference caused by Tenant’s Satellite Dish to any Building Systems, any other installations on the roof existing on the date the Satellite Dish was installed (“Pre-Existing Installations”) or the use or enjoyment by other tenants of their respective premises in the Building. Landlord agrees to include a provision similar to this Section 34.1(b) in comparable rooftop satellite dish/antenna provisions appearing in any leases entered into at the Building after the Effective Date.
(c)There shall be no charge for the use of the area where the Satellite Dish is placed.
Section 38.2Relocation. At any time following Tenant’s installation of the Satellite Dish, Landlord may, upon reasonable prior notice to Tenant, direct Tenant to relocate such Satellite Dish to a location reasonably designated by Landlord on the roof of the Building and providing substantially comparable reception and transmission as was afforded by the prior location, and Tenant shall relocate its Satellite Dish within 30 days after receipt of such notice from Landlord (or, if a permit,

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license or governmental approval is required to be obtained for the installation of the Satellite Dish, then within 30 days after receipt of such permit, license or approval); provided that (a) if such relocation is required due to any interference with Pre-Existing Installations or any Requirement, (i) Tenant shall relocate its Satellite Dish as soon a reasonably practicable after receipt of such notice from Landlord; and (ii) the cost of the relocation shall be borne by Tenant; and (b) if such relocation is due for any reason other reason, (i) Tenant shall have the right to maintain the operation of the Satellite Dish in the prior location until the installation at the new location is fully operable; and (ii) the cost of the relocation shall be borne by Landlord. Landlord agrees to include a provision similar to this Section 34.2 in comparable rooftop satellite dish/antenna provisions appearing in any leases entered into at the Building after the Effective Date.
Section 38.3Compliance with Requirements; Damage; Maintenance Taxes; etc.
(a)Landlord shall not be responsible for complying with any Requirements (including the obtaining of any required permits or licenses, or the maintenance thereof) relating to the Satellite Dish (but the foregoing shall not vitiate Landlord’s obligations to cooperate with Tenant in obtaining the same pursuant to Article 5), nor shall Landlord be responsible for any damage that may be caused to Tenant or the Satellite Dish by any other tenant or occupant of the Building (provided that Landlord uses commercially reasonable efforts to cause such tenant or occupant to comply with the provisions of its lease or other occupancy agreement, which commercially reasonable efforts shall not include a requirement on the part of Landlord to institute litigation, arbitration or any other proceeding against such tenant or occupant of the Building, or to seek to terminate any lease in connection therewith). Landlord makes no representation that Tenant’s Satellite Dish will be able to receive or transmit communication signals without interference or disturbance (whether or not by reason of the installation or use of similar equipment by others on the roof) and Tenant agrees that Landlord shall not be liable to Tenant therefor, it being understood that Landlord shall reasonably cooperate with Tenant to relocate, at Tenant’s sole expense, the Satellite Dish to an alternate location, to the extent available at the Building, where the Satellite Dish will be able to receive or transmit such communication signals without interference or disturbance.
(b)Tenant, at Tenant’s sole cost and expense, shall paint and maintain the Satellite Dish in white or such other color as Landlord shall reasonably determine (provided such color or painting of the Satellite Dish does not adversely affect the operation of the Satellite Dish) and shall install such lightning rods or air terminals on or about the Satellite Dish as Landlord may reasonably require.
(c)Tenant shall (i) be solely responsible for any damage caused as a result of the use, installation or maintenance of the Satellite Dish; (ii) promptly pay any tax, license, permit or other fees or charges imposed pursuant to any Requirements relating to the construction, installation, maintenance, repair, operation or use of the Satellite Dish; and (iii) at its sole cost and expense, promptly comply with all reasonable precautions and safeguards required by Landlord’s insurance company and all Governmental Authorities in connection with the ownership, use, installation or maintenance and operation of the Satellite Dish.
Section 38.4No Leasehold Interest. Tenant acknowledges and agrees that the privileges granted Tenant under this Article 34, if exercised, shall not be deemed to grant Tenant a leasehold or other real property interest in the Building or any portion thereof in connection with the Satellite Dish.
Article 35

GENERATORS

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Section 38.1Landlord, at Landlord’s sole cost and expense (subject to the terms hereinafter set forth), shall be responsible for the purchase, installation, repair and maintenance of the generators to be installed as part of Landlord’s Work (as depicted Exhibit C-2 and Exhibit C-3 (subject to the provisions of Section 4.5)) (the “Generators”). Landlord shall furnish up to 1,750 kilowatts of electricity (the “Emergency Electricity Amount”) for the use of Tenant in the Premises for the operation of Tenant’s electrical systems and equipment in the Premises when electricity is not being furnished to the Premises due to emergencies when the Building is not otherwise able to obtain electricity from the utility company supplying electricity to the Building or an internal riser failing from the switchboard. Landlord shall provide for and install connection to and distribution from the Generator distribution board to the Premises for the usage of such Emergency Electricity Amount, as follows: (i) at Landlord’s cost and expense (except as hereinafter set forth), connection to the 8 main distribution panels serving the Premises, utilizing 8 400 ampere bypass isolation-type automatic transfer switches, with Tenant responsible for any incremental cost increase over the cost to utilize 2 1600 ampere automatic transfer switches, in accordance with the plan attached hereto as Exhibit Y, and (ii) at Tenant’s sole cost and expense, 2 distinct 800 ampere risers, connected to diverse utility switchboards backed up by the Generators, in accordance with the plan attached hereto as Exhibit Y. Landlord agrees that the Generators will, without limitation, provide emergency power if an internal power riser within the Building fails from the switchboard (which is understood, may occur even if the utility company supplying electricity to the Building does not experience an outage). Promptly following the 1st anniversary of the date Tenant commences business operations at the Premises, the actual amount of the Emergency Electricity Amount, up to 1,750 kilowatts of electricity, shall be measured by Tenant’s peak demand load, and determined pursuant to electric submeters monitoring Tenant’s peak demand load. Once determined, Tenant’s actual demand load of kilowatts of electricity for emergency power, up to 1,750 kilowatts of electricity, shall be deemed to be the Emergency Electricity Amount for all purposes of this Article 35. Tenant shall have the right upon written notice to Landlord, exercised within 2 years following the Commencement Date, time being of the essence, to increase the then Emergency Electricity Amount, by an amount not to exceed 5% of the then Emergency Electricity Amount (which increased Emergency Electricity Amount shall be deemed to be the Emergency Electricity Amount thereafter). In addition, if the size of the Premises shall be increased (e.g., on account of the inclusion of any Substitute Premises Additional Space, RSF Expansion Space, Pre-CD Expansion Space or any Offered Space), and Tenant provides Landlord with evidence reasonably satisfactory to Landlord of Tenant’s need for emergency power in excess of the then Emergency Electricity Amount by virtue of a load letter from an independent reputable electrical consultant (it being agreed that Robert Derector Associates shall be deemed to be an independent reputable electrical consultant as of the Effective Date for all purposes of this Section 35.1) demonstrating to Landlord’s reasonable satisfaction the need for emergency power in excess of the then Emergency Electricity Amount, and requests that additional emergency power be provided, Landlord shall provide the additional emergency power; provided that Landlord, in its commercially reasonable judgment, determines that (i) such additional emergency power is practicable and necessary, and (ii) such additional emergency power will not materially limit the provision of emergency power to other current or future tenants or occupants of the Building. If at any time during the Term the size of the Premises shall be reduced (e.g., on account of the exercise of a Contraction Option), promptly following the 1st anniversary of any such reduction in the size of the Premises, the actual amount of the Emergency Electricity Amount, up to the then Emergency Electricity Amount, shall be measured by Tenant’s peak demand load, and determined pursuant to electric submeters monitoring Tenant’s peak demand load. Once re-determined pursuant to the immediately preceding sentence, Tenant’s actual demand load of kilowatts of electricity for emergency power, up to the then Emergency Electricity Amount, shall be deemed to be the Emergency Electricity Amount for all purposes of this Article 35.

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Upon installation of the Generators (other than the Generator responsible for life safety), Tenant shall be responsible for the payment of Tenant’s pro rata share (based on the Emergency Electricity Amount as so determined relative to the total number of KW capacity for such Generator available for other tenants and/or Landlord’s use) of Landlord’s out-of-pocket costs in connection with (A) the purchase of fuel for such Generators, and (B) the testing and maintenance of the Generators, which payments shall be made by Tenant, as Additional Rent, within 30 days after rendition of a bill thereof. Upon installation of the Generator responsible for life safety, Landlord’s out-of-pocket costs in connection with (x) the purchase of fuel for such life safety Generator, and (y) the testing and maintenance of the life safety Generator shall be subject to recoupment pursuant to Article 7 above to the extent permitted thereunder. Only if and to the extent the Emergency Electricity Amount is in excess of 1,837.5 kilowatts of electricity, Tenant shall pay an annual charge only with respect to any such kilowatts of electricity in excess of 1,837.5 kilowatts, at the rate of $230.00 per kilowatt per annum, payable as Additional Rent within 30 days following demand therefor from Landlord.
Section 38.2(a) Once the Generators are installed, Landlord shall invite Tenant to attend and participate in Landlord’s initial commissioning procedures for the purposes of validating Landlord’s emergency power system. Tenant may at Tenant’s expense, create a commissioning test script (subject to Landlord’s reasonable review and approval) to be made a part of such commissioning procedures.
(b) Landlord, at Landlord’s sole cost and expense (except as otherwise provided in Section 35.1), shall be responsible to keep the Generators in good condition in accordance with Section 6.1, this Article 35 and the manufacturer’s recommendations and for the operation, repair, maintenance and replacement (if necessary) of the Generators and, subject to the provisions of Section 10.19 of the Lease, shall conduct regular tests to confirm the proper functioning of the Generators (but not less frequently than once a month, utilizing a permanent load bank) on non-Business Days, to confirm the proper functioning of the Generators. Additionally, upon request from Tenant (no more frequently than once per month), Landlord, at Tenant’s sole cost and expense, shall perform such tests on non-Business Days, for a period of approximately 30 minutes (or such longer period if and as required by good operating practice) and occur at times reasonably satisfactory to Landlord and Tenant.
Section 38.3Landlord makes no representations with respect to the Generators except as expressly provided in this Article 35, Exhibit C-2 or Exhibit C-3 and Landlord shall have no liability to Tenant of any loss, damage, claim, cost or expense which Tenant may sustain or incur by reason of any change, failure inadequacy or defect in the supply or character of the fuel furnished to the Generators or in the operation and maintenance of the Generators or if the quantity or character of the fuel is no longer available or suitable for Tenant’s requirements, except to the extent arising from the negligence or willful misconduct of any Landlord Party or a breach of this Lease by Landlord. Further, Landlord shall have no liability whatsoever to Tenant for any loss, damage, claim, cost or expense which Tenant may sustain or incur by reason of (A) Tenant’s use of the Generators and/or any related equipment, (B) any failure of the Generators or any related equipment, including without limitation any fuel pumps, to operate and/or (C) an overload condition that causes a Generator to shed Tenant’s load or to go into a load shedding operation, except to the extent, in each case, arising from the negligence or willful misconduct of any Landlord Party or a breach of this Lease by Landlord.
Article 36

ARBITRATION
        In any arbitration which, pursuant to the express provisions of this Lease, is governed by this Article 36, either party may submit the dispute for resolution by arbitration in

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the City of New York in accordance with JAMS Streamlined Arbitration Rules and Procedures in effect at that time or its successor for arbitration of commercial disputes (or, in the case of disputes related to construction-related matters subject to arbitration pursuant to the express provisions of this Lease, JAMS Construction Arbitration Rules in effect at that time or its successor for arbitration of construction disputes), except that the terms of this Article 36 shall supersede any conflicting or otherwise inconsistent rules. Provided the rules and regulations of JAMS so permit, (i) JAMS shall, within 2 Business Days after such submission or application, select a single arbitrator having at least 10 years’ experience in leasing and management of commercial properties similar to the Building or, in the case of a dispute with respect to Landlord’s Work, the Initial Installations or any other Alterations, a single arbitrator having at least 10 years’ experience in construction and construction management of buildings similar to the Building, (ii) the arbitration shall commence 2 Business Days thereafter and shall be limited to a total of 7 hours on the date of commencement until completion, with each party having no more than a total of 2 hours to present its case and to cross-examine or interrogate persons supplying information or documentation on behalf of the other party, and (iii) the arbitrator shall make a determination within 3 Business Days after the conclusion of the presentation of Landlord’s and Tenant’s cases, which determination shall be limited to a decision upon (A) whether Landlord acted reasonably in withholding its consent or approval, or (B) the specific dispute presented to the arbitrator, as applicable (and the arbitrator shall not be permitted to modify any of the terms of this Lease). The arbitrator’s determination shall be final and binding upon the parties, whether or not a judgment shall be entered in any court. All actions necessary to implement such decision shall be undertaken as soon as possible, but in no event later than 10 Business Days after the rendering of such decision. The arbitrator’s determination may be entered in any court having jurisdiction thereof. All fees payable to JAMS for services rendered in connection with the resolution of the dispute shall be paid by the unsuccessful party. The arbitrator shall not be entitled to award monetary damages.
Article 37

EXPANSION OPTION
Section 38.1Exercise of Options. (a) Provided that all of the conditions precedent set forth in this Article 37 are satisfied by Tenant, Tenant shall have the option (the “Expansion Option”), exercisable by Tenant delivering irrevocable (subject to Section 37.4(b) below) notice to Landlord (“Tenant’s Expansion Option Exercise Notice”) prior to the 45th day after the date Landlord delivers notice to Tenant (“Landlord’s Expansion Option Notice”) of the Anticipated Expansion Space Commencement Date (as hereinafter defined) (which notice by Landlord may not be delivered earlier than 16.5 months nor later than 6 months prior to the Anticipated Expansion Space Commencement Date set forth in Landlord’s Expansion Option Notice), to lease (i) the remainder of the highest floor of a contiguous block of the then Premises, if such highest floor of a contiguous block of the then Premises is a partial floor (due to (A) the inclusion of any Substitute Additional Space, RSF Expansion Space, Pre-CD Expansion Space or Offered Space, or (B) exclusion of any RSF Contraction Space or Pre-CD Contraction Space); or (ii) one-half of the highest floor contiguous to the highest floor of a contiguous block of the then Premises, if such highest floor of a contiguous block of the then Premises is a full floor (as applicable, the “Expansion Space”) upon the terms and conditions set forth on this Article 37, and this Lease shall thereupon be modified as provided in Section 37.3 hereof. The “Anticipated Expansion Space Commencement Date” shall be the anticipated commencement date for the term of the lease for the Expansion Space, as set forth in Landlord’s Expansion Option Notice or Landlord’s Expansion Space Early Availability Notice (as applicable), but in no event shall the Anticipated Expansion Space Commencement Date be sooner than the 7th anniversary, or later than the 10th anniversary, of the Rent Commencement Date.
(b)If Tenant timely delivers Tenant’s Expansion Option Exercise Notice, Landlord shall send to Tenant an FMV Notice for the Expansion Space for the FMV Term

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therefor at least 120 days prior to the Anticipated Expansion Space Commencement Date; provided that, if Landlord sends a Landlord’s Expansion Space Early Availability Notice, such Landlord’s Expansion Space Early Availability Notice shall contain Landlord’s determination of the Fair Market Rent for the Expansion Space for the FMV Term therefor.
(c)Notwithstanding the foregoing, if the Expansion Space becomes vacant or, in Landlord’s reasonable judgment, is likely to become vacant, before the Anticipated Expansion Space Commencement Date set forth in Landlord’s Expansion Option Notice, Landlord may deliver a second notice to Tenant (“Landlord’s Expansion Space Early Availability Notice”) on or before the date which is no sooner than 17 months, and no later than 6 months, prior to the Anticipated Expansion Space Commencement Date set forth in Landlord’s Expansion Space Early Availability Notice. In addition to the Anticipated Expansion Space Commencement Date, Landlord’s Expansion Space Early Availability Notice shall set forth Landlord’s determination of the Fair Market Rent for the Expansion Space for the FMV Term therefor (and the same shall be deemed to be an FMV Notice).
(d)If Tenant fails to timely give Tenant’s Expansion Option Exercise Notice, Tenant shall be deemed to have waived Tenant’s option to exercise the Expansion Option and Landlord shall have no further obligation, and Tenant shall have no further rights, with respect to the Expansion Space under this Article 37.
Section 38.2Conditions to Exercise. On the date the applicable Acceptance Notice is delivered to Landlord and on the applicable Offered Space Commencement Date, (a) no Material Default exists; (b) Tenant occupies at least 70% of the then Premises; (c) the Offered Space Option was not exercised for the Expansion Space; and (d) Tenant did not exercise the 10 Year Contraction Option within the18-month period prior to the delivery of Tenant’s Expansion Option Exercise Notice.
Section 38.3Incorporation of Expansion Space. Effective as of the date on which Landlord delivers vacant possession of the Expansion Space to Tenant in the condition required in clause (d) below, but no sooner than the Anticipated Expansion Space Commencement Date as set forth in Landlord’s Expansion Option Notice or Landlord’s Expansion Space Early Availability Notice (as applicable) (an “Expansion Space Commencement Date”), the Offered Space in question shall become part of the Premises, upon all of the agreement, terms, covenants and conditions of this Lease, except that:
(a)the fixed rent for the Expansion Space shall be the Fair Market Value therefor, determined as provided in Section 29.2;
(b)Tenant shall pay Recurring Additional Rent with respect to the Expansion Space in accordance with Article 7 of this Lease, except that (A) the Base Tax Year shall be the Tax Year during which the Expansion Space Commencement Date occurs; and (I) the Base PILOT Amount shall be the PILOT Amount (or, if the PILOT Cessation Date shall have occurred, the Taxes) for such Tax Year; and (II) the Base Impositions Amount shall be the Impositions for such Tax Year; and (B) the Base Expense Year shall be calendar year in which the Expansion Space Commencement Date occurs;
(c)The rentable square footage of the Expansion Space shall be as set forth on Exhibit L and Tenant’s Proportionate Share for the Expansion Space shall be deemed to be a fraction (expressed as a percentage), the numerator of which is the rentable square footage of the Expansion Space, and the denominator of which is the Agreed Area of Building;
(d)The Expansion Space shall be delivered on the Expansion Space Commencement Date, in broom-clean condition, demolished, with all tenant property, improvements, fixtures, furniture, equipment and cabling removed and with Landlord’s Premises Work Substantially Completed therein;

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(e)Within 10 Business Days after request from Tenant, Landlord shall deliver to Tenant an ACP-5 certificate in respect of the Expansion Space in its then current condition;
(f)Tenant shall be entitled to any Market Concessions that are included in the determination of the Fair Market Value for the Expansion Space;
(g)Any reference to the “the Premises” shall be deemed to include the Expansion Space; and
(h)If Tenant shall not lease the entirety of a floor of the Building prior to the exercise of the Expansion Space Option and if Tenant shall thereafter lease the remainder of such floor hereunder, the Premises shall, from and after Tenant’s leasing of the remainder of such floor, include the common corridors and lavatories on such floor.
Section 38.4Possession. (a) Landlord shall use commercially reasonable efforts to deliver vacant possession of the Expansion Space to Tenant in accordance with the terms hereof on or before the Anticipated Expansion Space Commencement Date. If Landlord fails to deliver the Expansion Space to Tenant on the Anticipated Offered Space Commencement Date as a result of the holding over by the prior tenant(s) or occupant(s) of the Expansion Space, Landlord shall not be obligated to prosecute any legal action or proceeding against such tenant(s) or occupant(s) unless such tenant(s) or occupant(s) holdover beyond 90 days, in which case, commercially reasonable efforts shall include commencing and diligently prosecuting appropriate proceedings to recover vacant possession of the Expansion Space. Except as expressly set forth herein, Landlord shall not be subject to any liability and this Lease shall not be impaired if Landlord shall be unable to deliver possession of any Expansion Space to Tenant on any particular date. Tenant hereby waives any right to rescind this Lease, or subject to Section 37.4(b), the applicable Tenant’s Expansion Option Exercise Notice or leasing of the Expansion Space under the provisions of Section 223-a of the Real Property Law of the State of New York, and agrees that the provisions of this Section 37.4 are intended to constitute “an express provision to the contrary” within the meaning of said Section 223-a.
(b)Landlord agrees that it shall not waive any rights it may have against any Person holding over in the Expansion Space, without any obligation to enforce any such rights except as provided above. If Landlord fails to deliver vacant possession of the Expansion Space in accordance with the terms hereof on or before the 1st anniversary of the Anticipated Expansion Space Commencement Date (the “Outside Expansion Space Delivery Date”), Tenant shall have the right at any time thereafter in respect of the Expansion Space, as its sole and exclusive remedy therefor, to cancel the Lease in respect of the Expansion Space by giving notice of cancellation to Landlord. If Tenant timely delivers the aforesaid cancellation notice, this Lease in respect of the Expansion Space shall terminate 30 days after the date of such notice, unless Landlord delivers vacant possession of the Expansion Space in the condition required by this Lease within 30 days after Tenant gives such cancellation notice, in which case Tenant’s cancellation notice shall be void and the Lease in respect of the Expansion Space shall continue in full force and effect.
Section 38.5Agreement of Terms. Landlord and Tenant, at either party’s request, made on or following the Expansion Space Commencement Date, shall promptly execute and exchange an appropriate agreement evidencing the leasing of the Expansion Space and the terms thereof in a form reasonably satisfactory to both parties, but the failure of either party to execute and deliver such amendment shall not affect the exercise of the Expansion Option or the rights of the parties under this Lease.
Article 38

CONTRACTION OPTIONS

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Section 38.1Contraction Options. (a) Provided that the conditions in Section 38.2 are satisfied, Tenant shall have (i) the one-time right (the “10 Year Contraction Option”), at its sole option, to terminate this Lease with respect to Contraction Space (as hereinafter defined), effective as of the day immediately preceding the 10th anniversary of the Rent Commencement Date (the “10 Year Contraction Option Date”); and (ii) the one-time right (the “15 Year Contraction Option”; together with the 10 Year Contraction Option, each, a “Contraction Option”), at its sole option, to terminate this Lease with respect to the Contraction Space, effective as of the day immediately preceding the 15th anniversary of the Rent Commencement Date (the “15 Year Contraction Option Date”; together with the 10 Year Contraction Option Date, each a “Contraction Option Date”). “Contraction Space” means (A) with respect to the 10 Year Option, (I) the highest full floor of the then Premises, plus, at Tenant’s election, (II) the entirety of any partial floor of the then Premises; provided that any Contraction Space under this clause (II) is contiguous to the Contraction Space described in clause (I); and (B) with respect to the 15 Year Contraction Option, the entire then Premises or, at Tenant’s election, (I) the highest full floor of the then Premises, plus (II) at Tenant’s election, any full floor of the then Premises and/or the entirety of any partial floor of the then Premises; provided that any Contraction Space under this clause (II) is contiguous to the Contraction Space described in clause (I).
(b)Provided that all of the conditions in Section 38.2 are satisfied, each Contraction Option shall be exercisable by Tenant delivering notice to Landlord (a “Contraction Option Notice”) (i) with respect to the 10 Year Contraction Option, on or before the date which is 18 months prior to the 10 Year Contraction Option Date, and (ii) with respect to the 15 Year Contraction Option, on or before the date which is (A) if the Contraction Space contains no more than one full floor, 18 months prior to the 15 Year Contraction Option Date, (B) if the Contraction Space contains more than one floor but less than 3 floors, 24 months prior to the 15 Year Contraction Option Date, and (C) if the Contraction Space contains 3 or more floors, 30 months prior to the 15 Year Contraction Option Date.
Section 38.2Conditions to Exercise. (a) Tenant timely pays to Landlord the Contraction Payment when due and payable under this Article 38; and (b) within the 18-month period immediately preceding Tenant’s delivery of a Contraction Option Notice, Tenant shall not have validly delivered (i) an Acceptance Notice in respect of any Offered Space pursuant to Article 30, or (ii) an Expansion Notice in respect of the Expansion Space pursuant to Article 37.
Section 38.3Contraction Payment. (a) The effectiveness of the exercise of any Contraction Option is conditioned upon Tenant’s payment to Landlord of an amount (the “Contraction Payment”) equal to the then (as of the Contraction Option Date for the Contraction Space in question) unamortized (i) cost of performing any Landlord’s Premises Work applicable to the Contraction Space (determined on a per rentable square foot basis), (ii) cost of Landlord’s Contribution and Bathroom Contribution allocable to the Contraction Space (determined on a per rentable square foot basis), (iii) cost of any free rent provided to Tenant hereunder allocable to the Contraction Space (determined on a per rentable square foot basis), and (iv) brokerage commissions, if any, paid or incurred by Landlord in connection with this Lease allocable to the Contraction Space (determined on a per rentable square foot basis), all of which amounts shall be amortized on a straight line basis over the term of this Lease with interest thereon at 6% per annum compounding monthly.
(b)Within 30 days after delivery of Tenant’s Contraction Option Notice, Landlord shall deliver to Tenant, Landlord’s good faith determination of the amount of the Contraction Payment, accompanied by Landlord’s calculation and reasonable backup documentation therefor (“Landlord’s Contraction Payment Estimate”). Subject to the provisions of this Section 38.3. If Tenant disputes Landlord’s Contraction Payment Estimate, Tenant shall give notice to Landlord of such dispute (“Tenant’s Contraction Payment Dispute

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Notice”) within 30 days after receipt of the applicable Landlord’s Contraction Payment Estimate (time being of the essence) and the dispute shall be resolved by arbitration pursuant to Article 36. Failure on the part of Tenant to deliver Tenant’s Contraction Payment Dispute Notice shall constitute a waiver of the right thereto and the amount of the Contraction Payment shall be as set forth in Landlord’s Contraction Payment Estimate. Until such dispute is resolved, Tenant shall pay to Landlord, within 30 days after receipt of Landlord’s Contraction Payment Estimate (or along with timely delivery of Tenant’s Contraction Payment Dispute Notice, if sooner), the average of Tenant’s good faith estimate of the amount of the contraction payment (“Tenant’s Contraction Payment Estimate”) and Landlord’s Contraction Payment Estimate, accompanied by Tenant’s calculations with reasonable detail, of Tenant’s Contraction Payment Estimate.
(c)In the event that Tenant fails to timely pay the Contraction Payment when due and payable under this Section 38.3, Tenant shall no longer have any right to terminate Tenant’s leasing of the Contraction Space pursuant to this Article 38.
Section 38.4Exclusion of the Contraction Space. If Tenant timely delivers a Contraction Notice and shall otherwise comply with the conditions set forth in Section 38.2, Tenant’s leasing of the Contraction Space shall come to an end and expire on the applicable Contraction Option Date, with the same force and effect as if said date were the Expiration Date set forth in this Lease, and, except in the event the Contraction Space is the entire then Premises, as of the applicable Contraction Option Date, the Lease shall be deemed modified as follows:
(a)the Fixed Rent applicable to the Premises shall be reduced by the Fixed Rent per rentable square foot of such Contraction Space set forth in Article 1 (i.e., $123.00 for Lease Years 11-15; and $132.00 for Lease Years 16-20, each multiplied by the rentable square feet of such Contraction Space);
(b)If the Contraction Space was part of the Initial Premises, then Tenant’s Proportionate Share shall be reduced by a fraction (expressed as a percentage), the numerator of which is the rentable square footage of such Contraction Space, and the denominator of which is the Agreed Area of Building; if the Contraction Space was not part of the Initial Premises, then Tenant’s Proportionate Share allocable to such Contraction Space shall be of no further force or effect; and
(c)Any reference to “the Premises”, “the Initial Premises” or “the Initial Office Premises” shall be deemed to exclude such Contraction Space.
Section 38.5Indemnification. Tenant shall indemnify and hold Landlord harmless from and against, any and all Losses incurred in connection with any real property transfer tax that will or may become, or may be asserted to be or become due, owing or imposed in connection with Tenant’s exercise of the Contraction Option and/or termination of this Lease for the Contraction Space at any time by the City or State of New York or any agency or instrumentality of such City or State, including, without limitation any penalties and interest imposed or to be imposed in connection therewith, except to the extent arising from the negligence or willful misconduct of any Landlord Party or a breach of this Lease by Landlord. Each of Landlord and Tenant, upon the request of the other party, shall promptly prepare, execute and file such returns, affidavits and other documentation as may be required in connection with such taxes.
Section 38.6Agreement of Terms. Landlord and Tenant, at either party’s request, made on or following a Contraction Date, shall promptly execute and exchange an appropriate agreement evidencing the exclusion of the applicable Contraction Space and the terms thereof in a form reasonably satisfactory to both parties, but the failure of either party to execute and deliver such amendment shall not affect the exercise of the Contraction Option or the rights of the parties under this Lease.

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[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the day and year first above written.

LANDLORD: 509 W 34, L.L.C., a Delaware limited liability company By:__________________________ Its: _________________________	TENANT: ALLIANCEBERNSTEIN L.P., a Delaware limited partnership By: ______________________________ Its: ______________________________

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EXHIBIT A
OFFICE PREMISES FLOOR PLANS
See Attached

The floor plans which follow are intended solely to identify the general location of the Office Premises and should not be used for any other purpose. All areas, dimensions and locations are approximate, and any physical conditions indicated may not exist as shown.

All areas and dimensions are approximate. Field verification is necessary.

TISHMAN SPEYER

The Sprial
66 Hudson Boulevard
New York, NY
25th Floor

NORTH

3/21/2019

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All areas and dimensions are approximate. Field verification is necessary.

TISHMAN SPEYER

The Sprial
66 Hudson Boulevard
New York, NY
26th Floor

NORTH

3/21/2019

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All areas and dimensions are approximate. Field verification is necessary.

TISHMAN SPEYER

The Sprial
66 Hudson Boulevard
New York, NY
27th Floor

NORTH

3/21/2019

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All areas and dimensions are approximate. Field verification is necessary.

TISHMAN SPEYER

The Sprial
66 Hudson Boulevard
New York, NY
28th Floor

NORTH

3/21/2019

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EXHIBIT A-1
STORAGE SPACE FLOOR PLAN
See Attached

The floor plan which follows is intended solely to identify the general location of the Storage Space and should not be used for any other purpose. All areas, dimensions and locations are approximate, and any physical conditions indicated may not exist as shown.

Storage Space

All areas and dimensions are approximate. Field verification is necessary.

TISHMAN SPEYER

The Sprial
66 Hudson Boulevard
New York, NY
Cellar Floor

NOTE: Instead of providing a door leading from the corridor to the Storage Space, Landlord to provide a rough opening sized (approx. 5' wide) to accommodate a dutch palette door. Tenant to finish the opening and supply and install the dutch palette door.

NORTH

3/18/2019

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EXHIBIT B
DEFINITIONS
AB Tenant: (a) The Named Tenant, (b) any direct or indirect successor of the Named Tenant under Section 13.8(a) or (c) any Affiliate of an entity described in clause (a) or clause (b) that is the then Tenant.
Affiliate: As to any designated Person, any other Person which controls, is controlled by, or is under common control with, such designated Person; for purposes of this definition, “control” (and with correlative meaning “controlled by” and “under common control with”) means (x) ownership or voting control, directly or indirectly, of 50% or more of the Ownership Interests of the entity in question, and (y) the ability to manage or direct the day-to-day operations of the entity in question (notwithstanding that one or more other persons or entities may have the right to approve, reject or direct specified “major” decisions).
Base Building Plans: The final construction plans and specifications prepared by Landlord’s architects and engineers, at Landlord’s sole cost and expense (except as otherwise expressly provided in this Lease), as the same may be modified from and after the Effective Date in accordance with this Lease.
Base Rate: The annual rate of interest publicly announced from time to time by Citibank, N.A., or its successor, in New York, New York as its “base rate” (or such other term as may be used by Citibank, N.A., from time to time, for the rate presently referred to as its “base rate”).
BID Charges: Any taxes, assessments or charges imposed upon or against the Real Property or Landlord solely with respect to any business improvement district.
Building Systems: The mechanical, electrical, plumbing, sanitary, sprinkler, heating, ventilation and air conditioning, security, life-safety, elevator and other service systems or facilities of the Building (including, without limitation, the Generator) up to the point of connection of localized distribution to the Premises or Tenant’s installation (excluding, however, those portions of such systems, or the distribution systems, exclusively servicing the Premises (except that the DX Units serving the Premises shall be deemed to be part of the Building Systems notwithstanding that the same may be located within and exclusively servicing the Premises)).
Business Days: All days, excluding Saturdays, Sundays and Observed Holidays.
Code: The Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder, as amended.
Common Areas: All of the common facilities in the Building and the Land designed and intended for use by the office tenants in the Building in common with Landlord and each other, including, without limitation, elevators, fire stairs, truck docks, mechanical areas and telephone and electrical closets and riser shafts, the lobby, plaza and sidewalk areas and other similar areas of general access and the areas on individual multi-tenant floors in the Building devoted to corridors, elevator lobbies, restrooms, and other similar facilities serving the Premises on such floors.
Comparable Buildings: First-class office buildings of comparable age and quality in Midtown Manhattan.
Cost Per Kilowatt Hour: an amount in dollars and cents per kilowatt hour for the particular billing period equal to the quotient of (a) the total cost for purchasing electricity by

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Landlord to service the Building during the particular billing period (including energy charges, demand charges, surcharges, time-of-day charges, fuel adjustment charges, rate adjustment charges, taxes, rebates and any other factors used by the public utility company or other provider in computing its charges to Landlord (but deducting therefrom any refunds, credits, bulk rates, discounts or other adjustments on such charges received by Landlord), divided by (b) the total kilowatt hours purchased and/or generated by Landlord to provide electricity to the Building during such period, determined by reference to the meter(s) measuring the same as shown on the bill from the electrical provider(s) for the same billing period, carried to 6 decimal places, without markup or administrative charge and without charge or component for capital costs or line loss deduction added thereto.
CPI: The Consumer Price Index for All Urban Consumers (U.S. City Average) (all items index), as published by the United States Bureau of Labor Statistics of the U.S. Department of Labor, (CPI-U) (Base: 1982-84 = 100), or any successor index thereto, before seasonal adjustments; provided that if there shall be no successor index, CPI shall be a reasonably comparable substitute index as shall be reasonably selected by Landlord; and such substitute index shall be chosen by Landlord in order to obtain substantially the same results as would be obtained if the Consumer Price Index had not been delayed or discontinued.
CPI Increase: As of an applicable date, the percentage increase resulting from the quotient of (i) the CPI for such date, divided by (ii) the CPI for the date such amount at issue was last adjusted for CPI (or if such amount was not previously adjusted by CPI, the CPI for the Commencement Date).
Deficiency: The difference between (a) the Fixed Rent and Additional Rent for the period which otherwise would have constituted the unexpired portion of the Term (assuming the Recurring Additional Rent for each year thereof to be the same as was payable for the year immediately preceding such termination or re-entry), and (b) the net amount, if any, of rents collected under any reletting effected pursuant to Section 15.2 for any part of such period (after first deducting from such rents all out-of-pocket costs incurred by Landlord in connection with the termination of this Lease, Landlord’s re-entry upon the Premises and such reletting, including repossession costs, brokerage commissions, attorneys’ fees and disbursements, and alteration costs); provided that if the Premises or any part thereof should be relet in combination with other space or for a term which extends beyond the Expiration Date, then proper apportionment (on a per rentable square foot basis in the case of a reletting in combination with other space) shall be made of the rent received from such reletting and of the expenses of reletting.
Environmental Laws: All present and future laws, rules, orders, ordinances, regulations, statutes, requirements and codes, extraordinary and ordinary, pertaining to health, industrial hygiene, Hazardous Materials, the environment or natural resources, including each of the following, as enacted as of the Effective Date or as hereafter amended: the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. §§ 9601 et seq.; the Resource Conservation and Recovery Act of 1976, 42 U.S.C. §§ 6901 et seq.; the Toxic Substance Control Act, 15 U.S.C. §§ 2601 et seq.; the Water Pollution Control Act (also known as the Clean Water Act), 33 U.S.C. §§ 1251 et seq.; the Clean Air Act, 42 U.S.C. §§ 7401 et seq.; and the Hazardous Materials Transportation Act, 49 U.S.C. §§ 1801 et seq.; the Occupational Safety and Health Act, 29 U.S.C. § 651 et seq.; and the Oil Pollution Control Act 33 U.S.C. § 2701 et seq.
Excluded Expenses: (a) Taxes, Impositions and PILOT; (b) Excluded Items; (c) mortgage amortization and interest and other financing charges and payments of principal and interest on debt; (d) expenses that relate to leasing space in the Building (including, without limitation, leasing commissions, brokerage fees, advertising and other promotional expenses); (e) expenses that relate to preparing any space in the Building for lease or occupancy by tenants or prospective tenants of the Building, whether for initial occupancy or renewal (including, without limitation, tenant installations and decorations, including workletters and concessions, lease buy-outs and tenant relocation costs); (f) rent or other payments under

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Superior Leases, if any, provided, however, that Landlord shall not be required to exclude from Operating Expenses any expense that would otherwise be includable in Operating Expenses pursuant to the terms of this Lease; (g) management fees to the extent in excess of 3% of the gross rentals and other revenues collected for the Real Property; it being agreed that the percentage used to calculate such management fees in both the Base Expense Year and each Comparison Year shall be deemed to be 3%; (h) wages, salaries and benefits paid to any persons above the grade of property manager or chief engineer and their immediate supervisor; (i) fees, costs and expenses (including, without limitation, legal and accounting fees) relating to (A) disputes with tenants, prospective tenants or other occupants of the Building, (B) disputes with purchasers, prospective purchasers, lenders, mortgagees or prospective mortgagees of the Building or the Real Property or any part of either, or (C) negotiations of leases, contracts of sale or financing documents (including, without limitation, any Superior Lease or Mortgage); (j) costs of services provided to other tenants of the Building on a “rent-inclusion” basis which are not provided to Tenant on such basis; (k) costs that are reimbursed out of insurance, warranty or condemnation proceeds, or which are reimbursed by Tenant or other tenants other than pursuant to an expense escalation clause; (l) costs in the nature of interest, penalties or fines; (m) any portion of any Operating Expenses paid to any Affiliate of Landlord in excess of amounts that would be payable in an “arm’s length” or unrelated situation for comparable services, supplies or repairs; (n) allowances, concessions or other costs and expenses of improving or decorating any demised or demisable space in the Building; (o) appraisal, advertising and promotional expenses in connection with the Building; (p) the costs of constructing, installing, operating and maintaining a specialty improvement or amenity (including, without limitation, a cafeteria, lodging or private dining facility, or an athletic, luncheon or recreational club) unless Tenant is permitted to make use of such facility without additional cost (other than payments for key deposits, use of towels or other incidental items) or on a subsidized basis consistent with other users; (q) any costs or expenses (including fines, interest, penalties and legal fees) arising out of Landlord’s failure to timely pay Operating Expenses or Taxes; (r) costs incurred in connection with the removal, abatement, remediation, encapsulation or other treatment of asbestos or any other Hazardous Materials, except for those expressly included in Operating Expenses pursuant to clause (2) of Section 7.1(h)(i) (i.e., in compliance with Requirements (other than any Requirement in effect as of the Effective Date)); (s) depreciation and amortization and the cost of capital improvements other than those expressly included in Operating Expenses pursuant to Section 7.1; (t) Landlord’s overhead and general corporate and general administrative expenses; (u) the cost of acquiring, leasing, maintaining or replacing sculptures, paintings or other objects of fine art in or outside the Building; (v) lease payments for equipment, to the extent the costs of such equipment would constitute a capital expenditure not includable in Operating Expenses if such equipment were purchased; (w) any bad debt loss, rent loss, or reserves for bad debt or rent loss; (x) costs (including, without limitation, legal and accounting fees) incurred with respect to a financing, sale of all or any portion of the Building or purchase or sale of any air rights, development rights, easements (not pertaining to the use of the Building or Real Property by the occupants) or any other real property interest, or in any person or entity of whatever tier owning an such property or interest, and the cost of maintaining, organizing or reorganizing the entity that is the landlord under this Lease (including, without limitation, transfer, sales, and/or gains taxes and recording fees and/or taxes); (y) and costs relating to withdrawal liability or unfunded pension liability under the Multi-Employer Pension Act or similar law; (z) cost of providing any utilities or services (A) to the Premises or any other leasable space in the Building (whether or not actually leased to tenants) (including, without limitation, costs of installing, maintaining, repairing, replacing and/or reading submeters measuring electricity in the Premises and other portions of the Building that Landlord has leased or that Landlord is offering for lease, or that otherwise constitute leasable space); (B) provided specifically for Tenant or other tenants of the Building in excess of Building standard services (including, without limitation, overtime HVAC, freight elevators and loading dock service and other costs separately assessable to Tenant or other tenants); or (C) in respect of which users pay a separate charge (such as a shoe shine stand or a newsstand); (aa) any costs or expenses that relate exclusively to any retail portion of the Building; (bb) the costs in connection with any parking facility (including, without limitation, the Garage); (cc) costs that would not have been incurred if Landlord maintained the insurance required under this Lease or otherwise not covered by Landlord’s property insurance as a result of casualty costs

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exceeding Landlord’s insurance coverage; (dd) costs incurred to correct any misrepresentation or satisfy any indemnity by Landlord; (ee) any expense arising by reason of the negligence, willful misconduct or default by Landlord or its agents under any agreement or lease affecting the Real Property to the extent such expense; (ff) costs to the extent covered by third-party warranties and guaranties; (gg) the costs of initial construction and installation of the Generator; (hh) fees, dues or contributions to political organizations, civic organizations or charities (except for dues to the Real Estate Board of New York, BOMA or any successor organization); (ii) costs of the original construction of the Building, and expenditures for repairing and/or replacing any defect in any work performed by Landlord or related to the initial construction of the Building discovered during the 18 month period following the Commencement Date (or such longer period as may be covered under any enforceable warranty or guaranty) to the extent resulting from the improper initial design or construction of the Building or the Building Systems; (jj) costs (including, without limitation, any taxes or assessments) allocable directly and solely to any revenue generating signs or other tenants' or occupants' signs and any signs designating the name of the Building; (kk) costs and expenses (including, without limitation, attorney’s fees and costs of settlements, judgments and arbitration awards) arising from claims or disputes in connection with Landlord and/or the Building (other than a liability for amounts otherwise includable in Operating Expenses under this Lease; provided, that there shall be no duplication of costs); (ll) costs of repairs or replacements incurred by reason of fire or other casualty or by the exercise of the right of eminent domain (other than (x) the amount of any commercially reasonable deductible to which Landlord is actually subject pursuant to the terms of its insurance policies, or (y) in the event Landlord self-insures, an amount not in excess of the amount which would have applied under clause (x) hereof in the event Landlord had carried the coverage in question with third-party carriers; (mm) increases in insurance premiums to the extent resulting from the particular acts or omissions of tenants in the Building or any Landlord Indemnified Party that, in either case, do not constitute the acts or omissions of any occupant of leasable space or arise out of the manner of use by any occupant of any leasable area of the Building (other than for general office purposes or general retail purposes, as the case may be); and (nn) costs that are duplicative of any other cost that is included in Operating Expenses.
FMV Notice: A notice from Landlord to Tenant setting forth Landlord’s determination of the Fair Market Value for any FMV Space for the applicable FMV Term.
FMV Space: Means (a) with respect to any Renewal Term, the Renewal Premises; (b) any Offered Space; and (c) any Expansion Space.
FMV Term: Means, (a) any Renewal Term; (b) with respect to any Offered Space, the term commencing on the applicable Offered Space Commencement Date and ending on the Expiration Date; and (c) with respect to the Expansion Space, the term commencing on the Expansion Space Commencement Date and ending on the Expiration Date.
Exempt Transfer: Any transaction under Section 13.8 for which Landlord’s consent is not required.
Governmental Authority: The United States of America, the City of New York, County of New York, or State of New York, or any political subdivision, agency, department, commission, board, bureau or instrumentality of any of the foregoing, now existing or hereafter created, having jurisdiction over the Real Property.
Hazardous Materials: any material, waste or substance which is (a) included within the definitions of “hazardous substances,” “hazardous materials,” “toxic substances,” or “solid waste” in or pursuant to any Environmental Law, or subject to regulation under any Environmental Law; (b) listed in the United States Department of Transportation Optional Hazardous Materials Table, 49 C.F.R. § 172.101, as enacted as of the Effective Date or as hereafter amended, or in the United States Environmental Protection Agency List of Hazardous Substances and Reportable Quantities, 40 C.F.R. Part 302, as enacted as of the Effective Date or as hereafter amended; or (c) explosive, flammable, radioactive, friable asbestos, a

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polychlorinated biphenyl, petroleum or a petroleum product or waste oil or any other item that requires special disposal by the Environmental Protection Agency.
HVAC System: The Building System designed to provide heating, ventilation and air conditioning.
Identifying Signage or Identifying Sign: Means any signage or sign containing the name and/or logo of Tenant or any Signage Party.
Institutional Owner: (a) Any bank, savings and loan association, savings institution, trust company or national banking association, acting for its own account or in a fiduciary capacity, (b) any insurance company or pension and/or annuity company, (c) any pension, retirement or profit sharing trust or fund, (d) any government, any public employees’ pension or retirement system, or any other government agency supervising the investment of public funds, (e) any investment banking, merchant banking or brokerage firm, (f) any college or university or (f) any other entity all of the equity owners of which are Institutional Owners.
Landlord Delay: Any actual delay incurred by Tenant in (a) performing or completing the Initial Installations and/or (b) using or occupying the Premises for the conduct of Tenant’s business in the Premises for the Permitted Uses, which, in either case, results from any act or omission (when Landlord had a duty to act) of any Landlord Party after the Commencement Date and to which Tenant gave notice to Landlord (a “Landlord Delay Notice”) within 5 Business Days after Tenant first became aware of the delay (the “Landlord Delay Conditions”). Any dispute regarding the occurrence of Landlord Delay shall be submitted to expedited arbitration in accordance with the provisions of Article 36. The parties agree that no delay shall constitute a Landlord Delay (i) unless the Landlord Delay Conditions were satisfied, (ii) until the first Business Day after the date on which the applicable Landlord Delay Notice was given and shall only constitute a Landlord Delay through the date that such act or omission shall cease to constitute a Landlord Delay, or (iii) to the extent such delay (A) could have been avoided or mitigated by Tenant’s (or its agents’ or contractors’) use of reasonable prudence and diligence (including sound construction practice) or (B) occurs by reason of any act or omission (where there is a duty to act) by any Tenant Party. If either Landlord or Tenant believes that a Landlord Delay might be avoided or mitigated by the expenditure of additional money by or on behalf of Tenant (it being agreed that such expenditure shall include overtime or premium labor as specifically provided herein and as determined by Tenant in its reasonable discretion), such party may give notice to the other (a “Landlord Mitigation Notice”) setting forth such belief and an estimate of the out-of-pocket costs thereof. In addition, Tenant may request in a notice given to Landlord (the “Tenant Mitigation Request”) that Tenant make such expenditure at Landlord’s expense of Tenant’s out-of-pocket costs thereof in Tenant’s Landlord Mitigation Notice or within 10 days after receipt of a Landlord Mitigation Notice from Landlord. Landlord, in its sole discretion, may elect to have Tenant make such expenditure at Landlord’s expense of Tenant’s out-of-pocket costs thereof by notice to Tenant given within 10 days after Landlord’s Landlord Mitigation Notice or, if applicable, within 10 days after the giving of the Tenant Mitigation Request. If Landlord shall have timely elected to have Tenant make such expenditure, Tenant shall make such expenditure in order to attempt to avoid or mitigate such Landlord Delay and Landlord shall reimburse Tenant for Tenant’s out-of-pocket cost thereof. The parties agree that all simultaneous delays which constitute a Landlord Delay hereunder shall not be “double” counted (e.g., if 3 events or conditions result in Landlord Delay on the same day, such events or conditions shall result in one day, rather than 3 days, of Landlord Delay, but in determining which of the 3 events apply, the one that would cause the longest actual number of days of delay shall govern. Notwithstanding the foregoing, failure of Landlord to respond to Tenant’s requests for approval of the Plans for the Initial Installations within the time periods set forth in Article 5 of this Lease, shall not constitute a Landlord Delay.
Landlord Indemnitees: Landlord, Landlord’s Agent, each Mortgagee and Lessor, and each of their respective direct and indirect partners, officers, shareholders, directors, members, managers, trustees, beneficiaries, employees, principals, contractors, servants, agents, and representatives.

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Landlord Party: Landlord and its agents, contractors, subcontractors and employees.
Landlord’s Work: The construction of the Building substantially in accordance with the Base Building Plans that affect Tenant’s use and occupancy of the Premises for the Permitted Uses beyond a de minimis extent, including, without limitation, the performance of Landlord’s Premises Work and Landlord’s Building Work. Landlord’s Work shall not constitute Alterations.
Lease Year: The first Lease Year shall commence on the Rent Commencement Date and shall end on the last day of the calendar month in which the 1st anniversary of the Rent Commencement Date occurs, unless the Rent Commencement Date is on the first day of a month, in which case the first Lease Year shall end on the last day of the calendar month preceding the month in which the 1st anniversary of the Rent Commencement Date occurs. Each succeeding Lease Year shall commence on the day following the end of the preceding Lease Year and shall extend for 12 consecutive months; provided, however, that the last Lease Year shall expire on the Expiration Date.
Lessor: A lessor under a Superior Lease.
Losses: Any and all losses, liabilities, damages, claims, judgments, fines, suits, demands, costs, interest and expenses of any kind or nature (including reasonable attorneys’ fees and disbursements) incurred in connection with any claim, proceeding or judgment asserted by a third party and the defense thereof, and including all costs of repairing any damage to the Premises or the Building or the appurtenances of any of the foregoing to which a particular indemnity and hold harmless agreement applies.
Market Concessions: Market concessions such as abated rent and work allowances then being provided by landlords for comparable space leased in Comparable Buildings.
Material Default: A monetary Event of Default or a material non-Monetary Event of Default under the Lease.
Mortgage(s): Any mortgage, trust indenture or other financing document which may now or hereafter affect the Premises, the Real Property, the Building or any Superior Lease and the leasehold interest created thereby, and all renewals, extensions, supplements, amendments, modifications, consolidations and replacements thereof or thereto, substitutions therefor, and advances made thereunder.
Mortgagee(s): Any mortgagee, trustee or other holder of a Mortgage.
Named Tenant: AllianceBernstein L.P.
Observed Holidays: New Year’s Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day plus days observed by the State of New York, the City of New York and the labor unions servicing the Building as holidays.
Ordinary Business Hours: 8:00 a.m. to 6:00 p.m. Monday through Friday and 8:00 a.m. to 12:00 p.m. on Saturdays.
Permitted User: Tenant and Tenant’s permitted subtenants, permitted licensees, Permitted Occupants, and Affiliates.
Person: Any individual, corporation, partnership, limited liability company or other entity.

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Prohibited Content: Content which would (i) have prurient appeal or otherwise be pornographic, sexually explicit or obscene, or (ii) constitute a reasonable basis for other tenants of the Building or passersby to be offended, physically protest, picket or otherwise cause a civil disturbance at the Building.
Prohibited Use: Any use or occupancy of the Premises that would: (a) in Landlord’s reasonable judgment, cause physical damage to the Building or any Building Systems or Building equipment not exclusively serving the Premises; (b) intentionally omitted; (c) interfere with the economical maintenance, operation and repair of the Building (excluding the Premises unless in connection with Landlord’s obligations hereunder) or any Building Systems not exclusively serving the Premises; (d) adversely affect any service provided to, and/or the use and occupancy by, any tenant or occupants of any portion of the Building including Tenant (including the Premises); (e) subject to Section 3.3, violate the certificate of occupancy issued for the Premises or the Building; (f) intentionally omitted or (g) result in protests or civil disorder or commotions at, or other disruptions of the normal business activities in, the Building. Prohibited Use also includes the use of any part of the Premises for: (i) a restaurant or bar open to the general public; (ii) the preparation, consumption, storage, manufacture or sale of food or beverages, except through vending machine(s) (provided that any refrigerated vending machines, where necessary, shall have a waterproof pan thereunder and be connected to a drain) or in any cafeteria(s), dining room(s), pantry(ies) or warming kitchen(s) or for use by Permitted Users; (iii) the sale of liquor, tobacco or illegal drugs; (iv) the business of photocopying, multilith or offset printing (except photocopying in connection with the business(es) of Permitted Users); (v)  a school; (vi) lodging or sleeping; (vii) the operation of retail facilities (meaning a business whose primary patronage arises from the generalized solicitation of the general public to visit Tenant’s offices in person without a prior appointment); (viii) the operation of an off the street retail savings and loan association; (ix) off the street retail facilities of any financial, lending, securities brokerage or investment activity; (x) a payroll office, except for employees of Permitted Users; (xi) a barber, beauty or manicure shop, except for employees of Permitted Users; (xii) an employment agency, other than an executive search firm; (xiii) offices of any Governmental Authority, any foreign government, the United Nations, or any agency or department of the foregoing; (xiv) the auction of merchandise, goods or property of any kind to the general public which could reasonably be expected to create a volume of pedestrian traffic substantially in excess of that normally encountered in the Premises; (xv) the rendering of medical, dental or other therapeutic or diagnostic services, other than services in connection with health programs conducted from time to time for the benefit of employees for Permitted Users in accordance with the terms of this Lease; or (xvi) any illegal purposes or any activity constituting a nuisance.
Requirements: All present and future laws, rules, orders, ordinances, regulations, statutes, requirements, codes and executive orders, extraordinary and ordinary of (i) all Governmental Authorities, including, without limitation, the Americans With Disabilities Act, 42 U.S.C. §12101 (et seq.); New York City Local Law 58 of 1987; Environmental Laws, and laws of similar important and all rules, regulations and government orders with respect thereto, in each case, applicable to the Real Property or the maintenance, use or occupation thereof, or any street, avenue or sidewalk comprising a part of or in front thereof or any vault in or under the same.
RSF: Rentable square feet.
Substantial Completion: With respect to Landlord’s Premises Work and any other construction performed by any party, “Substantial Completion” or “Substantially Completed” means that such work has been fully complete and, where applicable, operational, in accordance in all material respects with (a) the provisions of this Lease applicable thereto, (b) the plans and specifications for such work, and (c) all applicable Requirements, except for minor details of construction, decoration and mechanical adjustments, if any, the noncompletion of which do not (either individually or in the aggregate) (i) if the same relate to work scheduled to be completed before the Initial Installations are estimated to be Substantially Completed, interfere with the completion of the Initial Installations (other than to a de minimis extent), (ii)

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interfere with Tenant’s access to the Building or the Premises beyond a de minimis extent, or (iii) if the same relate to work which is scheduled to be completed after the Initial Installations are estimated to be Substantially Completed, interfere with Tenant’s use or occupancy of the Premises for the normal conduct of business therein beyond a de minimis extent (collectively, “Punch List Items”).
Superior Lease(s): Any ground or underlying lease of the Real Property or any part thereof heretofore or hereafter made by Landlord and all renewals, extensions, supplements, amendments, modifications, consolidations, and replacements thereof.
Tenant Delay: Any actual delay incurred by Landlord in performing Landlord’s Work, which in either case results from any act or omission (when Tenant had a duty to act) of any Tenant Party after the Commencement Date and to which Landlord gave notice to Tenant (a “Tenant Delay Notice”) within 5 Business Days after Landlord first became aware of the delay (the “Tenant Delay Conditions”). The parties agree that no delay shall constitute Tenant Delay (i) unless the Tenant Delay Conditions were satisfied, (ii) until the first Business Day after the date on which the applicable Tenant Delay Notice was given and shall only constitute a Tenant Delay through the date that such act or omission shall cease to constitute a Tenant Delay or (iii) to the extent such delay (A) could have been avoided or mitigated by Landlord’s (or its agents’ or contractors’) use of reasonable prudence and diligence (including sound construction practice) or (B) occurs by reason of any act or omission (where there is a duty to act) by any Landlord Party. If either Landlord or Tenant believes that a Tenant Delay might be avoided or mitigated by the expenditure of additional money by or on behalf of Landlord (it being agreed that such expenditure shall include overtime or premium labor as specifically provided herein and as determined by Landlord in its reasonable discretion), such party may give notice to the other (a “Tenant Mitigation Notice”) setting forth such belief and an estimate of the out-of-pocket costs thereof. In addition, Landlord may request in a notice given to Tenant (the “Landlord Mitigation Request”) that Landlord make such expenditure at Tenant’s expense of Landlord’s out-of-pocket costs thereof in Landlord’s Landlord Mitigation Notice or within 10 days after receipt of a Tenant Mitigation Notice from Tenant. Tenant, in its sole discretion, may elect to have Landlord make such expenditure at Tenant’s expense of Landlord’s out-of-pocket costs thereof by notice to Landlord given within 10 days after Tenant’s Landlord Mitigation Notice or, if applicable, within 10 days after the giving of the Landlord Mitigation Request. If Tenant shall have timely elected to have Landlord make such expenditure, Landlord shall make such expenditure in order to attempt to avoid or mitigate such Tenant Delay and Tenant shall reimburse Landlord for Landlord’s out-of-pocket cost thereof. The parties agree that all simultaneous delays which constitute a Tenant Delay hereunder shall not be “double” counted (e.g., if 3 events or conditions result in Tenant Delay on the same day, such events or conditions shall result in one day, rather than 3 days, of Tenant Delay, but in determining which of the 3 events apply, the one that would cause the longest actual number of days of delay shall govern. Any dispute regarding the occurrence of Tenant Delay shall be shall be submitted to expedited arbitration in accordance with the provisions of Article 36.
Tenant Indemnitees: Tenant and Tenant’s direct and indirect partners, officers, shareholders, directors, members, managers, trustees, beneficiaries, employees, principals, contractors, servants, agents, and representatives.
Tenant Party: Tenant and any subtenants and occupants of the Premises and their respective agents, contractors, subcontractors, employees, invitees or licensees.
Tenant’s Property: Tenant’s movable fixtures and movable partitions, telephone and other equipment, computer systems, telecommunications data and other cabling, trade fixtures, furniture, furnishings, and other items of personal property which are removable without material damage to the Building.
Unavoidable Delays: With respect to Landlord, Landlord’s inability to fulfill or delay in fulfilling any of its non-monetary obligations under this Lease expressly or impliedly to be performed by Landlord or Landlord’s inability to make or delay in making any repairs,

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additions, alterations, improvements or decorations or Landlord’s inability to supply or delay in supplying any equipment or fixtures, if Landlord’s inability or delay is due to or arises by reason of strikes, labor troubles or by accident, or by any cause whatsoever beyond Landlord’s reasonable control, including governmental preemption in connection with a national emergency, Requirements or shortages, or unavailability of labor, fuel, steam, water, electricity or materials, or delays caused by Tenant or other tenants, mechanical breakdown, acts of God, enemy action, civil commotion, fire or other casualty; provided that in no event shall financial inability be deemed an event beyond the control of Landlord.
With respect to Tenant, Tenant’s inability to fulfill or delay in fulfilling any of its non-monetary obligations under this Lease expressly or impliedly to be performed by Tenant, or Tenant’s inability to make or delay in making any repairs, additions, alterations, improvements or decorations, or Tenant’s inability to supply or delay in supplying any equipment or fixtures, if Tenant’s inability or delay is due to or arises by reason of strikes, labor troubles or by accident, or by any cause whatsoever beyond Tenant’s reasonable control, including governmental preemption in connection with a national emergency, Requirements or shortages, or unavailability of labor, fuel, steam, water, electricity or materials, delays caused by other tenants or other occupants of the Building, acts of God, enemy action, civil commotion, fire or other casualty; provided that in no event shall financial inability be deemed an event beyond the control of Tenant.
Untenantable: Permitted Users shall be unable to use, and shall not be using, the Premises or the applicable portion thereof for the conduct of such Permitted User’s business in substantially the same manner in which such business was conducted in such portion of the Premises prior to the event or circumstance in question (including due to lack of access thereto).

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EXHIBIT C-1
LANDLORD’S PREMISES WORK
1.Upon floor turnover, space will be ready for Tenant fit-out. Commissioning of systems will occur post floor handover on a timeline that allows Tenant sufficient time to make connections to systems and commission TI work.
2.Floors will be completely closed in and weather tight. Floors will be delivered Substantially Complete with exterior Building enclosure watertight and weatherproof, exclusive of standard leave-outs or come-back areas of curtain wall (i.e., hoist openings, crane tie-back openings), interior core walls ready to receive finishes, base Building heating risers for Tenant’s distribution, telecommunications closets, vertical stacks and risers, piping, etc.
3.Floors will be delivered broom-swept.
4.Temporary doors to on-floor elevator vestibules, as required by code.
5.All points of connection to Base Building systems (other than with respect to the fire alarm system, sprinkler system and BMS, as covered in items 25, 26 and 28 below).
6.Air conditioning ducts and piping into each floor of the Premises at the demark locations shown on the Base Building Plans, ready for distribution by Tenant; HVAC systems including heating risers shall be provided to the demised space capped and/or valved off for tenant use and extension.
7.Per Base Building Plans, electrical/telecom closets shall be provided Substantially Complete. Door hardware will be installed and securable.
8.Core walls will be delivered primed drywall or exposed concrete in the case of a shearwall. (Column enclosures and window wall drywall will be by Tenant).
9.Construction of the following will be Substantially Complete per Base Building Plans: core perimeter, elevator entrances, fire stairs and core doors
10.Fire hose cabinets shall be finished and Substantially Complete with hoses in accordance with DOB code for base building design.
11.Temporary sprinkler TCO loop (as required by code) around each floor estimated at a height between 7’ and 8’ above the finished floor in path of egress of the Premises, as well as sprinkler heads installed in core toilets, other code required base building areas, and receipt of any required sign-offs in connection with such temporary core sprinkler protection. Temporary demising wall and ceiling around the core may be installed by landlord to delineate Core and Shell TCO from tenant fitout. Any work by Tenant inside the core area must be coordinated so as not to jeopardize the Core and Shell TCO. Please refer to Temporary Floor Conditions Exhibit attached hereto as Schedule I to Exhibit C-1.
12.Furnish and install all core fire alarm devices including pull stations and a speaker strobe at doors to fire stairs, area smoke detectors in elevator lobbies, electric closets, telecommunications closets, and mechanical rooms; duct smoke detectors in supply and return ducts from the base building AC units, fan shut down relay for AC units, fire warden station in stairway, strobes in toilet rooms and speaker strobes in mechanical equipment rooms and the passenger elevator lobby.
13.Owner to provide ACP-5 certificates, certifying that Tenant’s build-out is a “non-asbestos project”, to Tenant.
C-1
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14.Insulation on pipes and ducts as required completely in place.
15.Installation of fresh air, exhausts, and secondary condenser water risers.
16.Installation of capped outlets for domestic cold water, and capped vent and waste risers at the core.
17.Firestopping of base building core wall, shafts and slab penetrations, as required.
18.Fireproofing of all exposed structural steel and metal deck.
19. Construction of base building restrooms serving the Premises, in compliance with applicable Requirements, including the ADA.
20.Tenant Base Building Supplemental/Redundancy MEP systems substantially in accordance with Exhibit C-2 and Exhibit C-3.
21.Slab leave-outs for connecting stairs if designated by Tenant by September 1, 2019.
22.Empty conduits/sleeves as per MEP Exhibit C-2 and Exhibit C-3 shall be installed and Substantially Complete.

23.Provide condenser water to and perform preliminary condenser water balance flow to individual floor DX units.

24.Full commissioning and operation of on-floor mechanical equipment.

25.Fire alarm system ready for tenant connection.

26.Sprinkler system and sprinkler standpipe ready for tenant connection.

27.Floors will be delivered broom-swept with a floor flatness of 3/8 inch over 10 feet which equates to a floor flatness F-number (FF) OF 25, with no more than 1.5” deviation from level.

28.BMS ready for connection by Tenant.

29.If the Initial Office Premises is on any multi-tenant floor, such portion of the Initial Office Premises legally demised, in accordance with applicable Requirements.

30.If the Initial Office Premises is on any multi-tenant floor, completion of the Common Areas on such floor in Building-standard finishes, in accordance with applicable Requirements.
C-2
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Schedule I to Exhibit C-1

Temporary Floor Conditions Exhibit

31ST FLOOR
469' - 6"
30TH FLOOR
455' - 6"
29TH FLOOR
441' - 6"
28TH FLOOR
427' - 6"
27TH FLOOR
413' - 6"
26TH FLOOR
399' - 6"
25TH FLOOR
385' - 6"
2/A-250
NOT ISSUED FOR CONSTRUCTION
AAI
66 HUDSON BOULEVARD
NEW YORK, NY
30TH FLOOR PLAN
6
A-130

C-3
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EXHIBIT C-2

BASE BUILDING OUTLINE SPECIFICATION/BOD
TABLE OF CONTENTS
1    General Overview    2
2    Cellar Level    2
3    Building Envelope    2
4    Roofing/Terrace/Double-Height Connecting Spaces    3
5    Interior Materials & Finishes - General    3
6    Interior Materials & Finishes - Public Areas    4
7    Interior Materials & Finishes - Tenant Areas    4
8    Toilets    5
9    Service Areas    5
10    Elevators    6
11    Building Maintenance System    8
12    Structural Work    8
13    Acoustics    11
SCHEDULES
I    MEP Outline Specification
II    Elevator Outline Specification

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ARCHITECTURAL OUTLINE SPECIFICATION
GENERAL
This outline specification describes the current design intent in general terms for The Spiral / 66 Hudson Boulevard, New York City.
ARCHITECTURAL
1General Overview
13.1The Spiral / 66 Hudson Boulevard is a 65-story office building located between West 34th and West 35th Streets and between 10th Avenue and Hudson Boulevard in Manhattan, New York City.
13.2There is one level below grade containing loading docks, storage, plant service and building operations.
13.3The ground floor will have entrance lobbies and retail.
13.4The base building will comply with all relevant regulations and standards as required by Federal, State, and New York City codes.
2Cellar Level
13.1The below grade level includes approximately eight loading docks and space for approximately twelve car stacker parking units served by two vehicular lifts. Two loading docks are shared operationally with wet and dry trash compactors.
13.2Tenant bicycle storage area
13.3The dock masters room shall be accessible from the loading dock.
13.4A shared Wet and Dry Garbage room shall serve floor office and retail tenants.
13.5Two elevators per zone (save for Group 1–Podium Low), and all service elevators shall terminate at the cellar level. Group 1-Podium Low shall terminate at the Ground Floor level.
13.6The courier entrance and Messenger Center / Screening are at the Ground Floor accessible by a dedicated service elevator to the Cellar Level.
3Building Envelope
13.1Exterior Walls to be the following assemblies:
EWS-01 – Typical Tower Façade – System consists of insulating glass, four-side structural silicone glazed into unitized frames of thermally broken custom profile extruded aluminum
EWS-02 – Typical Spiral Façade – System consists of insulating glass types, four-side structural silicone glazed into unitized frames of thermally broken custom profile extruded aluminum.
EWS-03 – Typical Insulated soffit, vertical return panels clad with stainless steel and Custom-profile welded stainless steel guardrail. System consists of custom-fabricated, Stainless Steel grating and accent panels integrated into adjacent curtain wall construction.

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EWS-04 – Terrace Return Curtain Wall System - System consists of unitized frames of thermally broken custom profile extruded aluminum behind custom finish precast concrete cladding panels anchored with stainless steel components
EWS-05 – Bulkhead Aluminum Composite Panel Wall System. System consists of fire-rated aluminum composite panels onto manufacturer’s standard profile frames fastened through mineral wool insulation to weather barrier protected substrate.
EWS-06 – Glass and Stainless Steel Clad Retail Storefront System- System consists of monolithic laminated glass type four-side structural silicone glazed into unitized frames
EWS-07 – Glass and Stainless Steel Clad Lobby Glazing System - System consists of monolithic laminated glass four-side structural silicone cassette glazed onto frames
EWS-08 - Architectural Glass Louver Band - System consists of laminated glass louvers, structural silicone cassette glazed onto frames
13.2The building envelope shall include all structural fixing, weather-sealing, insulation, acoustic and fire-stopping features necessary to complete installation.
13.3Metal louvers placed behind a glass or metal architectural louver will be incorporated in the exterior wall at floors 1M, 6, 37, 38, 39, and 66 for air intake and exhaust.
Louvers will be screened with insulated/sealed blanking panels where airflow is not required and backed with anti-bird/insect screens, where airflow is required.
Louver assemblies will be installed to standards similar to exterior walling for water penetration and wind loading.
13.4Shop front, access doors will be balanced glass doors and trims will be Stainless Steel finished
Revolving doors shall be frameless custom units with custom glass.
Swing doors at main entrances shall include fully-tempered monolithic glass, custom profile top and bottom rails, and shop fronts shall be balanced with concealed hardware.
Terrace doors will be sliding glass door type and will be located in EWS-02 at each setback terrace. Garage and loading dock roll-up door will be electrically operated.
Roof plant room doors and other exterior doors not in public view will be insulated doors.
4Roofing/Terraces/Double-Height Connecting Spaces
13.1Roofing will be thermally insulated, with a continuous fully adhered waterproof membrane.
13.2Terraces will contain the following:
•Waterproofing
•Pre-cast concrete Pavers
•Balustrades per code requirements made of stainless steel

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•Double-height locations along spiral terraces will be delivered “slabbed-over” unless tenant requests opening prior to construction.
13.3The allowable occupiable floor area of each terrace will range between approximately 27% and 100% of the total floor area of each terrace, determined by the maximum occupant load for each floor.
5Interior Materials & Finishes - General
13.1Partitions
Concrete block, or cast-in-place concrete, or sheetrock walls will be used as required for fan rooms, loading areas, stairs and riser shafts. Sheetrock within stair enclosures shall be impact-resistant. Sheetrock within toilet rooms shall be moisture-resistant.
Sheetrock partitions will generally be used above ground.
13.2Doors and Frames
Lobby level core area doors and frames will be specialty metal clad steel doors.
Typical office floors will be provided with painted Hollow metal doors and frames as required for typical core areas, exit stairs, toilet rooms, mechanical, and electrical rooms. Toilet room doors shall be minimum 8’ height and stair, mechanical, and electrical room doors shall be minimum 7’ height.
Lower level service areas, mechanical floors, and other areas concealed from public view will have painted hollow doors and frames.
Doors will be rated to meet code requirements.
13.3Hardware
Accessible lever pulls where required will be on a building master-key system for the public and service areas in the building.
Surface mounted closers will be used for doors in service areas; concealed closers may be used in lobbies and other front-of-house areas.
Pivot hinges will be used for doors in lobbies; all other doors will have butt hinges.
Overhead hold-opens, double-door closing coordinators, buffers, stops, kick-plates and armor-plates will be used as necessary.
Finish hardware will be heavy duty commercial mortise type with lever handles. Finish in public areas will be polished stainless steel finish, or similar.
Fire hose / fire extinguisher cabinets in public areas will be by landlord and will have stainless steel or custom millwork doors and trims and steel tubs prefinished in custom color. Cabinets in service areas by landlord will be painted steel. Additional cabinets required within tenant area to suit tenant layouts will be at tenant’s expense.
13.4Painting
In areas required to be painted, walls and ceilings will be finished with 2 eggshell finish coats on 1 undercoat.

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6Interior Materials & Finishes – Public Areas
13.1Building Lobby
13.2Building lobby floor will be predominantly pre-cast concrete pavers, vertical surfaces will be metal and plaster, ceiling will be plaster.
7Interior Finishes & Materials - Tenant Areas
13.1Floors in office area will be exposed structural concrete to receive finish by tenant.
13.2Ceilings in typical office areas will be fireproofed underside of metal deck.
13.3Opaque exterior walls will be unfinished on the interior side. Interior columns will be exposed fireproofing.
13.4Staircases, elevators, toilets, and service areas shall be finished.
8Toilets
13.1Handicapped provisions shall comply with Chapter 11 of New York City Building Code – 2014 Edition as amended (NYCBC 2014).
13.2Walls and floors will be finished with tile or natural stone.
13.3Ceilings will be fully dry-lined and painted with recessed and/or cove lighting.
13.4Toilet partitions will be ceiling hung solid surface or prefinished metal.
13.5Accessories shall include:
•Full width washroom vanities and mirror with concealed securing, or stainless steel continuous molding
•Soap dispenser
•Recessed combination paper towel dispensers and waste bins
•Double toilet roll holders
•Coat hooks
•Recessed tampon/sanitary towel dispensers in area outside enclosed toilet (women’s toilet).
•Surface mounted and recessed hand dryers
9Service Areas
13.1Egress Stairs
•Exit Stairs will be constructed of poured concrete, precast concrete or concrete filled steel pan with non-slip finish.
•Walls, ceilings and soffits will be painted concrete, concrete block, or impact-resistant gypsum board.
•Handrails and balustrades will be painted tubular steel with welded joints ground smooth and installed to meet accessibility requirements.
•Lighting will be wall mounted fluorescent or LED fixtures at main and intermediate landings.
•Underside of stairs shall be painted unless precast or cast-in-place concrete.

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13.2Electrical and Telephone Rooms
•Floors will be sealed concrete.
•Walls will be concrete block or primed sheetrock.
13.3Mechanical Plant Rooms and Tank Rooms
•Floors will be float finished concrete with a roll-on waterproofing membrane where occupied space occurs below, and with concrete curbs as necessary to contain spillage.
•Walls will be masonry or painted sheetrock construction.
•The following provisions for water containment within service areas shall be implemented:
oAll site rooms which contain wet services should be provided with a concrete curb all around, and provided with floor drains.
oAll penetrations within electrical and telecommunication rooms should be raised by 6” or alternatively protected by 6” curb along the length of the penetrations. Fire stopping material used should be watertight.
10Elevators (see Schedule II)
11Building Maintenance System
13.1Provision is to be made for a roof-mounted external window cleaning system.
12Structural Work
13.1Structural Systems
CODES AND STANDARDS
•The structure is designed under the provisions of the following Codes:
New York City Building Code - 2014 Edition as amended, (NYCBC 2014) and all applicable standards as referenced by NYCBC 2014 with New York City
Amendments
•American Society of Civil Engineers ASCE 7-05, Minimum Design Loads for
Buildings and Other Structures (for Wind Loads)
•American Society of Civil Engineers ASCE 7-10, Minimum Design Loads for
Buildings and Other Structures (for Seismic Loads)
•American Concrete Institute ACI 318-11, Building Code Requirements for
Structural Concrete
•American Institute of Steel Construction AISC 360-10, Specification for Structural
Steel Buildings (LRFD)
•American Institute of Steel Construction AISC 341-10, Seismic Provisions for
Structural Steel buildings
•American Society Testing and Materials ASTM Standards, latest editions
•American Welding Society Standard AWS D1.1, Structural Welding Code
•American Welding Society Standard AWS-D1.4 Structural Welding Code –
Reinforcing Steel
•The Society for Protective Coatings SSPC - Steel Structures painting Manual

LOADING CRITERIA

Gravity Loads

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Dead loads are calculated from the self-weight of the materials used for the construction of the structure. The super-imposed dead and live load schedule:

OCCUPANCY	SUPERIMPOSED DEAD LOAD (PSF)				LIVE LOAD (PSF)	COMMENTS
	Partitions	Finish/or Raised Floor	Celing & MEP	Total SDL
Entrance Lobby/Plaza	10	75	20	105	100
Retail	10	75	20	105	100
Podium (L2-L5)	12	15	10	37	100
Mechanical above office	0	0	30	30	150	Or equipment weight
Office above Mechanical	12	15	20	47	50
Typical Office	12	15	10	37	50
Terrace	0	115	10	125	75	Overall terrace SDL is 125. Localized planter loads may be higher. See framing plans for planter loads/locations.
Amenities	12	15	10	37	100	Floors 7, 8, and 20 are amenity floors.
Stair	0	0	0	0	100
Façade				25
	Note: See individual framing plans for loading schedules.

Wind Loads
At the initial stage of design, wind loading has been estimated as per provisions of ASCE 7-05. Wind Tunnel Testing would be conducted subsequently, for more accurate loads on the building.

Parameters for ASCE 7-05 Wind Load Procedure are as follows:

Basic Wind Speed:     98 mph 3 sec gust at 30 ft. above ground
Basic Wind, (W):     50 year wind return period
Exposure Category:    “C”
Importance Factor:     1.0 [“Iw” for Occupancy category II as per NYC’14]

Seismic Loads
The seismic loading criterion used for the project is as follows:
Ss: 0.281g [short period - NYC’14]

S1: 0.073g [1-sec period - NYC’14]

Site Class: “B”

Importance Factor: 1.0 [“Ie” for Occupancy category II as per NYC’14]

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Seismic Design Category: “B”
Seismic Force Resisting System: Ordinary Reinforced Concrete Shear Walls

Response Modification Coefficient: 3 [“R” as per NYC’14]

Overstrength Factor: 2.5 [“Ω” as per NYC’14]

Deflection Amplification Factor: 4.5 [“Cd” as per NYC’14]

Analysis Procedure Used: Response Spectrum Method
SERVICEABILITY CRITERIA

Composite Floor Deck Deflections due to Gravity Loads
Post-composite live load deflection between supporting columns= L/360

Total post-composite deflection between supporting columns= L/240
(This includes all deflection happening after deck concrete has hardened)

Post-composite Spandrel deflection between supporting columns= Lesser of L/480 or ½”
(This excludes deflection due to façade load)

Wind Load Serviceability Criteria
Sway: Allowable inter-story drift = h/360
Total building sway = H/500

Seismic Load Sway Criteria
Allowable inter-story inelastic drift: h/50

13.2General Office Floors
•Floors will consist CIP concrete on metal deck.
•Core and Shell slab-to-slab heights shall be 14’-0” on all typical floors. Slab-to-slab heights in podium shall be at 18’-0”.
•Floors to be delivered with a floor flatness of 3/8 inch over 10 feet which equates to a floor flatness F-number (FF) of 25
13Acoustics
13.1Intentionally Omitted
13.2MEP Equipment Characteristics:
13.3External noise levels due to MEP equipment within or on the building will be limited to levels determined by code.
13.4All MEP equipment will be designed to adequately limit vibration transmission into the structure and / or connecting services systems.

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SCHEDULE I TO EXHBIT C-2

MEP OUTLINE SPECIFICATION

A.Design Temperatures

Summer    Outdoor    92°F D.B. / 74°F W.B. Indoor    75°F D.B. / 50% R.H. Max

Winter    Outdoor    10°F D.B.
Outdoor    72°F D.B. (No humidification)

B.Cooling Load Densities

1.Office Floors: 5 watts per USF.

2.One (1) ton per 1,500 USF supplemental condenser water.

3.Building roof space available for dedicated tenant cooling system. (i.e., cooling towers, dry coolers, air cooled chiller).

C.Occupant Densities

1.Office Floors:    150 USF/person average
125 USF/person in podium
190 USF/person in high rise

2.Special High Occupancy Areas: Additional 10% capacity available.

D.Outside Air Quantity

1.Minimum 20 cfm per person (ASHRAE 62-2007).

2.Meets LEED 30% increased ventilation.

E.Electrical Load Densities for Lighting and Power

1.Office Floors: up to 6 watts per USF.

2.Additional 3 watts/USF capacity available at switchboards for bulk feeders.

31.CODE REQUIREMENTS

Materials, equipment and systems installed shall meet all pertinent requirements of all authorities having jurisdiction and local codes.

32.HVAC SYSTEMS

A.Office Floor Cooling Systems

1.All air overhead variable air volume type system from a local floor factory packaged DX AC units located in core mechanical rooms. AC units will be the latest technology, complete with variable frequency drives, DDC controls and waterside free cooling.

B.Central Condenser Water Plant

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i.Roof mounted, multi-cell evaporative cooling towers with plate frame heat exchangers providing closed loop condenser water to office cooling floor DX AC units. Additional capacity provided for retail, public areas, back of house and support areas, and tenant supplemental cooling needs.

ii.Piping distribution system will consist of an N+1 configuration of open and closed condenser water pumps and plate frame heat exchangers serving vertical zones.

iii.Space will be provided on roof for tenant dedicated special cooling needs such as dedicated cooling towers or air cooled equipment.

C.Heating Systems

i.Central Boiler Plant

1.The Building will be heated by means of a gas-fired hot water central boiler plant. Primary hot water from the boiler plant will be distributed to multiple secondary hot water systems serving vertical zones. The central boiler plant will consist of multiple energy-efficient condensing-type boilers with multiple primary pumps in an N+1 configuration for resiliency and operating flexibility. The secondary hot water systems will consist of multiple heat exchangers and pumps arranged in an N+1 configuration.

ii.Office Floor Heating

1.Perimeter areas of office floors up to 10’-0” ceiling height will be heated via tenant-provided overhead fan-assisted VAV boxes with hot water heating coils delivering air at window line. For areas with ceiling over 10’-0” hot water finned tube will be provided.

D.Fuel Oil Systems

i.Central fuel oil storage tank or tanks sized to exceed code will be provided for the Building’s life safety generator. Additional space will be planned for tenant emergency generator fuel oil systems and fuel oil riser systems. The fuel oil storage tanks will be located on the lowest level of the Building.

E.General Exhaust/Smoke Exhaust System

i.A combination general exhaust/smoke exhaust system including fans and duct risers will be provided for Building general exhaust and post fire purge smoke exhaust requirements.

ii.Bathrooms shall be mechanically exhausted at 2 CFM per square foot;

F.Stair Pressurization Systems
i.Building egress stairs will be provided with stair pressurization systems, as required by code, consisting of supply air fans and ductwork riser system designed to resist smoke infiltration.

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G.Building Management System

i.The Building Management System (BMS) will be a microprocessor-based direct digital control system.

ii.The entire direct digital control system will be powered by an Uninterruptible Power System (UPS) and also backed by emergency power.

iii.The BMS will monitor and control various operating equipment, control temperatures and provide alarm notifications as required.

iv.The BMS will be interfaced with the fire alarm and security systems to coordinate fan shut-downs, smoke control and emergency egress.

33.ELECTRICAL SYSTEMS

A.Electrical Service

i.The building will be provided with Consolidated Edison Company secondary service consisting of two (2) Con Edison spot networks.

ii.To maintain additional diversity the primary medium Voltage feeders for each spot network enter the building from different cross streets.

iii.The cellar spot network (35th street service) will be provided with five (5) transformers, five (5) network protectors and five (5) service take offs.

iv.The 37th floor Spot Network will be provided with six (6) transformers, six (6) network protectors and five (5) service take offs.

B.Electrical Distributions

i.Electric distribution for general office power and lighting shall be via multiple bus ducts per floor, supplied from distribution switchboards at the electric service locations. The bus ducts will be sized to feed both the lighting/power and floor mechanical loads. Tenant lighting and power will be sub-metered.

ii.All Building motor equipment, elevators, lobby lighting, exterior lighting, etc., will be delivered from cable and conduit risers having their source derived from distribution switchboards.

iii.All motor equipment serving a common function (i.e., pumping systems, cooling tower motors, elevators, etc.) will be served from a different distribution panel, such that the loss of any distribution panel will not result in the total loss of a system function.

C.Life Safety Generator Power and Lighting Distribution

i.The life safety standby power system will be interfaced with the Building loads through a series of automatic transfer switches.

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ii.If required, the loads will be prioritized to allow automatic load shed and acquisition with real-time load management including kW, kVA and amperage readings.

iii.Normal power, emergency power and optional standby power distribution systems will be isolated from each other.

iv.The life safety standby power distribution system will serve the following loads:

1.Emergency Life Safety Loads
a.Egress lighting.
b.Stair exit and egress passageway lighting
c.Fire alarm systems, including voice communications and alarm.
d.First responder in building auxiliary radio communication system.
e.Egress stair pressurization systems.
f.Fire protection systems.
g.Elevators with power arranged so that a minimum of one elevator per elevator bank can be run on emergency power with selective operation limited to simultaneous operation of two (2) elevators in each bank, plus freight elevator.
h.All elevator lighting and communication.
i.Fire pumps.
j.FAA obstruction lighting system.
2.Optional Emergency Standby Loads
a.One (1) cooling tower cell and associated pumps.
b.Domestic water pumps.
c.Cooling tower make-up water pumps.
d.BMS.
e.Heating system (to avoid freeze-up).
f.Sump and ejector pumps.
g.Security systems.
h.Converged Network
i.Post-fire smoke purge systems
j.Tenant standby power loads

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3.All emergency lighting in egress stairs and main equipment rooms (i.e. generator room, paralleling gear room, service switchboard rooms, etc.) will be provided with integral emergency battery packs in addition to being connected to the emergency power system.

D.Tenant Emergency Generators

i.Building space shall be provided to allow the installation of tenant generators. Vertical shaft space will be provided for power connectivity to tenant premises and fuel oil supply.

E.Fire Alarm System

i.An addressable electrically supervised fire alarm and voice communications system will be provided for the entire Building. The system will be a fully addressable type system. The fire alarm system will comply with the requirements of a type B occupancy in accordance with the New York City Building Code and the New York City Fire Department.

F.Miscellaneous Systems

i.A UL Master Label lightning protection system will be provided.

ii.An equipment grounding system will be provided to ground all electrical equipment, including service entrance devices, distribution switchboards, generators and control equipment, dry-type transformers, motors, motor control equipment, panel boards, lighting fixtures, appliances and/or equipment terminal devices, etc.

iii.An obstruction lightning system will be provided as required by the FAA connected to emergency generator system and BMS for supervisory monitoring.

G.Telecommunication Systems

a.Information Technology Infrastructure
i.Incoming Service
1.The building will be supported by two diverse points of entry (POEs) located on the cellar level.  These POE’s allow for redundant service provider feeds with unique pathways to one or multiple provider central offices.
2.The POE will be on two (2) separate streets providing access to Tel/Co Central Offices
3.Within the foundation wall of the Building, each POE will first interface with a POE room where service entry will permit carrier transition from outside plant cable to listed interior riser cabling. The POE rooms will solely be utilized for transition and installation purposes.
4.From each POE, conduit raceways will extend to the dedicated Technology Riser (TR) rooms in the podium and tower floors of the building. Each TR will be positioned in

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diverse areas of the building core and will extend from the base of the Building to the highest floor.
b.TR room will provide a vertical path for carrier service delivery.
ii.Antennas
1.First Responder System
a.First Responder Antenna Equipment Rooms will be located in the lower and upper parts of the tower.
b.Within the egress stairs, vertical cabling distribution will be provided for the First Responder Antenna System.

2.Satellite
a.Space will be allocated in the penthouse area MERs for a Satellite Antenna Equipment Room.
b. Riser pathway will be extended to the various areas on the roof to support roof- mounted antenna equipment.
c.Distributed Antenna System
i.The entire tower may have a four-carrier (Verizon, AT&T, T-Mobile and Sprint) fully covered In-Building-Cellular DAS system. This will support high bandwidth 4G capabilities within the facility.
H.Plumbing And Fire Protection
a.Utility Services
i.Sanitary, storm water, gas, domestic and fire services will be provided and will connect to street utility services.
ii.Domestic cold water, fire and gas services to be fully metered. Provide backflow preventer on domestic service and detector double check valve on fire service.
iii.Provide two (2) domestic cold water and two (2) fire services.
b.Domestic Cold Water System
i.System will be under pressure by gravity house tanks located at the roof.
ii.Three (3) 25,000 gallon combined domestic/fire reserve tanks will be provided at the roof. Triplex house pumps will be provided to fill the reserve tanks.

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iii.Primary make-up for the cooling towers shall be interconnected with a storm water holding tank.
iv.Domestic capped outlets will be provided on each floor for future use.
c.Domestic Hot Water Systems
i.Domestic hot water will be generated by:
1.Individual electric storage water heaters supplying core toilets for each floor.
2.Separate duplex gas or electric water heaters will be used for future kitchen equipment.
d.Sanitary Drainage Systems
i.Building will have multiple stacks with all areas above grade flowing by gravity to adjacent sewers on site.
ii.All areas below grade will be provided with sewage ejectors as needed.
iii.Wet stack with cold water, drain and vent will be provided on each floor at multiple locations.
iv.Landlord to implement water conservation requirements via the use of automatic devices and install floor drains with trap guard inserts.
e.Storm Drainage System
i.Storm water drainage will be conveyed by gravity from the roofs to a storage cistern which will be used for irrigation and storm water detention.
ii.The upper section of the cistern will be a detention tank with discharge orifice sized to NYC allowable discharge when irrigation is not being used.
iii.Storm drainage from the ground level and below will connect to duplex sump pumps.
f.Gas Systems
i.A complete natural gas system will be provided for the boiler heating at the top of the Building. A second gas distribution system will provide gas for cooking in on floor cafeterias and potential retail space.
g.Fire Protection System
i.General
1.Provide a complete combination Fire Standpipe and Sprinkler system throughout the building.

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a.Sprinklers shall be a wet system. A dry system with a dry pipe valve assembly will only be in areas exposed to freezing.
b.Fire Department valves and first aid hose will be provided as required per local code coverage requirements.
c.Siamese connections will be provided as required by local authorities.
d.Tamper switches will be provided on all fire standpipe and sprinkler control valves.
e.Each sprinkler floor system connection to standpipe riser and main are provided with O.S. and Y gate valve with a tamper switch, check valve, water flow alarm, inspector’s test and drain, and a drain with sight glass and a check valve. A pressure-reducing valve and relief valve have been provided to floor systems that have excess pressure.
2.An Automatic Fire Pump will be provided at the cellar level.
3.The Fire Standpipe and Sprinkler System will be divided into 4 (four) zones with a reserve tank and 1,000 GPM limited service pump located at 400’ AGF, 700’ AGF, and 1,000’ AGF at the roof. PRVs will be provided with water pressures exceeding 175 P.S.I.

I.Environmental Goals

The MEP systems for the project will be designed to achieve the following environmental goals:

1.Energy-efficient design including high-quality and high-efficiency equipment.
2.A Building Automation System incorporating control strategies to minimize energy consumption while maintaining user comfort and system reliability.
3.Use of durable, high-quality and environmentally safe building materials.
4.Avoidance of ozone depleting substances such as CFCs and halons.
5.Maintenance of a high indoor air quality environment and sustainable design features.
a.Air quality standards as defined by ASHRAE 62-2007 will be maintained. Outdoor air quantities introduced at each air handling unit will be continuously monitored to insure compliance.

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b.High efficiency air filtration will be utilized in air handling units serving occupied areas.
c.Air handling units will be provided with IAQ features such as fully drainable stainless steel cooling coil drain pans, double wall casing construction for all airside surfaces in cooling coil section, high-efficiency fans, variable frequency drives on VAV systems and cleanable “air side” surfaces to ensure that proper environmental conditions can be maintained.
d.On each floor of the Building, quantity of outside air and general exhaust/spill air will be continuously monitored to ensure that as outside air quantities are varied as population changes (based on CO2 demand control ventilation) that proper floor pressurization can be maintained. A variable volume box will be provided at each general exhaust connection which will be interlocked with outside air VAV box via BMS to ensure that such pressurization will be maintained.
e.Total energy heat recovery units with desiccant wheels will be provided for office ventilation air intake. Unit shall pre-cool the outdoor air during the cooling season and pre-heat during the heating season.
f.IAQ air handling units will be provided with MERV 8 pre-filters, MERV 13 after-filters.
g.IAQ purge mode: during office floor fit-out, floors will be purged with extra outside air and spill air to reduce effects of off-gassing.
h.Typical office DX cooling AC units will be provided with waterside economizer to allow non-compressor cooling when outdoor temperatures allow.

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SCHEDULE II TO EXHIBIT C-2
ELEVATOR OUTLINE SPECIFICATION

A.Acceptable Manufacturers: One of the following manufacturers or approved equal:

1.KONE Elevator Company
2.Otis Elevator Company
3.ThyssenKrupp Elevator Company
4.Schindler

B.Destination Dispatch Control Systems: Provide Destination-based destination control system;

1.KONE – Polaris
2.Otis – Compass
3.ThyssenKrupp – TAC32T W/Full Destination Dispatch
4.Schindler Port

C.Description of Systems:

Passenger Elevators
Using microprocessor-based destination controls for access to tenant office areas and tenant amenities, tenant elevators are designed to provide very high quality service in the following array of equipment:
Group 1 [Podium Low]:    (4)    3500 lb @ 500 FPM Serve Floors L, 2-5;
    (1)    3500 lb @ 500 FPM Serves Floors C, L, 2-5
Group 2 [Podium High]:    (4)    3500 lb @ 700 FPM Serve Floors L, 7-13 (14)
    (1)    3500 lb @ 700 FPM Serves Floors C, L, 7-14 (14)
Group 3 [Low Rise]:    (8)    3500 lb @ 1000 FPM Serve Floors L, 7- 8, 14-23 (24)
    (2)    3500 lb @ 1000 FPM Serves Floors C, L, 13-23 (24) 7-8, 14-23 (24)
Group 4 [Mid Low]:    (8)    3500 lb @ 1200 FPM Serve Floors L, 24-35 (36)
    (2)    3500 lb @ 1200 FPM Serves Floors C, L, 24- 35 (36)
Group 5 [Mid High]:    (8)    3500 lb @ 1400 FPM Serve Floors L, 36-51 (52)
    (2)    3500 lb @ 1400 FPM Serves Floors C, L, 36-51 (52)
Group 6 [High High]:    (8)    3500 lb @ 1800 FPM Serve Floors L, 52-65
    (2)    3500 lb @ 1800 FPM Serves Floors C, L, 52-65

The elevator system shall have call stations and static car designation signage at each level. Passenger elevator cars will be equipped with two-way communications.
An elevator control panel shall be located adjacent to the fire command station.

Service Elevators:
The building will be served by 6 service elevators:
•(1) One service elevator serving ground and cellar floors adjacent the courier entrance and Messenger Center / Screening.
•(4) Four primary service elevators, inside dimension 5’-8”w x 10’-0”d x 12’-0”h to allow loading of extra-long items, with 4’-6” x 9’-0” door openings, will be provided as below:
Group 1: (2) 6000 lb @ 1200 FPM Serve Floors C-49
Group 2: (2) 6000 lb @ 1200 FPM Serve Floors C- 66
•(1) One service elevator serving 66 and Roof level.

D.Additional Equipment:

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1.Central Control Station: All elevators, with single LCD monitor, keyboard control, and master intercommunication station.
2.Fire Control Station: All elevators, as required by code.
3.Counterweight Safeties: Provide as required by code.
4.Proper Conducting Cables for Power and Signaling: Provide as required to support video screens in the cabs.

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EXHIBIT C-3
BASE BUILDING CONDITION
I.HVAC
A.Basic Building System
1.The base building HVAC system shall be one that is capable of maintaining 75°F, 50%RH when the outside summer condition is not above 92ºF DB, 74ºF WB and a minimum of 72ºF when the outside winter condition is not below 10°F; provided an internal load from equipment and lighting is not in excess of 5 watts demand per usable square feet (usf) and the population density is not in excess of one person per 100 usf (which population density will apply to HVAC, toilets (100/GSF) and egress (100/GSF)).
2.Intentionally Omitted.
3.Base building air distribution system shall be variable volume. Additionally, system shall deliver outside air at a quantity not less than New York City Code requirements per person (approximately 14 CFM/person) based upon occupancy of one person per 100 USF. Landlord shall provide source of outside air to meet this requirement from the outside air riser. Landlord will make available a connection for a reasonable quantity of additional outside air for Tenant’s conference center, if designated on approved Plans for the Initial Installations delivered to Landlord prior to the Commencement Date.
4.Static pressure for the interior duct system shall be a minimum of 1-1/4 inches downstream of all dampers, appurtenances, etc.
5.All core toilets shall have an exhaust air quantity of a minimum of 2 CFM per square foot.
6.Tenant shall be permitted to connect into the toilet exhaust system for any additionally constructed toilet facilities, etc., as part of the initial fit-out of the Initial Premises and any additional leased premises.
7.Landlord shall provide a source of general exhaust on each floor for Tenant’s usage.
8.Landlord shall provide a location in the core of each floor of the Premises to connect to the base building hot water heating system for the purposes of preheating outside air for kitchen or other outside air requirements. Tenant may be required, at Tenant’s sole cost and expense, to install a pump in connection therewith.
C-4-1
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9.Landlord shall provide, as required, a pathway to the building exterior for its UPS battery exhaust discharge, in the locations specified on Exhibit V attached to the Lease.
B.Supplemental/After-Hours Air-Conditioning
1.Intentionally Omitted.
2.Intentionally Omitted.
3.Intentionally Omitted.
4.Landlord shall provide an emergency domestic water fill line for water truck delivery in the event of water grid failure.  A storage tank and pumping system with an approximate capacity of the greater of 40,000 gallons or the capacity to operate for 24 hours shall be provided for condenser water make up. Landlord shall contract with a water supply delivery service to ensure timely delivery of additional water.
5.Landlord will ensure redundancy of the primary condenser water riser as per Exhibit Z attached to the Lease. Valved outlets will be provided on the secondary condenser water risers for the Tenant connection for Tenant supplemental AC systems.
C.Standby Power for HVAC
1.Base building condenser water system as required to support Tenant’s condenser water requirements shall be supported by the base building generator system.
D.Kitchen Services
Landlord shall provide space in the base building gas meter room or an adjacent base building space to house the Tenant’s gas booster (as permitted by Con Edison).
II.Electricity
A.Base Electrical Service – Office Occupancy
1.Subject to Tenant’s right to increase such capacity pursuant to the terms of the Lease, deliver electric service adequate to support a demand load of no less than 6 watts per usable square foot and up to 6 watts per rentable square foot (as demonstrated by Tenant load letter prepared by Tenant’s engineer and reviewed by Landlord’s engineer) to the electric closet(s) servicing each office floor. The 6 watts shall be exclusive of the electricity required to support any base building air-conditioning or other base building services (i.e., DX Units, domestic water heaters). The installation shall be inclusive of taps, bus duct switches, disconnects, etc.
2.Intentionally Omitted.
C-4-2
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B.Supplemental Electrical Feeders – Specialty Areas
1.Electric Service for specialty areas (Technology Rooms and associated air conditioning, kitchen and make-up air system, etc.) shall be delivered by two additional switches approximately 800 amps each at 277/480v connected to the same diverse utility switchboards and EPS as noted below each and space for dedicated risers of conduit and wire originating at distribution switchboards in the Main Electric Switchboard Room as described below. The capacity of these feeders are considered part of the initial 6watt/RSF allocation (subject to Tenant’s right to increase the same pursuant to the terms of the Lease). The two 800 amp connections are more particularly set forth on Exhibit Y attached to the Lease.
2.Sub-meters on such supplemental risers installed as part of the approved initial Tenant fit-out work shall be installed at the applicable time) and maintained by the Landlord (at Landlord’s sole cost and expense).
C.Building Generator System
1.Landlord shall deliver sufficient emergency power from base building generator system to energize all Code mandated life safety systems as well as all equipment required by Code that will enable Tenant to occupy the building in the event of a power outage including but not limited to:
a)Fire pumps and booster pumps.
b)Domestic water pumps.
c)At least one elevator per bank at one time (but not less than three elevators simultaneously) with manual transfer to all other elevators including lighting.
d)Fire alarm systems.
e)Communications systems.
f)Emergency lighting in paths of egress, including fire stairs.
g)Exit signs at doors to fire exits.
h)Ventilation systems for smoke control.
i)Sewage ejector pumps.
j)Toilet exhaust system
k)Outside air system serving the Tenant’s Premises
C-4-3
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l)Cooling towers and condenser water system and make-up water pumps (as required for Tenant’s permitted load)
m)Heating System
n)BMS
o)First Responder System
p)Security System
q)Power to POE Service Rooms
r)DAS
2.The entire fuel oil system including but not limited to all controls, fuel oil flow meters, all fuel transfer pumps, block heaters, shall be sourced from both normal and emergency power.
3.All generator auxiliary service panels, all generator and ATS equipment room lighting and power, generator room heat, etc., shall be sourced from both normal and emergency power.
4.Generators shall meet all NYC and NY State code requirements for noise and exhaust emissions.
D.Landlord shall deliver to each floor a minimum of 0.15 watts per gross square foot (or as required by code) of emergency power from the base building generator system for exit signs and emergency lighting within Tenant's space. If such power is provided via a dark (generator power only) riser, Landlord shall provide a transfer relay on each floor. If provided as a powered, utility/generator circuit, Landlord shall provide required sub-metering.
E.Building Generator System
1.Landlord shall:
a)Furnish and install three 2,750kW generators in parallel and connect toilet exhaust system serving Tenant’s Premises on the generator system, at Landlord’s cost (including generator engines, exhaust, and louvers), vertical riser work and ATS(s).
b)Tenant’s anticipated requirement is 1,750 kW. Landlord shall provide required Landlord emergency base building power obligations plus the anticipated 1,750 kW of Tenant power in an N+1 load prioritization design, with Tenant as Load Priority 1, following life safety and code required loads, which are required to be higher priority than optional standby loads.
C-4-4
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c)Landlord (at Landlord’s sole cost and expense) shall provide the following scope in lieu of the standard building bus riser installation: Landlord to back-up 100% of Tenant normal power (up to 6W/RSF) by feeding Tenant’s four floors directly from 37th floor switch gear (pipe & wire). Landlord (at Landlord’s sole cost and expense) will provide ATS(s) on floor 37/38 connected to 37th floor switches and generators. The installation shall consist of (2) 277/480v distribution panels, connected to diverse utility switchboards and to the generator system. Each distribution panel shall feed panels on each of the tenant’s floors (2 panels per floor). The vertical distribution shall consist of conduit and wire risers in diverse riser closets. The above is in addition to the (2) supplemental 800A risers noted in Section II.B.1. The foregoing is more particularly set forth on Exhibit Y attached to the Lease.
d)Landlord shall connect Tenant’s base building Air Conditioning units to the generator system.
e)Energize at least two (2) cooling tower cells connected to the generator system.
2.All generators shall have fuel capacity sized for 48 hour continuous operation at full load (for Tenant’s loads and Base Building fire & life safety loads).
3.Fuel oil system shall be equipped to polish fuel.
III.Fire Alarm and Fire Protection Systems
A.Base Services
1.Landlord shall provide, as required in Tenant's approved final plans for the Initial Installations, an adequate number of points in the Building fire alarm system to connect all synchronized strobes, speakers, smoke detectors, fan shutdown and door releases.
2.Landlord shall provide the following devices on each floor on the Commencement Date as required by Code but not limited to:
a)Pullstations
b)Warden stations
c)Smoke detectors in elevator lobbies, electric closets, telecommunications closets and mechanical equipment rooms
d)Speaker/strobes at door to fire stairs and in core toilet rooms
3.Landlord shall provide connections at standpipe system inclusive of sprinkler loop, water flow switch, tamper switch (completely wired to building Fire Alarm System) and
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1930820.10 29086-0006-000

provide Code compliant supply of water at required water pressure for full sprinkler coverage of the premises.
IV.Telecommunication Services
A.Base Services
1. Tenant reserves the right at their own expense to procure telecommunications carrier services from one or more service providers, who may or may not already be in the building, and to have these services delivered to their demised premises. The work shall include the establishment of a second Point-of-Entry and the construction of one or more dedicated conduit paths from the POE’s to the Premises. Tenant will run vertical cabling which shall be armoured fiber or cabling within the 4” conduit, subject to maximizing the number of innerducts (in non-exclusive 4” conduits only) and in compliance with the applicable terms and conditions of the Lease. The pathway for the conduit shall extend from two (2) separate and diverse Building communications points of entry (“POE”), to each floor of the Premises (including the lowest floor) and to the roof.
2.Landlord shall designate pathways for the installation of such service provider cables and conduits to enclose these cables.
3.Where Landlord has installed conduits to permit installation of Tenant’s service provider cables, Landlord shall designate, for Tenant’s exclusive use, sufficient conduits to carry the required cabling.
4.Landlord shall permit the cable television company serving the area to provide cable television services to all floors within the demised premises.
V.Domestic Water Services
A.Landlord shall provide hot, cold water at a minimum of 50 psi to each floor and sanitary waste services at core toilets, minimum of one per floor. If needed, Landlord shall permit a location to install a properly sized cold water connection to accommodate the kitchen.
B.All water shall be deemed potable as determined by the Environmental Protection Agency or other such local, state or federal agency having jurisdiction over such matters. Water services to originate at two locations.
C.Landlord to allow Tenant to install additional toilet facilities, as needed to accommodate occupancy, and connect to building systems.
D.Landlord to provide cold water and sanitary connection points at wet columns within the premises for Tenant’s ordinary drinking, pantry, cleaning and lavatory purposes.
C-4-6
1930820.10 29086-0006-000

VI.Intentionally Deleted
VII.Building Management System
A.Tenant may opt to install their own Building Management System. Tenant would like to be able to monitor certain portions of the building systems such as, but not limited to:
1.Supply air temperature
2.Supply air static pressure
3.Condenser water supply and return temperatures
4.Condenser water differential pressure
5.Quantity of outside air
6.Emergency power from the base building generator
7.ATS switch position for all ATS’ serving tenant
B.Tenant capability shall be “read only” and not provide Tenant with ability to control building systems.
VIII.Intentionally Deleted

IX.Electromagnetic Interference
The Tenant and Landlord agree to cooperate in determining whether any detrimental electromagnetic interference exists and the Landlord will mitigate the interferences in accordance with the recommendations of a mutually agreed upon consultant.

Any references in this Exhibit to Tenant being permitted to perform work or make installations shall be subject to Tenant’s compliance with all applicable terms and conditions of the Lease in connection therewith and such Tenant work or installations shall not be required for landlord to satisfy requirements in the Lease pertaining to the Base Building Condition.
C-4-7
1930820.10 29086-0006-000

EXHIBIT C-4

LOGISTICS ITEMS

TEMPORARY UTILITIES

(1)    Temporary Electric, Heat and Systems

Landlord will provide temporary tracing to prevent freeze-ups of base building infrastructure. Landlord will provide Tenant with the permanent electrical distribution as shown on the contract documents that will allow the Tenant to temper the floors utilizing Tenant-furnished and operated electric unit heaters.
Base building permanent power will be operational by the Commencement Date. Electrical consumption will be sub-metered and charged to Tenant based on actual costs.

(2)    Temporary Sprinkler Loops

If required by the DOB or recommended by expeditor the Landlord will be responsible for providing temporary sprinkler loops and C&S demising walls/ceilings.

(3)    Bathrooms

Once bathroom fitout is completed by Landlord, Tenant may utilize two bathrooms on every third floor for temporary use during construction subject to Tenant providing complete protection and corrective work in the event of damage.

(4)    Intentionally Omitted.

(5)    SITE ACCESS AND HOIST

Passenger cars may be used once in service (anticipate 3/1/22) in connection with move-in for personnel and for FF&E (accessed from cellar level). Protection of the service and passenger elevators will be the responsibility of Tenant.

Hoist will be operational until at least October 1, 2022. Once hoist is decommissioned, the service elevators will be used for remaining work. At the time of floor delivery, if the hoist is still operational, LL will provide tenant with shared access to outside hoists, starting at 3pm daily, until the date identified in the schedule when outside hoists service ends. Tenant will be responsible for their share of the operating costs of the outside hoists, including monthly rental, operators, Teamster shop steward, and master mechanic (prorated between Tenant and Landlord based on daily duration of hoist operations). Landlord will be responsible for the cost to remove the hoist.

After the hoist is decommissioned, Tenant will have use of personnel cars and service elevators per the terms of the Lease.

Hoist will be removed no earlier than October 1, 2022 and no later than February 1, 2024. To the extent the hoist has not been removed by the tenant’s occupancy date, LL will create temporary enclosures at the hoist run openings until such time that the hoist is removed. Once hoist is removed, weather rooms will be removed and curtain wall will be infilled. Please see attached hoist details.

See Crane and Hoist Details attached hereto as Schedule I to Exhibit C-4.

See Crane and Hoist Logistics Plans attached hereto as Schedule II to Exhibit C-4.

C-4-8
1930820.10 29086-0006-000

(6)    SECURITY

Tenant will be responsible for access control and will provide its own guarding and badging. Tenant is also responsible for all on-floor security on the premises.

(7)    SITE SAFETY

Tenant and associated contractors will provide their own site safety plan, site safety managers and satisfy DOB-mandated site safety requirements.

(8)    TCO COORDINATION

LL will obtain a Core & Shell TCO (zero occupancy TCO) prior to obtaining Tenant TCO. In order to facilitate the C&S TCO while Tenant fitout is in progress, LL may install a temporary demising wall/ceiling, LL will install sprinkler loop, temporary ramps at core, and similar items that may be required by regulatory agencies in order to achieve the C&S TCO. Tenant will ensure that there are no stop work orders or open violations that impact C&S TCO.

(9)    FLOOR LOAD UPGRADES

Landlord shall provide additional shear studs on the 25th floor framing.

Tenant may elect for Landlord to upgrade the live load capacity in their Premises to 100 lbs/SF (the “Live Load Upgrade”). For the 25th floor framing, the deadline for Tenant to elect the Live Load Upgrade is 5/1/2020. The Live Load Upgrade is at Tenant’s expense. The cost for field installation of beam plates and connection upgrades shall not exceed $1,100,000 of direct work costs and all costs (the “Live Load Upgrade Costs”) shall be submitted to Tenant for Tenant’s approval prior to Landlord performing the upgrade. Tenant shall have ten (10) Business Days after receipt of the Live Load Upgrade Costs to accept such Live Load Upgrade Costs. Tenant’s failure to so timely accept the Live Load Upgrade Costs shall be deemed a rejection thereof and in such event, Landlord shall have no obligation to perform the Live Load Upgrade. Other costs that may be added to this direct work determined after the Effective Date will include extra prep work for SOFP and trade comeback work including SOFP. All direct work will be marked up as follows (using a $1,000,000 Direct Work estimate for illustrative purposes) subject to an adjustment on Financing based on an agreement about timing of reimbursement.

CM COSTS (Hard Cost)	Direct Work	1,000,000
	GMP Contingency (3%)	30,000
	Bond/subguard (1.25%)	12,875
	General Conditions/Fee (11%)	114,716
	Project Contingency (3%)	34,728
	Subtotal HC (23%)	1,192,319

DEV	Insurance (11% of HC)	$131,155
	Financing (7.4% of HC)	$89,185
	Dev’t Fees (3.5% of HC, Fin, Ins)	$51,193
	A/E Fees (5% of DW)	$50,000
	Total	$1,513,853
	Total as % of Direct Work	0.514

C-4-9
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Live Load Upgrades on other floors of the Premises are possible (at Tenant’s expense) and the cost and schedule impacts will be evaluated at the time of the Tenant request; however, if Landlord performs the work, the direct work cost of the field installation of beam plates and connection upgrades shall not exceed $1,100,000 per floor on the basis that Tenant elects to install shear studs on the respective floor by 9/1/2019 for a direct work cost of $28,000 per floor. All direct work costs will be marked-up as per the above table subject to a reduction in Financing noted above in relation to timing of reimbursement.

In any case described in this item (9), Landlord’s Contribution shall be deemed reduced by the amount of Tenant’s share of the costs described in this item (9).

In addition to the above, attached hereto are certain items of the expected Building condition.
See Temporary Floor Condition Plan set forth on Schedule I to Exhibit C-1.

C-4-10
1930820.10 29086-0006-000

Schedule I to Exhibit C-4
Crane and Hoist Details
See attached

C-4-11
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C-4-12
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--> Stage infill panels
--> Take down hoist.

STAGED INFILL PANELS
(brought up via hoist just prior to hoist take-down)
WEATHER-WALL

PLAN VIEW

C-4-13
1930820.10 29086-0006-000

Valla or Spyder crane.
Alt: Electric chain fall from spandrel beam.
WEATHER WALL
CURTAINWALL PANEL

--> Infill panels via conventional means (floor crane)
--> Remove weather wall

SECTION VIEW

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C-4-15
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Schedule II to Exhibit C-4
Crane and Hoist Plans

CRANE & HOIST SUMMARY
2019
NORTH HOIST COMPLEX
MOBILIZE OCT 2019
DEMOBILIZE TBD
NORTH TOWER CRANE
MOBILIZE APR 2019
DEMOBILIZE SEP 2019
INTERIOR HOIST COMPLEX
MOBILIZE NOV 2019
DEMOBILIZE APR 2022
WEST TOWER CRANE
MOBILIZE JUL 2019
DEMOBILIZE MAY 2021
EAST TOWER CRANE
MOBILIZE JUL 2019
DEMOBILIZE SEP 2021
SOUTH TOWER CRANE
MOBILIZE APR 2019
DEMOBILIZE SEP 2021
SOUTH HOIST COMPLEX
MOBILIZE JUN 2019
DEMOBILIZE DEC 2021
WEST 34TH ST
(100')

The information contained within this schedule represents a planning tool and not lease milestone dates.

3/6/2018

ARCHITECTURAL SITE PLAN

G005

C-4-16
1930820.10 29086-0006-000

CRANE & HOIST SUMMARY
2020

WEST 34TH ST
(100')

The information contained within this schedule represents a planning tool and not lease milestone dates.

3/6/2018

BIG

ARCHITECTURAL SITE PLAN

G005

C-4-17
1930820.10 29086-0006-000

CRANE & HOIST SUMMARY 2021

= PFIZER
= CONSTRUCTION
= SHARED
= OUT OF SERVICE
= POTENTIAL ADDITIONAL HOIST CARS
PFIZER HOISTS
START DEC 2021
FINISH MAR 2022
PFIZER PASSENGER ELEVATORS
TO BE DISCUSSED FOR
MOVEMENT OF MANPOWER
WEST TOWER CRANE
MOBILIZE JUL 2019
DEMOBILIZE MAY 2021
EAST TOWER CRANE
MOBILIZE JUL 2019
DEMOBILIZE SEP 2021
SOUTH TOWER CRANE
MOBILIZE APR 2019
DEMOBILIZE SEP 2021
SOUTH HOIST COMPLEX
MOBILIZE JUN 2019
DEMOBILIZE DEC 2021
PFIZER HOISTS
START MAY 2021
FINISH NOV 2021
WEST 34TH ST
(100')
10TH AVE
HUDSON BOULEVARD

The information contained within this schedule represents a planning tool and not lease milestone dates.

3/6/2018

BIG

ARCHITECTURAL SITE PLAN

G005

C-4-18
1930820.10 29086-0006-000

CRANE & HOIST SUMMARY 2022

= CONSTRUCTION
= SHARED
= OUT OF SERVICE
= POTENTIAL ADDITIONAL HOIST CARS
START DEC 2021
FINISH MAR 2022
INTERIOR HOIST COMPLEX
MOBILIZE NOV 2019
DEMOBILIZE APR 2022
*SHARED SERVICE ELEVATORS
START APR 2022
(*Refer to Logistics & Delivery Manual)
WEST 30TH ST
(100')
10TH AVE
(100')
HUDSON BOULEVARD EAST

The information contained within this schedule represents a planning tool and not lease milestone dates.

3/6/2018

ARCHITECTURAL SITE PLAN

G005

C-4-19
1930820.10 29086-0006-000

CRANE & HOIST SUMMARY
2023
= CONSTRUCTION
= SHARED
= OUT OF SERVICE
= POTENTIAL ADDITIONAL HOIST CARS
MID-RISE SERVICE ELEVATORS
OPERATIONAL Q2 2023
HUDSON BOULEVARD EAST
10TH AVE
WEST 34TH ST
(100')

The information contained within this schedule represents a planning tool and not lease milestone dates.

3/6/2018

ARCHITECTURAL SITE PLAN

G005

C-4-20
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EXHIBIT C-5

LIST OF BASE BUILDING PLANS

100% CD Drawing List
This list of drawings was produced as of 12/10/2018 and will be amended as the construction documentation progresses

A‐000 COVER SHEET
A‐001 DRAWING LIST
A‐002 DRAWING LIST
A‐003 GENERAL NOTES, STANDARDS AND ABBREVIATIONS
A‐004 MATERIAL KEYNOTE LEGEND
A‐005 GYPSUM PARTITION SCHEDULE
A‐006 GYPSUM PARTITION SCHEDULE
A‐007 MASONRY PARTITION SCHEDULE
A‐009 SURVEY
A‐010 SITE PLAN
A‐011 GRIDLINES AND CELLAR SETTING OUT PLAN
A‐015 ROOM FINISH SCHEDULE (SUB‐CELLAR, CELLAR, CELLAR MEZZANINE)
A‐016 ROOM FINISH SCHEDULE (GROUND, GROUND MEZZANINE, 2ND, 3RD)
A‐017 ROOM FINISH SCHEDULE (4TH, 5TH, 6TH, 7TH, 8TH)
A‐018 ROOM FINISH SCHEDULE (9TH, 10TH, 11TH, 12TH, 13TH)
A‐019 ROOM FINISH SCHEDULE (14TH, 15TH, 16TH, 17TH, 18TH)
A‐020 ROOM FINISH SCHEDULE (19TH, 20TH, 21ST, 22ND, 23RD)
A‐021 ROOM FINISH SCHEDULE (24TH, 25TH, 26TH, 27TH, 28TH)
A‐022 ROOM FINISH SCHEDULE (29TH, 30TH, 31ST, 32ND, 33RD)
A‐023 ROOM FINISH SCHEDULE (34TH, 35TH, 36TH, 37TH, 38TH)
A‐024 ROOM FINISH SCHEDULE (39TH, 40TH, 41ST, 42ND, 43RD)
A‐025 ROOM FINISH SCHEDULE (44TH, 45TH, 46TH, 47TH, 48TH)
A‐026 ROOM FINISH SCHEDULE (49TH, 50TH, 51ST, 52ND, 53RD)
A‐027 ROOM FINISH SCHEDULE (54TH, 55TH, 56TH, 57TH, 58TH)
A‐028 ROOM FINISH SCHEDULE (59TH, 60TH, 61ST, 62ND, 63RD)
A‐029 ROOM FINISH SCHEDULE (64TH, 65TH, 66TH, ROOF)
A‐050 TRANSFORMER VAULTS PLANS & SECTIONS
A‐051 TRANSFORMER VAULTS SECTIONS
A‐052 TRANSFORMER VAULT SECTIONS
A‐053 TRANSFORMER VAULT DETAILS
A‐060 DOOR AND FRAME DETAILS
A‐061 DOOR AND FRAME DETAILS
A‐063 DOOR SCHEDULE (SUB‐CELLAR)
A‐064 DOOR SCHEDULE (CELLAR)
A‐065 DOOR SCHEDULE (CELLAR MEZZANINE, GROUND, GROUND MEZZANINE)
A‐066 DOOR SCHEDULE (2ND, 3RD, 4TH)
A‐067 DOOR SCHEDULE (5TH, 6TH, 7TH)
A‐068 DOOR SCHEDULE (8TH, 9TH, 10TH)
A‐069 DOOR SCHEDULE (11TH, 12TH, 13TH)
A‐070 DOOR SCHEDULE (14TH, 15TH, 16TH)
A‐071 DOOR SCHEDULE (17TH, 18TH, 19TH)
A‐072 DOOR SCHEDULE (20TH, 21ST, 22ND)
A‐073 DOOR SCHEDULE (23RD, 24TH, 25TH)
A‐074 DOOR SCHEDULE (26TH, 27TH, 28TH)
A‐075 DOOR SCHEDULE (29TH, 30TH, 31ST)
A‐076 DOOR SCHEDULE (32ND, 33RD, 34TH)
A‐077 DOOR SCHEDULE (35TH, 36TH, 37TH)
A‐078 DOOR SCHEDULE (38TH, 39TH, 40TH)
A‐079 DOOR SCHEDULE (41ST, 42ND, 43RD)
A‐080 DOOR SCHEDULE (44TH, 45TH, 46TH)
A‐081 DOOR SCHEDULE (47TH, 48TH, 49TH)
A‐082 DOOR SCHEDULE (50TH, 51ST, 52ND)
A‐083 DOOR SCHEDULE (53RD, 54TH, 55TH)
A‐084 DOOR SCHEDULE (56TH, 57TH, 58TH)
A‐085 DOOR SCHEDULE (59TH, 60TH, 61ST)
A‐086 DOOR SCHEDULE (62ND, 63RD, 64TH)
A‐087 DOOR SCHEDULE (65TH, 66TH, ROOF)
A‐097 SUB‐CELLAR FLOOR PLAN
A‐098 CELLAR FLOOR PLAN
A‐099 CELLAR FLOOR MEZZANINE
A‐100 GROUND FLOOR PLAN
A‐101 GROUND FLOOR MEZZANINE PLAN
A‐102 2ND FLOOR PLAN
A‐103 3RD FLOOR PLAN
A‐104 4TH FLOOR PLAN
A‐105 5TH FLOOR PLAN
A‐106 6TH FLOOR PLAN
A‐107 7TH FLOOR PLAN
A‐108 8TH FLOOR PLAN
C-5
1930820.10 29086-0006-000

A‐109 9TH FLOOR PLAN
A‐1097 SUB‐CELLAR SLAB EDGE PLAN
A‐1098 CELLAR SLAB EDGE PLAN
A‐1099 CELLAR MEZZANINE SLAB EDGE PLAN
A‐1099A STOREFRONT CURB PLAN
A‐110 10TH FLOOR PLAN
A‐1100 GROUND SLAB EDGE PLAN
A‐1100A GROUND FLOOR CURB PLAN
A‐1100B GROUND FLOOR BUILT‐UP SLAB EDGE PLAN
A‐1101 GROUND FLOOR MEZZANINE SLAB EDGE PLAN
A‐1102 2ND SLAB EDGE PLAN +35'‐6"‐SSL
A‐1103 3RD SLAB EDGE PLAN + 53'‐6"‐SSL
A‐1104 4TH SLAB EDGE PLAN + 71'‐6"‐SSL
A‐1105 5TH SLAB EDGE PLAN + 89'‐6"‐SSL
A‐1106 6TH SLAB EDGE PLAN + 107'‐6"‐SSL
A‐1107 7TH SLAB EDGE PLAN + 133'‐6"‐SSL
A‐1108 8TH SLAB EDGE PLAN + 147'‐6"‐SSL
A‐1109 9TH SLAB EDGE PLAN + 161'‐6"‐SSL
A‐111 11TH FLOOR PLAN
A‐1110 10TH SLAB EDGE PLAN + 175'‐6"‐SSL
A‐1111 11TH SLAB EDGE PLAN + 189'‐6"‐SSL
A‐1112 12TH SLAB EDGE PLAN + 203'‐6"‐SSL
A‐1113 13TH SLAB EDGE PLAN + 217'‐6"‐SSL
A‐1114 14TH SLAB EDGE PLAN + 231'‐6"‐SSL
A‐1115 15TH SLAB EDGE PLAN + 245'‐6"‐SSL
A‐1116 16TH SLAB EDGE PLAN + 259'‐6"‐SSL
A‐1117 17TH SLAB EDGE PLAN + 273'‐6"‐SSL
A‐1118 18TH SLAB EDGE PLAN + 287'‐6"‐SSL
A‐1119 19TH SLAB EDGE PLAN + 301'‐6"‐SSL
A‐112 12TH FLOOR PLAN
A‐1120 20TH SLAB EDGE PLAN + 315'‐6"‐SSL
A‐1121 21ST SLAB EDGE PLAN + 329'‐6"‐SSL
A‐1122 22ND SLAB EDGE PLAN + 343'‐6"‐SSL
A‐1123 23RD SLAB EDGE PLAN + 357'‐6"‐SSL
A‐1124 24TH SLAB EDGE PLAN + 371'‐6"‐SSL
A‐1125 25TH SLAB EDGE PLAN + 385'‐6"‐SSL
A‐1126 26TH SLAB EDGE PLAN + 399'‐6"‐SSL
A‐1127 27TH SLAB EDGE PLAN + 413'‐6"‐SSL
A‐1128 28TH SLAB EDGE PLAN + 427'‐6"‐SSL
A‐1129 29TH SLAB EDGE PLAN + 441'‐6"‐SSL
A‐113 13TH FLOOR PLAN
A‐1130 30TH SLAB EDGE PLAN + 455'‐6"‐SSL
A‐1131 31ST SLAB EDGE PLAN + 469'‐6"‐SSL
A‐1132 32ND SLAB EDGE PLAN + 483'‐6"‐SSL
A‐1133 33RD SLAB EDGE PLAN + 497'‐6"‐SSL
A‐1134 34TH SLAB EDGE PLAN + 511'‐6"‐SSL
A‐1135 35TH SLAB EDGE PLAN + 525'‐6"‐SSL
A‐1136 36TH SLAB EDGE PLAN + 539'‐6"‐SSL
A‐1137 37TH SLAB EDGE PLAN + 554'‐3"‐SSL
A‐1138 38TH SLAB EDGE PLAN + 567'‐6"‐SSL
A‐1139 39TH SLAB EDGE PLAN + 577'‐10"‐SSL
A‐114 14TH FLOOR PLAN
A‐1140 40TH SLAB EDGE PLAN + 595'‐6"‐ SSL
A‐1141 41ST SLAB EDGE PLAN + 609'‐6"‐SSL
A‐1142 42ND SLAB EDGE PLAN + 623'‐6"‐SSL
A‐1143 43RD SLAB EDGE PLAN + 637'‐6"‐SSL
A‐1144 44TH SLAB EDGE PLAN + 651'‐6"‐SSL
A‐1145 45TH SLAB EDGE PLAN + 665'‐6"‐SSL
A‐1146 46TH SLAB EDGE PLAN + 679'‐6"‐SSL
A‐1147 47TH SLAB EDGE PLAN + 693'‐6"‐SSL
A‐1148 48TH SLAB EDGE PLAN + 707'‐6"‐SSL
A‐1149 49TH SLAB EDGE PLAN + 721'‐6"‐SSL
A‐115 15TH FLOOR PLAN
A‐1150 50TH SLAB EDGE PLAN + 735'‐6"‐SSL
A‐1151 51ST SLAB EDGE PLAN + 749'‐6"‐SSL
A‐1152 52ND SLAB EDGE PLAN + 763'‐6"‐SSL
A‐1153 53RD SLAB EDGE PLAN + 777'‐6'‐SSL
A‐1154 54TH SLAB EDGE PLAN + 791'‐6"‐SSL
A‐1155 55TH SLAB EDGE PLAN + 805'‐6"‐SSL
A‐1156 56TH SLAB EDGE PLAN + 819'‐6"‐SSL
A‐1157 57TH SLAB EDGE PLAN + 833'‐6"‐SSL
A‐1158 58TH SLAB EDGE PLAN + 847'‐6"‐SSL
A‐1159 59TH SLAB EDGE PLAN + 861'‐6"‐SSL
A‐116 16TH FLOOR PLAN
A‐1160 60TH SLAB EDGE PLAN + 875'‐6"‐SSL
A‐1161 61ST SLAB EDGE PLAN + 889'‐6"‐SSL
A‐1162 62ND SLAB EDGE PLAN + 903'‐6"‐SSL
A‐1163 63RD SLAB EDGE PLAN + 917'‐6"‐SSL
A‐1164 64TH SLAB EDGE PLAN + 935'‐6"‐SSL
A‐1165 65TH SLAB EDGE PLAN + 953'‐6"‐SSL
A‐1166 66TH SLAB EDGE PLAN + 971'‐6"‐SSL
C-5
1930820.10 29086-0006-000

A‐1167 ROOF SLAB EDGE PLAN + 995'‐6"‐SSL
A‐117 17TH FLOOR PLAN
A‐118 18TH FLOOR PLAN
A‐119 19TH FLOOR PLAN
A‐120 20TH FLOOR PLAN
A‐1200 SLAB EDGE DETAILS AT LOBBY ENTRANCES
A‐1200A SLAB EDGE DETAIL AT LOBBY ENTRANCES
A‐121 21ST FLOOR PLAN
A‐122 22ND FLOOR PLAN
A‐123 23RD FLOOR PLAN
A‐124 24TH FLOOR PLAN
A‐125 25TH FLOOR PLAN
A‐126 26TH FLOOR PLAN
A‐127 27TH FLOOR PLAN
A‐128 28TH FLOOR PLAN
A‐129 29TH FLOOR PLAN
A‐130 30TH FLOOR PLAN
A‐131 31ST FLOOR PLAN
A‐132 32ND FLOOR PLAN
A‐133 33RD FLOOR PLAN
A‐134 34TH FLOOR PLAN
A‐135 35TH FLOOR PLAN
A‐136 36TH FLOOR PLAN
A‐137 37TH FLOOR PLAN
A‐138 38TH FLOOR PLAN
A‐139 39TH FLOOR PLAN
A‐140 40TH FLOOR PLAN
A‐141 41ST FLOOR PLAN
A‐142 42ND FLOOR PLAN
A‐143 43RD FLOOR PLAN
A‐144 44TH FLOOR PLAN
A‐145 45TH FLOOR PLAN
A‐146 46TH FLOOR PLAN
A‐147 47TH FLOOR PLAN
A‐148 48TH FLOOR PLAN
A‐149 49TH FLOOR PLAN
A‐150 50TH FLOOR PLAN
A‐151 51ST FLOOR PLAN
A‐152 52ND FLOOR PLAN
A‐153 53RD FLOOR PLAN
A‐154 54TH FLOOR PLAN
A‐155 55TH FLOOR PLAN
A‐156 56TH FLOOR PLAN
A‐157 57TH FLOOR PLAN
A‐158 58TH FLOOR PLAN
A‐159 59TH FLOOR PLAN
A‐160 60TH FLOOR PLAN
A‐161 61ST FLOOR PLAN
A‐162 62ND FLOOR PLAN
A‐163 63RD FLOOR PLAN
A‐164 64TH FLOOR PLAN
A‐165 65TH FLOOR PLAN
A‐166 66TH FLOOR PLAN
A‐167 ROOF PLAN
A‐168 OVERALL ROOF PLAN
A‐171 ENLARGED ROOF PLAN
A‐172 TOP OF BUILDING‐ MAINTENANCE PLATFORMS
A‐173 TOP OF BUILDING‐ MAINTENANCE PLATFORMS
A‐179 CELLAR FLOOR PART PLAN‐1
A‐180 CELLAR FLOOR PART PLAN‐2
A‐181 CELLAR FLOOR PART PLAN‐3
A‐182 CELLAR FLOOR PART PLAN‐4
A‐183 CELLAR MEZZANINE FLOOR PART PLAN‐1
A‐184 CELLAR MEZZANINE FLOOR PART PLAN‐2
A‐185 CELLAR MEZZANINE FLOOR PART PLAN‐3
A‐186 CELLAR MEZZANINE FLOOR PART PLAN‐4
A‐187 GROUND FLOOR PART PLAN‐1
A‐188 GROUND FLOOR PART PLAN‐2
A‐189 GROUND FLOOR PART PLAN‐3
A‐190 GROUND FLOOR PART PLAN‐4
A‐191 GROUND FLOOR MEZZANINE PART PLAN‐1
A‐192 GROUND FLOOR MEZZANINE PART PLAN‐2
A‐193 GROUND FLOOR MEZZANINE PART PLAN‐3
A‐194 GROUND FLOOR MEZZANINE PART PLAN‐4
A‐200 CURTAIN WALL DOOR SCHEDULE AND NOTES
A‐201 OVERALL ELEVATIONS
A‐202 OVERALL ELEVATIONS
A‐203 OVERALL ELEVATIONS ‐ SPIRAL GLAZING
A‐204 OVERALL ELEVATIONS ‐ SPIRAL GLAZING
A‐210 PARTIAL ELEVATION ‐ SOUTH TOWER
A‐211 PARTIAL ELEVATION ‐ SOUTH TOWER
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A‐212 PARTIAL ELEVATION ‐ SOUTH TOWER
A‐213 PARTIAL ELEVATION ‐ SOUTH TOWER
A‐214 PARTIAL ELEVATION ‐ SOUTH TOWER
A‐215 PARTIAL ELEVATION ‐ SOUTH TOWER
A‐216 PARTIAL ELEVATION ‐ SOUTH TOWER
A‐222 PARTIAL ELEVATION ‐ EAST TOWER
A‐223 PARTIAL ELEVATION ‐ EAST TOWER
A‐224 PARTIAL ELEVATION ‐ EAST TOWER
A‐225 PARTIAL ELEVATION ‐ EAST TOWER
A‐226 PARTIAL ELEVATION ‐ EAST TOWER
A‐227 PARTIAL ELEVATION ‐ EAST TOWER
A‐228 PARTIAL ELEVATION ‐ EAST TOWER
A‐232 PARTIAL ELEVATION ‐ NORTH TOWER
A‐233 PARTIAL ELEVATION ‐ NORTH TOWER
A‐234 PARTIAL ELEVATION ‐ NORTH TOWER
A‐235 PARTIAL ELEVATION ‐ NORTH TOWER
A‐236 PARTIAL ELEVATION ‐ NORTH TOWER
A‐237 PARTIAL ELEVATION ‐ NORTH TOWER
A‐238 PARTIAL ELEVATION ‐ NORTH TOWER
A‐239 PARTIAL ELEVATION ‐ NORTH TOWER
A‐240 PARTIAL ELEVATION ‐ NORTH TOWER
A‐241 PARTIAL ELEVATION ‐ NORTH TOWER
A‐243 PARTIAL ELEVATION ‐ WEST TOWER
A‐244 PARTIAL ELEVATION ‐ WEST TOWER
A‐245 PARTIAL ELEVATION ‐ WEST TOWER
A‐246 PARTIAL ELEVATION ‐ WEST TOWER
A‐247 PARTIAL ELEVATION ‐ WEST TOWER
A‐248 PARTIAL ELEVATION ‐ WEST TOWER
A‐250 OVERALL BUILDING SECTIONS
A‐260 PARTIAL BUILDING SECTION
A‐261 PARTIAL BUILDING SECTION
A‐262 PODIUM SECTIONS
A‐263 PODIUM SECTIONS
A‐265 MECHANICAL PENTHOUSE SECTION DETAIL
A‐270 TYPICAL OFFICE FLOOR SECTIONS
A‐280 INTERIOR ELEVATIONS ‐ 6TH LEVEL MECHANICAL
A‐281 INTERIOR ELEVATIONS ‐ 6TH LEVEL MECHANICAL
A‐282 INTERIOR ELEVATIONS ‐ 37TH LEVEL MECHANICAL
A‐283 INTERIOR ELEVATIONS ‐ 66TH LEVEL MECHANICAL
A‐290 ROOF AND TOP OF HOUSE ELEVATIONS DETAILS
A‐291 ROOF AND TOP OF HOUSE DETAILS
A‐297 CORE PLAN‐ SUB CELLAR
A‐298 CORE PLAN‐ CELLAR
A‐300 CORE PLAN ‐ GROUND FLOOR
A‐301 CORE PLAN ‐ GROUND FLOOR MEZZANINE
A‐302 CORE PLAN ‐ 2ND FLOOR
A‐303 CORE PLAN ‐ 3RD TO 5TH FLOOR
A‐306 CORE PLAN ‐ 6TH FLOOR
A‐307 CORE PLAN ‐ 7TH FLOOR
A‐308 CORE PLAN ‐ 8TH FLOOR
A‐309 CORE PLAN ‐ 9TH TO 13TH FLOOR
A‐314 CORE PLAN ‐ 14TH FLOOR
A‐315 CORE PLAN ‐ 15TH FLOOR
A‐316 CORE PLAN ‐ 16TH FLOOR
A‐317 CORE PLAN ‐ 17TH FLOOR
A‐318 CORE PLAN ‐ 18TH TO 23RD FLOOR
A‐324 CORE PLAN ‐ 24TH FLOOR
A‐325 CORE PLAN ‐ 25TH FLOOR
A‐326 CORE PLAN ‐ 26TH FLOOR
A‐327 CORE PLAN ‐ 27TH FLOOR
A‐328 CORE PLAN ‐ 28TH FLOOR
A‐329 CORE PLAN ‐ 29TH TO 32ND FLOOR
A‐333 CORE PLAN ‐ 33RD FLOOR
A‐334 CORE PLAN ‐ 34TH FLOOR
A‐335 CORE PLAN ‐ 35TH FLOOR
A‐336 CORE PLAN ‐ 36TH FLOOR
A‐337 CORE PLAN ‐ 37TH FLOOR
A‐338 CORE PLAN ‐ 38TH FLOOR
A‐339 CORE PLAN ‐ 39TH FLOOR
A‐340 CORE PLAN ‐ 40TH TO 47TH FLOOR
A‐348 CORE PLAN ‐ 48TH FLOOR
A‐349 CORE PLAN ‐ 49TH FLOOR
A‐350 CORE PLAN ‐ 50TH & 51ST FLOOR
A‐352 CORE PLAN ‐ 52ND & 53RD FLOOR
A‐354 CORE PLAN ‐ 54TH & 55TH FLOOR
A‐356 CORE PLAN ‐ 56TH & 57TH TO 63RD FLOOR
A‐363 CORE PLAN‐ 63RD FLOOR
A‐364 CORE PLAN ‐ 64TH TO 65TH FLOOR & 66TH FLOOR
A‐367 CORE PLAN ‐ ROOF
A‐368 CORE PLAN‐ OVERALL ROOF
A‐370 37TH FLOOR ‐ MECHANICAL ROOMS ENLARGED PLANS
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A‐371 39TH & 66TH FLOOR ‐ MECHANICAL ROOMS ENLARGED PLANS
A‐397 SUB‐CELLAR REFLECTED CEILING PLAN
A‐398 CELLAR REFLECTED CEILING PLAN
A‐399 CELLAR MEZZANINE REFLECTED CEILING PLAN
A‐400 GROUND FLOOR REFLECTED CEILING PLAN
A‐401 FLOOR 01 MEZZANINE RCP
A‐402 2ND FLOOR REFLECTED CEILING PLAN
A‐403 3RD FLOOR REFLECTED CEILING PLAN
A‐404 4TH FLOOR REFLECTED CEILING PLAN
A‐405 5TH FLOOR REFLECTED CEILING PLAN
A‐406 6TH FLOOR REFLECTED CEILING PLAN
A‐407 7TH FLOOR REFLECTED CEILING PLAN
A‐408 8TH FLOOR REFLECTED CEILING PLAN
A‐409 9TH FLOOR REFLECTED CEILING PLAN
A‐410 10TH FLOOR REFLECTED CEILING PLAN
A‐411 11TH FLOOR REFLECTED CEILING PLAN
A‐412 12TH FLOOR REFLECTED CEILING PLAN
A‐413 13TH FLOOR REFLECTED CEILING PLAN
A‐414 14TH FLOOR REFLECTED CEILING PLAN
A‐415 15TH FLOOR REFLECTED CEILING PLAN
A‐416 16TH FLOOR REFLECTED CEILING PLAN
A‐417 17TH FLOOR REFLECTED CEILING PLAN
A‐418 18TH FLOOR REFLECTED CEILING PLAN
A‐419 19TH FLOOR REFLECTED CEILING PLAN
A‐420 20TH FLOOR REFLECTED CEILING PLAN
A‐421 21ST FLOOR REFLECTED CEILING PLAN
A‐422 22ND FLOOR REFLECTED CEILING PLAN
A‐423 23RD FLOOR REFLECTED CEILING PLAN
A‐424 24TH FLOOR REFLECTED CEILING PLAN
A‐425 25TH FLOOR REFLECTED CEILING PLAN
A‐426 26TH FLOOR REFLECTED CEILING PLAN
A‐427 27TH FLOOR REFLECTED CEILING PLAN
A‐428 28TH FLOOR REFLECTED CEILING PLAN
A‐429 29TH FLOOR REFLECTED CEILING PLAN
A‐430 30TH FLOOR REFLECTED CEILING PLAN
A‐431 31ST FLOOR REFLECTED CEILING PLAN
A‐432 32ND FLOOR REFLECTED CEILING PLAN
A‐433 33RD FLOOR REFLECTED CEILING PLAN
A‐434 34TH FLOOR REFLECTED CEILING PLAN
A‐435 35TH FLOOR REFLECTED CEILING PLAN
A‐436 36TH FLOOR REFLECTED CEILING PLAN
A‐437 37TH FLOOR REFLECTED CEILING PLAN
A‐438 38TH FLOOR REFLECTED CEILING PLAN
A‐439 39TH FLOOR REFLECTED CEILING PLAN
A‐440 40TH FLOOR REFLECTED CEILING PLAN
A‐441 41ST FLOOR REFLECTED CEILING PLAN
A‐442 42ND FLOOR REFLECTED CEILING PLAN
A‐443 43RD FLOOR REFLECTED CEILING PLAN
A‐444 44TH FLOOR REFLECTED CEILING PLAN
A‐445 45TH FLOOR REFLECTED CEILING PLAN
A‐446 46TH FLOOR REFLECTED CEILING PLAN
A‐447 47TH FLOOR REFLECTED CEILING PLAN
A‐448 48TH FLOOR REFLECTED CEILING PLAN
A‐449 49TH FLOOR REFLECTED CEILING PLAN
A‐450 50TH FLOOR REFLECTED CEILING PLAN
A‐451 51ST FLOOR REFLECTED CEILING PLAN
A‐452 52ND FLOOR REFLECTED CEILING PLAN
A‐453 53RD FLOOR REFLECTED CEILING PLAN
A‐454 54TH FLOOR REFLECTED CEILING PLAN
A‐455 55TH FLOOR REFLECTED CEILING PLAN
A‐456 56TH FLOOR REFLECTED CEILING PLAN
A‐457 57TH FLOOR REFLECTED CEILING PLAN
A‐458 58TH FLOOR REFLECTED CEILING PLAN
A‐459 59TH FLOOR REFLECTED CEILING PLAN
A‐460 60TH FLOOR REFLECTED CEILING PLAN
A‐461 61ST FLOOR REFLECTED CEILING PLAN
A‐462 62ND FLOOR REFLECTED CEILING PLAN
A‐463 63RD FLOOR REFLECTED CEILING PLAN
A‐464 64TH FLOOR REFLECTED CEILING PLAN
A‐465 65TH FLOOR REFLECTED CEILING PLAN
A‐466 66TH FLOOR REFLECTED CEILING PLAN
A‐473 INTERIOR TYPICAL FLOOR SECTIONS
A‐474 INTERIOR TYPICAL FLOOR SECTIONS
A‐475 INTERIOR TYPICAL FLOOR SECTIONS
A‐476 INTERIOR TYPICAL FLOOR SECTIONS
A‐477 INTERIOR TYPICAL FLOOR SECTIONS
A‐478 CEILING SECTIONS AT TERRACE CONDITION
A‐480 TYPICAL CEILING DETAILS
A‐481 TYPICAL CEILING PLANNING DIAGRAMS
A‐500 BUILDING AXONOMETRIC VIEWS
A‐501 VISUAL & PERFORMANCE MOCK‐UP SCOPE
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A‐502 CURTAIN WALL ‐ STOREFRONTS SOUTH DETAILS
A‐503 CURTAIN WALL ‐ STOREFRONT SOUTH DETAILS
A‐503A CURTAIN WALL‐ STOREFRONTS SOUTH DETAILS
A‐504 CURTAIN WALL ‐ STOREFRONTS SOUTH DETAILS
A‐505 PRINCIPAL SYSTEM‐ TOWER
A‐506 CURTAIN WALL ‐ STOREFRONTS EAST DETAILS
A‐507 CURTAIN WALL ‐ STOREFRONT EAST PLAN DETAILS
A‐507A CURTAIN WALL‐ STOREFRONT EAST DETAILS
A‐508 CURTAIN WALL‐ TYPICAL LOBBY SECTION AND PARTIAL LOBBY ELEVATIONS
A‐509 CURTAIN WALL ‐ STOREFRONT NORTH DETAILS
A‐510 CURTAIN WALL ‐ STOREFRONT NORTH DETAILS
A‐511 CURTAIN WALL ‐ STOREFRONT NORTH PLAN DETAILS
A‐511A CURTAIN WALL‐ STOREFRONT NORTH DETAILS
A‐512 CURTAIN WALL ‐ STOREFRONTS WEST DETAILS
A‐513 CURTAIN WALL ‐ STOREFRONT WEST PLAN DETAILS
A‐513A CURTAIN WALL‐ STOREFRONT WEST DETAILS
A‐514 PARTIAL ELEVATIONS ‐ LOBBY ENTRANCE
A‐515 CURTAIN WALL ‐ TYPICAL DETAILS AT 6TH MECHANICAL LEVEL
A‐516 CURTAIN WALL ‐ TYPICAL DETAILS AT LEVEL 7TH TERRACE
A‐517 CURTAIN WALL TYPICAL DETAILS ‐ LEVEL 37TH MECHANICAL LEVEL
A‐518 TYPICAL TERRACE DETAILS
A‐519 CURTAIN WALL TYPICAL DETAILS LEVEL 67TH ROOF LEVEL
A‐520 CURTAIN WALL DETAIL PLANS AND ELEVATIONS
A‐521 EWS 02‐ SPIRAL TYP PODIUM& PENTHOUSE
A‐522 EWS 02‐ SPIRAL MECH
A‐523 EWS 02‐ SPIRAL ROOF PARAPET
A‐525 TYPICAL TERRACE PLAN DETAILS
A‐526 TYPICAL TERRACE PLAN DETAILS
A‐527 TYPICAL TERRACE PLAN DETAILS
A‐528 TYPICAL TERRACE PLAN DETAILS
A‐529 TYPICAL TERRACE DETAILS
A‐530 CURTAIN WALL ‐ TYPICAL TERRACES DETAILS
A‐531 TYPICAL TERRACE PLAN DETAILS
A‐532 TYPICAL TERRACES DETAILS
A‐535 SECTION DETAILS‐ CURTAIN WALL
A‐536 TERRACE DETAILS
A‐537 PARTIAL SECTIONS ‐ SOUTH PODIUM AND TOWER DETAILS A
A‐538 PARTIAL SECTIONS ‐ EAST PODIUM AND TOWER DETAILS
A‐539 PARTIAL SECTIONS ‐ NORTH PODIUM AND TOWER DETAILS
A‐540 CURTAIN WALL DOOR ENTRANCE DETAILS
A‐541 CURTAIN WALL‐ STOREFRONT REVOLVING DOORS DETAILS
A‐542 CURTAIN WALL‐ STOREFRONT REVOLVING DOORS DETAILS
A‐543 CURTAIN WALL ‐ STORE FRONT ENTRANCE PORTAL
A‐544 CURTAIN WALL ‐STORE FRONT ENTRANCE PORTAL
A‐545 CURTAIN WALL ‐ MISCELLANEOUS DETAILS‐STOREFRONT
A‐546 CURTAIN WALL‐ GLASS SECURITY DOOR DETAILS
A‐548 CURTAIN WALL‐ SIAMESE CONNECTIONS
A‐550 PARTIAL SECTIONS AT CELLAR
A‐551 PARTIAL SECTIONS AT CELLAR
A‐552 PARTIAL SECTIONS AT CELLAR
A‐553 PARTIAL SECTION AT CELLAR
A‐554 PARTIAL SECTION AT CELLAR
A‐555 PARTIAL BUILDING SECTIONS ‐ FOUNDATION WALLS
A‐556 PARTIAL BUILDING SECTIONS ‐ FOUNDATION WALLS
A‐557 PARTIAL BUILDING SECTIONS ‐ CORE WALLS
A‐558 CURTAIN WALL TYPICAL DETAILS
A‐559 CURTAIN WALL TYPICAL DETAILS
A‐560 EWS 06/ EWS 07‐ RETAIL/ LOBBY STOREFRONT
A‐561 CURTAIN WALL ‐ TYPICAL STOREFRONT SOFFIT
A‐563 CURTAIN WALL TYPICAL PLAN DETAILS
A‐564 CURTAIN WALL TYPICAL PLAN DETAILS
A‐565 TYPICAL CURTAIN WALL DETAILS
A‐567 TYPICAL CURTAIN WALL DETAILS
A‐570 10th Ave Entrance
A‐571 TENANT ENTRANCE SOUTH
A‐572 Hudson Blvd. Entrance
A‐573 TENANT ENTRANCE NORTH
A‐574 Service Entrance
A‐575 PODIUM INSET AT RETAIL ENTRANCES AND EXITS
A‐576 SECTION DETAIL AT LEVEL 37TH‐ THROUGH FLUES AT LOUVERS FACADE
A‐580 TERRACE DETAILS
A‐581 CURTAIN WALL ‐ TYPICAL STACK DETAILS
A‐582 CURTAIN WALL ‐ TYPICAL STACK DETAILS
A‐583 CURTAIN WALL ‐ ALTERNATE STACK JOINT DETAIL
A‐584 MISCELLANEOUS DETAILS‐ STOREFRONT
A‐589 EXTERIOR ENTRANCE DOOR TYPES AND TERRACES DOOR TYPES
A‐590 EWS 08/EWS 09 ‐ LOUVER BAND ‐ SERVICE AREA STOREFRONT
A‐591 ENLARGED TERRACE PLANS‐ TOWER TYP
A‐592 ENLARGED TERRACE PLANS‐ PODIUM
A‐593 ENLARGED TERRACE PLANS‐ TOWER MAX
A‐594 ENLARGED TERRACE PLANS‐ TOWER CORNER
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A‐595 TERRACE PAVER AND LAYOUT
A‐596 TERRACE PAVER AND LAYOUT
A‐597 TERRACE PAVER AND LAYOUT
A‐599 TERRACE DOOR ALTERNATES
A‐600 EGRESS STAIR PLANS AND SECTIONS ‐ STAIR A ‐ GROUND TO 2ND
A‐601 EGRESS STAIR PLANS AND SECTIONS ‐ STAIR A ‐ 2ND TO 6TH
A‐602 EGRESS STAIR PLANS AND SECTIONS ‐ STAIR A ‐ 6TH TO 7TH
A‐603 EGRESS STAIR PLANS AND SECTIONS ‐ STAIR A ‐ 7TH TO 35TH
A‐604 EGRESS STAIR PLANS AND SECTIONS ‐ STAIR A ‐ 35TH TO 39TH
A‐605 EGRESS STAIR PLANS AND SECTIONS ‐ STAIR A ‐ 39TH TO 52ND
A‐606 EGRESS STAIR PLANS AND SECTIONS ‐ STAIR A ‐ 52ND TO 63RD
A‐607 EGRESS STAIR PLANS AND SECTIONS ‐ STAIR A ‐ 63RD TO 66TH
A‐608 EGRESS STAIR PLANS AND SECTIONS ‐ STAIR A ‐ 66TH TO ROOF
A‐609 EGRESS STAIR PLANS AND SECTIONS ‐ STAIR B ‐ GROUND TO MEZZ
A‐610 EGRESS STAIR PLANS AND SECTIONS ‐ STAIR B ‐ MEZZ TO 2ND
A‐611 EGRESS STAIR PLANS AND SECTIONS ‐ STAIR B ‐ 2ND TO 6TH
A‐612 EGRESS STAIR PLANS AND SECTIONS ‐ STAIR B ‐ 6TH TO 7TH
A‐613 EGRESS STAIR PLANS AND SECTIONS ‐ STAIR B ‐ 7TH TO 35TH
A‐614 EGRESS STAIR PLANS AND SECTIONS ‐ STAIR B ‐ 35TH TO 39TH
A‐615 EGRESS STAIR PLANS AND SECTIONS ‐ STAIR B ‐ 39TH FLOOR TRANSFER
A‐616 EGRESS STAIR PLANS AND SECTIONS ‐ STAIR B ‐ 39TH TO 52ND
A‐617 EGRESS STAIR PLANS AND SECTIONS ‐ STAIR B ‐ 52ND TO 55TH
A‐618 EGRESS STAIR PLANS AND SECTIONS ‐ STAIR B ‐ 55TH TO 56TH
A‐619 EGRESS STAIR PLANS AND SECTIONS ‐ STAIR B ‐ 56TH TO 63RD
A‐620 EGRESS STAIR PLANS AND SECTIONS ‐ STAIR B ‐ 63RD TO 66TH
A‐621 EGRESS STAIR PLANS AND SECTIONS ‐ STAIR B ‐ 66TH TO ROOF
A‐622 EGRESS STAIR PLANS AND SECTIONS ‐ STAIR C ‐ MEZZANINE GROUND TO 2ND
A‐623 EGRESS STAIR PLANS AND SECTIONS ‐ STAIR C ‐ 2ND TO 6TH
A‐624 EGRESS STAIR PLANS AND SECTIONS ‐ STAIR C ‐ 6TH TO 7TH
A‐625 EGRESS STAIR PLANS AND SECTIONS ‐ STAIR C ‐ 7TH TO 32ND FLOOR
A‐627 EGRESS STAIR PLANS AND SECTIONS ‐ STAIR D ‐ GROUND FLOOR TO 2ND
A‐628 EGRESS STAIR PLANS AND SECTIONS ‐ STAIR D ‐ 2ND TO 6TH FLOOR
A‐629 EGRESS STAIR PLANS AND SECTIONS ‐ STAIR D ‐ 6TH TO 7TH
A‐630 EGRESS STAIR PLANS AND SECTIONS ‐ STAIR D ‐ 7TH TO 35TH FLOOR
A‐631 EGRESS STAIR PLANS AND SECTIONS ‐ STAIR D ‐ 35TH TO 38TH FLOOR
A‐632 EGRESS STAIR PLANS AND SECTIONS ‐ STAIR D ‐ 38TH TO 39TH TRANSFER
A‐633 EGRESS STAIR PLANS AND SECTIONS ‐ STAIR D ‐ 39TH TO 52ND FLOOR
A‐634 EGRESS STAIR PLANS AND SECTIONS ‐ STAIR D ‐ 52ND TO 55TH FLOOR
A‐635 EGRESS STAIR PLANS AND SECTIONS ‐ STAIR D ‐ 55TH TO 63RD
A‐636 EGRESS STAIR PLANS AND SECTIONS ‐ STAIR D ‐ 63RD TO 65TH
A‐638 TYPICAL STAIR DETAIL MARKINGS
A‐639 TYPICAL STAIR DETAIL MARKINGS
A‐640 TYPICAL CAST‐IN‐PLACE STAIR DETAILS
A‐641 TYPICAL CAST‐IN‐PLACE STAIR DETAILS
A‐642 TYPICAL STAIR DETAILS
A‐643 RAISED ACCESS FLOOR STAIR DETAIL
A‐644 TYPICAL METAL PAN STAIR DETAIL
A‐645 STAIR K & ESCALATOR ‐ ES‐1&ES‐2 PLANS ‐ GROUND FLOOR TO GROUND FLOOR MEZZ
A‐646 STAIR K & ESCALATOR ‐ ES‐1& ES‐2 ‐ SECTION ‐ GROUND FLOOR TO GROUND FLOOR MEZZ
A‐647 AUXILIARY STAIR PLANS AND SECTIONS STAIR 1 & 2
A‐648 AUXILIARY STAIR PLANS AND SECTIONS‐ STAIR3, 4& 5
A‐649 AUXILIARY STAIR PLANS AND SECTIONS ‐ STAIR 6 THRU 10
A‐650 AUXILIARY STAIR PLANS AND SECTIONS ‐ STAIR11 & 12
A‐651 AUXILIARY STAIRS AND RAMPS PLANS AND SECTIONS ‐ STAIR 13 & 14
A‐652 EGRESS STAIR PLANS AND SECTIONS ‐ STAIR F ‐ UPPER CELLAR TO GROUND
A‐653 EGRESS STAIR PLANS AND SECTIONS ‐ STAIR G ‐ LOWER CELLAR TO GROUND FLOOR
A‐654 AUXILIARY STAIR PLANS AND SECTIONS ‐ STAIR J ‐ UPPER CELLAR TO GROUND
A‐655 AUXILIARY STAIR PLANS AND SECTIONS ‐ STAIR E ‐ LOWER CELLAR TO UPPER GROUND
A‐656 AUXILIARY STAIR PLANS AND SECTIONS ‐ STAIR H ‐ LOWER CELLAR TO UPPER GROUND
A‐656A MECHANICAL MEZZANINE GUARDRAIL ELEVATIONS
A‐657 AUXILIARY SHIPS LADDER PLANS AND SECTIONS
A‐658 AUXILIARY SHIPS LADDER PLANS AND SECTIONS
A‐659 TYPICAL STAIR AND LADDER DETAILS
A‐659A EMR LADDER DETAILS
A‐660 ELEVATOR STACK DIAGRAM
A‐661 HOISTWAY SECTIONS PODIUM LOW/HIGH (PL/PH)
A‐662 HOISTWAY SECTIONS LOW RISE (LR)
A‐663 HOISTWAY SECTIONS MID LOW (ML)
A‐664 HOISTWAY SECTIONS MID HIGH (MH)
A‐665 HOISTWAY SECTIONS HIGH RISE (HH)
A‐666 HOISTWAY SECTIONS (SERVICE EAST)
A‐667 HOISTWAY SECTIONS (SERVICE WEST)
A‐668 HOISTWAY PLANS AND SECTIONS SERVICE ELEVATOR 5 (SE‐05)
A‐669 HOISTWAY PLANS AND SECTIONS (TRUCK FREIGHT ELEVATOR)
A‐670 HOISTWAY PLANS AND SECTIONS ‐ ROOF
A‐671 HOISTWAY PLANS AND SECTIONS ‐ MZ‐1
A‐672 HOISTWAY PLANS AND SECTIONS ‐ADA
A‐673 HOISTWAY CAB PLANS AND ELEVATIONS
A‐674 HOISTWAY CAB PLANS AND ELEVATIONS
A‐675 SOUTH GALLERY INTERIOR ELEVATIONS
A‐676 ELEVATOR PIT LADDER DETAILS
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A‐677 MECHANICAL BOH GUARDRAIL ELEVATIONS
A‐678 ELEVATOR LOBBY INTERIOR ELEVATIONS
A‐679 35TH ST TENANT LOBBY INT ELEVATIONS
A‐680 HOISTWAY PLAN DETAILS
A‐681 HOISTWAY JAMB DETAILS
A‐682 HOISTWAY SILL AND HEAD DETAILS
A‐683 HOISTWAY SILL AND HEAD DETAILS
A‐684 HOISTWAY SILL AND HEAD DETAILS
A‐685 HOISTWAY SILL AND JAMB DETAILS ‐ TRUCK LIFT
A‐686 ESCALATOR DETAILS
A‐687 HOISTWAY DETAILS
A‐688 HOISTWAY SECTIONS DETAILS
A‐690 CORE TOILET PLANS AND ELEVATIONS
A‐695 OFFICE ELEVATOR LOBBY PLANS& ELEVATIONS
A‐700 PARTITION TYPES AND DETAILS
A‐701 CELLAR WALL SECTIONS
A‐702 CELLAR WALL SECTIONS
A‐703 CELLAR WALL SECTIONS
A‐704 CELLAR WALL SECTIONS
A‐705 FOUNDATION AND PIT SECTIONS
A‐706 FOUNDATION WALL DETAILS
A‐707 FOUNDATION DETAILS
A‐708 FOUNDATION DETAILS
A‐709 FOUNDATION DETAILS
A‐710 LOADING DOCK DETAILS
A‐711 INTERIOR DOOR TYPES
A‐712 TURNTABLE DETAILS
A‐713 MISC CELLAR DETAILS
A‐714 CELLAR CEILING DETAILS
A‐715 FUEL OIL ROOM DETAILS
A‐716 FUEL OIL ROOM DETAILS
A‐717 WATER TANK DETAILS
A‐718 BIKE ROOM DETAILS
A‐720 TYPICAL TOWER CORE DETAILS
A‐721 TYPICAL CONCRETE DETAILS
A‐725 LOBBY WALL FINISH TYPES& DETAILS
A‐730 GROUND FLOOR DETAILS
A‐731 GROUND MEZZANINE DETAILS
A‐732 GROUND MEZZANINE DETAILS
A‐740 GROUND MEZZANINE DETAILS
A‐741 GROUND MEZZANINE DETAILS
A‐742 GROUND MEZZANINE DETAILS
A‐743 CORE RISER/ SLEEVE DETAILS
A‐744 MECHANICAL DETAILS
A‐745 MECHANICAL DETAILS
A‐746 TOWER PLENUM PLANS
A‐747 TOWER PLENUM SECTIONS
A‐748 MISCELLANEOUS DETAILS
A‐750 37TH FLOOR CON‐ED TRANSFORMER VAULTS SECTIONS
A‐751 LOBBY CEILING TYPES& DETAILS
A‐760 TYPICAL ROOF SECTION DETAILS
A‐761 TYPICAL ROOF SECTION DETAILS
A‐780 ROOF TYPES
A‐798 CELLAR FINISH PLAN
A‐800 GROUND FLOOR OVERALL WALL FINISH PLAN
A‐801 GROUND MEZZANINE FLOOR OVERALL WALL FINISH PLAN
A‐802 INTERIOR ELEVATIONS (BLACK CAR& LOBBY)
A‐803 INTERIOR ELEVATIONS
A‐804 INTERIOR ELEVATIONS
A‐805 INTERIOR ELEVATIONS
A‐807 GROUND FLOOR MEZZANINE‐ ENLARGED PLANS& SECTIONS (BRIDGES)
A‐808 GROUND FLOOR MEZZANINE‐ INTERIOR ELEVATIONS (BRIDGES)
A‐809 RCPs‐ ELEVATOR LOBBIES
A‐810 CHANGE ROOMS INTERIOR FINISHES
A‐811 CELLAR LEVEL ENLARGED INTERIOR FINISHES
A‐812 CELLAR LEVEL ENLARGED INTERIOR FINISHES
A‐813 CELLAR FLOOR WASHROOMS LAYOUT ENLARGED
A‐814 GROUND FLOOR TYPICAL METAL PANEL DETAILS
A‐815 CONCEALITE STROBE AND SPEAKER
A‐816 GROUND FLOOR ELEVATOR LOBBY DETAILS& SECURITY GATES
A‐817 EXIT SIGNAGE
A‐818 GROUND FLOOR CEILING DETAILS
A‐819 GROUND FLOOR CEILING DETAILS
A‐820 HUDSON BLVD RECEPTION
A‐821 10TH AVE RECEPTION
A‐822 INTERIOR VIEWS ‐ ELEVATOR LOBBIES
A‐823 INTERIOR VIEWS ‐ ELEVATOR LOBBIES
A‐824 HH ‐ ELEVATOR LOBBY
A‐825 MH ‐ ELEVATOR LOBBY
A‐826 ML ‐ ELEVATOR LOBBY
A‐827 PL ‐ ELEVATOR LOBBY
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A‐828 LIFT ALCOVE ELEVATIONS
A‐829 LIFT ALCOVE ELEVATIONS
A‐830 GROUND FLOOR ADA ALCOVE DETAILS
A‐831 GROUND FLOOR ALCOVE PLANS& SECTIONS
A‐832 GROUND FLOOR ALCOVE DETAILS
A‐834 ENLARGED GROUND FLOOR SEATING& PLANTERS
A‐835 GROUND FLOOR SEATING& PLANTER DETAILS
A‐836 GROUND FLOOR SEATING& PLANTER DETAILS
A‐839 GROUND FLOOR PAVING PATTERN PLAN
A‐840 GROUND FLOOR PAVING PATTERN PART PLAN‐1
A‐841 GROUND FLOOR PAVING PATTERN PART PLAN‐2
A‐842 GROUND FLOOR PAVING PATTERN PART PLAN‐3
A‐843 GROUND FLOOR PAVING PATTERN PART PLAN‐4
A‐844 GROUND FLOOR PAVING PATTERN‐ DETAILS
A‐850 CHANGE ROOMS INTERIOR FINISHES
A‐851 CELLAR LEVEL ENLARGED INTERIOR FINISHES
A‐852 CELLAR LEVEL ENLARGED INTERIOR FINISHES
A‐853 CELLAR FLOOR WASHROOMS LAYOUT ENLARGED
A‐860 WASHROOMS PLANS ‐ 2ND TO 5TH FLOOR
A‐861 WASHROOM INTERIOR ELEVATIONS‐ 2ND TO 5TH FLOOR (MEN'S)
A‐862 WASHROOM INTERIOR ELEVATIONS‐ 2ND TO 5TH FLOOR (WOMEN'S)
A‐863 WASHROOMS PLANS‐ 7TH FLOOR
A‐864 WASHROOM INTERIOR ELEVATIONS‐ 7TH FLOOR (MEN'S)
A‐865 WASHROOMS PLANS ‐ 7TH FLOOR
A‐866 WASHROOMS PLANS‐ 8TH FLOOR
A‐867 WASHROOM INTERIOR ELEVATIONS‐ 8TH FLOOR (MEN'S)
A‐868 WASHROOMS PLANS ‐ 8TH TO 23RD FLOOR
A‐869 WASHROOM INTERIOR ELEVATIONS‐ 9TH TO 13TH FLOOR (MEN'S)
A‐870 WASHROOM INTERIOR ELEVATIONS‐ 8TH TO 23TH FLOOR (WOMEN'S)
A‐871 WASHROOMS PLANS ‐ MENS 9TH TO 13TH FLOOR
A‐872 WASHROOM INTERIOR ELEVATIONS‐ 24TH TO 33RD FLOOR (WOMEN'S)
A‐873 WASHROOMS PLANS ‐ 14TH/ 24TH TO 33RD FLOOR
A‐874 WOMENS WASHROOMS PLANS‐ 25TH/27TH TO 28TH FLOOR
A‐875 WASHROOM INTERIOR ELEVATIONS‐ 27TH TO 28TH FLOOR (WOMEN'S)
A‐876 WASHROOMS PLANS ‐ 34TH TO 39TH FLOOR
A‐877 WASHROOM INTERIOR ELEVATIONS‐ 34TH TO 36TH FLOOR (WOMEN'S)
A‐878 WASHROOM INTERIOR ELEVATIONS‐ 34TH TO 36TH FLOOR (MEN'S)
A‐879 WASHROOMS PLANS ‐ 40TH TO 53RD FLOOR
A‐880 WASHROOM INTERIOR ELEVATIONS‐ 40TH TO 53RD FLOOR (WOMEN'S)
A‐881 WASHROOM INTERIOR ELEVATIONS‐ 40TH TO 52ND FLOOR (MEN'S)
A‐882 WASHROOMS PLANS ‐ 54TH FLOOR
A‐883 WASHROOM INTERIOR ELEVATIONS‐ 54TH TO 55TH FLOOR (WOMEN'S)
A‐884 WASHROOM PLAN ‐ 55TH FLOOR
A‐885 WASHROOM INTERIOR ELEVATIONS‐ 55TH FLOOR (MEN'S)
A‐886 WASHROOMS PLANS ‐ 56TH TO 65TH FLOOR
A‐887 WASHROOMS PLANS‐ 63RD TO 65TH FLOOR
A‐888 WASHROOM INTERIOR ELEVATIONS‐ 56TH TO 65TH FLOOR (WOMEN'S)
A‐889 WASHROOM INTERIOR ELEVATIONS‐ 56TH TO 65TH FLOOR (MEN'S)
A‐890 TYPICAL WASHROOM DETAILS
A‐891 TYPICAL WASHROOM DETAILS
A‐892 TYPICAL WASHROOM DETAILS
A‐893 TYPICAL WASHROOM DETAILS
B‐100.00 Perimeter Site Plan
B‐101.00 Bollard Plan Hudson Blvd. and W 35th St.
B‐102.00 Bollard Plan 10th Ave and W 35th St.
B‐103.00 Bollard Plan Hudson Blvd. and W. 34th St.
B‐104.00 Bollard Plan 10th Ave and W 34th St.
B‐105.00 Foundation Part Plans
B‐106.00 Structural Details
B‐107.00 Foundation Penetration Details
BPP‐101.00 Builders Pavement Plan: Cover Sheet
BPP‐201.00 West 34th Street Plan & Profile
BPP‐202.00 West 34th Street Plan & Profile
BPP‐203.00 Hudson Boulevard Plan & Profile
BPP‐204.00 West 35th Street Plan & Profile
BPP‐205.00 West 35th Street Plan & Profile
BPP‐206.00 10th Avenue Plan & Profile
BPP‐301.00 Builders Pavement Plan: Details
BPP‐302.00 Builders Pavement Plan: Details
C‐120.00 Site Plan
C‐130.00 Site Grading Plan
C‐140.00 Site Utility Plan
C‐150.00 Site Details
E‐001.00 Electrical Symbol List, Legend/Notes and Details
E‐002.00 ELECTRICAL RISER DIAGRAM SHEET1
E‐003.00 ELECTRICAL RISER DIAGRAM SHEET2
E‐004.00 Electrical Riser Diagram Sheet 3
E‐005.00 Electrical Medium Voltage Riser Diagram
E‐006.00 ELECTRICAL ELEVATIONS, m RISER
E‐096.00 Electrical Underground Power Plan
E‐098.00 Electrical Cellar Power Plan
C-5
1930820.10 29086-0006-000

E‐099.00 Electrical Underground Power Plan
E‐100.00 Electrical Cellar Power Plan
E‐101.00 Electrical Ground Floor Mezzanine Power Plan
E‐101M.00 Electrical 01M Floor Power Plan
E‐102.00 Electrical 2nd‐5th Floor Power Plan
E‐105.00 Electrical 5th Floor Power Plan
E‐106.00 Electrical 6th Floor Power Plan
E‐107.00 Electrical 7th‐24th Floor Power Plan
E‐113.00 Electrical 13th‐15th, 18th‐24th Floor Power Plan
E‐116.00 Electrical 16th Floor Power Plan
E‐117.00 Electrical 17th Floor Power Plan
E‐125.00 Electrical 25th & 28th‐35th Floor Power Plan
E‐126.00 Electrical 26th Floor Power Plan
E‐127.00 Electrical 27th Floor Power Plan
E‐128.00 Electrical 28th‐35th Floor Power Plan
E‐135.00 Electrical 35th Floor Power Plan
E‐136.00 Electrical 36th Floor Power Plan
E‐137.00 Electrical 37th Floor Power Plan
E‐138.00 Electrical 38th Floor Power Plan
E‐139.00 Electrical 39th Floor Power Plan
E‐140.00 Electrical 40th‐51st Floor Power Plan
E‐148.00 Electrical 48th Floor Power Plan
E‐151.00 Electrical 51st Floor Power Plan
E‐152.00 Electrical 52nd‐55th Floor Power Plan
E‐154.00 Electrical 54th Floor Power Plan
E‐155.00 Electrical 55th Floor Power Plan
E‐156.00 Electrical 56th‐64th Floor Power Plan
E‐166.00 Electrical 66th Floor Power Plan
E‐167.00 Electrical 67th Floor Power Plan
E‐168.00 Electrical 68th Floor Power Plan
E‐198.00 Electrical Cellar Lighting Plan
E‐199.00 Electrical Cellar Floor Mezzanine Lighting Plan
E‐200.00 Electrical Cellar Lighting Plan
E‐201.00 Electrical Ground Floor Lighting Plan
E‐202.00 Electrical 2nd to 5th Floor Lighting Plan
E‐206.00 Electrical 6th Floor (Mech) Lighting Plan
E‐207.00 Electrical 7th‐35th Floor Lighting Plan
E‐216.00 Electrical 16th Floor Lighting Plan
E‐217.00 Electrical 17th Floor Lighting Plan
E‐222.00 ELECTRICAL 22ND‐25TH, 29TH‐34TH FLOOR LIGHTING PLAN
E‐226.00 Electrical 26th Floor Lighting Plan
E‐227.00 Electrical 27th Floor Lighting Plan
E‐228.00 Electrical 28th Floor Lighting Plan
E‐235.00 Electrical 35th Floor Lighting Plan
E‐236.00 Electrical 36th (Mech) Floor Lighting Plan
E‐237.00 Electrical 37th Floor Lighting Plan
E‐238.00 Electrical 38th Floor Lighting Plan
E‐239.00 Electrical 39th Floor Lighting Plan
E‐240.00 Electrical 40th Thru 55th Floor Lighting Plan
E‐248.00 Electrical 48th Floor Lighting Plan
E‐251.00 Electrical 51st Floor Lighting Plan
E‐252.00 Electrical 52nd Floor Lighting Plan
E‐254.00 Electrical 54th Floor Lighting Plan
E‐255.00 Electrical 55th Floor Lighting Plan
E‐256.00 Electrical 56th‐64th Floor Lighting Plan
E‐266.00 Electrical 66th Floor Lighting Plan
E‐267.00 Electrical Roof Lighting Plan
E‐301.00 Electrical Ground Riser Diagram Sheet #1
E‐302.00 Electrical Ground Riser Diagram Sheet #2
E‐303.00 Electrical Ground Riser Diagram Sheet #3
E‐304.00 Electrical Ground Riser Diagram Sheet #4
E‐305.00 ELECTRICAL TERRACE RISER DIAGRAMS
E‐401.00 Electrical Schedules and Details Sheet #1
E‐402.00 Electrical Details Sheet #2
E‐403.00 Electrical Schedules and Details Sheet #3
E‐404.00 Electrical Schedules and Details Sheet #4
E‐405.00 Electrical Schedules and Details Sheet #5
E‐500.00 Electrical Schedules Sheet #1
E‐501.00 Electrical Schedules Sheet #2
E‐502.00 Electrical Schedules Sheet #3
E‐503.00 Electrical Schedules Sheet #4
E‐601.00 Electrical Grounding and Underground Details
E‐602.00 Electrical Splice / Pull Chambers Details Sheet #1
E‐603.00 Electrical Splice / Pull Chambers Details Sheet #2
E‐604.00 Electrical Lightning Protection System Details Sheet No. 1
E‐605.00 Electrical Lightning Protection System Details Sheet No. 2
E‐606.00 Electrical Details Sheet #2
E‐607.00 Electrical Lighting One‐Line Diagram ‐ Back of House
E‐607A.00 ELECTRICAL LIGHTING CONTROL DIAGRAMS BACK 0F HOUSE
E‐608.00 Electrical Lighting One‐Line Diagram ‐ Front of House
E‐609.00 EAST FACADE LIGHTING ELEVATION
C-5
1930820.10 29086-0006-000

E‐610.00 3RD‐5TH FLOOR LIGHTING ELEVATIONS
E‐611.00 6TH FLOOR LIGHTING ELEVATIONS
E‐612.00 7TH‐46TH/ 40TH‐62ND FLOOR LIGHTING ELEVATIONS
E‐613.00 37TH‐39TH FLOOR LIGHTING ELEVATIONS
E‐614.00 RD‐65TH FLOOR LIGHTING ELEVATIONS
E‐615.00 66TH FLOOR LANTERN LIGHTING ELEVATIONS
E‐701.00 Cellar Elec. Service Part Plans
E‐702.00 Typical Electrical Closet Part Plans
E‐703.00 37th Floor Electrical Service Part Plans
E‐704.00 37th Floor EPS and ATS Room Part Plans
E‐704.XX 37th Floor EPS and ATS Room Part Plans
E‐705.00 ELECTRICAL EMR PART PLANS
E‐705A.00 ELECTRICAL EMR PART PLANS
E‐706.00 ELECTRICAL EMR PART PLANS
EY‐000 INDEX OF DRAWINGS
EY‐001 SECURITY GENERAL NOTES AND SYMBOLS
EY‐098 SECURITY CELLAR FLOOR PLAN
EY‐099 SECURITY CELLAR MEZZANINE
EY‐100 SECURITY GROUND FLOOR PLAN
EY‐102 SECURITY FLOOR 2 PLAN
EY‐103 SECURITY FLOOR 3 PLAN
EY‐104 SECURITY FLOOR 4 PLAN
EY‐105 SECURITY FLOOR 5 PLAN
EY‐106 SECURITY FLOOR 6 PLAN
EY‐107 SECURITY FLOOR 7 PLAN
EY‐108 SECURITY FLOOR 8 PLAN
EY‐109 SECURITY FLOOR9 PLAN
EY‐110 SECURITY FLOOR 10 PLAN
EY‐111 SECURITY FLOOR 11 PLAN
EY‐112 SECURITY FLOOR 12 PLAN
EY‐113 SECURITY FLOOR 13 PLAN
EY‐114 SECURITY FLOOR 14 PLAN
EY‐115 SECURITY FLOOR 15 PLAN
EY‐116 SECURITY FLOOR 16 PLAN
EY‐117 SECURITY FLOOR 17 PLAN
EY‐118 SECURITY FLOOR 18 PLAN
EY‐119 SECURITY FLOOR 19 PLAN
EY‐120 SECURITY FLOOR 20 PLAN
EY‐121 SECURITY FLOOR 21 PLAN
EY‐122 SECURITY FLOOR 22 PLAN
EY‐123 SECURITY FLOOR 23 PLAN
EY‐124 SECURITY FLOOR 24 PLAN
EY‐125 SECURITY FLOOR 25 PLAN
EY‐126 SECURITY FLOOR 26 PLAN
EY‐127 SECURITY FLOOR 27 PLAN
EY‐128 SECURITY FLOOR 28 PLAN
EY‐129 SECURITY FLOOR 29 PLAN
EY‐130 SECURITY FLOOR 30 PLAN
EY‐131 SECURITY FLOOR 31 PLAN
EY‐132 SECURITY FLOOR 32 PLAN
EY‐133 SECURITY FLOOR 33 PLAN
EY‐134 SECURITY FLOOR 34 PLAN
EY‐135 SECURITY FLOOR 35 PLAN
EY‐136 SECURITY FLOOR 36 PLAN
EY‐137 SECURITY FLOOR 37 PLAN
EY‐138 SECURITY FLOOR 38 PLAN
EY‐139 SECURITY FLOOR 39 PLAN
EY‐140 SECURITY FLOOR 40 PLAN
EY‐141 SECURITY FLOOR 41 PLAN
EY‐142 SECURITY FLOOR 42 PLAN
EY‐143 SECURITY FLOOR 43 PLAN
EY‐144 SECURITY FLOOR 44 PLAN
EY‐145 SECURITY FLOOR 45 PLAN
EY‐146 SECURITY FLOOR 46 PLAN
EY‐147 SECURITY FLOOR 47 PLAN
EY‐148 SECURITY FLOOR 48 PLAN
EY‐149 SECURITY FLOOR 49 PLAN
EY‐150 SECURITY FLOOR 50 PLAN
EY‐151 SECURITY FLOOR 51 PLAN
EY‐152 SECURITY FLOOR 52 PLAN
EY‐153 SECURITY FLOOR 53 PLAN
EY‐154 SECURITY FLOOR 54 PLAN
EY‐155 SECURITY FLOOR 55 PLAN
EY‐156 SECURITY FLOOR 56 PLAN
EY‐157 SECURITY FLOOR 57 PLAN
EY‐158 SECURITY FLOOR 58 PLAN
EY‐159 SECURITY FLOOR 59 PLAN
EY‐160 SECURITY FLOOR 60 PLAN
EY‐161 SECURITY FLOOR 61 PLAN
EY‐162 SECURITY FLOOR 62 PLAN
EY‐163 SECURITY FLOOR 63 PLAN
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1930820.10 29086-0006-000

EY‐164 SECURITY FLOOR 64 PLAN
EY‐165 SECURITY FLOOR 65 PLAN
EY‐166 SECURITY FLOOR 66 PLAN
EY‐167 SECURITY FLOOR 67 PLAN
EY‐400 SOC ENLARGED PLAN AND DETAILS
EY‐401 LOBBY DESK ENLARGED VIEW
EY‐500 SECURITY DETAILS SHEET #1
EY‐501 SECURITY DETAILS SHEET #2
EY‐502 SECURITY DETAILS SHEET #3
EY‐503 SECURITY DETAILS SHEET #4
EY‐600 ACCESS CONTROL SCHEDULE SHEET #1
EY‐601 ACCESS CONTROL SCHEDULE SHEET #2
EY‐602 ACCESS CONTROL SCHEDULE SHEET #3
EY‐603 ACCESS CONTROL SCHEDULE SHEET #4
EY‐604 ACCESS CONTROL SCHEDULE SHEET #5
EY‐605 VIDEO SCHEDULE SHEET #1
EY‐606 VIDEO SCHEDULE SHEET #2
EY‐607 VIDEO SCHEDULE SHEET #3
EY‐608 VIDEO SCHEDULE SHEET #4
EY‐609 VIDEO SCHEDULE SHEET #5
EY‐610 INTERCOM SCHEDULE SHEET
EY‐611 SECURITY ONE LINE DIAGRAM
EY‐612 SECURITY NETWORK RISER DIAGRAM
FA‐001.00 Fire Alarm Symbol List, Notes, and Details
FA‐002.00 Fire Alarm Details Sheet
FA‐098.00 Fire Alarm Cellar Plan
FA‐099.00 Fire Alarm Cellar Mezzanine Floor Plan
FA‐100.00 Fire Alarm Cellar Plan
FA‐101.00 Fire Alarm Ground Floor Plan
FA‐102.00 Fire Alarm 2nd‐5th Floor Plan
FA‐106.00 Fire Alarm 6th Floor Plan
FA‐107.00 Fire Alarm 7th‐36th Floor Plan
FA‐116.00 Fire Alarm 16th Floor Plan
FA‐117.00 Fire Alarm 17th Floor Plan
FA‐125.00 Fire Alarm 25th, 29th‐34th Floor Plan
FA‐126.00 Fire Alarm 26th Floor Plan
FA‐127.00 Fire Alarm 27th Floor Plan
FA‐128.00 Fire Alarm 28th Floor Plan
FA‐135.00 Fire Alarm 35th Floor Plan
FA‐136.00 Fire Alarm 36th Floor Plan
FA‐137.00 Fire Alarm 37th Floor Plan
FA‐138.00 Fire Alarm 38th Floor Plan
FA‐139.00 Fire Alarm 39th Floor Plan
FA‐140.00 Fire Alarm 40th‐55th Floor Plan
FA‐148.00 Fire Alarm 48th Floor Plan
FA‐151.00 Fire Alarm 51st Floor Plan
FA‐152.00 Fire Alarm 52nd Floor Plan
FA‐154.00 Fire Alarm 54th Floor Plan
FA‐155.00 Fire Alarm 55th Floor Plan
FA‐156.00 Fire Alarm 56th‐64th Floor Plan
FA‐165.00 Fire Alarm 65th Floor Plan
FA‐166.00 Fire Alarm 66th Floor Plan
FA‐167.00 Fire Alarm 67th Floor Plan
FA‐168.00 Fire Alarm Roof Plan
FA‐301.00 Fire Alarm Partial Riser Diagram A
FA‐302.00 Fire Alarm Partial Riser Diagram B
FA‐303.00 Fire Alarm Partial Riser Diagram C
FA‐303.XX Fire Alarm Partial Riser Diagram C
FA‐304.00 Fire Alarm Partial Riser Diagram D
FA‐305.00 Fire Alarm Partial Riser Diagram E
FA‐306.00 Fire Alarm Partial Riser Diagram F
FA‐698.00 Fire Alarm ARCS Cellar Plan
FA‐700.00 Fire Alarm ARCS Ground Floor Plan
FA‐703.00 Fire Alarm ARCS 3rd Floor Plan
FA‐706.00 Fire Alarm ARCS 6th Floor Plan
FA‐709.00 Fire Alarm ARCS 9th Floor Plan
FA‐712.00 Fire Alarm ARCS 12th Floor Plan
FA‐715.00 Fire Alarm ARCS 15th Floor Plan
FA‐718.00 Fire Alarm ARCS 18th Floor Plan
FA‐721.00 Fire Alarm ARCS 21st Floor Plan
FA‐724.00 Fire Alarm ARCS 24th Floor Plan
FA‐727.00 Fire Alarm ARCS 27th Floor Plan
FA‐730.00 Fire Alarm ARCS 30th Floor Plan
FA‐733.00 Fire Alarm ARCS 33rd Floor Plan
FA‐736.00 Fire Alarm ARCS 36th Floor Plan
FA‐739.00 Fire Alarm ARCS 39th Floor Plan
FA‐742.00 Fire Alarm ARCS 42nd Floor Plan
FA‐745.00 Fire Alarm ARCS 45th Floor Plan
FA‐748.00 Fire Alarm ARCS 48th Floor Plan
FA‐751.00 Fire Alarm ARCS 51st Floor Plan
FA‐754.00 Fire Alarm ARCS 54th Floor Plan
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1930820.10 29086-0006-000

FA‐757.00 Fire Alarm ARCS 57th Floor Plan
FA‐760.00 Fire Alarm ARCS 60th Floor Plan
FA‐763.00 Fire Alarm ARCS 63rd Floor Plan
FA‐766.00 Fire Alarm ARCS 66th Floor Plan
FA‐800 Fire Alarm ARCS Riser Diagram
FA‐900 Fire Alarm ARCS Detail Sheet
FM‐101 COMPOSITE ROOF PLAN EQUIPMENT LAYOUT OPTION2
FM‐201 FACADE MAINTENANCE SECTIONS & DETAILS OPTION 2
FM‐202 FACADE MAINTENANCE SECTIONS & DETAILS
FM‐203 FACADE MAINTENANCE TERRACE TRANSFER
FM‐301 ELEVATION VIEW EQUIPMENT LAYOUT OPTION 2
FM‐302 ELEVATION VIEW EQUIPMENT LAYOUT OPTION 2
FO‐000.00 COVER SHEET
FO‐001.00 GENERAL NOTES LEGEND AND ABBREVIATIONS 1
FO‐099 Underslab Drainage System Plan and Details
FO‐100.00 FOUNDATION PLAN (CELLAR FLOOR)
FO‐110.00 MAT SLAB ELEVATIONS PLAN
FO‐111.00 MAT REINFORCEMENT PLAN
FO‐199 Underslab Drainage System Plan and Details
FO‐200.00 TYPICAL FOUNDATION DETAILS 1
FO‐201.00 TYPICAL FOUNDATION DETAILS 2
FO‐202.00 TYPICAL FOUNDATION DETAILS 3
FO‐203.00 TYPICAL FOUNDATION DETAILS 4
FO‐204.00 Typical Foundation Details 5
FO‐210.00 TYPICAL ELEVATOR TIE DOWN DETAILS
FO‐300.00 FOUNDATION SECTIONS 1
FO‐301.00 FOUNDATION SECTIONS 2
FO‐302.00 FOUNDATION SECTIONS 3
FO‐303.00 FOUNDATION SECTIONS 4
FO‐304.00 FOUNDATION SECTIONS 5
FO‐305.00 FOUNDATION SECTIONS 6
FO‐920.00 CON ED TRANSFORMER VAULTS PLANS
FO‐921.00 CON ED TRANSFORMER VAULTS SECTIONS
FO‐922 CON ED TRANSFORMER VAULTS DETAILS
FO‐930.00 TYPICAL DETAILS ‐ PLATE REINFORCEMENT AT SWTICH GEAR ROOM/SHAFT AREAS
FP‐001.00 FIRE PROTECTION NOTES SYMBOLS. DETAILSAND DRAWINGS LIST
FP‐002.00 Fire Protection Notes, Symbols, Details and Drawing List
FP‐098.00 FIRE PROTECTION CELLAR FLOOR PLAN
FP‐099.00 FIRE PROTECTION CELLAR MEZ FLOOR PLAN
FP‐100.00 FIRE PROTECTION GROUND FLOOR PLAN
FP‐101.00 FIRE PROTECTION GROUND FLOOR MEZ PLAN
FP‐102.00 FIRE PROTECTION 02 ‐ 05 FLOORS PLAN
FP‐106.00 FIRE PROTECTION 06 (MECH) FLOOR PLAN
FP‐107.00 FIRE PROTECTION 07 ‐ 12 FLOORS PLAN
FP‐113.00 FIRE PROTECTION 13 ‐ 15 FLOORS PLAN
FP‐116.00 FIRE PROTECTION 16 FLOOR PLAN
FP‐117.00 FIRE PROTECTION 17 FLOOR PLAN
FP‐118.00 FIRE PROTECTION 18‐25 FLOORS PLAN
FP‐119.00 Fire Protection 19 Floor Plan
FP‐120.00 Fire Protection 20‐23 Floors Plan
FP‐124.00 Fire Protection 24‐26 Floors Plan
FP‐126.00 FIRE PROTECTION 26 FLOOR PLAN
FP‐127.00 FIRE PROTECTION 27 FLOOR PLAN
FP‐128.00 FIRE PROTECTION 28 ‐ 35 FLOORS PLAN
FP‐136.00 FIRE PROTECTION 36 FLOOR
FP‐136.50 Fire Protection 36.5 Floor Plan
FP‐137.00 FIRE PROTECTION 37 FLOOR PLAN
FP‐138.00 FIRE PROTECTION 38 FLOOR PLAN
FP‐139.00 FIRE PROTECTION 39 FLOOR PLAN
FP‐140.00 FIRE PROTECTION 40 ‐ 54 FLOORS PLAN
FP‐153.00 Fire Protection 53 and 54 Floors Plan
FP‐155.00 FIRE PROTECTION 55 FLOOR PLAN
FP‐156.00 FIRE PROTECTION 56 FLOOR PLAN
FP‐157.00 ‐FIRE PROTECTION 57‐63 FLOORS PLAN
FP‐164.00 FIRE PROTECTION 64 FLOOR PLAN
FP‐165.00 FIRE PROTECTION 65 FLOOR PLAN
FP‐166.00 FIRE PROTECTION 66 (MECH) FLOOR PLAN
FP‐167.00 FIRE PROTECTION 67 (ROOF) FLOOR PLAN
FP‐168.00 Fire Protection Plan Project Datum
FP‐169.00 Fire Protection Plan Top of Parapet
FP‐301.00 FIRE PROTECTION SCHEMATIC RISER DIAGRAM
FP‐401.00 FIRE PROTECTION SCHEDULES
FP‐501.00 FIRE PROTECTION DETAILS
G‐000 COVER SHEET
G‐001 INDEX OF DRAWINGS
G‐003 GENERAL NOTES, SYMBOLS, ABBREVIATIONS
G‐004 ACCESSIBILITY NOTES
G‐005 ARCHITECTURAL SITE PLAN
G‐006 GEOMETRY PLAN
G‐010 MATERIALS SCHEDULE
IR‐100 Schematic Plumbing and Electrical for Irrigation ‐ Plan View
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1930820.10 29086-0006-000

IR‐101 Irrigation Plan Levels 2‐6
IR‐102 Irrigation Plan Level 7
IR‐102.XX Irrigation Plan Level 7
IR‐103 Irrigation Plan Levels 8‐30
IR‐104 Irrigation Plan Levels 31‐52
IR‐105 Irrigation Plan Levels 53‐66
IR‐200 Schematic Plumbing and Electrical for Irrigation ‐ 65th ‐ 29th Floors
IR‐300 Schematic Plumbing and Electrical for Irrigation ‐ 28th ‐ 7th Floors
IR‐400 Floor 07 Schematic Irrigation Plan
IR‐401 Irrigation Plans ‐ Lobbies
IR‐402 Irrigation Plans Levels 2‐4
IR‐403 Irrigation Plans level 5‐6
IR‐404 Irrigation Plans ‐ Type B (North)
IR‐405 Irrigation Plans ‐ Type B (South)
IR‐406 Irrigation Plans ‐ Type B (West)
IR‐407 Irrigation Plans ‐ Type C & D
IR‐408 Irrigation Plans ‐ Type E & F
IR‐409 Irrigation Plans ‐ Type G & H
IR‐410 Irrigation Plans ‐ Corner Terrace
IR‐411 Irrigation Plans ‐ Corner Terrace
IR‐412 Enlarged Terraces Corner
IR‐413 SCHEMATIC PLUMBING AND ELECTRICAL FOR IRRIGATION ‐65TH 29TH FLOORS
IR‐414 SCHEMATIC PLUMBING AND ELECTRICAL FOR IRRIGATION ‐28TH 7TH FLOORS
IR‐500 Floor 01 Schematic Irrigation Plan
IR‐501 Details ‐ Irrigation
IR‐502 Details ‐ Irrigation
IR‐503 IRRIGATION DETAILS
IR‐591 Schematic Terrace Plans ‐ Tower Typ
IR‐593 Schematic Terrace Plans ‐ Tower Max
L‐000 LANDSCAPE DRAWING LIST NOTES LEGEND
L‐001 TERRACE AND PLANTING SCHEDULES
L‐002 Area Calcs & Schedules
L‐003 Site Plan
L‐004 Grading Plan
L‐100 Materials Plan Street Level
L‐101 STREET LEVEL LAYOUT AND MATERIALS PLAN
L‐102 STREET LEVEL AND LOBBY PLANTING PLAN
L‐103 MATERIALS PLAN ‐ SOIL CELL LAYOUT
L‐104 REFERENCE‐TERRACES LEVELS 7‐66
L‐110 Materials Plan Level 7
L‐120 Materials Plan Levels 8‐30
L‐130 Materials Plan Levels 31‐52
L‐140 Materials Plan Levels 53‐66
L‐150 Roof Plan
L‐201 PARTIAL ELEVATION
L‐300 Partials Sections ‐ Street
L‐301 PARTIAL SECTIONS
L‐302 PARTIAL SECTIONS
L‐303 Partial Sections Lobby
L‐304 Partial Sections Lobby
L‐400 Enlarged Plans ‐ Street Level
L‐401 STREET LEVEL ENLARGEMENT PLANS ‐34TH STREET
L‐402 STREET LEVEL ENLARGEMENT PLANS ‐ 35TH STREET
L‐403 STREET LEVEL ENLARGEMENT‐ HUDSON BLD & 10TH AVE
L‐404 PLANTING PLAN STREET LEVEL 34TH ST
L‐405 PLANTING PLAN STREET LEVEL 10TH AVE & HUDSON BLVD
L‐405A Planting Plans Type A Alt.
L‐406 PLANTING PLAN STREET LEVEL 35TH ST
L‐406A Planting Plans Type A Alt.
L‐407 PLANTING PLANS ‐ INTERIOR
L‐408 REFERENCE AND ACCESS ‐ LEVELS 2‐6
L‐409 ENLARGEMENT PLANS ‐ TERRACES LEVEL 2
L‐410 ENLARGEMENT PLAN TERRACES LEVEL 2
L‐411 ENLARGEMENT PLANS ‐ TERRACES LEVEL 3‐5
L‐412 ENLARGEMENT PLANS ‐ TERRACES LEVEL 6
L‐413 ENLARGEMENT PLAN TERRACES LEVEL 6
L‐414 ENLARGEMENT PLAN LEVEL 7 SE
L‐415 ENLARGEMENT PLAN LEVEL 7 SW
L‐416 ENLARGEMENT PLAN LEVEL 7 W
L‐417 ENLARGEMENT PLAN LEVEL 7 N
L‐418 ENLARGEMENT PLAN TERRACE TYPE N1
L‐419 ENLARGEMENT PLAN TERRACE TYPE N2
L‐420 ENLARGEMENT PLAN TERRACE TYPE N3
L‐421 ENLARGEMENT PLAN TERRACE TYPE NE1
L‐422 ENLARGEMENT PLAN TERRACE TYPE NE1
L‐423 ENLARGEMENT PLAN TERRACE TYPE NE2
L‐424 ENLARGEMENT PLAN TERRACE TYPE NE2
L‐425 ENLARGEMENT PLAN TERRACE TYPE NE3
L‐426 ENLARGEMENT PLAN TERRACE TYPE NE3
L‐427 ENLARGEMENT PLAN TERRACE TYPE E1
L‐428 ENLARGEMENT PLAN TERRACE TYPE E2
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1930820.10 29086-0006-000

L‐429 ENLARGEMENT PLAN TERRACE TYPE E3
L‐430 ENLARGEMENT PLAN TERRACE TYPE E4
L‐431 ENLARGEMENT PLAN TERRACE TYPE E5
L‐432 ENLARGEMENT PLAN TERRACE TYPE E6
L‐433 ENLARGEMENT PLAN TERRACE TYPE SE1
L‐434 ENLARGEMENT PLAN TERRACE TYPE SE1
L‐435 ENLARGEMENT PLAN TERRACE TYPE SE2
L‐436 ENLARGEMENT PLAN TERRACE TYPE SE2
L‐437 ENLARGEMENT PLAN TERRACE TYPE SE3
L‐438 ENLARGEMENT PLAN TERRACE TYPE S1
L‐439 ENLARGEMENT PLAN TERRACE TYPE S2
L‐440 ENLARGEMENT PLAN TERRACE TYPE S3
L‐441 ENLARGEMENT PLAN TERRACE TYPE SW1
L‐442 ENLARGEMENT PLAN TERRACE TYPE SW1
L‐443 ENLARGEMENT PLAN TERRACE TYPE SW2
L‐444 ENLARGEMENT PLAN TERRACE TYPE SW2
L‐445 ENLARGEMENT PLAN TERRACE TYPE W1
L‐446 ENLARGEMENT PLAN TERRACE TYPE W2
L‐447 ENLARGEMENT PLAN TERRACE TYPE W3
L‐448 ENLARGEMENT PLAN TERRACE TYPE W4
L‐449 ENLARGEMENT PLAN TERRACE TYPE W5
L‐450 ENLARGEMENT PLAN TERRACE TYPE W6
L‐451 ENLARGEMENT PLAN TERRACE TYPE NW1
L‐452 ENLARGEMENT PLAN TERRACE TYPE NW2
L‐453 ENLARGEMENT PLAN TERRACE TYPE NW2
L‐454 ENLARGEMENT PLAN TERRACE TYPE NW3
L‐455 ENLARGEMENT PLAN TERRACE TYPE W7
L‐456 ENLARGEMENT PLAN TERRACE TYPE W8
L‐457 ENLARGEMENT PLAN TERRACE TYPE NW1
L‐458 ENLARGEMENT PLAN TERRACE TYPE NW2
L‐459 ENLARGEMENT PLAN TERRACE TYPE NW2
L‐460 ENLARGEMENT PLAN TERRACE TYPE NW3
L‐500 Planter Types
L‐501 DETAILS ‐ EXTERIOR HARDSCAPES
L‐502 DETAILS ‐ PLANTING
L‐503 DETAILS ‐ LOBBY PLANTERS
L‐504 DETAILS ‐ LOBBY PLANTERS
L‐504A Details Terraces Alt.
L‐505 Details Terraces
L‐506 Details Planter Fabrication
L‐507 Details ‐ Bench
L‐510 DETAILS FIXED TERRACE PLANTERS I
L‐511 Vertical Trellis Types ‐ Wide
L‐512 DETAILS‐ FIXED TERRACE BENCHES I
L‐513 DETAILS TENANT PLANTERS I
L‐514 DETAILS ‐ TRELLIS
L‐600 Details ‐ Streetscape
L‐601 PLANTER SCHEDULE
L‐602 PLANTER SCHEDULE
L‐603 TRELLIS SCHEDULE
L‐604 TRELLIS SCHEDULE
L‐610 Details ‐ Terraces
L‐611 Details ‐ Terraces
L‐800 Street Level Planting Plan
L‐801 Planting Plan Street Level
L‐810 Planting Plan ‐ Terrace Planters
LS‐091 CODE COMPLIANCE NOTES‐1
LS‐092 CODE COMPLIANCE NOTES‐2
LS‐093 CODE COMPLIANCE NOTES‐3 ACCESSIBILITY
LS‐094 CODE COMPLIANCE NOTES‐4 FLOOD HAZARD ZONE
LS‐097 SUB‐CELLAR FLOOR PLAN CODE ANALYSIS DIAGRAM
LS‐098 CELLAR FLOOR PLAN CODE ANALYSIS DIAGRAM BUILDING CODE NOTES
LS‐099 CELLAR MEZZANINE PLAN CODE ANALYSIS DIAGRAM
LS‐100 GROUND FLOOR PLAN CODE ANALYSIS DIAGRAM BUILDING CODE NOTES
LS‐101 GROUND FLOOR MEZZANINE PLAN CODE ANALYSIS DIAGRAM BUILDING CODE NOTES
LS‐102 2ND FLOOR PLAN CODE ANALYSIS DIAGRAM BUILDING CODE NOTES
LS‐103 3RD FLOOR PLAN CODE ANALYSIS DIAGRAM BUILDING CODE NOTES
LS‐104 4TH FLOOR PLAN CODE ANALYSIS DIAGRAM BUILDING CODE NOTES
LS‐105 5TH FLOOR PLAN CODE ANALYSIS DIAGRAM BUILDING CODE NOTES
LS‐106 6TH FLOOR PLAN CODE ANALYSIS DIAGRAM BUILDING CODE NOTES
LS‐107 7TH FLOOR PLAN CODE ANALYSIS DIAGRAM BUILDING CODE NOTES
LS‐108 8TH FLOOR PLAN CODE ANALYSIS DIAGRAM BUILDING CODE NOTES
LS‐109 9TH FLOOR PLAN CODE ANALYSIS DIAGRAM
LS‐110 10TH FLOOR PLAN CODE ANALYSIS DIAGRAM
LS‐111 11TH FLOOR PLAN CODE ANALYSIS DIAGRAM
LS‐112 12TH FLOOR PLAN CODE ANALYSIS DIAGRAM
LS‐113 13TH FLOOR PLAN CODE ANALYSIS DIAGRAM
LS‐114 14TH FLOOR PLAN CODE ANALYSIS DIAGRAM
LS‐115 15TH FLOOR PLAN CODE ANALYSIS DIAGRAM
LS‐116 16TH FLOOR PLAN CODE ANALYSIS DIAGRAM
LS‐117 17TH FLOOR PLAN CODE ANALYSIS DIAGRAM
C-5
1930820.10 29086-0006-000

LS‐118 18TH FLOOR PLAN CODE ANALYSIS DIAGRAM BUILDING CODE NOTES
LS‐119 19TH FLOOR PLAN CODE ANALYSIS DIAGRAM
LS‐120 20TH FLOOR PLAN CODE ANALYSIS DIAGRAM
LS‐121 FLOOR PLAN CODE ANALYSIS DIAGRAM
LS‐122 FLOOR PLAN CODE ANALYSIS DIAGRAM
LS‐123 FLOOR PLAN CODE ANALYSIS DIAGRAM
LS‐124 24TH FLOOR PLAN CODE ANALYSIS DIAGRAM BUILDING CODE NOTES
LS‐125 25TH FLOOR PLAN CODE ANALYSIS DIAGRAM
LS‐126 26TH FLOOR PLAN CODE ANALYSIS DIAGRAM
LS‐127 27TH FLOOR PLAN CODE ANALYSIS DIAGRAM
LS‐128 28TH FLOOR PLAN CODE ANALYSIS DIAGRAM
LS‐129 29TH FLOOR PLAN CODE ANALYSIS DIAGRAM BUILDING CODE NOTES
LS‐130 30TH FLOOR PLAN CODE ANALYSIS DIAGRAM
LS‐131 31ST FLOOR PLAN CODE ANALYSIS DIAGRAM
LS‐132 32ND FLOOR PLAN CODE ANALYSIS DIAGRAM
LS‐133 33RD FLOOR PLAN CODE ANALYSIS DIAGRAM
LS‐134 34TH FLOOR PLAN CODE ANALYSIS DIAGRAM
LS‐135 35TH FLOOR PLAN CODE ANALYSIS DIAGRAM BUILDING CODE NOTES
LS‐136 36TH FLOOR PLAN CODE ANALYSIS DIAGRAM
LS‐137 37TH FLOOR PLAN CODE ANALYSIS DIAGRAM
LS‐138 38TH FLOOR PLAN CODE ANALYSIS DIAGRAM BUILDING CODE NOTES
LS‐139 39TH FLOOR PLAN CODE ANALYSIS DIAGRAM BUILDING CODE NOTES
LS‐140 40TH FLOOR PLAN CODE ANALYSIS DIAGRAM
LS‐141 41ST FLOOR PLAN CODE ANALYSIS DIAGRAM
LS‐142 42ND FLOOR PLAN CODE ANALYSIS DIAGRAM
LS‐143 43RD FLOOR PLAN CODE ANALYSIS DIAGRAM
LS‐144 44TH FLOOR PLAN CODE ANALYSIS DIAGRAM
LS‐145 45TH FLOOR PLAN CODE ANALYSIS DIAGRAM BUILDING CODE NOTES
LS‐146 46TH FLOOR PLAN CODE ANALYSIS DIAGRAM
LS‐147 47TH FLOOR PLAN CODE ANALYSIS DIAGRAM
LS‐148 48TH FLOOR PLAN CODE ANALYSIS DIAGRAM
LS‐149 49TH FLOOR PLAN CODE ANALYSIS DIAGRAM
LS‐150 50TH FLOOR PLAN CODE ANALYSIS DIAGRAM BUILDING CODE NOTES
LS‐151 51ST FLOOR PLAN CODE ANALYSIS DIAGRAM
LS‐152 52ND FLOOR PLAN CODE ANALYSIS DIAGRAM
LS‐153 53RD FLOOR PLAN CODE ANALYSIS DIAGRAM
LS‐154 54TH FLOOR PLAN CODE ANALYSIS DIAGRAM
LS‐155 55TH FLOOR PLAN CODE ANALYSIS DIAGRAM
LS‐156 56TH FLOOR PLAN CODE ANALYSIS DIAGRAM BUILDING CODE NOTES
LS‐157 57TH FLOOR PLAN CODE ANALYSIS DIAGRAM
LS‐158 58TH FLOOR PLAN CODE ANALYSIS DIAGRAM
LS‐159 59TH FLOOR PLAN CODE ANALYSIS DIAGRAM
LS‐160 60TH FLOOR PLAN CODE ANALYSIS DIAGRAM
LS‐161 61ST FLOOR PLAN CODE ANALYSIS DIAGRAM BUILDING CODE NOTES
LS‐162 62ND FLOOR PLAN CODE ANALYSIS DIAGRAM
LS‐163 63RD FLOOR PLAN CODE ANALYSIS DIAGRAM BUILDING CODE NOTES
LS‐164 64TH FLOOR PLAN CODE ANALYSIS DIAGRAM BUILDING CODE NOTES
LS‐165 65TH FLOOR PLAN CODE ANALYSIS DIAGRAM
LS‐166 66TH FLOOR PLAN CODE ANALYSIS DIAGRAM
LS‐167 ROOF PLAN CODE ANALYSIS DIAGRAM
M‐001.00 MECHANICAL GENERAL NOTES. SYMBOLS.LEGEND & DRAWING LIST
M‐098.00 DRAWING TITLE: MECHANICAL CELLAR FLOOR PLAN
M‐099.00 DRAWING TITLE: MECHANICAL CELLAR FLOOR MEZZANINE PLAN
M‐100.00 DRAWING TITLE: MECHANICAL GROUND FLOOR PLAN
M‐101.00 DRAWING TITLE: MECHANICAL GROUND FLOOR MEZZANINE PLAN
M‐102.00 DRAWING TITLE: MECHANICAL 2ND FLOOR PLAN
M‐103.00 DRAWING TITLE: MECHANICAL 3RD FLOOR PLAN
M‐104.00 DRAWING TITLE: MECHANICAL 4TH FLOOR PLAN
M‐105.00 DRAWING TITLE: MECHANICAL 5TH FLOOR PLAN
M‐106.00 DRAWING TITLE: MECHANICAL 6TH FLOOR PLAN MER
M‐107.00 DRAWING TITLE: MECHANICAL 7TH FLOOR PLAN
M‐108.00 DRAWING TITLE: MECHANICAL 8TH FLOOR PLAN
M‐109.00 DRAWING TITLE: MECHANICAL 9TH FLOOR PLAN
M‐110.00 DRAWING TITLE: MECHANICAL 10TH FLOOR PLAN
M‐111.00 DRAWING TITLE: MECHANICAL 11TH FLOOR PLAN
M‐112.00 DRAWING TITLE: MECHANICAL 12TH FLOOR PLAN
M‐113.00 DRAWING TITLE: MECHANICAL 13TH FLOOR PLAN
M‐114.00 DRAWING TITLE: MECHANICAL 14TH FLOOR PLAN
M‐115.00 DRAWING TITLE: MECHANICAL 15TH FLOOR PLAN
M‐116.00 DRAWING TITLE: MECHANICAL 16TH FLOOR PLAN
M‐117.00 DRAWING TITLE: MECHANICAL 17TH FLOOR PLAN
M‐118.00 DRAWING TITLE: MECHANICAL 18TH FLOOR PLAN
M‐119.00 DRAWING TITLE: MECHANICAL 19TH FLOOR PLAN
M‐120.00 DRAWING TITLE: MECHANICAL 20TH FLOOR PLAN
M‐121.00 DRAWING TITLE: MECHANICAL 21ST FLOOR PLAN
M‐122.00 DRAWING TITLE: MECHANICAL 22ND FLOOR PLAN
M‐123.00 DRAWING TITLE: MECHANICAL 23RD FLOOR PLAN
M‐124.00 DRAWING TITLE: MECHANICAL 24TH FLOOR PLAN
M‐125.00 DRAWING TITLE: MECHANICAL 25TH FLOOR PLAN
M‐126.00 DRAWING TITLE: MECHANICAL 26TH FLOOR PLAN
M‐127.00 DRAWING TITLE: MECHANICAL 27TH FLOOR PLAN
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M‐128.00 DRAWING TITLE: MECHANICAL 28TH FLOOR PLAN
M‐129.00 DRAWING TITLE: MECHANICAL 29TH FLOOR PLAN
M‐130.00 DRAWING TITLE: MECHANICAL 30TH FLOOR PLAN
M‐131.00 DRAWING TITLE: MECHANICAL 31ST FLOOR PLAN
M‐132.00 DRAWING TITLE: MECHANICAL 32ND FLOOR PLAN
M‐133.00 DRAWING TITLE: MECHANICAL 33RD FLOOR PLAN
M‐134.00 DRAWING TITLE: MECHANICAL 34TH FLOOR PLAN
M‐135.00 DRAWING TITLE: MECHANICAL 35TH FLOOR PLAN
M‐136.00 DRAWING TITLE: MECHANICAL 36TH FLOOR PLAN
M‐137.00 DRAWING TITLE: MECHANICAL 37TH FLOOR PLAN MER
M‐138.00 DRAWING TITLE: MECHANICAL 38TH FLOOR PLAN MER
M‐139.00 DRAWING TITLE: MECHANICAL 39TH FLOOR PLAN MER
M‐140.00 DRAWING TITLE: MECHANICAL 40TH FLOOR PLAN
M‐141.00 DRAWING TITLE: MECHANICAL 41ST FLOOR PLAN
M‐142.00 DRAWING TITLE: MECHANICAL 42ND FLOOR PLAN
M‐143.00 DRAWING TITLE: MECHANICAL 43RD FLOOR PLAN
M‐144.00 DRAWING TITLE: MECHANICAL 44TH FLOOR PLAN
M‐145.00 DRAWING TITLE: MECHANICAL 45TH FLOOR PLAN
M‐146.00 DRAWING TITLE: MECHANICAL 46TH FLOOR PLAN
M‐147.00 DRAWING TITLE: MECHANICAL 47TH FLOOR PLAN
M‐148.00 DRAWING TITLE: MECHANICAL 48TH FLOOR PLAN
M‐149.00 DRAWING TITLE: MECHANICAL 49TH FLOOR PLAN
M‐150.00 DRAWING TITLE: MECHANICAL 50TH FLOOR PLAN
M‐151.00 DRAWING TITLE: MECHANICAL 51ST FLOOR PLAN
M‐152.00 DRAWING TITLE: MECHANICAL 52ND FLOOR PLAN
M‐153.00 DRAWING TITLE: MECHANICAL 53RD FLOOR PLAN
M‐154.00 DRAWING TITLE: MECHANICAL 54TH FLOOR PLAN
M‐155.00 DRAWING TITLE: MECHANICAL 55TH FLOOR PLAN
M‐156.00 DRAWING TITLE: MECHANICAL 56TH FLOOR PLAN
M‐157.00 DRAWING TITLE: MECHANICAL 57TH FLOOR PLAN
M‐158.00 DRAWING TITLE: MECHANICAL 58TH FLOOR PLAN
M‐159.00 DRAWING TITLE: MECHANICAL 59TH FLOOR PLAN
M‐160.00 DRAWING TITLE: MECHANICAL 60TH FLOOR PLAN
M‐161.00 DRAWING TITLE: MECHANICAL 61ST FLOOR PLAN
M‐162.00 DRAWING TITLE: MECHANICAL 62ND FLOOR PLAN
M‐163.00 DRAWING TITLE: MECHANICAL 63RD FLOOR PLAN
M‐164.00 DRAWING TITLE: MECHANICAL 64TH FLOOR PLAN
M‐165.00 DRAWING TITLE: MECHANICAL 65TH FLOOR PLAN
M‐166.00 DRAWING TITLE: MECHANICAL 66TH FLOOR PLAN MER
M‐167.00 DRAWING TITLE: MECHANICAL ROOF PLAN
M‐201.00 DRAWING TITLE: MECHANICAL CELLAR FLOOR PLAN PIPING
M‐202.00 DRAWING TITLE: MECHANICAL 6TH FLOOR PLAN PIPING
M‐203.00 DRAWING TITLE: MECHANICAL 37TH FLOOR PLAN PIPING
M‐204.00 DRAWING TITLE: MECHANICAL 66TH FLOOR PLAN PIPING
M‐205.00 DRAWING TITLE: MECHANICAL PART PLANS NO.1
M‐206.00 DRAWING TITLE: MECHANICAL PART PLANS NO.2
M‐207.00 DRAWING TITLE: MECHANICAL PART PLANS NO.3
M‐208.00 DRAWING TITLE: MECHANICAL PART PLANS NO.4
M‐209.00 DRAWING TITLE: MECHANICAL PART PLANS NO.5
M‐210.00 DRAWING TITLE: MECHANICAL CELLAR LEVEL PART PLAN DUCTWORK
M‐211.00 DRAWING TITLE: MECHANICAL 1ST FLOOR PART PLAN
M‐212.00 DRAWING TITLE: MECHANICAL 6TH FLOOR PART PLAN DUCTWORK
M‐213.00 DRAWING TITLE: MECHANICAL 6TH FLOOR PART PLAN PIPING
M‐214.00 DRAWING TITLE: MECHANICAL 37TH FLOOR PART PLAN DUCTWORK
M‐215.00 DRAWING TITLE: MECHANICAL 37TH FLOOR PART PLAN PIPING
M‐216.00 DRAWING TITLE: MECHANICAL GROUND FLOOR PLAN PIPING
M‐217.00 DRAWING TITLE: MECHANICAL SECTIONS SHEET NO.1
M‐218.00 DRAWING TITLE: MECHANICAL SECTIONS SHEET NO.2
M‐219.00 DRAWING TITLE: MECHANICAL SECTIONS SHEET NO.3
M‐220.00 DRAWING TITLE: MECHANICAL SECTIONS SHEET NO.4
M‐221.00 DRAWING TITLE: MECHANICAL SECTIONS SHEET NO.5
M‐222.00 DRAWING TITLE: MECHANICAL SECTIONS SHEET NO.6
M‐223.00 DRAWING TITLE: MECHANICAL SECTIONS SHEET NO.7
M‐224.00 DRAWING TITLE: MECHANICAL PART PLANS NO.6
M‐301.00 MECHANICAL AIRRISER DIAGRAM
M‐302.00 MECHANICAL AIRRISER DIAGRAM
M‐303.00 MECHANICAL CONDENSERWATER RISERDIAGRAM
M‐304.00 MECHANICAL CONDENSERWATER RISERDIAGRAM
M‐305.00 MECHANICAL HOTWATER RISERDIAGRAM
M‐306.00 MECHANICAL HOTWATER RISERDIAGRAM
M‐307.00 MECHANICAL ELEVATOR HVAC RISERDIAGRAM
M‐308.00 MECHANICAL FUEL OIL RISER DIAGRAM
M‐309.00 MECHANICAL PERIMETERHOT WATER RISERDIAGRAM
M‐401.00 MECHANICAL SCHEDULES SHEETNO.I
M‐402.00 MECHANICAL SCHEDULES SHEET NO.2
M‐403.00 MECHANICAL SCHEDULES SHEETNO.3
M‐404.00 MECHANICAL SCHEDULES SHEETNO.4
M‐405.00 MECHANICAL SCHEDULES SHEETNO.5
M‐406.00 MECHANICAL SCHEDULES SHEETNO.6
M‐407.00 MECHANICAL SCHEDULES SHEETNO.7
M‐408.00 MECHANICAL SCHEDULES SHEETNO.8
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M‐409.00 MECHANICAL SCHEDULES SHEETNO.9
M‐501.00 MECHANICAL DETAIL SHEET NO.I
M‐502.00 MECHANICAL DETAIL SHEET N0.2
M‐503.00 MECHANICAL DETAIL SHEET N0.3
M‐504.00 MECHANICAL DETAIL SHEET N0.4
M‐505.00 MECHANICAL DETAIL SHEET N0.5
M‐506.00 MECHANICAL DETAIL SHEET N0.6
M‐507.00 MECHANICAL DETAIL SHEET N0.7
M‐601.00 MECHANICAL CONTROLS SHEET NO.I
M‐602.00 MECHANICAL CONTROLS SHEET N0.2
M‐603.00 MECHANICAL CONTROLS SHEET N0.3
M‐604.00 MECHANICAL CONTROLS SHEET N0.4
M‐605.00 MECHANICAL CONTROLS SHEET NO.5
M‐606.00 MECHANICAL CONTROLS SHEET N0.6
M‐607.00 MECHANICAL CONTROLS SHEET N0.7
M‐608.00 MECHANICAL CONTROLS SHEET NO.8
M‐609.00 MECHANICAL CONTROLS SHEET N0.9
M‐610.00 MECHANICAL CONTROLS SHEET NO.10
M‐611.00 MECHANICAL CONTROLS SHEET NO.11
M‐612.00 MECHANICAL CONTROLS SHEET N0.12
M‐613.00 MECHANICAL CONTROLS SHEET NO.I3
M‐614.00 MECHANICAL CONTROLS SHEET NO.14
M‐615.00 MECHANICAL CONTROLS SHEET NO.15
M‐616.00 MECHANICAL CONTROLS SHEET NO.16
M‐617.00 MECHANICAL CONTROLS SHEET N0.17
P‐001.00 PLUMBING NOTES. LEGEND. SYMBOLS. AND DRAWINGS LIST
P‐097.00 PLUMBING CELLAR UNDERGROUND PLAN
P‐098.00 PLUMBING CELLAR PLAN
P‐099.00 PLUMBING CELLAR MEZZ PLAN
P‐100.00 PLUMBING 01 PLAN
P‐101.00 PLUMBING 01M PLAN
P‐102.00 PLUMBING 02 PLAN
P‐103.00 PLUMBING 03 PLAN
P‐104.00 PLUMBING 04 PLAN
P‐105.00 PLUMBING 05 PLAN
P‐106.00 PLUMBING 06 PLAN
P‐107.00 PLUMBING 07 PLAN
P‐108.00 PLUMBING 08 PLAN
P‐109.00 PLUMBING 09 PLAN
P‐110.00 PLUMBING 10 PLAN
P‐111.00 PLUMBING 11 PLAN
P‐112.00 PLUMBING 12 PLAN
P‐113.00 PLUMBING 13 PLAN
P‐114.00 PLUMBING 14 PLAN
P‐115.00 PLUMBING 15 PLAN
P‐116.00 PLUMBING 16 PLAN
P‐117.00 PLUMBING 17 PLAN
P‐118.00 PLUMBING 18 PLAN
P‐119.00 PLUMBING 19 PLAN
P‐120.00 PLUMBING 20 PLAN
P‐121.00 PLUMBING 21 PLAN
P‐122.00 PLUMBING 22 PLAN
P‐123.00 PLUMBING 23 PLAN
P‐124.00 PLUMBING 24 PLAN
P‐125.00 PLUMBING 25 PLAN
P‐126.00 PLUMBING 26 PLAN
P‐127.00 PLUMBING 27 PLAN
P‐128.00 PLUMBING 28 PLAN
P‐129.00 PLUMBING 29 PLAN
P‐130.00 PLUMBING 30 PLAN
P‐131.00 PLUMBING 31 PLAN
P‐132.00 PLUMBING 32 PLAN
P‐133.00 PLUMBING 33 PLAN
P‐134.00 PLUMBING 34 PLAN
P‐135.00 PLUMBING 35 PLAN
P‐136.00 PLUMBING 36 PLAN
P‐137.00 PLUMBING 37 PLAN
P‐138.00 PLUMBING 38 PLAN
P‐139.00 PLUMBING 39 PLAN
P‐140.00 PLUMBING 40 PLAN
P‐141.00 PLUMBING 41 PLAN
P‐142.00 PLUMBING 42 PLAN
P‐143.00 PLUMBING 43 PLAN
P‐144.00 PLUMBING 44 PLAN
P‐145.00 PLUMBING 45 PLAN
P‐146.00 PLUMBING 46 PLAN
P‐147.00 PLUMBING 47 PLAN
P‐148.00 PLUMBING 48 PLAN
P‐149.00 PLUMBING 49 PLAN
P‐150.00 PLUMBING 50 PLAN
P‐151.00 PLUMBING 51 PLAN
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P‐152.00 PLUMBING 52 PLAN
P‐153.00 PLUMBING 53 PLAN
P‐154.00 PLUMBING 54 PLAN
P‐155.00 PLUMBING 55 PLAN
P‐156.00 PLUMBING 56 PLAN
P‐157.00 PLUMBING 57 PLAN
P‐158.00 PLUMBING 58 PLAN
P‐159.00 PLUMBING 59 PLAN
P‐160.00 PLUMBING 60 PLAN
P‐161.00 PLUMBING 61 PLAN
P‐162.00 PLUMBING 62 PLAN
P‐163.00 PLUMBING 63 PLAN
P‐164.00 PLUMBING 64 PLAN
P‐165.00 PLUMBING 65 PLAN
P‐166.00 PLUMBING 66TH PLAN
P‐167.00 PLUMBING ROOF PLAN
P‐168.00 PLUMBING BULKHEAD PLAN
P‐201.00 PLUMBING PART PLANS SHEET#I
P‐202.00 PLUMBING PART PLANS SHEET #2
P‐203.00 PLUMBING PART PLANS SHEET #3
P‐204.00 PLUMBING PART PLANS SHEET #4
P‐205.00 PLUMBING PART PLANS SHEET #5
P‐206.00 PLUMBING PART PLANS SHEET #6
P‐207.00 PLUMBING PART PLANS SHEET #7
P‐208.00 PLUMBING PART PLANS SHEET #8
P‐250.00 PLUMBING ADD ALTERNATE SCOPE PART PLANS SHEET #1
P‐301.00 PLUMBING WATER RISER DIAGRAM
P‐302.00 PLUIVInINW SANITARY RISER DIAGRAM
P‐303.00 PLUMbINb STORM RISER DIAGRAN
P‐304.00 PLUMbINb IRRIGATION SYSTEM RISER DIAGRAM
P‐305.00 PLUMbINb GAS RISER DIAGRAM
P‐401.00 PLUMBING SCHEDULESSHEET#I
P‐501.00 PLUMBING DETAILSSHEET#I
P‐502.00 PLUMBING DETAILSSHEET#2
S‐004.00 CELLAR FLOOR ENLARGED CORE PLAN
S‐005.00 CELLAR MEZZANINE FRAMING PLAN
S‐009.00 CELLAR FLOOR ENLARGED CORE GENERAL ARRANGEMENT PLAN
S‐010.00 GROUND FLOOR OVERALL FRAMING PLAN
S‐011.00 GROUND FLOOR FRAMING PLAN PART 1
S‐012.00 GROUND FLOOR FRAMING PLAN PART 2
S‐013.00 GROUND FLOOR FRAMING PLAN PART 3
S‐014.00 GROUND FLOOR FRAMING PLAN PART 4
S‐015.00 GROUND FLOOR ENLARGED CORE PLAN
S‐016.00 GROUND FLOOR MEZZANINE FRAMING PLAN
S‐017.00 GROUND FLOOR ENLARGED CORE GENERAL ARRANGEMENT PLAN
S‐018.00 GROUND FLOOR MEZZ. ENLARGED CORE GENERAL ARRANGEMENT PLAN
S‐019.00 GROUND FLOOR MEZZ. ENLARGED CORE PLAN
S‐020.00 2ND FLOOR FRAMING PLAN
S‐028.00 2ND FLOOR ENLARGED CORE GENERAL ARRANGEMENT PLAN
S‐029.00 2ND FLOOR ENLARGED CORE PLAN
S‐030.00 3RD FLOOR FRAMING PLAN
S‐038.00 3RD‐5TH FLOOR ENLARGED CORE GENERAL ARRANGEMENT PLAN
S‐039.00 3RD‐5TH FLOOR ENLARGED CORE PLAN
S‐040.00 4TH FLOOR FRAMING PLAN
S‐050.00 5TH FLOOR FRAMING PLAN
S‐060.00 6TH FLOOR FRAMING PLAN
S‐061.00 6TH FLOOR SLAB ON METAL DECK REINF. PLAN
S‐064.00 6TH FLOOR ENLARGED CORE PLAN
S‐065.00 6TH FLOOR INTERMEDIATE FRAMING PLAN
S‐068.00 6TH FLOOR ENLARGED CORE GENERAL ARRANGEMENT PLAN
S‐070.00 7TH FLOOR FRAMING PLAN
S‐071.00 7TH FLOOR SLAB ON METAL DECK REINF. PLAN
S‐078.0 7TH ‐14TH FLOOR ENLARGED CORE GENERAL ARRANGEMENT PLAN
S‐079.00 7TH‐14TH FLOOR ENLARGED CORE PLAN
S‐080.00 8TH FLOOR FRAMING PLAN
S‐090.00 9TH FLOOR FRAMING PLAN
S‐100.00 10TH FLOOR FRAMING PLAN
S‐110.00 11TH FLOOR FRAMING PLAN
S‐120.00 12TH FLOOR FRAMING PLAN
S‐130.00 13TH FLOOR FRAMING PLAN
S‐140.00 14TH FLOOR FRAMING PLAN
S‐150.00 15TH FLOOR FRAMING PLAN
S‐158.00 15TH‐17TH FLOOR ENLARGED CORE GENERAL ARRANGEMENT PLAN
S‐159.00 15TH‐17TH FLOOR ENLARGED CORE FRAMING PLAN
S‐160.00 16TH FLOOR FRAMING PLAN
S‐170.00 17TH FLOOR FRAMING PLAN
S‐180.00 18TH FLOOR FRAMING PLAN
S‐188.00 18TH‐25TH FLOOR ENLARGED CORE GENERAL ARRANGEMENT PLAN
S‐189.00 18TH‐25TH FLOOR ENLARGED CORE FRAMINGPLAN
S‐190.00 19TH FLOOR FRAMING PLAN
S‐200.00 20TH FLOOR FRAMING PLAN
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S‐210.00 21ST FLOOR FRAMING PLAN
S‐220.00 22ND FLOOR FRAMING PLAN
S‐230.00 23RD FLOOR FRAMING PLAN
S‐240.00 24TH FLOOR FRAMING PLAN
S‐250.00 25TH FLOOR FRAMING PLAN
S‐260.00 26TH FLOOR FRAMING PLAN
S‐268.00 26TH‐28TH FLOOR ENLARGED CORE GENERAL ARRANGEMENT PLAN
S‐269.00 26TH‐28TH FLOOR ENLARGED CORE PLAN
S‐270.00 27TH FLOOR FRAMING PLAN
S‐280.00 28TH FLOOR FRAMING PLAN
S‐290.00 29TH FLOOR FRAMING PLAN
S‐298.00 29TH‐36TH FLOOR ENLARGED CORE GENERAL ARRANGEMENT PLAN
S‐299.00 29TH‐36TH FLOOR ENLARGED CORE PLAN
S‐300.00 30TH FLOOR FRAMING PLAN
S‐310.00 31ST FLOOR FRAMING PLAN
S‐320.00 32ND FLOOR FRAMING PLAN
S‐330.00 33RD FLOOR FRAMING PLAN
S‐340.00 34TH FLOOR FRAMING PLAN
S‐350.00 35TH FLOOR FRAMING PLAN
S‐360.00 36TH FLOOR FRAMING PLAN
S‐370.00 37TH FLOOR FRAMING PLAN
S‐371.00 37TH FLOOR SLAB ON METAL DECK REINF. PLAN
S‐378.00 37TH FLOOR ENLARGED CORE GENERAL ARRANGEMENT PLAN
S‐379.00 37TH FLOOR ENLARGED CORE PLAN
S‐380.00 38TH FLOOR INTERMEDIATE FRAMING PLAN
S‐385.00 38th Floor Mezzanine Framing Plan
S‐388.00 38TH INTERMEDIATE FLOOR ENLARGED CORE GENERAL ARRANGEMENT PLAN
S‐389.00 38TH INTERMEDIATE FLOORE ENLARGED CORE PLAN
S‐390.00 39TH FLOOR FRAMING PLAN
S‐395.00 39TH FLOOR INTERMEDIATE FRAMING PLAN
S‐398.00 39TH FLOOR ENLARGED CORE GENERAL ARRANGEMENT PLAN
S‐399.00 39TH FLOOR ENLARGED CORE PLAN
S‐400.00 40TH FLOOR FRAMING PLAN
S‐401.00 40TH FLOOR SLAB ON METAL DECK REINF. PLAN
S‐408.00 40TH FLOOR ENLARGED CORE GENERAL ARRANGEMENT PLAN
S‐409.00 40TH FLOOR ENLARGED CORE PLAN
S‐410.00 41ST FLOOR FRAMING PLAN
S‐418.00 41ST‐47TH FLOOR ENLARGED CORE GENERAL ARRANGEMENT PLAN
S‐419.00 41ST‐47TH FLOOR ENLARGED CORE PLAN
S‐420.00 42ND FLOOR FRAMING PLAN
S‐430.00 43RD FLOOR FRAMING PLAN
S‐440.00 44TH FLOOR FRAMING PLAN
S‐450.00 45TH FLOOR FRAMING PLAN
S‐460.00 46TH FLOOR FRAMING PLAN
S‐470.00 47TH FLOOR FRAMING PLAN
S‐480.00 48TH FLOOR FRAMING PLAN
S‐488.00 48TH‐49TH FLOOR ENLARGED CORE GENERAL ARRANGEMENT PLAN
S‐489.00 48TH AND 49TH FLOOR ENLARGED CORE PLAN
S‐490.00 49TH FLOOR FRAMING PLAN
S‐500.00 50TH FLOOR FRAMING PLAN
S‐508.00 50TH‐52ND FLOOR ENLARGED CORE GENERAL ARRANGEMENT PLAN
S‐509.00 50TH‐52ND FLOOR ENLARGED CORE PLAN
S‐510.00 51ST FLOOR FRAMING PLAN
S‐520.00 52ND FLOOR FRAMING PLAN
S‐530.00 53RD FLOOR FRAMING PLAN
S‐538.00 53RD FLOOR ENLARGED CORE GENERAL ARRANGEMENT PLAN
S‐539.00 53RD FLOOR ENLARGED CORE PLAN
S‐540.00 54TH FLOOR FRAMING PLAN
S‐548.00 54TH FLOOR ENLARGED CORE GENERAL ARRANGEMENT PLAN
S‐549.00 54TH FLOOR ENLARGED CORE PLAN
S‐550.00 55TH FLOOR FRAMING PLAN
S‐558.00 55TH FLOOR ENLARGED CORE GENERAL ARRANGEMENT PLAN
S‐559.00 55TH FLOOR ENLARGED CORE PLAN
S‐560.00 56TH FLOOR FRAMING PLAN
S‐568.00 56TH FLOOR ENLARGED CORE GENERAL ARRANGEMENT PLAN
S‐569.00 56TH FLOOR ENLARGED CORE PLAN
S‐570.00 57TH FLOOR FRAMING PLAN
S‐578.00 57TH ‐63RD FLOOR ENLARGED CORE GENERAL ARRANGEMENT PLAN
S‐579.00 4 57TH‐63RD FLOOR ENLARGED CORE PLAN
S‐580.00 58TH FLOOR FRAMING PLAN
S‐590.00 59TH FLOOR FRAMING PLAN
S‐600.00 60TH FLOOR FRAMING PLAN
S‐610.00 61ST FLOOR FRAMING PLAN
S‐620.00 62ND FLOOR FRAMING PLAN
S‐630.00 63RD FLOOR FRAMING PLAN
S‐640.00 64TH FLOOR FRAMING PLAN
S‐648.00 64TH ‐66TH FLOOR ENLARGED CORE GENERAL ARRANGEMENT PLAN
S‐649.00 64TH‐66TH FLOOR ENLARGED A COREPLAN
S‐650.00 65TH FLOOR FRAMING PLAN
S‐660.00 66TH FLOOR FRAMING PLAN
S‐661.00 66TH FLOOR SLAB ON METAL DECK REINF. PLAN
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S‐665.00 66TH FLOOR INTERMEDIATE FRAMING PLAN
S‐670.00 67TH FLOOR FRAMING PLAN
S‐671.00 67TH FLOOR SLAB ON METAL DECK REINF. PLAN
S‐678.00 ROOF FLOOR ENLARGED CORE GENERAL ARRANGEMENT PLAN
S‐679.00 ROOF ENLARGED CORE PLAN
S‐680.00 TOP OF BULKHEAD AND TOP OF PARAPET FRAMING PLANS
S‐900.00 COLUMN ELEVATIONS 1
S‐901.00 COLUMN ELEVATIONS 2
S‐902.00 COLUMN ELEVATIONS 3
S‐903.00 COLUMN ELEVATIONS 4
S‐904.00 COLUMN ELEVATIONS 5
S‐905.00 COLUMN ELEVATIONS 6
S‐906.00 COLUMN ELEVATIONS 7
S‐907.00 COLUMN ELEVATIONS 8
S‐908.00 COLUMN ELEVATIONS 9
S‐909.00 COLUMN ELEVATIONS 10
S‐910.00 COLUMN ELEVATIONS 11
S‐911.00 COLUMN ELEVATIONS 12
S‐920.00 6TH FLOOR BRACING ELEVATIONS 1
S‐921.00 6TH FLOOR BRACING ELEVATIONS 2
S‐922.00 6TH FLOOR BRACING ELEVATIONS 3
S‐923.00 37TH FLOOR BRACING ELEVATIONS 1
S‐924.00 37TH FLOOR BRACING ELEVATIONS 2
S‐925.00 66TH FLOOR BRACING ELEVATIONS
S‐929.00 TYPICAL STEEL BRACING DETAILS
S‐930.00 SOUTH SHEARWALL ELEVATION (FND‐LEVEL 17) 4
S‐931.00 SOUTH SHEARWALL ELEVATION (LEVELS 18‐35) 4
S‐932.00 SOUTH SHEARWALL ELEVATION (LEVELS 36‐56) 4
S‐933.00 SOUTH SHEARWALL ELEVATION (LEVELS 57‐ROOF) 4
S‐934.00 NORTH SHEARWALL ELEVATION (FND‐LEVEL 16) 4
S‐935.00 NORTH SHEARWALL ELEVATION (LEVELS 17‐35) 4
S‐936.00 NORTH SHEARWALL ELEVATION (LEvELS 36‐55)
S‐937.00 NORTH SHEARWALL ELEVATION (LEVELS 56‐ROOF) 4
S‐938.00 EAST SHEARWALL ELEVATION
S‐939.00 WEST & EAST SHEARWALL PARTIAL ELEVATIONS
S‐940.00 SHEARWALL REINF. PLAN FOUNDATION TO U/S 2ND FLOOR
S‐941.00 SHEARWALL REINF. PLAN @ 2ND ‐ 6TH FLOOR
S‐942.00 SHEARWALL REINF. PLAN @ 7TH ‐ 39TH FLOOR MEZZ.
S‐943.00 SHEARWALL REINF. PLAN @ 40TH ‐ ROOF FLOOR
S‐945.00 TYPICAL SHEARWALL DETAILS 1
S‐946.00 TYPICAL SHEARWALL DETAILS 2
S‐947.00 TYPICAL SHEARWALL DETAILS 3
S‐948.00 LINK BEAM SCHEDULE
S‐950.00 CONCRETE COLUMN SCHEDULE AND TYPICAL CONCRETE COLUMN DETAILS
S‐951.00 TYPICAL STEEL COLUMN DETAILS 1
S‐952.00 TYPICAL STEEL COLUMN DETAILS 2
S‐955.00 COLUMN SECTIONS
S‐960.00 TYPICAL STEEL SUPERSTRUCTURE DETAILS 1
S‐961.00 TYPICAL STEEL SUPERSTRUCTURE DETAILS 2
S‐962.00 TYPICAL STEEL SUPERSTRUCTURE DETAILS 3
S‐963.00 TYPICAL STEEL SUPERSTRUCTURE DETAILS 4
S‐964.00 TYPICAL CONCRETE SUPERSTRUCTURE DETAILS 1
S‐965.00 TYPICAL CONCRETE SUPERSTRUCTURE DETAILS 2
S‐966.00 TYPICAL CONCRETE SUPERSTRUCTURE DETAILS 3
S‐967.00 TYPICAL CONCRETE SUPERSTRUCTURE DETAILS 4
S‐968.00 TYPICAL MASONRY DETAILS 1
S‐969.00 TYPICAL MASONRY DETAILS 2
S‐970.00 SUPERSTRUCTURE SECTIONS 1
S‐971.00 SUPERSTRUCTURE SECTIONS 2
S‐972.00 SUPERSTRUCTURE SECTIONS 3
S‐975.00 GROUND FLOOR LOADING DIAGRAM (CONSTRUCTION)
S‐980.00 TYPICAL STAIR DETAILS
S‐990.00 ERECTION BRACING ELEVATIONS 1
S‐991.00 ERECTION BRACING ELEVATIONS 2
S‐992.00 ERECTION BRACING ELEVATIONS 3
S‐993.00 Erection Bracing Elevations 4
S‐994.00 Erection Bracing Elevations 5
S‐995.00 CABLE BRACING PLANS
S‐999.00 TYPICAL ERECTION STEEL DETAILS
SOE‐001.00 Support of Excavation General Notes
SOE‐002.00 Support of Excavation Plan
SOE‐003.00 Support of Excavation Sections
SOE‐004.00 Support of Excavation Sections
SOE‐005.00 Support of Excavation Details
SOE‐006.00 Support of Excavation Typical Details
SOE‐007.00 Support of Excavation NYCT Notes
TC‐001 TELECOM SYMBOL LIST AND GENERAL NOTES
TC‐098 TELECOM CELLAR FLOOR PLAN
TC‐100 TELECOM GROUND FLOOR PLAN
TC‐101 TELECOM GROUND FLOOR MEZZ PLAN
TC‐102 TELECOM 2ND FLOOR PLAN
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TC‐103 TELECOM 3RD ‐ 34TH FLOOR PLAN
TC‐135 TELECOM 35TH FLOOR PLAN
TC‐136 TELECOM 36TH FLOOR PLAN
TC‐137 TELECOM 37TH FLOOR PLAN
TC‐138 TELECOM 38TH FLOOR PLAN
TC‐139 TELECOM 39TH FLOOR PLAN
TC‐140 TELECOM 40TH FLOOR PLAN
TC‐141 TELECOM 41ST ‐ 53RD FLOOR PLAN
TC‐154 TELECOM 54TH FLOOR PLAN
TC‐155 TELECOM 55TH FLOOR PLAN
TC‐156 TELECOM 56TH FLOOR PLAN
TC‐157 TELECOM 57TH ‐ 66TH FLOOR PLAN
TC‐201 TELECOM SERVICE ENTRANCE ROOM LAYOUTS
TC‐202 TELECOM TYPICAL TELECOM ROOM LAYOUTS
TC‐301 TELECOM RISER DIAGRAM
TC‐401 TELECOM DETAILS SHEET #1
TC‐402 TELECOM DETAILS SHEET #2
TC‐501 TELECOM CONVERGED NETWORK DIAGRAM AND EQUIPMENT LIST
TC‐502 TELECOM CONVERGED NETWORK SWITCH SCHEDULE
TC‐601 TELECOM EMR PART PLANS 1

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EXHIBIT D

LAND DESCRIPTION
Legal Description of Property

Block 706, Lot 17
ALL that certain plot, piece or parcel of land situate, lying and being and the Borough of Manhattan, and County, City and State of New York bounded and described as follows:
BEGINNING at the corner formed by the intersection of the northerly side of West 34th Street with the easterly side of Hudson Boulevard East, said point being 347.83 feet westerly from the corner formed by the intersection of the northerly side of West 34th Street with the westerly side of 10th Avenue;
RUNNING THENCE northerly, along the easterly side of Hudson Boulevard East, along a line forming an angle of 86 degrees 20 minutes 51 seconds on the northeast with the northerly side of West 34th Street, 197.90 feet to the southerly side of West 35th Street;
RUNNING THENCE easterly, along the southerly side of West 35th Street, 10.22 feet to a point;
RUNNING THENCE southerly, at right angles to the southerly side of West 35th Street, 197.50 feet to the northerly side of West 34th Street;
RUNNING THENCE westerly, along the northerly side of West 34th Street, 22.83 feet to the corner, the point or place of BEGINNING.

Block 706, Lot 20
ALL that certain plot, piece or parcel of land, situate lying and being in the Borough of Manhattan, City, County and State of New York, bounded and described as follows:
BEGINNING at a point on the northerly side of 34th Street distant 100 feet westerly from the corner formed by the intersection of the northerly side of 34th Street with the westerly side of Tenth Avenue; running
THENCE northerly parallel with Tenth Avenue 98 feet 9 inches to the center line of the block;
THENCE westerly along the said center line of the block 225 feet;
THENCE southerly again parallel with Tenth Avenue 98 feet 9 inches to the northerly side of 34th Street; and
THENCE easterly along said northerly side of 34th Street 225 feet to the point or place of BEGINNING.

Block 706, Lot 29
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ALL that certain plot, piece or parcel of land, situate, lying and being in the Borough of Manhattan, City, County and State of New York, bounded and described as follows:
BEGINNING at the corner formed by the intersection of the westerly side of 10th Avenue and the northerly side of West 34th Street;
THENCE RUNNING northerly along the said westerly side of 10th Avenue 148 feet 1 inch;
THENCE westerly and parallel with the southerly side of West 35th Street and part of the way through a party wall, 100 feet;
THENCE northerly parallel with the westerly side of 10th Avenue, 49 feet 5 inches to the southerly side of West 35th Street
THENCE westerly along the southerly side of West 35th Street, 225 feet;
THENCE southerly and parallel with the westerly side of 10th Avenue, 98 feet 9 inches to the center line of the block;
THENCE easterly parallel with the southerly side of West 35th Street, and along the center line of the block, 225 feet;
THENCE southerly and parallel with the said westerly side of 10th Avenue, 98 feet 9 inches to the northerly side of West 34th Street, and
THENCE easterly along the said northerly side of West 34th Street, 100 feet to the corner aforesaid, at the point or place of BEGINNING.

Block 706, Lot 35
ALL that certain plot, piece or parcel of land, with the buildings and improvements thereon erected, situate, lying and being in the Borough of Manhattan, City, County, and State of New York, bounded and describe as follows:
BEGINNING at a point on the westerly side of 10th Avenue, 24 feet 9 inches southerly from the corner formed by the intersection of the southerly side of 35th Street with the westerly side of 10th Avenue;
RUNNING THENCE westerly parallel with the southerly side of 35th Street 100 feet;
THENCE southerly parallel with the westerly side of 10th Avenue, 24 feet 8 inches;
THENCE easterly again parallel with the southerly side of 35th Street and part of the way through the centre of a party wall, 100 feet to said westerly said of 10th Avenue;
THENCE northerly along the westerly side of 10th Avenue, 24 feet 8 inches to the point or place of BEGINNING.

Block 706, Lot 36
ALL that certain plot, piece or parcel of land, with the buildings and improvements thereon erected, situate lying and being in the 20th Ward of New York City known and distinguished on a certain map entitled “Map of Glass House farm belonging to George Rapelje, Esq. situate in the
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12th Ward of New York City” showing the same as laid out into lots on intersecting avenue and streets, N.Y. May, 1833 survey by Dawl Eels, City Surveyor and filed in the Office of the Register of Deeds in and for New York City by #8 being the southwesterly corner of 10th Avenue and 35th Street, more particularly bounded and described as follows:
BEGINNING at a point on the southerly side of 35th Street, 100 feet westerly from the westerly side of 10th Avenue;
RUNNING THENCE southerly and parallel with 10th Avenue, 24 feet 9 inches
THENCE easterly and parallel with 35th Street, 100 feet to the westerly side of 10th Avenue;
THENCE northerly along the westerly side of 10th Avenue, 24 feet 9 inches to the southerly side of 35th Street;
THENCE westerly along the southerly side of 35th Street, 100 feet to the point or place of BEGINNING.

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EXHIBIT E
CLEANING SPECIFICATIONS

GENERAL CLEANING
NIGHTLY
General Office:
1.    All hard surfaced flooring to be swept using approved dustdown preparation.
2.    Carpet sweep all carpets, moving only light furniture (desks, file cabinets, etc. not to be moved).
3.    Hand dust and wipe clean all exposed horizontal surfaces, furniture, fixtures and window sills.
4.    Empty and remove all rubbish and recycle waste from all waste receptacles, remove wastepaper and install new liners in all containers.
5.    Wash clean all Building water fountains and coolers.
6.    Sweep all private stairways.
7. Wipe clean all pantry countertops, sinks, microwave ovens (int./ext.), and the exposed exterior surfaces of all other appliances.
8.    Wash elevator lobby entrance glass doors and side lights on all floors.
9.    Clean all utility/porter closet sinks, and used equipment such as soiled mop heads and damp cleaning rags.

Lavatories:
1.    Sweep and wash all floors, using proper disinfectants.
2.    Wash and polish all mirrors, shelves, bright work and enameled surfaces.
3.    Wash and disinfect all basins, bowls and urinals.
4.    Wash all toilet seats.
5.    Hand dust and clean all partitions, tile walls, dispensers and receptacles in lavatories and restrooms.
6.    Empty paper receptacles, fill receptacles and remove wastepaper.
7.    Fill toilet tissue holders.
8.     Fill Soap dispensers.
9.     Fill toilet seat cover dispensers.

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10.     Fill sanitary napkin dispensers.
11.    Empty and clean sanitary disposal receptacles.
WEEKLY
1.    Vacuum all carpeting and rugs.
2.    Dust all door louvers and other ventilating louvers within a person’s normal reach.
3.    Wipe clean all brass and other bright work.
4.    Spot wash interior partition glass and door glass to remove smudge marks.
5.    Sweep, dust mop and vacuum all hard scape and carpeted surfaces in stair cases.

QUARTERLY
1.    Dust all pictures, frames, charts, graphs and similar wall hangings not reached in nightly cleaning.
2.    Dust all vertical and horizontal surfaces, such as walls, partitions, doors, door frames and other surfaces not reached in nightly cleaning.
3.    Dust all venetian blinds.
4.    Wash all windows, interior and exterior.
5.     Vacuum all ceiling and wall air supply and exhaust diffusers and grills.
6.     Clean interior glass partitions.
MONTHLY
1.Pre-spot removal for carpets

ANNUALLY
1.Clean light fixtures, reflectors, globes, diffusers and trim.
2.Wash walls in corridors, lounges, classrooms, demonstration areas, cafés, break rooms, meeting rooms and washrooms.
3.Clean all vertical surfaces not attended to during any other periods or frequencies of cleaning.

DAILY – DAY PORTER/DAY MATRON DUTIES
AB can participate in the interview/selection of day porters and matrons serving Premises.
1.MEN’S AND WOMEN’S RESTROOMS
a.Empty trash and replenish supplies (twice daily: late morning & early afternoon)
2.MOTHER’S ROOMS

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a.Empty trash (once daily)
3.PANTRIES & EATING AREAS
a.Empty trash (twice daily: late morning & early afternoon)
4.COPY ROOMS
a.Empty trash (once daily)
5.CONFERENCE ROOMS
a.Wipe down surfaces, empty standard office trash (excluding trash associated with event or catered meeting), clean and remove smudges from glass panels.

1930820.10 29086-0006-000

EXHIBIT F
RULES AND REGULATIONS
1.Nothing shall be attached to the outside walls of the Building. Other than Building standard blinds, no curtains, blinds, shades, screens or other obstructions shall be attached to or hung in or used in connection with any exterior window or entry door of the Premises, without the prior consent of Landlord.
2.No sign, advertisement, notice or other lettering visible from the exterior of the Premises shall be exhibited, inscribed, painted or affixed to any part of the Premises without the prior written consent of Landlord. All lettering on doors shall be inscribed, painted or affixed in a size, color and style acceptable to Landlord.
3.The grills, louvers, skylights, windows and doors that reflect or admit light and/or air into the Premises or Common Areas shall not be covered or obstructed by Tenant, nor shall any articles be placed on the window sills, radiators or convectors.
4.Landlord shall have the right to prohibit any advertising by any Tenant which, in Landlord’s opinion, tends to impair the reputation of the Building, and upon written notice from Landlord, Tenant shall refrain from or discontinue such advertising.
5.The Common Areas shall not be obstructed or encumbered by any Tenant or used for any purposes other than ingress of egress to and from the Premises and for delivery of merchandise and equipment in a prompt and efficient manner, using elevators and passageways designated for such delivery by Landlord.
6.Except in those areas designated by Tenant as “security areas,” all locks or bolts of any kind shall be operable by the Building’s Master Key. No locks shall be placed upon any of the doors or windows by Tenant, nor shall any changes be made in locks or the mechanism thereof which shall make such locks inoperable by the Building’s Master Key. Tenant shall, upon the termination of its Lease, deliver to Landlord all keys of stores, offices and lavatories, either furnished to or otherwise procured by Tenant and in the event of the loss of any keys furnished by Landlord, Tenant shall pay to Landlord the cost thereof.
7.Tenant shall keep the entrance door to the Premises closed at all times.
8.All movement in or out of any freight, furniture, boxes, crates or any other large object or matter of any description must take place during such times and in such elevators as Landlord may prescribe. Landlord reserves the right to inspect all articles to be brought into the Building and to exclude from the Building all articles which violate any of these Rules and Regulations or the Lease. Landlord may require that any person leaving the public areas of the Building with any article to submit a pass, signed by an authorized person, listing each article being removed, but the establishment and enforcement of such requirement shall not impose any responsibility on Landlord for the protection of any Tenant against the removal of property from the Premises.
9.All hand trucks shall be equipped with rubber tires, side guards and such other safeguards as Landlord may require.
10.No Tenant Party shall be permitted to have access to the Building’s roof, mechanical, electrical or telephone rooms without permission from Landlord.
11.Tenant shall not permit or suffer the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of

1930820.10 29086-0006-000

noise, odors, vibrations or interfere in any way with other tenants or those having business therein.
12.Tenant shall not employ any person or persons other than the janitor of Landlord for the purpose of cleaning the Premises, unless otherwise agreed to by Landlord. Tenant shall not cause any unnecessary labor by reason of such Tenant’s carelessness or indifference in the preservation of good order and cleanliness.
13.Tenant shall store all its trash and recyclables within its Premises. No material shall be disposed of which may result in a violation of any Requirement. All refuse disposal shall be made only though entry ways and elevators provided for such purposes and at such times as Landlord shall designate. Tenant shall use the Building’s hauler.
14.Tenant shall not deface any part of the Building. No boring, cutting or stringing of wires shall be permitted, except with prior consent of Landlord, and as Landlord may direct.
15.The water and wash closets, electrical closets, mechanical rooms, fire stairs and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed and no sweepings, rubbish, rags, acids or other substances shall be deposited therein. All damages resulting from any misuse of the fixtures shall be borne by Tenant where a Tenant Party caused the same.
16.Tenant, before closing and leaving the Premises at any time, shall see that all lights, water faucets, etc. are turned off. All entrance doors in the Premises shall be kept locked by Tenant when the Premises are not in use.
17.No bicycles, in-line roller skates, vehicles or animals of any kind (except for seeing eye dogs) shall be brought into or kept by any Tenant in or about the Premises or the Building except that employees of Tenant may use the bicycle room in the Building.
18.Canvassing or soliciting in the Building is prohibited.
19.Employees of Landlord or Landlord’s Agent shall not perform any work or do anything outside of the regular duties, unless under special instructions from the office of Landlord or in response to any emergency condition.
20.Tenant is responsible for the delivery and pick up of all mail from the United States Post Office.
21.Landlord reserves the right to exclude from the Building during other than Ordinary Business Hours all persons who do not present a valid Building pass. Tenant shall be responsible for all persons for whom a pass shall be issued at the request of Tenant and shall be liable to Landlord for all acts of such persons.
22.Tenant shall not use the Premises for any purpose that may be dangerous to persons or property, nor shall Tenant permit in, on or about the Premises or Building items that may be dangerous to persons or property, including, without limitation, firearms or other weapons (whether or not licensed or used by security guards) or any explosive or combustible articles or materials.
23.No smoking shall be permitted in, on or about the Premises, the Building or the Real Property.
24.Landlord shall not be responsible to Tenant or to any other person or entity for the non-observance or violation of these Rules and Regulations by any other tenant or

1930820.10 29086-0006-000

other person or entity. Tenant shall be deemed to have read these Rules and Regulations and to have agreed to abide by them as a condition to its occupancy of the Premises.
25.The review/alteration of Tenant drawings and/or specifications by Landlord’s Agent and any of its representatives is not intended to verify Tenant’s engineering or design requirements and/or solutions. The review/alteration is performed to determine compatibility with the Building Systems and lease conditions. Tenant renovations must adhere to the Building’s applicable Standard Operating Procedures and be compatible with all Building Systems.
26.Tenant shall be responsible for maintaining the Premises rodent and insect free. Extermination services shall be provided by Tenant on a monthly basis and additionally as required by Landlord.

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EXHIBIT G
APPROVED SIGNAGE

*The AB signage shown above applies to the Hudson Blvd. lobby. The AB signage for the 10th Avenue lobby would be the mirror image, i.e., the 2nd sign from the left.
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EXHIBIT H
BUILDING SIGNAGE PACKAGE

•Up to 5 non-Pfizer signs (name and/or logo) on columns that are located next to the security desks in both the HB and 10th Avenue entrances. The signs in both HB & 10th Avenue entrances must be the same, i.e. 10 total signs across both lobbies, but for only 5 tenants. These signs may not cover more surface area (i.e. surface area of a rectangle having the maximum height and width of Pfizer’s elliptical sign).

•Up to 6 signs, including AB (name only, no logo) on the wall behind the security desks in both the HB and 10th Avenue entrances. The font size of the signs cannot be larger than 80% of the font size of Pfizer’s column signs; provided that, in no event shall Tenant’s font be less than 4.4” in height.

•Signage in the ground floor elevator lobbies shall be names only (no logos). All elevator bank signage shall be consistent in design and materials and in the same font and font size. Tenants or occupants shall be listed in order (top to bottom) based upon the number of rentable square feet in such elevator bank leased (or subleased) by such tenants or occupants.
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EXHIBIT I
THIS SUBORDINATION, NONDISTURBANCE, RECOGNITION AND ATTORNMENT AGREEMENT (this “Agreement”) made as of this _____ day of _____, 201_ by and between 509 W 34, L.L.C., a Delaware limited liability company having an office at c/o Tishman Speyer Properties, L.P., 45 Rockefeller Plaza, New York, New York 10111 (“Lessor”), and [Subtenant], a [__________] having an office at [_________________] (“Subtenant”);

W I T N E S S E T H:

    WHEREAS, Lessor is (i) the owner and/or the lessee of certain real property, together with the building and other improvements located thereon (collectively, the “Property”) located in the Borough of Manhattan, City, County and State of New York, commonly known as [_________], New York, New York and (ii) the landlord under that certain lease dated as of ___________2019 between Lessor and ALLIANCE BERNSTEIN, L.P. (“Tenant”) demising a portion of the Property (the “Leased Premises”) (such lease, as same has been and may hereafter be amended, modified, extended or restated from time to time, the “Lease”); and

    WHEREAS, Tenant and Subtenant have entered into an Agreement of Sublease (the “Sublease”) dated as of _______ __, 20__ for a portion of the Leased Premises (the “Subleased Premises”); and

    WHEREAS, Lessor and Subtenant wish to enter into this Agreement (i) to confirm the subordination of the Sublease to the Lease, (ii) to provide that Subtenant’s possession of the Subleased Premises will not be disturbed in the event of (x) the exercise of any of Lessor’s rights under the Lease or (y) a termination of the Lease, (iii) to provide that Subtenant will attorn to the Lessor and the Lessor will recognize Subtenant and (iv) to provide for certain other matters;

    NOW, THEREFORE, in consideration of the premises and the execution of this Agreement by the parties, Lessor and Subtenant hereby agree as follows:

    1.    Definitions. For the purposes of this Agreement, the following terms shall have the following meanings:

        Lessor: The Lessor named herein, its successors and assigns.

        Person: An individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.

        All other capitalized terms used and not otherwise defined in this Agreement shall have the respective meanings ascribed to them in the Lease.

2.    Subordination. The Sublease and Subtenant’s interest thereunder is now and at all times shall continue to be subject and subordinate in each and every respect (except as otherwise expressly provided in this Agreement) to the Lease and to any and all renewals, amendments, modifications, supplements, extensions and replacements of the Lease; provided, that as between Tenant and Subtenant, nothing contained in this Agreement shall be deemed to affect the obligations of Tenant under the Sublease.

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3.    Non-disturbance. So long as the Sublease is in full force and effect and there exists no default under the Sublease that (i) continues beyond the expiration of any applicable notice and grace period and (ii) would permit Tenant to terminate the Sublease, (a) Lessor shall not terminate the Sublease nor shall Lessor disturb or affect Subtenant’s (or, with respect to any person or entity known to Lessor to be claiming through or under Subtenant such person or entity’s) leasehold estate, use and possession of the Subleased Premises in accordance with the terms of the Sublease or any rights of Subtenant (and any person or entity known to Lessor to be claiming through or under Subtenant) under the Sublease by reason of the subordination of the Sublease to the Lease or in any action or proceeding instituted under or in connection with the Lease, unless such right would have independently existed if the Lease had not been made and (b) neither Subtenant nor any person or entity known to Lessor to be claiming through or under Subtenant shall be named or joined in any action or other proceeding to enforce or terminate the Lease unless such joinder shall be required by law, provided that such joinder shall not result in the termination of the Sublease or disturb the possession or use of the Subleased Premises by Subtenant or any person or entity known to Lessor to be claiming through or under Subtenant.

    4.    Attornment and Recognition. (a) If the Lease shall be terminated or the interest of Tenant under the Sublease shall be transferred to Lessor (x) Subtenant shall be bound to Lessor under all of the then executory terms, covenants and conditions of the Sublease (except as provided in Section 4(c) below) for the balance of the term thereof remaining and any extensions or renewals thereof which may be exercised by Subtenant in accordance with any option therefor in the Sublease, with the same force and effect as if Lessor were the sublandlord under the Sublease, (y) Lessor shall recognize the rights of Subtenant under the Sublease and (z) the Sublease shall continue in full force as a direct lease between Subtenant and Lessor and the respective executory rights and obligations of Subtenant and Lessor, to the extent of the then remaining balance of the term of the Sublease and any such extensions and renewals, and except as otherwise provided in Section 4(c) below, shall be and are the same as set forth therein; provided that, Lessor shall not:

        (i)    be liable for any act or omission of or default by Tenant or any prior sublandlord under the Sublease or subject to any defenses, claims, credits or offsets which Subtenant may have against Tenant or any prior sublandlord under the Sublease, except to the extent such act, omission or default or the act, omission or default giving rise to such defenses, claims, credits or offsets is continued by Lessor and accrues during or is otherwise applicable to the period after the date that Tenant’s interest in such Sublease shall have been transferred to Lessor;

        (ii)    be subject to any credits or setoffs which Subtenant may have otherwise accrued against Tenant or any prior sublandlord;

        (iii)    be, subject to clause (vi) hereinbelow, bound by any fixed rent, additional rent or other amounts which such subtenant may have paid to Tenant more than thirty (30) days in advance of the month to which such payments relate, and all such prepaid rent and additional rent shall remain due and owing without regard to such prepayment, except for payment of the first month’s fixed rent or basic rent upon the execution of

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such Sublease and prepayments of additional rent made on account of operating expenses and real estate taxes in accordance with the terms of such Sublease;

        (iv)    be bound by any amendment, modification or cancellation of such Sublease or surrender of such subleased premises made without Lessor’s prior written consent; provided that (A) communications between Subtenant and Tenant of an administrative nature relating to the ordinary course of operation or tenancy of the Subleased Premises that do not purport to be amendments or modifications of such Sublease and do not materially affect the rights of Tenant or Subtenant shall not be deemed amendments or modifications for purposes of the foregoing; and (B) the foregoing shall not prevent or prohibit Tenant canceling the Sublease or agreeing to accept a surrender of the Subleased Premises without Lessor’s consent which does not require the payment of any charge, fee or penalty by the sublandlord thereunder in connection with such cancelation or surrender;

(v) be responsible for the making of repairs in or to the Real Property in the case of damage or destruction of the Real Property or any part thereof due to fire or other casualty occurring prior to the date Lessor succeeds to the interest of Tenant under such Sublease or by reason of a condemnation occurring prior to the date Lessor succeeds to the interest of Tenant under such Sublease unless Lessor shall be obligated under the Lease to make such repairs;

(vi) be obligated to make any payment to the Subtenant required to be made by Tenant except for (x) the timely return of any security deposit actually received by Lessor and (y) the credit or refund to the Subtenant as provided in the Sublease of any prepayment of rent or other charges paid by Subtenant if such prepayment is actually received by Lessor; and

        (vii)    be responsible for any obligation of Tenant to perform any improvement in the space affected by the Sublease in order to prepare the same for Subtenant’s occupancy thereof.

    (b)    Subtenant hereby attorns to Lessor as its landlord, upon the terms and conditions herein set forth, said attornment to be effective and self-operative upon Lessor’s succeeding to the interest of Tenant under the Sublease without the execution of any further instruments.

    (c)    Notwithstanding anything to the contrary contained in this Agreement, effective as of the date on which Subtenant shall attorn to Lessor hereunder and throughout the remainder of the term of the Sublease, if the rental (the “Sublease Rental”) payable under the Sublease in respect of fixed rent, escalation rent for real estate taxes and operating expenses shall be less, on a rentable square foot basis, than the sum of 100% of the Fixed Rent, 100% of Tenant’s Tax Payment and 100% of Tenant’s Operating Payment payable on a rentable square foot basis by Tenant under the Lease (the “Lease Rental”), then the rental payable under the Sublease per rentable square foot in respect of fixed rent and the escalation rent for real estate taxes and operating expenses shall be deemed to be increased for the remainder of the term of the Sublease, without any further action, to an amount equal to the Lease Rental per rentable square foot.

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5.    Covenants of Subtenant. (a) Subtenant agrees for the benefit of Lessor that Subtenant will not:

        (i)    pay any rent more than 30 days in advance of accrual, except for any security deposit or prepayments of additional rent made on account of operating expenses and real estate taxes in accordance with the terms of the Sublease;

        (ii)    surrender the Subtenant’s estate under the Sublease, other than by exercise of Subtenant’s express rights under the Sublease;

        (iii)    consent to any modification or amendment to the terms of the Sublease; provided that (A) communications between Tenant and Subtenant of an administrative nature relating to the ordinary course of operation of the Subleased Premises that do not purport to be amendments or modifications of the Sublease and do not materially adversely affect the rights of Tenant or Lessor shall not be deemed amendments or modifications for purposes of the foregoing; and (B) the foregoing shall not prevent or prohibit Tenant canceling the Sublease or agreeing to accept a surrender of the Subleased Premises without Lessor’s consent which does not require the payment of any charge, fee or penalty by the sublandlord thereunder in connection with such cancelation or surrender; or

        (iv)    expressly consent to termination of the Sublease by Tenant other than a termination by Tenant pursuant to the express provisions of the Sublease; provided that the foregoing shall not prevent or prohibit Tenant canceling the Sublease or agreeing to accept a surrender of the Subleased Premises without Lessor’s consent which does not require the payment of any charge, fee or penalty by the sublandlord thereunder in connection with such cancelation or surrender.

    (b)    If any act or omission of Tenant would give Subtenant the right, immediately or after notice or lapse of a period of time or both, to cancel or terminate the Sublease or to claim a partial or total eviction or constructive eviction, Subtenant shall give written notice of such act or omission to Lessor simultaneously with the giving of any notice thereof to Tenant as required under the Sublease and Subtenant shall not exercise such right until Tenant or Lessor shall have failed to cure the same within the time limits set forth in the Sublease.

    6.    Payment to Lessor. After notice is given to Subtenant by Lessor that, pursuant to the Lease, the rentals under the Sublease should be paid to Lessor, Subtenant shall pay to Lessor, or in accordance with the directions of Lessor, all rentals and other monies then due and to become due to Tenant under the Sublease, and Tenant hereby expressly authorizes Subtenant to make such payments to Lessor and hereby fully releases and discharges Subtenant of, and from any liability to Tenant on account of any such payments. Payments made directly by Subtenant to Lessor pursuant to this Section 6 shall be credited against amounts otherwise due from Tenant to Lessor.

    7.    Representations and Warranties. Subtenant represents to Lessor that:

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    (a)    The Sublease is in full force and effect and has not been modified.

    (b)    No rent has been paid under the Sublease more than thirty (30) days in advance of accrual, except for prepayments of additional rent made on account of operating expenses and real estate taxes in accordance with the terms of the Sublease.

    (c)    The address of the Subtenant for notices under the Sublease prior to taking possession of the Subleased Premises for the conduct of its business is as set forth in the preamble to this Agreement; thereafter the address of Subtenant for notices under the Sublease will be at the Property or such other address as Tenant may designate in writing to Lessor.

    8.    Successors and Assigns. This Agreement shall inure to the benefit of and shall be binding upon Subtenant, Tenant and Lessor and their respective heirs, personal representatives, successors and assigns.

    9.    Choice of Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to any principles of conflict of laws.

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    IN WITNESS WHEREOF, the parties have executed the foregoing agreement as of the day and year first hereinabove written.

        Lessor
                            509 W 34, L.L.C.
                             By:    ____________________
Name:
Title:

                            Subtenant

    [______________________]

                            By: _____________________________
        Name:
        Title:

As to Section 6 only:

ALLIANCE BERNSTEIN, L.P.

By:
    Name:
    Title:

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ACKNOWLEDGMENT

STATE OF NEW YORK        )
                    ) s.s.:
COUNTY OF NEW YORK        )

        On this ____ day of ___, in the year 20__ before me, the undersigned, a Notary Public in and for said State, personally appeared _______________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

                                ________________________
                                     Notary Public

ACKNOWLEDGMENT

STATE OF NEW YORK        )
                    ) s.s.:
COUNTY OF NEW YORK        )

        On this ____ day of ___, in the year 20__ before me, the undersigned, a Notary Public in and for said State, personally appeared _______________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

                                ________________________
                                     Notary Public

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ACKNOWLEDGMENT

STATE OF NEW YORK        )
                    ) s.s.:
COUNTY OF NEW YORK        )

        On this ____ day of ___, in the year 20__ before me, the undersigned, a Notary Public in and for said State, personally appeared _______________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

                                ________________________
                                     Notary Public

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EXHIBIT J-1
FORM OF LW AGREEMENT
LIVING WAGE AGREEMENT
This LIVING WAGE AGREEMENT (this “Agreement”) is made as of [________, __ 2019], by _______, Inc. (“Obligor”) in favor of the Lessee, the Agency, the City, the DCA and the Comptroller (each as defined below) (each, an “Obligee”). In consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Obligor hereby covenants and agrees as follows:
1.Definitions. As used herein the following capitalized terms shall have the respective meanings specified below.
“Affiliate” means, with respect to a given Person, any other Person that directly or indirectly through one or more intermediaries Controls, is Controlled by, or is under common Control with such given Person.
“Agency” means New York City Industrial Development Agency, a corporate governmental agency constituting a body corporate and politic and a public benefit corporation of the State of New York, having its principal office at 110 William Street, New York, New York 10038.
“Asserted Cure” has the meaning specified in paragraph 10(a).
“Asserted LW Violation” has the meaning specified in paragraph 10(a).
“City” means The City of New York.
“Comptroller” means the Comptroller of The City of New York or his or her designee.
“Control” or “Controls”, including the related terms “Controlled by” and “under common Control with”, means the power to direct the management and policies of a Person (a) through the ownership, directly or indirectly, of not less than a majority of its voting equity, (b) through the right to designate or elect not less than a majority of the members of its board of directors, board of managers, board of trustees or other governing body, or (c) by contract or otherwise.
“Covered Counterparty” means a Covered Employer whose Specified Contract is directly with Obligor or an Affiliate of Obligor to lease, occupy, operate or perform work at the Obligor Facility.
“Covered Employer” means any of the following Persons: (a) Obligor, (b) a tenant, subtenant, leaseholder or subleaseholder of Obligor that leases any portion of the Obligor Facility (or an Affiliate of any such tenant, subtenant, leaseholder or subleaseholder if such Affiliate has one or more direct Site Employees), (c) a concessionaire that operates on any portion of the Obligor Facility, and (d) a Person that contracts or subcontracts with any Covered Employer described in clauses (a), (b) or (c) above to perform work for a period of more than ninety days on any portion of the Obligor Facility, including temporary services or staffing agencies, food service contractors, and other on-site service contractors; provided, however, that the term “Covered Employer” shall not include (i) a Person of the type described in Section 6-134(d)(2), (3), (4) or (5) of the New York City Administrative Code, (ii) a Person that has annual consolidated gross revenues that are less than the Small Business Cap unless the revenues of the Person are included in the consolidated gross revenues of a

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Person having annual consolidated gross revenues that are more than the Small Business Cap, in each case calculated based on the fiscal year preceding the fiscal year in which the determination is being made, and in each case calculated in accordance with generally accepted accounting principles, (iii) any otherwise covered Person operating on any portion of the Obligor Facility if residential units comprise more than 75% of the total Facility area and all of the residential units are subject to rent regulation, (iv) any otherwise covered Person that the Agency has determined (in its sole and absolute discretion) in writing to be exempt on the basis that it works significantly with a Qualified Workforce Program, (v) a Person whose Site Employees all are paid wages determined pursuant to a collective bargaining or labor agreement, (vi) a Person that is a “building services contractor” (as defined in the LW Law) so long as such Person is paying its “building service employees” (as defined in the Prevailing Wage Law) no less than the applicable “prevailing wage” (as defined in the Prevailing Wage Law), or (vii) a Person exempted by a Deputy Mayor of The City of New York in accordance with the Mayor’s Executive Order No. 7 dated September 30, 2014.
“DCA” means the Department of Consumer Affairs of The City of New York, acting as the designee of the Mayor of The City of New York, or such other agency or designee that the Mayor of The City of New York may designate from time to time.
“Facility” means an approximately 2,600,000 gross square foot, class-A office building, which may include up to approximately 57,000 usable square feet of retail space, to be located on an approximately 67,451 square foot parcel of land located at and generally known by the street addresses of 509 and 527 West 34th Street and 435, 447 and 449 Tenth Avenue, New York, New York 10001.
“Lessee” means 509 W 34, L.L.C., a limited liability company organized and existing under the laws of the State of Delaware, having its principal office at 45 Rockefeller Plaza, New York, New York 10111, or its permitted successors or assigns as the Lessee under the Project Agreement.
“LW” has the same meaning as the term “living wage” as defined in Section 6-134(b)(9) of the New York City Administrative Code and shall be adjusted annually in accordance therewith, except that as of April 1, 2018, the “living wage rate” component of the LW shall be twelve dollars and fifteen cents per hour ($12.15/hour) and the “health benefits supplement rate” component of the LW shall be one dollar and eighty cents per hour ($1.80/hour). The annual adjustments to the “living wage rate” and “health benefits supplement rate” will be announced on or around January 1 of each year by the DCA and will go into effect on April 1 of such year.
“LW Agreement” means, with respect to any Covered Counterparty, an enforceable agreement in the form attached hereto as Attachment 1 (except only with such changes as are necessary to make such Covered Counterparty the obligor thereunder).
“LW Agreement Delivery Date” means, with respect to any Covered Counterparty, the later of (a) the effective date of such Covered Counterparty’s Specified Contract and (b) the date that such Covered Counterparty becomes a Covered Employer at the Obligor Facility.
“LW Law” means the Fair Wages for New Yorkers Act, constituting Section 6-134 of the New York City Administrative Code, as amended, supplemented or otherwise modified from time to time, and all rules and regulations promulgated thereunder.
“LW Term” means the period commencing on the date of this Agreement and ending on the date that is the earlier to occur of: (a) the later to occur of (i) the date on which the Lessee is no longer receiving financial assistance under the Project Agreement (for purposes hereof, such date is deemed to be the end of Year 19 after the

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Construction Period (as defined in the Project Agreement), unless the Project Agreement is earlier terminated) or (ii) the date that is ten years after the Facility commences operations; or (b) the end of the term of Obligor’s Specified Contract (including any renewal or option terms pursuant to any exercised options), whether by early termination or otherwise.
“LW Violation Final Determination” has the meaning specified in paragraph 10(a)(i), paragraph 10(a)(ii)(1) or paragraph 10(a)(ii)(2), as applicable.
“LW Violation Initial Determination” has the meaning specified in paragraph 10(a)(ii).
“LW Violation Notice” has the meaning specified in paragraph 10(a).
“LW Violation Threshold” means $100,000 multiplied by 1.03n, where “n” is the number of full years that have elapsed since January 1, 2015.
“Obligor Facility” means the applicable portion of the Facility covered by the Specified Contract of Obligor.
“Operational Date” means the date that Obligor commences occupancy, operations or work at the Obligor Facility.
“Owed Interest” means the interest accruing on Owed Monies, which interest shall accrue from the relevant date(s) of underpayment to the date that the Owed Monies are paid, at a rate equal to the interest rate then in effect as prescribed by the superintendent of banks pursuant to Section 14-a of the New York State Banking Law, but in any event at a rate no less than six percent per year.
“Owed Monies” means, as the context shall require, either (a) the total deficiency of LW required to be paid by Obligor in accordance with this Agreement to its direct Site Employee(s) after taking into account the wages actually paid (which shall be credited towards the “living wage rate” component of the LW), and the monetary value of health benefits actually provided (which shall be credited towards the “health benefits supplement rate” component of the LW), to such direct Site Employee(s), all as calculated on a per pay period basis; or (b) if Obligor failed to obtain a LW Agreement from a Covered Counterparty as required under paragraph 5 below, the total deficiency of LW that would have been required to be paid under such Covered Counterparty’s LW Agreement to its direct Site Employee(s) after taking into account the wages actually paid (which shall be credited towards the “living wage rate” component of the LW), and the monetary value of health benefits actually provided (which shall be credited towards the “health benefits supplement rate” component of the LW), to such direct Site Employee(s), all as calculated on a per pay period basis, during the period commencing on the LW Agreement Delivery Date applicable to such Covered Counterparty and ending immediately prior to the execution and delivery by such Covered Counterparty of its LW Agreement (if applicable).
“Person” means any natural person, sole proprietorship, partnership, association, joint venture, limited liability company, corporation, governmental authority, governmental agency, governmental instrumentality or any form of doing business.
“Pre-Existing Covered Counterparty” has the meaning specified in paragraph 5.
“Pre-Existing Specified Contract” has the meaning specified in paragraph 5.

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“Prevailing Wage Law” means Section 6-130 of the New York City Administrative Code, as amended, supplemented or otherwise modified from time to time, and all rules and regulations promulgated thereunder.
“Project Agreement” means that certain Agency Lease Agreement, dated as of [_______] 1, 2018, between the Agency and the Lessee (as amended, restated, supplemented or otherwise modified from time to time), pursuant to which the Lessee has or will receive financial assistance from the Agency.
“Qualified Workforce Program” means a training or workforce development program that serves youth, disadvantaged populations or traditionally hard-to-employ populations and that has been determined to be a Qualified Workforce Program by the Director of the Mayor’s Office of Workforce Development.
“Site Employee” means, with respect to any Covered Employer, any natural person who works at the Obligor Facility and who is employed by, or contracted or subcontracted to work for, such Covered Employer, including all employees, independent contractors, contingent workers or contracted workers (including persons made available to work through the services of a temporary services, staffing or employment agency or similar entity) that are performing work on a full-time, part-time, temporary or seasonal basis; provided that the term “Site Employee” shall not include any natural person who works less than seventeen and a half (17.5) hours in any consecutive seven day period at the Obligor Facility unless the primary work location or home base of such person is at the Obligor Facility (for the avoidance of doubt, a natural person who works at least seventeen and a half (17.5) hours in any consecutive seven day period at the Obligor Facility shall thereafter constitute a Site Employee).
“Small Business Cap” means three million dollars; provided that, beginning in 2015 and each year thereafter, the Small Business Cap shall be adjusted contemporaneously with the adjustment to the “living wage rate” component of the LW using the methodology set forth in Section 6-134(b)(9) of the New York City Administrative Code.
“Specified Contract” means (a) in the case of Obligor, the [______], dated as of [______], by and between Obligor and [______], or (b) in the case of any other Person, the principal written contract that makes such Person a Covered Employer hereunder.
2.Commencing on the Operational Date and thereafter during the remainder of the LW Term, if and for so long as Obligor is a Covered Employer, Obligor shall pay each of its direct Site Employees no less than an LW.
3.Commencing on the Operational Date and thereafter during the remainder of the LW Term, if and for so long as Obligor is a Covered Employer, Obligor shall, on or prior to the day on which each direct Site Employee of Obligor begins work at the Obligor Facility, (a) post a written notice detailing the wages and benefits required to be paid to Site Employees under this Agreement in a conspicuous place at the Obligor Facility that is readily observable by such direct Site Employee and (b) provide such direct Site Employee with a written notice detailing the wages and benefits required to be paid to Site Employees under this Agreement. Such written notice shall also provide a statement advising Site Employees that if they have been paid less than the LW they may notify the Comptroller and request an investigation. Such written notice shall be in English and Spanish.
4.Commencing on the Operational Date and thereafter during the remainder of the LW Term, if and for so long as Obligor is a Covered Employer, Obligor shall not take any adverse employment action against any Site Employee for reporting or asserting a violation of this Agreement.

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5.During the LW Term, Obligor shall cause each Covered Counterparty to execute an LW Agreement on or prior to the LW Agreement Delivery Date applicable to such Covered Counterparty; provided that Obligor shall only be required to use commercially reasonable efforts (without any obligation to commence any action or proceedings) to obtain an LW Agreement from a Covered Counterparty whose Specified Contract with Obligor was entered into prior to the date hereof (a “Pre-Existing Covered Counterparty” and a “Pre-Existing Specified Contract”). Prior to the renewal or extension of any Pre-Existing Specified Contract (or prior to entering into a new Specified Contract with a Pre-Existing Covered Counterparty), Obligor shall cause or otherwise require the Pre-Existing Covered Counterparty to execute an LW Agreement, provided that the foregoing shall not preclude Obligor from renewing or extending a Pre-Existing Specified Contract pursuant to any renewal or extension options granted to the Pre-Existing Covered Counterparty in the Pre-Existing Specified Contract as such option exists as of the date hereof. Obligor shall deliver a copy of each Covered Counterparty’s LW Agreement to the Agency, the DCA and the Comptroller at the notice address specified in paragraph 12 below and promptly upon written request. Obligor shall retain copies of each Covered Counterparty’s LW Agreement until six (6) years after the expiration or earlier termination of such Covered Counterparty’s Specified Contract.
6.Commencing on the Operational Date and thereafter during the remainder of the LW Term, in the event that an individual with managerial authority at Obligor receives a written complaint from any Site Employee (or such individual otherwise obtains actual knowledge) that any Site Employee has been paid less than an LW, Obligor shall deliver written notice to the Agency, the DCA and the Comptroller within 30 days thereof.
7.Obligor hereby acknowledges and agrees that the Agency, the City, the DCA and the Comptroller are each intended to be direct beneficiaries of the terms and provisions of this Agreement. Obligor hereby acknowledges and agrees that the DCA, the Comptroller and the Agency shall each have the authority and power to enforce any and all provisions and remedies under this Agreement in accordance with paragraph 10 below. Obligor hereby agrees that the DCA, the Comptroller and the Agency may, as their sole and exclusive remedy for any violation of Obligor’s obligations under this Agreement, bring an action for damages (but not in excess of the amounts set forth in paragraph 10 below), injunctive relief or specific performance or any other non-monetary action at law or in equity, in each case subject to the provisions of paragraph 10 below, as may be necessary or desirable to enforce the performance or observance of any obligations, agreements or covenants of Obligor under this Agreement. The agreements and acknowledgements of Obligor set forth in this Agreement may not be amended, modified or rescinded by Obligor without the prior written consent of the Agency or the DCA.
8.No later than 30 days after Obligor’s receipt of a written request from the Agency, the DCA and/or the Comptroller, Obligor shall provide to the Agency, the DCA and the Comptroller (a) a written list of all Covered Counterparties, together with the LW Agreements of such Covered Counterparties. From and after the Operational Date, no later than 30 days after Obligor’s receipt of a written request from the Agency, the DCA and/or the Comptroller, Obligor shall provide to the Agency, the DCA and the Comptroller (b) a certification stating that all of the direct Site Employees of Obligor are paid no less than an LW and stating that Obligor is in compliance with this Agreement in all material respects, (c) certified payroll records in respect of the direct Site Employees of Obligor, and/or (d) any other documents or information reasonably related to the determination of whether Obligor is in compliance with its obligations under this Agreement.
9.From and after the Operational Date, Obligor shall, annually by August 1 of each year during the LW Term, submit to the Lessee such data in respect of employment, jobs and wages at the Obligor Facility as of June 30 of such year that is needed by the Lessee for it to comply with its reporting obligations under the Project Agreement.
10.Violations and Remedies.

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(a)If a violation of this Agreement shall have been alleged by the Agency, the DCA and/or the Comptroller, then written notice will be provided to Obligor for such alleged violation (an “LW Violation Notice”), specifying the nature of the alleged violation in such reasonable detail as is known to the Agency, the DCA and the Comptroller (the “Asserted LW Violation”) and specifying the remedy required under paragraph 10(b), (c), (d), (e) and/or (f) (as applicable) to cure the Asserted LW Violation (the “Asserted Cure”). Upon Obligor’s receipt of the LW Violation Notice, Obligor may either:
(i)Perform the Asserted Cure no later than 30 days after its receipt of the LW Violation Notice (in which case a “LW Violation Final Determination” shall be deemed to exist), or
(ii)Provide written notice to the Agency, the DCA and the Comptroller indicating that it is electing to contest the Asserted LW Violation and/or the Asserted Cure, which notice shall be delivered no later than 30 days after its receipt of the LW Violation Notice. Obligor shall bear the burdens of proof and persuasion and shall provide evidence to the DCA no later than 45 days after its receipt of the LW Violation Notice. The DCA shall then, on behalf of the City, the Agency and the Comptroller, make a good faith determination of whether the Asserted LW Violation exists based on the evidence provided by Obligor and deliver to Obligor a written statement of such determination in reasonable detail, which shall include a confirmation or modification of the Asserted LW Violation and Asserted Cure (such statement, a “LW Violation Initial Determination”). Upon Obligor’s receipt of the LW Violation Initial Determination, Obligor may either:
(1)Accept the LW Violation Initial Determination and shall perform the Asserted Cure specified in the LW Violation Initial Determination no later than 30 days after its receipt of the LW Violation Initial Determination (after such 30 day period has lapsed, but subject to clause (2) below, the LW Violation Initial Determination shall be deemed to be a “LW Violation Final Determination”), or
(2)Contest the LW Violation Initial Determination by filing in a court of competent jurisdiction or for an administrative hearing no later than 30 days after its receipt of the LW Violation Initial Determination, in which case, Obligor’s obligation to perform the Asserted Cure shall be stayed pending resolution of the action. If no filing in a court of competent jurisdiction or for an administrative hearing is made to contest the LW Violation Initial Determination within 30 days after Obligor’s receipt thereof, then the LW Violation Initial Determination shall be deemed to be a “LW Violation Final Determination”. If such a filing is made, then a “LW Violation Final Determination” will be deemed to exist when the matter has been finally adjudicated. Obligor shall perform the Asserted Cure (subject to the judicial decision) no later than 30 days after the LW Violation Final Determination.
(b)For the first LW Violation Final Determination imposed on Obligor in respect of any direct Site Employees of Obligor, at the direction of the Agency or the DCA (but not both), (i) Obligor shall pay the Owed Monies and Owed Interest in respect of such direct Site Employees of Obligor to such direct Site Employees; and/or (ii) in the case of a violation that does not result in monetary damages owed by Obligor, Obligor shall cure, or cause the cure of, such non-monetary violation.
(c)For the second and any subsequent LW Violation Final Determinations imposed on Obligor in respect of any direct Site Employees of Obligor, at the direction of the Agency or the DCA (but not both), (i) Obligor shall pay the Owed Monies and Owed Interest in respect of such direct Site Employees of Obligor to such direct Site Employees, and Obligor shall pay fifty percent (50%) of the total amount of such Owed Monies and Owed Interest to the DCA as an administrative fee; and/

1930820.10 29086-0006-000

or (ii) in the case of a violation that does not result in monetary damages owed by Obligor, Obligor shall cure, or cause the cure of, such non-monetary violation.
(d)For the second and any subsequent LW Violation Final Determinations imposed on Obligor in respect of any direct Site Employees of Obligor, if the aggregate amount of Owed Monies and Owed Interest paid or payable by Obligor in respect of its direct Site Employees is in excess of the LW Violation Threshold for all past and present LW Violation Final Determinations imposed on Obligor, then in lieu of the remedies specified in subparagraph (c) above and at the direction of the Agency or the DCA (but not both), Obligor shall pay (i) two hundred percent (200%) of the Owed Monies and Owed Interest in respect of the present LW Violation Final Determination to the affected direct Site Employees of Obligor, and (ii) fifty percent (50%) of the total amount of such Owed Monies and Owed Interest to the DCA as an administrative fee.
(e)If Obligor fails to obtain an LW Agreement from its Covered Counterparty in violation of paragraph 5 above, then at the discretion of the Agency or the DCA (but not both), Obligor shall be responsible for payment of the Owed Monies, Owed Interest and other payments described in subparagraphs (b), (c) and (d) above (as applicable) as if the direct Site Employees of such Covered Counterparty were the direct Site Employees of Obligor.
(f)Obligor shall not renew the Specified Contract of any specific Covered Counterparty or enter into a new Specified Contract with any specific Covered Counterparty if both (i) the aggregate amount of Owed Monies and Owed Interest paid or payable by such Covered Counterparty in respect of its direct Site Employees for all past and present LW Violation Final Determinations (or that would have been payable had such Covered Counterparty entered into an LW Agreement) is in excess of the LW Violation Threshold and (ii) two or more LW Violation Final Determinations against such Covered Counterparty (or in respect of the direct Site Employees of such Covered Counterparty) occurred within the last 6 years of the term of the applicable Specified Contract (or if the term thereof is less than 6 years, then during the term thereof); provided that the foregoing shall not preclude Obligor from extending or renewing a Specified Contract pursuant to any renewal or extension options granted to the Covered Counterparty in the Specified Contract as in effect as of the LW Agreement Delivery Date applicable to such Covered Counterparty.
(g)It is acknowledged and agreed that (i) the sole monetary damages that Obligor may be subject to for a violation of this Agreement are as set forth in this paragraph 10, and (ii) in no event will the Specified Contract between Obligor and a given Covered Counterparty be permitted to be terminated or rescinded by the Agency, the DCA or the Comptroller by virtue of violations by Obligor or a Covered Counterparty.
11.Obligor acknowledges that the terms and conditions of this Agreement are intended to implement the Mayor’s Executive Order No. 7 dated September 30, 2014.
12.All notices under this Agreement shall be in writing and shall be delivered by (a) return receipt requested or registered or certified United States mail, postage prepaid, (b) a nationally recognized overnight delivery service for overnight delivery, charges prepaid, or (c) hand delivery, addressed as follows:
(a)If to Obligor, to [Obligor’s Name], [Street Address], [City], [State], [Zip Code], Attention: [Contact Person].
(b)If to the Agency, to New York City Industrial Development Agency, 110 William Street, New York, NY, 10038, Attention: General Counsel, with a copy to New York City Industrial Development Agency, 110 William Street, New York, NY, 10038, Attention: Executive Director.
(c)If to the DCA, to Department of Consumer Affairs of The City of New York, 42 Broadway, New York, NY, 10004, Attention: Living Wage Division.

1930820.10 29086-0006-000

(d)If to the Comptroller, to Office of the Comptroller of The City of New York, One Centre Street, New York, NY 10007, Attention: Chief, Bureau of Labor Law.
13.This Agreement shall be governed by, and shall be construed and enforced in accordance with, the laws of the State of New York.
14.Obligor hereby irrevocably and unconditionally (a) agrees that any suit, action or other legal proceeding arising out of this Agreement may be brought in the courts of record of the State of New York in New York County or the United States District Court for the Southern District of New York; (b) consents to the jurisdiction of each such court in any such suit, action or proceeding; (c) waives any objection which it may have to the venue of any such suit, action or proceeding in such courts; and (d) waives and relinquishes any rights it might otherwise have (i) to move to dismiss on grounds of forum non conveniens, (ii) to remove to any federal court other than the United States District Court for the Southern District of New York, and (iii) to move for a change of venue to a New York State Court outside New York County.
15.Notwithstanding any other provision of this Agreement, in no event shall the partners, members, counsel, directors, shareholders or employees of Obligor have any personal obligation or liability for any of the terms, covenants, agreements, undertakings, representations or warranties of Obligor contained in this Agreement.
IN WITNESS WHEREOF, Obligor has executed and delivered this Agreement as of the date first written above.

_______, Inc.
By:
Name:
Title:

1930820.10 29086-0006-000

EXHIBIT J-2

HIRENYC STATEMENT ON GOALS

HireNYC Statement on Goals

Project Name:
Tenant Name (“Tenant”):

Tenant agrees to the following:

1.Tenant will designate a workforce development liaison to interact with NYCEDC and a New York City agency designated by NYCEDC in a notice to the Tenant (“Designated City Agency”) during the course of the HireNYC program.

Workforce Development Liaison:
E-mail:
Phone:

2.Tenant agrees with the following HireNYC goals:
Hiring Goal:    Fifty percent (50%) of all Eligible Jobs will be filled by members of the Target Population referred by the Designated City Agency for the period beginning on the Tenant’s commencement of business operations at the 509 W 34, L.L.C. project location and continuing for the duration of the HireNYC Program Term (as defined in Exhibit K to the Agency Lease Agreement between the New York City Industrial Development Agency and 509 W 34, L.L.C.). The Hiring Goal shall only apply to hiring on occasions when Tenant is hiring and has posted in a day for fifteen (15) or more Eligible Jobs where the Designated City Agency has referred at least two (2) candidates for each position; and where such candidates have passed the Tenant’s standard drug test and background check.

Retention Goal:    Forty percent (40%) of all employees whose hiring counted towards the Hiring Goal (“Referred Employees”) will be retained for at least nine (9) months from date of hire.

Advancement Goal:    Thirty percent (30%) of all Referred Employees will be promoted to a higher paid position or receive higher pay in the same position within or upon one (1) year of date of hire to the extent such advancement is consistent with the Tenant’s policies for employees in comparable positions.

Training Goal:    Cooperation with NYCEDC and the Designated City Agency to provide skills-training or higher education opportunities to members of the Target Population. Such goal may be achieved by
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a Tenant making available to Referred Employees the same training and educational opportunities that are otherwise available to its employees in comparable roles.
3.I will follow the program requirements:
a.use good faith efforts to achieve the Goals;
b.notify NYCEDC at least six (6) weeks prior to commencing business operations;
c.with respect to initial hiring for any Eligible Jobs associated with the commencement of business at the project location (but only if fifteen (15) or more such Eligible Jobs are posted by any one Tenant in a day):
i.provide NYCEDC and the Designated City Agency with the approximate number and type of jobs that will become available, and for each job type a description of the basic job qualifications, at least one (1) month before commencing hiring; and
ii.consider only applicants referred by the Designated City Agency for the first ten (10) business days, until the Hiring Goal is achieved or until all Eligible Jobs are filled, whichever occurs first;
d.with respect to ongoing hiring on occasions when hiring for fifteen (15) or more Eligible Jobs are posted by any one Tenant in a day:
i.    provide NYCEDC and the Designated City Agency with the approximate number and type of jobs that will become available, and for each job type a description of the basic job qualifications, at least one (1) month before commencing hiring or as soon as information is available, but in all cases not later than one (1) week before commencing hiring; and
ii.    consider only applicants referred by the Designated City Agency for the first five business days, until the Hiring Goal is achieved or until all Eligible Jobs are filled, whichever occurs first;
e.provide NYCEDC with one (1) electronic copy of the Tenant’s lease (or a memorandum of lease prepared in connection with the Tenant’s lease) at the project location within thirty (30) days of execution;
f.submit to NYCEDC annual HireNYC Employment Reports in the form provided by NYCEDC;
g.cooperate with annual site visits and, if requested by NYCEDC, employee satisfaction surveys relating to employee experience with Tenant’s HireNYC Program; and
h.provide information related to Tenant’s HireNYC Program and the hiring process to NYCEDC upon request.

4.Tenant agrees to the following enforcement measures:
a.Enforcement. In the event NYCEDC determines that the Tenant has violated any of the Tenant’s HireNYC Program requirements, including, without limitation, a determination that the Tenant, has failed to use good faith efforts to fulfill the Goals, NYCEDC may as its sole and exclusive remedy assess liquidated damages set forth immediately below.

b.Liquidated Damages.
i.    In view of the difficulty of accurately ascertaining the loss which NYCEDC will suffer by reason of Tenant’s failure to comply with program
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requirements, the following amounts are hereby fixed and agreed as the liquidated damages that NYCEDC will suffer by reason of such failure, and not as a penalty.
ii.    In the case of clause 3.a, 3.c or 3.d, NYCEDC may assess liquidated damages for each position for which the Designated City Agency was unable to refer applicants or otherwise participate in hiring as required by the program in the following amounts:
1.    $0, with respect to the first occurrence of such failure to comply;
2.    $500, with respect to the second occurrence of such failure to comply; and
3.    $1,000, with respect to each subsequent failure to comply thereafter.

iii.    In the case of clause 3.e, 3.f, 3.g, 3.h, NYCEDC may assess damages for breach of each requirement in the following amounts:
1.    $0, with respect to the first breach;
2.    $500, with respect to the second breach; and
3.    $1,000, with respect to each subsequent breach thereafter.

Tenant Name: _____________________

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1930820.10 29086-0006-000

EXHIBIT K
TENANT EMPLOYMENT CERTIFICATION FORM

(See Attached)

1930820.10 29086-0006-000

For calendar year: 20___

Tenant Employment Certification Form

Tenant: ____

Unit: ______________________ **Tenant EIN:** ______________

Instructions: Please complete Tenant information below (part A), sign the Tenant certification (part B), and provide complete employment information for your employees (part C).

A. Tenant Information

- Please provide all requested information

Employer Name: ____

Contact Name: ____

Mailing Address1: ____

Address2: ____

City: ______________________ **State:** __________ **Zip:** __________

Telephone: (_____) _____-________ **Fax:** (_____) _____-________

Email1: ____

Email2: ____

B. Tenant Certification

Tenant's representative must date and sign the certification below. Please print name and title below the signature of the person signing this form.

I hereby certify that the Employment Data set forth on the attached sheets is accurate and complete, to the best of my knowledge, based upon a review of the above Tenant's books and records. Further information will be made available on request, pursuant to the terms of the Lease.

Date: __________________, 20___

____
Signature

Name: ______________________

Title: ______________________

Form continues on the following page. Attach additional sheets as necessary.

1930820.10 29086-0006-000

C. Employment Data **For calendar year: 20___**

- Provide employee name, social security number, date of hire, date of termination and whether or not employee is full-time or part-time. Employees working 35 or more hours per week are considered full-time employees. Include only employees whose job duties are primarily performed on-site at this premises, and employees who work off-site but who are based on-site and take direction on a day-to-day basis from on-site supervisors.
- Include any leased employees of a professional employer organization (PEO).
- General executive officers of the Tenant should be separately identified
- Indicate whether employee is full-time (FT) or part-time (PT), and provide the number of hours worked in the appropriate column for each calendar quarter for the year indicated in the upper right.
- Attach additional sheets as necessary.

					Hours worked for the calendar quarter ending on:			
Employee Name	**Social Sec. No.**	**Date of Hire**	**Date of Termination**	**FT/PT**	**31-Mar**	**30-Jun**	**30-Sep**	**31-Dec**

Tenant representative initials here:

1930820.10 29086-0006-000

For calendar year: 20___

Tenant Employment Certification (continuation sheet)

					Hours worked for the calendar quarter ending on:			
Employee Name	**Social Sec. No.**	**Date of Hire**	**Date of Termination**	**FT/PT**	**31-Mar**	**30-Jun**	**30-Sep**	**31-Dec**

Tenant representative initials here: ______

1930820.10 29086-0006-000

EXHIBIT L
RSF/USF SCHEDULE

Floor	USF	RSF
65	25,729	35,245
64	26,133	35,799
63	26,408	36,175
62	26,815	36,733
61	27,254	37,334
60	27,403	37,538
59	27,553	37,744
58	27,701	37,947
57	27,842	38,140
56	27,978	38,326
55	27,371	37,495
54	27,502	37,674
53	28,182	38,605
52	28,374	38,868
51	28,795	39,445
50	29,205	40,007
49	28,571	39,138
48	28,678	39,285
47	29,655	40,623
46	29,805	40,829
45	29,915	40,979
44	30,060	41,178
43	30,578	41,888
42	30,946	42,392
41	31,258	42,819
40	31,587	43,270
39 - Mech	0	0
38 - Mech	0	0
37 - Mech	0	0
36	31,647	43,352
35	31,822	43,592
34	31,912	43,715
33	32,050	43,904
32	32,639	44,711
31	33,249	45,547
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1930820.10 29086-0006-000

30	33,795	46,295
29	34,395	47,116
28	34,483	47,237
27	34,636	47,447
26	34,116	46,734
25	34,900	47,808
24	35,015	47,966
23	35,075	48,048
22	35,225	48,253
21	36,183	49,566
20	36,817	50,434
19	37,340	51,151
18	37,971	52,015
17	38,616	52,899
16	38,766	53,104
15	38,820	53,178
14	38,973	53,388
13	39,155	53,637
12	39,307	53,845
11	39,409	53,985
10	39,559	54,190
9	39,889	54,642
8	40,012	54,811
7	39,879	54,629
6 - Mech	0	0
5	55,094	75,471
4	54,964	75,293
3	54,826	75,104
2	54,335	74,432
L-2
1930820.10 29086-0006-000

EXHIBIT M-1

FORM OF MORTGAGEE SNDA

SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

See Attached

1930820.10 29086-0006-000

After Recording, Return to:

Fried, Frank, Harris, Shriver & Jacobson LLP
One New York Plaza
New York, New York 10004
Attn: Michael J. Barker, Esq.

SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

This **SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT** (this "***Agreement***") is made as of __________, 2019, by and between **HUSKY FINCO LLC**, a Delaware limited liability company, whose address for notice under this Agreement is c/o Blackstone Mortgage Trust, Inc., 345 Park Avenue, New York, New York 10154, as administrative agent for the benefit of itself and other Lenders (as defined in the Loan Agreements (as defined in the Security Instrument, as defined below)) (together with its successors and/or assigns, "***Mortgagee***"), **ALLIANCEBERNSTEIN L.P.**, a Delaware limited partnership, whose address for notice under this Agreement is as set forth in Section 12 hereof ("***Tenant***"), and **509 WEST 34, L.L.C.**, a Delaware limited liability company, whose address for notice under this Agreement is as set forth in Section 12 hereof ("***Landlord***").

Statement of Background

A. Lenders have made a loan (the "***Loan***") to Landlord, which is evidenced by certain promissory notes (collectively, the "***Note***") made by Landlord to order of Lenders and is secured by, among other things, that certain Fee and Leasehold Project Loan Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing (together with any other mortgage delivered by Borrower in connection with the Loan Agreement, collectively, the "***Security Instrument***") made by Landlord for the benefit of Mortgagee, for the benefit of the Lenders, covering the land (the "***Land***") described on **Exhibit A** attached hereto and all improvements (the "***Improvements***") now or hereafter located on the Land (the Land and the Improvements hereinafter collectively referred to as the "***Property***").

B. Tenant is the tenant or lessee under a lease dated as of [•] (the "***Lease***"), covering the premises described in the Lease located in the Improvements (the "***Premises***"). Landlord holds all rights of landlord or lessor under the Lease.

C. The parties hereto desire to make the Lease subject and subordinate to the Security Instrument and confirm the agreement of Lender (as hereinafter defined) not to disturb Tenant's possession of the Premises, each in accordance with the terms and provisions of this Agreement.

D. Mortgagee and Lenders, together with their respective successors and assigns, are hereinafter called, collectively, the "***Lender***".

Statement of Agreement

1930820.10 29086-0006-000

For and in consideration of the mutual covenants herein contained and other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, and notwithstanding anything in the Lease to the contrary, it is hereby agreed as follows:

1. Subordination. Lender, Tenant and Landlord do hereby covenant and agree that, subject to the terms of this Agreement, the Lease with all rights, options (including options to acquire or lease all or any part of the Premises), liens and charges created thereby, is and shall continue to be subject and subordinate in all respects to the Security Instrument and to any renewals, increases, modifications, consolidations, replacements and extensions thereof and to all advancements made thereunder.

2. Non-Disturbance. Lender does hereby agree with Tenant that, in the event Lender becomes the owner of the Premises by foreclosure of the Security Instrument, conveyance in lieu of foreclosure or otherwise (any such action, a "***Foreclosure***"), so long as there is no default on the part of Tenant under the Lease beyond any notice and cure periods that would permit Landlord to terminate the Lease or exercise any remedy to dispossess the Premises from Tenant at the time of such Foreclosure, subject to the terms of this Agreement, (a) the Lease shall continue in full force and effect as a direct Lease between Mortgagee or any other person that succeeds to the interest of Landlord by Foreclosure (Mortgagee and any such other succeeding owner hereinafter, "***New Owner***") and Tenant, upon and subject to all of the terms, covenants and conditions of the Lease, for the balance of the term of the Lease, and New Owner will not disturb the possession of Tenant (or any person or entity claiming by or through Tenant) except in accordance with the terms of the Lease, and (b) the Premises shall be subject to the Lease and New Owner shall recognize Tenant as the tenant of the Premises for the remainder of the term of the Lease in accordance with the provisions thereof. Nothing contained herein shall prevent Lender from naming Tenant in any foreclosure or other action or proceeding initiated by Lender pursuant to the Security Instrument (including as a defendant) to the extent necessary under applicable law in order for Lender to avail itself of and complete the foreclosure or other remedy; it being understood that Lender shall not otherwise name or join Tenant (or, with respect to any person or entity claiming through or under Tenant, such person or entity) in any such action. Lender shall have the right, without Tenant's consent, to foreclose the Security Instrument or to accept a deed in lieu of foreclosure or to exercise any other remedies under the Security Instrument.

3. Attornment. Tenant does hereby agree that, in the event New Owner becomes the owner of the Premises by Foreclosure, then Tenant shall attorn to and recognize New Owner as the landlord under the Lease for the remainder of the term thereof, and Tenant shall perform and observe its obligations thereunder, subject only to the terms and conditions of the Lease. Tenant further covenants and agrees to execute and deliver upon request of New Owner an appropriate agreement of attornment to New Owner and any subsequent titleholder of the Premises.

4. Limitation on Liability. Tenant agrees that, in the event New Owner succeeds to the interest of Landlord under the Lease, New Owner shall not be:

2

18157005.5

1930820.10 29086-0006-000

Date"), except, subject to the provisions of Section 6, to the extent such act or omission continues after the Takeover Date;

(b) subject to any defense, claims or offsets which Tenant may have against Former Landlord, except (i) defenses or counterclaims which Tenant might have with respect to claims being pursued by Former Landlord that accrued and relate to a period prior to the Takeover Date (but only to the extent the related prior claim against Tenant is pursued by New Owner); and (ii) any right to offset, abate or credit against rent or additional rent (or any portion thereof) expressly set forth in the Lease that has not been applied in full on or prior to the Takeover Date;

(d) bound by any obligation to make any payment to Tenant which was required to be made prior to the Takeover Date; provided that the foregoing shall not limit clause (b)(ii) above or clause (f)(i) below;

(e) accountable for any monies deposited with Former Landlord (including security deposits), except to the extent such monies are actually received by New Owner;

(f) obligated to construct or complete any construction work required to be done by Former Landlord pursuant to the provisions of the Lease or to reimburse Tenant for any construction work done by Tenant, and notwithstanding anything to the contrary contained herein, in no event shall Tenant have any direct recourse or claim against New Owner, nor will New Owner be liable, for the payment or reimbursement of costs or damages of any kind or any other amounts in connection with any obligation to construct or complete any construction work required to be done by Former Landlord pursuant to the provisions of the Lease (including, without limitation, any Termination Fee (as defined in the Lease)); provided, however (notwithstanding the foregoing), Tenant shall have the right to offset any amounts payable under Sections 2.6, 2.8 and 4.2 of the Lease that have not been applied in full on or prior to the Takeover Date or which relate to any obligation which arises from or after the Takeover Date. For the avoidance of doubt, the foregoing shall not (i) relieve New Owner of any normal maintenance and repair obligations required of Landlord under the Lease accruing from and after the Takeover Date, (ii) affect any of Tenant's abatement, set-off or offset rights expressly set forth in the Lease (including, without limitation, pursuant to Sections 2.6, 2.8 and 4.2 of the Lease, as modified by Section 6 hereof), or (iii) limit any remedies of Tenant against Former Landlord set forth in the Lease with respect to Former Landlord's failure to perform such construction or reimbursement obligations (including, without limitation, drawing down on the Termination Fee L/C in accordance with the last paragraph of this Section 4);

(g) bound by any assignment of the Lease or sublease of the Premises, or any portion thereof, made prior to the Takeover Date other than if made pursuant to the express provisions of the Lease, or otherwise with the consent of Lender;

3

18157005.5

1930820.10 29086-0006-000

(h) bound by any amendment or modification of the Lease made without the consent of Lender; it being agreed that no such consent shall be required for any amendment or modification which is (i) entered into to confirm the exercise by Tenant of a right or option granted to Tenant under the Lease (including, without limitation, renewals, expansion, recapture, contraction and termination options), (ii) not material and expressly contemplated to be entered into under the provisions of the Lease (such as to confirm the commencement date, rent commencement date, or other dates or facts) or (iii) entered into to address an administrative matter (such as a change of a notice address); or

(i) bound by any consensual or negotiated surrender or termination of the Lease made without the consent of Lender; it being agreed that no such consent shall be required for any surrender or termination which is effected unilaterally by Tenant pursuant to the express provisions of the Lease.

Notwithstanding anything to the contrary contained in the Lease (but without limiting Section 4), Landlord agrees that (i) in the event the Lease is terminated by New Owner or Tenant in accordance with Section 2.7 of the Lease after the Takeover Date, Former Landlord shall pay to Tenant, within 30 days after the termination date, as liquidated damages and as Tenant's sole remedy therefor, the Termination Fee, (ii) Tenant shall have the right to draw on and receive the applicable portions of the proceeds of the Termination Fee L/C upon the occurrence of a Drawing Event (as defined in the Lease) in accordance with Section 2.9 of the Lease, and (iii) Former Landlord shall be bound by all of Landlord's obligations in Sections 2.7(e) and 2.9 of the Lease, as if the same were incorporated herein by reference, notwithstanding that it may not be the landlord under the Lease.

5. Payment to Mortgagee. Tenant acknowledges that Landlord has executed and delivered to Mortgagee that certain Project Loan Assignment of Leases and Rents (together with any other assignment of leases and rents delivered by Borrower in connection with the Loan Agreement, collectively, the "***Assignment of Leases***"), which collaterally assigns the Lease and the rent and all other sums due thereunder to Mortgagee as security for the Loan, and Tenant hereby expressly consents to such assignment. Tenant acknowledges that the interest of the Landlord under the Lease has been collaterally assigned to Mortgagee, for the benefit of the Lenders (as defined in the Loan Agreements), solely as security for the purposes specified in said assignments, and Lender shall have no duty, liability or obligation whatsoever under the Lease or any extension or renewal thereof, either by virtue of said assignments or by any subsequent receipt or collection of rents thereunder, unless Lender shall specifically undertake such liability in writing or unless Lender or its designee or nominee becomes, and then only with respect to periods in which Lender or its designee or nominee becomes, the New Owner. Tenant further agrees that upon receipt of a written notice from Mortgagee of a default by Landlord under the Loan, Tenant will thereafter, if directed by Mortgagee in writing (a "***Payment Demand***"), pay rent to Mortgagee under the Lease rather than Landlord. Tenant may rely upon any such notice, instruction or Payment Demand which is from and signed by Mortgagee, and Tenant shall have no duty to Landlord to investigate the same or the circumstances under which the same was given by Mortgagee. Any payment made by Tenant to Mortgagee in response to a Payment Demand shall be deemed proper payment by Tenant of such sum pursuant to the Lease. Tenant shall not be deemed to be in default with respect to any payment of rent or other sums due under the Lease if, after receipt of a Payment Demand, Tenant delivers any payments of amounts

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required by such Payment Demand to Mortgagee, and Landlord shall have no claim against Tenant for any amounts paid to Mortgagee pursuant to any such notice, instruction or Payment Demand.

6. Mortgagee Cure Rights.

(a) Tenant hereby agrees to give Mortgagee copies of all notices of Landlord default(s) under the Lease in the manner required under Section 12 hereof and contemporaneously with Tenant giving any such notice of default to Landlord. Mortgagee shall have the right, but not the obligation, to remedy any Landlord default under the Lease, or to cause any default of Landlord under the Lease to be remedied, within the time period that Landlord may be entitled to under the Lease (with such time period beginning on the date Mortgagee receives the relevant default notice), plus an additional (x) 10 days in the case of a monetary default and (y) 30 days in the case of a non-monetary default, which such 30-day period shall be extended if such default cannot be cured within the time (including by reason of the fact that Mortgagee may need to take possession of the Property or exercise other rights under the Security Instrument in order to effectuate such cure); provided that Mortgagee notifies Tenant within such 30-day period of Mortgagee's intent to cure such default and thereafter prosecutes the same to completion with diligence, but in no event shall such additional period exceed 120 days from the date on which Tenant shall have given Mortgagee the notice of default relating thereto. Notwithstanding the foregoing or anything to the contrary contained in this Agreement, (i) nothing in this Agreement shall extend the Milestone Dates (as defined in the Lease) in Section 2.8 of the Lease beyond 30 days, and (ii) subject to Section 4(d), nothing in this Agreement shall vitiate any of Tenant's rights in Section 2.6 of the Lease in the event of Landlord Delay (as defined in the Lease) and Tenant shall be entitled to the credits against rent (if any) that Tenant is entitled to in respect thereof without giving Mortgagee a right to cure.

(b) Tenant shall accept performance by Mortgagee of any term, covenant, condition or agreement to be performed by Landlord under the Lease with the same force and effect as though performed by Landlord. Tenant shall not exercise any of its rights to terminate the Lease due to a Landlord default thereunder as long as Mortgagee, in good faith, shall have commenced to cure such default within the above referenced time period.

(c) In the event of the termination of the Lease by reason of any default thereunder by Landlord, upon Mortgagee's written request (and provided Mortgagee shall have cured such default(s) within the time periods required under this Section 6), given within 30 days after any such termination, Tenant, within 15 days after receipt of such request, shall execute and deliver to Mortgagee (or its designee or nominee) a new lease of the Premises for the remainder of the term of the Lease upon all of the terms, covenants and conditions of the Lease.

7. Limitation on Liability. Lender shall have no obligations nor incur any liability with respect to any warranties of any nature whatsoever, including, without limitation, any warranties respecting use, compliance with zoning, hazardous wastes or environmental laws, Landlord's title, Landlord's authority, habitability, fitness for purpose or possession; provided that the foregoing shall not (i) limit any remedies of Tenant set forth in the Lease with respect to Landlord's failure to remediate or comply with the same, or (ii) relieve New Owner of any normal maintenance and repair obligations required of Landlord under the Lease accruing from

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and after the Takeover Date. In the event that Lender shall acquire title to the Premises or the Property, Lender shall have no obligation, nor incur any liability, beyond Lender's then equity interest, if any, in the Premises (including any insurance and condemnation proceeds), and Tenant shall look exclusively to such equity interest of Lender, if any, in the Premises (including any insurance and condemnation proceeds) for the payment and discharge of any obligations or liability imposed upon Lender hereunder, under the Lease or under any new lease of the Premises. Except as otherwise expressly provided in this Agreement, nothing contained herein shall limit Tenant's rights and remedies expressly set forth in the Lease.

8. Options. Tenant acknowledges, without limitation, that the subordinations provided hereby include a full and complete subordination by Tenant of any options it may have to purchase all or any portion of the Property or the Premises, rights of first refusal to purchase the Property or the Premises or similar rights of purchase, if any, whether such rights are provided in the Lease or elsewhere. Tenant hereby further agrees that any such option to purchase or right of first refusal to purchase shall be expressly inapplicable to any foreclosure of the Security Instrument or acquisition of the Property or any interest therein by Lender or any designee of Lender by conveyance in lieu thereof or similar transaction and the sale of the Property at a foreclosure sale.

9. Severability. If any portion or portions of this Agreement shall be held invalid or inoperative, then all of the remaining portions shall remain in full force and effect, and, so far as is reasonable and possible, effect shall be given to the intent manifested by the portion or portions held to be invalid or inoperative.

10. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State in which the Property is located.

11. No Mortgagee in Possession. Lender shall not, either by virtue of the Security Instrument, the Assignment of Leases or this Agreement, be or become a mortgagee in possession or be or become subject to any liability or obligation under the Lease or otherwise until the Takeover Date, and then such liability or obligation of Lender under the Lease shall extend only to those liability or obligations accruing from and after the Takeover Date, as such liabilities and obligations may be modified by the terms of this Agreement.

12. Notices. All notices or other communications required or permitted to be given pursuant to this Agreement shall be in writing and shall be considered as properly given if (a) mailed by first class United States mail, postage prepaid, registered or certified with return receipt requested; (b) by delivering same in person to the intended addressee; or (c) by delivery to an independent third party commercial delivery service for same day or next day delivery and providing for evidence of receipt at the office of the intended addressee. Notice so mailed shall be effective upon its deposit with the United States Postal Service or any successor thereto; notice sent by a commercial delivery service shall be effective upon delivery to such commercial delivery service; notice given by personal delivery shall be effective only if and when received by the addressee; and notice given by other means shall be effective only if and when received at the office or designated address of the intended addressee. For purposes of notice, the address of Mortgagee shall be as set forth in the preamble to this Agreement and the addresses of Landlord and Tenant shall be as set forth in the Lease; provided, however, that every party shall have the

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13. Limitation on Landlord Rights. Notwithstanding anything to the contrary contained herein, if Landlord or any affiliate of Landlord is the holder of the Security Instrument, then the provisions of Section 4, Section 5, Section 6 and Section 7 hereof shall be of no force or effect.

15. Binding Effect. Each party to this Agreement represents and warrants to each other party hereto that the execution and delivery of this Agreement has been duly authorized and that this Agreement shall be binding upon such party in accordance with the terms of this Agreement and the undersigned signatory is a duly authorized officer, member or partner (as applicable) of such party.

16. Tenant's Property. Lender agrees that neither the Security Instrument or any other document or instrument evidencing or securing the Loan shall cover or be construed as subjecting in any manner to the lien thereof, any trade fixtures, signs or other personal property at any time furnished or installed by or for Tenant (except to the extent that any of the same are owned by Landlord) or its subtenants or licensees on or within the Premises, regardless of the manner or mode of attachment thereof.

17. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors, successors-in-title and assigns. When used herein, the term "Landlord" refers to Landlord and to any successor to the interest of Landlord under the Lease; the term "Tenant" refers to Tenant and to any successor to the interest of Tenant under the Lease; the term "Mortgagee" refers to Mortgagee and to any successor-in-interest of Mortgagee under the Security Instrument; and the term "Lenders" (as defined in the Loan Agreements) refers to Lenders (as defined in the Loan Agreements) and to any successor to the interest of Lenders under the Security Instrument.

18. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be effective only upon delivery and thereafter shall be deemed an original, and all of which shall be taken to be one and the same instrument, for the same effect as if all parties hereto had signed the same signature page. Any signature page of this Agreement may be detached from any counterpart of this Agreement without impairing the legal effect of any signatures thereon and may be attached to another counterpart of this Agreement identical in form hereto but having attached to it one or more additional signature pages.

[THE REMAINDER OF THE PAGE IS INTENTIONALLY BLANK]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement under seal to be effective as of the date set forth in the first paragraph hereof.

MORTGAGEE:

HUSKY FINCO LLC,
a Delaware limited liability company

By: ________________________________
Name: ______________________________
Title: _______________________________

STATE OF)
) ss.:
COUNTY OF)

____
Notary Public

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

[Signature Page to Subordination, Non-Disturbance and Attornment Agreement]
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TENANT:

ALLIANCEBERNSTEIN L.P.,
a Delaware limited partnership

By: ______________________________
Name: ____________________________
Title: _____________________________

STATE OF)
) ss.:
COUNTY OF)

____
Notary Public

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

[Signature Page to Subordination, Non-Disturbance and Attornment Agreement]
18157005.5

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1930820.10 29086-0006-000

EXHIBIT M-2

FORM OF PILOT SNDA

SUBORDINATION, NON-DISTURBANCE
AND ATTORNMENT AGREEMENT

THIS SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT (this “Agreement”) made as of the _____ day of _______________, 2019, by and between HUDSON YARDS INFRASTRUCTURE CORPORATION, a New York local development corporation, whose address for notice under this Agreement is 255 Greenwich Street, New York, New York 10007 (the “Mortgagee”), ALLIANCEBERNSTEIN L.P., a Delaware limited partnership, whose address for notice under this Agreement is [●] (the “Tenant”), and 509 W 34, L.L.C., a Delaware limited liability company, whose address for notice under this Agreement is [●] (the “Company” or “Landlord”).

RECITALS:
A.The Company is the fee owner of that certain real property described on Exhibit A attached hereto (collectively, the “Land”). The Company will construct certain improvements located on the Land (the “Improvements” and, together with the Land, the “Property”).
B.The New York City Industrial Development Agency (the “Agency”) is the tenant under that certain Company Lease Agreement, dated as of April 1, 2018 (as the same may be amended, restated, supplemented and otherwise modified from time to time, the “Company Lease”), between the Company, as landlord, and the Agency, as tenant, pursuant to which the Company leases the Property (the “Leased Premises”) to the Agency. The Company holds all rights of landlord under the Company Lease.
C.The Company is the subtenant under that certain Agency Lease Agreement, dated as of April 1, 2018 (as the same may be amended, restated, supplemented and otherwise modified from time to time, the “Agency Lease”), between the Agency, as sublandlord, and the Company, as subtenant, pursuant to which the Agency subleases the Property (the “Subleased Premises”) to the Company. The Agency holds all rights of sublandlord under the Agency Lease.
D.Tenant has executed that certain lease dated [●], 2019 (the foregoing, as heretofore or hereafter amended, replaced, restated, supplemented or otherwise modified from time to time, the “Tenant Lease”), with the Company, as landlord, covering the premises described in the Tenant Lease (the “Premises”) in that certain building located at the Property.
E.Pursuant to the Agency Lease, the Company is obligated to make payments in lieu of taxes and assessments (“PILOT Payments”) to the Agency as further described in the Agency Lease.
F.The obligation of the Company to make PILOT Payments to the Agency under the Agency Lease will be secured by, among other things, that certain (i) the Fee and Leasehold PILOT Mortgage No. 1, dated April 9, 2018, in the aggregate principal amount of $25,000,000, (ii) the Fee and Leasehold PILOT Mortgage No. 2, dated April 9, 2018, in the aggregate principal amount of $514,908,448, and (iii) the Fee and Leasehold PILOT Mortgage No. 3, dated April 9, 2018, in the aggregate principal amount of $514,908,448 (collectively, as the same may be amended, restated, supplemented and otherwise modified from time to time, the “Security Instrument”) made by the Agency and the Company to the Agency and the Mortgagee, covering
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the interest of (1) the Company in (x) the Property, and (y) the Subleased Premises under the Agency Lease, and (2) the Agency in the Leased Premises under the Company Lease.
G.The Agency has assigned all of its rights under the Security Instrument to the Mortgagee and the Mortgagee is now the holder of the Security Instrument.
H.The parties are now entering into this Agreement for the purpose of confirming their understandings and agreements with respect to each of the Tenant Lease and the Security Instrument.
I.All capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Agency Lease.

NOW, THEREFORE, in consideration of the covenants, terms, conditions, and agreements contained herein, the parties hereto agree as follows:
1.Subject to the terms of this Agreement, the Tenant Lease and any extensions, modifications or renewals thereof, including but not limited to any option to purchase, right of first refusal to purchase or right of first offer to purchase the Premises or any portion thereof, if any, is and shall continue to be subject and subordinate in all respects to the Security Instrument and the lien created thereby; provided that, as between Landlord and Tenant, nothing in this Agreement shall affect the rights or obligations of Landlord or Tenant under the Tenant Lease..
2.Tenant agrees to deliver to Mortgagee, contemporaneously with sending the same to Landlord and in the manner set forth in Paragraph 13 of this Agreement, a copy of any notice of default sent to Landlord by Tenant that would entitle Tenant to cancel or terminate the Tenant Lease. If Landlord fails to cure such default within the time provided in the Tenant Lease, Mortgagee shall have the right, but not the obligation, to cure such default on behalf of Landlord within the time provided for Landlord to cure such default in the Tenant Lease (it being agreed that if the Tenant Lease does not have such a time period, it shall be deemed to be (i) 10 days in the case of a monetary default and (ii) 30 days in the case of a non-monetary default), plus (A) 10 days in the case of a monetary default; and (B) 30 days in the case of a non-monetary default, or, if such non-monetary default cannot be cured within that time, within a reasonable period provided Mortgagee commenced to cure such default within such 30-day period and is proceeding with due diligence to cure such default to completion, but in no event shall such additional period exceed 180 days from the date on which Tenant shall have given Mortgagee the notice of default relating thereto. If any non-monetary default requires possession and control of the Property, then, provided Mortgagee undertakes by written notice to Tenant to exercise reasonable efforts to cure or cause to be cured by a receiver such non-monetary default within the period permitted by this Paragraph 2, Mortgagee’s cure period shall continue for such additional time as Mortgagee may reasonably require to either: (I) obtain possession and control of the Property with reasonable diligence and thereafter cure the default with reasonable diligence and continuity or (II) obtain the appointment of a receiver and give such receiver a reasonable period of time in which to cure such non-monetary default, but in no event shall such additional period exceed 180 days from the date on which Tenant shall have given Mortgagee the notice of default relating thereto. In such event, Tenant shall not terminate the Tenant Lease while such curative action is being diligently pursued by Mortgagee. Further, Tenant shall not terminate the Tenant Lease on the basis of any default by Landlord which is incurable by Mortgagee (such as, for example, the bankruptcy of Landlord or breach of any representation by Landlord), provided Mortgagee is proceeding with due diligence to commence an action to appoint a receiver or to obtain possession of the Premises by foreclosure, deed in lieu of foreclosure, or otherwise (collectively, “Foreclosure”). Tenant hereby agrees that no action taken by Mortgagee to enforce any rights under the Security Instrument or related security
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documents, by reason of any default thereunder (including, without limitation, the appointment of a receiver, any Foreclosure or any demand for rent under any assignment of rents or leases) shall give rise to any right of Tenant to terminate the Tenant Lease nor shall such action invalidate or constitute a breach of any of the terms of the Tenant Lease. Notwithstanding the foregoing or anything to the contrary contained in this Agreement, (1) nothing in this Agreement shall extend the dates in Section 2.7 of the Tenant Lease and Tenant shall be permitted to terminate the Tenant Lease pursuant to the applicable provisions of Section 2.7 thereof without giving Mortgagee a right to cure; (2) nothing in this Agreement shall extend any of the dates contained in Section 2.8 of the Tenant Lease and Tenant shall be entitled to credits against rent (if any) that Tenant is entitled to in respect thereof without giving Mortgagee a right to cure; (3) nothing in this Agreement shall vitiate any of Tenant’s rights in Section 2.6 of the Tenant Lease in the event of Landlord Delay and Tenant shall be entitled to the credits against rent (if any) that Tenant is entitled to in respect thereof without giving Mortgagee a right to cure; (4) the additional cure periods in this Paragraph 2 shall not be applicable to any termination right that Tenant has under Article 11 of the Tenant Lease; and (5) under no circumstances shall the Mortgagee be responsible for payment of the Termination Fee (as defined in the Tenant Lease), or any amounts payable under Section 2.6 or Section 2.8(f) of the Tenant Lease; it being agreed, however, that Tenant shall have the right to offset any such amounts under Section 2.6 or Section 2.8(f) of the Tenant Lease that have not been applied in full on or prior the Takeover Date or which relate to any obligation which arises from or after the Takeover Date.
3.So long as Tenant is not in default beyond any notice and cure periods that would permit Landlord to terminate the Tenant Lease or exercise any remedy to dispossess the Premises from Tenant, and the Tenant Lease is otherwise in full force and effect, Mortgagee agrees as follows:
i.Mortgagee shall not, in any Foreclosure (A) disturb, interfere with, or deprive Tenant (or, with respect to any person or entity claiming through or under Tenant, such person or entity) of its possession or its right to possession of the Premises (or any part thereof) under or by virtue of the Tenant Lease, or any right or privilege granted to or inuring to the benefit of Tenant (and any such person or entity claiming through or under Tenant) under or by virtue of the Tenant Lease (including, without limitation, all rights, privileges, easements, renewal or expansion options and licenses granted to or inuring to the benefit of Tenant (or any such person or entity) under or by virtue of the Tenant Lease) or (B) terminate Tenant’s (or any such person or entity’s) possession of the Premises under the Tenant Lease, except in accordance with the express terms of the Tenant Lease and this Agreement; and
ii.Mortgagee shall not name or join Tenant (or, with respect to any person or entity claiming through or under Tenant, such person or entity) as a defendant in any exercise of Mortgagee’s rights and remedies arising upon a default under the Security Instrument unless applicable law requires Tenant (or any such person or entity claiming through or under Tenant) to be made a party thereto as a condition to proceeding against Landlord or prosecuting such rights and remedies. In the latter case, Mortgagee may join Tenant (or any such person or entity claiming through or under Tenant) as a defendant in such action only for such purpose and not to terminate the Tenant Lease or otherwise diminish, interfere or otherwise adversely affect Tenant’s rights under the Tenant Lease or this Agreement in such action.
4.If Mortgagee or its nominee or designee, or another purchaser of the Property (or any portion thereof that includes the Premises) upon a Foreclosure (any such person or entity, a “Successor Owner”) succeeds to the interest of Landlord under the Tenant Lease,
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subject to Tenant’s performance of its obligations under the Tenant Lease, the Tenant Lease will continue in full force and effect as a direct lease between Successor Owner and Tenant, and Successor Owner shall be subject to the provisions of the Tenant Lease with the same force and effect as if the Tenant Lease were a direct lease between Successor Owner and Tenant. Thereupon, Successor Owner shall recognize the Tenant Lease and Tenant’s rights thereunder and Tenant shall make full and complete attornment to Successor Owner as substitute landlord upon the same terms, covenants and conditions as provided in the Tenant Lease, including, but not limited to, any option to purchase, right of first refusal to purchase or right of first offer to purchase the Premises as may be provided in the Tenant Lease, with the same force and effect as if Successor Owner were Landlord under the Tenant Lease, such recognition and attornment to be effective as of the Takeover Date (as defined in Paragraph 5(b)). Notwithstanding the foregoing, Tenant agrees that any such option, right of first refusal or right of first offer to purchase the Premises or any portion thereof, as may be provided in the Tenant Lease shall not apply to any Foreclosure, as defined herein, and shall not apply to any transfer of the Property (or any portion thereof that includes the Premises) by Mortgagee (if Successor Owner is Mortgagee) following such Foreclosure. In consideration of the foregoing, Mortgagee agrees that any such option, right of first refusal or right of first offer shall not be terminated by any Foreclosure or conveyance of the Property (or any portion thereof that includes the Premises) by Mortgagee (if Successor Owner is Mortgagee) following such Foreclosure; rather, any such option, right of first refusal or right of first offer shall remain as an obligation of any party acquiring the Property (or any portion thereof that includes the Premises) following the conveyance of the Property (or any portion thereof that includes the Premises) by Successor Owner following such Foreclosure. Furthermore, Tenant expressly confirms to Mortgagee that any acquisition of title to all or any portion of the Premises pursuant to Tenant’s exercise of any option, right of first refusal or right of first offer contained in the Tenant Lease shall result in Tenant taking title subject to the lien of the Security Instrument. Mortgagee and Tenant agree, each at its own expense, to execute and deliver, at any time and from time to time upon request of either party, any agreement reasonably satisfactory to such party that may reasonably be necessary or appropriate to evidence such attornment and recognition provided that such agreement does not diminish or increase any of either party’s obligations or adversely affect any of either party’s rights.
5.Tenant agrees that, if Successor Owner shall succeed to the interest of Landlord under the Tenant Lease, Successor Owner shall not be:
(a)liable for any prior act or omission of Landlord or any prior landlord (“Former Landlord”) which occurs prior to the Takeover Date, except to the extent such act or omission continues after the date that Successor Owner succeeds to the interest of Landlord under Tenant Lease, or consequential damages arising therefrom; or
(b)subject to any offsets or defenses which Tenant might have as to Former Landlord except (i) defenses which Tenant might have to claims that accrued and that relate solely to a period prior to the date on which Successor Owner succeeded to the interest of Former Landlord under the Tenant Lease (such date, the “Takeover Date”) and then only to the extent the related prior claim is pursued by Successor Owner; or (ii) any right to offset, abate or credit against rent (or any portion thereof) expressly set forth in Sections 2.5, 2.6 (as modified by Paragraph 2 above), 2.8 (including as modified by Paragraph 2 above as it relates to Section 2.8(f)), 4.2, 4.3(d), 7.2(a)(i), 7.2(b), 7.3(a), 7.3(b), 7.4(a)(i), 7.4(b), 7.5, 7.6(b), 8.1(e), 10.20, 11.3, 12.1(b), 12.1(e), 16.2, 16.3(c) or 29.2(b) of the Tenant Lease that has not been applied in full on or prior to the Takeover Date, it being agreed that Successor Owner shall recognize any such offsets, abatements or credits that have not been applied in full prior to the Takeover Date; provided, however, except as otherwise provided in Paragraph 5(d) below, Section 16.3(d) of the Tenant Lease shall not apply to Successor Owner; or
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(c)bound by any amendment to or modification of the Tenant Lease in effect as of the date hereof made without Mortgagee’s or Successor Owner’s prior written consent, that reduces the basic rent, additional rent, supplemental rent or other charges payable thereunder (except to the extent equitably reflecting a reduction in the space covered by the Tenant Lease), or changes the term thereof, or otherwise materially affects the rights of the landlord under the Tenant Lease as of the date hereof; it being agreed that consent shall not be required for an amendment or modification (i) entered into to confirm the unilateral exercise by Tenant of a specific right or option granted to Tenant under the Tenant Lease as of the date hereof (including renewals and expansion options); or (ii) which is immaterial and expressly contemplated to be entered into under the provisions of the Tenant Lease as of the date hereof (such as to confirm the commencement date, rent commencement date, or other dates or facts), or to address an administrative matter (such as a change of a notice address);
(d)bound by any obligation to make any payment to Tenant except with respect to (A) any amount payable from a fund, reserve, deposit, credit, receipt or other amount if actually held or received by the Mortgagee or Successor Owner for such purpose, or (B) subject to clause (i) below, any obligation which arises from or after the Takeover Date;
(e)bound by any covenant to undertake or complete any construction (other than normal maintenance and repair or in connection with a casualty or condemnation, subject to clauses (g) and (h) below); provided that the foregoing shall not limit any remedies of Tenant set forth in the Tenant Lease with respect to Landlord’s failure to perform construction obligations;
(f)liable for any asbestos or other hazardous or toxic substance present as of the Takeover Date either at the Premises or at any other structure constructed by or on behalf of Former Landlord; provided that the foregoing shall not limit any remedies of Tenant set forth in the Tenant Lease with respect to Landlord’s failure to remediate such asbestos or other hazardous or toxic substance;
(g)in the event of a casualty, obligated to repair or restore Premises or any portion thereof beyond such repair or restoration as may be reasonably accomplished from the net insurance proceeds actually made available to the Mortgagee or Successor Owner; provided that the foregoing shall not limit any rights or remedies of Tenant under Section 11.5 of the Tenant Lease.
(h)in the event of a partial condemnation, obligated to repair or restore the Premises or any part thereof beyond such repair or restoration as may be reasonably accomplished from the net proceeds of any award actually made available to the Mortgagee or Successor Owner;
(i)subject to any right of cancellation or termination of the Tenant Lease which requires payment by the landlord under the Tenant Lease of a charge, fee or penalty for such cancellation or termination, except if landlord thereunder voluntarily exercises such right of cancellation or termination other than as a result of a casualty or condemnation;
(j)bound by any prepayment of any rent or additional rent more than one (1) month in advance of the due date thereof without the prior written consent of Mortgagee, except to the extent any such payments are turned over to Successor Owner; provided that it is acknowledged that payment of the first month’s rent may be paid upon execution of the Tenant Lease and prepayments of additional rent will be made on
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account of operating expenses and real estate taxes in accordance with the terms of the Tenant Lease and Successor Owner shall be bound by such prepayments in this proviso;
(k)without limiting Tenant’s rights to look to Successor Owner’s Interests in accordance with Paragraph 9, obligated to give Tenant all or any portion of any insurance proceeds or condemnation awards payable to Mortgagee or Successor Owner as a result of a casualty or condemnation; or
(l)bound by any subordination or permitted subordination of the Tenant Lease to any lien subordinate to the Security Instrument without the prior written consent of Mortgagee, except to the extent provided by the Tenant Lease.
6.Tenant agrees that, without the prior written consent of Mortgagee in each case, Tenant shall not terminate or cancel the Tenant Lease or any extensions or renewals thereof, or tender a surrender of the Tenant Lease, in each case, as a result of a default by Landlord under the Tenant Lease except Tenant may exercise its rights under the Tenant Lease after giving to Mortgagee the notice and cure period required by this Agreement.
7.To the extent that the Tenant Lease shall entitle Tenant to notice of the existence of any Security Instrument and the identity of any mortgagee or any ground lessor, this Agreement shall constitute such notice to Tenant with respect to the Security Instrument and Mortgagee.
8.Upon and after the occurrence of a default under the Security Instrument, which is not cured after any applicable notice and/or cure periods, Mortgagee shall be entitled, but not obligated, to require that Tenant pay all rent under the Tenant Lease as directed in writing by Mortgagee (a “Rent Payment Notice”). In the event Tenant receives a Rent Payment Notice from Mortgagee or from a receiver for the Property, Tenant shall pay all rent and other monies due or to become due to Landlord under the Tenant Lease as directed in the Rent Payment Notice, notwithstanding any contrary instruction, direction, or assertion of any Former Landlord. Landlord hereby expressly and irrevocably directs and authorizes Tenant to comply with any Rent Payment Notice, notwithstanding any contrary instruction, direction or assertion of Landlord, and Landlord hereby releases and discharges Tenant of and from any liability to Landlord on account of such payments. The delivery by Mortgagee or the receiver to Tenant of a Rent Payment Notice, or Tenant’s compliance therewith, shall not be deemed to relieve Landlord of any obligations under the Tenant Lease. Tenant shall be entitled to rely on any Rent Payment Notice. Tenant’s compliance with a Rent Payment Notice shall not be a default under or otherwise be a violation of the Tenant Lease. Tenant shall be entitled to full credit under the Tenant Lease for any rent or other charges paid as directed pursuant to a Rent Payment Notice to the same extent as if such rent or other charges were paid directly to Landlord. Tenant shall not be in default under the Tenant Lease if, after receipt of any Rent Payment Notice, Tenant delivers payments of Rent and other sums due under the Tenant Lease in accordance with the directions set forth in such Rent Payment Notice, notwithstanding any dispute between Landlord and Mortgagee which may arise as to the existence or non-existence of a default under the Security Instrument or as to Mortgagee’s authority to deliver such Rent Payment Notice to Tenant. Landlord agrees to hold Tenant harmless with respect to any such payments made by Tenant as directed in a Rent Payment Notice.
9.Nothing in this Agreement shall impose upon Mortgagee any liability for the obligations of Landlord under the Tenant Lease unless and until Mortgagee takes title to the Landlord’s interest in the Property or the portion thereof containing the Premises. Anything herein or in the Tenant Lease to the contrary notwithstanding, in the event that a Successor Owner shall acquire title to the Landlord’s interest in the Property or the portion thereof containing the Premises, Successor Owner shall have no obligation, nor incur any liability,
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beyond Successor Owner’s then interest, if any, in the Property, and Tenant shall look exclusively to such interest, if any, of Successor Owner in the Property (including rents, insurance and condemnation proceeds relating to any portion of Successor Landlord’s estate in the Building and Land (to the extent in excess of any restoration costs and net of all costs of obtaining such proceeds or amounts and amounts due to other parties), and the net proceeds from any financing) (collectively, the “Successor Owner’s Interest”) for the payment and discharge of any obligations imposed upon Successor Owner hereunder or under the Tenant Lease, and Successor Owner is hereby released or relieved of any other liability hereunder and under the Tenant Lease. Tenant agrees that, with respect to any money judgment which may be obtained or secured by Tenant against Successor Owner, Tenant shall look solely to the Successor Owner’s Interest, and Tenant will not collect or attempt to collect any such judgment out of any other assets of Successor Owner. Except as otherwise expressly provided in this Agreement including as set forth above, nothing contained herein shall limit Tenant’s rights and remedies expressly set forth in the Tenant Lease.
10.Except as specifically provided in this Agreement, Mortgagee shall not, by virtue of this Agreement, the Security Instrument or any other instrument to which Mortgagee may be party, be or become subject to any liability or obligation to Tenant under the Tenant Lease or otherwise.
11.EACH OF TENANT, MORTGAGEE AND LANDLORD HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.
12.The provisions of the Agreement shall be binding upon and insure to the benefit of the parties hereto and their respective successors and assigns. The words, “Mortgagee”, “Landlord” and “Tenant” shall include their respective heirs, legatees, executors, administrators, beneficiaries, successors and assigns.
13.All notices and all other communication with respect to this Agreement shall be directed as follows: if to Mortgagee, 255 Greenwich Street, New York, New York 10007, Attn: General Counsel (with a copy to the Executive Director at the same address), or such other address as Mortgagee may designate in writing to Tenant; and, if to Tenant, at the address set forth in the Tenant Lease or at such other address as tenant may designate in writing to Mortgagee. All notices shall be in writing and shall be (a) hand-delivered, (b) sent by United States express mail or by private overnight courier, or (c) served by certified mail postage prepaid, return receipt requested, to the appropriate address set forth above. Notices served as provided in (a) and (b) shall be deemed to be effective upon delivery or upon refusal thereof. Any notice served by certified mail shall be deposited in the United States mail with postage thereon fully prepaid and shall be deemed effective on the day of actual delivery as shown by the addressee’s return receipt or the expiration of three business days after the date of mailing, whichever is earlier in time.
14.This Agreement contains the entire agreement between the parties and no modifications shall be binding upon any party hereto unless set forth in a document duly executed by or on behalf of such party.
15.Mortgagee agrees that the Security Instrument shall not cover or be construed as subjecting in any manner to the lien thereof, any trade fixtures, signs or other personal property at any time furnished or installed by or for Tenant or its subtenants or licensees on or within the Premises, regardless of the manner or mode of attachment thereof.
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16.The parties hereto agree to submit this Agreement for recordation in the Offices of the City Register for the City of New York.
17.Notwithstanding anything to the contrary contained herein, if Landlord or any Affiliate of Landlord is the holder of a Security Instrument, then the provisions of Paragraph 5, Paragraph 6 and Paragraph 9 shall be of no force or effect.
18.This Agreement may be executed in multiple counterparts, all of which shall be deemed originals and with the same effect as if all parties had signed the same document. All of such counterparts shall be construed together and shall constitute one instrument.
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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

MORTGAGEE:

HUDSON YARDS INFRASTRUCTURE CORPORATION

By:     __________________________
Name: Alan Anders
Title: President

STATE OF NEW YORK    )
:    ss.:
COUNTY OF NEW YORK    )

On the ______ day of ___________, in the year 2019, before me, the undersigned, personally appeared Alan Anders, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

                            __________________________
Notary Public

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TENANT:

ALLIANCEBERNSTEIN L.P.

By:     __________________________
Name:
Title:

STATE OF NEW YORK    )
:    ss.:
COUNTY OF NEW YORK    )

On the __________day of________, in the year 2019, before me, the undersigned, personally appeared ____________________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her capacity, and that by his/her signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

                            __________________________
Notary Public

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LANDLORD:

509 W 34, L.L.C.

By:     __________________________
Name:
Title:

STATE OF NEW YORK    )
:    ss.:
COUNTY OF NEW YORK    )

On the __________day of________, in the year 2019, before me, the undersigned, personally appeared ____________________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her capacity, and that by his/her signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

                            __________________________
Notary Public
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EXHIBIT A

Legal Description

[●]
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EXHIBIT N

ELEVATOR PERFORMANCE

Landlord (“LL”) shall provide the following elevator performance based on the below Tenant (“TT”) population and usage assumptions.

Population and usage assumptions

Maximum actual population on TT’s floors in place at any time (the “Maximum Population”): 987 (for 138,135 USF over 4 floors total), as proportionately adjusted for any increases in USF based on remeasurement or Substitute Office Premises.

Car Loading: 72% of car capacity

Morning Arrival: peak loading is 11.5% of TT’s Maximum Population over a 5 minute period with 90% of such Maximum Population up and 10% of such Maximum Population down or inter floor

Two-way peak traffic over a 2 hour period (with peak loading of 11.5% of TT’s Maximum Population):
•45% of such Maximum Population up
•45% of such Maximum Population down
•10% of such Maximum Population floor
Elevator Performance Standards

Morning up-peak average waiting time: 25 seconds (averaged over peak 1 hour)

Two-way traffic (lunch time) average waiting time: 30 seconds (averaged over peak 2 hours)

If, in the judgement of LL, improved service for the bank would result from splitting the bank so that the TT receives 4 dedicated passenger cars, LL will have the right to make this change at any time during the term of the lease. If LL is unable to deliver the above-noted elevator performance standards based on the Maximum Population and usage assumptions contained in this exhibit, then LL will have a 90 day window to take corrective action. If, after taking corrective active, the LL is unable to meet the Elevator Performance Standards, then TT will have the right to request and LL will have the obligation to effect, the separation (not physical) of the bank so that TT has 4 dedicated passenger cars.

Elevator Performance Standards will be measured as follows. On a non-holiday Wednesday, using either existing cameras or setting up task-specific cameras, recordings will be made of all calls entered and people flow to elevator cars. Each unique waiting time will be measured from the (i) starting point: the later of when a person is positioned mid elevator lobby (in the case where the turnstile provides “the call”) or after a person enters a call on the keypad within the elevator lobby. In the case of a person not entering a call (because others have done so and the group are going to the same floors), then that start point shall be measured from the time that the person is positioned mid elevator lobby; to the (ii) end point: when the respective elevator car doors open.

The average waiting time will then be calculated by dividing the sum of all individual waiting times over the performance period (60 minutes in the case of morning up-peak and 120 minutes in the case of midday two-way traffic) by the total minutes in that period (60 minutes in the case of morning up-peak and 120 minutes in the case of midday two-way traffic).

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In the event that TT is allocated 4 dedicated passenger cars, and one of the 4 cars is rendered inoperable during normal business hours, then LL shall unpartition the dispatch system through programming, so that all of the remaining cars operate as a single group as soon as reasonably possible. This arrangement would be reciprocal in the event of one car being rendered inoperable in the remaining 6-car group.
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EXHIBIT O

COMPETITORS

1. American Funds/Capital

2. Legg Mason

3. PIMCO

4. Schroeders

5. TRowe Price

6. BNY

7. LPL Financial

8. UBS

9. Wells Fargo

10. Invesco
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EXHIBIT P

CONSTRUCTION RULES

(See Attached)

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In the event of any conflict between this Manual and the provisions of the Lease, the provisions of the Lease shall govern. Section A - Standard Operating Procedures
Tishman Speyer, as Agent for the Landlord, wishes to ensure that all tenants peacefully enjoy their leased premises without hindrance from the work of others. The review of tenant drawings and/or specifications by Tishman Speyer and any of its representatives is not intended to verify the tenant's engineering or design requirements and/or solutions. This review is performed to determine compatibility with the building's systems and lease conditions. In addition, it is our objective that Tishman Speyer buildings be maintained to the highest of standards. To this end, all tenants, as well as their contractors and engineers, shall adhere to the specific Building Rules and Regulations along with the below listed tenant, initial and on-going, alteration requirements, which can impact normal building operation.
Tenant Alteration and Construction Requirements »
Tishman Speyer Properties, as Agent for the Landlord, wishes to ensure that all tenants peacefully enjoy their leased premises without hindrance from the work of others. The review of tenant drawings and/or specifications by Tishman Speyer Properties and any of its representatives is not intended to verify the tenant's engineering or design requirements and/or solutions. This review is performed to determine compatibility with the building's systems and lease conditions. In addition, it is our objective that TSP's buildings be maintained to the highest of standards. To this end, all tenants, as well as their contractors and engineers, shall adhere to the specific Building Rules and Regulations along with the below listed tenant, initial and on-going, alteration requirements, which can impact normal building operation.

1.    Building Department permits to be provided to Building Management prior to tenant construction.

2.    Certificate of Occupancy to be submitted to Building Management prior to tenant occupancy.

3.    Except for alterations which do not require Landlord approval under the Lease, no construction is to be started until proper drawings have been submitted and approved by the property manager.

4.    All work to comply with those authorities having jurisdiction.

5.    All T.S.P. Standard Operating Procedures are to be adhered to.

6.    Any work that is to be performed in other than tenant's premises must be reviewed and scheduled in advance with Building Management.

7.A kickoff meeting is to be held prior to the start of any work to review the particulars of the job. A representative from the tenant, contractor, architect, and engineer’s office should be present for this meeting.

8.    Access to Base Building electrical, telephone, and mechanical rooms shall be by Landlord.
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9.    Any area that is affected outside of the tenant's demised space must be restored to the original condition at tenant's expense.

10.    All public areas such as elevator lobbies, corridors, toilets, and service halls shall be protected with Masonite and craft paper to the satisfaction of the building manger.

11.    All public and Base Building common areas must be continuously cleaned to prevent the accumulation of dust and other construction debris.

12.    All windows and doors surrounding the work area shall be kept closed at all times.

13.    Although certain construction noise, vibration and odors are allowed during normal business hours, all efforts should be made to keep them at a minimum as not to disturb existing tenants. Dragging of ladders, dropping materials shall be avoided over occupied floors.

14.    Clear access to be provided at all times to stairwells, mechanical/electrical equipment, elevators, fire hoses, valves, fire dampers, and maintenance sensitive equipment.

15.    Construction materials are not to be stored in corridors and must be located within the demised space.

16.    The Contractor is responsible for the daily maintenance of the construction area.

17.    Any additional cleaning by the building staff, if required, shall be charged to the tenant at Landlord’s actual out of pocket cost without markup.

18.    All material deliveries and removals are to be scheduled through the Building Office.

19.    Any base building equipment that is to remain in tenant premises (ex: inductor units, covers, etc.) are to be protected from damage and debris.

20.    Any base building equipment that is damaged in any way must be repaired immediately by the base building contractor at tenant's expense.

21.    Tenant equipment specification sheets are to be submitted to the Building Office.

22.Tenant to submit to building office as required by jurisdiction having authority, equipment use and/or operating permits, licenses, etc.

23.    Any revisions to drawings and specifications must be resubmitted to Building Management for comments and/or approval.

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24.    All "as-built" drawings or marked up working drawings must be submitted to TSP upon project completion.

25.    Construction personnel must carry proper identification at all times.

26.    Construction personnel are not allowed on passenger elevators, unless otherwise previously agreed within the lease. The freight elevator must be used at all times to access or egress the work area. Construction personnel shall not use base building stairwells to access other floors unless an emergency situation arises or as approved by building manager.

27.    Construction personnel are not to eat in the lobby or in front of the building.

28.    All work will be performed in a safe and lawful manner, using union contractors approved by the Landlord and complying with applicable laws, OSHA and all requirements and regulations of Municipal and other governmental or duly constituted bodies exercising authority.

29.    Adequate lighting is to be provided in construction to achieve a safe working environment.

30.    Proper supervision shall be maintained at the job site at all times and Tenant’s workmen, mechanics, and contractors must not cause or affect any inconvenience to or interfere with the Building’s operations or Landlord. Tenant’s workmen, mechanics, and contractors shall work in harmony with and shall not interfere with any labor employed by Manager or any other Tenant, or their workmen, mechanics and contractors.

31.    If additional services or facilities (including but without limiting the generality of the foregoing, extra elevator and cleaning services) are required for the performance of the work, Tenant shall pay Landlord’s actual out of pocket cost (without markup) therefor. All such services or facilities shall be coordinated with the Building Manager.

33.    TSP to be notified in advance of all ties into building systems, welding, or any work affecting the base building or other tenant spaces unless agreed to otherwise, all tie-ins to base building risers are performed by the Landlord and reimbursed by the Tenant (at Landlord’s commercially reasonable, actual out of pocket cost (without markup) therefor.

34.The following work, in which Landlord is to be notified in advance, must be done on overtime and not during normal business hours:

Demolition which per building managers’ judgment may cause disruption to other tenants.
Oil base painting (on multi-tenant floors)
Gluing of carpeting (on multi-tenant floors)
Drilling of studs for mechanical fastenings
Testing of life safety system, sprinkler tie-ins.
Work performed outside of tenant’s premises.
Welding, brazing, soldering, and burning with proper fire protection and ventilation.
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Other activities (including shooting track) that, in building manager’s reasonable judgment, may disturb other tenants.

35.    Where burning operations are required, the operator of the burning equipment shall have a certificate of fitness prominently displayed on the job site. During burning operations a person holding certificate of fitness as a Watch, shall be in attendance. Where required, approved protective blankets shall be supplied by the contractor. Where welding is required, the contractor shall furnish a fused disconnect switch, for connection to the local building electrical panel by the electrical contractor. Building personnel will also be required for fire watch.

36.    All building shutdowns - electrical, plumbing, HVAC equipment, Fire & Life Safety (Class "E") System - must be coordinated with Building Management in advance.

37.    Tenant is responsible to adhere to all requirements of the Americans with Disabilities Act (ADA).

38.    Hardware is to be keyed per building standards.

39.    Any fail-safe hardware must conform to building standards.

40.    Any unusually heavy equipment (vaults, batteries, a/c units, transformers, storage racks, etc.) supported by floor or hung from ceiling are subject to structural engineer's approval.

41.    Any area, such as pantry, lavatory, etc. that is prone to water leakage shall be waterproofed.

42.    Provide for the required fireproofing or fire-stopping resulting from the Tenant's renovation efforts.

43.    Any tie-in to the base building Fire & Life Safety (Class "E") system must be performed by the base building contractor. All new systems are to be compatible to base building systems. All fire plenum wiring to have minimum rating of 200 degrees F.

44.    Where demolition is to take place in the area of the building where fire safety equipment such as alarms, speakers, smoke detectors, floor warden stations, etc. are located, the building manger must be notified three (3) working days prior to start of demolitions so equipment may be removed or protected.

45.    All fire safety equipment and the associated conduit and wiring system shall not be harmed during demolition and/or any construction and shall be protected from any physical damage.

46.    All Fire & Life Safety (Class "E") System tie-ins must be signed off by the proper authorities.

47.    Tenant shall perform the legally required maintenance and testing of fire alarm systems. This includes, New York City Fire Department "Rules Governing the Requirements for the Maintenance of Smoke Detection,
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Requirements for Log Books, and Required Connections to Authorized Central Stations" are to be adhered to. (New York Properties Only.) Tenant is to submit proof of compliance to building manager.

48.    Sprinkler control valve assemblies will be provided by Landlord at each of the tenant floor riser for tenant to connect to.

49.    Tenant shall design sprinkler system in accordance with FM Global standards to the extent possible within the capacity of base building infrastructure..

50.    Sprinkler protection should remain in service as long as possible. Two hour hydrostatic test with pump at 1 ½ times working pressure to be witnessed by TSP & inspector. Tenant shall conduct such test prior to connection to base building systems.

51.Distributing ample hand-extinguishing equipment throughout the premises should provide adequate supplementary fire protection. The 15 to 20 lb. multipurpose dry-chemical extinguisher is recommended. Until sprinkler protection can be placed in service, hose lines should be connected in areas where construction is in progress. Hydrants, hose connections, and other firefighting equipment must be readily accessible at all times – never blocked by construction materials.

52.Any existing fire walls, fire doors, and other cutoffs should be left in service as long as possible.

53.    Combustible rubbish should be disposed of promptly and safely. Strict rules and an adequate number of cleanup personnel are essential to facilitate the removal of accumulations of paper wrappings, scrap lumber, and other construction rubbish. Prompt disposal is particularly needed for material subject to spontaneous ignition, such as oily waste and paint rags.

54.        Probable ignition sources should be controlled. No smoking rules should be strictly enforced.

55.Combustibles should not be introduced until full sprinkler protection is in service.

56.        The FM Global Customer Service Desk, 888-606-4570 should be notified when the automatic sprinkler control valves are shut, no matter what the duration is. The FM Global Red Tag Permit System should be used by fire protection personnel during all valve closures, which impair existing fire protection. Landlord shall contact FM Global for shutdowns.

57. Architect to add appropriate building note stating either 1) sprinkler work obviates the need for compartmentation and is in compliance with local law 5/73 or 2) the area is appropriately compartmentized and the work is in compliance with local law 5/73
( New York Properties Only)
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58.All fire and/or smoke dampers that are to be tied into Base Building fan rooms and fire alarm systems shall be operated and controlled by either pneumatics or electrical per Base Building requirements.

59.Fire extinguishers supplied by the general contractor must be on the job site at all times during demolition and construction

60.All unused plumbing, sheet metal ducts, and equipment lines must be removed and capped at the main riser or branch connection.

61.All plumbing connections are to be in compliance with the Department of Environmental Protection Cross-Connection Control Unit. (New York properties only.)

62.A Tenant valve tag chart and schedule for the plumbing piping and the HVAC piping are to be submitted to the Building Office.

63.All piping systems shall be adequately supported from “building” structure and be provided with identification labels every 20 feet.

64.All valves shall be 1/4 turn type, i.e., ball valves, butterfly valves, lubrication plug, chocks. Ball valves shall be full port design.

65.Piping systems shall be insulated per code

66.All perimeter HVAC units are to be cleaned and vacuumed prior to painting.

67.Woodwork, cabinetwork, and furniture/partitions along the perimeter wall of the building at the convector cover locations must be easily removable and maintain a proper distance to ensure adequate air circulation and access for maintenance. Tenant will assume responsibility for the function maintenance and operations if tenant’s installation causes obstruction and impedes access.

68.Tenant to comply with the 1990 Clean Air Act and subsequent amendments covering CFC refrigerants: Release, testing, repair, installation, training, serving, etc. Refrigerants containing CFC’s are not permitted.

69.Condenser and chilled water piping shall follow TSP Standard Operating Procedure 0001 and designed to meet or exceed the working pressure.

70.The cleaning of condenser water pipes shall be done in the presence of the Landlord's representative with the chemical used per the building's chemical treatment company's recommendation.

71.All approved tenant equipment - HVAC, strobe panels - shall be located in tenant's space.

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72.All air balancing to be witnessed by the Chief Engineer of the building or his representative. A certified report is to be provided to the Building Manager.

73.Ductwork shall be constructed in accordance to the SMACNA HVAC duct construction standards.

74.All mechanical and electrical equipment shall have permanent identification labels affixed.

75.Food facilities shall be constructed in accordance with New York State and New York City Health Codes. Food facilities shall have a current New York City Health Permit BEFORE operation of food facility and shall have a current New York City Food Protection Certificate. (New York properties only).

76.Food facility refuse and refuse odors must not be a nuisance to tenants or affect building management operations.

77.Kitchen exhaust access doors must be clearly identified and accessible for periodic inspection by property manager and outside vendor as required by law.

78.Remove all abandoned telecommunication cabling and conduit back to the source.

79.Any existing plug fused panel boards shall be replaced with new bolt on circuit breaker panel boards. Existing back boxes may be utilized if appropriate. Panel boards to follow Tishman Speyer Standard Operating Procedure 0004.

80.All electrical feeders and branch circuits shall be for TSP Standard Operating Procedure 0006. Armored cable shall not be permitted as a general wiring method, except in existing concealed drywall construction and as a final connection to lighting fixtures and equipment. All wiring to be copper with the following insulation: THHN, THWN, XHHW.

The above notwithstanding, Branch circuit home runs shall limited to a maximum of 6 circuits. All homerun wiring shall be run in EMT (3/4” minimum size) from electrical room panels to  junction boxes within tenant space.  First junction box of homerun shall be not less than 20 feet from electrical room.  Where concealed above ceilings or within walls, tenant’s are permitted to utilize Metallic Clad (MC) or Flexible Conduit (Greenfield)  for connection to devices/outlets/light fixtures equipment. All cabling shall be properly supported and dressed in accordance with code. BX cabling shall be permitted where code allows.

81.GFI type receptacles shall be used in wet areas.

82.Tenant’s power and telecommunication cabling between contiguous floors shall not be routed through base building risers unless otherwise addressed in the Lease.

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83.All telecommunication cabling in common areas, mechanical equipment rooms, etc. shall be installed in an enclosed raceway and shall be identified.

84.Emergency egress and exit lighting to be installed in compliance with applicable Building Department regulations and base building requirements.

85.Transformers, panel boards, switches, etc. shall be installed as to permit infrared testing of components.

86.Transformers to be copper wound, K-13 used.

87.Upon completion of the electrical work, the licensed electrical contractor must submit to property manager a copy of the Certificate of Electrical Inspection for all work performed including the installation of emergency lighting if applicable.

88.Unless otherwise addressed in the lease, poke through floor outlet chasing or chopping of perimeter walls not permitted. Poke through permitted in ceilings of floors of tenants occupancy and with prior approval in ceiling of tenants below tenants lowest floor.

89.Tenant shall, at Tenant’s sole cost and expense, correct any disturbance to, deficiency in or damage to the air-conditioning or other mechanical, electrical or structural facility within the Building caused or affected by the work and restore the services without delay and to the complete satisfaction of Landlord, its architects and engineers.

90.Architect and engineer to determine from building management office in advance regarding format of all plans (e.g. scale, auto cad 12 or 13 format, etc.)

91.At no time shall a Tenant do or permit anything to be done, whereby our property may be subject to any mechanic’s lien or other liens or encumbrances arising out of the work; and our consent herein shall not be deemed to constitute any consent or permission to do anything which may create or be the basis of any lien or charge against the estate of the Landlord in the demised premises or the real estate of which they are a part. On-going partial general release and final Waiver of Lien to be obtained with progress payments.

92.Window tinting is permitted on the interior side of tenant windows. All tinting must meet certain specifications please contact the Property Management Office.

93.If Landlord erects a hoist on the outside of the building which will facilitate the Tenant's construction and/or moving, Tenant shall reimburse Landlord for their pro-rata share of costs which shall include the following:

a.Costs to erect, rent and dismantle hoisting equipment.
b.Energy consumption.
c.Operating personnel, including union personnel as required in accordance with prevailing contract agreements.
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The Tenant's pro-rata share of the cost for personnel hoists shall be determined by dividing Tenant's rentable area by the rentable area of all other Tenants using the hoist. Tenant's cost for using the material hoist will be based on an hourly rate which will be determined by the above mentioned costs and the total forecast of hours of operation.

94.Tenant shall require the architect, engineer, contractor, and any and all sub-contractors he may engage to perform all or any portion of the work shall, at their sole cost and expense, and at all times while performing work hereunder, maintain the required insurance coverage listed below with companies satisfactory to Landlord and Managing Agent. A certificate evidencing the coverage, specifically quoting the Indemnification provision set forth by the Building Manager shall be delivered prior to commencement of work. Proper insurance coverage and listing of additional insured is available at the offices of the building manager.

Trade Classification                        Amount Required

General Contractor                        $ 15,000,000
Demolition                            $ 10,000,000
Concrete                            $ 5,000,000
Structural Steel                            $ 5,000,000
Ornamental & Misc. Metal                        $ 5,000,000
Glass & Glazing                            $ 5,000,000
Lath and Plaster                            $ 3,000,000
Carpentry Millwork                        $ 3,000,000
Drywall                                $ 3,000,000
Acoustical Ceiling                            $ 3,000,000
Ceramic Tile                            $ 2,000,000
Painting and Finishing                        $ 3,000,000
Spray Fireproofing                        $ 3,000,000
Metal Toilet Partitions & Accessories                $ 2,000,000
Carpet                                $ 2,000,000
Plumbing                            $ 10,000,000
HVAC                                $ 10,000,000
Sprinklers                            $ 5,000,000
Electrical                            $ 10,000,000
Signs and Graphics                        $ 1,000,000
Movers                                $ 5,000,000
Locksmith                            $ 2,000,000
Telecommunication                        $ 5,000,000
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99.    The failure of any contractor or sub-contractor to keep the required insurance policies in force during the performance of the work covered by this agreement, any extension thereof of any extra or additional work contracted to be performed by such contractor or sub-contractor shall be a breach of this agreement, and in such event, Landlord and Managing Agent shall each have the right, in addition to any other rights, to immediately cancel and terminate its consent without further costs to Landlord and Managing Agent.

100.    The contractor’s contract shall contain the Indemnity Agreement set forth below and compliance with the foregoing requirements as to insurance shall not be deemed to relieve contractor of liability there under.

Contractor covenants and agrees to defend, protect, indemnify and hold harmless, Landlord and Managing Agent, their employees and agents, from and against each and every claim, demand or cause of action or any liability, cost, expense (including but not limited to reasonable attorney’s fees and expenses incurred in the defense of Landlord and/or Managing Agent, damage or loss in connection therewith, which may be made or asserted by contractor, contractor’s employees or agents, or any third parties, (including but not limited to Landlord’s and Managing Agent’s servants or employees) on account of personal injury or death or property damage caused by, arising out of, or in any way incidental to, or in connection with the performance of the work hereunder, except for the sole negligence of Landlord or Managing Agent. Concurrent negligence of Landlord or Managing Agent. Concurrent negligence, actual or passive, shall be deemed to be the negligence of the contractor.

101.    In the event of the breach of any of the requirements, procedures, agreements or conditions hereof, Landlord expressly reserves the right to revoke its consent.

102.    Nothing herein contained shall be deemed to supersede and/or contradict any article, provision, and/or amendment to the officially executed lease agreement in effect upon inception of these alterations.

In order to maintain a record of the alterations, tenants are requested to provide information noted on samples Attachments A and B. Attachment C is to be completed by Landlord.

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ATTACHMENT "A"
    (TO BE FILLED IN BY TENANT)

TENANT:__________________________________________________________

FLOOR(S):_________________________________________________________

SCOPE OF WORK: __________________________________________________
___________________________________________________________________
___________________________________________________________________

1.    PROJECTED START DATE:____________________________________

2.    PROJECTED COMPLETION DATE: _____________________________

3.    CONTRACTORS AND SUBCONTRACTORS:

•GENERAL_________________________________________________

•HVAC_____________________________________________________

•ELECTRICAL______________________________________________

•SPRINKLER_______________________________________________

•PLUMBING________________________________________________

•FIRE & LIFE SAFETY_______________________________________

•ARCHITECT_______________________________________________

•M/E ENGINEER____________________________________________

•STRUCTURAL ENGINEER___________________________________

•EXPEDITOR_______________________________________________

•OTHER____________________________________________________          ___________________________________________________________
___________________________________________________________
___________________________________________________________

4.    PERMIT RECEIVED? YES, OR NO. IF NO, WHEN ANTICIPATED?______

5.    DRAWING LIST PER ATTACHMENT "B" PROVIDED? YES OR NO

    ATTACHMENT "B"

TENANT:_________________________________________________________

FLOOR:__________________________________________________________

SCOPE OF WORK:_________________________________________________

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DWG. #	TITLE	REVIEWED REV. #	LAST REV. #

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    ATTACHMENT "C"
    (TO BE FILLED IN BY BUILDING OFFICE)

1.    DRAWINGS AND SPECIFICATIONS RECEIVED ON:____________________

2.    DRAWING AND SPECIFICATION REVIEW:

( ) IN HOUSE STAFF

( ) BUILDING'S CONSULTING ENGINEER(S)

( ) APPROVED AS SUBMITTED

( ) APPROVED AS NOTED

( ) RESUBMISSION REQUIRED

3.    CONSENT FOR ALTERATION ISSUED ON:__________________________

4.    a. ACTUAL CONSTRUCTION DATE:________________________________

b. ACTUAL COMPLETION OR OCCUPANCY DATE:__________________

5.    CERTIFICATE OF OCCUPANCY RECEIVED ON:_____________________

6.    AS-BUILT DRAWINGS RECEIVED ON:_____________________________

7.    ANY TSP INSTALLATION REQUIREMENTS? YES OR NO

8.    ANY TSP MAINTENANCE REQUIREMENTS? YES OR NO

9.    ANY TSP OPERATING COST CONSIDERATION? YES OR NO

10.    ANY TSP RECAPTURED COST ASSOCIATED WITH PROGRAM? YES OR NO
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Electrical Conduit System »
This procedure is to ensure that a certain level of standard is adhered to at Tishman Speyer Properties as related to electrical conduit installation. It is not intended to be an all-encompassing specification but rather a guideline.

GENERAL

1.    All work shall be in accordance with all Federal, State and City codes as well as applicable local laws and building standards.

2.    Access to the building electrical closet shall be by the building’s owner.

3.    Independent of cable insulation ratings, separate wiring systems shall be used for 120/208 and 265/460 volt systems.

SPECIFICS

1.    Feeders shall be installed in EMT or rigid steel conduit from the electrical closet to the first pull box and branch circuiting downstream of first pull box shall be BX cabling where code allows.

2.    All installation in electrical closets, building core, wet or damp location (MER, kitchens, toilets, etc.) shall be rigid conduit or EMT

3.    The entire conduit-wiring system shall be grounded per Article 250 of the NEC and applicable local laws.

4.    Greenfield/armored cable shall be permitted. Seal-Tite to be used when environment is subject to moisture or where located in fan plenums.

5.    Hot dipped galvanized steel conduit shall be used in lieu of aluminum where subject to any water or moisture. Aluminum conduits shall not be permitted in poured slabs, walls, or columns.

6.    Sleeves in floor slabs shall be made of galvanized steel.

7.    Conduit system shall be: properly cleaned; neatly arranged; concealed (except where allowed by Landlord); installed with approved fitting, bushings, elbows, bends, junction and pull boxes, etc.; installed parallel to walls.

Electrical Panelboard Drawings »
Tishman Speyer Properties retains a consulting engineer to review tenant (or TSP) design drawings or reviews it with its in-house staff. The following procedures are to be followed in developing and reviewing electrical drawings.

1.    Drawings to incorporate full panel board schedules which shall include:

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a.    Panel board name and designation
b.    Panel board location
c.    Voltage
d.    Circuit breaker number
e.    Individuals loads being fed
f.    Main bus size
g.    Main and branch circuit breaker rating
h.    Wiring size
i.    Connected load either KVA / phase or amps / phase
j.    Minimum interrupting rating - Amps symmetrical

2.    All panel boards shall have a directory fixed to its door and updated with all installations or modifications.

3.    Panel board shall be balanced to within 10%, i.e. +/-5% of each phase. Electrical contractor to provide as built drawings with actual load readings as of that date, to building manager indicating any circuit changes to meet load balance.

4.    Design drawing shall include as a minimum a single line diagram to the building riser at that particular floor.

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Tenant Supplementary Condenser Water Piping »
The low flow - no flow operation of tenants’ supplementary air conditioning units is known to generate problems in the condenser water piping. To overcome this situation, condenser water piping shall have a design and installation criteria as follows:

1.    Each air conditioning unit shall have three (3) way valves.

2.    Piping shall be ASTM B-88, type K or type L hard drawn copper as required to exceed the working pressures of 1 ½ times operating pressure.

3.    Fittings and joints shall be rated to exceed working pressure and made with wrought copper or cast bronze in accordance with ANSI Standard Specification B16.22. Joints for the various systems shall be joined using one of the following methods:

a.    Piping up to 2 inches, 95-5 tin antimony solder, or at tenants option brazed, maximum working pressure 350 psig at 150F.

b.    Piping between 2-1/2 inches and 4 inches, 95-5 tin antimony solder, or at tenants option brazed maximum working pressure 300 psig at 150SF.

c.    All piping which will be subjected to working pressure and or temperatures in excess of those listed in a and b above, and all piping larger than 4 inches must be silver brazed.

4.    Dielectric fittings shall be installed as required.

5.    Pump and piping shall be designed to assure condenser water velocities of 3 to 5 FPS.

6.    Pump shall run continuously or provided with a 24 hour, 7 day timer to insure pump operation not less than 1 hour every 4 hours.

7.    Ensure dead head piping does not exist.

95.Piping to be properly cleaned and treated by building’s water treatment company prior to activation. In addition, the water treatment company shall be informed of the approximate quantity of copper piping installed.

Structural Hanging Details »
Where hangers cannot be supported from building structural steel, install two double expansion shields connected by a 2 inch x 2 inch angle, from which the angle rod shall be suspended. For duct work and pipe sizes 2 inch and under, use a single double expansion shield subject to the approval of the Structural Engineer. The carrying capacity and size of each shield shall be calculated on the basis of the spacing indicated above, but the minimum size shall be 3/8
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inch. Hanger rods shall be of adequate size to support the loads which they carry. Shield may be used in stone concrete slabs only. No power or powder actuated inserts will be permitted. The attention is to provide supports which, in each case, shall be amply strong and rigid for the load, but which shall not weaken or unduly stress the building construction.
Waterproofing Specifications »
All areas prone to leakage required water proofing. Details must be submitted for management approval prior to work commencing.
Responsible Contractor Policy and Approved Contractors »
General: Find enclosed Exhibit 1 “Tishman Speyer’s Responsible Contractor Policy” dated August 23, 2006. This policy is applicable to service and construction contractors retained by Tishman Speyer for work being performed at all of their properties within the United States. Paraphrasing the Statement of Purpose, in article 1, of the Responsible Contractors Policy: Tishman Speyer, a prominent real estate company has had and will continue to have a strong relationship with labor and supports the philosophy of investors who believe in responsible contracting. A trained labor force that is appropriately compensated will provide high quality products and services which will directly contribute to the investment and operating success of a particular asset. The implementation of the Tishman Speyer Responsible Contractors Policy for both Property Management and Design and Construction is to be coupled with and incorporated into the approved contractor list for all base building and tenant work.
Procedure: This Standard Operating Procedure will provide the guidelines of how the Property Management and the Design and Construction groups will implement the Responsible Contractors Policy:

a.The approved contractors list is to be common for each city or region, as appropriate, and is to be developed following the guidelines listed herein.
b.It is recognized that the approved contractors list that Property Management requires to operate a building can be different from that of the Design and Construction group’s major construction projects. This can be due to the size of the project, type of work, services or other unique requirements. Therefore, two distinct approved contractor’s lists can be developed for a city or region.
c.Although there can be an approved contractors lists for Property Management and another for Design and Construction, within a particular city or region, it will be required that as much synergism as possible be obtained between the two lists. Having commonality of contractors will gain the attention of the contractors to:
i.Immediately address any problems as they may arise.
ii.Provide quality workmanship and service to ownership and tenants.
iii.Ensure schedules are met.
iv.Expeditiously address any potential lien issues.
v.Obtain favorable pricing.
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d.Both Property Management and the Design and Construction group shall work jointly on the development of the approved contractors list including agreeing on where synergism is not practical or possible. Each group shall participate in the development of each other’s list and agree to the final listing of contractors on each other’s list.
e.The Property Management lead shall be the Operation head of a region, working together with the Property Management team within that region.
f.Design and Construction lead shall be its’ regional Managing Director working together with the Design and Construction staff within that region.
g.In order to meet the intent of the approved contractors list as noted above and ensure fair competition, the list of contractors for a particular trade, service or consulting, etc., shall be limited in number. The number of vendors for a particular task will vary per task. The larger used contractors such as Electrical, HVAC and Plumber’s should be limited to approximately ten (10) contractors. To ensure an appropriate contractors’ fit for a ‘particular’ project, each of these trades shall contain a reasonably equal distribution of small, medium and large contractors. The lesser used or specialize contractors such as welders can be limited to 3 to 5.
h.It is recognized that some of our properties are remote from other properties, say in the larger cities and that not all the same contractors in those cities service that property. In this case that remote property is to use as many of those that do service the property and then supplement it with contractors that service that area.
i.Where possible, it is strongly encouraged to utilize the same contractors that service more than one region. This will reinforce the benefits enumerated above.
j.Many regions already have an approved contractors list in existence. This list shall be reviewed and modified in accordance with this Standard Operating Procedure.
k.All contractors to be considered on the approved contractors list are to be thoroughly vetted with regard to references, reputation, responsiveness, quality of service, fair pricing and be given a copy of the Tishman Speyer Responsible Contractor Policy. The contractors are to provide written confirmation, as per Exhibit 2, that they comply with the Tishman Speyer Responsible Contractors Policy before they are placed on the list.
l.As in all areas there may be exceptions. If a particular trade is unique and does not have any contractor that can meet the intent of the Responsible Contractors Policy this should be brought up to the attention of the person overseeing the approved contractors list “before” they are added to the list.
m.Approved contractors lists are to be periodically updated, but not longer than every three years.
n.It should be clearly identified, on each city or regions approved contractors list, which contractors are qualified to be W/MBE’s.
o.Copies of the approved contractors list for each city, region, or remote building are to be posted on the portal.

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Exhibit 1: Responsible Contractor Policy

Responsible Contractor Policy

August 23, 2006
1.    Statement of Purpose
    Tishman Speyer is a significant real estate owner, investor, and manager with a long history of strong and amicable labor relations. Tishman Speyer recognizes and supports the philosophy of investors who adhere to the principals of responsible contracting. Tishman Speyer believes that an appropriately compensated and trained workforce is likely to deliver higher quality products and services, which in turn can directly contribute to both the success of individual property investments and the overall performance of the Tishman Speyer portfolio.
    Tishman Speyer has developed this Responsible Contractor Policy (this “Policy”) in order to ensure that Contractors understand the company’s commitment to responsible contracting. This Policy will guide Tishman Speyer’s selection of independent contractors who provide various building operations services and construction services to real estate properties located in the United States of America. Implementation of this Policy will allow Tishman Speyer to put into practice its beliefs and goals with respect to responsible contracting.
2.    Approved and Responsible Contractors
    All contractors providing services to Tishman Speyer must satisfy certain essential prerequisites. These include, among other things, providing high quality services; offering competitive pricing; having a high quality management team; having past experience with comparable projects; maintaining an excellent reputation; and demonstrating a high degree of responsiveness and dependability. Only contractors that satisfy these core criteria (“Approved Contractors”) can be listed on Tishman Speyer’s Approved Contractor List.
    Through the implementation of this Policy, Tishman Speyer plans wherever possible to utilize Approved Contractors who also are Responsible Contractors. Responsible Contractors are contractors who Tishman Speyer reasonably believes (a) pay workers fair wages and benefits; (b) utilize fair employment practices (including compliance with all applicable statutes and regulations); (c) provide a safe workplace; and (d) provide training and/or apprenticeships where such practices are prevalent in the local market. “Fair wages and benefits” for purposes of this Policy shall be determined by Tishman Speyer in its reasonable judgment, taking into consideration such factors as federal, state, and local laws; local practices and prevailing wages; and past experience on comparable operating properties and construction projects (based on the nature of the property or project, the job or trade classification, and the scope and complexity of services provided).
3.    Policy Requirements
Subject to Section 4 below, Tishman Speyer shall endeavor to:
a.Maintain and update its Approved Contractor List from time to time to indicate which Approved Contractors also qualify as Responsible Contractors.
b.Add to Tishman Speyer’s Approved Contractor List potential new contractors that approach Tishman Speyer from time to time regarding possible engagement by Tishman Speyer, to the extent those contractors satisfy the above-noted prerequisites for serving as Approved Contractors and also qualify as Responsible Contractors.
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c.Encourage participation of contractors certified by the local jurisdiction as W/MBE’s if found by Tishman Speyer to meet the qualifications of Approved and Responsible Contractors.
d.Utilize such Responsible Contractors as and to the extent envisioned by this Policy.
4.    Administration of this Policy
a.Where appropriate, Tishman Speyer shall use a competitive bidding process for building construction and building service contracts. Such a process shall apply only where Tishman Speyer can maintain exclusive control over the bidding procedures; the use of the process is both practical and prudent for the local market; there are sufficient numbers of qualified bidders to provide a true competitive environment; and the use of the procedures is otherwise consistent with the intent of this Policy.
b.All requests for proposals and invitations to bid covered by this Policy shall include the terms of this Policy.
c.Tishman Speyer shall maintain a list of all applicable service contracts for each property under Tishman Speyer management or ownership.
d.Tishman Speyer shall retain authority to administer and interpret this Policy in its sole discretion. This Policy shall not create any rights in any third parties, and is subject to review and amendment by Tishman Speyer at its election.

5.    Applicability of Policy
a. This policy shall apply to all contracts above $50,000 in value entered into by Tishman Speyer with respect to work to be performed in the United States. Such contract value refers to the total project value of the contracted work rather than desegregation by trade or task.
b.Tishman Speyer recognizes the limitations of adhering to this Policy in situations where Tishman Speyer does not have full discretion or where Tishman Speyer determines that the Policy’s requirements are not appropriate or practical for the particular local market or situation. Where, under these conditions, adherence to this Policy is not appropriate or practical in the context of Tishman Speyer’s fiduciary duties or otherwise, Tishman Speyer, using its best judgment, may permit certain contractors to be excluded from compliance with this Policy.
c.This Policy shall apply to contractors of construction and building operational services. This Policy shall not apply to administrative services, such as clerical work. Tishman Speyer, in its reasonable discretion, shall have authority to determine whether a particular service qualifies as a “service” under this Policy.

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Exhibit 2

TISHMAN SPEYER’S RESPONSIBLE CONTRACTOR POLICY ACKNOWLEDGMENT AND AGREEMENT

    I, _______________ , on behalf of _________________ (“Firm”), acknowledge that I have received and reviewed Tishman Speyer’s Responsible Contractor Policy (“RCP”) dated August 23, 2006, attached hereto as Exhibit 1. I understand that the Firm must comply with the requirements found in the RCP, including but not limited to those listed in Section 2 thereof (“Definition of a Responsible Contractor”). Furthermore, I acknowledge that the failure of the Firm to comply with the provisions of the RCP may result in the Firm’s removal from Tishman Speyer’s Approved Contractor list and the denial of future work for our Firm. The Firm hereby waives and releases Tishman Speyer Properties, LLC, and all of its officers, employees, affiliates, directors, agents, funds, investors, and partners, from any and all claims with respect to its implementation and enforcement of the RCP. By signing below, I confirm that the opportunity to be listed on Tishman Speyer’s Approved Contractor list and render services for Tishman Speyer form good and valuable consideration in exchange for this Agreement and Acknowledgment, and that I have authority on behalf of the Firm to execute this Agreement and Acknowledgment.
__________________________________
        Name

__________________________________        ____________________________
        Title                            Date

Section B – Insurance Provisions
Building:    ___________________
Owner:     ___________________
Manager:    Tishman Speyer L.P., Agent for _____________

I.    Contractor and each subcontractor engaged by Contractor to perform work at the Building shall purchase and maintain the following insurance:
•Contractor’s Liability Insurance
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•Commercial General Liability Insurance including premises-operations, independent contractors, completed operations, broad form property damage, personal injury and blanket contractual liability
• Comprehensive Automobile Liability including owned, hired, and non-owned automobiles
•Statutory Workers’ or Workmen’s Compensation including occupational disease
•Property Insurance on Contractor’s property

II.    The foregoing policies shall contain a rider or supplemental page stating the following:
A.    Special Cancellation Provision (if reasonably obtainable, and if not, the contractor will provide notice to said parties promptly after receipt of notice of cancellation from its insurer):
__________ and Tishman Speyer L.P. are interested in the maintenance of this insurance and it is agreed that this insurance will not be canceled, materially changed, or not renewed without at least thirty (30) days advance written notice to __________ and Tishman Speyer L.P. by certified mail/return receipt requested.
B.    The Comprehensive General Liability coverage includes the following extension:
•Contractual Liability Insurance is provided on a blanket broad form basis.
•Completed Operation/Products Liability provides for a one year extension beyond completion and acceptance of the project by _________. The policy shall provide for a continuation of Contractual indemnity for the specified period.
•Incidental Malpractice
•Liquor Legal Liability, if such contractor is engaged in serving liquor
•The Personal Injury exclusion relating to employees is deleted.
•The other insurance clause is deleted making this insurance primary for the
OWNER and OWNER’S AGENT.
The above provisions are part of the policy coverage described on the first page of this certificate.
                         By:____________________________
(Signature of Authorized Representative)
Provision A (above) shall be in place of any preprinted certificate language regarding cancellation.
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III.    Certificates of insurance showing such coverages shall name Owner and Owner’s Agent as additional insureds along with any lender or other affiliated entity as identified by Agent from time to time with the insurance as primary for the additional insureds. An additional insured endorsement is also required.___________ as Owner, and Tishman Speyer L.P., as Managing Agent for______________.

IV.    Contractor’s insurance policies shall be in force and correct certificates filed on an Accord (See Sample Attachment) form or its equivalent with Owner’s Agent prior to the commencement of any work in the Building.

V.    Policy coverage requirements are determined by the service provided by contractor as defined below:

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Trade Classification              Combined Single Limit Per Occurrence

Acoustical Ceiling	$3,000,000
Aluminum Windows	$5,000,000
Carpentry & Millwork	$3,000,000
Carpet	$2,000,000
Caulking & Sealing	$5,000,000
Ceramic Tile	$2,000,000
Concrete	$5,000,000
Delivery Companies	$2,000,000
Demolition	$10,000,000
Drywall	$3,000,000
Electrical	$10,000,000
Elevators	$10,000,000
Exterminator	$2,000,000
Façade Cleaning	$10,000,000
Fire Protection	$5,000,000
Flowers/Landscaping	$2,000,000
General Contractor/Construction Management	$15,000,000
Glass & Glazing	$5,000,000
HVAC	$10,000,000
Lath and Plaster	$3,000,000
Locksmith	$2,000,000
Masonry & Stone	$5,000,000
Metal Toilet Partitions & Accessories	$2,000,000
Movers	$5,000,000
Ornamental & Misc. Metal	$5,000,000
Painting & Finishing	$3,000,000
Plumbing	$10,000,000
Resilient Flooring	$1,000,000
Riggers	$5,000,000
Roofing & Sheet Metal	$5,000,000
Scaffolding	$10,000,000
Security	$2,000,000
Signs and Graphics	$1,000,000
Spray Fireproofing	$3,000,000
Sprinkler Systems	$5,000,000
Structural Steel	$5,000,000
Telecommunication	$5,000,000
Waterproofing	$5,000,000

Section C – Construction Summary Sheets & Checklists
CONSTRUCTION SUMMARY SHEET - "A" »
    (To be submitted by Tenant at the Kickoff Meeting)
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TENANT: __________________________________________________________

FLOOR(S):_________________________________________________________

SCOPE OF WORK: __________________________________________________

__________________________________________________________________

__________________________________________________________________

1.    PROJECTED START DATE: __________________________________

2.    PROJECTED COMPLETION DATE: _____________________________

3.    CONTRACTORS AND SUBCONTRACTORS:

•GENERAL___________________________________________________

•HVAC______________________________________________________

•ELECTRICAL________________________________________________

•SPRINKLER_________________________________________________

•PLUMBING__________________________________________________

•FIRE & LIFE SAFETY___________________________________________

•ARCHITECT_________________________________________________

•M/E ENGINEER______________________________________________

•STRUCTURAL ENGINEER_______________________________________

•EXPEDITOR_________________________________________________

•OTHER_____________________________________________________          __________________________________________________________ __________________________________________________________
__________________________________________________________

4.    PERMIT RECEIVED? YES OR NO. IF NO, WHEN ANTICIPATED?__________

5.    DRAWING LIST PER ATTACHMENT "B" PROVIDED? YES OR NO

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CONSTRUCTION SUMMARY SHEET - "B" »
(To be submitted by Tenant with the Construction Plan)

TENANT: _________________________________________________________

FLOOR: __________________________________________________________

SCOPE OF WORK: _________________________________________________

DWG. #	TITLE	REVIEWED REV. #	LAST REV. #

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CONSTRUCTION CHECKLIST »

(To be used for reference purposes only; completed by Landlord)

1.    DRAWINGS AND SPECIFICATIONS RECEIVED ON: ____________________
    COMMENTS ON DRAWINGS RETURNED ON: ________________________

2.    DRAWING AND SPECIFICATION REVIEW:
( ) IN HOUSE STAFF
( ) BUILDING'S CONSULTING ENGINEER(S)
( ) APPROVED AS SUBMITTED
( ) APPROVED AS NOTED
( ) RESUBMISSION REQUIRED

3.    CONSENT FOR ALTERATION ISSUED ON: __________________________

4.PROCEDURAL CHECKLIST
( ) RECEIPT OF SIGNED PLAN COMMENTS
( ) REVIEW OF COMMENTS TO PLANS
( ) RECEIPT OF BUILDING PERMITS
( ) RECEIPT OF LANDMARKS CERTIFICATE OF NO EFFECT (WHERE APPLICABLE)
( ) RECEIPT OF CONSTRUCTION SCHEDULE
( ) RECEIPT OF SUB-CONTRACTORS LIST
( ) RECEIPT OF ALL CONTRACTOR/SUB-CONTRACTORS INSURANCE CERTIFICATES
( ) REVIEW OF STANDARD OPERATING PROCEDURES
( ) DISTRIBUTION OF BUILDING FORMS – BURNING, FREIGHT, SMOKE DETECTORS
( ) TENANT AUTHORIZATION LETTER FOR FREIGHT AND OTHER BUILDING SERVICES

5.     ACTUAL CONSTRUCTION DATE: ________________________________

6.     ACTUAL COMPLETION OR OCCUPANCY DATE: __________________

7.    CERTIFICATE OF OCCUPANCY RECEIVED ON: _____________________

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8.    AS-BUILT DRAWINGS RECEIVED ON: _____________________________

9.    ANY TSP INSTALLATION REQUIREMENTS? YES        OR     NO

10.    ANY TSP MAINTENANCE REQUIREMENTS? YES     OR     NO

11.    ANY TSP OPERATING COST CONSIDERATION?     YES     OR     NO

12.    ANY TSP RECAPTURED COST ASSOCIATED
    WITH PROGRAM?     YES     OR      NO

LANDLORD’S WORK CHECKLIST »
(To be used for reference purposes only; completed by Landlord)

__ 1.    Demolish the existing tenant installations in the premises and deliver the premises in broom clean condition.

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__ 2.     Abatement required.
__ 3.    Deliver one ACP-5 certificate.
__ 4.    Refurbish windows.
__ 5.    Repair perimeter radiator covers.
__ 6.    Replace radiator grills.
__ 7.    Construct or renovate to building standard specifications two restrooms.
__ 8.    Provide one unisex.
__ 9.    Verify watts per usable square feet.
__ 10.    Submeter(s) installed by Landlord, at Tenant’s cost.
__ 11.    Replace/Add new panel boards.
__ 12.    Provide sprinkler control valve for tenant to connect its sprinkler system.
__ 13.    Provide primary perimeter sprinkler loop around the core of the premises with tenant remaining responsible for further distribution within the premises.
__ 14.    Provide as part of the existing life-safety system capacity for the connection of speakers (with a maximum power consumption of up to 1 watt per sprinkler/horn) and of strobe lights (with a maximum electrical current drawing up to 1/8 of an amp per strobe light). Quantities per building standards.
__ 15.    Bring the building HVAC system to a point of connection within the premises.
__ 16.    Recondition/Clean fan coils.
__ 17.    Recondition/Refurbish AHU.
__ 18.    Provide ___ tons chilled water and associated wet tap.
__19. Other____________________________________________________________
__20.    Landlord Work Budget______________________________________________ 70
AUTHORIZATION LETTER FOR ADDITIONAL SERVICES »

I, _____________________________ , hereby authorize ________________________________

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(Tenant’s Representative)         (Employee of the General Contractor)

of __________________________ to request building services. I understand that there are
     (General Contractor)
costs associated with these services as stated in the Tenant Rate Sheet and agree to pay for all expenses.

                        Signature:    _________________________
                         Name: _________________________
                                    (Please Print)

                     Company Name: _________________________

Section D – Building Construction Rules & Regulations
1.No smoking anywhere in the building
2.Use freight elevators only. Passenger elevators are prohibited.
3.Restrooms are available only on certain floors. All other washrooms are prohibited.
4.Daily check-in required at lobby desk or freight elevator for building pass as required by the Building Management.

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5.Other than Tenant’s Initial Installations, stairway usage is prohibited.
6.Windows must remain closed at all times.
7.No loud radio music of shouting on job site.
8.Call to have base building areas opened, i.e. electric & porters’ closets.
9.Wipe your feet before entering space.
10. Respect that you are working in an occupied building, if applicable.
11. Construction materials are not to be stored in corridors or stairways and must be located within the demised space.
12. No loitering around the building except for the designated construction area.

Section E – Various Building Forms
Contractors Registration Form (Loading Dock Access Form) »
•Must be submitted in the beginning of each job to the Property Manager or the Assistant Property Manager of the building

Dedicated Freight Request » As provided in Lease,

Burning, Cutting, & Welding Inspection Request »
•Must be submitted 48 hours in advance on an as-needed basis to the Fire Safety Director of the building

Sprinkler Shutdown Request »
•Must be submitted 48 hours in advance on an as-needed basis to the Fire Safety Director of the building

Smoke Detector Shutdown Request »

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•Must be submitted 24 hours in advance to the Fire Safety Director of the building

Package – Equipment Pass »
•For taking any equipment out of the building on an as-needed basis

* Additional forms are available in the Property Management Office.

Section F – Approved Contractors List
Tenant may use contractors from the approved Landlord contractors list available at the time of work. Alternatively, Tenant may propose new contractors for Landlord approval that shall not reasonably be withheld subject to a Landlord background check. Tenant connections to base building systems shall be performed by contractors on the approved Landlord list.

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EXHIBIT Q

FORM OF CONDOMINIUM SNDA

Recording Requested by
And when Recorded return to:

Fried, Frank, Harris, Shriver & Jacobson LLP
One New York Plaza
New York, NY 10004
Attention: Ross Silver, Esq.

SUBORDINATION, NONDISTURBANCE AND ATTORNMENT AGREEMENT
This Subordination, Nondisturbance and Attornment Agreement (this “Agreement”) is made effective as of the _____ day of _____________, 20__, by and between the Board of Managers of ___________________________________ Condominium [Insert name of Condo] (the “Board”), having its office at _______________________________________________, New York, New York 100____, and __________________________________ [Insert name of Tenant], a _____________________________________________ [Insert type of entity], having an office at ___________________________________, (together with its successors and assigns, “Tenant”).
W I T N E S S E T H:
WHEREAS, ________________________________________ [Insert name of applicable Unit Owner] (“Lessor”) is the owner of the __________________ Unit [Insert name of applicable Unit] (the “Unit”) described on Exhibit A attached hereto, which Unit is part of that certain condominium established and governed by that certain Declaration of Condominium dated as of _______________________, 20___, and recorded _______________________, 20___, as CRFN _______________________ (together with the By-Laws (and all exhibits) annexed thereto, as the same may be amended from time to time in accordance with their terms, the “Condominium Documents”);
WHEREAS, pursuant to that certain lease dated as of ____________________ between Lessor and Tenant (such lease, as the same may be assigned, amended or restated from time to time, the “Lease”), Lessor leased to Tenant that portion of the Unit as more particularly described in the Lease (the “Leased Premises”);
WHEREAS, the Lease provides that Tenant shall subordinate the Lease to the Condominium Documents, subject to certain terms and conditions stated in the Lease; and
WHEREAS, as a condition of such subordination the Board has agreed to provide for the non-disturbance of Tenant by the Board, and to provide for the recognition by the Board of the Lease, including all benefits, rights and conditions that Tenant enjoys under the Lease;
NOW, THEREFORE, in consideration of the promises and of the mutual covenants and agreements herein contained, the parties hereto agree as follows:
1.    Tenant covenants and agrees that the Lease and the rights of Tenant thereunder are and shall be at all times subject and subordinate in all respects to the Condominium Documents, including, without limitation, the Board’s lien on the Unit for Common Charges (as defined in the By-Laws), subject, however, to the provisions of this Agreement.
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2.    The Board agrees that so long as: no default exists under the Lease beyond the applicable notice and grace periods provided therein which would permit Lessor to terminate the Lease or exercise any dispossess remedy provided for in the Lease and the Lease is otherwise in full force and effect, (a) Tenant shall not be named as a party in any such action or proceeding to enforce the Condominium Documents, unless such joinder shall be required under applicable law, and in which case the Board shall not seek affirmative relief from Tenant in such action or proceeding, nor shall the Lease be terminated nor Tenant's possession, rights and privileges thereunder be disturbed in any such action or proceeding, and (b) Tenant’s (or, with respect to any person or entity claiming through or under Tenant, such person or entity’s) rights thereunder (including without limitation Tenant’s (or such person or entity’s) right of possession, use and quiet enjoyment of the Leased Premises or any part thereof, and any extension or renewal period (or expansion) thereof which may be exercised in accordance with any option afforded in the Lease to Tenant); shall not be terminated, altered, disturbed or extinguished by any action of the Board, or any New Owner (as hereinafter defined), including without limitation, by any suit, action or proceeding for the foreclosure of the Unit, the Leased Premises or otherwise for the enforcement of the Board’s rights or remedies under the Condominium Documents, and the Lease shall continue in full force and effect, without necessity for executing any new lease or other agreement, as a direct lease between Tenant and any New Owner, as “landlord,” and the Board or the New Owner, as the case may be, shall assume the Lease and all obligations of landlord thereunder, and recognize Tenant as the tenant thereunder, upon all of the same terms, covenants and provisions contained in the Lease (subject to the provisions of Paragraph 3 hereof). Notwithstanding anything to the contrary contained in this Agreement, the Board and any New Owner upon becoming the owner of the Unit shall have the right to pursue all rights and remedies set forth under the Lease for any default by Tenant under the Lease beyond any applicable notice and grace period.
3.    If the Board shall become the owner of the Unit by reason of the foreclosure or other action described in Paragraph 2 hereof, or the Unit shall be sold as a result of any foreclosure by the Board or transfer of ownership by deed or assignment given in lieu of foreclosure by the Board or otherwise, the Lease shall continue in full force and effect, without necessity for executing any new lease or other agreement, as a direct lease between Tenant and any subsequent owner of the Unit taking title through the Board (a “New Owner”), as “landlord,” and the Board or the New Owner, as the case may be, shall assume the Lease and all obligations of landlord thereunder, and recognize Tenant as the tenant thereunder, upon all of the same terms, covenants and provisions contained in the Lease, provided, however, the Board or the New Owner shall, subject to the provisions of Paragraph 12 hereof, not be:
(i)    bound by any fixed rent which Tenant might have paid for more than one (1) month in advance of its due date under the Lease to any prior landlord (including, without limitation, Lessor); unless otherwise consented to by the Board or the New Owner or unless such prepaid amount is actually received by the Board or the New Owner;
(ii)    liable for any previous act or omission of any prior landlord (including without limitation, Lessor) in violation of the Lease (except to the extent such act or omission is a default under the Lease and continues beyond the date when the Board or the New Owner succeeds to Lessor’s interest and Tenant gives notice of such act or omission to the Board or the New Owner); or
(iii)    subject to any claims, counterclaims, offsets or defenses which Tenant might have against any prior landlord (including, without limitation, Lessor), excluding any right of Tenant to any offset against Tenant’s payment of rent under the Lease arising from Lessor’s default under the Lease, including, without limitation, pursuant to Sections [Insert specific offset rights] of the Lease; or
(iv)    subject to Paragraph 3(iii), liable for the return of any: security deposit; overpayments of taxes, operating expenses, merchant association dues, or other

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items of additional rent paid in estimates in advance by Tenant subject to subsequent adjustment; other monies which pursuant to the Lease are payable by Lessor to Tenant; or other sums, in each case to the extent not delivered to the Board or the New Owner, as the case may be; or
(v)    subject to Paragraph 3(iii), obligated to complete any construction work required to be done by any prior landlord (including, without limitation, Lessor) pursuant to the provisions of the Lease, to reimburse Tenant for any construction work done by Tenant, to make funds available to Tenant in connection with any such construction work, or for any other allowances or cash payments owed by any prior landlord to Tenant (but the foregoing shall not relieve the New Owner from any repair and maintenance obligations of a continuing nature as of the date of such acquisition, nor shall the foregoing affect or limit any offset rights of Tenant pursuant to the Lease).
Tenant hereby agrees that, upon the Board or the New Owner becoming the owner of the Unit pursuant to this Paragraph 3, Tenant shall attorn to the Board or the New Owner (or any subsequent owner), as the case may be, and the Lease shall continue in full force and effect, in accordance with its terms. Nothing contained herein shall be deemed to modify the obligations of the Board under the Condominium Documents, nor vitiate the provisions of Section 9.5 of the Lease, the provisions of which are incorporated herein by reference and which provisions, to the extent applicable to the Board, shall be complied with by the Board.
4.    No provision of this Agreement shall be construed to make the Tenant liable for any covenants and obligations of Lessor under the Condominium Documents.
5.    Tenant shall give written notice in accordance with Paragraph 6 hereof of any default by Lessor under the Lease which permits Tenant to terminate the Lease (excluding any termination exercised by Tenant pursuant to Section 2.7 of the Lease) to the Board in the manner required under Paragraph 6 hereof and contemporaneously with the giving of such default notice to Lessor.
6.    Any notices or communications given under this Agreement shall be in writing and shall be given by overnight couriers or registered or certified mail, return receipt requested, (a) if to the Board, at the address as hereinabove set forth, or such other addresses or persons as the Board may designate by notice in the manner herein set forth, or (b) if to Tenant, at the address of Tenant as hereinabove set forth, or such other address or persons as Tenant may designate by notice in the manner herein set forth. All notices given in accordance with the provisions of this Section shall be effective upon receipt (or refusal of receipt) at the address of the addressee, with copies of such notices delivered to the parties as follows:
If to the Board:
[___________]
If to Tenant:
[___________]

with a copy to:
[___________]

Any of the foregoing parties shall have the right to change its address for notice hereunder to any other location within the continental United Stated by the giving of thirty (30) days’ prior notice to the other parties in the manner set forth herein.
7.    This Agreement shall bind and inure to the benefit of and be binding upon and enforceable by the parties hereto and their respective successors and assigns.
8.    This Agreement contains the entire agreement between the parties with respect to the subject matter contained herein and cannot be changed, modified, waived or cancelled except by an agreement in writing executed by the party against whom enforcement of such modification, change, waiver or cancellation is sought.

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9.    This Agreement and the covenants herein contained are intended to run with and bind all land affected thereby. It is expressly acknowledged and agreed by Lessor and Tenant that as between Lessor and Tenant, the subordination of the Lease to the Condominium Documents effectuated pursuant to this Agreement shall in no way affect Lessor’s and/or Tenant’s rights and obligations under the Lease.
10.    The parties hereto agree to submit this Agreement for recordation in the Register’s Office for the City of New York. The parties further agree that this Agreement shall terminate and be void automatically, immediately upon the expiration or earlier termination of the Lease, and without the need for any termination or other agreement being recorded to evidence such termination. Notwithstanding the foregoing and without in any way affecting the automatic termination of this Agreement as aforesaid, the parties agree to execute, deliver and submit for recordation a Memorandum of Termination confirming the termination of this Agreement, promptly following the expiration or earlier termination of the Lease.
11.    This Agreement may be executed in any number of counterparts, any one or all which shall be deemed an original, and all of which shall together constitute one and the same agreement.
12.    Notwithstanding anything to the contrary contained herein, if Lessor or any Affiliate of Lessor is the New Owner, then the provisions of Paragraphs 3 and 5 hereof shall be of no force or effect.
13.    No security interest that the Board may have in the Unit pursuant to the Condominium Documents or otherwise shall cover or be construed as subjecting in any manner to the lien thereof, any trade fixtures, signs or other personal property at any time furnished or installed by or for Tenant or its subtenants or licensees on or within the portion of the Leased Premises, regardless of the manner or mode of attachment thereof.
14.    Each of the Board and Tenant represents and warrants that it has full right, power and authority to enter into this Agreement and that the person or persons executing this Agreement on behalf of Tenant or the Board, as the case may be, are duly authorized to do so.
15.    This Agreement may not be modified or terminated orally.
16.    If any provision of this Agreement is held to be invalid or unenforceable by a court of competent jurisdiction, such provision shall be deemed modified to the extent necessary to be enforceable, or if such modification is not practicable, such provision shall be deemed deleted from this Agreement, and the other provisions of this Agreement shall remain in full force and effect.
17.    This Agreement shall be binding upon and inure to the benefit of the Board, its successors and assigns, and shall be binding, upon and inure to the benefit of Tenant, its successors and assigns.
18.    The parties hereto agree to submit, at Tenant’s expense, this Agreement for recordation in the Offices of the City Register for the City of New York.
[Remainder of page left intentionally blank]

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IN WITNESS WHEREOF, the parties hereto have hereunto caused this Agreement to be duly executed as of the day and year first above written.
The Board:

BOARD OF MANAGERS OF [Insert name of Condo] CONDOMINIUM

By:______________________________
Name:
Title:

Tenant:

[__________________]

By:______________________________
Name:
Title:

                            ACCEPTED AND AGREED TO BY:

                            Lessor:

[__________________]

By:______________________________
Name:
Title:

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STATE OF NEW YORK )
) ss.:
COUNTY OF _______ )

On this ____ day of _________, _____, before me, the undersigned, a Notary Public in and for said state, personally appeared __________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is(are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity, and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

____________________________
Notary Public

STATE OF NEW YORK )
) ss.:
COUNTY OF _______ )

On this ____ day of _________, _____, before me, the undersigned, a Notary Public in and for said state, personally appeared __________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is(are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity, and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

____________________________
Notary Public

STATE OF NEW YORK )
) ss.:
COUNTY OF _______ )

On this ____ day of _________, _____, before me, the undersigned, a Notary Public in and for said state, personally appeared __________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is(are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity, and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

____________________________
Notary Public
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EXHIBIT A
Legal Description
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EXHIBIT R

SHAFT SPACE

DESCRIPTION
DATE
PRELIMINARY PROGRESS DRAFT FOR GENERAL INFORMATION ONLY
NOT ISSUED FOR CONSTRUCTION
66 HUDSON BOULEVARD
NEW YORK, NY
TELECOM CELLAR FLOOR PLAN
3
TC-098

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PRELIMINARY PROGRESS DRAFT FOR GENERAL INFORMATION ONLY

NOT ISSUED FOR CONSTRUCTION

96 HUDSON BOULEVARD
NEW YORK, NY

TELECOM GROUND FLOOR PLAN

REV. 3

TC-100

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PRELIMINARY PROGRESS
DRAFT FOR GENERAL
INFORMATION ONLY
NOT ISSUED FOR CONSTRUCTION
HUDSON BOULEVARD
NEW YORK, NY
TELECOM GROUND FLOOR MEZZ
PLAN
3
TC-101

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PRELIMINARY PROGRESS DRAFT FOR GENERAL INFORMATION ONLY

NOT ISSUED FOR CONSTRUCTION

66 HUDSON BOULEVARD
NEW YORK, NY

TELECOM 2ND FLOOR PLAN

REV 3

TC-102

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PRELIMINARY PROGRESS DRAFT FOR GENERAL INFORMATION ONLY

NOT ISSUED FOR CONSTRUCTION

PROJECT

96 HUDSON BOULEVARD
NEW YORK, NY

DRAWING TITLE

TELECOM 3RD - [illegible]TH FLOOR PLAN

REV 3

TC-103

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EXHIBIT S

MESSENGER CENTER LOCATION

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EXHIBIT T

FORM OF MEMORANDUM OF LEASE

MEMORANDUM OF LEASE

This Memorandum of Lease (this “Memorandum”) is dated as of the ______ day of __________________, 2019, between 509 W 34, L.L.C., a Delaware limited liability company (hereinafter “Landlord”), having an address c/o Tishman Speyer Properties, L.P., 45 Rockefeller Plaza, New York, New York 10111, and ALLIANCEBERNSTEIN L.P., a Delaware limited partnership (hereinafter “Tenant”), having an address at 1345 Sixth Avenue, New York, New York 10105, upon the following terms:

1. Lease. The provisions set forth in a written lease between Landlord and Tenant dated as of _________________ __, 2019 (the “Lease”) are hereby incorporated by reference into this Memorandum.

2. Demised Premises. The “Demised Premises” which are the subject of the Lease are located in the building commonly known as 66 Hudson Boulevard, New York, New York (the “Building”), and are more particularly described as follows: the entire 25th, 26th, 27th and 28th floors of the Building. The legal description of the land upon which the Building is situated is attached hereto as Exhibit A.

3. Term. The term of the Lease shall commence in accordance with the terms more particularly set forth in the Lease (the parties anticipate that the commencement date with respect to the Demised Premises will occur in calendar year 2024, but is in no event to occur earlier than January 1, 2024) (the “Commencement Date”). The initial term with respect to the Demised Premises shall commence on the Commencement Date and is scheduled to terminate on the last day of the calendar month in which occurs the 20th anniversary of the day preceding the Rent Commencement Date (as such term is defined in the Lease) (the “Expiration Date”). Subject to the terms of the Lease, Tenant has the right, at its election, to renew the Lease with respect to all or a portion of the Demised Premises for two (2) renewal terms of either five (5) years or ten (10) years (each a “Renewal Term”), all as more particularly described in the Lease.

4. Expansion Options. Subject to the terms of the Lease, Tenant has certain expansion rights to lease additional areas in the Building, all as more particularly described in the Lease.

5. Contraction Options. Subject to the terms of the Lease, Tenant has certain contraction rights to terminate the lease with respect to certain portions of the Demised Premises, all as more particularly described in the Lease.

6. Right of First Offer. Subject to the terms of the Lease, Tenant has a right of first offer to lease certain additional space in the Building, all as more particularly described in the Lease.

7. Roof Rights. Subject to the terms of the Lease, Tenant has the option to install satellite dishes, antennas and other telecommunications equipment and infrastructure on a portion of the roof of the Building, all as more particularly described in the Lease.

8. Signage and Reception Rights. Subject to the terms of Lease, Tenant has certain rights to (i) install and maintain signage in the common areas of the Building and (ii) place an attendant at the multi-tenant ground floor security desks in the common areas of the Building, all as more particularly described in the Lease.

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9. Restrictions Against Leasing or Granting Signage to Certain Entities. Subject to the terms of the Lease, there are certain restrictions applicable to Landlord’s leasing of the office space in the Building to certain entities in competition with Tenant or to grant additional signage in the Building, all as more particularly described in the Lease. The list of such entities is more particularly set forth in the Lease.

10. Purpose. It is expressly understood and agreed by all parties that the sole purpose of this Memorandum is to give record notice of the Lease. The Lease contains and sets forth additional rights, terms, conditions, duties, and obligations not enumerated within this Memorandum. This Memorandum is for informational purposes only and nothing contained herein may be construed or deemed in any way to modify, vary or otherwise affect the Lease or any of the terms or conditions of the Lease. In the event of any inconsistency between the terms of the Lease and this Memorandum, the terms of the Lease shall control. This Memorandum may be executed in multiple counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument. The rights and obligations set forth herein shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, representatives, successors, and assigns. This Memorandum may be signed in counterparts, each of which shall be deemed an original but all of which taken together shall constitute one and the same Memorandum.

[Balance of Page Intentionally Left Blank. Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have duly executed this Memorandum as of the day and year first above written.

LANDLORD:

509 W 34, L.L.C.,
a Delaware limited liability company

By:
Name: __
Title:

                        TENANT:

ALLIANCEBERNSTEIN L.P.,
a Delaware limited partnership

By:
Name: __
Title:

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STATE OF NEW YORK    :
                : ss.:
COUNTY OF NEW YORK    :

    On the _______ day of _______, 2019 before me, the undersigned, personally appeared ____________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is(are) subscribed to within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted executed the instrument.

______________________________
Notary Public

STATE OF NEW YORK     :
                : ss.:
COUNTY OF NEW YORK    :

On the _______ day of _______, 2019 before me, the undersigned, personally appeared ____________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is(are) subscribed to within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted executed the instrument.

______________________________
Notary Public

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Block 706, Lot 17
ALL that certain plot, piece or parcel of land situate, lying and being and the Borough of Manhattan, and County, City and State of New York bounded and described as follows:
BEGINNING at the corner formed by the intersection of the northerly side of West 34th Street with the easterly side of Hudson Boulevard East, said point being 347.83 feet westerly from the corner formed by the intersection of the northerly side of West 34th Street with the westerly side of 10th Avenue;
RUNNING THENCE northerly, along the easterly side of Hudson Boulevard East, along a line forming an angle of 86 degrees 20 minutes 51 seconds on the northeast with the northerly side of West 34th Street, 197.90 feet to the southerly side of West 35th Street;
RUNNING THENCE easterly, along the southerly side of West 35th Street, 10.22 feet to a point;
RUNNING THENCE southerly, at right angles to the southerly side of West 35th Street, 197.50 feet to the northerly side of West 34th Street;
RUNNING THENCE westerly, along the northerly side of West 34th Street, 22.83 feet to the corner, the point or place of BEGINNING.

Block 706, Lot 20
ALL that certain plot, piece or parcel of land, situate lying and being in the Borough of Manhattan, City, County and State of New York, bounded and described as follows:
BEGINNING at a point on the northerly side of 34th Street distant 100 feet westerly from the corner formed by the intersection of the northerly side of 34th Street with the westerly side of Tenth Avenue; running
THENCE northerly parallel with Tenth Avenue 98 feet 9 inches to the center line of the block;
THENCE westerly along the said center line of the block 225 feet;
THENCE southerly again parallel with Tenth Avenue 98 feet 9 inches to the northerly side of 34th Street; and
THENCE easterly along said northerly side of 34th Street 225 feet to the point or place of BEGINNING.

Block 706, Lot 29
ALL that certain plot, piece or parcel of land, situate, lying and being in the Borough of Manhattan, City, County and State of New York, bounded and described as follows:
BEGINNING at the corner formed by the intersection of the westerly side of 10th Avenue and the northerly side of West 34th Street;
THENCE RUNNING northerly along the said westerly side of 10th Avenue 148 feet 1 inch;

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THENCE westerly and parallel with the southerly side of West 35th Street and part of the way through a party wall, 100 feet;
THENCE northerly parallel with the westerly side of 10th Avenue, 49 feet 5 inches to the southerly side of West 35th Street
THENCE westerly along the southerly side of West 35th Street, 225 feet;
THENCE southerly and parallel with the westerly side of 10th Avenue, 98 feet 9 inches to the center line of the block;
THENCE easterly parallel with the southerly side of West 35th Street, and along the center line of the block, 225 feet;
THENCE southerly and parallel with the said westerly side of 10th Avenue, 98 feet 9 inches to the northerly side of West 34th Street, and
THENCE easterly along the said northerly side of West 34th Street, 100 feet to the corner aforesaid, at the point or place of BEGINNING.

Block 706, Lot 35
ALL that certain plot, piece or parcel of land, with the buildings and improvements thereon erected, situate, lying and being in the Borough of Manhattan, City, County, and State of New York, bounded and describe as follows:
BEGINNING at a point on the westerly side of 10th Avenue, 24 feet 9 inches southerly from the corner formed by the intersection of the southerly side of 35th Street with the westerly side of 10th Avenue;
RUNNING THENCE westerly parallel with the southerly side of 35th Street 100 feet;
THENCE southerly parallel with the westerly side of 10th Avenue, 24 feet 8 inches;
THENCE easterly again parallel with the southerly side of 35th Street and part of the way through the centre of a party wall, 100 feet to said westerly said of 10th Avenue;
THENCE northerly along the westerly side of 10th Avenue, 24 feet 8 inches to the point or place of BEGINNING.

Block 706, Lot 36
ALL that certain plot, piece or parcel of land, with the buildings and improvements thereon erected, situate lying and being in the 20th Ward of New York City known and distinguished on a certain map entitled “Map of Glass House farm belonging to George Rapelje, Esq. situate in the 12th Ward of New York City” showing the same as laid out into lots on intersecting avenue and streets, N.Y. May, 1833 survey by Dawl Eels, City Surveyor and filed in the Office of the Register of Deeds in and for New York City by #8 being the southwesterly corner of 10th Avenue and 35th Street, more particularly bounded and described as follows:
BEGINNING at a point on the southerly side of 35th Street, 100 feet westerly from the westerly side of 10th Avenue;

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RUNNING THENCE southerly and parallel with 10th Avenue, 24 feet 9 inches
THENCE easterly and parallel with 35th Street, 100 feet to the westerly side of 10th Avenue;
THENCE northerly along the westerly side of 10th Avenue, 24 feet 9 inches to the southerly side of 35th Street;
THENCE westerly along the southerly side of 35th Street, 100 feet to the point or place of BEGINNING

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MEMORANDUM OF LEASE

============================================

BY AND AMONG

509 W 34, L.L.C.

AND

ALLIANCEBERNSTEIN L.P.

============================================

BLOCK	LOT	ADDRESS
706	17, 20, 29, 35 and 36	509 West 34th Street

=============================================

RECORD AND RETURN BY MAIL TO:

FRIED, FRANK, HARRIS, SHRIVER & JACOBSON LLP
ONE NEW YORK PLAZA
NEW YORK, NY 10004
ATTN.: ROSS SILVER, ESQ.

=============================================

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EXHIBIT U

MULTI-TENANT SECURITY DESK LOCATIONS

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EXHIBIT V

LOUVER LOCATIONS

GLASS LOUVER
INTAKE AIR
GLASS LOUVER
EXHAUST AIR
KITCHEN

LVL 25 - TYPICAL

TENANT KITCHEN INTAKE + EXHAUST

NORTH FACADE LOUVER ZONE

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LIMITED LOUVER ZONE ON NORTH FACADE
MECHANICAL
FUTURE KITCHEN
NO KITCHEN
AB KITCHEN
PFIZER KITCHEN
NORTH ELEVATION
ALLIANCE BERNSTEIN HAS REQUESTED THEIR KITCHEN RESIDE ON LVL 25
FUTURE KITCHEN
AB KITCHEN
PFIZER KITCHEN
2: AB DEFINED LOUVERS
MINIMUM OF 2 LVL'S CLEAR OF SPIRAL GLASS TO LOUVER PANEL PLACEMENT
KITCHEN'S AT TOP OR BOTTOM OF STACK CAN ACCESS ADJACENT LOUVER PANELS
NO KITCHEN
SPIRAL
1: LIMITS AT SPIRAL
PFIZER KITCHEN
MECHANICAL
MINIMUM OF 1 LVL CLEAR OF MECHANICAL
KITCHENS ABOVE AND BELOW MECHANICAL FLOORS CAN ACCESS MECHANICAL LOUVERS
3: LIMITS AT MECHANICAL

TENANT KITCHEN INTAKE + EXHAUST

NORTH FACADE LOUVER ZONE

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EXHIBIT W

TENANT DESIGN GUIDELINES

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EXHIBIT X

LOCATION OF SATELLITE DISH AREA

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EXHIBIT Y

800 AMPERE RISER PLAN AND 1600 AMPERE ATS PLAN

See Attached

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NOTES:

1. NEW ATS'S TO BE PRE-PURCHASED. ALL ATS'S (EIGHT - 400A AND TWO - 800A) SHALL BE BYPASS ISOLATION TYPE.
2. DP-XXE AND DP-XXW ARE THE SAME PANEL INDICATED ON ELECTRICAL RISER E-003. THEY WILL BE SERVED FROM THE 37TH FLOOR SWITCHBOARDS DP-AB-(E,W), ON THE NORMAL SIDE, AND SWITCHBOARDS EDP-AB-(E,W), ON THE STANDBY SIDE, VIA EIGHT (8) 400A ATS'S. BUS DUCT DISCONNECT SWITCHES ON TENANT FLOORS TO REMAIN AS SPARE.
3. SWITCHBOARDS DP-AB-(E,W) AND SWITCHBOARDS EDP-AB-(E,W) SHALL EACH CONTAIN FIVE 400A SWITCHES, FUSED AT 400A. (1 SPARE). FUSES INSIDE THESE SWITCHBOARDS SHALL BE CLASS 'J' FUSES.
4. UTILIZE TWO SPARE 800 AMPERE FEEDER SWITCHES FROM DISTRIBUTION SECTION OF SERVICE SWITCHBOARDS ON THE 39TH FLOOR FOR FUTURE TENANT UPS. FUSES SHALL BE CLASS 'L' TYPE.
5. FUSES LOCATED IN SERVICE SWITCHES WITHIN SERVICE SWITCHBOARDS SERVING TENANT LOADS SHALL BE CLASS 'L' TYPE.
6. OVERCURRENT PROTECTION DEVICE IN EPS PARALLELING GEAR SERVING TENANT LOADS SHALL BE SIEMENS WL LOW VOLTAGE POWER BREAKER (ANSI/UL 1066) WITH CLASS 'L' FUSES.

40TH FLOOR
MSB-39-1
MSB-39-2
MSB-39-3
MSB-39-4
MSB-39-5
39TH FLOOR
DP-AB-W
1600A, 480/277V, 3Ø, 4W
EDP-AB-W
1600A, 480/277V, 3Ø, 4W
DP-AB-E
1600A, 480/277V, 3Ø, 4W
EDP-AB-E
1600A, 480/277V, 3Ø, 4W
4-4" 16-600 KCMIL
1-4" 4-600 KCMIL
ATS-AB-28W 400A
ATS-AB-27W 400A
ATS-AB-26W 400A
ATS-AB-25W 400A
ATS-AB-25E 400A
ATS-AB-26E 400A
ATS-AB-27E 400A
ATS-AB-28E 400A
ATS-UPS-W 800A
ATS-UPS-E 800A
SB
LS
EPS PARALLELING SWITCHGEAR
37TH FLOOR
2-4" 8-600 KCMIL
28TH FLOOR
DP-28W
DP-28E
400A, 480/277V, 3Ø, 4W
27TH FLOOR
DP-27W
DP-27E
26TH FLOOR
DP-26W
DP-26E
800A UNFUSED
25TH FLOOR
DP-25W
DP-25E

ALLIANCE BERNSTEIN - ALTERNATE SCHEME TO POWER TENANT FLOORS 25 TO 28 VIA STANDBY GENERATORS & TWO ADDITIONAL STANDBY FEEDERS

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EXHIBIT Z

REDUNDANT PRIMARY CONDENSER WATER RISER

See Attached

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EXHIBIT AA

TERMINATION MILESTONE LANDLORD’S PREMISES WORK OBLIGATION

1.Upon floor turnover, space will be ready for Tenant fit-out. Commissioning of systems will occur post floor handover on a timeline that allows Tenant sufficient time to make connections to systems and commission TI work.
2.Floors will be completely closed in and weather tight. Floors will be delivered with exterior Building enclosure watertight and weatherproof, exclusive of standard leave-outs or come-back areas of curtain wall (i.e., hoist openings, crane tie-back openings), interior core walls ready to receive finishes, base Building heating risers for Tenant’s distribution, telecommunications closets, vertical stacks and risers, piping, etc.
3.Floors will be delivered broom-swept.
4.Temporary doors to on-floor elevator vestibules, as required by code.
5. All points of connection to Base Building systems
6.Core walls will be delivered primed drywall or exposed concrete in the case of a shearwall. (Column enclosures and window wall drywall will be by Tenant).
7.Construction of the following will be Substantially Complete per Base Building Plans: core perimeter, elevator entrances, fire stairs and core doors
8.Fire hose cabinets shall be finished and Substantially Complete with hoses in accordance with DOB code for base building design.
9.Temporary sprinkler TCO loop around each floor estimated at a height between 7’ and 8’ above the finished floor in path of egress of the Premises, as well as sprinkler heads installed in core toilets, other code required base building areas, and receipt of any required sign-offs in connection with such temporary core sprinkler protection. Temporary demising wall and ceiling around the core may be installed by landlord to delineate Core and Shell TCO from tenant fitout. Any work by Tenant inside the core area must be coordinated so as not to jeopardize the Core and Shell TCO. Please refer to Temporary Floor Conditions Exhibit attached as Schedule I to Exhibit AA.
10.Owner to provide ACP-5 certificates, certifying that Tenant’s build-out is a “non-asbestos project”, to Tenant.
11.Installation of capped outlets for domestic cold water, and capped vent and waste risers at the core.
12.Firestopping of base building core wall, shafts and slab penetrations, as required.
13.Fireproofing of all exposed structural steel and metal deck.
14. Slab leave-outs for connecting stairs if designated by Tenant by September 1, 2019.
15.Empty conduits/sleeves as per MEP Exhibit C-2 and Exhibit C-3 shall be installed and Substantially Complete.

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16.Floors will be delivered broom-swept with a floor flatness of 3/8 inch over 10 feet which equates to a floor flatness F-number (FF) OF 25, with no more than 1.50” deviation high or low from a benchmark.
17.

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Schedule I to Exhibit AA

Temporary Floor Conditions Exhibit

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EXHIBIT BB

TERMINATION FEE CALCULATION FORMULA

The Maximum Termination Fee Amount is calculated as the sum of two (2) components: (a) up to $5,400,000.00 of reimbursable architectural/MEP costs, and (b) an amount equal to the January 1, 2023 net present value (“NPV”), calculated using the Microsoft Excel XNPV function (or its equivalent), of monthly cash flows discounted at a 4.0% rate, representing $7.50 per RSF per annum on the then-Agreed Area of the Office Premises beginning on the Rent Commencement Date and continuing for the duration of the Term (as if the Lease had not been sooner terminated).  For instance, assuming Tenant maintains the Agreed Area of the Office Premises of 189,226 RSF, the January 1, 2023 NPV of the spread would equal $18,212,167 and the total Maximum Termination Fee Amount in such case would equal $23,612,167.  Assuming Tenant exercises its Pre-CD Expansion Option for a revised Agreed Area of the Office Premises of 212,784 RSF, the January 1, 2023 NPV of the spread would equal $20,479,521 and the total Maximum Termination Fee Amount in such case would equal $25,879,521.  Alternatively, if Tenant exercises its Pre-CD Contraction Option to reduce its Agreed Area of the Office Premises by 16,000 RSF to a revised Agreed Area of the Office Premises of 173,226 RSF, the January 1, 2023 NPV of the spread would equal $16,672,238 and the total Maximum Termination Fee Amount in such case would equal $22,072,238.

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EXHIBIT CC

FORM OF TERMINATION FEE LETTER OF CREDIT

TRADE FINANCE DEPARTMENT
TELEPHONE: 646-822-4162
FAX NO.: 646-758-8192
E-MAIL: LCADMIN@SIGNATURENY.COM

MAILING INSTRUCTIONS

PLEASE PROVIDE US WITH THE NAME OF THE COMPANY, ADDRESS, TELEPHONE NUMBER AND CONTACT PERSON RECEIVING THE ORIGINAL STANDBY LETTER OF CREDIT. THIS WILL ENSURE A TIMELY DELIVERY.

COMPANY NAME:    ALLIANCEBERNSTEIN L.P.

COMPANY ADDRESS:    AllianceBernstein LP
1 N. Lexington Avenue
WPO 19th Floor
White Plains, New York 10601
CONTACT PERSON:        Keith Purcell

TELEPHONE NUMBER:    (914) 993-2809

NOTE: BOTH APPLICANT AND BENEFICIARY MUST INITIAL EACH PAGE

LETTER OF CREDIT
Date: _____________, 20__
AllianceBernstein L.P. (“Beneficiary”)
One Nashville Place
150 4th Ave. N
Nashville, Tennessee 37219
Attn: General Counsel

LETTER OF CREDIT NO.:____________________
Ladies and Gentlemen:
We hereby issue in favor of Beneficiary our irrevocable Letter of Credit numbered as identified above (this “L/C”) for an aggregate amount of TWENTY THREE MILLION SIX HUNDRED TWELVE THOUSAND ONE HUNDRED SEVENTY AND 00/100 DOLLARS ($23,612,170.00) expiring at 5 p.m. Eastern time) on April 18, 2020 or, if such day is not a Banking Day, then the next succeeding Banking Day (such date as extended from time to time, the “Expiry Date”). “Banking Day” means a weekday, except a weekday when commercial banks in the State of New York are authorized or required by law to close.
We authorize Beneficiary to draw upon us (the “Issuer”) for the account of 509 W 34 Principal, L.L.C. (the “Account Party”), whose address is c/o Tishman Speyer, 45 Rockefeller Plaza, New York, NY 10111, under the terms and conditions of this L/C.
Funds under this L/C are available for payment by presenting the following documentation (the “Drawing Documentation”), in each case purportedly signed by an authorized signatory of Beneficiary: (a) the original L/C, and originals of any amendments to this L/C (except that the same need not be the original L/C or amendment(s) if being faxed as set forth in the next paragraph, but subject to the requirement to deliver original Drawing Documentation as set forth in said paragraph); and (b) a signed sight draft substantially in the form of Exhibit A, with blanks filled in and bracketed items provided as appropriate. No other evidence of authority, certificate, or documentation is required.
Drawing Documentation must be presented at Issuer’s office at 29 West 38th Street, New York, New York 10018, Attention: Manager, Standby Letter of Credit, or such substitute location in the Borough of Manhattan, City and State of New York, of which the Issuer notifies Beneficiary at least 10 days in advance by courier or other receipted means of delivery sent to Beneficiary, on or before the Expiry Date, by personal representative, messenger service or recognized overnight delivery, or fax to (732) 667-6383. Issuer may change its fax number on at least 10 days’ advance written notice to Beneficiary that refers to this L/C by number. If a presentation is made by fax transmission, but not as a condition to its effectiveness, Beneficiary will provide telephone notification thereof to Issuer (phone number: (646)822-4162 prior to or simultaneously with the sending of such fax transmission. After any fax presentation, but not as a condition to its effectiveness, Beneficiary with reasonable promptness will deliver original Drawing Documentation by other means. Issuer will on request issue a receipt for Drawing Documentation.
Except as a result of an order of a court or other governmental authority, Issuer agrees, irrespective of any claim by any other person, to honor drafts drawn under and in conformity with this L/C, within the maximum amount of this L/C, presented to Issuer on or before the Expiry Date, provided that Issuer also receives (on or before the Expiry Date) any other Drawing Documentation this L/C requires, at or before the following time: (A) if presentation is made at or before 10:00 A.M. (Eastern time) on any Banking Day, then the close of such Banking Day, and (B) if presentation is made after 10:00 A.M. (Eastern Time) on any Banking Day, then the close of business on the Banking Day after presentation. Issuer shall pay this L/C by wire transfer in accordance with instructions provided in the sight draft presented in connection with the relevant presentation. At the Beneficiary’s request by written notice to Issuer from time to time before the Expiry Date, Issuer agrees to amend the L/C to change the wire transfer instructions set forth in the sight draft in the form of Exhibit A to the wire transfer instructions set forth in such request from Beneficiary.
The Expiry Date, and the last date for submitted Drawing Documentation, shall be automatically extended annually by one (1) year unless, at least ninety (90) days before any Expiry Date, we have given Beneficiary notice that the Expiry Date shall not be so extended (a “Non-Renewal Notice”). A Non-Renewal Notice is deemed to have been given on the date it is actually received by Beneficiary. However, if delivery is attempted but refused, a Non-Renewal Notice is deemed to have been given at the time of such refusal. The Expiry Date is not subject to automatic extension beyond December 31, 2025, and any pending automatic one-year extension shall be ineffective beyond that date. If a Non-Renewal Notice is given, the amount then available under this L/C shall be available for payment at any time on or prior to the Expiry Date upon presentation of the Drawing Documentation.
If a demand for payment made on behalf of Beneficiary hereunder does not, in any instance, conform to the terms and conditions hereof, we will notify Beneficiary on the second Banking Day after presentation by both electronic mail to leaseadministration@alliancebernstein.com and by facsimile to (646) 452-9167 (which email address or fax number may be changed by Beneficiary on at least 10 days’ advance written notice to Issuer that refers to this L/C by number) stating the reasons therefor and advising Beneficiary that we are holding the documents presented at Beneficiary’s disposal or are returning them to Beneficiary, as Beneficiary may elect by written notice to us. Upon being notified that the purported presentation was not effected in conformity with this L/C, Beneficiary may attempt to correct any such nonconforming demand for payment.

Partial and multiple drawings are permitted without charge to the Beneficiary. This L/C shall, except to the extent reduced thereby, survive any partial drawings. Any payment made under this L/C shall reduce the amount available under it.
Issuer has no duty or right to inquire into the validity of or the basis for any draw under this L/C or any Drawing Documentation.
This L/C is transferable without charge to the Beneficiary in whole, but not in part, provided such transfer does not violate law. Beneficiary shall consummate such transfer by delivering to us the original of this L/C and any amendments and a Transfer Notice substantially in the form of Exhibit B, with the signature verification of Beneficiary’s bank. Issuer shall look solely to Account Party for payment of any fee for any transfer of this L/C. Such payment is not a condition to such transfer.
Any notice to Beneficiary or Issuer shall be in writing and delivered by hand with receipt acknowledged, certified mail, return receipt or by overnight delivery service (with proof of delivery) at the above address, or such other address as Beneficiary or Issuer (as applicable) may specify by written notice to the other.
The term “Beneficiary” includes any successor or transferee of Beneficiary, including, without limitation, any successor by operation of law of the named Beneficiary, including, without limitation, any liquidator, rehabilitator, receiver or conservator.
This L/C sets forth in full the terms of our undertaking, and such undertaking shall not in any way be modified, amended or amplified by reference to any document or instrument referred to herein or in which this L/C is referred to or to which this L/C relates, and any such reference shall not be deemed to incorporate herein by reference any documents or instrument.
Except as set forth herein, this L/C is subject to: (a) International Standby Practices, ISP98, International Chamber of Commerce Publication No. 590 (“ISP98”) and (b) to the extent not inconsistent with ISP98, the laws of the State of New York, without regard to conflicts of laws principles.
Except as expressly stated herein, this undertaking is not subject to any agreements, requirements or qualifications. Our obligation under this L/C is our individual obligation and is in no way contingent upon reimbursement with respect thereto, or upon our ability to perfect any lien, security interest or any other reimbursement. This L/C is not subject to offset of any kind by Issuer, whether for claims against Beneficiary, the Account Party or any other person or entity, regardless of how such claims arise. This L/C may not be revoked or amended without Beneficiary’s written approval and shall remain in full force and effect until it expires in accordance with the terms hereof.

If the Account Party becomes a debtor in a case under title 11 of the United States Code (the “Bankruptcy Code”), or in any other insolvency or similar proceeding, except as ordered by a court, the obligations of Issuer to Beneficiary hereunder shall not be reduced, limited, impaired, discharged, deferred, suspended, stayed, terminated or otherwise affected by reason thereof or by reason of any provisions of the Bankruptcy Code (including, but not limited to, sections 362 and 502(b) of the Bankruptcy Code), or the provisions of any other insolvency or similar law.
Very truly yours,
SIGNATURE BANK

________________________
AUTHORIZED SIGNATURE

EXHIBIT A
FORM OF SIGHT DRAFT
BENEFICIARY LETTERHEAD

TO:
[ISSUER] (the “Issuer”)
______________
______________
______________

SIGHT DRAFT

FOR VALUE RECEIVED AT SIGHT, pay to the order of _________, the sum of _________________ United States Dollars ($_____________). Drawn under Issuer’s Letter of Credit No. ___________ dated ________________.

The undersigned Beneficiary directs Issuer to pay the proceeds of this Sight Draft solely by wire transfer in accordance with the following instructions:

Name of Receiving Bank:     CITIBANK, N.A.

ABA Number of Receiving Bank:    021000089_____________________

Account Name of Beneficiary:     ALLIANCEBERNSTEIN L.P.

Beneficiary Account Number:     3047-1962

The undersigned Beneficiary acknowledges Signature Bank’s disclaimer of any responsibility in the event unclear and/or inaccurate wire transfer instructions are provided to Signature Bank.

    BENEFICIARY

By: _____________________
     Name:
Title:
                         Dated: _________________

EXHIBIT B
FORM OF TRANSFER NOTICE
BENEFICIARY LETTERHEAD
TO:
[ISSUER] (the “Issuer”)
______________
______________
______________

TRANSFER NOTICE

By signing below, the undersigned, Beneficiary (the “Beneficiary”) under Issuer’s Letter of Credit No. __________ dated __________ (the “L/C”), hereby transfers all rights of the Beneficiary to draw under the L/C to the following transferee (the “Transferee”):
    Name of Transferee:        ______________________
    Address of Transferee:        ______________________
    Phone Number for Transferee:    ______________________
    Email Address for Transferee:    ______________________
    Contact Name for Transferee:    ______________________

By this transfer, all rights of the Beneficiary in the L/C are transferred to the Transferee and the Transferee shall have the sole rights as beneficiary thereof, including sole rights relating to any amendments, whether increases or extensions or other amendments, and whether now existing or hereafter made. All amendments are to be advised direct to the Transferee without necessity of any consent of or notice to the Beneficiary.
The original L/C is enclosed, together with the originals of any amendments thereto. Beneficiary requests Issuer to endorse the original L/C to the name of the Transferee and to forward it directly to the Transferee with Issuer’s customary notice of transfer, at the above listed Transferee’s address. Beneficiary represents and warrants that Beneficiary has not transferred, assigned or encumbered the L/C or any interest in the L/C, which transfer, assignment, or encumbrance remains in effect.

BENEFICIARY
By:
    Name:
    Title:
                             Dated: _________________

Beneficiary Signature Guaranteed:

______________________________________________
(Beneficiary’s Bank)

By: __________________________________________
Authorized Signatory (Green Medallion Stamp Required)

EXHIBIT DD

LANDLORD’S CONTRIBUTION ADJUSTMENT

Condenser Water Cross Connect Credit
Last TS direct work credit	-135,600
Adjustment for valves (3k-1k)*8 valves	-16,000
Adder for insulation $15/lf *440 (supply)	-6,600
Subtotal	-158,200

Two (2) dedicated 800A ATS and risers
Last TS cost	300,000

(8) ATS in Lieu of (2)
Last TS cost	278,974

Additional Shear Studs on 25th Floor
Last TS cost	28,000

Subtotal	448,774

Mark-up	230,670

Total	679,444

	0.514
TI adjustment
Original TI	$100.00	per RSF
Aggregate TI	$18,922,600
Adjustment	$18,243,156
Modified TI	$96.41	per RSF